As filed with the U.S. Securities and Exchange Commission on June 15, 2026

Registration No. 333-295565

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Mountain Holding, Inc.

(Exact name of registrant as specified in its charter)

Delaware	6311	37-2231229
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2919 Allen Parkway

Woodson Tower

Houston, Texas 77019

(877) 375-2422

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Polly N. Klane, Esq.

President

Mountain Holding, Inc.

c/o Corebridge Financial, Inc.

2919 Allen Parkway

Woodson Tower

Houston, Texas 77019

(877) 375-2422

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Andrew D. Krause, Esq. Adam M. Givertz, Esq. Scott A. Barshay, Esq. Paul, Weiss, Rifkind, Wharton & Garrison LLP 1285 Avenue of the Americas New York, New York 10019 (212) 373-3000	Todd E. Freed, Esq. Patrick J. Lewis, Esq. Elena M. Coyle, Esq. Skadden, Arps, Slate, Meagher & Flom LLP One Manhattan West New York, New York 10001 (212) 735-3000

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement is declared effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(A) MAY DETERMINE.

The information in this joint proxy statement/prospectus is not complete and may be changed. A registration statement relating to the securities of Mountain Holding, Inc. has been filed with the U.S. Securities and Exchange Commission. These securities may not be issued until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This joint proxy statement/prospectus does not constitute an offer to sell or the solicitation of offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY- SUBJECT TO COMPLETION DATED JUNE 15, 2026

Mountain Holding, Inc.

Joint Letter to the Stockholders of Corebridge Financial, Inc. and Stockholders of Equitable Holdings, Inc.

MERGER PROPOSED-YOUR VOTE IS VERY IMPORTANT

On behalf of the boards of directors of Corebridge Financial, Inc. (“Corebridge”) and Equitable Holdings, Inc. (“Equitable”), we are pleased to enclose a joint proxy statement/prospectus relating to the transactions contemplated by the Agreement and Plan of Merger (the “Merger Agreement”), by and among Corebridge, Equitable, Mountain Holding, Inc. (“New Equitable”), Palisade Holding, Inc. (“Corebridge Merger Sub”) and Marcy Holding, Inc. (“Equitable Merger Sub”). We are requesting that you take certain specific actions as a holder of Corebridge’s common stock, par value $0.01 per share (the “Corebridge Common Stock”), or a holder of Equitable’s common stock, par value $0.01 per share (the “Equitable Common Stock”).

The transactions contemplated by the Merger Agreement will create a leading retirement, life, wealth and asset management company with formidable distribution capabilities, enhanced scale and a diversified portfolio of businesses with well-established global brands. It unites two customer-centric organizations committed to a shared vision of empowering our clients to retire with confidence, and New Equitable will serve over 12 million customers. Together, Corebridge and Equitable will have a highly attractive financial profile that will deliver higher growth and value creation for both companies’ stockholders. New Equitable will have $1.5 trillion in assets under management and administration across Individual Retirement, Group Retirement, Asset Management, Wealth Management, Life Insurance and Institutional Markets. We believe that the transactions contemplated by the Merger Agreement will benefit both the holders of Corebridge Common Stock (the “Corebridge Common Stockholders”) and the holders of Equitable Common Stock (the “Equitable Common Stockholders”), and we ask for your support in voting for each of the proposals at our respective special meetings.

Upon the terms and subject to the conditions of the Merger Agreement, which has been unanimously approved by the boards of directors of both companies, upon completion of the transactions contemplated by the Merger Agreement, each of your issued and outstanding shares of (a) Corebridge Common Stock (excluding any shares of Corebridge Common Stock owned by Corebridge, Equitable or any of their respective wholly-owned subsidiaries, or held in treasury by Corebridge (but not including any such shares of Corebridge Common Stock owned by a Corebridge benefit plan, held on behalf of third parties or held by a public or private fund)), will be converted into, and become exchangeable for, 1.000 shares of common stock, par value $0.01 per share, of New Equitable (the “New Equitable Common Stock”), and (b) Equitable Common Stock (excluding (i) shares of Equitable Common Stock owned by Equitable, Corebridge or any of their respective wholly-owned subsidiaries, or held in treasury by Equitable (but not including any such shares of Equitable Common Stock owned by an Equitable benefit plan, held on behalf of third parties or held by a public or private fund), and (ii) outstanding performance share units granted under any Equitable stock plan) will be converted into, and become exchangeable for, 1.55516 shares of New Equitable Common Stock. Each holder of Corebridge Common Stock or Equitable Common Stock who would otherwise be entitled to receive a fraction of a share of New Equitable Common Stock will receive a cash payment in lieu of such fractional share, calculated based on the average of the daily volume weighted average price per share of New Equitable Common Stock on the New York Stock Exchange calculated on the first business day immediately following the closing date of the transaction.

The special meeting of Corebridge Common Stockholders will be held virtually on [     ], 2026 at [    ], Eastern Time (the “Corebridge Special Meeting”). At the Corebridge Special Meeting, Corebridge Common Stockholders will be asked to consider and vote on, among other things, (A) a proposal to adopt the Merger Agreement (the “Corebridge Merger Agreement Proposal”), (B) a proposal to approve, on a non-binding advisory basis, the compensation that may be paid or become payable to the named executive officers of Corebridge in connection with the transactions contemplated by the Merger Agreement (the “Corebridge Advisory Compensation Proposal”), (C) a proposal to adopt the Corebridge 2026 Employee Stock Purchase Plan (the “Corebridge ESPP Proposal”), and (D) a proposal to approve the adjournment of the Corebridge Special Meeting to solicit additional proxies if there are not sufficient shares of Corebridge Common

Stock represented (either in person or by proxy) and voting at the time of the Corebridge Special Meeting to approve the Corebridge Merger Agreement Proposal (the “Corebridge Adjournment Proposal”).

The special meeting of Equitable Common Stockholders will be held virtually on [     ], 2026 at [    ], Eastern Time (the “Equitable Special Meeting”). At the Equitable Special Meeting, Equitable Common Stockholders will be asked to consider and vote on, among other things, (A) a proposal to adopt the Merger Agreement (the “Equitable Merger Agreement Proposal”), (B) a proposal to approve, on a non-binding advisory basis, the compensation that may be paid or become payable to the named executive officers of Equitable in connection with the transactions contemplated by the Merger Agreement (the “Equitable Advisory Compensation Proposal”), and (C) a proposal to approve the adjournment of the Equitable Special Meeting to solicit additional proxies if there are not sufficient shares of Equitable Common Stock represented (either in person or by proxy) and voting at the time of the Equitable Special Meeting to approve the Equitable Merger Agreement Proposal (the “Equitable Adjournment Proposal”).

Information about these meetings and the transactions contemplated by the Merger Agreement is contained in the joint proxy statement/prospectus accompanying this notice. In particular, see the section of the accompanying joint proxy statement/prospectus titled “Risk Factors” beginning on page 44. We urge you to read the joint proxy statement/prospectus accompanying this notice carefully and in its entirety.

Whether or not you plan to attend your company’s respective special meeting, please submit a proxy to vote your shares as soon as possible to make sure that your shares are represented at the meeting. If your shares are held in the name of a broker, bank, trustee or other nominee, please follow the instructions provided to you by such record holder. If a Corebridge Common Stockholder does not vote, it will have the same effect as voting “AGAINST” the Corebridge Merger Agreement Proposal. If an Equitable Common Stockholder does not vote, it will have the same effect as voting “AGAINST” the Equitable Merger Agreement Proposal.

The Corebridge board of directors strongly supports and unanimously recommends that Corebridge Common Stockholders vote “FOR” each of the proposals to be considered at the Corebridge Special Meeting. The Equitable board of directors strongly supports and unanimously recommends that Equitable Common Stockholders vote “FOR” each of the proposals to be considered at the Equitable Special Meeting.

Marc Costantini	Mark Pearson
President and Chief Executive Officer	President and Chief Executive Officer
Corebridge Financial, Inc.	Equitable Holdings, Inc.

In connection with the transactions contemplated by the Merger Agreement, each of the issued and outstanding shares of Corebridge’s 6.875% Fixed Rate Reset Non-Cumulative Preferred Stock, Series A, par value $1.00 per share, Equitable’s Series A Fixed Rate Noncumulative Perpetual Preferred Stock, par value $1.00 per share, and Equitable’s Series C Fixed Rate Noncumulative Perpetual Preferred Stock, par value $1.00 per share, will be converted into, and become exchangeable for, one share of a newly created series of preferred stock of New Equitable, in each case with substantially identical powers, preferences, privileges and rights as the underlying series of preferred stock. Holders of Corebridge preferred stock and Equitable preferred stock are not entitled to, and are not requested to, vote at their company’s respective special meeting.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued in connection with the transactions contemplated by the Merger Agreement or determined if this document is accurate or complete. Any representation to the contrary is a criminal offense.

The securities to be issued in the transactions contemplated by the Merger Agreement are not savings or deposit accounts or other obligations of any bank or non-bank subsidiary of either Corebridge or Equitable, and they are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

The joint proxy statement/prospectus accompanying this notice is dated [    ], 2026, and is first being mailed to Corebridge Common Stockholders and Equitable Common Stockholders on or about [     ], 2026.

NOTICE OF THE SPECIAL MEETING OF COREBRIDGE STOCKHOLDERS

TO BE HELD VIRTUALLY VIA THE INTERNET ON [    ], 2026

Notice is hereby given that Corebridge Financial, Inc. (“Corebridge”) will hold a special meeting of its stockholders, which is referred to as the “Corebridge Special Meeting.” The Corebridge Special Meeting will be held on [     ], 2026 at [    ], Eastern Time and will be a completely virtual meeting of stockholders. Online check-in will begin at [    ], Eastern Time and you should allow ample time for the check-in procedures. If you are a stockholder of record as of the record date, you will be able to attend and participate in the Corebridge Special Meeting online, vote your shares electronically, submit your questions during the Corebridge Special Meeting and access the list of Corebridge stockholders entitled to vote at the Corebridge Special Meeting during the Corebridge Special Meeting by visiting http://[    ] at the meeting date and time stated above. To attend the meeting, you will need the 16-digit control number included on your proxy card. Whether or not you plan to attend the Corebridge Special Meeting, Corebridge recommends that you submit a proxy to vote your shares in advance as described below so that your vote will be counted if you later decide not to or become unable to attend the meeting.

The purpose of the Corebridge Special Meeting is for the Corebridge stockholders to consider and vote upon the following proposals:

1.

to adopt the Agreement and Plan of Merger, by and among Corebridge, Equitable Holdings, Inc., Mountain Holding, Inc., Palisade Holding, Inc. and Marcy Holding, Inc. which, as it may be amended from time to time, is referred to as the “Merger Agreement” and which proposal is referred to as the “Corebridge Merger Agreement Proposal”;

2.

to approve, on a non-binding advisory basis, the compensation that may be paid or become payable to the named executive officers of Corebridge in connection with the transactions contemplated by the Merger Agreement, which proposal is referred to as the “Corebridge Advisory Compensation Proposal”;

3.	to adopt the Corebridge 2026 Employee Stock Purchase Plan, which proposal is referred to as the “Corebridge ESPP Proposal”; and

4.

to approve the adjournment of the Corebridge Special Meeting to solicit additional proxies if there are not sufficient shares of Corebridge Common Stock represented (either in person or by proxy) and voting at the time of the Corebridge Special Meeting to approve the Corebridge Merger Agreement Proposal, which proposal is referred to as the “Corebridge Adjournment Proposal.”

Corebridge will transact no other business at the Corebridge Special Meeting except such business as may properly be brought before the Corebridge Special Meeting and any adjournment or postponement thereof. The joint proxy statement/prospectus accompanying this notice, including the Merger Agreement attached thereto as Annex A contains further information with respect to these matters.

Only holders of record of Corebridge common stock, par value $0.01 per share (the “Corebridge Common Stock”), at the close of business on [     ] are entitled to vote at (and only the holders of Corebridge Common Stock as of such record date are entitled to notice of) the Corebridge Special Meeting and any adjournments or postponements thereof. Corebridge stockholders who (i) virtually attend the Corebridge Special Meeting at http://[     ], or (ii) execute and submit a valid proxy in advance of the Corebridge Special Meeting, will be considered present for purposes of establishing a quorum and for all other purposes.

If your shares are held by a bank, broker or other nominee, you are considered the beneficial owner of shares held in “street name,” and your bank, broker or other nominee is considered the stockholder of record with respect to those shares. Your bank, broker or other nominee will send you, as the beneficial owner, a package describing the procedure for voting your shares, including a voting instruction form. You should follow the instructions provided by them to vote your shares. You are invited to attend the Corebridge Special Meeting; however, you may not vote these shares through the Internet during the Corebridge Special Meeting (or ask questions thereat) unless you obtain and submit a signed “legal proxy,” executed in your favor, from your bank, broker or other nominee that holds your shares, giving you the right to vote the shares at the Corebridge Special Meeting, and, if necessary, obtain a 16-digit control number to vote your shares at the Corebridge Special Meeting. Instructions on how to connect and participate via the Internet are posted at http://[    ].

Pursuant to the organizational documents of Corebridge, assuming a quorum is present, the approval of the Corebridge Merger Agreement Proposal requires the affirmative vote at the Corebridge Special Meeting of the holders of a majority of the outstanding shares of Corebridge Common Stock entitled to vote on such proposal. Pursuant to the organizational documents of Corebridge, assuming a quorum is present, the approval of the Corebridge Advisory Compensation Proposal and the Corebridge ESPP Proposal and, whether or not a quorum is present, the Corebridge Adjournment Proposal require the affirmative vote of the holders of a majority of the shares of Corebridge Common Stock present in person or represented by proxy at the Corebridge Special Meeting and entitled to vote thereon. Holders of Corebridge preferred stock are not entitled to, and are not requested to, vote at the Corebridge Special Meeting.

The Corebridge board of directors has unanimously approved and declared advisable the Merger Agreement and the transactions contemplated by the Merger Agreement on the terms and subject to the conditions set forth in the Merger Agreement. The Corebridge board of directors unanimously recommends that you vote “FOR” the Corebridge Merger Agreement Proposal, “FOR” the Corebridge Advisory Compensation Proposal, “FOR” the Corebridge ESPP Proposal and “FOR” the Corebridge Adjournment Proposal.

Your vote is very important, regardless of the number of shares of Corebridge Common Stock you own. We cannot complete the transactions contemplated by the Merger Agreement without approval of the Corebridge Merger Agreement Proposal.

Whether or not you plan to attend the Corebridge Special Meeting virtually, we urge you to please authorize the individuals named on the proxy card to vote your shares by using the Internet or by calling the toll-free telephone number as described in the instructions included with the enclosed proxy card or promptly mark, sign and date the accompanying proxy card and return it in the enclosed postage-paid envelope. If your shares are held in the name of a bank, broker or other nominee, please follow the instructions on the voting instruction form furnished by such bank, broker or other nominee.

If you have any questions, you may contact Corebridge’s proxy solicitor Innisfree M&A Incorporated. Corebridge stockholders may call toll-free at (877) 800-5192. Banks and brokers may call collect at (212) 750-5833.

By Order of the Board of Directors,

Polly N. Klane General Counsel and Chief Legal Officer

Houston, Texas

Dated: [ ], 2026

Your vote is important. Corebridge Common Stockholders are requested to submit their votes electronically through the Internet or by telephone by following the instructions set forth on the enclosed proxy card or to complete, date, sign and return the enclosed proxy card in the envelope provided, which requires no postage if mailed in the United States.

NOTICE OF THE SPECIAL MEETING OF EQUITABLE STOCKHOLDERS

TO BE HELD VIRTUALLY VIA THE INTERNET ON [      ], 2026

Notice is hereby given that Equitable Holdings, Inc. (“Equitable”) will hold a special meeting of its stockholders, which is referred to as the “Equitable Special Meeting.” The Equitable Special Meeting will be held on [     ], 2026 at [    ], Eastern Time and will be a completely virtual meeting of stockholders. Online check-in will begin at [    ], Eastern Time and you should allow ample time for the check-in procedures. If you are a stockholder of record as of the record date, you will be able to attend and participate in the Equitable Special Meeting online, vote your shares electronically, submit your questions during the Equitable Special Meeting and access the list of Equitable stockholders entitled to vote at the Equitable Special Meeting during the Equitable Special Meeting by visiting http://[    ] at the meeting date and time stated above. To attend the meeting, you will need the 16-digit control number included on your proxy card. Whether or not you plan to attend the Equitable Special Meeting, Equitable recommends that you submit a proxy to vote your shares in advance as described below so that your vote will be counted if you later decide not to or become unable to attend the meeting.

The purpose of the Equitable Special Meeting is for the Equitable stockholders to consider and vote upon the following proposals:

1.

to adopt the Agreement and Plan of Merger, by and among Corebridge Financial, Inc., Equitable, Mountain Holding, Inc., Palisade Holding, Inc. and Marcy Holding, Inc. which, as it may be amended from time to time, is referred to as the “Merger Agreement” and which proposal is referred to as the “Equitable Merger Agreement Proposal”;

2.

to approve, on a non-binding advisory basis, the compensation that may be paid or become payable to the named executive officers of Equitable in connection with the transactions contemplated by the Merger Agreement, which proposal is referred to as the “Equitable Advisory Compensation Proposal”; and

3.

to approve the adjournment of the Equitable Special Meeting to solicit additional proxies if there are not sufficient shares of Equitable Common Stock represented (either in person or by proxy) and voting at the time of the Equitable Special Meeting to approve the Equitable Merger Agreement Proposal, which proposal is referred to as the “Equitable Adjournment Proposal.”

Equitable will transact no other business at the Equitable Special Meeting except such business as may properly be brought before the Equitable Special Meeting and any adjournment or postponement thereof. The joint proxy statement/prospectus accompanying this notice, including the Merger Agreement attached thereto as Annex A contains further information with respect to these matters.

Only holders of record of Equitable common stock, par value $0.01 per share (the “Equitable Common Stock”), at the close of business on [      ] are entitled to vote at (and only the holders of Equitable Common Stock as of such record date are entitled to notice of) the Equitable Special Meeting and any adjournments or postponements thereof. Equitable stockholders who (i) virtually attend the Equitable Special Meeting at http://[    ], or (ii) execute and submit a valid proxy in advance of the Equitable Special Meeting, will be considered present for purposes of establishing a quorum and for all other purposes.

If your shares are held by a bank, broker or other nominee, you are considered the beneficial owner of shares held in “street name,” and your bank, broker or other nominee is considered the stockholder of record with respect to those shares. Your bank, broker or other nominee will send you, as the beneficial owner, a package describing the procedure for voting your shares, including a voting instruction form. You should follow the instructions provided by them to vote your shares. You are invited to attend the Equitable Special Meeting; however, you may not vote these shares through the Internet during the Equitable Special Meeting (or ask questions thereat) unless you obtain and submit a signed “legal proxy,” executed in your favor, from your bank, broker or other nominee that holds your shares, giving you the right to vote the shares at the Equitable Special Meeting, and, if necessary, obtain a 16-digit control number to vote your shares at the Equitable Special Meeting. Instructions on how to connect and participate via the Internet are posted at http://[     ].

Pursuant to the organizational documents of Equitable, assuming a quorum is present, the approval of the Equitable Merger Agreement Proposal requires the affirmative vote at the Equitable Special Meeting of the holders of a majority of the outstanding shares of Equitable Common Stock entitled to vote on such proposal. Pursuant to the organizational documents of Equitable, assuming a quorum is present, the approval of the Equitable Advisory Compensation Proposal and, whether or not a quorum is present, the Equitable Adjournment Proposal require the affirmative vote of the holders of a majority of the shares of Equitable Common Stock present in person or represented by proxy at the Equitable Special Meeting and entitled to vote thereon. Holders of Equitable preferred stock are not entitled to, and are not requested to, vote at the Equitable Special Meeting.

The Equitable board of directors has unanimously approved and declared advisable the Merger Agreement and the transactions contemplated by the Merger Agreement on the terms and subject to the conditions set forth in the Merger Agreement. The Equitable board of directors unanimously recommends that you vote “FOR” the Equitable Merger Agreement Proposal, “FOR” the Equitable Advisory Compensation Proposal and “FOR” the Equitable Adjournment Proposal.

Your vote is very important, regardless of the number of shares of Equitable Common Stock you own. We cannot complete the transactions contemplated by the Merger Agreement without approval of the Equitable Merger Agreement Proposal.

Whether or not you plan to attend the Equitable Special Meeting virtually, we urge you to please authorize the individuals named on the proxy card to vote your shares by using the Internet or by calling the toll-free telephone number as described in the instructions included with the enclosed proxy card or promptly mark, sign and date the accompanying proxy card and return it in the enclosed postage-paid envelope. If your shares are held in the name of a bank, broker or other nominee, please follow the instructions on the voting instruction form furnished by such bank, broker or other nominee.

If you have any questions, you may contact Equitable’s proxy solicitor D.F. King & Co., Inc. Equitable stockholders may call toll-free at (800) 967-7510. Banks and brokers may call collect at (646) 602-4900.

By Order of the Board of Directors,

Kurt Meyers Chief Legal Officer and Corporate Secretary

New York, New York

Dated: [ ], 2026

Your vote is important. Equitable Common Stockholders are requested to submit their votes electronically through the Internet or by telephone by following the instructions set forth on the enclosed proxy card or to complete, date, sign and return the enclosed proxy card in the envelope provided, which requires no postage if mailed in the United States.

ADDITIONAL INFORMATION

This joint proxy statement/prospectus incorporates important business and financial information about Corebridge and Equitable from other documents that are not included in or delivered with this joint proxy statement/prospectus. This information is available to you without charge upon your written or oral request. You can obtain the documents incorporated by reference in this document through the U.S. Securities and Exchange Commission (the “SEC”) website at http://www.sec.gov or by requesting them in writing or by telephone at the appropriate address below:

if you are a Corebridge Common Stockholder:	if you are an Equitable Common Stockholder:

Innisfree M&A Incorporated 501 Madison Avenue 19th Floor New York, New York 10022 Stockholders Call Toll-Free: (877) 800-5192	D.F. King Co., Inc. 28 Liberty Street 53rd Floor New York, New York 10005 Stockholders Call Toll-Free: (800) 967-7510
Banks & Brokers Call Collect: (212) 750-5833	Banks & Brokers Call Collect: (646) 602-4900 Email: Equitable@dfking.com

You will not be charged for any of these documents that you request. To obtain timely delivery of these documents, you must request them no later than five (5) business days before the date of the applicable special meeting. This means that Corebridge Common Stockholders requesting documents must do so by [    ] in order to receive them before the Corebridge Special Meeting, and Equitable Common Stockholders requesting documents must do so by [    ] in order to receive them before the Equitable Special Meeting.

No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this joint proxy statement/prospectus. This joint proxy statement/prospectus is dated [    ], 2026 and you should assume that the information in this document is accurate only as of such date. You should assume that the information incorporated by reference into this document is accurate as of the date of such incorporated document. Neither the mailing of this joint proxy statement/prospectus to Corebridge Common Stockholders or Equitable Common Stockholders nor the issuance by New Equitable of New Equitable Common Stock in connection with the transactions contemplated by the Merger Agreement will create any implication to the contrary.

This joint proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction. Except where the context otherwise indicates, information contained in, or incorporated by reference into, this document regarding Corebridge has been provided by Corebridge and information contained in, or incorporated by reference into, this document regarding Equitable has been provided by Equitable.

For further information, see the section of this joint proxy statement/prospectus titled “Where You Can Find More Information” beginning on page 253 of this joint proxy statement/prospectus.

i

Annex A	Agreement and Plan of Merger, dated as of March 26, 2026, by and among Equitable Holdings, Inc., Corebridge Financial, Inc., Mountain Holding, Inc., Marcy Holding, Inc. and Palisade Holding, Inc.	A-1
Annex B	Form of Amended and Restated Certificate of Incorporation of New Equitable	B-1
Annex C	Form of Amended and Restated By-Laws of New Equitable	C-1
Annex D	Form of Certificate of Designations with respect to the Series 1-A Preferred Stock of New Equitable	D-1
Annex E	Form of Certificate of Designations with respect to the Series 1-C Preferred Stock of New Equitable	E-1
Annex F	Form of Certificate of Designations with respect to the Series 2 Preferred Stock of New Equitable	F-1
Annex G	Voting and Support Agreement, dated April 8, 2026, by and among Corebridge Financial, Inc., Equitable Holdings, Inc. and Nippon Life Insurance Company, including the form of Stockholder’s Agreement, by and between New Equitable, Inc. and Nippon Life Insurance Company, as Schedule B thereto, and the form of Registration Rights Agreement, by and between New Equitable and Nippon Life Insurance Company, as Schedule C thereto	G-1

v

QUESTIONS AND ANSWERS

The following are some questions that you, as a stockholder of Corebridge Financial, Inc. (“Corebridge”) or a stockholder of Equitable Holdings, Inc. (“Equitable”), may have regarding the Mergers and the other matters being considered at the special meeting of each company and brief answers to those questions. You are urged to carefully read this joint proxy statement/prospectus and the other documents referred to in this joint proxy statement/prospectus in their entirety because this section may not provide all the information that is important to you regarding these matters. Additional important information is contained in the annexes to, and the documents incorporated by reference into, this joint proxy statement/prospectus. You may obtain the information incorporated by reference in this joint proxy statement/prospectus, without charge, by following the instructions under the section of this joint proxy statement/prospectus titled “Where You Can Find More Information” beginning on page 253.

Q:	Why am I receiving this joint proxy statement/prospectus?

A:

You are receiving this joint proxy statement/prospectus because Corebridge and Equitable have agreed to combine their respective businesses in an all-stock merger transaction through: (a) Palisade Holding, Inc., a newly-formed Delaware corporation and wholly-owned subsidiary of Mountain Holding, Inc. (“New Equitable” and such subsidiary, the “Corebridge Merger Sub”), merging with and into Corebridge, with Corebridge surviving such merger as a wholly-owned subsidiary of New Equitable (the “Corebridge Merger”), (b) immediately following the consummation of the Corebridge Merger, Marcy Holding, Inc., a newly-formed Delaware corporation and a wholly-owned subsidiary of New Equitable (“Equitable Merger Sub”), merging with and into Equitable, with Equitable surviving such merger as a wholly-owned subsidiary of New Equitable (the “Equitable Merger” and, together with the Corebridge Merger, the “Mergers”), and (c) as of the closing of the Mergers (the “Closing”), changing the name of New Equitable from “Mountain Holding, Inc.” to “Equitable Holdings, Inc.” The Merger Agreement governs the terms and conditions of the Mergers, and is attached to this joint proxy statement/prospectus as Annex A.

In order to complete the Mergers, among other things:

•

Holders of Corebridge common stock, par value $0.01 (the “Corebridge Common Stock” and such stockholders, the “Corebridge Common Stockholders”) must adopt the Merger Agreement in accordance with Delaware General Corporation Law, referred to as the “DGCL,” which proposal is referred to as the “Corebridge Merger Agreement Proposal”; and

•

Holders of Equitable common stock, par value $0.01 (the “Equitable Common Stock” and such stockholders, the “Equitable Common Stockholders”) must adopt the Merger Agreement in accordance with DGCL, which proposal is referred to as the “Equitable Merger Agreement Proposal.”

Corebridge is holding a special meeting of its stockholders, which is referred to as the “Corebridge Special Meeting,” to obtain approval of (a) the Corebridge Merger Agreement Proposal, (b) on a non-binding advisory basis, the compensation that may be paid or become payable to the named executive officers of Corebridge in connection with the transactions contemplated by the Merger Agreement (which proposal is referred to as the “Corebridge Advisory Compensation Proposal”) and (c) the adoption of the Corebridge 2026 Employee Stock Purchase Plan (the “Corebridge ESPP,” and which proposal is referred to as the “Corebridge ESPP Proposal”). Corebridge Common Stockholders will also be asked to approve the proposal to adjourn the Corebridge Special Meeting to solicit additional proxies if there are not sufficient shares of Corebridge Common Stock represented (either in person or by proxy) and voting at the time of the Corebridge Special Meeting to approve the Corebridge Merger Agreement Proposal, which proposal is referred to as the “Corebridge Adjournment Proposal.”

Equitable is holding a special meeting of its stockholders, which is referred to as the “Equitable Special Meeting,” to obtain approval of (a) the Equitable Merger Agreement Proposal and (b) on a non-binding advisory basis, the compensation that may be paid or become payable to the named executive officers of Equitable in connection with the transactions contemplated by the Merger Agreement (which proposal is referred to as the “Equitable Advisory Compensation Proposal”). Equitable Common Stockholders will also be asked to approve the proposal to adjourn the Equitable Special Meeting to solicit additional proxies if there are not sufficient shares of Equitable Common Stock represented (either in person or by proxy) and voting at the time of the Equitable Special Meeting to approve the Equitable Merger Agreement Proposal, which proposal is referred to as the “Equitable Adjournment Proposal.”

Your vote is very important.

Q:	When and where will each of the special meetings take place?

A:

The Corebridge Special Meeting will be held on [    ], 2026 at [  ], Eastern Time, virtually at http://[    ]. The Corebridge Special Meeting will be held online only and you will not be able to attend in person. Online check-in will begin at [    ], Eastern Time and you should allow ample time for the check-in procedures. If you are a stockholder of record as of the record date, you will be able to attend and participate in the Corebridge Special Meeting online, vote your shares electronically, submit your questions and access the list of Corebridge stockholders entitled to vote at the Corebridge Special Meeting during the Corebridge Special Meeting by logging in to the website listed above using the 16-digit control number included on your proxy card. We recommend that you log in a few minutes before the meeting time to ensure you are logged in when the Corebridge Special Meeting starts.

The Equitable Special Meeting will be held on [    ], 2026 at [    ], Eastern Time, virtually at http://[    ]. The Equitable Special Meeting will be held online only and you will not be able to attend in person. Online check-in will begin at [    ], Eastern Time and you should allow ample time for the check-in procedures. If you are a stockholder of record as of the record date, you will be able to attend and participate in the Equitable Special Meeting online, vote your shares electronically, submit your questions and access the list of Equitable stockholders entitled to vote at the Equitable Special Meeting during the Equitable Special Meeting by logging in to the website listed above using the 16-digit control number included on your proxy card. We recommend that you log in a few minutes before the meeting time to ensure you are logged in when the Equitable Special Meeting starts.

Even if you plan to attend your respective company’s special meeting, Corebridge and Equitable recommend that you submit a proxy to vote your shares in advance as described below so that your vote will be counted if you later decide not to or become unable to attend the applicable special meeting.

Q:	What matters will be considered at each of the special meetings?

A:	At the Corebridge Special Meeting, the Corebridge Common Stockholders will be asked to consider and vote on the following proposals:

•	Corebridge Proposal 1: the Corebridge Merger Agreement Proposal. To adopt the Merger Agreement;

•

Corebridge Proposal 2: the Corebridge Advisory Compensation Proposal. To approve, on a non-binding advisory basis, the compensation that may be paid or become payable to the named executive officers of Corebridge in connection with the transactions contemplated by the Merger Agreement;

•	Corebridge Proposal 3: the Corebridge ESPP Proposal. To adopt the Corebridge ESPP; and

•

Corebridge Proposal 4: the Corebridge Adjournment Proposal. To approve an adjournment of the Corebridge Special Meeting to solicit additional proxies if there are not sufficient shares of Corebridge Common Stock represented (either in person or by proxy) and voting at the time of the Corebridge Special Meeting to approve the Corebridge Merger Agreement Proposal.

At the Equitable Special Meeting, the Equitable Common Stockholders will be asked to consider and vote on the following proposals:

•	Equitable Proposal 1: the Equitable Merger Agreement Proposal. To adopt the Merger Agreement;

•

Equitable Proposal 2: the Equitable Advisory Compensation Proposal. To approve, on a non-binding advisory basis, the compensation that may be paid or become payable to the named executive officers of Equitable in connection with the transactions contemplated by the Merger Agreement; and

•

Equitable Proposal 3: the Equitable Adjournment Proposal. To approve an adjournment of the Equitable Special Meeting to solicit additional proxies if there are not sufficient shares of Equitable Common Stock represented (either in person or by proxy) and voting at the time of the Equitable Special Meeting to approve the Equitable Merger Agreement Proposal.

The approval of the Corebridge Merger Agreement Proposal and the Equitable Merger Agreement Proposal are conditions to the obligations of Corebridge and Equitable to complete the Mergers. None of the approvals of the Corebridge Advisory Compensation Proposal, the Corebridge ESPP Proposal, the Corebridge Adjournment Proposal, the Equitable Advisory Compensation Proposal or the Equitable Adjournment Proposal are conditions to the obligations of Corebridge and Equitable to complete the Mergers.

Q:	Does my vote matter?

A:	Yes, your vote is very important. The Mergers cannot be completed unless the Merger Agreement is adopted by each of the Corebridge Common Stockholders and the Equitable Common Stockholders.

For Corebridge Common Stockholders, whether or not you plan to attend the Corebridge Special Meeting, please take the time to submit your proxy through the Internet or by telephone by following the instructions listed on the enclosed proxy card, or to complete, date, sign and return the enclosed proxy card in the accompanying postage-paid reply envelope. We ask that you do so as promptly as possible to ensure that your shares of Corebridge Common Stock may be represented and voted at the Corebridge Special Meeting. If you do not return or submit your proxy or vote at the Corebridge Special Meeting as provided in this joint proxy statement/prospectus, the effect will be the same as a vote “AGAINST” the Corebridge Merger Agreement Proposal, but your failure to return or submit your proxy or vote at the Corebridge Special Meeting will have no effect on the Corebridge Advisory Compensation Proposal, the Corebridge ESPP Proposal or the Corebridge Adjournment Proposal. The Corebridge board of directors unanimously recommends that you vote “FOR” the Corebridge Merger Agreement Proposal, “FOR” the Corebridge Advisory Compensation Proposal, “FOR” the Corebridge ESPP Proposal and “FOR” the Corebridge Adjournment Proposal.

For Equitable Common Stockholders, whether or not you plan to attend the Equitable Special Meeting, please take the time to submit your proxy through the Internet or by telephone by following the instructions listed on the enclosed proxy card, or to complete, date, sign and return the enclosed proxy card in the accompanying postage-paid reply envelope. We ask that you do so as promptly as possible to ensure that your shares of Equitable Common Stock may be represented and voted at the Equitable Special Meeting. If you do not return or submit your proxy or vote at the Equitable Special Meeting as provided in this joint proxy statement/prospectus, the effect will be the same as a vote “AGAINST” the Equitable Merger Agreement Proposal, but your failure to return or submit your proxy or vote at the Equitable Special Meeting will have no effect on the Equitable Advisory Compensation Proposal or the Equitable Adjournment Proposal. The Equitable board of directors unanimously recommends that you vote “FOR” the Equitable Merger Agreement Proposal, “FOR” the Equitable Advisory Compensation Proposal and “FOR” the Equitable Adjournment Proposal.

Q:	What will Corebridge and Equitable stockholders receive if the Mergers are completed?

A:

If the Mergers are completed, each of your issued and outstanding shares of (a) Corebridge Common Stock (excluding any shares of Corebridge Common Stock owned by Corebridge, Equitable or any of their respective wholly-owned subsidiaries, or held in treasury by Corebridge (but not including any such shares of Corebridge Common Stock owned by a Corebridge benefit plan, held on behalf of third parties or held by a public or private fund)), will be converted into, and become exchangeable for, 1.000 (the “Corebridge Exchange Ratio”) shares of common stock, par value $0.01 per share, of New Equitable (the “New Equitable Common Stock”), and (b) Equitable Common Stock (excluding (i) shares of Equitable Common Stock owned by Equitable, Corebridge or any of their respective wholly-owned subsidiaries, or held in treasury by Equitable (but not including any such shares of Equitable Common Stock owned by an Equitable benefit plan, held on behalf of third parties or held by a public or private fund), and (ii) outstanding performance share units granted under any Equitable stock plan) will be converted into, and become exchangeable for, 1.55516 (the “Equitable Exchange Ratio”) shares of New Equitable Common Stock. Each holder of Corebridge Common Stock or Equitable Common Stock who would otherwise be entitled to receive a fraction of a share of New Equitable Common Stock will receive a cash payment in lieu of such fractional share, calculated based on the average of the daily volume weighted average price per share of New Equitable Common Stock on the New York Stock Exchange (the “NYSE”) (as such daily volume weighted average price per share is reported by Bloomberg L.P. or, if not reported therein, in another authoritative source mutually selected by Equitable and Corebridge) calculated on the first business day immediately following the Closing.

In connection with the Mergers, each of the issued and outstanding shares of (a) Corebridge’s 6.875% Fixed Rate Reset Non-Cumulative Preferred Stock, Series A, par value $1.00 per share (the “Corebridge Preferred Stock”), will be converted into, and become exchangeable for, one share of a newly created series of preferred stock of New Equitable (the “Series 2 New Equitable Preferred Stock”), with substantially identical powers, preferences, privileges and rights as the Corebridge Preferred Stock, (b) Equitable’s Series A Fixed Rate Noncumulative Perpetual Preferred Stock, par value $1.00 per share (the “Equitable Series A Preferred Stock”), will be converted into, and become exchangeable for, one share of a newly created series of preferred stock of New Equitable (the “Series 1-A New Equitable Preferred Stock”), with substantially identical powers, preferences, privileges and rights as the Equitable Series A Preferred Stock, and (c) Equitable’s Series C Fixed Rate Noncumulative Perpetual Preferred Stock, par value $1.00 per share (the “Equitable Series C Preferred Stock” and together with Equitable Series A Preferred Stock, the “Equitable Preferred Stock”), will be converted into, and become exchangeable for, one share of a newly created series of preferred stock of New Equitable (the “Series 1-C New Equitable Preferred Stock” and, together with the Series 1-A New Equitable Preferred Stock and Series 2 New Equitable Preferred Stock, the “New Equitable Preferred Stock”), with substantially identical powers, preferences, privileges and rights as the Equitable Series C Preferred Stock.

For more information regarding the merger consideration, see the section of this joint proxy statement/prospectus titled “The Merger Agreement —Merger Consideration” beginning on page 156.

Q:	Will Corebridge equity awards be affected by the Mergers?

A:	At the effective time of the Corebridge Merger (the “Corebridge Effective Time”):

•

each option to purchase shares of Corebridge Common Stock (each, a “Corebridge Option”) that is outstanding and unexercised as of immediately prior to the Corebridge Effective Time, whether or not then vested or exercisable, will automatically be converted into an option (each, a “Converted Corebridge Option”) to acquire the number of whole shares of New Equitable Common Stock (rounded down to the nearest whole number of shares) equal to (a) the number of shares of Corebridge Common Stock subject to such Corebridge Option immediately prior to the Corebridge Effective Time multiplied by (b) 1.000, with an exercise price per share (rounded up to the nearest whole cent) equal to (i) the exercise price per share of such Corebridge Option immediately prior to the Corebridge Effective Time divided by (ii) 1.000, with the exercise price and the number of shares of New Equitable Common Stock purchasable pursuant to such Converted Corebridge Options to be determined in a manner consistent with the requirements of Section 409A of the Internal Revenue Code of 1986 (the “Code”). However, if Section 422 of the Code applies to any Converted Corebridge

Option, the exercise price and the number of shares of New Equitable Common Stock purchasable pursuant to such option will be determined in accordance with the foregoing, subject to such adjustments as are necessary in order to satisfy the requirements of Section 424(a) of the Code. Each Converted Corebridge Option will otherwise continue to have, and will be subject to, the same terms and conditions as applied to the corresponding Corebridge Option immediately prior to the Corebridge Effective Time (including the requirement to perform continued services to satisfy applicable time-based vesting conditions (if any) and any “double-trigger” vesting provisions applicable to such Corebridge Option);

•

each restricted stock unit covering Corebridge Common Stock that vests solely based on continued service (each, a “Corebridge RSU”) that is outstanding as of immediately prior to the Corebridge Effective Time will automatically be converted into an award of restricted stock units (each, a “Converted Corebridge RSU Award”) corresponding to a number of shares of New Equitable Common Stock (rounded down to the nearest whole number of shares) equal to (1) the applicable number of shares of Corebridge Common Stock subject to such Corebridge RSU immediately prior to the Corebridge Effective Time multiplied by (2) 1.000. Each such Converted Corebridge RSU Award will otherwise continue to have, and will be subject to, the same terms and conditions as applied to the corresponding Corebridge RSU immediately prior to the Corebridge Effective Time (including the requirement to perform continued services to satisfy applicable time-based vesting conditions (if any) and any “double-trigger” vesting provisions applicable to such Corebridge RSUs);

•

each restricted stock unit covering shares of Corebridge Common Stock that has performance-based vesting conditions (each, a “Corebridge PSU”) that is outstanding as of immediately prior to the Corebridge Effective Time will automatically be converted into an award of restricted stock units that vests solely based on continued service through the third anniversary of the applicable grant date (each, a “Converted Corebridge PSU Award”) corresponding to a number of shares of New Equitable Common Stock (rounded down to the nearest whole number of shares) equal to (1) the applicable number of shares of Corebridge Common Stock subject to such Corebridge PSU immediately prior to the Corebridge Effective Time, with performance deemed to be achieved based on the greater of (A) target performance and (B) actual performance through the Corebridge Effective Time as determined by the Compensation and Management Development Committee of the Corebridge board of directors (the “Corebridge Compensation Committee”) in good faith consultation with Equitable, multiplied by (2) 1.000. Each such Converted Corebridge PSU Award will otherwise continue to have, and will be subject to, the same terms and conditions (other than performance-based vesting conditions) as applied to the corresponding Corebridge PSU immediately prior to the Corebridge Effective Time (including the requirement to perform continued services to satisfy applicable time-based vesting conditions and any “double-trigger” vesting provisions applicable to such Corebridge PSUs);

•

each deferred stock unit held by a current or former non-employee director of the Corebridge board of directors and covering shares of Corebridge Common Stock (each, a “Corebridge DSU”) that is outstanding as of immediately prior to the Corebridge Effective Time will automatically be converted into an award of deferred stock units (each, a “Converted Corebridge DSU Award”) corresponding to a number of shares of New Equitable Common Stock (rounded down to the nearest whole number of shares) equal to (1) the applicable number of shares of Corebridge Common Stock subject to such Corebridge DSU immediately prior to the Corebridge Effective Time multiplied by (2) 1.000. Each such Converted Corebridge DSU Award will otherwise continue to have, and will be subject to, the same terms and conditions as applied to the corresponding Corebridge DSU immediately prior to the Corebridge Effective Time (including with respect to settlement timing); and

•

any dividend equivalent rights associated with any Corebridge RSU, Corebridge PSU or Corebridge DSU will be treated in the same manner as the award to which such dividend equivalent rights relate in accordance with the Merger Agreement, in each case, pursuant to the terms of the relevant Corebridge stock plan immediately prior to the Corebridge Effective Time, after giving effect to any applicable “change in control” provisions governing such right or award.

Q:	Will Equitable equity awards be affected by the Mergers?

A:	At the effective time of the Equitable Merger (the “Equitable Effective Time” and, together with the Corebridge Effective Time, the “Effective Time”):

•

each option to purchase shares of Equitable Common Stock (each, an “Equitable Option”) that is outstanding and unexercised as of immediately prior to the Equitable Effective Time, whether or not then vested or exercisable, will automatically be converted into an option (each, a “Converted Equitable Option”) to acquire the number of whole shares of New Equitable Common Stock (rounded down to the nearest whole number of shares) equal to (a) the number of shares of Equitable Common Stock subject to such Equitable Option immediately prior to the Equitable Effective Time multiplied by (b) 1.55516, with an exercise price per share (rounded up to the nearest whole cent) equal to (i) the exercise price per share of such Equitable Option immediately prior to the Equitable Effective Time divided by (ii) 1.55516, with the exercise price and the number of shares of New Equitable Common Stock purchasable pursuant to such Converted Equitable Options to be determined in a manner consistent with the requirements of Section 409A of the Code. However, if Section 422 of the Code applies to any Converted Equitable Option, the exercise price and the number of shares of New Equitable Common Stock purchasable pursuant to such option will be determined in accordance with the foregoing, subject to such adjustments as are necessary in order to satisfy the requirements of Section 424(a) of the Code. Each Converted Equitable Option will otherwise continue to have, and will be subject to, the same terms and conditions as applied to the corresponding Equitable Option immediately prior to the Equitable Effective Time (including the requirement to perform continued services to satisfy applicable time-based vesting conditions (if any) and any “double-trigger” vesting provisions applicable to such Equitable Option);

•

each restricted stock unit covering Equitable Common Stock that vests solely based on continued service (each, an “Equitable RSU”) that is outstanding as of immediately prior to the Equitable Effective Time will automatically be converted into an award of restricted stock units (each, a “Converted Equitable RSU Award”) corresponding to a number of shares of New Equitable Common Stock (rounded down to the nearest whole number of shares) equal to (1) the applicable number of shares of Equitable Common Stock subject to such Equitable RSU immediately prior to the Equitable Effective Time multiplied by (2) 1.55516. Each such Converted Equitable RSU Award will otherwise continue to have, and will be subject to, the same terms and conditions as applied to the corresponding Equitable RSU immediately prior to the Equitable Effective Time (including the requirement to perform continued services to satisfy applicable time-based vesting conditions (if any) and any “double-trigger” vesting provisions applicable to such Equitable RSUs);

•

each performance share unit covering shares of Equitable Common Stock (each, an “Equitable Performance Share”) that is outstanding as of immediately prior to the Equitable Effective Time will automatically be converted into an award of restricted stock units that vests solely based on continued service through the third anniversary of the applicable grant date (each, a “Converted Equitable Performance Share”) corresponding to a number of shares of New Equitable Common Stock (rounded down to the nearest whole number of shares) equal to (1) the applicable number of shares of Equitable Common Stock underlying the Equitable Performance Shares immediately prior to the Equitable Effective Time, with performance deemed to be achieved based on the greater of (A) target performance and (B) actual performance through the Equitable Effective Time as determined by the Compensation and Talent Committee of the Equitable board of directors (the “Equitable Compensation Committee”) in good faith consultation with Corebridge, multiplied by (2) 1.55516. Each such Converted Equitable Performance Share will otherwise continue to have, and will be subject to, the same terms and conditions (other than performance-based vesting conditions) as applied to the corresponding Equitable Performance Share immediately prior to the Equitable Effective Time (including the requirement to perform continued services to satisfy applicable time-based vesting conditions and any “double-trigger” vesting provisions applicable to such Equitable Performance Share); and

•

any dividend equivalent rights associated with any Equitable RSU or Equitable Performance Share will be treated in the same manner as the award to which such dividend equivalent rights relate in accordance with the Merger Agreement, in each case, pursuant to the terms of the relevant Equitable stock plan immediately prior to the Equitable Effective Time, after giving effect to any applicable “change in control” provisions governing such right or award.

Q:	How does the Corebridge board of directors recommend that I vote at the Corebridge Special Meeting?

A:

The Corebridge board of directors unanimously recommends that you vote “FOR” the Corebridge Merger Agreement Proposal, “FOR” the Corebridge Advisory Compensation Proposal, “FOR” the Corebridge ESPP Proposal and “FOR” the Corebridge Adjournment Proposal.

In considering the recommendations of the Corebridge board of directors, Corebridge stockholders should be aware that Corebridge’s directors and executive officers have interests in the Mergers that are different from, or in addition to, their interests as Corebridge stockholders. For a more complete description of these interests, see the information provided in the section of this joint proxy statement/prospectus titled “Interests of Corebridge Directors and Executive Officers in the Mergers” beginning on page 136.

Q:	How does the Equitable board of directors recommend that I vote at the Equitable Special Meeting?

A:

The Equitable board of directors unanimously recommends that you vote “FOR” the Equitable Merger Agreement Proposal, “FOR” the Equitable Advisory Compensation Proposal and “FOR” the Equitable Adjournment Proposal.

In considering the recommendations of the Equitable board of directors, Equitable stockholders should be aware that Equitable’s directors and executive officers have interests in the Mergers that are different from, or in addition to, their interests as Equitable stockholders. For a more complete description of these interests, see the information provided in the section of this joint proxy statement/prospectus titled “Interests of Equitable Directors and Executive Officers in the Mergers” beginning on page 143.

Q:	Who is entitled to vote at the Corebridge Special Meeting?

A:

Only holders of record of issued and outstanding Corebridge Common Stock as of the close of business on [    ], 2026, the record date for the Corebridge Special Meeting, are entitled to vote at, and only the holders of Corebridge Common Stock as of such record date are entitled to notice of the Corebridge Special Meeting and any adjournment or postponement of the Corebridge Special Meeting. Virtual attendance at the Corebridge Special Meeting is not required to have your shares voted at the Corebridge Special Meeting. See below and the section of this joint proxy statement/prospectus titled “The Corebridge Special Meeting—Methods of Voting” beginning on page 67 for instructions on how to submit a proxy to vote your shares without attending the Corebridge Special Meeting.

Q:	Who is entitled to vote at the Equitable Special Meeting?

A:

Only holders of record of issued and outstanding Equitable Common Stock as of the close of business on [    ], 2026, the record date for the Equitable Special Meeting, are entitled to vote at, and only the holders of Equitable Common Stock as of such record date are entitled to notice of the Equitable Special Meeting and any adjournment or postponement of the Equitable Special Meeting. Virtual attendance at the

Equitable Special Meeting is not required to have your shares voted at the Equitable Special Meeting. See below and the section of this joint proxy statement/prospectus titled “The Equitable Special Meeting—Methods of Voting” beginning on page 78 for instructions on how to submit a proxy to vote your shares without attending the Equitable Special Meeting.

Q:	What is a proxy?

A:

A proxy is a stockholder’s legal designation of another person, which is referred to as a “proxy,” to vote stock or shares of such stockholder’s stock at a stockholder meeting. The document used to designate a proxy to vote your shares of Corebridge Common Stock or Equitable Common Stock, as applicable, is referred to as a “proxy card.”

Q:	How many votes do I have for the Corebridge Special Meeting?

A:

Corebridge Common Stockholders may cast one vote for each share of Corebridge Common Stock held as of the record date for the Corebridge Special Meeting. As of the close of business on the record date, there were [    ] outstanding shares of Corebridge Common Stock.

Q:	How many votes do I have for the Equitable Special Meeting?

A:

Equitable Common Stockholders may cast one vote for each share of Equitable Common Stock held as of the record date for the Equitable Special Meeting. As of the close of business on the record date, there were [    ] outstanding shares of Equitable Common Stock.

Q:	What constitutes a quorum for the Corebridge Special Meeting?

A:

The holders of a majority of the outstanding shares of Corebridge Common Stock entitled to vote at the Corebridge Special Meeting must be present in person or represented by proxy in order to constitute a quorum at the Corebridge Special Meeting.

Virtual attendance at the Corebridge Special Meeting will constitute presence in person for the purpose of determining the presence of a quorum for the transaction of business at the Corebridge Special Meeting. Abstentions are considered present for purposes of establishing a quorum. Because none of the proposals to be voted on at the Corebridge Special Meeting are “routine” matters for which brokers may have discretionary authority to vote, no bank, broker or other nominee will be permitted to vote your shares of Corebridge Common Stock at the Corebridge Special Meeting without receiving your instructions. As such, we do not expect any broker non-votes at the Corebridge Special Meeting. Thus, if your shares are held in the name of a bank, broker or other nominee and you do not obtain and submit a “legal proxy” to vote such shares at the Corebridge Special Meeting or provide voting instructions to your bank or broker with respect to such shares, they will not be deemed present at the Corebridge Special Meeting for purposes of establishing a quorum.

Q:	What constitutes a quorum for the Equitable Special Meeting?

A:

The holders of a majority of the outstanding shares of Equitable Common Stock entitled to vote at the Equitable Special Meeting must be present in person or represented by proxy in order to constitute a quorum at the Equitable Special Meeting.

Virtual attendance at the Equitable Special Meeting will constitute presence in person for the purpose of determining the presence of a quorum for the transaction of business at the Equitable Special Meeting. Abstentions are considered present for purposes of establishing a quorum. Because none of the proposals to be voted on at the Equitable Special Meeting are “routine” matters for which brokers may have discretionary authority to vote, no bank, broker or other nominee will be permitted to vote your shares of

Equitable Common Stock at the Equitable Special Meeting without receiving your instructions. As such, we do not expect any broker non-votes at the Equitable Special Meeting. Thus, if your shares are held in the name of a bank, broker or other nominee and you do not obtain and submit a “legal proxy” to vote such shares at the Equitable Special Meeting or provide voting instructions to your bank or broker with respect to such shares, they will not be deemed present at the Corebridge Special Meeting for purposes of establishing a quorum.

Q:	What will happen to Corebridge and Equitable as a result of the Mergers?

A:

Upon Closing, Corebridge and Equitable will each become wholly-owned direct subsidiaries of New Equitable. Upon completion of the Corebridge Merger, the Corebridge Common Stock will be delisted from the NYSE and subsequently deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in accordance with applicable securities laws. Upon the completion of the Equitable Merger, the Equitable Common Stock and Equitable Preferred Stock will be delisted from the NYSE and subsequently deregistered under the Exchange Act in accordance with applicable securities laws.

Q:	Where will the common stock of New Equitable that I receive in the Mergers be publicly traded?

A:

The New Equitable Common Stock to be issued pursuant to the Mergers will be listed for trading on the NYSE under the ticker symbol “EQH” or such other ticker symbol as may be agreed by Corebridge and Equitable.

Q:	What happens if the Mergers are not completed?

A:

If the Corebridge Merger Agreement Proposal is not adopted by the Corebridge Common Stockholders or if the Equitable Merger Agreement Proposal is not adopted by the Equitable Common Stockholders, or if the Mergers are not completed for any other reason, Corebridge Common Stockholders and Equitable Common Stockholders will not receive any merger consideration in connection with the Mergers. Instead, each of Corebridge and Equitable will remain an independent public company. If the Merger Agreement is terminated under specified circumstances, the terminating party will be obligated to pay the other party a cash termination fee of $475,000,000. See the section of this joint proxy statement/prospectus titled “The Merger Agreement—Termination Fees” beginning on page 189 for a more detailed discussion of the termination fee.

Q:	What is a “broker non-vote”?

A:

Under NYSE rules, banks, brokers and other nominees may use their discretion to vote “uninstructed” shares (i.e., shares of record held by banks, brokers or other nominees, but with respect to which the beneficial owner of such shares has not provided instructions on how to vote on a particular proposal) with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. All of the proposals currently scheduled for consideration at the Corebridge Special Meeting and the Equitable Special Meeting are “non-routine” matters.

Generally, a broker non-vote occurs on an item when (i) a bank, broker or other nominee has discretionary authority to vote on one or more “routine” proposals to be voted on at a meeting of stockholders, but is not permitted to vote on other “non-routine” proposals without instructions from the beneficial owner of the shares and (ii) the beneficial owner fails to provide the bank, broker or other nominee with such instructions. Because none of the proposals to be voted on at the Corebridge Special Meeting or the Equitable Special Meeting are “routine” matters for which brokers may have discretionary authority to vote, no bank, broker or other nominee will be permitted to vote your shares of Corebridge Common Stock at the Corebridge Special Meeting or Equitable Common Stock at the Equitable Special Meeting, respectively, without receiving your instructions. As such, Corebridge and Equitable do not expect any broker non-votes at the Corebridge Special Meeting or the Equitable Special Meeting, respectively.

Q:

What stockholder vote is required for the approval of each proposal at the Corebridge Special Meeting? What will happen if I fail to vote or abstain from voting on each proposal at the Corebridge Special Meeting?

A:

Corebridge Proposal 1: the Corebridge Merger Agreement Proposal. Assuming a quorum is present at the Corebridge Special Meeting, the approval of the Corebridge Merger Agreement Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Corebridge Common Stock entitled to vote on such proposal. A failure to vote, a failure to provide instructions with respect to your shares held through a bank, broker or other nominee or an abstention will have the same effect as a vote “AGAINST” the Corebridge Merger Agreement Proposal.

Corebridge Proposal 2: the Corebridge Advisory Compensation Proposal. Assuming a quorum is present at the Corebridge Special Meeting, the approval of the Corebridge Advisory Compensation Proposal requires the affirmative vote of the holders of a majority of the shares of Corebridge Common Stock present in person or represented by proxy at the Corebridge Special Meeting and entitled to vote thereon. A stockholder’s (i) abstention on the Corebridge Advisory Compensation Proposal, (ii) voting on one or more of the other proposals to come before the Corebridge Special Meeting by proxy (but not voting on the Corebridge Advisory Compensation Proposal) or (iii) attending the Corebridge Special Meeting in person and not voting on the Corebridge Advisory Compensation Proposal (whether or not such stockholder votes in person on any other proposals to come before the Corebridge Special Meeting) will have the same effect as a vote “AGAINST” the Corebridge Advisory Compensation Proposal. However, assuming a quorum is present at the Corebridge Special Meeting, (i) the failure to attend the Corebridge Special Meeting in person or by proxy or (ii) failure to instruct your bank, broker or other nominee to vote any shares you hold through such intermediary will have no effect on the outcome of the Corebridge Advisory Compensation Proposal.

Corebridge Proposal 3: the Corebridge ESPP Proposal. Assuming a quorum is present at the Corebridge Special Meeting, the approval of the Corebridge ESPP Proposal requires the affirmative vote of the holders of a majority of the shares of Corebridge Common Stock present in person or represented by proxy at the Corebridge Special Meeting and entitled to vote thereon. A stockholder’s (i) abstention on the Corebridge ESPP Proposal, (ii) voting on one or more of the other proposals to come before the Corebridge Special Meeting by proxy (but not voting on the Corebridge ESPP Proposal) or (iii) attending the Corebridge Special Meeting in person and not voting on the Corebridge ESPP Proposal (whether or not such stockholder votes in person on any other proposals to come before the Corebridge Special Meeting) will have the same effect as a vote “AGAINST” the Corebridge ESPP Proposal. However, assuming a quorum is present at the Corebridge Special Meeting, (i) the failure to attend the Corebridge Special Meeting in person or by proxy or (ii) failure to instruct your bank, broker or other nominee to vote any shares you hold through such intermediary will have no effect on the outcome of the Corebridge ESPP Proposal.

Corebridge Proposal 4: the Corebridge Adjournment Proposal. Whether or not there is a quorum present at the Corebridge Special Meeting, approval of the Corebridge Adjournment Proposal requires the affirmative vote of the holders of a majority of the shares of Corebridge Common Stock present in person or represented by proxy at the Corebridge Special Meeting and entitled to vote thereon. A stockholder’s (i) abstention on the Corebridge Adjournment Proposal, (ii) voting on one or more of the other proposals to come before the Corebridge Special Meeting by proxy (but not voting on the Corebridge Adjournment Proposal) or (iii) attending the Corebridge Special Meeting in person and not voting on the Corebridge Adjournment Proposal (whether or not such stockholder votes in person on any other proposals to come before the Corebridge Special Meeting) will have the same effect as a vote “AGAINST” the Corebridge Adjournment Proposal. However, (i) the failure to attend the Corebridge Special Meeting in person or by proxy or (ii) failure to instruct your bank, broker or other nominee to vote any shares you hold through such intermediary will have no effect on the outcome of the Corebridge Adjournment Proposal.

Q:

What stockholder vote is required for the approval of each proposal at the Equitable Special Meeting? What will happen if I fail to vote or abstain from voting on each proposal at the Equitable Special Meeting?

A:

Equitable Proposal 1: the Equitable Merger Agreement Proposal. Assuming a quorum is present at the Equitable Special Meeting, the approval of the Equitable Merger Agreement Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Equitable Common Stock entitled to vote on such proposal. A failure to vote, a failure to provide instructions with respect to your shares held through a bank, broker or other nominee or an abstention will have the same effect as a vote “AGAINST” the Equitable Merger Agreement Proposal.

Equitable Proposal 2: the Equitable Advisory Compensation Proposal. Assuming a quorum is present at the Equitable Special Meeting, the approval of the Equitable Advisory Compensation Proposal requires the affirmative vote of the holders of a majority of the shares of Equitable Common Stock present in person or represented by proxy at the Equitable Special Meeting and entitled to vote thereon. A stockholder’s (i) abstention on the Equitable Advisory Compensation Proposal, (ii) voting on one or more of the other proposals to come before the Equitable Special Meeting by proxy (but not voting on the Equitable Advisory Compensation Proposal) or (iii) attending the Equitable Special Meeting in person and not voting on the Equitable Advisory Compensation Proposal (whether or not such stockholder votes in person on any other proposals to come before the Equitable Special Meeting) will have the same effect as a vote “AGAINST” the Equitable Advisory Compensation Proposal. However, assuming a quorum is present at the Equitable Special Meeting, (i) the failure to attend the Equitable Special Meeting in person or by proxy or (ii) failure to instruct your bank, broker or other nominee to vote any shares you hold through such intermediary will have no effect on the outcome of the Equitable Advisory Compensation Proposal.

Equitable Proposal 3: the Equitable Adjournment Proposal. Whether or not there is a quorum present at the Equitable Special Meeting, approval of the Equitable Adjournment Proposal requires the affirmative vote of the holders of a majority of the shares of Equitable Common Stock present in person or represented by proxy at the Equitable Special Meeting and entitled to vote thereon. A stockholder’s (i) abstention on the Equitable Adjournment Proposal, (ii) voting on one or more of the other proposals to come before the Equitable Special Meeting by proxy (but not voting on the Equitable Adjournment Proposal) or (iii) attending the Equitable Special Meeting in person and not voting on the Equitable Adjournment Proposal (whether or not such stockholder votes in person on any other proposals to come before the Equitable Special Meeting) will have the same effect as a vote “AGAINST” the Equitable Adjournment Proposal. However, (i) the failure to attend the Equitable Special Meeting in person or by proxy or (ii) failure to instruct your bank, broker or other nominee to vote any shares you hold through such intermediary will have no effect on the outcome of the Equitable Adjournment Proposal.

Q:	What if I hold shares in both Corebridge and Equitable?

A:

If you are both a Corebridge Common Stockholder and an Equitable Common Stockholder, you will receive two separate packages of proxy materials. A vote cast as a Corebridge Common Stockholder will not count as a vote cast as an Equitable Common Stockholder, and a vote cast as an Equitable Common Stockholder will not count as a vote cast as a Corebridge Common Stockholder. Therefore, please submit separate proxies for your shares of Corebridge Common Stock and your Equitable Common Stock.

Q:	How do I vote?

A:	Record Holders. Shares held directly in your name as the stockholder of record of Corebridge or the stockholder of record of Equitable, as applicable, may be voted in one of the following ways:

•	By Internet: Through the Internet by logging onto the website indicated on the enclosed proxy card and following the prompts using the control number located on the proxy card.

•

By Telephone: By calling (from the United States, Puerto Rico and Canada) the toll-free telephone number listed on the enclosed proxy card and following the prompts using the control number located on the proxy card.

•	By Mail: By completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided.

•

Voting Virtually at the Corebridge Special Meeting or the Equitable Special Meeting, as applicable: Shares held directly in your name as stockholder of record of Corebridge may be voted virtually at the Corebridge Special Meeting and shares held directly in your name as stockholder of record of Equitable may be voted virtually at the Equitable Special Meeting.

Shares in “street name.” If your shares are held in “street name” by a bank, broker or other nominee, you should follow the instructions you receive from your bank, broker or other nominee on how to vote your shares. Registered stockholders (and their duly authorized proxies) who attend the Corebridge Special Meeting and registered stockholders who attend the Equitable Special Meeting may vote their shares personally even if they previously have submitted a proxy to vote their shares.

Even if you plan to attend the Corebridge Special Meeting or the Equitable Special Meeting, as applicable, Corebridge and Equitable recommend that you submit a proxy to vote your shares in advance as described below so that your vote will be counted if you later decide not to or become unable to attend the respective meeting.

Additional information on attending the special meetings can be found under the section of this joint proxy statement/prospectus titled “The Corebridge Special Meeting” beginning on page 63 and under the section of this joint proxy statement/prospectus titled “The Equitable Special Meeting” beginning on page 75.

Q:	How do I ask questions at my respective special meeting?

A:

The Corebridge Special Meeting allows stockholders of record to submit questions during the Corebridge Special Meeting in the question box provided on the virtual meeting website. At the Corebridge Special Meeting, Corebridge will respond to as many inquiries that are relevant to the business of the meeting as time allows.

The Equitable Special Meeting allows stockholders of record to submit questions during the Equitable Special Meeting in the question box provided on the virtual meeting website. At the Equitable Special Meeting, Equitable will respond to as many inquiries that are relevant to the business of the meeting as time allows.

Q:	What if during the check-in time or during the respective special meeting I have technical difficulties or trouble accessing the virtual meeting website?

A:

Corebridge and Equitable will each have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting website during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting website log-in page at http://[    ] for the Corebridge Special Meeting and http://[    ] for the Equitable Special Meeting.

Q:	How can I vote my shares without attending my respective special meeting?

A:

Whether you hold your shares directly as a stockholder of record of Corebridge or a stockholder of record of Equitable or beneficially in “street name,” you may direct your vote by proxy without attending the Corebridge Special Meeting or the Equitable Special Meeting, as applicable. You can submit a proxy to vote over the Internet, or by telephone or by mail by following the instructions provided in the enclosed proxy card. Please note that if you hold shares beneficially in “street name,” you should follow the voting instructions provided by your bank, broker or other nominee.

Additional information on voting procedures can be found under the section of this joint proxy statement/prospectus titled “The Corebridge Special Meeting” beginning on page 63 and under the section of this joint proxy statement/prospectus titled “The Equitable Special Meeting” beginning on page 75.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner of shares held in “street name”?

A:

If your shares of Corebridge Common Stock are registered directly in your name with Broadridge Corporate Issuer Solutions, LLC, which is referred to as “Broadridge,” the transfer agent of Corebridge, you are considered the stockholder of record with respect to those shares. As the stockholder of record, you have the right to vote, or to grant a proxy to vote your shares directly to representatives of Corebridge or to a third party to vote your shares, at the Corebridge Special Meeting.

If your shares of Equitable Common Stock are registered directly in your name with Computershare Trust Company, N.A., which is referred to as “Computershare,” the transfer agent of Equitable, you are considered the stockholder of record with respect to those shares. As the stockholder of record, you have the right to vote, or to grant a proxy to vote your shares directly to representatives of Equitable or to a third party to vote your shares, at the Equitable Special Meeting.

If your shares of Corebridge or Equitable are held by a bank, broker or other nominee, you are considered the beneficial owner of shares held in “street name,” and your bank, broker or other nominee is considered the stockholder of record with respect to those shares. Your bank, broker or other nominee will send you, as the beneficial owner, a package describing the procedure for voting your shares, including a voting instruction form. You should follow the instructions provided by them to vote your shares. You are invited to attend the Corebridge Special Meeting or the Equitable Special Meeting, as applicable, however, you may not vote these shares through the Internet during the respective special meetings (or ask questions thereat) unless you obtain and submit a signed “legal proxy,” executed in your favor, from your bank, broker or other nominee that holds your shares, giving you the right to vote the shares at the applicable special meeting, and, if necessary, obtain a 16-digit control number to vote your shares at the applicable special meeting.

Q:	If my shares of Corebridge or Equitable are held in “street name” by my bank, broker or other nominee, will my bank, broker or other nominee automatically vote those shares for me?

A:

No. Your bank, broker or other nominee will only be permitted to vote your shares of Corebridge or Equitable, as applicable, if you instruct your bank, broker or other nominee how to vote. You should follow the procedures provided by your bank, broker or other nominee regarding the voting of your shares. Under the rules of the NYSE, banks, brokers and other nominees who hold shares of Corebridge or Equitable, as applicable, in “street name” for their customers have authority to vote on “routine” proposals when they have not received instructions from beneficial owners. However, banks, brokers and other nominees are prohibited from exercising their voting discretion with respect to non-routine matters, which includes all the proposals currently scheduled to be considered and voted on at each of the Corebridge Special Meeting and Equitable Special Meeting. As a result, absent specific instructions from the beneficial owner of such shares, banks, brokers and other nominees are not empowered to vote such shares.

For Corebridge Common Stockholders, whether or not you plan to attend the Corebridge Special Meeting, please take the time to submit your proxy through the Internet or by telephone by following the instructions listed on the enclosed proxy card, or to complete, date, sign and return the enclosed proxy card in the accompanying postage-paid reply envelope. We ask that you do so as promptly as possible to ensure that your shares of Corebridge Common Stock may be represented and voted at the Corebridge Special Meeting. The effect of not instructing your bank, broker or other nominee how you wish to vote your shares will be the same as a vote “AGAINST” the Corebridge Merger Agreement Proposal, but will not be counted as “FOR” or “AGAINST” and will have no effect on the Corebridge Advisory Compensation Proposal, the

Corebridge ESPP Proposal or the Corebridge Adjournment Proposal and will not be counted as present for purposes of establishing a quorum at the Corebridge Special Meeting.

For Equitable Common Stockholders, whether or not you plan to attend the Equitable Special Meeting, please take the time to submit your proxy through the Internet or by telephone by following the instructions listed on the enclosed proxy card, or to complete, date, sign and return the enclosed proxy card in the accompanying postage-paid reply envelope. We ask that you do so as promptly as possible to ensure that your shares of Equitable Common Stock may be represented and voted at the Equitable Special Meeting. The effect of not instructing your bank, broker or other nominee how you wish to vote your shares will be the same as a vote “AGAINST” the Equitable Merger Agreement Proposal, but will not be counted as “FOR” or “AGAINST” and will have no effect on the Equitable Advisory Compensation Proposal or the Equitable Adjournment Proposal and will not be counted as present for purposes of establishing a quorum at the Equitable Special Meeting.

Q:	What should I do if I receive more than one set of voting materials for the same special meeting?

A:

If you hold shares of Corebridge or Equitable in “street name” and also directly in your name as a stockholder of record or otherwise or if you hold shares of Corebridge or Equitable in more than one brokerage account, you may receive more than one set of voting materials relating to the same special meeting.

Record Holders. For shares held directly, please complete, sign, date and return each proxy card (or submit a proxy to cast your vote by telephone or Internet as provided on each proxy card or attend the applicable special meeting and vote your shares directly at such meeting) or otherwise follow the voting instructions provided in this joint proxy statement/prospectus in order to ensure that all of your shares of Corebridge or Equitable are voted.

Shares in “street name.” For shares held in “street name” through a bank, broker or other nominee, you should follow the procedures provided by your bank, broker or other nominee to vote your shares.

Q:	If a stockholder gives a proxy, how are the shares of Corebridge Common Stock or Equitable Common Stock voted?

A:

Regardless of the method you choose to submit a proxy to vote your shares, the individuals named on the enclosed proxy card will vote your shares of Corebridge Common Stock or Equitable Common Stock, as applicable, in the way that you indicate. When completing the Internet or telephone processes or the proxy card, you may specify whether your shares of Corebridge Common Stock or Equitable Common Stock, as applicable, should be voted for or against, or abstain from voting on, all, some or none of the specific items of business to come before the respective special meeting.

Q:	How will my shares of Corebridge Common Stock be voted if I return a blank proxy?

A:

If you sign, date and return your proxy and do not indicate how you want your shares of Corebridge Common Stock to be voted, then your shares of Corebridge Common Stock will be voted “FOR” the Corebridge Merger Agreement Proposal, “FOR” the Corebridge Advisory Compensation Proposal, “FOR” the Corebridge ESPP Proposal and “FOR” the Corebridge Adjournment Proposal.

Q:	How will my shares of Equitable Common Stock be voted if I return a blank proxy?

A:

If you sign, date and return your proxy and do not indicate how you want your shares of Equitable Common Stock to be voted, then your shares of Equitable Common Stock will be voted “FOR” the Equitable Merger Agreement Proposal, “FOR” the Equitable Advisory Compensation Proposal and “FOR” the Equitable Adjournment Proposal.

Q:	Can I change my vote after I have submitted my proxy?

A:

Any Corebridge Common Stockholder or Equitable Common Stockholder, as applicable, giving a proxy has the right to revoke it before the proxy is exercised at the applicable special meeting by any of the following:

•	subsequently submitting a new, validly executed proxy (including by submitting a proxy via the Internet or telephone) that is received by the deadline specified on the accompanying proxy card;

•	giving written notice of your revocation to Corebridge’s Corporate Secretary or Equitable’s Corporate Secretary, as applicable; or

•

you can virtually attend the applicable special meeting and vote through the Internet at the applicable special meeting by visiting http://[    ] for Corebridge and http://[    ], for Equitable, respectively. To attend the meeting and vote, you will need the 16-digit control number included in your proxy card, and if you hold in “street name” you will need to obtain and submit a signed “legal proxy” from your bank, broker or other nominee giving you the right to vote the shares at the applicable special meeting. Simply attending the meeting will not, by itself, revoke your proxy.

Execution or revocation of a proxy will not in any way affect your right to attend the applicable special meeting and vote. Written notices of revocation and other communications with respect to the revocation of proxies should be addressed:

if you are a Corebridge Common Stockholder:	if you are an Equitable Common Stockholder:

Corebridge Financial, Inc. 2919 Allen Parkway Woodson Tower Houston, Texas 77019 Attention: Corporate Secretary	Equitable Holdings, Inc. 1345 Avenue of the Americas New York, New York 10105 Attention: Corporate Secretary

Q:	If I hold my shares in “street name,” can I change my voting instructions after I have submitted voting instructions to my bank, broker or other nominee?

A:

If your shares are held in the name of a bank, broker or other nominee and you previously provided voting instructions to your bank, broker or other nominee, you should follow the instructions provided by your bank, broker or other nominee to revoke or change your voting instructions.

Q:	Where can I find the voting results of the special meetings?

A:

The preliminary voting results for each special meeting will be announced at that special meeting. In addition, within four business days following certification of the final voting results, each of Corebridge and Equitable intends to file the final voting results of its respective special meeting with the U.S. Securities and Exchange Commission (the “SEC”) on a Current Report on Form 8-K.

Q:	Are Corebridge stockholders or Equitable stockholders entitled to appraisal rights in connection with the Mergers?

A:	No. No appraisal rights will be available to Corebridge stockholders or Equitable stockholders in connection with the Mergers.

Q:	Are there any risks that I should consider in deciding whether to vote for the approval of the Corebridge Merger Agreement Proposal or the Equitable Merger Agreement Proposal?

A:

Yes. You should read and carefully consider the risk factors set forth in the section of this joint proxy statement/prospectus titled “Risk Factors” beginning on page 44. You also should read and carefully consider the risk factors of Corebridge and Equitable contained in the documents that are incorporated by reference into this joint proxy statement/prospectus. See the section of this joint proxy statement/prospectus titled “Where You Can Find More Information” beginning on page 253.

Q:	What happens if I sell my shares of Corebridge or Equitable before the respective special meeting?

A:

The record date for Corebridge Common Stockholders entitled to vote at the Corebridge Special Meeting is earlier than the date of the Corebridge Special Meeting, and the record date for Equitable Common Stockholders entitled to vote at the Equitable Special Meeting is earlier than the date of the Equitable Special Meeting. If you transfer your shares of Corebridge Common Stock or Equitable Common Stock after the applicable record date but before the applicable special meeting, you will, unless special arrangements are made, retain your right to vote at the applicable special meeting.

Q:	Who will solicit and pay the cost of soliciting proxies?

A:

Corebridge has engaged Innisfree M&A Incorporated, which is referred to as “Innisfree,” to assist in the solicitation of proxies for the Corebridge Special Meeting. Corebridge estimates that it will pay Innisfree a fee of approximately $180,000 plus reimbursement for costs and expenses. Corebridge has agreed to indemnify Innisfree against various liabilities and expenses that relate to or arise out of its solicitation of proxies (subject to certain exceptions).

Equitable has engaged D.F. King & Co., Inc., which is referred to as “D.F. King,” to assist in the solicitation of proxies for the Equitable Special Meeting. Equitable estimates that it will pay D.F. King a fee of approximately $65,000 plus reimbursement for costs and expenses. Equitable has agreed to indemnify D.F. King against various liabilities and expenses that relate to or arise out of its solicitation of proxies (subject to certain exceptions).

Corebridge and Equitable also may be required to reimburse banks, brokers and other custodians, nominees and fiduciaries or their respective agents for their expenses in forwarding proxy materials to beneficial owners of shares of Corebridge and Equitable, respectively. Corebridge’s directors, officers and employees and Equitable’s directors, officers and employees also may solicit proxies by telephone, by electronic means or in person. They will not be paid any additional amounts for soliciting proxies.

Q:	What are the United States federal income tax consequences of the transactions contemplated by the Merger Agreement to Corebridge Common Stockholders and Equitable Common Stockholders?

A:

For U.S. federal income tax purposes, the Mergers, taken together, are intended to qualify as a transaction described in Section 351 of the Code. It is a condition to Corebridge’s obligation to complete the Corebridge Merger that Corebridge receive a written opinion of its counsel, Skadden, Arps, Slate, Meagher & Flom LLP (“Skadden”) to the effect that the Mergers, taken together, will be treated as a transaction described in Section 351 of the Code. It is a condition to Equitable’s obligation to complete the Equitable Merger that Equitable receive an opinion of its counsel, Paul, Weiss, Rifkind, Wharton & Garrison LLP (“Paul, Weiss”) to the effect that the Mergers, taken together, will be treated as a transaction described in Section 351 of the Code. Accordingly, on the basis of such opinions, no gain or loss will be recognized by Corebridge Common Stockholders or Equitable Common Stockholders on the exchange of their common stock for New Equitable Common Stock, except with respect to cash received in lieu of fractional shares (if any).

You should read the section of this joint proxy statement/prospectus titled “U.S. Federal Income Tax Consequences” beginning on page 223 for a more complete discussion of the U.S. federal income tax consequences related to the transactions contemplated by the Merger Agreement.

Q:	When are the transactions contemplated by the Merger Agreement expected to be completed?

A:

Subject to the satisfaction or waiver of the Closing conditions described in the section of this joint proxy statement/prospectus titled “The Merger Agreement—Conditions to the Completion of the Mergers”

beginning on page 186, including the approval of the Corebridge Merger Agreement Proposal by Corebridge Common Stockholders at the Corebridge Special Meeting and the approval of the Equitable Merger Agreement Proposal by Equitable Common Stockholders at the Equitable Special Meeting, the transactions contemplated by the Merger Agreement are expected to be completed by year-end of 2026. However, neither Corebridge nor Equitable can predict the actual date on which the transactions will be completed, or if the transactions will be completed at all, because Closing is subject to conditions and factors outside the control of both companies. Corebridge and Equitable intend to complete the transactions contemplated by the Merger Agreement as soon as reasonably practicable. See also the sections of this joint proxy statement/prospectus titled “The Mergers—Regulatory Approvals and Clearances Required for the Mergers” beginning on page 152 and “The Merger Agreement—Efforts to Complete the Mergers” beginning on page 180.

Q:	What are the conditions to Closing of the transactions contemplated by the Merger Agreement?

A:

In addition to the adoption of the Merger Agreement by Corebridge Common Stockholders and Equitable Common Stockholders, as described above, Closing of the Mergers is subject to the satisfaction or waiver of certain conditions, including: (a) the approval for listing on the NYSE, subject to official notice of issuance, of shares of New Equitable Common Stock, Series 1-A New Equitable Preferred Stock and Series 1-C New Equitable Preferred Stock issuable in accordance with the Merger Agreement; (b) the receipt of requisite regulatory approvals or clearances, including the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), approvals from insurance regulators in Arizona, Colorado, Missouri, New York, Texas and Vermont, and approvals of certain other domestic and foreign regulators; (c) the absence of governmental restraints or prohibitions preventing the consummation of either of the Mergers; (d) the SEC having declared the registration statement on Form S-4, of which this joint proxy statement/prospectus forms a part, effective under the Securities Act of 1933, as amended (the “Securities Act”), and the absence of any stop order or proceeding by the SEC suspending such effectiveness, unless subsequently withdrawn; (e) the receipt by each party of a tax opinion, in form and substance reasonably satisfactory to such party, providing that the Mergers, taken together, will qualify as a transaction described in Section 351 of the Code; and (f) the consent of Equitable clients representing 75% of Equitable’s annualized investment advisory, investment management, subadvisory and other similar recurring fees as of February 28, 2026 to the “assignment” (as defined in the Investment Advisers Act of 1940) of their advisory contracts.

The obligation of each of Corebridge and Equitable to consummate the Mergers is also conditioned on, among other things, (i) the truth and correctness of the representations and warranties made by the other party as of the Closing date (subject to certain “materiality” and “material adverse effect” qualifiers), (ii) each of Corebridge, Equitable, New Equitable, Corebridge Merger Sub and Equitable Merger Sub having performed or complied in all material respects with the obligations required to be performed or complied with by it under the Merger Agreement at or prior to the Closing and (iii) no “material adverse effect” having occurred with respect to either Corebridge or Equitable that is continuing.

Q:	What should I do now?

A:

You should read this joint proxy statement/prospectus carefully and in its entirety, including the annexes, and submit a proxy containing your voting instructions by telephone or over the Internet by following the instructions on the enclosed proxy card, or return your completed, signed and dated proxy card(s) by mail in the enclosed postage-paid envelope, as soon as possible so that your shares will be voted in accordance with your instructions.

Please do not submit your stock certificates (if any) at this time. If the transactions contemplated by the Merger Agreement are completed, you will receive written instructions for surrendering your stock certificates (if any) in exchange for New Equitable Common Stock.

Q:	Whom do I contact if I have questions about the Corebridge Special Meeting, the Equitable Special Meeting or the transactions contemplated by the Merger Agreement?

A:

If you have questions about the Corebridge Special Meeting, the Equitable Special Meeting or the transactions contemplated by the Merger Agreement, or desire additional copies of this joint proxy statement/prospectus or additional proxies, you may contact:

if you are a Corebridge Common Stockholder:	if you are an Equitable Common Stockholder:

Innisfree M&A Incorporated 501 Madison Avenue 19th Floor New York, New York 10022 Stockholders Call Toll-Free: (877) 800-5192	D.F. King Co., Inc. 28 Liberty Street 53rd Floor New York, New York 10005 Stockholders Call Toll-Free: (800) 967-7510
Banks & Brokers Call Collect: (212) 750-5833	Banks & Brokers Call Collect: (646) 602-4900 Email: Equitable@dfking.com

Q:	Where can I find more information about Corebridge and Equitable?

A:

You can find more information about Corebridge and Equitable from various sources described in the section of this joint proxy statement/prospectus titled “Where You Can Find More Information” beginning on page 253.

SUMMARY

This summary highlights selected information in this joint proxy statement/prospectus and may not contain all of the information that is important to you. You should carefully read this entire joint proxy statement/prospectus and the other documents we refer you to for a more complete understanding of the matters being considered at the special meetings. In addition, we incorporate by reference important business and financial information about Corebridge and Equitable into this joint proxy statement/prospectus. You may obtain the information incorporated by reference into this joint proxy statement/prospectus without charge by following the instructions in the section of this joint proxy statement/prospectus titled “Where You Can Find More Information” beginning on page 253.

The Parties to the Mergers (page 61)

Mountain Holding, Inc.

2919 Allen Parkway

Woodson Tower

Houston, Texas 77019

Telephone: (877) 375-2422

New Equitable is a corporation incorporated in the State of Delaware. To date, New Equitable has not conducted any activities other than those incident to its formation, the execution of the Merger Agreement, the preparation of regulatory filings made in connection with the transactions contemplated by the Merger Agreement and other matters related to such transactions.

After Closing, New Equitable will be the parent entity of Corebridge and Equitable, and will be renamed “Equitable Holdings, Inc.” The New Equitable Common Stock will be listed on the NYSE under the symbol “EQH” or such other ticker symbol as may be agreed by Corebridge and Equitable.

New Equitable’s principal office is located at 2919 Allen Parkway, Woodson Tower, Houston, Texas 77019, and its telephone number is (877) 375-2422.

Corebridge Financial, Inc.

2919 Allen Parkway

Woodson Tower

Houston, Texas 77019

Telephone: (877) 375-2422

Corebridge is a leading provider of retirement solutions and insurance products in the United States. As of March 31, 2026, Corebridge had more than $380 billion in assets under management and administration, making it possible for more people to take action in their financial lives.

Corebridge Common Stock is listed on the NYSE under the symbol “CRBG” and Corebridge’s 6.375% Junior Subordinated Notes are listed on the NYSE under the symbol “CRBD.” The Corebridge Preferred Stock is not listed on any securities exchange.

Corebridge’s principal office is located at 2919 Allen Parkway, Woodson Tower, Houston, Texas 77019, and its telephone number is (877) 375-2422.

Equitable Holdings, Inc.

1345 Avenue of the Americas

New York, New York 10105

Telephone: (212) 554-1234

Equitable is a leading provider of retirement, asset management and wealth management solutions for individuals and institutions in the United States. As of March 31, 2026, Equitable had approximately $1.1 trillion in assets under management and administration. Equitable is the parent company of AllianceBernstein L.P., a global investment management firm that offers diversified investment services to institutional investors, individuals and private wealth clients (“AllianceBernstein”).

Equitable Common Stock is listed on the NYSE under the symbol “EQH,” Equitable Series A Preferred Stock is listed on the NYSE under the symbol “EQH PR A” and Equitable Series C Preferred Stock is listed on the NYSE under the symbol “EQH PR C.”

Equitable’s principal office is located at 1345 Avenue of the Americas, New York, New York 10105, and its telephone number is (212) 554-1234.

Palisade Holding, Inc.

2919 Allen Parkway

Woodson Tower

Houston, Texas 77019

Telephone: (877) 375-2422

Corebridge Merger Sub is a corporation incorporated in the State of Delaware. To date, Corebridge Merger Sub has not conducted any activities other than those incident to its formation, the execution of the Merger Agreement, the preparation of regulatory filings made in connection with the transactions contemplated by the Merger Agreement and other matters related to such transactions. In connection with the transactions contemplated by the Merger Agreement, Corebridge Merger Sub will merge with and into Corebridge, with Corebridge surviving such merger as a wholly-owned subsidiary of New Equitable.

Corebridge Merger Sub’s principal office is located at 2919 Allen Parkway, Woodson Tower, Houston, Texas 77019, and its telephone number is (877) 375-2422.

Marcy Holding, Inc.

2919 Allen Parkway

Woodson Tower

Houston, Texas 77019

Telephone: (877) 375-2422

Equitable Merger Sub is a corporation incorporated in the State of Delaware. To date, Equitable Merger Sub has not conducted any activities other than those incident to its formation, the execution of the Merger Agreement, the preparation of regulatory filings made in connection with the transactions contemplated by the Merger Agreement and other matters related to such transactions. In connection with the transactions contemplated by the Merger Agreement, Equitable Merger Sub will merge with and into Equitable, with Equitable surviving such merger as a wholly-owned subsidiary of New Equitable.

Equitable Merger Sub’s principal office is located at 2919 Allen Parkway, Woodson Tower, Houston, Texas 77019, and its telephone number is (877) 375-2422.

The Mergers and the Merger Agreement (page 86 and Annex A)

The terms and conditions of the transaction are contained in the Merger Agreement, a copy of which is attached as Annex A to this joint proxy statement/prospectus, and which is incorporated by reference into this joint proxy statement/prospectus. You are encouraged to read the Merger Agreement carefully and in its entirety, as it is the primary legal document that governs the transaction between Corebridge and Equitable.

The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, Corebridge and Equitable will effect an all-stock merger transaction to combine their respective businesses through: (a) the Corebridge Merger, with Corebridge as the surviving corporation in the Corebridge Merger and a direct wholly-owned subsidiary of New Equitable and (b) immediately following the consummation of the Corebridge Merger, the Equitable Merger, with Equitable as the surviving corporation in the Equitable Merger and a direct wholly-owned subsidiary of New Equitable.

Merger Consideration (pages 86 and 156)

In the Mergers, (a) each share of Corebridge Common Stock (excluding any shares of Corebridge Common Stock owned by Corebridge, Equitable or any of their respective wholly-owned subsidiaries, or held in treasury by Corebridge (but not including any such shares of Corebridge Common Stock owned by a Corebridge benefit plan, held on behalf of third parties or held by a public or private fund)), issued and outstanding immediately prior to the Corebridge Effective Time will be converted into, and become exchangeable for, 1.000 shares of New Equitable Common Stock, which ratio is referred to as the “Corebridge Exchange Ratio,” and (b) each share of Equitable Common Stock (excluding (i) shares of Equitable Common Stock owned by Equitable, Corebridge or any of their respective wholly-owned subsidiaries, or held in treasury by Equitable (but not including any such shares of Equitable Common Stock owned by an Equitable benefit plan, held on behalf of third parties or held by a public or private fund), and (ii) outstanding performance share units granted under any Equitable stock plan) issued and outstanding immediately prior to the Equitable Effective Time will be converted into, and become exchangeable for, 1.55516 shares of New Equitable Common Stock, which ratio is referred to as the “Equitable Exchange Ratio.” Each holder of Corebridge Common Stock or Equitable Common Stock who would otherwise be entitled to receive a fraction of a share of New Equitable Common Stock will receive a cash payment in lieu of such fractional share. The Corebridge Exchange Ratio and Equitable Exchange Ratio are fixed, which means that they will not change between now and the date of completion of the Mergers, regardless of whether the market price of either Corebridge Common Stock or Equitable Common Stock changes.

In connection with the Mergers, each of the issued and outstanding shares of (a) Corebridge Preferred Stock will be converted into, and become exchangeable for, one share of Series 2 New Equitable Preferred Stock, with substantially identical powers, preferences, privileges and rights as the Corebridge Preferred Stock, (b) Equitable Series A Preferred Stock will be converted into, and become exchangeable for, one share of Series 1-A New Equitable Preferred Stock, with substantially identical powers, preferences, privileges and rights as the Equitable Series A Preferred Stock, and (c) Equitable Series C Preferred Stock will be converted into, and become exchangeable for, one share of Series 1-C New Equitable Preferred Stock, with substantially identical powers, preferences, privileges and rights as the Equitable Series C Preferred Stock.

Treatment of Corebridge Equity Awards (page 157)

At the Corebridge Effective Time:

•

each Corebridge Option that is outstanding and unexercised as of immediately prior to the Corebridge Effective Time will automatically be converted into an option to acquire the number of whole shares of New Equitable Common Stock (rounded down to the nearest whole number of shares) equal to (a) the number of shares of Corebridge Common Stock subject to such Corebridge Option immediately prior to the Corebridge Effective Time multiplied by (b) 1.000, with an exercise price per share (rounded up to the nearest whole cent) equal to (i) the exercise price per share of such Corebridge Option immediately prior to the Corebridge Effective Time divided by (ii) 1.000, with the exercise price and the number of shares of New Equitable Common Stock purchasable pursuant to such Converted Corebridge Options to be determined in a manner consistent with the requirements of Section 409A of the Internal Revenue Code of 1986 (the “Code”). However, if Section 422 of the Code applies to any Converted Corebridge Option, the exercise price and the number of shares of New Equitable Common Stock purchasable pursuant to such option will be determined in accordance with the foregoing, subject to such adjustments as are necessary in order to satisfy the requirements of Section 424(a) of the Code. Each such Converted Corebridge Option will otherwise continue to have, and will be subject to, the same terms and conditions as applied to the corresponding Corebridge Option immediately prior to the Corebridge Effective Time (including the requirement to perform continued services to satisfy applicable time-based vesting conditions (if any) and any “double-trigger” vesting provisions applicable to such Corebridge Option);

•

each Corebridge RSU that is outstanding as of immediately prior to the Corebridge Effective Time will automatically be converted into an award of restricted stock units corresponding to a number of shares of New Equitable Common Stock (rounded down to the nearest whole number of shares) equal to (1) the applicable number of shares of Corebridge Common Stock subject to such Corebridge RSU immediately prior to the Corebridge Effective Time multiplied by (2) 1.000. Each such Converted Corebridge RSU Award will otherwise continue to have, and will be subject to, the same terms and conditions as applied to the corresponding Corebridge RSU immediately prior to the Corebridge Effective Time (including the requirement to perform continued services to satisfy applicable time-based vesting conditions (if any) and any “double-trigger” vesting provisions applicable to such Corebridge RSUs);

•

each Corebridge PSU that is outstanding as of immediately prior to the Corebridge Effective Time will automatically be converted into an award of restricted stock units that vests solely based on continued service through the third anniversary of the applicable grant date corresponding to a number of shares of New Equitable Common Stock (rounded down to the nearest whole number of shares) equal to (1) the applicable number of shares of Corebridge Common Stock subject to such Corebridge PSU immediately prior to the Corebridge Effective Time, with performance deemed to be achieved based on the greater of (A) target performance and (B) actual performance through the Corebridge Effective Time as determined by the Corebridge Compensation Committee in good faith consultation with Equitable, multiplied by (2) 1.000. Each such Converted Corebridge PSU Award will otherwise continue to have, and will be subject to, the same terms and conditions (other than performance-based vesting conditions) as applied to the corresponding Corebridge PSU immediately prior to the Corebridge Effective Time (including the requirement to perform continued services to satisfy applicable time-based vesting conditions and any “double-trigger” vesting provisions applicable to such Corebridge PSUs);

•

each Corebridge DSU that is outstanding as of immediately prior to the Corebridge Effective Time will automatically be converted into an award of deferred stock units corresponding to a number of shares of New Equitable Common Stock (rounded down to the nearest whole number of shares) equal to (1) the applicable number of shares of Corebridge Common Stock subject to such Corebridge DSU immediately prior to the Corebridge Effective Time multiplied by (2) 1.000. Each such Converted Corebridge DSU Award will otherwise continue to have, and will be subject to, the same terms and conditions as applied to the corresponding Corebridge DSU immediately prior to the Corebridge Effective Time (including with respect to settlement timing); and

•

any dividend equivalent rights associated with any Corebridge RSU, Corebridge PSU or Corebridge DSU will be treated in the same manner as the award to which such dividend equivalent rights relate in accordance with the Merger Agreement, in each case, pursuant to the terms of the relevant Corebridge stock plan immediately prior to the Corebridge Effective Time, after giving effect to any applicable “change in control” provisions governing such right or award.

Treatment of Equitable Equity Awards (page 159)

At the Equitable Effective Time:

•

each Equitable Option that is outstanding and unexercised as of immediately prior to the Equitable Effective Time will automatically be converted into an option to acquire the number of whole shares of New Equitable Common Stock (rounded down to the nearest whole number of shares) equal to (a) the number of shares of Equitable Common Stock subject to such Equitable Option immediately prior to the Equitable Effective Time multiplied by (b) 1.55516, with an exercise price per share (rounded up to the nearest whole cent) equal to (i) the exercise price per share of such Equitable Option immediately prior to the Equitable Effective Time divided by (ii) 1.55516, with the exercise price and the number of shares of New Equitable Common Stock purchasable pursuant to such Converted Equitable Options to be determined in a manner consistent with the requirements of Section 409A of the Code. However, if Section 422 of the Code applies to any Converted Equitable Option, the exercise price and the number of shares of New Equitable Common Stock purchasable pursuant to such option will be determined in accordance with the foregoing, subject to such adjustments as are necessary in order to satisfy the requirements of Section 424(a) of the Code. Each such Converted Equitable Option will otherwise continue to have, and will be subject to, the same terms and conditions as applied to the corresponding Equitable Option immediately prior to the Equitable Effective Time (including the requirement to perform continued services to satisfy applicable time-based vesting conditions (if any) and any “double-trigger” vesting provisions applicable to such Equitable Option);

•

each Equitable RSU that is outstanding as of immediately prior to the Equitable Effective Time will automatically be converted into an award of restricted stock units corresponding to a number of shares of New Equitable Common Stock (rounded down to the nearest whole number of shares) equal to (1) the applicable number of shares of Equitable Common Stock subject to such Equitable RSU immediately prior to the Equitable Effective Time multiplied by (2) 1.55516. Each such Converted Equitable RSU Award will otherwise continue to have, and will be subject to, the same terms and conditions as applied to the corresponding Equitable RSU immediately prior to the Equitable Effective Time (including the requirement to perform continued services to satisfy applicable time-based vesting conditions (if any) and any “double-trigger” vesting provisions applicable to such Equitable RSUs);

•

each Equitable Performance Share that is outstanding as of immediately prior to the Equitable Effective Time will automatically be converted into an award of restricted stock units that vests solely based on continued service through the third anniversary of the applicable grant date corresponding to a number of shares of New Equitable Common Stock (rounded down to the nearest whole number of shares) equal to (1) the applicable number of shares of Equitable Common Stock underlying the Equitable Performance Shares immediately prior to the Equitable Effective Time, with performance deemed to be achieved based on the greater of (A) target performance and (B) actual performance through the Equitable Effective Time as determined by the Equitable Compensation Committee in good faith consultation with Corebridge, multiplied by (2) 1.55516. Each such Converted Equitable Performance Share will otherwise continue to have, and will be subject to, the same terms and conditions (other than performance-based vesting conditions) as applied to the corresponding Equitable Performance Share immediately prior to the Equitable Effective Time (including the requirement to perform continued services to satisfy applicable time-based vesting conditions and any “double-trigger” vesting provisions applicable to such Equitable Performance Share); and

•

any dividend equivalent rights associated with any Equitable RSU or Equitable Performance Share will be treated in the same manner as the award to which such dividend equivalent rights relate in accordance with the Merger Agreement, in each case, pursuant to the terms of the relevant Equitable stock plan immediately prior to the Equitable Effective Time, after giving effect to any applicable “change in control” provisions governing such right or award.

The New Equitable ESPP (page 160)

If the Corebridge Common Stockholders vote to approve the Corebridge ESPP Proposal at the Corebridge Special Meeting, New Equitable will assume the Corebridge ESPP at the Corebridge Effective Time. However, if the Corebridge Common Stockholders do not vote to approve the Corebridge ESPP Proposal at the Corebridge Special Meeting, New Equitable will assume the Equitable ESPP. The Corebridge ESPP or Equitable ESPP, as applicable, as assumed and converted at the Corebridge Effective Time, will be referred to herein as the “New Equitable ESPP.” The New Equitable ESPP will provide for the issuance of shares of New Equitable Common Stock.

If the New Equitable ESPP is converted from the Corebridge ESPP, each option to purchase shares under the Corebridge ESPP (each, a “Corebridge ESPP Option”) that is outstanding under any offering period that has not expired will be converted into and become an option (each, a “Converted Corebridge ESPP Option”) to acquire shares of New Equitable Common Stock (rounded down to the nearest whole number of shares) equal to (a) the number of shares of Corebridge Common Stock subject to such Corebridge ESPP Option immediately prior to the Corebridge Effective Time multiplied by (b) 1.000, with an exercise price per share (rounded up to the nearest whole cent) equal to (i) the exercise price per share of such Corebridge ESPP Option immediately prior to the Corebridge Effective Time divided by (ii) 1.000, with the exercise price and the number of shares of New Equitable Common Stock purchasable pursuant to Converted Corebridge ESPP Options will be determined in a manner consistent with the requirements of Section 409A of the Code. Such conversion will be effected through New Equitable assuming such Corebridge ESPP Option in accordance with the terms of the Corebridge ESPP and the terms of the applicable election of each participant in the Corebridge ESPP immediately prior to the Corebridge Effective Time. This treatment is null and void if the Corebridge Common Stockholders vote against the Corebridge ESPP Proposal.

If the Corebridge Common Stockholders vote against the Corebridge ESPP Proposal, the New Equitable ESPP will be converted from the Equitable ESPP. Each option to purchase shares under the Equitable ESPP (each, an “Equitable ESPP Option”) that is outstanding under any offering period that has not expired will then be converted into and become an option to acquire the number of shares of New Equitable Common Stock (rounded down to the nearest whole number of shares) equal to (a) the applicable number of shares of Equitable Common Stock subject to such Equitable RSU immediately prior to the Equitable Effective Time multiplied by (b) 1.55516 with an exercise price per share (rounded up to the nearest whole cent) equal to (i) the exercise price per share of such Equitable ESPP Option immediately prior to the Equitable Effective Time divided by (ii) 1.55516, with the exercise price and the number of shares of New Equitable Common Stock purchasable pursuant to the Equitable ESPP Options shall be determined in a manner consistent with the requirements of Section 409A of the Code. Such conversion effected through New Equitable assuming such Equitable ESPP Option in accordance with the terms of the Equitable ESPP and the terms of the applicable election of each participant in the Equitable ESPP immediately prior to the Equitable Effective Time.

Additionally, if the Corebridge Common Stockholders vote to approve the Corebridge ESPP Proposal at the Corebridge Special Meeting, then the Equitable board of directors will take all actions reasonably necessary to (a) provide that the Equitable ESPP will terminate as of immediately prior to the Closing date and no further rights will be granted or exercised under the Equitable ESPP thereafter, (b) for any offering period in effect under the Equitable ESPP immediately prior to the Closing, establish a new exercise date to be set under The AXA Equitable Holdings, Inc. Stock Purchase Plan, effective as of December 1, 2018 (the “Equitable ESPP”), which date will be no later than five business days prior to the Closing date (the “Equitable ESPP Exercise Date”), with the automatic purchase of Equitable Common Stock with respect to accumulated employee contributions of each participant under the Equitable ESPP in respect of such offering period to occur on such date, (c) make any adjustments that may be necessary or advisable to reflect the shortened offering period, but otherwise treat such shortened offering period as a fully effective and completed offering period or purchase period for all purposes pursuant to the Equitable ESPP, and (d) provide that the amount of the accumulated contributions of each participant under the Equitable ESPP as of immediately prior to the Equitable ESPP Exercise Date will, to the extent not used to purchase Equitable Common Stock in accordance with the terms and conditions of the Equitable ESPP, be refunded to such participant as promptly as practicable following the Equitable Effective Time (without interest).

Ownership of New Equitable after the Mergers (page 153)

As of the date of this joint proxy statement/prospectus, based on the estimated number of shares of Corebridge Common Stock and Equitable Common Stock that will be outstanding immediately prior to Closing, and the Corebridge Exchange Ratio of 1.000 and Equitable Exchange Ratio of 1.55516, Corebridge and Equitable estimate that (a) holders of shares of Corebridge Common Stock as of immediately prior to Closing will hold, in the aggregate, approximately 51% of the issued and outstanding shares of New Equitable Common Stock immediately following Closing, and (b) holders of shares of Equitable Common Stock as of immediately prior to Closing will hold, in the aggregate, approximately 49% of the issued and outstanding shares of New Equitable Common Stock immediately following Closing.

Corebridge’s Reasons for the Mergers (page 97)

The Corebridge board of directors unanimously recommends that Corebridge Common Stockholders vote “FOR” the Corebridge Merger Agreement Proposal (Corebridge Proposal 1).

In reaching its decision to approve and declare advisable the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Mergers on the terms and subject to the conditions set forth in the Merger Agreement, and to recommend that the Corebridge Common Stockholders adopt the Merger Agreement, the Corebridge board of directors consulted with Corebridge’s senior management and its outside legal and financial advisors, and considered a number of factors it believed supported its decision to enter into the Merger Agreement, including, without limitation, those listed in the section of this joint proxy statement/prospectus titled “The Mergers—Recommendation of the Corebridge Board of Directors; Corebridge’s Reasons for the Mergers” beginning on page 97.

Equitable’s Reasons for the Mergers (page 103)

The Equitable board of directors unanimously recommends that Equitable Common Stockholders vote “FOR” the Equitable Merger Agreement Proposal (Equitable Proposal 1).

In reaching its decision to approve and declare advisable the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Mergers on the terms and subject to the conditions set forth in the Merger Agreement, and to recommend that the Equitable Common Stockholders adopt the Merger Agreement, the Equitable board of directors consulted with Equitable’s senior management and its outside legal and financial advisors, and considered a number of factors it believed supported its decision to enter into the Merger Agreement, including, without limitation, those listed in the section of this joint proxy statement/prospectus titled “The Mergers—Recommendation of the Equitable Board of Directors; Equitable’s Reasons for the Mergers” beginning on page 103.

Summary Unaudited Pro Forma Condensed Combined Financial Information (page 233)

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X and should be read in conjunction with the accompanying notes. For a description of the unaudited pro forma condensed combined financial information see the section of this joint proxy statement/prospectus titled “Unaudited Pro Forma Condensed Combined Financial Information” beginning on page 233.

Opinion of Corebridge’s Financial Advisor (page 109 and Annex I)

Corebridge retained Morgan Stanley & Co. LLC (“Morgan Stanley”) to provide it with financial advisory services in connection with a possible acquisition of some or all of the equity or assets of, or business combination, merger or similar transaction with, Equitable or its affiliates and, if requested by Corebridge, a financial opinion with respect thereto. Corebridge selected Morgan Stanley to act as its financial advisor based on Morgan Stanley’s qualifications, expertise and reputation and its knowledge of the financial services industry, market and regulatory environment and business and affairs of Corebridge. Morgan Stanley rendered to the Corebridge board of directors at its special meeting on March 25, 2026, its oral opinion, subsequently confirmed by delivery of a written opinion dated March 25, 2026, that, as of that date, and based upon and subject to the various assumptions, procedures, matters, qualifications and limitations on the scope of the review undertaken by Morgan Stanley and the other matters set forth therein, the Corebridge Exchange Ratio pursuant to the Merger Agreement was fair from a financial point of view to the holders (other than Equitable and its affiliates) of Corebridge Common Stock.

The full text of the written opinion of Morgan Stanley, dated March 25, 2026, is attached as Annex I and incorporated by reference into this joint proxy statement/prospectus. The opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken by Morgan Stanley in rendering its opinion. Morgan Stanley’s opinion was directed to the Corebridge board of directors and addresses only the fairness from a financial point of view to the holders of Corebridge Common Stock (other than Equitable and its affiliates) of the Corebridge Exchange Ratio pursuant to the Merger Agreement as of the date of the opinion. Morgan Stanley’s opinion did not address any other aspect of the transactions contemplated by the Merger Agreement and did not constitute a recommendation to stockholders of Corebridge or Equitable as to how to act or vote at the special meetings to be held in connection with the Mergers or any other matter or whether to take any other action with respect to the Mergers. The summary of Morgan Stanley’s opinion set forth in this joint proxy statement/prospectus is qualified in its entirety by reference to the full text of the opinion. In addition, the opinion did not in any manner address the price at which New Equitable Common Stock will trade following the consummation of the Mergers or the prices at which Corebridge Common Stock, Equitable Common Stock or the Units Representing Assignments of Beneficial Ownership of Limited Partnership Interests (the “AllianceBernstein Holding Units”) in AllianceBernstein Holding L.P. (“AllianceBernstein Holding”) will trade at any time. Pursuant to Corebridge’s engagement letter with Morgan Stanley, Corebridge has agreed to pay Morgan Stanley a transaction fee of $60 million, $5 million of which became payable upon the rendering of Morgan Stanley’s opinion, and $55 million of which is contingent upon consummation of the transaction.

For a description of the opinion of Morgan Stanley, see the section of this joint proxy statement/prospectus titled “The Mergers—Opinion of Corebridge’s Financial Advisor” beginning on page 109 and Annex I to this joint proxy statement/prospectus.

Opinion of Equitable’s Financial Advisor (page 120 and Annex J)

The Equitable board of directors selected Goldman Sachs & Co. LLC (“Goldman Sachs”) as its financial advisor because it is an internationally recognized investment banking firm that has substantial experience in transactions similar to the transaction. Pursuant to a letter agreement dated March 24, 2026, Equitable engaged Goldman Sachs to act as its financial advisor in connection with the potential transaction (the “GS Engagement Letter”). Goldman Sachs delivered its opinion to the Equitable board of directors that, as of March 26, 2026 and based upon and subject to the factors and assumptions set forth therein, taking into account the Corebridge Merger, the Equitable Exchange Ratio pursuant to the Merger Agreement was fair from a financial point of view to the holders (other than Corebridge and its affiliates) of the outstanding shares of Equitable Common Stock.

The full text of the written opinion of Goldman Sachs, dated March 26, 2026, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex J, and is incorporated by reference into this joint proxy statement/prospectus. Goldman Sachs provided advisory services and its opinion for the information and assistance of the Equitable board of directors in connection with its consideration of the transaction. Goldman Sachs’ opinion is not a recommendation as to how any holder of shares of Equitable Common Stock should vote with respect to the transaction or any other matter. The summary of Goldman Sachs’ opinion set forth in this joint proxy statement/prospectus is qualified in its entirety by reference to the full text of the opinion. In addition, Goldman Sachs does not express any opinion as to the prices at which the shares of Corebridge Common Stock, the shares of Equitable Common Stock or the shares of New Equitable Common Stock will trade at any time, as to the potential effects of volatility in the credit, financial and stock markets on Equitable, Corebridge or New Equitable or the transaction, or as to the impact of the transaction on the solvency or viability of Equitable, Corebridge or New Equitable or the ability of Equitable, Corebridge or New Equitable to pay their respective obligations when they come due. Pursuant to the GS Engagement Letter, Equitable has agreed to pay Goldman Sachs a transaction fee of $50 million, $5 million of which became payable at announcement of the transaction, and the remainder of which is contingent upon consummation of the transaction.

For a description of the opinion of Goldman Sachs, see the section of this joint proxy statement/prospectus titled “The Mergers—Opinion of Equitable’s Financial Advisor” beginning on page 120 and Annex J to this joint proxy statement/prospectus.

Proxy Solicitation Costs (pages 69 and 80)

Corebridge and Equitable are soliciting proxies to provide an opportunity to Corebridge Common Stockholders and Equitable Common Stockholders to vote on agenda items at the respective special meetings, whether or not they are able to attend their respective special meetings and any adjournments or postponements thereof. Corebridge and Equitable’s directors, officers and other employees may solicit proxies in person, by telephone, electronically, by mail or other means, but they will not be specifically compensated for doing so. Corebridge and Equitable also may be required to reimburse banks, brokers and other persons for expenses they incur in forwarding proxy materials to obtain voting instructions from beneficial stockholders. Corebridge has also hired Innisfree to assist in the solicitation of proxies, and Equitable has hired D.F. King to assist in the solicitation of proxies. The total cost of solicitation of proxies will be borne by Corebridge and Equitable. For a description of the costs and expenses to Corebridge and Equitable of soliciting proxies, see the sections of this joint proxy statement/prospectus titled “The Corebridge Special Meeting—Proxy Solicitation Costs” beginning on page 69 and “The Equitable Special Meeting—Proxy Solicitation Costs” beginning on page 80.

The Corebridge Special Meeting (page 63)

The Corebridge Special Meeting will be held virtually on [    ], 2026 at [   ], Eastern Time, at http://[    ]. The Corebridge Special Meeting will be held online only and you will not be able to attend in person. Online check-in will begin at [    ], Eastern Time and you should allow ample time for the check-in procedures. If you are a stockholder of record as of the record date, you will be able to attend and participate in the Corebridge Special Meeting online, vote your shares electronically, submit your questions and access the list of Corebridge stockholders entitled to vote at the Corebridge Special Meeting during the Corebridge Special Meeting by logging in to the website listed above using the 16-digit control number included in your proxy card.

The purposes of the Corebridge Special Meeting are as follows:

•	Corebridge Proposal 1: Adoption of the Merger Agreement. To consider and vote on the Corebridge Merger Agreement Proposal;

•	Corebridge Proposal 2: Approval of the Corebridge Advisory Compensation Proposal. To consider and vote on the Corebridge Advisory Compensation Proposal;

•	Corebridge Proposal 3: Adoption of the Corebridge ESPP. To consider and vote on the Corebridge ESPP Proposal; and

•	Corebridge Proposal 4: Adjournments of the Corebridge Special Meeting. To consider and vote on the Corebridge Adjournment Proposal.

Only holders of record of issued and outstanding shares of Corebridge Common Stock as of the close of business on [    ], 2026, the record date for the Corebridge Special Meeting, are entitled to vote at, and only Corebridge Common Stockholders as of such record date are entitled to notice of, the Corebridge Special Meeting and any adjournment or postponement of the Corebridge Special Meeting. Corebridge Common Stockholders may cast one vote for each share of Corebridge Common Stock held as of that record date. Corebridge Common Stockholders who (i) virtually attend the Corebridge Special Meeting, or (ii) otherwise are present at the Corebridge Special Meeting through their duly appointed proxy, will be considered present “in person” for purposes of establishing a quorum and for all other purposes.

Assuming a quorum is present at the Corebridge Special Meeting, the approval of the Corebridge Merger Agreement Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Corebridge Common Stock entitled to vote on such proposal. A failure to vote, a failure to provide instructions with respect to your shares held through a bank, broker or other nominee or an abstention will have the same effect as a vote “AGAINST” the Corebridge Merger Agreement Proposal.

Assuming a quorum is present at the Corebridge Special Meeting, the approval of the Corebridge Advisory Compensation Proposal requires the affirmative vote of the holders of a majority of the shares of Corebridge Common Stock present in person or represented by proxy at the Corebridge Special Meeting and entitled to vote thereon. A stockholder’s (i) abstention on the Corebridge Advisory Compensation Proposal, (ii) voting on one or more of the other proposals to come before the Corebridge Special Meeting by proxy (but not voting on the Corebridge Advisory Compensation Proposal) or (iii) attending the Corebridge Special Meeting in person and not voting on the Corebridge Advisory Compensation Proposal (whether or not such stockholder votes in person on any other proposals to come before the Corebridge Special Meeting) will have the same effect as a vote “AGAINST” the Corebridge Advisory Compensation Proposal. However, assuming a quorum is present at the Corebridge Special Meeting, (i) the failure to attend the Corebridge Special Meeting in person or by proxy or (ii) failure to instruct your bank, broker or other nominee to vote any shares you hold through such intermediary will have no effect on the outcome of the Corebridge Advisory Compensation Proposal.

Assuming a quorum is present at the Corebridge Special Meeting, the approval of the Corebridge ESPP Proposal requires the affirmative vote of the holders of a majority of the shares of Corebridge Common Stock present in person or represented by proxy at the Corebridge Special Meeting and entitled to vote thereon. A stockholder’s (i) abstention on the Corebridge ESPP Proposal, (ii) voting on one or more of the other proposals to come before the Corebridge Special Meeting by proxy (but not voting on the Corebridge ESPP Proposal) or (iii) attending the Corebridge Special Meeting in person and not voting on the Corebridge ESPP Proposal (whether or not such stockholder votes in person on any other proposals to come before the Corebridge Special Meeting) will have the same effect as a vote “AGAINST” the Corebridge ESPP Proposal. However, assuming a quorum is present at the Corebridge Special Meeting, (i) the failure to attend the Corebridge Special Meeting in person or by proxy or (ii) failure to instruct your bank, broker or other nominee to vote any shares you hold through such intermediary will have no effect on the outcome of the Corebridge ESPP Proposal.

Whether or not there is a quorum present at the Corebridge Special Meeting, approval of the Corebridge Adjournment Proposal requires the affirmative vote of the holders of a majority of the shares of Corebridge Common Stock present in person or represented by proxy at the Corebridge Special Meeting and entitled to vote thereon. A stockholder’s (i) abstention on the Corebridge Adjournment Proposal, (ii) voting on one or more of the other proposals to come before the Corebridge Special Meeting by proxy (but not voting on the Corebridge Adjournment Proposal) or (iii) attending the Corebridge Special Meeting in person and not voting on the Corebridge Adjournment Proposal (whether or not such stockholder votes in person on any other proposals to come before the Corebridge Special Meeting) will have the same effect as a vote “AGAINST” the Corebridge Adjournment Proposal. However, (i) the failure to attend the Corebridge Special Meeting in person or by proxy or (ii) failure to instruct your bank, broker or other nominee to vote any shares you hold through such intermediary will have no effect on the outcome of the Corebridge Adjournment Proposal.

Corebridge’s obligation to hold the Corebridge Special Meeting will not be affected by the making of a change of recommendation (as defined below) by the Corebridge board of directors, nor will such obligation be affected by the commencement of or announcement or disclosure of or communication to Corebridge of any acquisition proposal (including any superior proposal, each as defined below) or the occurrence or disclosure of an intervening event (as defined below) as to Corebridge.

The Equitable Special Meeting (page 75)

The Equitable Special Meeting will be held virtually on [     ], 2026 at [  ], Eastern Time, at http://[    ]. The Equitable Special Meeting will be held online only and you will not be able to attend in person. Online check-in will begin at [    ], Eastern Time and you should allow ample time for the check-in procedures. If you are a stockholder of record as of the record date, you will be able to attend and participate in the Equitable Special Meeting online, vote your shares electronically, submit your questions and access the list of Equitable stockholders entitled to vote at the Equitable Special Meeting during the Equitable Special Meeting by logging in to the website listed above using the 16-digit control number included in your proxy card.

The purposes of the Equitable Special Meeting are as follows:

•	Equitable Proposal 1: Adoption of the Merger Agreement. To consider and vote on the Equitable Merger Agreement Proposal;

•	Equitable Proposal 2: Approval of the Equitable Advisory Compensation Proposal. To consider and vote on the Equitable Advisory Compensation Proposal; and

•	Equitable Proposal 3: Adjournments of the Equitable Special Meeting. To consider and vote on the Equitable Adjournment Proposal.

Only holders of record of issued and outstanding shares of Equitable Common Stock as of the close of business on [    ], 2026, the record date for the Equitable Special Meeting, are entitled to vote at, and only Equitable Common Stockholders as of such record date are entitled to notice of, the Equitable Special Meeting and any adjournment or postponement of the Equitable Special Meeting. Equitable Common Stockholders may cast one vote for each share of Equitable Common Stock held as of that record date. Equitable Common Stockholders who (i) virtually attend the Equitable Special Meeting, or (ii) otherwise are present at the Equitable Special Meeting through their duly appointed proxy, will be considered present “in person” for purposes of establishing a quorum and for all other purposes.

Assuming a quorum is present at the Equitable Special Meeting, the approval of the Equitable Merger Agreement Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Equitable Common Stock entitled to vote on such proposal. A failure to vote, a failure to provide instructions with respect to your shares held through a bank, broker or other nominee or an abstention will have the same effect as a vote “AGAINST” the Equitable Merger Agreement Proposal.

Assuming a quorum is present at the Equitable Special Meeting, approval of the Equitable Advisory Compensation Proposal requires the affirmative vote of the holders of a majority of the shares of Equitable

Common Stock present in person or represented by proxy at the Equitable Special Meeting and entitled to vote thereon. A stockholder’s (i) abstention on the Equitable Advisory Compensation Proposal, (ii) voting on one or more of the other proposals to come before the Equitable Special Meeting by proxy (but not voting on the Equitable Advisory Compensation Proposal) or (iii) attending the Equitable Special Meeting in person and not voting on the Equitable Advisory Compensation Proposal (whether or not such stockholder votes in person on any other proposals to come before the Equitable Special Meeting) will have the same effect as a vote “AGAINST” the Equitable Advisory Compensation Proposal. However, assuming a quorum is present at the Equitable Special Meeting, (i) the failure to attend the Equitable Special Meeting in person or by proxy or (ii) failure to instruct your bank, broker or other nominee to vote any shares you hold through such intermediary will have no effect on the outcome of the Equitable Advisory Compensation Proposal.

Whether or not there is a quorum present at the Equitable Special Meeting, approval of the Equitable Adjournment Proposal requires the affirmative vote of the holders of a majority of the shares of Equitable Common Stock present in person or represented by proxy at the Equitable Special Meeting and entitled to vote thereon. A stockholder’s (i) abstention on the Equitable Adjournment Proposal, (ii) voting on one or more of the other proposals to come before the Equitable Special Meeting by proxy (but not voting on the Equitable Adjournment Proposal) or (iii) attending the Equitable Special Meeting in person and not voting on the Equitable Adjournment Proposal (whether or not such stockholder votes in person on any other proposals to come before the Equitable Special Meeting) will have the same effect as a vote “AGAINST” the Equitable Adjournment Proposal. However, (i) the failure to attend the Equitable Special Meeting in person or by proxy or (ii) failure to instruct your bank, broker or other nominee to vote any shares you hold through such intermediary will have no effect on the outcome of the Equitable Adjournment Proposal.

Equitable’s obligation to hold the Equitable Special Meeting will not be affected by the making of a change of recommendation by the Equitable board of directors, nor will such obligation be affected by the commencement of or announcement or disclosure of or communication to Equitable of any acquisition proposal (including any superior proposal) or the occurrence or disclosure of an intervening event as to Equitable.

Interests of Corebridge Directors and Executive Officers in the Mergers (page 136)

When considering the recommendation of the Corebridge board of directors, Corebridge stockholders should be aware that directors and executive officers of Corebridge have certain interests in the Mergers that may be different from or in addition to the interests of Corebridge stockholders generally. The interests of Corebridge’s directors and executive officers include, among others, that certain of Corebridge’s directors are expected to serve as directors on the New Equitable board of directors, that certain of Corebridge’s executive officers are expected to become executive officers of New Equitable, the treatment in the Mergers of Corebridge Options, Corebridge RSUs, Corebridge PSUs, Corebridge DSUs and Corebridge ESPP Options and that Corebridge’s directors and executive officers will be provided continued indemnification and insurance coverage. The Corebridge board of directors was aware of these interests and considered them, among other things, in evaluating and negotiating the Merger Agreement and the transactions contemplated by the Merger Agreement. The Corebridge board of directors considered these interests in recommending that the Corebridge Common Stockholders adopt the Merger Agreement.

Interests of Equitable Directors and Executive Officers in the Mergers (page 143)

When considering the recommendation of the Equitable board of directors, Equitable stockholders should be aware that directors and executive officers of Equitable have certain interests in the Mergers that may be different from or in addition to the interests of Equitable stockholders generally. The interests of Equitable’s directors and executive officers include, among others, that certain of Equitable’s directors are expected to serve as directors on the New Equitable board of directors, that certain of Equitable’s executive officers are expected to become executive officers of New Equitable, the treatment in the Mergers of Equitable Options, Equitable RSUs, Equitable Performance Shares and Equitable ESPP Options and that Equitable’s directors and executive officers will be provided continued indemnification and insurance coverage. The Equitable board of directors was aware of these interests and considered them, among other things, in evaluating and negotiating the Merger Agreement and the transactions contemplated by the Merger Agreement. The Equitable board of directors considered these interests in recommending that the Equitable Common Stockholders adopt the Merger Agreement.

New Equitable Governance Matters (page 164)

The Merger Agreement, a copy of which is attached to this joint proxy statement/prospectus as Annex A, contains certain provisions relating to the governance of New Equitable following completion of the Mergers.

Board of Directors

As of the Closing, the New Equitable board of directors will consist of 14 directors, including:

•

seven directors of Equitable who will be designated by Equitable prior to the Closing (who are referred to as the “Equitable Designees”), including the current President and Chief Executive Officer of Equitable (the “Current Equitable CEO”) and the current Chair of the Equitable board of directors; and

•

seven directors of Corebridge who will be designated by Corebridge prior to the Closing (who are referred to as the “Corebridge Designees”), including the current President and Chief Executive Officer of Corebridge (the “Current Corebridge CEO”) and the current Chair of the Corebridge board of directors.

As of the date of this joint proxy statement/prospectus, other than as set forth above, the individuals to serve on the New Equitable board of directors at the Closing have not been determined.

Executive Chairman, President and CEO and Lead Independent Director

As of the Closing:

•	the Current Equitable CEO will be the Executive Chair of the New Equitable board of directors (the “New Equitable Executive Chair”);

•	the Current Corebridge CEO will be the President and Chief Executive Officer of New Equitable (the “New Equitable CEO”); and

•	the current Chair of the Corebridge board of directors will be the Lead Independent Director of the New Equitable board of directors.

Committees of the Board of Directors

As of the Closing, the New Equitable board of directors will have an Executive Committee, including the New Equitable Executive Chair, another Equitable Designee, the New Equitable CEO and another Corebridge Designee. The New Equitable Executive Chair will be the Chair of the Executive Committee.

In addition, the New Equitable board of directors will have the following four standing committees: the Audit Committee, the Compensation Committee, the Nominating and Governance Committee and the Risk Committee. As of the Closing, each of these committees will consist of four members, including two Equitable Designees and two Corebridge Designees. Two of these committees will have an Equitable Designee as Chair and the other two committees will have a Corebridge Designee as Chair.

As of the date of this joint proxy statement/prospectus, other than as set forth above, the individuals to serve on the committees of the New Equitable board of directors at the Closing have not been determined.

Chief Financial Officer, Chief Operating Officer and General Counsel and Chief Legal Officer

As of the Closing, (i) the current Chief Financial Officer of Equitable will be the Chief Financial Officer of New Equitable, (ii) the current Chief Operating Officer of Equitable will be the Chief Operating Officer of New Equitable, and (iii) the current General Counsel of Corebridge will be the General Counsel and Chief Legal Officer of New Equitable.

Name and Trading Symbol

As of the Closing, the name of New Equitable will be “Equitable Holdings, Inc.” and the NYSE ticker symbol of New Equitable will be “EQH” or such other ticker symbol as may be agreed by Corebridge and Equitable.

Headquarters

As of the Closing, the headquarters of New Equitable will be located in Houston, Texas, or such other location as may be mutually agreed by Equitable and Corebridge.

For a more complete description of the governance arrangements of New Equitable, please see the sections entitled “New Equitable Governance Matters” beginning on page 164.

Efforts to Complete the Mergers (page 180)

Corebridge and Equitable have agreed to cooperate with each other and use (and to cause their respective subsidiaries to use) their respective reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under the Merger Agreement and applicable law to cause the conditions to the Closing set forth in the Merger Agreement to be satisfied and consummate and make effective the transactions contemplated by the Merger Agreement, in each case, as soon as reasonably practicable, including preparing and filing as promptly as reasonably practicable and advisable all documentation to effect all necessary notices, reports and other filings and to obtain as promptly as reasonably practicable all consents, registrations, approvals, clearances, permits and authorizations necessary or advisable to be obtained from any third party or governmental entity in order to consummate the transactions contemplated by the Merger Agreement.

Corebridge and Equitable are required under the Merger Agreement to accept or agree to certain regulatory remedies (as described in the section of this joint proxy statement/prospectus titled “The Merger Agreement—Efforts to Complete the Mergers” beginning on page 180), including potential asset divestitures, in order to obtain such regulatory approvals or clearances. However, nothing in the Merger Agreement will require, or be construed to require, Corebridge or Equitable or any of their respective subsidiaries or other affiliates, to:

•	waive any of the conditions to the Closing of the Mergers;

•	commence any litigation against any governmental antitrust entity or insurance regulator;

•	take, effect or agree to any regulatory remedy unless such regulatory remedy is conditioned upon the occurrence of the Closing or is effective on or after the Closing; or

•	take, effect or agree to any regulatory remedy that individually or in the aggregate with any other regulatory remedy that would, after giving effect to the Mergers (and after giving effect to any reasonably expected proceeds from effecting any such regulatory remedy), result in, or reasonably be expected to result in, an effect that, individually or in the aggregate with any other effect, have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of New Equitable and its subsidiaries, taken as a whole (provided that for purposes of determining the foregoing, the business, assets, condition (financial or otherwise) or results of operations of New Equitable and its subsidiaries, taken as a whole, will be deemed to be of the same scale as those of Corebridge and its subsidiaries, taken as a whole).

See the sections of this joint proxy statement/prospectus titled “The Mergers—Regulatory Approvals and Clearances Required for the Mergers” beginning on page 152 and “The Merger Agreement—Efforts to Complete the Mergers” beginning on page 180 for a description of the material regulatory approvals or clearances required for the completion of the Mergers.

Certain Beneficial Owners of Corebridge Common Stock (page 227)

At the close of business on June 1, 2026, directors and executive officers of Corebridge beneficially owned and were entitled to vote approximately 676,128 shares of Corebridge Common Stock, collectively representing approximately 0.1% of the shares of Corebridge Common Stock outstanding on June 1, 2026. Although none of them has entered into any agreement obligating them to do so, Corebridge currently expects that all of its directors, executive officers and named executive officers (“NEOs”) will vote their shares “FOR” the Corebridge Merger Agreement Proposal, “FOR” the Corebridge Advisory Compensation Proposal, “FOR” the Corebridge ESPP Proposal and “FOR” the Corebridge Adjournment Proposal.

For more information regarding the security ownership of Corebridge directors, executive officers and NEOs, see the section of this joint proxy statement/prospectus titled “Certain Beneficial Owners of Corebridge Common Stock—Security Ownership of Corebridge Common Stock by Directors, Executive Officers and NEOs” beginning on page 228.

Certain Beneficial Owners of Equitable Common Stock (page 230)

At the close of business on June 1, 2026, directors and executive officers of Equitable beneficially owned and were entitled to vote approximately 2,823,888 shares of Equitable Common Stock, collectively representing approximately 1.0% of the shares of Equitable Common Stock outstanding on June 1, 2026. Although none of them has entered into any agreement obligating them to do so, Equitable currently expects that all of its directors, executive officers and NEOs will vote their shares “FOR” the Equitable Merger Agreement Proposal, “FOR” the Equitable Advisory Compensation Proposal and “FOR” the Equitable Adjournment Proposal.

For more information regarding the security ownership of Equitable directors, executive officers and NEOs, see the section of this joint proxy statement/prospectus titled “Certain Beneficial Owners of Equitable Common Stock—Security Ownership of Equitable Common Stock by Directors, Executive Officers and NEOs” beginning on page 231.

No Appraisal Rights (page 222)

No appraisal rights will be available to Corebridge stockholders or Equitable stockholders in connection with the Mergers.

Conditions to the Completion of the Mergers (page 186)

In addition to the adoption of the Merger Agreement by Corebridge Common Stockholders and Equitable Common Stockholders, Closing of the Mergers is subject to the satisfaction or waiver of certain conditions, including:

•

the approval for listing on the NYSE, subject to official notice of issuance, of shares of New Equitable Common Stock, Series 1-A New Equitable Preferred Stock and Series 1-C New Equitable Preferred Stock issuable in accordance with the Merger Agreement;

•

the receipt of requisite regulatory approvals, including the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, approvals from insurance regulators in Arizona, Colorado, Missouri, New York, Texas and Vermont, and approvals of certain other domestic and foreign regulators;

•	the absence of governmental restraints or prohibitions preventing the consummation of either of the Mergers;

•

the SEC having declared the registration statement on Form S-4, of which this joint proxy statement/prospectus forms a part, effective under the Securities Act, and the absence of any stop order or proceeding by the SEC suspending such effectiveness, unless subsequently withdrawn;

•

the receipt by each party of a tax opinion, in form and substance reasonably satisfactory to such party, providing that the Mergers, taken together, will qualify as a transaction described in Section 351 of the Code; and

•

the consent of Equitable clients representing 75% of Equitable’s annualized investment advisory, investment management, subadvisory and other similar recurring fees as of February 28, 2026 to the “assignment” (as defined in the Investment Advisers Act of 1940) of their advisory contracts.

The obligation of each of Corebridge and Equitable to consummate the Mergers is also conditioned on, among other things, (i) the truth and correctness of the representations and warranties made by the other party as of the Closing date (subject to certain “materiality” and “material adverse effect” qualifiers), (ii) each of Corebridge, Equitable, New Equitable, Corebridge Merger Sub and Equitable Merger Sub having performed or complied in all material respects with the obligations required to be performed or complied with by it under the Merger Agreement at or prior to the Closing and (iii) no “material adverse effect” having occurred with respect to either Corebridge or Equitable that is continuing.

For a more complete summary of the conditions that must be satisfied or waived prior to Closing, see the section of this joint proxy statement/prospectus titled “The Merger Agreement—Conditions to the Completion of the Mergers” beginning on page 186.

No Solicitation of Acquisition Proposals (page 175)

Corebridge and Equitable have agreed that neither Corebridge nor Equitable will, and each will cause its subsidiaries and its and their respective subsidiaries’ directors and officers not to, and each will direct and use its reasonable best efforts to cause its and its subsidiaries’ employees, investment bankers, attorneys, accountants and other advisors and representatives (such persons are collectively referred to as representatives), not to, in each case, directly or indirectly:

•

initiate, solicit, propose, knowingly encourage (including by way of furnishing information) or knowingly take any action designed to facilitate any inquiry regarding, or the making of any inquiry, proposal or offer that constitutes or would reasonably be expected to lead to, an acquisition proposal (as defined in the section of this joint proxy statement/prospectus titled “The Merger Agreement—No

Solicitation of Acquisition Proposals” beginning on page 175) (other than discussions solely to clarify whether such inquiry, proposal or offer constitutes an acquisition proposal or informing such person of the provisions contained in the Merger Agreement);

•

engage in, continue or otherwise participate in any discussions with or negotiations relating to, or otherwise cooperate in any way with, any acquisition proposal or any inquiry, proposal or offer that would reasonably be expected to lead to an acquisition proposal (other than discussions solely to clarify whether such inquiry, proposal or offer constitutes an acquisition proposal or informing such person of the provisions contained in the Merger Agreement);

•

provide any nonpublic information to any person in connection with any acquisition proposal or any inquiry, proposal or offer that constitutes or would reasonably be expected to lead to an acquisition proposal; or

•

otherwise knowingly facilitate any effort or attempt to make an acquisition proposal or any inquiry, proposal or offer that constitutes or would reasonably be expected to lead to an acquisition proposal.

Notwithstanding the restrictions described above, prior to the time, but not after, in the case of Corebridge, the requisite vote of Corebridge Common Stockholders to adopt the Merger Agreement, which is referred to in this section as the “Requisite Corebridge Vote,” is obtained or, in the case of Equitable, the requisite vote of Equitable Common Stockholders to adopt the Merger Agreement, which is referred to in this section as the “Requisite Equitable Vote,” is obtained, in response to an unsolicited, bona fide written acquisition proposal received on or after the date of the Merger Agreement that did not arise from or in connection with a breach of the above obligations, Corebridge or Equitable, as applicable, may:

•

provide information in response to a request therefor (including nonpublic information regarding it or any of its subsidiaries) to the person who made such acquisition proposal only if the requested information has previously been made available to, or is made available to Corebridge or Equitable, as applicable, prior to or concurrently with the time such information is made available to such person, if, prior to furnishing any such information, Corebridge or Equitable, as applicable, receives from the person making such acquisition proposal an executed confidentiality agreement with terms that are not less favorable to Corebridge or Equitable, as applicable, and not less restrictive to such person than those contained in the confidentiality agreement executed by Corebridge and Equitable are on Corebridge or Equitable, as applicable (it being understood that such confidentiality agreement need not contain a standstill provision or otherwise prohibit the making, or amendment, of an acquisition proposal), and the sharing of competitively sensitive nonpublic information is subject to certain customary “clean room” requirements; and

•	participate in any discussions or negotiations with any such person regarding such acquisition proposal,

in each case, if, and only if, prior to doing so, the Corebridge board of directors or Equitable board of directors, as applicable, determines in good faith that (a) after consultation with its financial advisor and outside legal counsel, based on the information then available, such acquisition proposal either constitutes a superior proposal (as defined in the section of this joint proxy statement/prospectus titled “The Merger Agreement—No Solicitation of Acquisition Proposals” beginning on page 175) or is reasonably expected to result in a superior proposal and (b) after consultation with its outside legal counsel, failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable law.

No Change of Recommendation (page 177)

Corebridge and Equitable have agreed that, except as otherwise set forth in the Merger Agreement, neither the Corebridge board of directors nor the Equitable board of directors, including any committee thereof, will:

•

withhold, withdraw, qualify or modify (or publicly propose or resolve to withhold, withdraw, qualify or modify) the Corebridge recommendation or the Equitable recommendation (each as defined in the section of this joint proxy statement/prospectus titled “The Merger Agreement—No Change of Recommendation” beginning on page 177), as applicable, in a manner adverse to Equitable or Corebridge, as applicable;

•	fail to include the Corebridge recommendation or the Equitable recommendation, as applicable, in this joint proxy statement/prospectus;

•

fail to reaffirm the Corebridge recommendation or the Equitable recommendation, as applicable, and recommend against acceptance of a tender or exchange offer by its stockholders pursuant to Rule 14d-2 under the Exchange Act for outstanding shares of Corebridge Common Stock or Equitable Common Stock, as applicable (other than by Corebridge or an affiliate of Corebridge or Equitable or an affiliate of Equitable, as applicable), in each case, within 10 business days after the commencement of such tender offer or exchange offer (or, if earlier, prior to the Corebridge Special Meeting or Equitable Special Meeting, as applicable);

•

approve or recommend, or publicly declare advisable or publicly propose to enter into, any alternative acquisition agreement (as defined in the section of this joint proxy statement/prospectus titled “The Merger Agreement—No Change of Recommendation” beginning on page 177) (other than a confidentiality agreement permitted as discussed above) relating to any acquisition proposal;

•	resolve, agree or publicly propose to take any of the foregoing actions (and any of the actions set forth in the preceding four bullets, a “change of recommendation”); or

•	cause or permit Corebridge or Equitable, as applicable, to enter into an alternative acquisition agreement.

Notwithstanding anything in the Merger Agreement to the contrary, prior to the time, in the case of Corebridge, the Requisite Corebridge Vote is obtained or, in the case of Equitable, the Requisite Equitable Vote is obtained, the Corebridge board of directors or the Equitable board of directors, as applicable, may effect a change of recommendation if:

•

(a) an unsolicited, bona fide written acquisition proposal received on or after the date of the Merger Agreement that did not arise from or in connection with a breach of the obligations set forth in the Merger Agreement is received by Corebridge or Equitable, as applicable, and is not withdrawn, and the Corebridge board of directors or the Equitable board of directors, as applicable, determines in good faith, after consultation with its financial advisor and outside legal counsel and that such acquisition proposal constitutes a superior proposal or (b) an intervening event (as defined in the section of this joint proxy statement/prospectus titled “The Merger Agreement—No Change of Recommendation” beginning on page 177) has occurred; and

•

the Corebridge board of directors or Equitable board of directors, as applicable, determines in good faith, after consultation with its outside legal counsel, that failure to effect a change of recommendation in response to such superior proposal or intervening event, as applicable, would be inconsistent with the directors’ fiduciary duties under applicable law.

Prior to making any change of recommendation, Corebridge or Equitable, as applicable, is required to deliver to the other a written notice of such action and the basis for such change of recommendation five business days in advance, stating in writing that the Corebridge board of directors or the Equitable board of directors, as applicable, intends to consider whether to take such action and (a) in the case of a superior proposal, provide the notice required for receipt of an acquisition proposal, and (b) in the case of an intervening event, include a reasonably detailed description of the intervening event. After giving such notice and prior to effecting a change of recommendation, Corebridge or Equitable, as applicable, must negotiate in good faith with the other party (to the extent the other party wishes to negotiate) to make such revisions to the terms of the Merger Agreement as would permit the Corebridge board of directors or the Equitable board of directors, as applicable, not to effect a change of recommendation in response thereto. At the end of such five-business day period, prior to and as a condition to taking action to effect a change of recommendation, the Corebridge board of directors or Equitable board of directors, as applicable, must take into account any changes to the terms of the Merger Agreement proposed in writing by the other party, and any other information offered by the other party in response to the notice, and must determine in good faith that (i) in the case of a superior proposal, after consultation with its financial advisor and its outside legal counsel, such superior proposal would continue to constitute a superior proposal or, in the case of an intervening event, such intervening event remains in effect and (ii) after consultation with its outside legal counsel, the failure to effect a change of recommendation in response to such superior proposal or intervening event, as applicable, would be inconsistent with the directors’ fiduciary duties under applicable law, in each case, if such changes offered in writing by the other party were to be given effect.

Any material amendment to any acquisition proposal will be deemed to be a new acquisition proposal for the purposes of the obligations described above, except that references to “five business days” will be deemed to be references to “three business days.”

Nothing contained in the Merger Agreement will prohibit Corebridge or Equitable, as applicable, from (i) complying with its disclosure obligations under applicable law with regard to an acquisition proposal, or (ii) disclosing to its stockholders a position contemplated by Rules 14d-9 and 14e-2(a) under the Exchange Act, or from making any “stop, look and listen” statement or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act, in each case, so long as any action taken or statement made is consistent with the Merger Agreement, except that neither Corebridge nor Equitable may effect a change of recommendation other than in accordance with the procedures described above.

Termination of the Merger Agreement (page 188)

Termination by Mutual Consent

The Merger Agreement may be terminated and the Mergers may be abandoned at any time prior to the Corebridge Effective Time by mutual written consent of Corebridge and Equitable by action of their boards of directors.

Termination by Either Corebridge or Equitable

Either Corebridge or Equitable may terminate the Merger Agreement and abandon the Mergers by action of its respective board of directors at any time prior to the Corebridge Effective Time if:

•

the Mergers have not been completed by 5:00 p.m. (Eastern Time) on December 26, 2026, subject to two automatic three-month extensions in the event that the Corebridge Effective Time has not occurred, and the sole reason for this non-occurrence being that the regulatory Closing conditions have not been satisfied or waived (which termination right will not be available to any party that has breached in any material respect any of its obligations under the Merger Agreement so as to result in the failure of a condition to the consummation of the Mergers to be satisfied);

•	a law or governmental order in the jurisdictions described in the section of this joint proxy statement/prospectus titled “The Mergers—Regulatory Approvals and Clearances Required for the Mergers”

beginning on page 152 permanently restraining, enjoining or otherwise prohibiting consummation of the transactions contemplated by the Merger Agreement has become final and non-appealable (which termination right will not be available to any party that has breached in any material respect any of its obligations under the Merger Agreement so as to result in the failure of the regulatory Closing conditions to be satisfied);

•	the Requisite Corebridge Vote has not been obtained at the Corebridge Special Meeting (or the final adjournment or postponement thereof); or

•	the Requisite Equitable Vote has not been obtained at the Equitable Special Meeting (or the final adjournment or postponement thereof).

Termination by Corebridge

Corebridge may terminate the Merger Agreement and the Mergers may be abandoned at any time prior to the Corebridge Effective Time by action of the Corebridge board of directors:

•	if the Equitable board of directors has made a change of recommendation; or

•

if, at any time prior to the Corebridge Effective Time, there has been a breach by Equitable of any of its representations, warranties, covenants or agreements set forth in the Merger Agreement such that the Closing conditions in the Merger Agreement relating to the bring-down of such representations and warranties or the performance of such covenants and agreements would not be satisfied (and such breach either is not curable prior to the outside date or, if curable prior to the outside date, has not been cured within the earlier of (i) 30 days after the giving of written notice thereof by Corebridge to Equitable or (ii) three business days prior to the outside date) (which termination right will not be available if Corebridge has breached in any material respect any of its obligations under the Merger Agreement so as to result in the failure of a condition to the consummation of the Mergers to be satisfied).

Termination by Equitable

Equitable may terminate the Merger Agreement and the Mergers may be abandoned at any time prior to the Corebridge Effective Time by action of the Equitable board of directors:

•	if the Corebridge board of directors has made a change of recommendation; or

•

if, at any time prior to the Corebridge Effective Time, there has been a breach by Corebridge of any of its representations, warranties, covenants or agreements set forth in the Merger Agreement such that the Closing conditions in the Merger Agreement relating to the bring-down of such representations and warranties or the performance of such covenants and agreements would not be satisfied (and such breach either is not curable prior to the outside date or, if curable prior to the outside date, has not been cured within the earlier of (i) 30 days after the giving of written notice thereof by Equitable to Corebridge or (ii) three business days prior to the outside date) (which termination right will not be available if Equitable has breached in any material respect any of its obligations under the Merger Agreement so as to result in the failure of a condition to the consummation of the Mergers to be satisfied).

Termination Fees (page 189)

Corebridge will be required to pay to Equitable a termination fee of $475,000,000 if the Merger Agreement is terminated (with each following termination right as defined in the section of this joint proxy statement/prospectus titled “The Merger Agreement—Termination of the Merger Agreement” beginning on page 188):

•	by either Corebridge or Equitable as an outside date termination or a Corebridge no vote termination, or by Equitable as a Corebridge material breach termination, and, in each case,

•

a bona fide acquisition proposal with respect to Corebridge has been made to the Corebridge board of directors or publicly made directly to the stockholders of Corebridge or has otherwise become publicly known or any person has publicly announced an intention (whether or not conditional) to make an acquisition proposal with respect to Corebridge (and such acquisition proposal or publicly announced intention has not been publicly withdrawn without qualification (a) at least four business days prior to the date of such termination, in the case of an outside date termination or Corebridge material breach termination or (b) at least four business days prior to the date of the Corebridge Special Meeting, with respect to a Corebridge no vote termination), and

•

within 12 months after such termination, (a) Corebridge or any of its subsidiaries has entered into an alternative acquisition agreement with respect to any acquisition proposal with respect to Corebridge or (b) any acquisition proposal with respect to Corebridge is consummated (in each case, with 50% being substituted in lieu of 10% in each instance thereof in the definition of “acquisition proposal”);

•	by Equitable as a Corebridge change of recommendation termination; or

•	by either Corebridge or Equitable as a Corebridge no vote termination if, at the time of such termination, Equitable had the right to terminate as a Corebridge change of recommendation termination.

Equitable will be required to pay to Corebridge a termination fee of $475,000,000 if the Merger Agreement is terminated (with each following termination right as defined in the section of this joint proxy statement/prospectus titled “The Merger Agreement—Termination of the Merger Agreement” beginning on page 188):

•	by either Corebridge or Equitable as an outside date termination or an Equitable no vote termination, or by Corebridge as an Equitable material breach termination, and, in each case,

•

a bona fide acquisition proposal with respect to Equitable has been made to the Equitable board of directors or publicly made directly to the stockholders of Equitable or has otherwise become publicly known or any person has publicly announced an intention (whether or not conditional) to make an acquisition proposal with respect to Equitable (and such acquisition proposal or publicly announced intention has not been publicly withdrawn without qualification (a) at least four business days prior to the date of such termination, in the case of an outside date termination or Equitable material breach termination or (b) at least four business days prior to the date of the Equitable Special Meeting, with respect to an Equitable no vote termination), and

•

within 12 months after such termination, (a) Equitable or any of its subsidiaries has entered into an alternative acquisition agreement with respect to any acquisition proposal with respect to Equitable or (b) any acquisition proposal with respect to Equitable is consummated (in each case, with 50% being substituted in lieu of 10% in each instance thereof in the definition of “acquisition proposal”);

•	by Corebridge as an Equitable change of recommendation termination; or

•	by either Corebridge or Equitable as an Equitable no vote termination if, at the time of such termination, Corebridge had the right to terminate as an Equitable change of recommendation termination.

The Voting and Support Agreement (page 192)

On April 8, 2026, Corebridge, Equitable and Nippon Life Insurance Company, a mutual company (sougogaisha) organized under the laws of Japan (“Nippon Life”), entered into a Voting and Support Agreement (the “Voting and Support Agreement”) in connection with the Merger Agreement and the transactions contemplated by the Merger Agreement. The Voting and Support Agreement provides that Nippon Life, subject to certain limited qualifications, will vote Covered Stock in favor of, and take certain other actions (or not take certain other actions, as applicable) in furtherance of, the transactions contemplated by the Merger Agreement. As used herein, “Covered Stock” means the number of shares of Corebridge Common Stock that Nippon Life (a) owns of record and/or beneficially (within the meaning of Rule 13d-3 under the Exchange Act) on the record date for the Corebridge Special Meeting and (b) has the right and ability to vote (or to direct the vote of) on the Covered Proposals (as defined in the Voting and Support Agreement) on the record date for the Corebridge Special Meeting. Nippon Life has agreed in the Voting and Support Agreement not to transfer any Covered Stock prior to the approval of the Merger Agreement by Corebridge Common Stockholders at the Corebridge Special Meeting, subject to certain exceptions.

As of June 1, 2026, the shares of Covered Stock that are subject to the Voting and Support Agreement constitute approximately 27.1% in voting power of the outstanding shares of Corebridge Common Stock entitled to vote at the Corebridge Special Meeting. The Voting and Support Agreement will terminate upon the earlier of the Closing of the transactions contemplated by the Merger Agreement, the termination of the Merger Agreement in accordance with its terms and certain other specified events.

The Voting and Support Agreement contains a covenant that provides that Nippon Life will use its reasonable best efforts to obtain regulatory and governmental approvals in furtherance of the transactions contemplated by the Merger Agreement. In connection therewith, Nippon Life agreed to keep Corebridge and Equitable apprised of any substantive communication with regulators and the status of such regulatory and governmental approvals.

In addition, the Voting and Support Agreement provides that, at the Closing of the transactions contemplated by the Merger Agreement, New Equitable and Nippon Life will enter into (a) a stockholder’s agreement (the “New Nippon Life Stockholder’s Agreement”) and (b) a registration rights agreement (the “New Nippon Life Registration Rights Agreement”), in each case, substantially in the form attached to the Voting and Support Agreement. Upon the entry into such agreements (as applicable), the Stockholder’s Agreement, dated as of December 9, 2024, by and between Nippon Life and Corebridge (the “Existing Nippon Life Stockholder’s Agreement”) will automatically terminate (in accordance with its terms) and the Registration Rights Assignment Agreement, dated as of December 9, 2024, by and between Nippon Life, Corebridge and other parties thereto (the “Existing Nippon Life Registration Rights Agreement”) will automatically terminate (in accordance with its terms). The terms and conditions of the New Nippon Life Stockholder’s Agreement and the New Nippon Life Registration Rights Agreement are substantially similar to the terms of the Existing Nippon Life Stockholder’s Agreement and the Existing Nippon Life Registration Rights Agreement, respectively.

For more information regarding the Voting and Support Agreement, see the section of this joint proxy statement/prospectus titled “The Voting and Support Agreement” beginning on page 192.

The New Nippon Life Stockholder’s Agreement (page 195)

Immediately following Closing of the Mergers and without taking into account potential (1) share repurchases by Corebridge or Equitable and (2) share purchases by Nippon Life, Nippon Life will own approximately 13.9% of the outstanding shares of New Equitable Common Stock. As contemplated by the Voting and Support Agreement, at the Closing, New Equitable and Nippon Life will enter into the New Nippon Life Stockholder’s Agreement.

Pursuant to the New Nippon Life Stockholder’s Agreement, among other things, (a) Nippon Life will receive certain director nomination and committee appointment rights in respect of New Equitable, (b) Nippon Life’s consent will be required for certain fundamental actions of New Equitable, (c) Nippon Life has agreed to certain customary “standstill” provisions in respect of New Equitable, (d) Nippon Life will receive certain information rights from New Equitable and (e) Nippon Life will be entitled to appoint certain secondees to New Equitable.

For more information regarding the New Nippon Life Stockholder’s Agreement, see the section of this joint proxy statement/prospectus titled “The New Nippon Life Stockholder’s Agreement” beginning on page 195.

The New Nippon Life Registration Rights Agreement (page 197)

As contemplated by the Voting and Support Agreement, at the Closing, New Equitable and Nippon Life will enter into the New Nippon Life Registration Rights Agreement.

Pursuant to the New Nippon Life Registration Rights Agreement, among other things, New Equitable will agree to provide certain demand and “piggy-back” registration rights to Nippon Life.

For more information regarding the New Nippon Life Registration Rights Agreement, see the section of this joint proxy statement/prospectus titled “The New Nippon Life Registration Rights Agreement” beginning on page 197.

Accounting Treatment of the Mergers (page 151)

The Mergers, taken together, will be accounted for as a business combination with Corebridge as the accounting acquirer, in accordance with Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”). The total purchase price will be allocated to the tangible and intangible assets and liabilities acquired based on their respective fair values. The allocation of the purchase price is estimated and is dependent upon estimates of certain valuations that are subject to change. In addition, the final purchase price will not be known until the date of the completion of the Mergers and could vary materially from the preliminary purchase price. Accordingly, the final acquisition accounting adjustments may be materially different from the preliminary unaudited pro forma adjustments presented.

The financial condition and results of operations of New Equitable after completion of the Mergers will include the operating results of Equitable beginning from the Closing date but will not be restated retroactively to reflect the historical financial condition or results of operations of Equitable. The earnings of New Equitable following completion of the Mergers will reflect acquisition accounting adjustments, including the effect of changes in Equitable’s carrying value for assets and liabilities. Indefinite-lived intangible assets, including goodwill, will not be amortized but will be tested for impairment at least annually, and all tangible and intangible assets including goodwill will be tested for impairment when certain indicators are present. If, in the future, New Equitable determines that tangible or intangible assets (including goodwill) are impaired, New Equitable would record an impairment charge at that time.

U.S. Federal Income Tax Consequences (page 223)

For U.S. federal income tax purposes, the Mergers, taken together, are intended to qualify as a transaction described in Section 351 of the Code. It is a condition to Corebridge’s obligation to complete the Corebridge Merger that Corebridge receive a written opinion of Skadden to the effect that the Mergers, taken together, will be treated as a transaction described in Section 351 of the Code. It is a condition to Equitable’s obligation to complete the Equitable Merger that Equitable receive an opinion of Paul, Weiss to the effect that the Mergers, taken together, will be treated as a transaction described in Section 351 of the Code. Accordingly, on the basis of such opinions, no gain or loss will be recognized by Corebridge Common Stockholders or Equitable Common Stockholders in the exchange of their common stock for New Equitable Common Stock, except with respect to cash received in lieu of fractional shares (if any).

You should read the section of this joint proxy statement/prospectus titled “U.S. Federal Income Tax Consequences” beginning on page 223 for a more complete discussion of the U.S. federal income tax consequences related to the transactions contemplated by the Merger Agreement.

Expected Timing of the Mergers (page 151)

New Equitable, Corebridge and Equitable currently expect the Mergers to close by year-end 2026. However, none of New Equitable, Corebridge or Equitable can predict the actual date on which the transactions contemplated by the Merger Agreement will be completed, or if they will be completed at all, because completion is subject to conditions and factors outside the control of all companies. Corebridge must first obtain the affirmative vote on the Corebridge Merger Agreement Proposal of the holders of a majority of the outstanding shares of Corebridge Common Stock entitled to vote on such proposal. Similarly, Equitable must first obtain the affirmative vote on the Equitable Merger Agreement Proposal of the holders of a majority of the outstanding shares of Equitable Common Stock entitled to vote on such proposal. Additionally, both Corebridge and Equitable must obtain necessary regulatory approvals or clearances for the Mergers and satisfy certain other closing conditions.

Regulatory Approvals and Clearances Required for the Mergers (page 152)

Corebridge and Equitable have agreed to cooperate with each other and use their respective reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, reasonably necessary, proper or advisable to cause the conditions to the Closing set forth in the Merger Agreement to be satisfied and consummate the transactions contemplated by the Merger Agreement, in each case, as soon as reasonably practicable, including preparing and filing all necessary notices, reports and other filings and to obtain all consents, registrations, approvals, clearances, permits and authorizations necessary or advisable to be obtained from any third party or governmental entity in order to consummate the transactions contemplated by the Merger Agreement.

Consummation of the Mergers is conditioned upon receiving certain approvals or clearances from, and/or making certain filings with, certain U.S. and ex-U.S. antitrust authorities and other regulatory agencies relating to Corebridge, Equitable and AllianceBernstein’s insurance companies and other licensed subsidiaries. These approvals and clearances are described in more detail under the section of this joint proxy statement/prospectus titled “The Mergers—Regulatory Approvals and Clearances Required for the Mergers” beginning on page 152.

NYSE Listing; NYSE Delisting (page 154)

The New Equitable Common Stock to be issued pursuant to the Mergers and the New Equitable Preferred Stock into which the Equitable Preferred Stock will be converted in connection with the Mergers will each be listed for trading on the NYSE. Upon completion of the Corebridge Merger, the Corebridge Common Stock will be delisted from the NYSE and subsequently deregistered under the Exchange Act in accordance with applicable securities laws. Upon the completion of the Equitable Merger, the Equitable Common Stock and Equitable Preferred Stock will be delisted from the NYSE and subsequently deregistered under the Exchange Act in accordance with applicable securities laws.

Comparison of Stockholders’ Rights (page 209)

In connection with the Mergers, holders of Corebridge Common Stock, Corebridge Preferred Stock, Equitable Common Stock and Equitable Preferred Stock receiving New Equitable Common Stock and New Equitable Preferred Stock will become stockholders of New Equitable, and their rights will be governed by Delaware law and the governing corporate documents of New Equitable in effect at the Closing. The rights of

Corebridge and Equitable stockholders will change once they become stockholders of New Equitable due to differences between the governing corporate documents of Corebridge and Equitable and the proposed governing corporate documents of New Equitable. These differences are described in more detail under the section of this joint proxy statement/prospectus titled “Comparison of Stockholders’ Rights” beginning on page 209.

Risk Factors (page 44)

In evaluating the Merger Agreement and the transactions contemplated under the Merger Agreement, including the issuance of shares of New Equitable Common Stock and New Equitable Preferred Stock in connection with the Mergers, you should carefully read this joint proxy statement/prospectus and give special consideration to the factors discussed in the section of this joint proxy statement/prospectus titled “Risk Factors” beginning on page 44.

RISK FACTORS

In addition to the other information contained in or incorporated by reference into this joint proxy statement/prospectus, you should consider carefully the following risk factors, including the matters addressed under the caption “Cautionary Statement Regarding Forward-Looking Statements.” You should also read and consider the risks associated with the business of Corebridge and the risks associated with the business of Equitable because these risks will also affect New Equitable. The risks associated with the business of Corebridge can be found in the Corebridge Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 11, 2026, which is incorporated by reference into this joint proxy statement/prospectus. See the section of this joint proxy statement/prospectus titled “Where You Can Find More Information” beginning on page 253. The risks associated with the business of Equitable can be found in the Equitable Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 25, 2026, which is incorporated by reference into this joint proxy statement/prospectus. See the section of this joint proxy statement/prospectus titled “Where You Can Find More Information” beginning on page  253.

Risks Relating to the Mergers

Because the exchange ratios are fixed and will not be adjusted in the event of any change in either Corebridge’s stock price or Equitable’s stock price, the value of the shares of New Equitable is uncertain.

Upon completion of the Mergers, each issued and outstanding share of (a) Corebridge Common Stock (excluding any shares of Corebridge Common Stock owned by Corebridge, Equitable or any of their respective wholly-owned subsidiaries, or held in treasury by Corebridge (but not including any such shares of Corebridge Common Stock owned by a Corebridge benefit plan, held on behalf of third parties or held by a public or private fund)), will be converted into, and become exchangeable for, 1.000 shares of New Equitable Common Stock, which ratio is referred to as the “Corebridge Exchange Ratio,” and (b) Equitable Common Stock (excluding (i) shares of Equitable Common Stock owned by Equitable, Corebridge or any of their respective wholly-owned subsidiaries, or held in treasury by Equitable (but not including any such shares of Equitable Common Stock owned by an Equitable benefit plan, held on behalf of third parties or held by a public or private fund), and (ii) outstanding performance share units granted under any Equitable stock plan) will be converted into, and become exchangeable for, 1.55516 shares of New Equitable Common Stock, which ratio is referred to as the “Equitable Exchange Ratio.” Each holder of Corebridge Common Stock or Equitable Common Stock who would otherwise be entitled to receive a fraction of a share of New Equitable Common Stock will receive a cash payment in lieu of such fractional share, calculated based on the average of the daily volume weighted average price per share of New Equitable Common Stock on the NYSE (as such daily volume weighted average price per share is reported by Bloomberg L.P. or, if not reported therein, in another authoritative source mutually selected by Equitable and Corebridge) calculated on the first business day immediately following the Closing.

The Corebridge Exchange Ratio and Equitable Exchange Ratio are fixed, which means that they will not change between now and the date of completion of the Mergers, regardless of whether the market price of either Corebridge Common Stock or Equitable Common Stock changes. The market prices of the Corebridge Common Stock and Equitable Common Stock have fluctuated since the date of the announcement of the Merger Agreement and will continue to fluctuate from the date of this joint proxy statement/prospectus to the date of the Corebridge Special Meeting and the Equitable Special Meeting, and the date the Mergers are consummated. The market price of New Equitable Common Stock, when received by Corebridge Common Stockholders and Equitable Common Stockholders after the Mergers are completed, could be greater than, less than or the same as the market price of Corebridge Common Stock or Equitable Common Stock on the date of this joint proxy statement/prospectus or at the time of the Corebridge Special Meeting or Equitable Special Meeting.

Stock price changes may result from a variety of factors, including, among others:

•	general market and economic conditions;

•	changes in Corebridge and Equitable’s respective businesses, operations and prospects;

•	market assessments of the likelihood that the Mergers will be completed;

•	interest rates, general market, industry and economic conditions and other factors generally affecting the respective prices of Corebridge Common Stock and Equitable Common Stock;

•	federal, state and local legislation, governmental regulation and legal developments in Corebridge and Equitable’s respective businesses; and

•	the timing of the Mergers and regulatory considerations.

Many of these factors are beyond Corebridge and Equitable’s control, and neither Corebridge nor Equitable are permitted to terminate the Merger Agreement solely due to a decline in the market price of the other party. You are urged to obtain current stock price quotations for Corebridge Common Stock and Equitable Common Stock in determining whether to vote for adoption of the Corebridge Merger Agreement Proposal in the case of Corebridge Common Stockholders or the Equitable Merger Agreement Proposal in the case of Equitable Common Stockholders.

Corebridge Common Stockholders and Equitable Common Stockholders will each have reduced ownership in New Equitable.

Upon consummation of the Mergers, each Corebridge Common Stockholder and each Equitable Common Stockholder will become a stockholder of New Equitable, with a percentage ownership of New Equitable that is smaller than such stockholder’s percentage ownership of Corebridge or Equitable, as applicable, immediately prior to the Mergers. Accordingly, Corebridge Common Stockholders and Equitable Common Stockholders will have less ownership of New Equitable than they now have of Corebridge or Equitable, as applicable.

Until the completion of the Mergers or the termination of the Merger Agreement in accordance with its terms, Corebridge and Equitable are each prohibited from entering into certain transactions and taking certain actions that might otherwise be beneficial to Corebridge or Equitable and their stockholders, respectively.

After the date of the Merger Agreement and prior to the Effective Time, the Merger Agreement restricts Corebridge and Equitable from taking specified actions without the written consent of the other party (such consent not to be unreasonably withheld, conditioned or delayed) and requires that the business of each company and its respective subsidiaries be conducted in all material respects in the ordinary course of business consistent with past practice. These restrictions may prevent Corebridge or Equitable from making appropriate changes to their respective businesses or organizational structures or from pursuing attractive business opportunities that may arise prior to the completion of the Mergers and could have the effect of delaying or preventing other strategic transactions. Adverse effects arising from the pendency of the Mergers could be exacerbated by any delays in consummation of the Mergers or termination of the Merger Agreement. See the section of this joint proxy statement/prospectus titled “The Merger Agreement—Conduct of Business Prior to Closing” beginning on page 170.

The completion of the Mergers is subject to a number of conditions, including stockholder approvals, and, if these conditions are not satisfied or waived, the Mergers may not be completed within the expected time frame or at all.

The completion of the Mergers is subject to the satisfaction or waiver of certain conditions, including: (a) the approval of the Merger Agreement by the affirmative vote of the holders of a majority of the outstanding shares of Corebridge Common Stock entitled to vote thereon at the Corebridge Special Meeting; (b) the approval of the Merger Agreement by the affirmative vote of the holders of a majority of the outstanding shares of Equitable Common Stock entitled to vote thereon at the Equitable Special Meeting; (c) the approval for listing on the NYSE, subject to official notice of issuance, of shares of New Equitable Common Stock, Series 1-A New Equitable Preferred Stock and Series 1-C New Equitable Preferred Stock issuable in accordance with the Merger

Agreement; (d) the receipt of requisite regulatory approvals or clearances, including the expiration or termination of the applicable waiting period under the HSR Act, approvals from insurance regulators in Arizona, Colorado, Missouri, New York, Texas and Vermont, and approvals of certain other domestic and foreign regulators (see the section of this joint proxy statement/prospectus titled “The Mergers—Regulatory Approvals and Clearances Required for the Mergers” beginning on page 152 for more information); (e) the absence of governmental restraints or prohibitions preventing the consummation of either of the Mergers; (f) the SEC having declared the registration statement on Form S-4, of which this joint proxy statement/prospectus forms a part, effective under the Securities Act, and the absence of any stop order or proceeding by the SEC suspending such effectiveness, unless subsequently withdrawn; (g) the receipt by each party of a tax opinion, in form and substance reasonably satisfactory to such party, providing that the Mergers, taken together, will qualify as a transaction described in Section 351 of the Code; and (h) the consent of Equitable clients representing 75% of Equitable’s annualized investment advisory, investment management, subadvisory and other similar recurring fees as of February 28, 2026 to the “assignment” (as defined in the Investment Advisers Act of 1940) of their advisory contracts.

The obligation of each of Corebridge and Equitable to consummate the Mergers is also conditioned on, among other things, (i) the truth and correctness of the representations and warranties made by the other party as of the Closing date (subject to certain “materiality” and “material adverse effect” qualifiers), (ii) each of Corebridge, Equitable, New Equitable, Corebridge Merger Sub and Equitable Merger Sub having performed or complied in all material respects with the obligations required to be performed or complied with by it under the Merger Agreement at or prior to the Closing and (iii) no “material adverse effect” having occurred with respect to either Corebridge or Equitable that is continuing.

There can be no assurance that the conditions to the completion of the Mergers will be satisfied or waived on a timely basis or at all. In addition, no assurance can be given as to the terms, conditions and timing of any approvals or clearances. Any delay in completing the Mergers could cause the parties not to realize, or to be delayed in realizing, some or all of the benefits that the parties expect to achieve in the Mergers. if the conditions to the completion of the Mergers are not satisfied or waived, the Mergers may not be completed within the expected time frame or at all. For a more complete summary of the conditions that must be satisfied or waived prior to completion of the Mergers, see the section of this joint proxy statement/prospectus titled “The Merger Agreement—Conditions to the Completion of the Mergers” beginning on page 186.

Regulatory approvals may not be received, may take longer than expected or may impose conditions that are not presently anticipated or cannot be met.

Before the transactions contemplated by the Merger Agreement can be completed, various approvals or clearances must be obtained from regulators in the United States and other countries. In deciding whether to grant these approvals or clearances, the relevant governmental entities will consider a variety of factors, including the regulatory standing of each of the parties. An adverse development in either party’s regulatory standing or other factors could result in an inability to obtain one or more of the required regulatory approvals or clearances or delay receipt of required approvals or clearances.

The terms of the approvals that are granted may impose conditions, limitations, obligations or costs, or place restrictions on the conduct of Corebridge or Equitable’s business or require changes to the terms of the transactions contemplated by the Merger Agreement. There can be no assurance that regulators will not impose any such conditions, limitations, obligations or restrictions and that such conditions, limitations, obligations or restrictions will not have the effect of delaying the completion of any of the transactions contemplated by the Merger Agreement, imposing additional material costs on or otherwise reducing the anticipated benefits of the Mergers if the Mergers were consummated successfully within the expected timeframe. Nor can there be any assurance that any such conditions, terms, obligations or restrictions will not result in the delay or abandonment of the transaction. Additionally, the completion of the Mergers is conditioned on the absence of governmental restraints or prohibitions preventing the consummation of either of the Mergers.

While the Mergers are pending, Corebridge and Equitable will be subject to business uncertainties.

The Mergers will happen only if the stated conditions are satisfied or waived, including, among others, the approval of the Corebridge Merger Agreement Proposal by the affirmative vote of the holders of a majority of the outstanding shares of Corebridge Common Stock entitled to vote thereon at the Corebridge Special Meeting and the approval of the Equitable Merger Agreement Proposal by the affirmative vote of the holders of a majority of the outstanding shares of Equitable Common Stock entitled to vote thereon at the Equitable Special Meeting.

Many of the conditions are outside the companies’ control, and both Corebridge and Equitable have certain rights to terminate the Merger Agreement. Uncertainty regarding the outcome of the Mergers or the companies’ prospects could disrupt their business relationships with their customers, distributors, vendors, landlords and other strategic or business partners, who may attempt to negotiate changes to existing business relationships, consider entering into business relationships with parties other than Corebridge or Equitable or seek to delay or defer entering into contracts or other commercial arrangements with Corebridge or Equitable, which could have a material adverse effect on their business, results of operations and financial condition, regardless of whether the Mergers are ultimately completed. Such uncertainty could also adversely affect Corebridge and Equitable’s ability to recruit and retain key personnel and other employees.

The Merger Agreement also contains pre-Closing covenants that requires each of Corebridge and Equitable to conduct their respective businesses in all material respects in the ordinary course of business, and restricts what each of Corebridge and Equitable can do prior to completion of the Mergers, including, during the pendency of the Mergers, their ability to pursue strategic transactions, undertake certain significant financing transactions and other actions, even if such actions would prove beneficial and may cause Corebridge or Equitable to forgo certain opportunities they might otherwise pursue.

Corebridge and Equitable have expended, and continue to expend, significant management time and resources in an effort to complete the Mergers, which may have a negative impact on their respective ongoing business and operations.

Failure to attract, motivate and retain executives and other key employees could diminish the anticipated benefits of the Mergers.

The success of the Mergers will depend in part on the retention of personnel critical to the business and operations of New Equitable due to, for example, their technical skills, institutional knowledge or management expertise. Competition for qualified personnel can be intense.

Current and prospective employees of Corebridge and Equitable may experience uncertainty about their future role with Corebridge and Equitable until strategies with regard to these employees are announced or executed, which may impair Corebridge and Equitable’s ability to attract, retain and motivate key personnel prior to and following the Mergers. Employee retention may be particularly challenging during the pendency of the Mergers, as employees of Corebridge and Equitable may experience uncertainty about their future roles with New Equitable. If Corebridge and Equitable are unable to retain personnel, Corebridge and Equitable could face disruptions in their operations, loss of existing business partners, loss of key information, expertise or know-how, and unanticipated additional recruitment and training costs. In addition, the loss of key personnel could diminish the anticipated benefits of the Mergers.

If key employees of Corebridge or Equitable depart, New Equitable may have to incur significant costs in identifying, hiring and retaining replacements for departing employees and may lose significant expertise and talent relating to the business of each of Corebridge or Equitable, and New Equitable’s ability to realize the anticipated benefits of the Mergers may be adversely affected. In addition, there could be disruptions to or distractions for the workforce and management associated with integrating employees into New Equitable. Accordingly, no assurance can be given that New Equitable will be able to attract or retain key employees of

Corebridge or Equitable to the same extent that those companies have been able to attract or retain their own employees in the past.

Failure to complete the Mergers could adversely affect Corebridge or Equitable, including in the event either Corebridge or Equitable is required to pay the termination fee.

Corebridge or Equitable may terminate the Merger Agreement under specified circumstances, including, among others, if the Mergers are not completed by December 26, 2026 (subject to two automatic three-month extensions in certain circumstances, pursuant to the terms of the Merger Agreement). In addition, the Merger Agreement provides for the payment by Corebridge to Equitable, or vice versa, of a termination fee of $475,000,000 under specified circumstances. See the section of this joint proxy statement/prospectus titled “The Merger Agreement—Termination of the Merger Agreement” beginning on page 188 and the section of this joint proxy statement/prospectus titled “The Merger Agreement—Termination Fees” beginning on page 189 for a more complete discussion of the circumstances under which the Merger Agreement could be terminated and when a termination fee may be payable by Corebridge or Equitable.

If Corebridge or Equitable is required to pay the termination fee, such company may be required to use cash that would have otherwise been available for general corporate purposes or other uses, which may materially and adversely affect such company’s business, results of operations and financial condition.

If the Mergers are not completed for any reason, Corebridge and/or Equitable’s ongoing business may be adversely affected and will be subject to certain risks, including, among others, the following:

•

the market price of Corebridge Common Stock or Equitable Common Stock (which may reflect a market assumption that the Mergers will be completed) may decline, or Corebridge and/or Equitable may experience other negative reactions from the financial markets;

•

Corebridge and/or Equitable will have incurred, and may continue to incur, significant expenses for professional services and other transaction costs in connection with the Mergers for which Corebridge and/or Equitable will have received little or no benefit if the Mergers are not completed;

•	Corebridge and/or Equitable may experience negative reactions from their business partners, regulators and employees;

•

failure to complete the Mergers may result in negative publicity or result in a negative impression of Corebridge and/or Equitable in the investment community and with respective policyholders and other stakeholders; and

•

matters relating to the Mergers require substantial commitments of time and resources by Corebridge and Equitable’s management, which would otherwise have been devoted to day-to-day operations and other opportunities that may have been beneficial to Corebridge and/or Equitable as an independent company.

The directors and executive officers of Corebridge and Equitable have interests and arrangements that may be different from, or in addition to, those of Corebridge stockholders and Equitable stockholders generally.

When considering the recommendations of the boards of directors of Corebridge or Equitable, as applicable, with respect to the proposals described in this joint proxy statement/prospectus, Corebridge stockholders and Equitable stockholders should be aware that the directors and executive officers of each of Corebridge and Equitable may have interests in the Mergers and have arrangements that are different from, or in addition to, those of Corebridge stockholders and Equitable stockholders generally. These interests and arrangements include the continued employment of certain executive officers of Corebridge and Equitable by New Equitable or its subsidiaries, the continued service of certain independent directors of Corebridge and Equitable as directors of New Equitable or its subsidiaries, the treatment in the Mergers of outstanding equity, other equity-based and incentive awards, other compensation and benefit arrangements and the right to continued indemnification and insurance coverage for former Corebridge and Equitable directors and officers by New Equitable.

Corebridge Common Stockholders and Equitable Common Stockholders should be aware of these interests when they consider the recommendations of the respective Corebridge and Equitable boards of directors that they vote to approve and adopt the Merger Agreement.

The Corebridge and Equitable boards of directors were aware of these interests and considered these interests, among other matters, when each approved and declared advisable the Merger Agreement and the transactions contemplated by the Merger Agreement on the terms and subject to the conditions set forth in the Merger Agreement and recommended that Corebridge Common Stockholders approve the Corebridge Merger Agreement Proposal, the Corebridge Advisory Compensation Proposal, the Corebridge ESPP Proposal and the Corebridge Adjournment Proposal, and that the Equitable Common Stockholders approve the Equitable Merger Agreement Proposal, the Equitable Advisory Compensation Proposal and the Equitable Adjournment Proposal. The interests of Corebridge and Equitable directors and executive officers are described in more detail in the sections of this joint proxy statement/prospectus titled “Interests of Corebridge Directors and Executive Officers in the Mergers” beginning on page 136 and “Interests of Equitable Directors and Executive Officers in the Mergers” beginning on page 143.

Corebridge or Equitable may waive one or more of the Closing conditions without re-soliciting stockholder approval.

Corebridge or Equitable may determine to waive, in whole or part, one or more of the conditions of its obligations to consummate the Mergers. Corebridge and Equitable currently expect to evaluate the materiality of any waiver and its effect on Corebridge Common Stockholders or Equitable Common Stockholders, as applicable, in light of the facts and circumstances at the time to determine whether any amendment of this joint proxy statement/prospectus or any re-solicitation of proxies or voting cards is required in light of such waiver. Any determination regarding whether to waive any condition to the Mergers or as to re-soliciting stockholder approval or amending this joint proxy statement/prospectus as a result of a waiver will be made by Corebridge or Equitable, as applicable, at the time of such waiver based on the facts and circumstances as they exist at that time.

The Merger Agreement contains provisions that could discourage a potential competing acquirer that might be willing to pay more to acquire or merge with Corebridge or Equitable.

The Merger Agreement contains “no shop” provisions that restrict each of Corebridge and Equitable’s ability to, among other things (each as described in the section of this joint proxy statement/prospectus titled “The Merger Agreement—No Solicitation of Acquisition Proposals” beginning on page 175):

•

initiate, solicit, propose, knowingly encourage (including by way of furnishing information) or knowingly take any action designed to facilitate any inquiry regarding, or the making of any inquiry, proposal or offer that constitutes or would reasonably be expected to lead to, an acquisition proposal (other than discussions solely to clarify whether such inquiry, proposal or offer constitutes an acquisition proposal);

•

engage in, continue or otherwise participate in any discussions with or negotiations relating to, or otherwise cooperate in any way with, any acquisition proposal or any inquiry, proposal or offer that would reasonably be expected to lead to an acquisition proposal (other than to state that the Merger Agreement prohibits such discussions or negotiations, or discussions solely to clarify whether such inquiry, proposal or offer constitutes an acquisition proposal);

•

provide any nonpublic information to any person in connection with any acquisition proposal or any inquiry, proposal or offer that constitutes or would reasonably be expected to lead to an acquisition proposal; or

•

otherwise knowingly facilitate any effort or attempt to make an acquisition proposal or any inquiry, proposal or offer that constitutes or would reasonably be expected to lead to an acquisition proposal.

Furthermore, there are only limited exceptions to the requirement under the Merger Agreement that neither the Corebridge board of directors nor the Equitable board of directors adversely withhold, withdraw, qualify or modify the Corebridge recommendation or the Equitable recommendation, as applicable (each as defined in the sections of this joint proxy statement/prospectus titled “The Merger Agreement—Representations and Warranties” beginning on page 166 and “The Merger Agreement—No Change of Recommendation” beginning on page 177). Although the Corebridge board of directors is permitted to effect a change of recommendation, after complying with certain procedures set forth in the Merger Agreement, in response to a superior proposal if it determines in good faith that a failure to do so would be inconsistent with its fiduciary duties, its doing so would entitle Equitable to terminate the Merger Agreement and collect a termination fee from Corebridge in the amount of $475,000,000. Although the Equitable board of directors is permitted to effect a change of recommendation, after complying with certain procedures set forth in the Merger Agreement, in response to a superior proposal if it determines in good faith that a failure to do so would be inconsistent with its fiduciary duties, its doing so would entitle Corebridge to terminate the Merger Agreement and collect a termination fee from Equitable in the amount of $475,000,000. For more information, see the sections of this joint proxy statement/prospectus titled “The Merger Agreement—Termination of the Merger Agreement” beginning on page 188 and “The Merger Agreement—Termination Fees” beginning on page 189.

These provisions could discourage a potential competing acquirer from considering or proposing an acquisition or merger, even if it were prepared to pay consideration with a higher value than that implied by the Corebridge Exchange Ratio and the Equitable Exchange Ratio, or might result in a potential competing acquirer proposing to pay a lower per share price than it might otherwise have proposed to pay because of the added expense of the termination fee.

Corebridge and Equitable will incur significant transaction and merger-related costs in connection with the Mergers.

Corebridge and Equitable have incurred and expect to incur a number of non-recurring costs associated with the Mergers. These costs and expenses include fees paid to financial, legal and accounting advisors, potential employment-related costs, filing fees, printing expenses and other related charges. Some of these costs are payable by Corebridge and Equitable regardless of whether the Mergers are completed. There are also a large number of processes, policies, procedures, operations, technologies and systems that may or must be integrated in connection with the Mergers and the integration of the two companies’ businesses. While both Corebridge and Equitable have assumed that a certain level of expenses would be incurred in connection with the Mergers and the other transactions contemplated by the Merger Agreement, there are many factors beyond their control that could affect the total amount or the timing of the integration and implementation expenses.

There may also be additional unanticipated significant costs in connection with the Mergers that New Equitable may not recoup. These costs and expenses could reduce the realization of efficiencies, strategic benefits and additional income Corebridge and Equitable expect to achieve from the Mergers. Although Corebridge and Equitable expect that these benefits will offset the transaction expenses and implementation costs over time, this net benefit may not be achieved in the near term or at all.

The shares of New Equitable Common Stock to be received by Corebridge Common Stockholders and Equitable Common Stockholders as a result of the Mergers will have rights different from the shares of Corebridge Common Stock and Equitable Common Stock.

The New Equitable Common Stock to be received by Corebridge Common Stockholders and Equitable Common Stockholders as a result of the Mergers will have rights different from the shares of Corebridge Common Stock and Equitable Common Stock, respectively.

Upon consummation of the Mergers, the rights of Corebridge Common Stockholders and the rights of Equitable Common Stockholders, who will become common stockholders of New Equitable, will be governed by the certificate of incorporation and by-laws of New Equitable. The rights associated with Corebridge Common Stock and Equitable Common Stock are different from the rights which will be associated with the New Equitable Common Stock. See the section of this joint proxy statement/prospectus titled “Comparison of Stockholders’ Rights” beginning on page 209 for a discussion of these rights.

Litigation filed in connection with the Mergers could prevent or delay the consummation of the Mergers or result in the payment of damages following completion of the Mergers.

Lawsuits in connection with the Mergers may be filed against Corebridge, Equitable, any other party and their respective directors and officers, which could prevent or delay the consummation of the Mergers, divert management’s attention and resources, and result in additional costs to Corebridge or Equitable. The ultimate resolution of any lawsuits is uncertain, and an adverse ruling in any such lawsuit may cause the Mergers to be delayed or not to be completed, which could cause Corebridge or Equitable not to realize some or all of the anticipated benefits of the Mergers. The defense or settlement of any lawsuit or claim that remains unresolved at the time the Mergers are consummated may adversely affect New Equitable’s business, results of operations, financial condition and cash flows.

There may be tax consequences of the Mergers that may adversely affect holders of Corebridge Common Stock and Equitable Common Stock if the Mergers fail to qualify as a tax-deferred exchange pursuant to Section 351 of the Code for U.S. federal income tax purposes.

The exchange of New Equitable Common Stock for each of Corebridge Common Stock and Equitable Common Stock pursuant to the Mergers generally is expected to qualify as a tax-deferred exchange pursuant to Section 351 of the Code for U.S. federal income tax purposes.

As further described in the section of this joint proxy statement/prospectus titled “U.S. Federal Income Tax Consequences” beginning on page 223, it is a condition to Corebridge’s obligation to complete the Corebridge Merger that Corebridge receive a written opinion of its counsel, Skadden, to the effect that the Mergers, taken together, will be treated as a transaction described in Section 351 of the Code and it is a condition to Equitable’s obligation to complete the Equitable Merger that Equitable receive an opinion of its counsel, Paul, Weiss, to the effect that the Mergers, taken together, will be treated as a transaction described in Section 351 of the Code. If any of the representations, assumptions, covenants or undertakings underlying any of the tax opinions described in this paragraph is or becomes incorrect, incomplete, inaccurate or is violated, the validity of, and the conclusions reached in, the tax opinions described above may be affected or jeopardized and the U.S. federal income tax consequences of the Mergers could differ materially from those described below. In addition, the opinions will be subject to certain qualifications and limitations as set forth therein. Moreover, none of the tax opinions given in connection with the effectiveness of the registration statement of which this joint proxy statement/prospectus is a part or in connection with the Closing of the Mergers will be binding on the Internal Revenue Service (“IRS”) or any court. Neither Corebridge nor Equitable has sought or will seek any ruling from the IRS as to the U.S. federal income tax consequences of the Mergers. Consequently, no assurance can be given that the IRS will not assert, or that a court would not sustain, a position contrary to any of the conclusions set forth below. In addition, if any of the representations or assumptions upon which such opinions are based is inconsistent with the actual facts, the U.S. federal income tax consequences of the Mergers could be adversely affected. If such an exchange fails to qualify as a transaction described in Section 351 of the Code, then a U.S. holder (as that term is defined in the section of this joint proxy statement/prospectus titled “U.S. Federal Income Tax Consequences” beginning on page 223) would recognize gain in an amount equal to the excess (if any) of (i) the fair market value of the New Equitable Common Stock received over (ii) such U.S. holder’s adjusted tax basis in its Corebridge Common Stock or Equitable Common Stock, as applicable. Any such gain would be capital gain and generally would be long-term capital gain if the U.S. holder’s holding period for the Corebridge Common Stock or the Equitable Common Stock exceeded one year at the Closing.

Risks Relating to New Equitable

The market price for shares of New Equitable Common Stock following the completion of the Mergers may be affected by factors different from, or in addition to, those that historically have affected or currently affect the market prices of Corebridge Common Stock and Equitable Common Stock.

Upon consummation of the Mergers, Corebridge Common Stockholders and Equitable Common Stockholders will both hold New Equitable Common Stock. Corebridge and Equitable’s businesses differ and, accordingly, the results of operations of New Equitable will be affected by some factors that are different from those currently or historically affecting the results of operations of Corebridge and those currently or historically affecting the results of operations of Equitable. The results of operations of New Equitable may also be affected by factors different from those that currently affect or have historically affected either Corebridge or Equitable. For a discussion of the businesses of each of Corebridge and Equitable and some important factors to consider in connection with those businesses, see the section of this joint proxy statement/prospectus titled “The Parties to the Mergers” beginning on page 61, and the documents and information included elsewhere in this joint proxy statement/prospectus or incorporated by reference into this joint proxy statement/prospectus and listed under the section of this joint proxy statement/prospectus titled “Where You Can Find More Information” beginning on page 253.

Third parties may terminate or alter existing contracts or relationships with Corebridge or Equitable.

Each of Corebridge and Equitable has contracts with customers, vendors, distributors, landlords, licensors, and other business partners which may require Corebridge or Equitable, as applicable, to obtain consent from these other parties in connection with the Mergers. If these consents cannot be obtained, the counterparties to these contracts and other third parties with which Corebridge and/or Equitable currently have relationships may have the ability to terminate, reduce the scope of or otherwise materially adversely alter their relationships with either or both parties in anticipation of the Mergers, or with New Equitable following the Mergers. The pursuit of such rights may result in Corebridge, Equitable or New Equitable suffering a loss of potential future revenue or incurring liabilities in connection with a breach of such agreements and may lose rights that are material to its business. Any such disruptions could limit New Equitable’s ability to achieve the anticipated benefits of the Mergers. The adverse effect of such disruptions could also be exacerbated by a delay in the completion of the Mergers or the termination of the Merger Agreement.

Coordinating the businesses of Corebridge and Equitable may be more difficult, costly or time-consuming than expected and New Equitable may fail to realize the anticipated benefits of the Mergers, which may adversely affect New Equitable’s business results and negatively affect the value of shares of New Equitable Common Stock following the Mergers.

The success of the Mergers will depend on, among other things, the ability of Corebridge and Equitable to coordinate their businesses under New Equitable in a manner that facilitates growth opportunities. However, Corebridge and Equitable may not be able to successfully coordinate their respective businesses in a manner that permits anticipated growth to be realized, without adversely affecting current revenues and investments. If New Equitable is not able to successfully achieve these objectives, the anticipated benefits of the Mergers may not be realized fully, or at all, or may take longer to realize than expected. Specifically, the following issues, among others, must be addressed in order to realize the anticipated benefits of the Mergers so New Equitable performs as expected:

•

coordinating the businesses of Corebridge and Equitable and meeting the capital requirements of New Equitable, in a manner that permits New Equitable to achieve the growth anticipated to result from the Mergers;

•	coordinating the companies’ technologies;

•	coordinating the companies’ operating practices, internal controls and other policies, procedures and processes;

•	addressing possible differences in business backgrounds and corporate cultures;

•	creating and building a new leadership team and culture;

•	coordinating geographically dispersed organizations; and

•	effecting actions that may be required in connection with obtaining regulatory approvals or clearances.

In addition, at times the attention of certain members of either company’s or both companies’ management and resources may be focused on completion of the Mergers and the coordination of the Corebridge and Equitable businesses under New Equitable and diverted from day-to-day business operations, which may disrupt each company’s ongoing business and the business of New Equitable.

Furthermore, the New Equitable board of directors will consist of certain current directors of Corebridge and certain current directors of Equitable. Combining the boards of directors of each company into a single New Equitable board of directors could require the reconciliation of differing priorities and philosophies.

An inability to realize the full extent of the anticipated benefits of the Mergers and the other transactions contemplated by the Merger Agreement, as well as any delays encountered in the combination process, could have an adverse effect upon the revenues, level of expenses and operating results of New Equitable, which may adversely affect the value of New Equitable Common Stock after the completion of the Mergers. In addition, the actual coordination of the Corebridge and Equitable businesses under New Equitable may result in additional and unforeseen expenses, and the anticipated benefits of the coordination plan may not be realized. If Corebridge and Equitable are not able to adequately address coordination challenges, they may be unable to successfully coordinate their operations or realize the anticipated benefits of the coordination of the two companies.

Combining Corebridge and Equitable may fail to realize the anticipated synergies of the Mergers.

The success of the Mergers will depend, in part, on the ability to realize the anticipated expense synergies, revenue synergies, capital release synergies and cash tax synergies from combining the businesses of Corebridge and Equitable. To realize the anticipated synergies from the Mergers, Corebridge and Equitable must integrate and combine their businesses in a manner that permits those synergies to be realized, without adversely affecting current revenues and future growth. If Corebridge and Equitable are not able to successfully achieve these objectives, the anticipated benefits of the Mergers may not be realized fully or at all or may take longer to realize than expected. In addition, the actual expense synergies of the Mergers could be less than anticipated, and integration may result in additional and unforeseen delays and expenses.

An inability to realize the full extent of the anticipated benefits of the Mergers, as well as any delays encountered in the integration process, could have an adverse effect upon the revenues, levels of expenses and operating results of New Equitable, which may adversely affect the value of New Equitable Common Stock after the completion of the Mergers.

The unaudited pro forma condensed combined financial information included in this joint proxy statement/prospectus is preliminary and inherently subject to uncertainties, and New Equitable’s actual financial position and results of operations after the Mergers may differ materially from these estimates.

The unaudited pro forma condensed combined financial information included in this joint proxy statement/prospectus is presented for illustrative purposes only, contains a variety of adjustments, assumptions and estimates and is not necessarily indicative of what New Equitable’s actual financial position or results of operations would have been had the Mergers been completed on the dates indicated. The purchase price allocation reflected in this joint proxy statement/prospectus is preliminary, and final allocation of the purchase price will be based upon the actual purchase price and the fair value of the assets and liabilities of Equitable as of the date of the completion of the Mergers. In addition, subsequent to the Closing date, there may be further refinements of the purchase price allocation as additional information becomes available.

New Equitable’s actual results and financial position after the Mergers may differ materially and adversely from the unaudited pro forma condensed combined financial information included in this joint proxy statement/prospectus. For more information, see the section of this joint proxy statement/prospectus titled “Unaudited Pro Forma Condensed Combined Financial Information” beginning on page 233.

Additionally, the Corebridge and Equitable unaudited prospective financial information provided in this joint proxy statement/prospectus is based on numerous variables and assumptions (including, but not limited to, those related to industry performance and competition and general business, customer behavior, tax considerations, health of the industry, economic, market and financial conditions and additional matters specific to Corebridge or Equitable’s business, as applicable) that are inherently subjective and uncertain and are beyond the control of the respective management teams of Corebridge and Equitable. As a result, actual results may differ materially from the unaudited prospective financial information. Important factors that may affect actual results and cause these unaudited projected financial information to not be achieved include, but are not limited to, risks and uncertainties relating to Corebridge or Equitable’s business, as applicable (including each company’s ability to achieve strategic goals, objectives and targets over applicable periods), general business and economic conditions. For more information, see the section of this joint proxy statement/prospectus titled “The Mergers—Corebridge Unaudited Financial Projections” beginning on page 129 and “The Mergers—Equitable Unaudited Financial Projections” beginning on page 132.

New Equitable’s by-laws generally provide that the Court of Chancery of the State of Delaware will be the exclusive forum for substantially all corporate law claims that may be brought by its stockholders and that the United States federal district courts will be the exclusive forum for federal securities claims that may be brought by its stockholders, which could limit its stockholders’ ability to obtain a favorable judicial forum for disputes with New Equitable, Corebridge, Equitable or New Equitable’s directors, officers, other employees or stockholders.

New Equitable’s by-laws provide that unless New Equitable consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of New Equitable, (ii) any action asserting a claim of breach of a duty (including any fiduciary duty) owed by any current or former director, officer, employee, agent or stockholder of New Equitable to New Equitable or New Equitable’s stockholders, (iii) any action asserting a claim against New Equitable or any current or former director, officer, employee, agent or stockholder of New Equitable arising pursuant to any provision of the DGCL or New Equitable’s certificate of incorporation or by-laws, including any suit or proceeding regarding indemnification or advancement or reimbursement of expenses pursuant to the by-laws and (iv) any action asserting a claim against New Equitable or any current or former director, officer, employee, agent or stockholder of New Equitable governed by the internal affairs doctrine will be the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware lacks jurisdiction over such action or proceeding, then another court of the State of Delaware or, if no court of the State of Delaware has jurisdiction, then the United States District Court for the District of Delaware). The choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with New Equitable or New Equitable’s directors, officers, other employees or stockholders, which may discourage such lawsuits against New Equitable and New Equitable’s directors, officers, other employees and stockholders. Alternatively, if a court were to find the choice of forum provision contained in New Equitable’s by-laws to be inapplicable or unenforceable in an action, New Equitable may incur additional costs associated with resolving such action in other jurisdictions, which could materially adversely affect New Equitable’s business, financial condition and results of operations. The exclusive forum provision also provides that it will not apply to claims arising under the Securities Act or any rule or regulation promulgated thereunder; however, the exclusive forum provision in New Equitable’s by-laws provides that, unless New Equitable consents in writing to the selection of an alternative forum, the federal district courts of the United States of America will be the exclusive forum for the resolution of such claims. Stockholders cannot waive, and will not be deemed to have waived under the exclusive forum provision, New Equitable’s compliance with the federal securities laws and the rules and regulations thereunder. Although we believe this exclusive forum provision benefits New Equitable by providing increased consistency in the application of Delaware law and federal securities laws in the types of lawsuits to which it applies, this exclusive forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with New Equitable or any of its directors, officers, other employees or stockholders, which may discourage lawsuits with respect to such claims. Further, in the event a court finds the exclusive forum provision contained in New Equitable’s by-laws to be unenforceable or inapplicable in an action, New Equitable may incur additional costs associated with resolving such action in other jurisdictions, which could harm New Equitable’s business, operating results and financial condition.

New Equitable’s ability to use NOL carryforwards and other tax attributes may be limited as a result of an “ownership change.”

Each of Corebridge and Equitable have incurred net operating losses (“NOLs”) and have certain other tax attributes, which may become subject to limitation. Under section 382 of the Code, NOLs and other tax attributes may become subject to an annual limitation on use in the event of certain cumulative changes in ownership that result in an “ownership change” of the company that has such NOLs or tax attributes. An “ownership change” generally occurs if one or more stockholders or groups of stockholders who own at least 5% of a company’s stock increase their ownership by more than 50% over their lowest ownership percentage within a rolling three-year period. Similar rules may apply under state tax laws to limit the use of state tax attributes. Accordingly, a portion of Corebridge, Equitable or New Equitable’s NOLs or other tax attributes may not be able to be utilized, which could increase the tax liability of New Equitable. New Equitable may also experience further ownership changes upon future issuances of shares of New Equitable stock or due to secondary trading of shares of New Equitable stock which may be outside of New Equitable’s control, and which could result in the application of additional limitations under Section 382 of the Code.

New Equitable will be unable to file a single U.S. consolidated federal income tax return with the Equitable life insurance companies for five years following the Closing of the Mergers.

Equitable’s life insurance companies are currently members of a consolidated group for U.S. federal income tax purposes that includes both life insurance and non-life insurance companies, which generally permits Equitable to utilize losses generated by the non-life insurance companies to offset income generated by the life insurance companies, up to 35% of the lesser of the losses generated by the non-life insurance group and the taxable income of the life insurance group (with any excess losses remaining available as an NOL carryforward, subject to the same limitations). If holders of Corebridge Common Stock and Corebridge Preferred Stock own more than 50% of the stock of New Equitable by value immediately following the Closing of the Mergers, as is anticipated, the Equitable life insurance companies are expected to be ineligible to join in the filing of New Equitable’s consolidated return for a five-year period following the Closing of the Mergers. As a result of the foregoing, Corebridge and Equitable may pay more cash taxes than each would have paid if a single consolidated federal income tax return were permitted.

Risks Relating to New Equitable Common Stock

No trading market currently exists for New Equitable Common Stock.

Prior to the completion of the Mergers, there will be no market for New Equitable Common Stock. Upon completion of the Mergers, shares of New Equitable Common Stock are expected to be listed for trading on NYSE. However, there can be no assurance that an active market for New Equitable Common Stock will develop after the Mergers are completed, or that if it develops, the market will be sustained.

The market price of New Equitable Common Stock may decline as a result of the Mergers.

The market price of New Equitable Common Stock may decline as a result of the Mergers if, among other things, New Equitable is unable to achieve the expected benefits and synergies of the Mergers, if the Mergers are not completed within the anticipated timeframe or if the transaction costs related to the Mergers are greater than expected. The market price also may decline if New Equitable does not achieve the perceived benefits and expected synergies of the Mergers as rapidly or to the extent anticipated by financial or industry analysts or if the effect of the Mergers on New Equitable’s financial position, results of operations or cash flows is not consistent with the expectations of financial or industry analysts.

The price of New Equitable Common Stock may be volatile and may fluctuate significantly.

The market price for New Equitable Common Stock may fluctuate significantly in response to a number of factors, most of which New Equitable cannot control, including, among others:

•	trends and changes in customer preferences;

•	changes in general economic or market conditions or trends in New Equitable’s business or the economy as a whole;

•	changes in key personnel;

•	New Equitable’s entry into new markets;

•	changes in New Equitable’s operating performance;

•	investors’ perceptions of New Equitable’s prospects and the prospects of the businesses in which it participates;

•	fluctuations in quarterly revenue and operating results, as well as differences between New Equitable’s actual financial and operating results and those expected by investors;

•	the public’s response to press releases or other public announcements by New Equitable or third parties, including New Equitable’s filings with the SEC;

•	guidance, if any, that New Equitable provides to the public, any changes in such guidance or New Equitable’s failure to meet such guidance;

•

changes in financial estimates or ratings by any securities analysts who follow New Equitable Common Stock, New Equitable’s failure to meet such estimates or failure of those analysts to initiate or maintain coverage of the New Equitable Common Stock;

•	downgrades in New Equitable’s credit ratings or the credit ratings of its competitors;

•	the development and sustainability of an active trading market for New Equitable Common Stock;

•	investor perceptions of the investment opportunity associated with New Equitable Common Stock relative to other investment alternatives;

•	the inclusion, exclusion or deletion of New Equitable Common Stock from any trading indices;

•	future sales of New Equitable Common Stock by its officers, directors and significant stockholders;

•	other events or factors, including those resulting from system failures and disruptions, hurricanes, pandemics, wars, acts of terrorism, other natural disasters or responses to such events;

•

changes in financial markets or general economic conditions, including, for example, due to the effects of recession or slow economic growth in the United States and abroad, interest rates, fuel prices, international currency fluctuations, corruption, political instability, acts of war, acts of terrorism and pandemics or other public health crises;

•	price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole; and

•	changes in accounting principles or applicable law.

These and other factors may impact the market price of New Equitable Common Stock, regardless of its actual operating performance. As a result, New Equitable Common Stock may trade at prices significantly below the price at which shares were purchased.

If securities or industry analysts publish inaccurate or unfavorable research about New Equitable or its business, the price of the New Equitable Common Stock and trading volume could decline.

The trading market for New Equitable Common Stock will depend in part on the research and reports that securities or industry analysts publish about New Equitable or its business. If one or more of the analysts who cover New Equitable downgrades New Equitable Common Stock or publishes inaccurate or unfavorable research about New Equitable or its business, New Equitable Common Stock’s price would likely decline. If one or more of these analysts cease coverage of New Equitable or fail to publish reports on New Equitable regularly, demand for New Equitable Common Stock could decrease, which could cause New Equitable’s stock price and trading volume to decline. In addition, if New Equitable’s operating results fail to meet the expectations of securities analysts, its stock price would likely decline.

Risks Relating to Corebridge’s Business

Corebridge’s business will continue to be subject to the risks described in the sections titled “Risk Factors” in Corebridge’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and in other documents incorporated by reference into this joint proxy statement/prospectus. See the section of this joint proxy statement/prospectus titled “Where You Can Find More Information” beginning on page 253 for the location of information incorporated by reference into this joint proxy statement/prospectus.

Risks Relating to Equitable’s Business

Equitable’s business will continue to be subject to the risks described in the sections titled “Risk Factors” in Equitable’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and in other documents incorporated by reference into this joint proxy statement/prospectus. See the section of this joint proxy statement/prospectus titled “Where You Can Find More Information” beginning on page 253 for the location of information incorporated by reference into this joint proxy statement/prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This joint proxy statement/prospectus contains statements, which, to the extent they are not statements of historical or present fact, constitute “forward looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements, and any related oral statements, can be identified by the use of terms such as “believes,” “expects,” “may,” “will,” “shall,” “should,” “would,” “could,” “seeks,” “aims,” “projects,” “forecasts,” “intends,” “targets,” “plans,” “estimates,” “anticipates,” “goals,” “guidance,” “formidable,” “preliminary,” “objective,” “continue,” “drive,” “improve,” “superior,” “positioned,” “vision,” “potential,” “immediate,” and similar expressions or the negative of those expressions or verbs. We caution you that forward-looking statements are not guarantees of future performance or outcomes. Forward-looking statements are not historical facts but instead represent only our beliefs regarding future events, which may by their nature be inherently uncertain, and some of which may be outside our control. These statements include, but are not limited to, statements about the expected timing and completion of the Mergers, the anticipated benefits of the Mergers, including estimated synergies and projected cost savings, and plans and expectations for New Equitable after completion of the Mergers.

Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause the actual results, level of activity, performance or achievements to be materially different from those expressed or implied by such forward-looking statements. While there is no assurance that any list of risks and uncertainties or risk factors is complete, below are certain factors, in addition to the factors in the section of this joint proxy statement/prospectus titled “Risk Factors” beginning on page 44 and the factors previously disclosed in Corebridge and Equitable’s reports filed with the SEC, which could cause actual results to differ materially from those contained or implied in the forward-looking statements:

•

the ability to complete the Mergers on the timeframe or on the terms currently anticipated or at all, including due to a failure to obtain requisite stockholder, stock exchange, regulatory, governmental or other approvals;

•	risks related to difficulties, inabilities or delays in integrating the parties’ businesses;

•	the ability to realize the anticipated benefits of the Mergers, including estimated synergies and projected cost savings at the times, and to the extent, anticipated;

•	the occurrence of any event, change or other circumstance that could give rise to the right of either or both parties to terminate the Merger Agreement;

•

the potential impact of the announcement or consummation of the transactions contemplated by the Merger Agreement on Corebridge or Equitable’s stock price and on their respective business, contractual and operational relationships (including with regulatory bodies, employees, suppliers, clients and competitors);

•

risks related to uncertainty in the value of shares of New Equitable Common Stock and the fact that the exchange ratios are fixed and will not be adjusted in the event of any change in either Corebridge or Equitable’s stock price;

•	the fact that Corebridge Common Stockholders and Equitable Common Stockholders will each have reduced ownership in New Equitable;

•	risks related to the potential repurchases of shares of Corebridge Common Stock and/or Equitable Common Stock;

•

risks related to business disruptions from the transactions contemplated by the Merger Agreement that may harm the business or current plans and operations of either or both parties, including diversion of management time from ongoing business operations;

•	the risk that the Mergers and the announcement of the Mergers could have an adverse effect on the ability of either or both parties to hire and retain key personnel;

•	the parties’ ability to raise debt on favorable terms or at all;

•	the outcome of any legal proceedings that may be instituted against Corebridge, Equitable, New Equitable or their respective directors;

•

restrictions on the conduct of Corebridge and Equitable’s respective businesses prior to the Closing of the Mergers and on each their ability to pursue alternatives to the transactions contemplated by the Merger Agreement;

•

the fact that, until the completion of the Mergers or the termination of the Merger Agreement in accordance with its terms, Corebridge and Equitable are each prohibited from entering into certain transactions and taking certain actions that might otherwise be beneficial to Corebridge or Equitable and their respective stockholders;

•

the fact that directors and executive officers of Corebridge and Equitable have interests and arrangements that may be different from, or in addition to, those of Corebridge and Equitable stockholders generally;

•	the fact that Corebridge or Equitable may waive one or more of the Closing conditions without re-soliciting stockholder approval;

•	the fact that the Merger Agreement contains provisions that could discourage a potential competing acquirer that might be willing to pay more to acquire or merge with Corebridge or Equitable;

•

the fact that the shares of New Equitable Common Stock to be received by Corebridge Common Stockholders and Equitable Common Stockholders as a result of the Mergers will have rights different from the shares of Corebridge Common Stock and Equitable Common Stock, respectively;

•

the possibility that the transactions contemplated by the Merger Agreement may be more expensive to complete than anticipated, including as a result of unexpected factors or events, or unforeseen or unknown liabilities;

•

risks associated with the unaudited pro forma condensed combined financial information included in this joint proxy statement/prospectus being preliminary and inherently subject to uncertainties, and the fact that New Equitable’s actual financial position and results of operations after the Mergers may differ materially from these estimates;

•	the risk that the IRS or other tax authorities may challenge the anticipated tax treatment of the Mergers, including any intended tax-free reorganization treatment;

•	the deterioration of economic conditions;

•	geopolitical tensions;

•	the potential impact of a downgrade in Corebridge or Equitable’s Insurer Financial Strength ratings or credit ratings or of New Equitable following completion of the Mergers;

•	other factors that may affect future results of Corebridge and Equitable; and

•	management’s response to any of the aforementioned factors.

You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this joint proxy statement/prospectus or the dates of the documents incorporated by reference in this joint proxy statement/prospectus. As for the forward-looking statements that relate to future financial results and other projections, actual results will be different due to the inherent uncertainties of estimates, forecasts and projections and may be better or worse than projected and such differences could be material. Given these uncertainties, you are cautioned not to place reliance on these forward-looking statements. Except as required by applicable law, Corebridge, Equitable and New Equitable do not undertake to update these forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made.

For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please see the reports that Corebridge and Equitable have filed with the SEC as described in the section of this joint proxy statement/prospectus titled “Where You Can Find More Information” beginning on page 253.

THE PARTIES TO THE MERGERS

Mountain Holding, Inc.

2919 Allen Parkway

Woodson Tower

Houston, Texas 77019

Telephone: (877) 375-2422

New Equitable is a corporation incorporated in the State of Delaware. To date, New Equitable has not conducted any activities other than those incident to its formation, the execution of the Merger Agreement, the preparation of regulatory filings made in connection with the transactions contemplated by the Merger Agreement and other matters related to such transactions.

After Closing, New Equitable will be the parent entity of Corebridge and Equitable, and will be renamed “Equitable Holdings, Inc.” The New Equitable Common Stock will be listed on the NYSE under the symbol “EQH” or such other ticker symbol as may be agreed by Corebridge and Equitable.

New Equitable’s principal office is located at 2919 Allen Parkway, Woodson Tower, Houston, Texas 77019, and its telephone number is (877) 375-2422.

Corebridge Financial, Inc.

2919 Allen Parkway

Woodson Tower

Houston, Texas 77019

Telephone: (877) 375-2422

Corebridge is a leading provider of retirement solutions and insurance products in the United States. As of March 31, 2026, Corebridge had more than $380 billion in assets under management and administration, making it possible for more people to take action in their financial lives.

Corebridge Common Stock is listed on the NYSE under the symbol “CRBG” and Corebridge’s 6.375% Junior Subordinated Notes are listed on the NYSE under the symbol “CRBD.” The Corebridge Preferred Stock is not listed on any securities exchange.

Corebridge’s principal office is located at 2919 Allen Parkway, Woodson Tower, Houston, Texas 77019, and its telephone number is (877) 375-2422.

For more information about Corebridge, please visit Corebridge’s Internet website at https://www.corebridgefinancial.com. Corebridge’s Internet website address is provided as an inactive textual reference only. The information contained on Corebridge’s Internet website or accessible through it (other than the documents incorporated by reference herein) does not constitute a part of this joint proxy statement/prospectus or any other report or document on file with or furnished to the SEC. Additional information about Corebridge is included in the documents incorporated by reference into this joint proxy statement/prospectus. See the section of this joint proxy statement/prospectus titled “Where You Can Find More Information” beginning on page 253.

Equitable Holdings, Inc.

1345 Avenue of the Americas

New York, New York 10105

Telephone: (212) 554-1234

Equitable is a leading provider of retirement, asset management and wealth management solutions for individuals and institutions in the United States. As of March 31, 2026, Equitable had approximately $1.1 trillion in assets under management and administration. Equitable is the parent company of AllianceBernstein, a global investment management firm that offers diversified investment services to institutional investors, individuals and private wealth clients.

Equitable Common Stock is listed on the NYSE under the symbol “EQH,” Equitable Series A Preferred Stock is listed on the NYSE under the symbol “EQH PR A” and Equitable Series C Preferred Stock is listed on the NYSE under the symbol “EQH PR C.”

Equitable’s principal office is located at 1345 Avenue of the Americas, New York, New York 10105, and its telephone number is (212) 554-1234.

For more information about Equitable, please visit Equitable’s Internet website at https://equitable.com. Equitable’s Internet website address is provided as an inactive textual reference only. The information contained on Equitable’s Internet website or accessible through it (other than the documents incorporated by reference herein) does not constitute a part of this joint proxy statement/prospectus or any other report or document on file with or furnished to the SEC. Additional information about Equitable is included in the documents incorporated by reference into this joint proxy statement/prospectus. See the section of this joint proxy statement/prospectus titled “Where You Can Find More Information” beginning on page 253.

Palisade Holding, Inc.

2919 Allen Parkway

Woodson Tower

Houston, Texas 77019

Telephone: (877) 375-2422

Corebridge Merger Sub is a corporation incorporated in the State of Delaware. To date, Corebridge Merger Sub has not conducted any activities other than those incident to its formation, the execution of the Merger Agreement, the preparation of regulatory filings made in connection with the transactions contemplated by the Merger Agreement and other matters related to such transactions. In connection with the transactions contemplated by the Merger Agreement, Corebridge Merger Sub will merge with and into Corebridge, with Corebridge surviving such merger as a wholly-owned subsidiary of New Equitable.

Corebridge Merger Sub’s principal office is located at 2919 Allen Parkway, Woodson Tower, Houston, Texas 77019, and its telephone number is (877) 375-2422.

Marcy Holding, Inc.

2919 Allen Parkway

Woodson Tower

Houston, Texas 77019

Telephone: (877) 375-2422

Equitable Merger Sub is a corporation incorporated in the State of Delaware. To date, Equitable Merger Sub has not conducted any activities other than those incident to its formation, the execution of the Merger Agreement, the preparation of regulatory filings made in connection with the transactions contemplated by the Merger Agreement and other matters related to such transactions. In connection with the transactions contemplated by the Merger Agreement, Equitable Merger Sub will merge with and into Equitable, with Equitable surviving such merger as a wholly-owned subsidiary of New Equitable.

Equitable Merger Sub’s principal office is located at 2919 Allen Parkway, Woodson Tower, Houston, Texas 77019, and its telephone number is (877) 375-2422.

THE COREBRIDGE SPECIAL MEETING

This joint proxy statement/prospectus is being mailed on or about [    ], 2026, to holders of record of Corebridge Common Stock as of the close of business on [    ], 2026, and constitutes notice of the Corebridge Special Meeting to such holders in conformity with the requirements of the DGCL.

This joint proxy statement/prospectus is being provided to Corebridge Common Stockholders as part of a solicitation of proxies by the Corebridge board of directors for use at the Corebridge Special Meeting and at any adjournments or postponements of the Corebridge Special Meeting. Corebridge Common Stockholders are encouraged to read the entire document carefully, including the annexes and documents incorporated by reference into this document, for more detailed information regarding the Merger Agreement and the transactions contemplated by the Merger Agreement.

Date, Time and Place of the Corebridge Special Meeting

The Corebridge Special Meeting will be held virtually on [     ], 2026 at [    ], Eastern Time, at http://[     ]. The Corebridge Special Meeting will be held online only and you will not be able to attend in person. Online check-in will begin at [    ], Eastern Time and you should allow ample time for the check-in procedures. If you are a stockholder of record as of the record date, you will be able to attend and participate in the Corebridge Special Meeting online, vote your shares electronically, submit your questions during the Corebridge Special Meeting and access the list of stockholders entitled to vote at the Corebridge Special Meeting during the Corebridge Special Meeting by logging in to the website listed above using the 16-digit control number included in your proxy card.

Matters to be Considered at the Corebridge Special Meeting

The purposes of the Corebridge Special Meeting are as follows, each as further described in this joint proxy statement/prospectus:

•	Corebridge Proposal 1: Adoption of the Merger Agreement. To consider and vote on the Corebridge Merger Agreement Proposal;

•	Corebridge Proposal 2: Approval of the Corebridge Advisory Compensation Proposal. To consider and vote on the Corebridge Advisory Compensation Proposal;

•	Corebridge Proposal 3: Adoption of the Corebridge ESPP. To consider and vote on the Corebridge ESPP Proposal; and

•	Corebridge Proposal 4: Adjournments of the Corebridge Special Meeting. To consider and vote on the Corebridge Adjournment Proposal.

Recommendation of the Corebridge Board of Directors

The Corebridge board of directors unanimously recommends that Corebridge Common Stockholders vote:

•	Corebridge Proposal 1: “FOR” the Corebridge Merger Agreement Proposal;

•	Corebridge Proposal 2: “FOR” the Corebridge Advisory Compensation Proposal;

•	Corebridge Proposal 3: “FOR” the Corebridge ESPP Proposal; and

•	Corebridge Proposal 4: “FOR” the Corebridge Adjournment Proposal.

After careful consideration, the Corebridge board of directors unanimously (i) determined that the terms of the Merger Agreement and the transactions contemplated thereby and the Corebridge ESPP are fair to, and in the best interests of, Corebridge and its stockholders, (ii) directed that the Merger Agreement and the Corebridge

ESPP be submitted to Corebridge Common Stockholders for their adoption and (iii) recommended that Corebridge Common Stockholders vote in favor of the adoption of the Merger Agreement and the Corebridge ESPP and approval of the transactions contemplated thereby.

See also the section of this joint proxy statement/prospectus titled “The Mergers—Recommendation of the Corebridge Board of Directors; Corebridge’s Reasons for the Mergers” beginning on page 97.

Record Date for the Corebridge Special Meeting and Voting Rights

The record date to determine who is entitled to receive notice of and to vote at the Corebridge Special Meeting and any adjournments or postponements thereof is [    ], 2026. As of the close of business on the record date, there were issued and outstanding [    ] shares of Corebridge Common Stock entitled to vote at the Corebridge Special Meeting. Only the holders of Corebridge Common Stock as of such record date are entitled to notice of the Corebridge Special Meeting and any adjournment or postponement of the Corebridge Special Meeting. In addition, the list of Corebridge stockholders entitled to vote at the Corebridge Special Meeting will be available for inspection during the Corebridge Special Meeting at http://[    ].

Corebridge Common Stockholders may cast one vote for each share of Corebridge Common Stock held as of that record date.

Quorum; Abstentions and Broker Non-Votes

The holders of a majority of the outstanding shares of Corebridge Common Stock entitled to vote at the Corebridge Special Meeting must be present in person or represented by proxy in order to constitute a quorum at the Corebridge Special Meeting.

Virtual attendance at the Corebridge Special Meeting will constitute presence “in person” for the purpose of determining the presence of a quorum for the transaction of business at the Corebridge Special Meeting. Abstentions are considered present for purposes of establishing a quorum. Because none of the proposals to be voted on at the Corebridge Special Meeting are “routine” matters for which brokers may have discretionary authority to vote, no bank, broker or other nominee will be permitted to vote your shares of Corebridge Common Stock at the Corebridge Special Meeting without receiving your instructions. As such, we do not expect any broker non-votes at the Corebridge Special Meeting. Thus, if your shares are held in the name of a bank, broker or other nominee and you do not obtain and submit a “legal proxy” to vote such shares at the Corebridge Special Meeting or provide voting instructions to your bank or broker with respect to such shares, they will not be deemed present at the Corebridge Special Meeting for purposes of establishing a quorum. If a quorum is not present on the Corebridge Merger Agreement Proposal and the Corebridge Adjournment Proposal is approved, the Corebridge Special Meeting will be adjourned until the holders of sufficient voting power of the outstanding shares of Corebridge Common Stock entitled to vote at the Corebridge Special Meeting are present to constitute a quorum.

Under NYSE rules, banks, brokers or other nominees who hold shares in “street name” for a beneficial owner of those shares typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from beneficial owners. However, banks, brokers or other nominees are not allowed to exercise their voting discretion with respect to the approval of matters that the NYSE determines to be “non-routine.” Generally, a broker non-vote occurs on an item when (i) a bank, broker or other nominee has discretionary authority to vote on one or more “routine” proposals to be voted on at a meeting of stockholders, but is not permitted to vote on other “non-routine” proposals without instructions from the beneficial owner of the shares and (ii) the beneficial owner fails to provide the bank, broker or other nominee with such instructions. Under the NYSE rules, “non-routine” matters include the Corebridge Merger Agreement Proposal (Corebridge Proposal 1), the Corebridge Advisory Compensation Proposal (Corebridge Proposal 2), the Corebridge ESPP Proposal (Corebridge Proposal 3) and the Corebridge Adjournment Proposal (Corebridge Proposal 4). Because

none of the proposals to be voted on at the Corebridge Special Meeting are “routine” matters for which brokers may have discretionary authority to vote, no bank, broker or other nominee will be permitted to vote your shares of Corebridge Common Stock at the Corebridge Special Meeting without receiving your instructions. As such, Corebridge does not expect any broker non-votes at the Corebridge Special Meeting. As a result, if you hold your shares of Corebridge Common Stock in “street name,” your shares will not be represented and will not be voted on any matter unless you affirmatively instruct your bank, broker or other nominee how to vote your shares in one of the ways indicated by your bank, broker or other nominee. It is therefore critical that you cast your vote by instructing your bank, broker or other nominee on how to vote.

If you submit a properly executed proxy card and abstain from voting or vote against the approval of the Merger Agreement, your shares of Corebridge Common Stock will be counted for purposes of calculating whether a quorum is present at the Corebridge Special Meeting. Validly executed proxies containing no voting instructions will be voted in accordance with the recommendations of the Corebridge board of directors. If additional votes must be solicited to approve the Corebridge Merger Agreement Proposal, it is expected that the meeting will be adjourned to solicit additional proxies.

Required Votes; Vote of Nippon Life and Corebridge’s Directors and Executive Officers

Except for the Corebridge Adjournment Proposal, the vote required to approve all of the proposals listed herein assumes the presence of a quorum.

Proposal		Votes Necessary
Corebridge Proposal 1	Corebridge Merger Agreement Proposal

Approval requires the affirmative vote at the Corebridge Special Meeting of the holders of a majority of the outstanding shares of Corebridge Common Stock entitled to vote on such proposal.

A failure to vote, a failure to provide instructions with respect to any shares held through a bank, broker or other nominee or an abstention will have the same effect as a vote “AGAINST” the Corebridge Merger Agreement Proposal.

Corebridge Proposal 2	Corebridge Advisory Compensation Proposal

Approval requires the affirmative vote of the holders of a majority of the shares of Corebridge Common Stock present in person or represented by proxy at the Corebridge Special Meeting and entitled to vote thereon.

Any one of (a) an abstention, (b) voting on one or more of the other proposals to come before the Corebridge Special Meeting by proxy (but not voting on the Corebridge Advisory Compensation Proposal) or (c) attending the Corebridge Special Meeting in person and not voting on the Corebridge Advisory Compensation Proposal (whether or not such stockholder votes in person on any other proposals to come before the Corebridge Special Meeting) will have the same effect as a vote “AGAINST” the Corebridge Advisory Compensation Proposal. However, assuming a quorum is present at the Corebridge Special Meeting, (i) the failure to attend the Corebridge Special Meeting in person or by proxy

Proposal		Votes Necessary
or (ii) the failure instruct to your bank, broker or other nominee to vote any shares you hold through such intermediary will have no effect on the outcome of the Corebridge Advisory Compensation Proposal.

Corebridge Proposal 3	Corebridge ESPP Proposal

Approval requires the affirmative vote of the holders of a majority of the shares of Corebridge Common Stock present in person or represented by proxy at the Corebridge Special Meeting and entitled to vote thereon.

Any one of (a) an abstention, (b) voting on one or more of the other proposals to come before the Corebridge Special Meeting by proxy (but not voting on the Corebridge ESPP Proposal) or (c) attending the Corebridge Special Meeting in person and not voting on the Corebridge ESPP Proposal (whether or not such stockholder votes in person on any other proposals to come before the Corebridge Special Meeting) will have the same effect as a vote “AGAINST” the Corebridge ESPP Proposal. However, assuming a quorum is present at the Corebridge Special Meeting, (i) the failure to attend the Corebridge Special Meeting in person or by proxy or (ii) the failure to instruct your bank, broker or other nominee to vote any shares you hold through such intermediary will have no effect on the outcome of the Corebridge ESPP Proposal.

Corebridge Proposal 4	Corebridge Adjournment Proposal

Approval requires the affirmative vote of the holders of a majority of the shares of Corebridge Common Stock present in person or represented by proxy at the Corebridge Special Meeting and entitled to vote thereon.

Any one of (a) an abstention, (b) voting on one or more of the other proposals to come before the Corebridge Special Meeting by proxy (but not voting on the Corebridge Adjournment Proposal) or (c) attending the Corebridge Special Meeting in person and not voting on the Corebridge Adjournment Proposal (whether or not such stockholder votes in person on any other proposals to come before the Corebridge Special Meeting) will have the same effect as a vote “AGAINST” the Corebridge Adjournment Proposal. However, (i) the failure to attend the Corebridge Special Meeting in person or by proxy or (ii) the failure to instruct your bank, broker or other nominee to vote any shares you hold through such intermediary will have no effect on the outcome of the Corebridge Adjournment Proposal.

As of the record date, Nippon Life, who has agreed to vote in favor of the Corebridge Merger Agreement Proposal as described in the section of this joint proxy statement/prospectus titled “The Voting and Support Agreement” beginning on page 192, owned and was entitled to vote approximately [    ] shares of Corebridge Common Stock, representing [  ]% of the total outstanding shares of Corebridge Common Stock.

As of the record date, Blackstone owned approximately [    ] shares of Corebridge Common Stock, representing [  ]% of the total outstanding shares of Corebridge Common Stock. In light of Blackstone’s prior commitment to certain insurance regulators, unrelated to the potential transaction, Blackstone will not vote its shares of Corebridge Common Stock on any matter submitted to Corebridge stockholders.

As of the record date, Corebridge’s directors and executive officers beneficially owned and were entitled to vote approximately [    ] shares of Corebridge Common Stock, representing [  ]% the total outstanding shares of Corebridge Common Stock. Although none of them have entered into any agreement obligating them to vote in a certain way, Corebridge currently expects that all of its directors and executive officers will vote their shares “FOR” the Corebridge Merger Agreement Proposal, “FOR” the Corebridge Advisory Compensation Proposal, “FOR” the Corebridge ESPP Proposal and “FOR” the Corebridge Adjournment Proposal.

For more information regarding the security ownership of Corebridge’s directors and executive officers, see the information provided in the section of this joint proxy statement/prospectus titled “Certain Beneficial Owners of Corebridge Common Stock—Security Ownership of Corebridge Common Stock by Directors, Executive Officers and NEOs” beginning on page 228.

Methods of Voting

•	By Internet: Through the Internet by logging onto the website indicated on the enclosed proxy card and following the prompts using the control number located on the proxy card.

•

By Telephone: By calling (from the United States, Puerto Rico and Canada) the toll-free telephone number listed on the enclosed proxy card and following the prompts using the control number located on the proxy card.

•	By Mail: By completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided.

•

Voting Virtually at the Corebridge Special Meeting: Shares held directly in your name as stockholder of record (or for which you have been duly appointed to act as proxy at the Corebridge Special Meeting) may be voted virtually at the Corebridge Special Meeting.

If you hold your shares in “street name,” proxies submitted over the Internet or by telephone as described above by the record holder of your shares (or proxyholder or other authorized person duly authorized by the record holder of your shares) must be received by [    ], Eastern Time, on [    ], 2026.

Notwithstanding the above, if your shares are held in “street name” by a bank, broker or other nominee, you should follow the instructions you receive from your bank, broker or other nominee on how to vote your shares. Registered stockholders as of the record date and their duly authorized proxies who attend the Corebridge Special Meeting may vote their shares personally even if they previously have voted their shares.

How to Ask Questions at the Corebridge Special Meeting

The virtual Corebridge Special Meeting allows stockholders of record to submit questions during the Corebridge Special Meeting in the question box provided on the virtual meeting website. At the Corebridge Special Meeting, Corebridge will respond to as many inquiries that are relevant to the business of the meeting as time allows.

What to Do If You Have Technical Difficulties or Trouble Accessing the Virtual Meeting Website

Corebridge will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting website during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting website log-in page at http://[    ].

What to Do If You Cannot Virtually Attend the Corebridge Special Meeting

You may submit a proxy to vote your shares before the Corebridge Special Meeting by Internet, by mail or by telephone pursuant to the instructions contained in your proxy card. You do not need to access the Corebridge Special Meeting webcast to vote if you submitted a proxy to vote your shares by mail, by Internet or by telephone in advance of the Corebridge Special Meeting.

Revocability of Proxies

Any Corebridge Common Stockholder giving a proxy has the right to revoke it before the proxy is exercised at the Corebridge Special Meeting by any of the following actions:

•

sending a signed written notice that you revoke your proxy to Corebridge’s Corporate Secretary, bearing a later date than your original proxy and mailing it so that it is received prior to the Corebridge Special Meeting;

•

subsequently submitting a new, validly executed proxy (including by submitting a proxy via the Internet or telephone) at a later date than your original proxy so that the new proxy is received before the Corebridge Special Meeting; or

•	voting virtually at the Corebridge Special Meeting.

Execution or revocation of a proxy will not in any way affect the stockholder’s right to attend the Corebridge Special Meeting and vote in person.

Written notices of revocation and other communications with respect to the revocation of proxies should be addressed to:

Corebridge Financial, Inc.

2919 Allen Parkway

Woodson Tower

Houston, Texas 77019

Attention: Corporate Secretary

If your shares are held in “street name” and you previously provided voting instructions to your broker, bank or other nominee, you should follow the instructions provided by your broker, bank or other nominee to revoke or change your voting instructions.

Unless revoked, or otherwise provided, all proxies representing shares entitled to vote that are delivered pursuant to this solicitation will be voted at the Corebridge Special Meeting and, where a choice has been specified on the proxy card, will be voted in accordance with such specification. If a Corebridge Common Stockholder makes no specification on his, her or its proxy card as to how such Corebridge Common Stockholder should want his, her or its shares of Corebridge Common Stock voted, such proxy will be voted as recommended by the Corebridge board of directors as stated in this joint proxy statement/prospectus, specifically “FOR” the Corebridge Merger Agreement Proposal, “FOR” the Corebridge Advisory Compensation Proposal, “FOR” the Corebridge ESPP Proposal and “FOR” the Corebridge Adjournment Proposal.

Proxy Solicitation Costs

Corebridge is soliciting proxies to provide an opportunity to Corebridge Common Stockholders to vote on agenda items, whether or not the stockholders are able to attend the Corebridge Special Meeting or an adjournment or postponement thereof. Corebridge will bear the entire cost of soliciting proxies from its stockholders. In addition to the solicitation of proxies by mail, Corebridge will ask banks, brokers and other custodians, nominees and fiduciaries to forward the proxy solicitation materials to the beneficial owners of shares of Corebridge Common Stock held of record by such nominee holders. Corebridge may be required to reimburse these nominee holders for their customary clerical and mailing expenses incurred in forwarding the proxy solicitation materials to the beneficial owners.

Corebridge has retained Innisfree to assist in the solicitation process. Corebridge estimates that it will pay Innisfree a fee of approximately $180,000 plus reimbursement for costs and expenses. Corebridge also has agreed to indemnify Innisfree against various liabilities and expenses that relate to or arise out of its solicitation of proxies (subject to certain exceptions). In addition to solicitation by mail, Corebridge’s directors, officers and other employees may solicit proxies in person, by telephone, electronically, by mail or other means. These persons will not be specifically compensated for doing so.

Attending the Corebridge Special Meeting

You are entitled to attend the Corebridge Special Meeting only if you are a holder of record of Corebridge Common Stock at the close of business on [    ], 2026 (the record date for the Corebridge Special Meeting), or you hold your Corebridge Common Stock beneficially in the name of a broker, bank or other nominee as of the record date, or you hold a valid proxy to vote shares entitled to vote at the Corebridge Special Meeting.

To enter the meeting, you must have your 16-digit control number that is shown on your proxy card.

If your shares are held by a bank, broker or other nominee, you are considered the beneficial owner of shares held in “street name,” and your bank, broker or other nominee is considered the stockholder of record with respect to those shares. Your bank, broker or other nominee will send you, as the beneficial owner, a package describing the procedure for voting your shares, including a voting instruction form. You should follow the instructions provided by them to vote your shares. You are invited to attend the Corebridge Special Meeting; however, you may not vote these shares through the Internet during the Corebridge Special Meeting (or ask questions thereat) unless you obtain and submit a signed “legal proxy,” executed in your favor, from your bank, broker or other nominee that holds your shares, giving you the right to vote the shares at the Corebridge Special Meeting, and, if necessary, obtain a 16-digit control number to vote your shares at the Corebridge Special Meeting. Instructions on how to connect and participate via the Internet are posted at http://[    ].

Householding

Some banks, brokers and other nominees may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this joint proxy statement/prospectus may have been sent to multiple stockholders in your household. You can request prompt delivery of a copy of this joint proxy statement/prospectus by writing to:

Innisfree M&A Incorporated

501 Madison Avenue

19th Floor

New York, NY 10022

Stockholders Call Toll-Free: (877) 800-5192

Banks & Brokers Call Collect: (212) 750-5833

Tabulation of Votes; Results of the Corebridge Special Meeting

Representatives of Broadridge will tabulate the votes and will act as independent inspector of election at the Corebridge Special Meeting.

The preliminary voting results will be announced at the Corebridge Special Meeting. In addition, within four business days following the Corebridge Special Meeting, Corebridge intends to file the final voting results with the SEC on a Current Report on Form 8-K. If the final voting results have not been certified within that four-business-day period, Corebridge will report the preliminary voting results on a Current Report on Form 8-K at that time and will file an amendment to the Current Report on Form 8-K to report the final voting results within four days of the date that the final results are certified.

Adjournments

If there are not sufficient votes at the time of the Corebridge Special Meeting to approve the Corebridge Merger Agreement Proposal or additional time is needed to ensure that any supplement or amendment to the joint proxy statement/prospectus accompanying this notice is timely provided to Corebridge Common Stockholders, whether or not a quorum is present at the Corebridge Special Meeting, then Corebridge Common Stockholders may be asked to vote on the Corebridge Adjournment Proposal.

If the adjournment is for more than 30 days, or if after the adjournment a new record date for determining the stockholders entitled to vote is fixed for the adjourned meeting, Corebridge will give notice of the adjourned meeting to each Corebridge Common Stockholder of record entitled to notice of the adjourned meeting as of the record date for determining the stockholders entitled to notice of the adjourned meeting.

At any subsequent reconvening of the Corebridge Special Meeting at which a quorum is present, any business may be transacted that might have been transacted at the original meeting, and all proxies will be voted in the same manner as they would have been voted at the original convening of the Corebridge Special Meeting, except for any proxies that have been effectively revoked or withdrawn prior to the time the proxy is exercised at the reconvened meeting.

Assistance

If you need assistance voting or completing your proxy card or have questions regarding the Corebridge Special Meeting, please contact Innisfree, the proxy solicitation agent for Corebridge:

Innisfree M&A Incorporated

501 Madison Avenue

19th Floor

New York, NY 10022

Stockholders Call Toll-Free: (877) 800-5192

Banks & Brokers Call Collect: (212) 750-5833

COREBRIDGE COMMON STOCKHOLDERS SHOULD CAREFULLY READ THIS JOINT PROXY

STATEMENT/PROSPECTUS IN ITS ENTIRETY FOR MORE DETAILED INFORMATION CONCERNING THE MERGER AGREEMENT AND THE MERGERS. IN PARTICULAR, COREBRIDGE COMMON STOCKHOLDERS ARE DIRECTED TO THE MERGER AGREEMENT AND THE NEW EQUITABLE CERTIFICATE OF INCORPORATION AND BY-LAWS WHICH ARE ATTACHED AS ANNEX A, ANNEX B AND ANNEX C HERETO, RESPECTIVELY.

COREBRIDGE PROPOSAL 1: ADOPTION OF THE MERGER AGREEMENT

This joint proxy statement/prospectus is being furnished to you as a Corebridge Common Stockholder as part of the solicitation of proxies by the Corebridge board of directors for use at the Corebridge Special Meeting to consider and vote upon a proposal to adopt the Merger Agreement, which is attached as Annex A to this joint proxy statement/prospectus.

The Corebridge board of directors, after due and careful discussion and consideration, unanimously approved and declared advisable the Merger Agreement, the Mergers and the other transactions contemplated by the Merger Agreement, and determined that the Merger Agreement, the Mergers and the other transactions contemplated by the Merger Agreement are fair to and in the best interests of Corebridge and its stockholders.

The Corebridge board of directors unanimously recommends that Corebridge Common Stockholders adopt the Merger Agreement, as disclosed in this joint proxy statement/prospectus and particularly the related narrative disclosures in the sections of this joint proxy statement/prospectus titled “The Mergers” beginning on page 86 and “The Merger Agreement” beginning on page 155 and as attached as Annex A to this joint proxy statement/prospectus.

Adoption of the Merger Agreement requires the affirmative vote at the Corebridge Special Meeting of the holders of a majority of the outstanding shares of Corebridge Common Stock in favor of the Corebridge Merger Agreement Proposal. A failure to vote, failure to provide instructions with respect to your shares held through a bank, broker or other nominee or an abstention will have the same effect as a vote “AGAINST” the Corebridge Merger Agreement Proposal.

The approval, timing and completion of the transactions contemplated by the Merger Agreement are not conditioned on the approval and implementation of the Corebridge Advisory Compensation Proposal, the Corebridge ESPP Proposal or the Corebridge Adjournment Proposal.

IF YOU ARE A COREBRIDGE COMMON STOCKHOLDER, THE COREBRIDGE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE

“FOR” THE COREBRIDGE MERGER AGREEMENT PROPOSAL (COREBRIDGE PROPOSAL 1)

COREBRIDGE PROPOSAL 2: APPROVAL OF THE COREBRIDGE

ADVISORY COMPENSATION PROPOSAL

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Rule 14a-21(c) of the Exchange Act, Corebridge is seeking non-binding, advisory common stockholder approval of the compensation of Corebridge’s named executive officers, pursuant to arrangements with Corebridge, that is based on or otherwise relates to the transactions as disclosed in the section of this joint proxy statement/prospectus titled “The Mergers—Interests of Corebridge Directors and Executive Officers in the Mergers—Golden Parachute Compensation” beginning on page 141. The proposal gives the Corebridge Common Stockholders the opportunity to express their views on the transaction-related compensation of Corebridge’s named executive officers. Accordingly, Corebridge is requesting adoption of the following resolution, on a non-binding, advisory basis:

“RESOLVED, that the compensation that may be paid or become payable by Corebridge to its executive officers in connection with the transactions, and the agreements or understandings pursuant to which such compensation may be paid or become payable, in each case as disclosed pursuant to Item 402(t) of Regulation S-K in “The Mergers—Interests of Corebridge Directors and Executive Officers in the Mergers—Golden Parachute Compensation,” are hereby APPROVED on a non-binding, advisory basis.”

The Corebridge board of directors unanimously recommends that Corebridge Common Stockholders adopt the executive officer compensation, as disclosed in this joint proxy statement/prospectus and particularly the related narrative disclosures in the section of this joint proxy statement/prospectus titled “The Mergers—Interests of Corebridge Directors and Executive Officers in the Mergers” beginning on page 136.

Approval of the Corebridge Advisory Compensation Proposal requires the affirmative vote of the holders of a majority of the shares of Corebridge Common Stock present in person or represented by proxy at the Corebridge Special Meeting and entitled to vote thereon. Any one of (a) an abstention, (b) voting on one or more of the other proposals to come before the Corebridge Special Meeting by proxy (but not voting on the Corebridge Advisory Compensation Proposal) or (c) attending the Corebridge Special Meeting in person and not voting on the Corebridge Advisory Compensation Proposal (whether or not such stockholder votes in person on any other proposals to come before the Corebridge Special Meeting) will have the same effect as a vote “AGAINST” the Corebridge Advisory Compensation Proposal. However, assuming a quorum is present at the Corebridge Special Meeting, (i) the failure to attend the Corebridge Special Meeting in person or by proxy or (ii) the failure to instruct your bank, broker or other nominee to vote any shares you hold through such intermediary will have no effect on the outcome of the Corebridge Advisory Compensation Proposal.

The vote on this proposal is a vote separate and apart from the vote of the Corebridge Common Stockholders to approve the Corebridge Merger Agreement Proposal, and approval of this Corebridge Advisory Compensation Proposal is not a condition to completion of the transactions contemplated by the Merger Agreement. Accordingly, a Corebridge Common Stockholder may vote to not approve this proposal and vote to approve the Corebridge Merger Agreement Proposal or vice versa. The vote with respect to this Corebridge Advisory Compensation Proposal is advisory only and will not be binding on Corebridge or New Equitable, regardless of whether the Corebridge Merger Agreement Proposal, the Corebridge ESPP Proposal or the Corebridge Adjournment Proposal are approved. If the transactions contemplated by the Merger Agreement are completed, the transaction-related compensation may be paid to Corebridge’s named executive officers to the extent payable in accordance with the terms of the compensation agreements and arrangements even if the Corebridge Common Stockholders fail to approve this Corebridge Advisory Compensation Proposal.

IF YOU ARE A COREBRIDGE COMMON STOCKHOLDER, THE COREBRIDGE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE

“FOR” THE COREBRIDGE ADVISORY COMPENSATION PROPOSAL (COREBRIDGE PROPOSAL 2)

COREBRIDGE PROPOSAL 3: ADOPTION OF THE COREBRIDGE ESPP

This joint proxy statement/prospectus is being furnished to you as a Corebridge Common Stockholder as part of the solicitation of proxies by the Corebridge board of directors for use at the Corebridge Special Meeting to consider and vote upon a proposal to adopt the Corebridge ESPP, which is attached as Annex H to this joint proxy statement/prospectus.

The Corebridge board of directors, after due and careful discussion and consideration, unanimously approved and declared advisable the Corebridge ESPP and determined that the Corebridge ESPP is fair to and in the best interests of Corebridge and its stockholders.

The Corebridge board of directors unanimously recommends that Corebridge Common Stockholders adopt the Corebridge ESPP, as disclosed in this joint proxy statement/prospectus and particularly the related narrative disclosures in the section of this joint proxy statement/prospectus titled “The Corebridge ESPP” beginning on page 198 and as attached as Annex H to this joint proxy statement/prospectus.

Adoption of the Corebridge ESPP requires the affirmative vote of the holders of a majority of the shares of Corebridge Common Stock present in person or represented by proxy at the Corebridge Special Meeting and entitled to vote thereon. Any one of (a) an abstention, (b) voting on one or more of the other proposals to come before the Corebridge Special Meeting by proxy (but not voting on the Corebridge ESPP Proposal) or (c) attending the Corebridge Special Meeting in person and not voting on the Corebridge ESPP Proposal (whether or not such stockholder votes in person on any other proposals to come before the Corebridge Special Meeting) will have the same effect as a vote “AGAINST” the Corebridge ESPP Proposal. However, assuming a quorum is present at the Corebridge Special Meeting, (i) the failure to attend the Corebridge Special Meeting in person or by proxy or (ii) the failure to instruct your bank, broker or other nominee to vote any shares you hold through such intermediary will have no effect on the outcome of the Corebridge ESPP Proposal.

The vote on this proposal is a vote separate and apart from the vote of the Corebridge Common Stockholders to approve the Corebridge Merger Agreement Proposal, and approval of this Corebridge ESPP Proposal is not a condition to completion of the transactions contemplated by the Merger Agreement. Accordingly, a Corebridge Common Stockholder may vote to not approve this proposal and vote to approve the Corebridge Merger Agreement Proposal or vice versa.

IF YOU ARE A COREBRIDGE COMMON STOCKHOLDER, THE COREBRIDGE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE

“FOR” THE COREBRIDGE ESPP PROPOSAL (COREBRIDGE PROPOSAL 3)

COREBRIDGE PROPOSAL 4: ADJOURNMENT OF THE COREBRIDGE SPECIAL MEETING

The Corebridge Special Meeting may be adjourned to another time and place if necessary to permit solicitation of additional proxies if there are not sufficient votes to approve the Corebridge Merger Agreement Proposal or to ensure that any supplement or amendment to this joint proxy statement/prospectus is timely provided to the Corebridge Common Stockholders.

Corebridge is asking Corebridge Common Stockholders to authorize the holder of any proxy solicited by the Corebridge board of directors to vote in favor of any adjournment to the Corebridge Special Meeting to solicit additional proxies if there are not sufficient votes to approve the Corebridge Merger Agreement Proposal or to ensure that any supplement or amendment to this joint proxy statement/prospectus is timely provided to Corebridge Common Stockholders.

The Corebridge board of directors unanimously recommends that Corebridge Common Stockholders approve the proposal to adjourn the Corebridge Special Meeting, if necessary.

Approval of the Corebridge Adjournment Proposal requires the affirmative vote of the holders of a majority of the shares of Corebridge Common Stock present in person or represented by proxy at the Corebridge Special Meeting and entitled to vote thereon. Any one of (a) an abstention, (b) voting on one or more of the other proposals to come before the Corebridge Special Meeting by proxy (but not voting on the Corebridge Adjournment Proposal) or (c) attending the Corebridge Special Meeting in person and not voting on the Corebridge Adjournment Proposal (whether or not such stockholder votes in person on any other proposals to come before the Corebridge Special Meeting) will have the same effect as a vote “AGAINST” the Corebridge Adjournment Proposal. However, (i) the failure to attend the Corebridge Special Meeting in person or by proxy or (ii) the failure to instruct your bank, broker or other nominee to vote any shares you hold through such intermediary will have no effect on the outcome of the Corebridge Adjournment Proposal.

IF YOU ARE A COREBRIDGE COMMON STOCKHOLDER, THE COREBRIDGE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE

“FOR” THE COREBRIDGE ADJOURNMENT PROPOSAL (COREBRIDGE PROPOSAL 4)

THE EQUITABLE SPECIAL MEETING

This joint proxy statement/prospectus is being mailed on or about [    ], 2026, to holders of record of Equitable Common Stock as of the close of business on [    ], 2026, and constitutes notice of the Equitable Special Meeting to such holders in conformity with the requirements of the DGCL.

This joint proxy statement/prospectus is being provided to Equitable Common Stockholders as part of a solicitation of proxies by the Equitable board of directors for use at the Equitable Special Meeting and at any adjournments or postponements of the Equitable Special Meeting. Equitable Common Stockholders are encouraged to read the entire document carefully, including the annexes and documents incorporated by reference into this document, for more detailed information regarding the Merger Agreement and the transactions contemplated by the Merger Agreement.

Date, Time and Place of the Equitable Special Meeting

The Equitable Special Meeting will be held virtually on [    ], 2026 at [    ], Eastern Time, at http://[    ]. The Equitable Special Meeting will be held online only and you will not be able to attend in person. Online check-in will begin at [    ], Eastern Time and you should allow ample time for the check-in procedures. If you are a stockholder of record as of the record date, you will be able to attend and participate in the Equitable Special Meeting online, vote your shares electronically, submit your questions during the Equitable Special Meeting and access the list of stockholders entitled to vote at the Equitable Special Meeting during the Equitable Special Meeting by logging in to the website listed above using the 16-digit control number included in your proxy card.

Matters to be Considered at the Equitable Special Meeting

The purposes of the Equitable Special Meeting are as follows, each as further described in this joint proxy statement/prospectus:

•	Equitable Proposal 1: Adoption of the Merger Agreement. To consider and vote on the Equitable Merger Agreement Proposal;

•	Equitable Proposal 2: Approval of the Equitable Advisory Compensation Proposal. To consider and vote on the Equitable Advisory Compensation Proposal; and

•	Equitable Proposal 3: Adjournments of the Equitable Special Meeting. To consider and vote on the Equitable Adjournment Proposal.

Recommendation of the Equitable Board of Directors

The Equitable board of directors unanimously recommends that Equitable Common Stockholders vote:

Equitable Proposal 1: “FOR” the Equitable Merger Agreement Proposal;

Equitable Proposal 2: “FOR” the Equitable Advisory Compensation Proposal; and

Equitable Proposal 3: “FOR” the Equitable Adjournment Proposal.

After careful consideration, the Equitable board of directors unanimously (i) determined that the terms of the Merger Agreement and the transactions contemplated thereby, are fair to, and in the best interests of, Equitable and its stockholders, (ii) directed that the Merger Agreement be submitted to Equitable Common Stockholders for their adoption and (iii) recommended that Equitable Common Stockholders vote in favor of the adoption of the Merger Agreement and the approval of the transactions contemplated thereby.

See also the section of this joint proxy statement/prospectus titled “The Mergers—Recommendation of the Equitable Board of Directors; Equitable’s Reasons for the Mergers” beginning on page  103.

Record Date for the Equitable Special Meeting and Voting Rights

The record date to determine who is entitled to receive notice of and to vote at the Equitable Special Meeting and any adjournments or postponements thereof is [    ], 2026. As of the close of business on the record date, there were issued and outstanding [    ] shares of Equitable Common Stock entitled to vote at the Equitable Special Meeting. Only the holders of Equitable Common Stock as of such record date are entitled to notice of the Equitable Special Meeting and any adjournment or postponement of the Equitable Special Meeting. In addition, the list of Equitable stockholders entitled to vote at the Equitable Special Meeting will be available for inspection during the Equitable Special Meeting at http://[    ].

Equitable Common Stockholders may cast one vote for each share of Equitable Common Stock held as of that record date.

Quorum; Abstentions and Broker Non-Votes

The holders of a majority of the outstanding shares of Equitable Common Stock entitled to vote at the Equitable Special Meeting must be present in person or represented by proxy in order to constitute a quorum at the Equitable Special Meeting.

Virtual attendance at the Equitable Special Meeting will constitute presence “in person” for the purpose of determining the presence of a quorum for the transaction of business at the Equitable Special Meeting. Abstentions are considered present for purposes of establishing a quorum. Because none of the proposals to be voted on at the Equitable Special Meeting are “routine” matters for which brokers may have discretionary authority to vote, no bank, broker or other nominee will be permitted to vote your shares of Equitable Common Stock at the Equitable Special Meeting without receiving your instructions. As such, we do not expect any broker non-votes at the Equitable Special Meeting. Thus, if your shares are held in the name of a bank, broker or other nominee and you do not obtain and submit a “legal proxy” to vote such shares at the Equitable Special Meeting or provide voting instructions to your bank or broker with respect to such shares, they will not be deemed present at the Equitable Special Meeting for purposes of establishing a quorum. If a quorum is not present on the Equitable Merger Agreement Proposal and the Equitable Adjournment Proposal is approved, the Equitable Special Meeting will be adjourned until the holders of sufficient voting power of the outstanding shares of Equitable Common Stock entitled to vote at the Equitable Special Meeting are present to constitute a quorum.

Under NYSE rules, banks, brokers or other nominees who hold shares in “street name” for a beneficial owner of those shares typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from beneficial owners. However, banks, brokers or other nominees are not allowed to exercise their voting discretion with respect to the approval of matters that the NYSE determines to be “non-routine.” Generally, a broker non-vote occurs on an item when (i) a bank, broker or other nominee has discretionary authority to vote on one or more “routine” proposals to be voted on at a meeting of stockholders, but is not permitted to vote on other “non-routine” proposals without instructions from the beneficial owner of the shares and (ii) the beneficial owner fails to provide the bank, broker or other nominee with such instructions. Under the NYSE rules, “non-routine” matters include the Equitable Merger Agreement Proposal (Equitable Proposal 1), the Equitable Advisory Compensation Proposal (Equitable Proposal 2) and the Equitable Adjournment Proposal (Equitable Proposal 3). Because none of the proposals to be voted on at the Equitable Special Meeting are “routine” matters for which brokers may have discretionary authority to vote, no bank, broker or other nominee will be permitted to vote your shares of Equitable Common Stock at the Equitable Special Meeting without receiving your instructions. As such, Equitable does not expect any broker non-votes at the Equitable Special Meeting. As a result, if you hold your shares of Equitable Common Stock in “street name,”

your shares will not be represented and will not be voted on any matter unless you affirmatively instruct your bank, broker or other nominee how to vote your shares in one of the ways indicated by your bank, broker or other nominee. It is therefore critical that you cast your vote by instructing your bank, broker or other nominee on how to vote.

If you submit a properly executed proxy card and abstain from voting or vote against the approval of the Merger Agreement, your shares of Equitable Common Stock will be counted for purposes of calculating whether a quorum is present at the Equitable Special Meeting. Validly executed proxies containing no voting instructions will be voted in accordance with the recommendations of the Equitable board of directors. If additional votes must be solicited to approve the Equitable Merger Agreement Proposal, it is expected that the meeting will be adjourned to solicit additional proxies.

Required Votes; Vote of Equitable’s Directors and Executive Officers

Except for the Equitable Adjournment Proposal, the vote required to approve all of the proposals listed herein assumes the presence of a quorum.

Proposal		Votes Necessary
Equitable Proposal 1	Equitable Merger Agreement Proposal

Approval requires the affirmative vote at the Equitable Special Meeting of the holders of a majority of the outstanding shares of Equitable Common Stock entitled to vote on such proposal.

A failure to vote, a failure to provide instructions with respect to any shares held through a bank, broker or other nominee or an abstention will have the same effect as a vote “AGAINST” the Equitable Merger Agreement Proposal.

Equitable Proposal 2	Equitable Advisory Compensation Proposal

Approval requires the affirmative vote of the holders of a majority of the shares of Equitable Common Stock present in person or represented by proxy at the Equitable Special Meeting and entitled to vote thereon.

Any one of (a) an abstention, (b) voting on one or more of the other proposals to come before the Equitable Special Meeting by proxy (but not voting on the Equitable Advisory Compensation Proposal) or (c) attending the Equitable Special Meeting in person and not voting on the Equitable Advisory Compensation Proposal (whether or not such stockholder votes in person on any other proposals to come before the Equitable Special Meeting) will have the same effect as a vote “AGAINST” the Equitable Advisory Compensation Proposal. However, assuming a quorum is present at the Equitable Special Meeting, (i) the failure to attend the Equitable Special Meeting in person or by proxy or (ii) the failure instruct to your bank, broker or other nominee to vote any shares you hold through such intermediary will have no effect on the outcome of the Equitable Advisory Compensation Proposal.

Proposal		Votes Necessary

Equitable Proposal 3	Equitable Adjournment Proposal

Approval requires the affirmative vote of the holders of a majority of the shares of Equitable Common Stock present in person or represented by proxy at the Equitable Special Meeting and entitled to vote thereon.

Any one of (a) an abstention, (b) voting on one or more of the other proposals to come before the Equitable Special Meeting by proxy (but not voting on the Equitable Adjournment Proposal) or (c) attending the Equitable Special Meeting in person and not voting on the Equitable Adjournment Proposal (whether or not such stockholder votes in person on any other proposals to come before the Equitable Special Meeting) will have the same effect as a vote “AGAINST” the Equitable Adjournment Proposal. However, (i) the failure to attend the Equitable Special Meeting in person or by proxy or (ii) the failure to instruct your bank, broker or other nominee to vote any shares you hold through such intermediary will have no effect on the outcome of the Equitable Adjournment Proposal.

As of the record date, Equitable’s directors and executive officers beneficially owned and were entitled to vote approximately [    ] shares of Equitable Common Stock, representing [   ]% the total outstanding shares of Equitable Common Stock. Although none of them have entered into any agreement obligating them to vote in a certain way, Equitable currently expects that all of its directors and executive officers will vote their shares “FOR” the Equitable Merger Agreement Proposal, “FOR” the Equitable Advisory Compensation Proposal and “FOR” the Equitable Adjournment Proposal.

For more information regarding the security ownership of Equitable’s directors and executive officers, see the information provided in the section of this joint proxy statement/prospectus titled “Certain Beneficial Owners of Equitable Common Stock—Security Ownership of Equitable Common Stock by Directors, Executive Officers and NEOs” beginning on page 231.

Methods of Voting

•	By Internet: Through the Internet by logging onto the website indicated on the enclosed proxy card and following the prompts using the control number located on the proxy card.

•

By Telephone: By calling (from the United States, Puerto Rico and Canada) the toll-free telephone number listed on the enclosed proxy card and following the prompts using the control number located on the proxy card.

•	By Mail: By completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided.

•

Voting Virtually at the Equitable Special Meeting: Shares held directly in your name as stockholder of record (or for which you have been duly appointed to act as proxy at the Equitable Special Meeting) may be voted virtually at the Equitable Special Meeting.

If you hold your shares in “street name,” proxies submitted over the Internet or by telephone as described above by the record holder of your shares (or proxyholder or other authorized person duly authorized by the record holder of your shares) must be received by [    ], Eastern Time, on [    ], 2026.

Notwithstanding the above, if your shares are held in “street name” by a bank, broker or other nominee, you should follow the instructions you receive from your bank, broker or other nominee on how to vote your shares. Registered stockholders as of the record date and their duly authorized proxies who attend the Equitable Special Meeting may vote their shares personally even if they previously have voted their shares.

How to Ask Questions at the Equitable Special Meeting

The virtual Equitable Special Meeting allows stockholders of record to submit questions during the Equitable Special Meeting in the question box provided on the virtual meeting website. At the Equitable Special Meeting, Equitable will respond to as many inquiries that are relevant to the business of the meeting as time allows.

What to Do If You Have Technical Difficulties or Trouble Accessing the Virtual Meeting Website

Equitable will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting website during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting website log-in page at http://[    ].

What to Do If You Cannot Virtually Attend the Equitable Special Meeting

You may submit a proxy to vote your shares before the Equitable Special Meeting by Internet, by mail or by telephone pursuant to the instructions contained in your proxy card. You do not need to access the Equitable Special Meeting webcast to vote if you submitted a proxy to vote your shares by mail, by Internet or by telephone in advance of the Equitable Special Meeting.

Revocability of Proxies

Any Equitable Common Stockholder giving a proxy has the right to revoke it before the proxy is exercised at the Equitable Special Meeting by any of the following actions:

•

sending a signed written notice that you revoke your proxy to Equitable’s Corporate Secretary, bearing a later date than your original proxy and mailing it so that it is received prior to the Equitable Special Meeting;

•

subsequently submitting a new, validly executed proxy (including by submitting a proxy via the Internet or telephone) at a later date than your original proxy so that the new proxy is received before the Equitable Special meeting; or

•	voting virtually at the Equitable Special Meeting.

Execution or revocation of a proxy will not in any way affect the stockholder’s right to attend the Equitable Special Meeting and vote in person.

Written notices of revocation and other communications with respect to the revocation of proxies should be addressed to:

Equitable Holdings, Inc.

1345 Avenue of the Americas

New York, New York 10105

Attention: Corporate Secretary

If your shares are held in “street name” and you previously provided voting instructions to your broker, bank or other nominee, you should follow the instructions provided by your broker, bank or other nominee to revoke or change your voting instructions.

Unless revoked, or otherwise provided, all proxies representing shares entitled to vote that are delivered pursuant to this solicitation will be voted at the Equitable Special Meeting and, where a choice has been specified on the proxy card, will be voted in accordance with such specification. If an Equitable Common Stockholder makes no specification on his, her or its proxy card as to how such Equitable Common Stockholder should want his, her or its shares of Equitable Common Stock voted, such proxy will be voted as recommended by the Equitable board of directors as stated in this joint proxy statement/prospectus, specifically “FOR” the Equitable Merger Agreement Proposal, “FOR” the Equitable Advisory Compensation Proposal and “FOR” the Equitable Adjournment Proposal.

Proxy Solicitation Costs

Equitable is soliciting proxies to provide an opportunity to Equitable Common Stockholders to vote on agenda items, whether or not the stockholders are able to attend the Equitable Special Meeting or an adjournment or postponement thereof. Equitable will bear the entire cost of soliciting proxies from its stockholders. In addition to the solicitation of proxies by mail, Equitable will ask banks, brokers and other custodians, nominees and fiduciaries to forward the proxy solicitation materials to the beneficial owners of shares of Equitable Common Stock held of record by such nominee holders. Equitable may be required to reimburse these nominee holders for their customary clerical and mailing expenses incurred in forwarding the proxy solicitation materials to the beneficial owners.

Equitable has retained D.F. King to assist in the solicitation process. Equitable estimates that it will pay D.F. King a fee of approximately $65,000 plus reimbursement for costs and expenses. Equitable also has agreed to indemnify D.F. King against various liabilities and expenses that relate to or arise out of its solicitation of proxies (subject to certain exceptions). In addition to solicitation by mail, Equitable’s directors, officers and other employees may solicit proxies in person, by telephone, electronically, by mail or other means. These persons will not be specifically compensated for doing so.

Attending the Equitable Special Meeting

You are entitled to attend the Equitable Special Meeting only if you are a holder of record of Equitable Common Stock at the close of business on [    ], 2026 (the record date for the Equitable Special Meeting), or you hold your Equitable Common Stock beneficially in the name of a broker, bank or other nominee as of the record date, or you hold a valid proxy to vote shares entitled to vote at the Equitable Special Meeting.

To enter the meeting, you must have your 16-digit control number that is shown on your proxy card.

If your shares are held by a bank, broker or other nominee, you are considered the beneficial owner of shares held in “street name,” and your bank, broker or other nominee is considered the stockholder of record with respect to those shares. Your bank, broker or other nominee will send you, as the beneficial owner, a package describing the procedure for voting your shares, including a voting instruction form. You should follow the instructions provided by them to vote your shares. You are invited to attend the Equitable Special Meeting; however, you may not vote these shares through the Internet during the Equitable Special Meeting (or ask questions thereat) unless you obtain and submit a signed “legal proxy,” executed in your favor, from your bank, broker or other nominee that holds your shares, giving you the right to vote the shares at the Equitable Special Meeting, and, if necessary, obtain a 16-digit control number to vote your shares at the Equitable Special Meeting. Instructions on how to connect and participate via the Internet are posted at http://[    ].

Householding

Some banks, brokers and other nominees may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this joint proxy statement/prospectus may have been sent to multiple stockholders in your household. You can request prompt delivery of a copy of this joint proxy statement/prospectus by writing to:

D.F. King Co., Inc.

28 Liberty Street

53rd Floor

New York, New York 10005

Stockholders Call Toll-Free: (800) 967-7510

Banks & Brokers Call Collect: (646) 602-4900

Email: Equitable@dfking.com

Tabulation of Votes; Results of the Equitable Special Meeting

Representatives of Computershare will tabulate the votes and will act as independent inspector of election at the Equitable Special Meeting.

The preliminary voting results will be announced at the Equitable Special Meeting. In addition, within four business days following the Equitable Special Meeting, Equitable intends to file the final voting results with the SEC on a Current Report on Form 8-K. If the final voting results have not been certified within that four-business-day period, Equitable will report the preliminary voting results on a Current Report on Form 8-K at that time and will file an amendment to the Current Report on Form 8-K to report the final voting results within four days of the date that the final results are certified.

Adjournments

If there are not sufficient votes at the time of the Equitable Special Meeting to approve the Equitable Merger Agreement Proposal or additional time is needed to ensure that any supplement or amendment to the joint proxy statement/prospectus accompanying this notice is timely provided to Equitable Common Stockholders, whether or not a quorum is present at the Equitable Special Meeting, then Equitable Common Stockholders may be asked to vote on the Equitable Adjournment Proposal.

If the adjournment is for more than 30 days, or if after the adjournment a new record date for determining the stockholders entitled to vote is fixed for the adjourned meeting, Equitable will give notice of the adjourned meeting to each Equitable Common Stockholder of record entitled to notice of the adjourned meeting as of the record date for determining the stockholders entitled to notice of the adjourned meeting.

At any subsequent reconvening of the Equitable Special Meeting at which a quorum is present, any business may be transacted that might have been transacted at the original meeting, and all proxies will be voted in the same manner as they would have been voted at the original convening of the Equitable Special Meeting, except for any proxies that have been effectively revoked or withdrawn prior to the time the proxy is exercised at the reconvened meeting.

Assistance

If you need assistance voting or completing your proxy card or have questions regarding the Equitable Special Meeting, please contact D.F. King, the proxy solicitation agent for Equitable:

D.F. King & Co., Inc.

28 Liberty Street

53rd Floor

New Yor, New York 10005

Stockholders Call Toll-Free: (800) 967-7510

Banks & Brokers Call Collect: (646) 602-4900

Email: Equitable@dfking.com

EQUITABLE COMMON STOCKHOLDERS SHOULD CAREFULLY READ THIS JOINT PROXY

STATEMENT/PROSPECTUS IN ITS ENTIRETY FOR MORE DETAILED INFORMATION CONCERNING THE MERGER AGREEMENT AND THE MERGERS. IN PARTICULAR, EQUITABLE COMMON STOCKHOLDERS ARE DIRECTED TO THE MERGER AGREEMENT AND THE NEW EQUITABLE CERTIFICATE OF INCORPORATION AND BY-LAWS WHICH ARE ATTACHED AS ANNEX A, ANNEX B AND ANNEX C HERETO, RESPECTIVELY.

EQUITABLE PROPOSAL 1: ADOPTION OF THE MERGER AGREEMENT

This joint proxy statement/prospectus is being furnished to you as an Equitable Common Stockholder as part of the solicitation of proxies by the Equitable board of directors for use at the Equitable Special Meeting to consider and vote upon a proposal to adopt the Merger Agreement, which is attached as Annex A to this joint proxy statement/prospectus.

The Equitable board of directors, after due and careful discussion and consideration, unanimously approved and declared advisable the Merger Agreement, the Mergers and the other transactions contemplated by the Merger Agreement, and determined that the Merger Agreement, the Mergers and the other transactions contemplated by the Merger Agreement are fair to and in the best interests of Equitable and its stockholders.

The Equitable board of directors unanimously recommends that Equitable Common Stockholders adopt the Merger Agreement, as disclosed in this joint proxy statement/prospectus and particularly the related narrative disclosures in the sections of this joint proxy statement/prospectus titled “The Mergers” beginning on page 86 and “The Merger Agreement” beginning on page 155 and as attached as Annex A to this joint proxy statement/prospectus.

Adoption of the Merger Agreement requires the affirmative vote at the Equitable Special Meeting of the holders of a majority of the outstanding shares of Equitable Common Stock in favor of the Equitable Merger Agreement Proposal. A failure to vote, failure to provide instructions with respect to your shares held through a bank, broker or other nominee or an abstention will have the same effect as a vote “AGAINST” the Equitable Merger Agreement Proposal.

The approval, timing and completion of the transactions contemplated by the Merger Agreement are not conditioned on the approval and implementation of the Equitable Advisory Compensation Proposal or the Equitable Adjournment Proposal.

IF YOU ARE AN EQUITABLE COMMON STOCKHOLDER, THE EQUITABLE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE

“FOR” THE EQUITABLE MERGER AGREEMENT PROPOSAL (EQUITABLE PROPOSAL 1)

EQUITABLE PROPOSAL 2: APPROVAL OF THE EQUITABLE

ADVISORY COMPENSATION PROPOSAL

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Rule 14a-21(c) of the Exchange Act, Equitable is seeking non-binding, advisory common stockholder approval of the compensation of Equitable’s named executive officers, pursuant to arrangements with Equitable, that is based on or otherwise relates to the transactions as disclosed in the section of this joint proxy statement/prospectus titled “The Mergers—Interests of Equitable Directors and Executive Officers in the Mergers—Golden Parachute Compensation” beginning on page 149. The proposal gives the Equitable Common Stockholders the opportunity to express their views on the transaction-related compensation of Equitable’s named executive officers. Accordingly, Equitable is requesting adoption of the following resolution, on a non-binding, advisory basis:

“RESOLVED, that the compensation that may be paid or become payable by Equitable to its executive officers in connection with the transactions, and the agreements or understandings pursuant to which such compensation may be paid or become payable, in each case as disclosed pursuant to Item 402(t) of Regulation S-K in “The Mergers—Interests of Equitable Directors and Executive Officers in the Mergers—Golden Parachute Compensation,” are hereby APPROVED on a non-binding, advisory basis.”

The Equitable board of directors unanimously recommends that Equitable Common Stockholders adopt the executive officer compensation, as disclosed in this joint proxy statement/prospectus and particularly the related narrative disclosures in the section of this joint proxy statement/prospectus titled “The Mergers—Interests of Equitable Directors and Executive Officers in the Mergers” beginning on page 143.

Approval of the Equitable Advisory Compensation Proposal requires the affirmative vote of the holders of a majority of the shares of Equitable Common Stock present in person or represented by proxy at the Equitable Special Meeting and entitled to vote thereon. Any one of (a) an abstention, (b) voting on one or more of the other proposals to come before the Equitable Special Meeting by proxy (but not voting on the Equitable Advisory Compensation Proposal) or (c) attending the Equitable Special Meeting in person and not voting on the Equitable Advisory Compensation Proposal (whether or not such stockholder votes in person on any other proposals to come before the Equitable Special Meeting) will have the same effect as a vote “AGAINST” the Equitable Advisory Compensation Proposal. However, assuming a quorum is present at the Equitable Special Meeting, (i) the failure to attend the Equitable Special Meeting in person or by proxy or (ii) the failure to instruct your bank, broker or other nominee to vote any shares you hold through such intermediary will have no effect on the outcome of the Equitable Advisory Compensation Proposal.

The vote on this proposal is a vote separate and apart from the vote of the Equitable Common Stockholders to approve the Equitable Merger Agreement Proposal, and approval of this Equitable Advisory Compensation Proposal is not a condition to completion of the transactions contemplated by the Merger Agreement. Accordingly, an Equitable Common Stockholder may vote to not approve this proposal and vote to approve the Equitable Merger Agreement Proposal or vice versa. The vote with respect to this Equitable Advisory Compensation Proposal is advisory only and will not be binding on Equitable or New Equitable, regardless of whether the Equitable Merger Agreement Proposal or the Equitable Adjournment Proposal are approved. If the transactions contemplated by the Merger Agreement are completed, the transaction-related compensation may be paid to Equitable’s named executive officers to the extent payable in accordance with the terms of the compensation agreements and arrangements even if the Equitable Common Stockholders fail to approve this Equitable Advisory Compensation Proposal.

IF YOU ARE AN EQUITABLE COMMON STOCKHOLDER, THE EQUITABLE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE

“FOR” THE EQUITABLE ADVISORY COMPENSATION PROPOSAL (EQUITABLE PROPOSAL 2)

EQUITABLE PROPOSAL 3: ADJOURNMENT OF THE EQUITABLE SPECIAL MEETING

The Equitable Special Meeting may be adjourned to another time and place if necessary to permit solicitation of additional proxies if there are not sufficient votes to approve the Equitable Merger Agreement Proposal or to ensure that any supplement or amendment to this joint proxy statement/prospectus is timely provided to the Equitable Common Stockholders.

Equitable is asking Equitable Common Stockholders to authorize the holder of any proxy solicited by the Equitable board of directors to vote in favor of any adjournment to the Equitable Special Meeting to solicit additional proxies if there are not sufficient votes to approve the Equitable Merger Agreement Proposal or to ensure that any supplement or amendment to this joint proxy statement/prospectus is timely provided to Equitable Common Stockholders.

The Equitable board of directors unanimously recommends that Equitable Common Stockholders approve the proposal to adjourn the Equitable Special Meeting, if necessary.

Approval of the Equitable Adjournment Proposal requires the affirmative vote of the holders of a majority of the shares of Equitable Common Stock present in person or represented by proxy at the Equitable Special Meeting and entitled to vote thereon. Any one of (a) an abstention, (b) voting on one or more of the other proposals to come before the Equitable Special Meeting by proxy (but not voting on the Equitable Adjournment Proposal) or (c) attending the Equitable Special Meeting in person and not voting on the Equitable Adjournment Proposal (whether or not such stockholder votes in person on any other proposals to come before the Equitable Special Meeting) will have the same effect as a vote “AGAINST” the Equitable Adjournment Proposal. However, (i) the failure to attend the Equitable Special Meeting in person or by proxy or (ii) the failure to instruct your bank, broker or other nominee to vote any shares you hold through such intermediary will have no effect on the outcome of the Equitable Adjournment Proposal.

IF YOU ARE AN EQUITABLE COMMON STOCKHOLDER, THE EQUITABLE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE

“FOR” THE EQUITABLE ADJOURNMENT PROPOSAL (EQUITABLE PROPOSAL 3)

THE MERGERS

This section of the joint proxy statement/prospectus describes material aspects of the Mergers. This summary may not contain all of the information that is important to you. You should carefully read this entire joint proxy statement/prospectus and the other documents referred to for a more complete understanding of the Mergers. In addition, important business and financial information about each of Corebridge and Equitable is incorporated into this joint proxy statement/prospectus by reference. You may obtain the information incorporated by reference into this joint proxy statement/prospectus without charge by following the instructions in the section of this joint proxy statement/prospectus titled “Where You Can Find More Information” beginning on page 253.

The Mergers and the Merger Agreement

The terms and conditions of the transaction are contained in the Merger Agreement, a copy of which is attached as Annex A to this joint proxy statement/prospectus, and which is incorporated by reference into this joint proxy statement/prospectus. You are encouraged to read the Merger Agreement carefully and in its entirety, as it is the primary legal document that governs the transaction between Corebridge and Equitable.

The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, Corebridge and Equitable will effect an all-stock merger transaction to combine their respective businesses through: (a) the Corebridge Merger, with Corebridge as the surviving corporation in the Corebridge Merger and a direct wholly-owned subsidiary of New Equitable and (b) immediately following the consummation of the Corebridge Merger, the Equitable Merger, with Equitable as the surviving corporation in the Equitable Merger and a direct wholly-owned subsidiary of New Equitable.

Merger Consideration

In the Mergers, (a) each share of Corebridge Common Stock (excluding any shares of Corebridge Common Stock owned by Corebridge, Equitable or any of their respective wholly-owned subsidiaries, or held in treasury by Corebridge (but not including any such shares of Corebridge Common Stock owned by a Corebridge benefit plan, held on behalf of third parties or held by a public or private fund)), issued and outstanding immediately prior to the Corebridge Effective Time will be converted into, and become exchangeable for, 1.000 shares of New Equitable Common Stock, which ratio is referred to as the “Corebridge Exchange Ratio,” and (b) each share of Equitable Common Stock (excluding (i) shares of Equitable Common Stock owned by Equitable, Corebridge or any of their respective wholly-owned subsidiaries, or held in treasury by Equitable (but not including any such shares of Equitable Common Stock owned by an Equitable benefit plan, held on behalf of third parties or held by a public or private fund), and (ii) outstanding performance share units granted under any Equitable stock plan) issued and outstanding immediately prior to the Equitable Effective Time will be converted into, and become exchangeable for, 1.55516 shares of New Equitable Common Stock, which ratio is referred to as the “Equitable Exchange Ratio.” Each holder of Corebridge Common Stock or Equitable Common Stock who would otherwise be entitled to receive a fraction of a share of New Equitable Common Stock will receive a cash payment in lieu of such fractional share. The Corebridge Exchange Ratio and Equitable Exchange Ratio are fixed, which means that they will not change between now and the date of completion of the Mergers, regardless of whether the market price of either Corebridge Common Stock or Equitable Common Stock changes.

In connection with the Mergers, each of the issued and outstanding shares of (a) Corebridge Preferred Stock will be converted into, and become exchangeable for, one share of Series 2 New Equitable Preferred Stock, with substantially identical powers, preferences, privileges and rights as the Corebridge Preferred Stock, (b) Equitable Series A Preferred Stock will be converted into, and become exchangeable for, one share of Series 1-A New Equitable Preferred Stock, with substantially identical powers, preferences, privileges and rights as the Equitable Series A Preferred Stock, and (c) Equitable Series C Preferred Stock will be converted into, and become exchangeable for, one share of Series 1-C New Equitable Preferred Stock, with substantially identical powers, preferences, privileges and rights as the Equitable Series C Preferred Stock.

Background of the Mergers

In the ordinary course of business, the management and board of directors of each of Corebridge and Equitable regularly review, assess and discuss developments in their respective companies’ industry segments, their companies’ performance, strategy and competitive positioning in the industries in which they operate, and strategic options available to their companies’ businesses in light of economic and market conditions, with a view towards enhancing stockholder value. As part of each company’s ongoing review and assessment, representatives of each of Corebridge and Equitable have, from time to time, considered and discussed a range of strategic options to increase stockholder value, including the potential for business combinations, alliances and other transactions in order to further the strategic objectives of their respective companies.

During the course of its assessments, including the discussions and negotiations with Equitable as described herein, the Corebridge board of directors developed a view that the Mergers would create a leading retirement, life insurance and wealth and asset management platform, resulting in Corebridge being able to better serve its clients and deliver value for its stockholders. The Corebridge board of directors considered a range of potential alternatives reasonably available to Corebridge, whether through organic growth or acquisitions or remaining a standalone public company. The Corebridge board of directors viewed Equitable as a desirable potential merger partner due to its reputation, size, cultural compatibility, and complementary businesses, products, balance sheet, and ownership of and partnership with AllianceBernstein, a leading global asset management company.

During the course of its assessments, including the discussions and negotiations with Corebridge as described herein, the Equitable board of directors similarly developed a view that greater scale and breadth could provide significant financial and strategic benefits and allow Equitable to better serve its clients and deliver value for its stockholders. The Equitable board of directors considered a range of potential transactions that could enhance scale across Equitable’s retirement, asset management, and wealth management businesses. To add scale and breadth to its retirement business, the Equitable board of directors viewed Corebridge as a desirable potential merger partner due to its outstanding reputation, size, cultural compatibility, and complementary businesses, products, and balance sheet, as well as the likely benefit to Equitable’s flywheel business model from revenue synergies with Equitable’s asset management and wealth management businesses.

Equitable considered a potential combination with Corebridge in early 2023 and approached Corebridge’s then-parent company. In various meetings since that time, the Equitable board of directors discussed the possibility of exploring a potential combination with Corebridge among other strategic options.

On July 18, 2025, Mr. Alan Colberg, the Chairperson of the Corebridge board of directors, and Mr. Mark Pearson, the Chief Executive Officer of Equitable, held a meeting to explore possible interest in a potential transaction between Corebridge and Equitable. During this meeting, Mr. Pearson and Mr. Colberg discussed the life insurance industry and areas of mutual interest between the two companies. On September 9, 2025, Mr. Pearson provided an update regarding this meeting to the Equitable board of directors. Subsequently, on September 16, 2025, Mr. Colberg and Ms. Joan Lamm-Tennant, Chairperson of the Equitable board of directors, held a similar exploratory meeting.

In November 2025, Mr. Pearson provided another update to the Equitable board of directors regarding the status of a potential transaction with Corebridge. Mr. Pearson proposed to the Equitable board of directors that at some point after Mr. Marc Costantini’s appointment as the new Corebridge Chief Executive Officer took effect, he would reach out to Mr. Costantini, the President and Chief Executive Officer of Corebridge, to request a meeting.

On December 3, 2025, during a regularly scheduled meeting of the Corebridge board of directors, the Corebridge board of directors reviewed a number of strategic options for Corebridge to increase stockholder value. Following this review, the Corebridge board of directors authorized Corebridge management to proceed in discussions with representatives of Equitable.

On December 16, 2025, Equitable’s management team held an offsite meeting focused on developing Equitable’s post-2027 strategy in advance of scheduled updates with Equitable’s board of directors in February, May and July 2026. Equitable’s management team discussed, among other things, potential organic and inorganic options for scaling its retirement, asset management, and wealth management businesses, including a potential transaction with Corebridge.

On January 6, 2026, Messrs. Costantini and Pearson held a meeting to discuss, at a high level, the possible benefits of a potential transaction between Corebridge and Equitable.

On January 15, 2026, Messrs. Costantini and Colberg held a meeting with Mr. Pearson and Ms. Lamm-Tennant to discuss the strategic merits of a potential no-premium all-stock merger of equals between Corebridge and Equitable. During this meeting, Mr. Pearson and Ms. Lamm-Tennant presented their views on a potential governance framework for the combined company consistent with a merger of equals, including the possibility of Mr. Costantini serving as President and Chief Executive Officer and Mr. Pearson serving as Executive Chair of the combined company. Messrs. Costantini and Colberg suggested at this meeting that the combined company board of directors should initially be comprised of six directors designated by Corebridge and six directors designated by Equitable, with the 13th director being the Chief Executive Officer of the combined company. The parties discussed the possibility of Mr. Colberg serving as the lead independent director of the combined company and discussed the possibility of the combined company forming a four-person executive committee chaired by the Executive Chair and including the current chairs and chief executive officers of each of Equitable and Corebridge. All parties expressed alignment on the transaction being structured as a no-premium, all-stock merger of equals.

Also on January 15, 2026, Corebridge and Equitable agreed to direct their respective advisors to engage with each other in respect of the potential transaction, including Morgan Stanley & Co. LLC (“Morgan Stanley”) and Skadden, Arps, Slate, Meagher & Flom LLP (“Skadden”) for Corebridge, and Goldman Sachs & Co. LLC (“Goldman Sachs”) and Paul, Weiss, Rifkind, Wharton & Garrison LLP (“Paul, Weiss”) for Equitable.

On January 21, 2026, the Equitable board of directors held a special meeting with members of Equitable management and representatives of each of Paul, Weiss and Goldman Sachs in attendance. Mr. Pearson provided the Equitable board of directors with an update on the meetings that had been held with Mr. Costantini and Mr. Colberg, noting that a potential transaction with Corebridge was a unique opportunity, but further discussions would be necessary to progress a potential transaction. Discussion ensued regarding the state of the life insurance industry, the potential strategic benefits of the potential transaction, including potential synergies and the anticipated financial profile of the combined company, as well as other potential strategic transactions Equitable might consider. Following discussion, the Equitable board of directors expressed its support for Equitable management and advisors to continue to evaluate a potential transaction with Corebridge.

On January 22, January 28, and February 11, 2026, Messrs. Costantini and Pearson held meetings to continue their discussion of the potential strategic benefits and industrial logic of a potential merger of equals between the two companies. They also continued to discuss governance terms consistent with a merger of equals, including whether the combined company board of directors would have an even number of directors designated by each of Corebridge and Equitable, and the potential roles and responsibilities of the Chief Executive Officer, Executive Chair and Lead Independent Director of the combined company board of directors. As part of such conversations, Messrs. Costantini and Pearson also discussed the cultural fit and value alignment between the two organizations and how Equitable’s partnership with AllianceBernstein would fit into the combined company, and how to ensure that AllianceBernstein would benefit and grow from the potential combination.

Equitable’s board of directors viewed the determination of the Chief Executive Officer of the combined company as a significant matter. In February and March 2026, Mr. Pearson, Ms. Lamm-Tennant, the respective chairs of Equitable’s Compensation and Talent and Nomination and Governance Committees, as well as Mr. Robin Raju, Equitable’s Chief Financial Officer, and Mr. Jeff Hurd, Equitable’s Chief Operating Officer,

met with Mr. Costantini in several group and individual meetings. At such meetings, Mr. Costantini discussed his vision for the combined company, what the combined company would mean to the industry, and how the combined company could serve its current and future clients under his leadership. Equitable’s board of directors was briefed on each of these meetings and learned that each Equitable representative who met with Mr. Costantini was impressed by Mr. Costantini and felt a strong alignment with his views on leadership, culture, and the growth prospects of the combined company. Each Equitable representative who met with Mr. Costantini believed he could be a strong leader of the combined company. The Equitable board of directors also received briefings on Mr. Costantini’s previous leadership roles and his experience and reputation.

Similarly, Corebridge’s board of directors viewed the determination of the Executive Chair of the combined company as a significant matter. Over the course of February 2026 and March 2026, Mr. Costantini, Mr. Colberg, as well as other members of the Corebridge board of directors, met with Mr. Pearson in group and individual meetings. At such meetings, Mr. Pearson shared his vision for the combined company. The representatives of Corebridge that met with Mr. Pearson were impressed with his track record as the Chief Executive Officer of Equitable and believed that he would support and enable Mr. Costantini in his role leading the combined organization. Corebridge’s board of directors also noted the importance of having Mr. Colberg act as the lead independent director of the combined company.

On February 4, 2026, Equitable released its earnings results for the fourth quarter and fiscal year 2025 and held a related earnings call. On February 9, 2026, Corebridge similarly released its earnings results for the fourth quarter and fiscal year 2025 and held a related earnings call.

On February 19, 2026, the Corebridge board of directors held a meeting to discuss the potential transaction with Equitable. Members of management, as well as representatives of Morgan Stanley and Skadden, legal counsel to Corebridge, also attended this meeting. Representatives of Morgan Stanley discussed with the Corebridge board of directors an overview of the potential transaction, including certain preliminary financial information relating to the potential transaction, key considerations, an illustrative transaction timeline and summary of possible next steps. The Corebridge board of directors also reviewed a summary of Morgan Stanley’s material relationships with Corebridge, certain significant stockholders of Corebridge, Equitable and AllianceBernstein as of February 8, 2026, and determined that Morgan Stanley could provide objective advice to Corebridge in light of these relationships. Following discussions, the Corebridge board of directors determined to continue its review at its next meeting and instructed Corebridge’s management and advisors to continue to perform their respective legal, financial and strategic analyses of the potential transaction.

On February 21-23, 2026, Mr. Elias Habayeb, the then Chief Financial Officer of Corebridge, and Mr. Raju, together with representatives of each of Morgan Stanley and Goldman Sachs held several meetings to discuss the terms of a mutual confidentiality agreement, clean team confidentiality agreement and exclusivity agreement to be entered into by the parties in order to further facilitate discussions. During the course of these meetings, representatives of each of Corebridge and Morgan Stanley indicated to representatives of each of Equitable and Goldman Sachs that the Corebridge board of directors was willing to proceed to discuss a potential transaction on certain terms previously proposed during earlier discussions, including (i) the possibility that the combined company would be led by Mr. Costantini as Chief Executive Officer and Mr. Pearson as Executive Chair, with Messrs. Pearson and Costantini to further work out and discuss the details of their respective roles, (ii) the possibility that the combined company board of directors would have an equal number of directors from each of Equitable and Corebridge, and (iii) the possibility that the board of directors of the combined company would include a four-person executive committee comprised of two directors designated by each of Corebridge and Equitable.

On February 23, 2026, representatives of Paul, Weiss distributed to representatives of Skadden an initial draft of the Merger Agreement, which contemplated, among other terms and conditions, (i) a split combined company board of directors, with an equal number of members designated by each party, (ii) the Executive Chair of the combined company board of directors also serving as Chairperson of the Executive Committee to be formed at Closing, (iii) formation of a post-Closing integration steering committee, to be comprised of employees of the combined company selected jointly by the Chief Executive Officer and Executive Chair of the combined company, (iv) the combined company retaining Equitable’s name and trading symbol, and being headquartered in Houston, Texas or such other location as mutually agreed by Corebridge and Equitable, (v) a termination fee of $500 million payable by Corebridge in certain customary scenarios, including for Equitable’s termination of the Merger Agreement for Corebridge’s change in board recommendation, (vi) a termination fee of $500 million payable by Equitable in certain customary scenarios, including for Corebridge’s termination of the Merger Agreement for Equitable’s change in board recommendation, (vii) delivery of voting and support agreements in favor of the potential transaction from Nippon Life, Blackstone Inc. (“Blackstone”) and American International Group, Inc. (“AIG”), (viii) a reciprocal condition to the Closing that each party will have received a tax opinion, in form and substance reasonably satisfactory to such party, providing that the Mergers, taken together, will qualify as a transaction described in Section 351 of the Code and (ix) covenants requiring each of Corebridge and Equitable to call and hold a special stockholder meeting (even if the Corebridge board of directors or the Equitable board of directors has changed its recommendation that its stockholders approve the Merger Agreement).

Also on February 23, 2026, the Equitable board of directors held a meeting attended by representatives of each of Paul, Weiss and Goldman Sachs. Ms. Lamm-Tennant and Mr. Pearson updated the Equitable board of directors with an overview of ongoing discussions regarding the potential combination, including preliminary discussions to-date regarding proposed governance arrangements for the combined company, and the status of the preliminary due diligence process. Representatives of Goldman Sachs also reviewed with the Equitable board of directors Goldman Sachs’ preliminary financial analysis of a potential transaction with Corebridge as well as an illustrative transaction timeline and a summary of next steps. Following this review, the Equitable board of directors authorized Equitable management to continue in discussions with representatives of Corebridge.

Also on February 23, 2026, Corebridge and Equitable executed a mutual confidentiality agreement, a clean team confidentiality agreement and an exclusivity agreement. The confidentiality agreement included, among other customary terms, a mutual 12-month “standstill” provision (including a provision known as a “don’t ask, don’t waive” provision) with customary exclusions. The standstill provision terminated with respect to Corebridge and Equitable upon the execution of the Merger Agreement. The exclusivity agreement contemplated an initial exclusivity period terminating on March 16, 2026, and provided for automatic extensions of the exclusivity period until March 30, 2026 if the parties were continuing to negotiate in good faith. The exclusivity period was, in fact, extended until March 21, 2026, and was subsequently further extended until March 26, 2026.

During the week of February 23, 2026 and thereafter until the execution of the Merger Agreement on March 26, 2026, representatives of Corebridge and Equitable and their respective advisors engaged in numerous due diligence discussions and information exchanges, including through each of Corebridge and Equitable making available to the other party and its representatives a virtual data room and a clean room on February 26, 2026.

On February 24, 2026, Mr. Costantini and Mr. Pearson further discussed governance terms, including that (i) the combined company would be led by Mr. Costantini as Chief Executive Officer and Mr. Pearson as Executive Chair, with Messrs. Pearson and Costantini to further discuss the details of their respective roles, (ii) the combined company board of directors would have 14 directors, with an equal number of directors from each of Corebridge and Equitable, (iii) the board of directors of the combined company would include a four-person executive committee comprised of two directors designated by each of Corebridge and Equitable, (iv) Mr. Raju and Mr. Hurd would serve as Chief Financial Officer and Chief Operating Officer, respectively, of the combined company, (v) Ms. Polly Klane, General Counsel and Chief Legal Officer of Corebridge, would serve as the General Counsel and Chief Legal Officer of the combined company and (vi) approaches to AllianceBernstein governance and ensuring that AllianceBernstein would benefit and grow as a result of the potential merger.

Throughout this process, Mr. Costantini kept Mr. Colberg apprised of such governance discussions, and had an ongoing dialogue with Mr. Colberg and other members of the Corebridge board of directors with respect to the ongoing discussions with respect to governance terms. Likewise, Mr. Pearson kept Ms. Lamm-Tennant apprised of such governance discussions, and had an ongoing dialogue with Ms. Lamm-Tennant and other members of the Equitable board of directors with respect to the ongoing discussions with respect to governance terms.

On February 25, 2026, Messrs. Costantini and Pearson held a meeting to continue to discuss governance terms of the potential merger of equals.

On February 26 and 27, 2026, management of each of Corebridge, Equitable and AllianceBernstein, together with representatives of their respective advisors, including representatives of each of Skadden, Morgan Stanley, Paul, Weiss and Goldman Sachs, held management meetings. At these meetings, Messrs. Costantini and Pearson each presented their strategic vision for the combined company and their views on the potential opportunities presented by the potential combination of Corebridge and Equitable’s respective businesses. The parties also discussed, among other things, (i) preliminary financial analysis, tax impact and structure of the potential transaction, (ii) each party’s risk management, insurance capital management, key asset management relationships, operations and technology and regulatory and rating agency considerations and (iii) business plans and various aspects, including benefits and synergies, of a potential transaction between Corebridge and Equitable.

On March 1, 2026, representatives of Skadden distributed to representatives of Paul, Weiss a revised draft of the Merger Agreement, which contemplated, among other terms and conditions, (i) the combined company board of directors being comprised of fourteen directors, with seven members designated by each of Corebridge and Equitable, (ii) as a condition to Corebridge’s obligation to consummate the potential transaction, that Equitable will have received the consent of at least (A) 90% of Equitable’s fund clients, based on revenue run rate, and (B) 90% of Equitable’s non-fund clients, based on assets under management and (iii) receipt of a tax opinion not being a condition to either party’s obligation to consummate the potential transaction.

Between March 1, 2026 and March 11, 2026, members of the Corebridge, Equitable and AllianceBernstein (with respect to discussions involving AllianceBernstein matters) management teams held a series of follow-up meetings to discuss, among other matters, (i) operations, IT and expense and revenue synergies, (ii) the parties’ strategic initiatives and certain of its key vendor contracts, (iii) capital, liquidity and risk matters, (iv) accounting, financial, tax, legal, compliance, actuarial and investment-related matters, (v) synergies; (vi) Corebridge’s investment management partnerships complementing, and not detracting from, AllianceBernstein’s partnership with Equitable; and (vii) revenue synergies with and financial matters relating to AllianceBernstein. Representatives of Corebridge and Equitable’s respective advisors were also in attendance.

On March 4, 2026, representatives of Paul, Weiss distributed to representatives of Skadden a revised draft of the Merger Agreement, which contemplated, among other terms and conditions, (i) removal of the condition in Corebridge’s favor that Equitable will have received the consent of at least (A) 90% of Equitable’s fund clients, based on revenue run rate, and (B) 90% of Equitable’s non-fund clients, based on assets under management, and (ii) reinsertion of a reciprocal condition to the Closing that each party will have received a tax opinion providing that the Mergers, taken together, will qualify as a transaction described in Section 351 of the Code. Paul, Weiss and Skadden held a meeting to discuss this draft, including a discussion that the $500 million termination fee payable by each of Corebridge and Equitable in certain scenarios would remain subject to ongoing review and discussion in light of the parties’ respective market capitalizations.

On March 5, 2026, the Equitable board of directors held a special meeting, with members of management and representatives of each of Paul, Weiss and Goldman Sachs in attendance. Members of Equitable management provided the Equitable board of directors with an update on the negotiations regarding the potential transaction. Representatives of Goldman Sachs also reviewed with the Equitable board of directors an illustrative transaction timeline and a summary of next steps. A discussion also ensued regarding the strategic rationale, structure and potential transaction terms, potential synergies of the combined company, relative trading data and financial analysis that implied various potential relative ownerships, perspectives on Corebridge’s existing investment management partnerships and integration considerations identified by Equitable management and other Equitable advisors. In advance of the meeting, the Equitable board of directors was provided with customary relationships disclosure by Goldman Sachs, and the Equitable board of directors determined that Goldman Sachs could provide objective advice to Equitable in light of these relationships. Representatives of Paul, Weiss then discussed with the Equitable board of directors certain legal matters, including the directors’ fiduciary duties under Delaware law. The Equitable board of directors then discussed the go-forward governance of the combined company, including the benefits of Mr. Pearson serving as Executive Chair of the combined company and Mr. Raju and Mr. Hurd serving in senior positions of the combined company. The Equitable board of directors also expressed the view that Mr. Pearson chairing the Executive Committee of the board of directors of the combined company would provide leadership and continuity in the execution of the potential transaction. Following discussion, the Equitable board of directors expressed its support for Equitable management and advisors to continue to evaluate the potential transaction.

On March 6, 2026, members of management of each of Corebridge and Equitable, together with representatives of their respective advisors, held meetings to discuss employee-related and legal due diligence matters, during which representatives of both Equitable and Corebridge asked and answered questions about their respective businesses, operations, results of operations and legal matters.

Also on March 6, 2026, the Corebridge board of directors held a meeting attended by Corebridge management and representatives of Skadden and Morgan Stanley to discuss the potential transaction with Equitable. Representatives of Skadden reviewed with the Corebridge board of directors its fiduciary duties and its process for disclosing and managing any potential director conflicts of interest in connection with its consideration of the potential transaction and other strategic alternatives. Representatives of Morgan Stanley discussed with the Corebridge board of directors an overview of the potential transaction, including strategic rationale, structure, governance, and potential transaction terms, synergy opportunities identified by Corebridge management, integration considerations identified by Corebridge management and other Corebridge advisors, perspectives on AllianceBernstein, preliminary views on relative valuation, an illustrative transaction timeline and a summary of next steps. In connection with such discussions, the Corebridge board of directors emphasized the importance of the go-forward governance of the combined company, including the importance of having Mr. Costantini serve as the Chief Executive Officer of the combined company and having Mr. Colberg serve as the lead independent director of the combined company, both of whom would provide leadership and continuity for the combined company. Further, at this meeting, representatives of Morgan Stanley also provided an overview of other potential strategic transactions Corebridge might consider. The Corebridge board of directors also reviewed an updated summary of Morgan Stanley’s material relationships with Corebridge, certain significant stockholders of Corebridge, Equitable and AllianceBernstein as of March 3, 2026, and determined that the updates to Morgan Stanley’s relationship disclosures were not material and that the Corebridge board of directors continued to believe that Morgan Stanley could provide objective advice to Corebridge in light of these relationships. Following discussions and exchange of viewpoints on transaction considerations, the Corebridge board of directors determined to continue its review of the potential transaction at its next meeting and instructed Corebridge’s management and advisors to continue to analyze and negotiate the potential transaction.

Over the course of March 7 and 8, 2026, representatives of Skadden and representatives of Paul, Weiss continued to exchange drafts of the Merger Agreement.

Also on March 8, 2026, members of management of each of Corebridge, Equitable and AllianceBernstein, together with representatives of their respective legal advisors, held a meeting to discuss legal due diligence matters relating to AllianceBernstein.

On March 9, 2026, Corebridge provided to Equitable the Corebridge Projections and Equitable provided to Corebridge the Equitable Projections, in each case as prepared by such company’s management team (see the sections of this joint proxy statement/prospectus titled “The Mergers—Corebridge Unaudited Financial

Projections” and “The Mergers—Equitable Unaudited Financial Projections” beginning on pages 129 and 132, respectively).

On March 9-10, 2026, Messrs. Costantini and Colberg, Ms. Lamm-Tennant and Messrs. Pearson and Raju met in Tokyo with the Chairman and President of Nippon Life, a significant stockholder of Corebridge, to discuss the potential combination and long-term partnership opportunities with Nippon Life. The Chairman and President of Nippon Life indicated their general support of the potential merger, subject to negotiation of final terms. While in Tokyo, Messrs. Costantini and Colberg, Ms. Lamm-Tennant and Messrs. Pearson and Raju also met as a group and in one-on-one sessions to discuss governance matters and other issues.

On March 12, 2026, the Corebridge board of directors held a meeting attended by Corebridge management and representatives of Skadden and Morgan Stanley to discuss the potential transaction with Equitable. Representatives of Morgan Stanley discussed with the Corebridge board of directors an overview of the potential transaction, including synergy opportunities identified by Corebridge management, integration considerations identified by Corebridge management and other Corebridge advisors, an update regarding Corebridge’s financial due diligence of Equitable and AllianceBernstein, financial considerations for the potential transaction and an illustrative communications strategy prepared by Corebridge management. During this meeting, the Corebridge board of directors, with assistance from Morgan Stanley, looked at valuation analysis and performance of AllianceBernstein. The Corebridge board of directors was also presented with a communications plan rollout, which set forth the proposed plan and timing for announcing the potential transaction and communication plan to various Corebridge stakeholders (including insurance regulators, investors, employees, rating agencies and clients, among other constituencies). Representatives of Skadden summarized the terms of the Merger Agreement and provided an overview of ongoing legal negotiations. Following discussions and exchange of viewpoints on transaction considerations, the Corebridge board of directors determined to continue its review of the potential transaction at its next meeting and instructed Corebridge’s management and advisors to continue to engage in due diligence, analysis of the potential transaction and negotiation thereof.

Also on March 12, 2026, the Equitable board of directors held a special meeting with representatives of each of Paul, Weiss and Goldman Sachs in attendance. Mr. Pearson and Ms. Lamm-Tennant provided the Equitable board of directors with an update on discussions and negotiations in connection with the potential transaction, including the meeting with representatives of Nippon Life. A discussion ensued regarding the expected pro forma financial impact of the transaction, including the expected treatment of certain outstanding equity instruments and credit facilities. Members of management then provided an update on the due diligence performed to date in connection with the potential transaction, including financial due diligence of Corebridge, Corebridge’s management of its key investment management relationships, financial considerations for the potential transaction, synergy opportunities identified by Equitable management, the expectation that, over time, the combined company would shift significant Corebridge general and separate account assets to AllianceBernstein, and integration considerations identified by Equitable management and Equitable’s advisors. Members of management also gave an overview of an illustrative communications strategy. Representatives of Goldman Sachs also reviewed with the Equitable board of directors Goldman Sachs’ preliminary financial analysis of a potential transaction with Corebridge. Representatives of Paul, Weiss then discussed with the Equitable board of directors certain legal matters, including an update on the key terms of the Merger Agreement, a discussion of the considerations if Nippon Life, Blackstone and/or AIG did not execute voting agreements to support the transaction, the potential quantum of the termination fee and deal protections, certain regulatory matters, and their fiduciary duties in considering the transaction. Following discussion, the Equitable board of directors expressed its support for Equitable management and advisors to continue to evaluate the potential transaction.

Also on March 12, 2026, representatives of Skadden distributed to representatives of Paul, Weiss the first draft of the Corebridge disclosure letter to the draft Merger Agreement, and representatives of Paul, Weiss distributed to representatives of Skadden the first draft of the Equitable disclosure letter to the draft Merger Agreement.

On March 13, 2026, Messrs. Costantini and Pearson held a meeting to discuss the pro forma ownership of the combined company. During this meeting, Mr. Costantini proposed that Corebridge stockholders own 52% of the combined company and Equitable stockholders own 48% of the combined company at the Closing, as well as certain governance terms.

On March 18, 2026, the parties held a follow-up meeting to discuss, among other things, tax considerations and rating agency matters. Members of the Corebridge and Equitable management teams were in attendance, as well as representatives of their respective advisors.

Also on March 18, 2026, representatives of Paul, Weiss distributed to representatives of Skadden revised drafts of the Merger Agreement and related exhibits and schedules.

On March 19, 2026, Messrs. Costantini and Habayeb held a meeting with Messrs. Pearson and Raju. During this meeting, Messrs. Pearson and Raju acknowledged and agreed that Equitable would no longer seek voting and support agreements in favor of the potential transaction from Blackstone and AIG (as previously requested in various drafts of the Merger Agreement circulated by Paul, Weiss), (i) in the case of Blackstone, in light of Blackstone’s prior commitment to certain insurance regulators, unrelated to the potential transaction, that it will not vote its shares of Corebridge Common Stock on any matter submitted to Corebridge stockholders and (ii) in the case of AIG, in light of AIG’s ongoing sell-down of its shares of Corebridge Common Stock and generally declining ownership in Corebridge.

Also on March 19, 2026, the Corebridge board of directors held a meeting attended by Corebridge management and representatives of Skadden and Morgan Stanley to discuss the potential transaction with Equitable. Representatives of Morgan Stanley discussed with the Corebridge board of directors an overview of the potential transaction, including: (i) pro forma financial information; (ii) the Corebridge Projections, the Equitable Projections and the assumptions and variables underlying the Corebridge Projections and the Equitable Projections; (iii) an update regarding Corebridge’s financial due diligence; (iv) a trading update; and (v) preliminary valuation analysis. Representatives of Skadden summarized the terms of the Merger Agreement and provided a legal due diligence update. The Corebridge board of directors further discussed the governance terms of the combined company. The Corebridge board of directors also reviewed an updated summary of Morgan Stanley’s material relationships with Corebridge, certain significant stockholders of Corebridge, Equitable and AllianceBernstein as of March 16, 2026, and determined that the updates to Morgan Stanley’s relationship disclosures were not material and that the Corebridge board of directors continued to believe that Morgan Stanley could provide objective advice to Corebridge in light of these relationships. The Corebridge board of directors discussed the terms of the potential transaction and whether macroeconomic factors and the parties’ relative market capitalizations and other factors were favorable to undertake a potential transaction at this time. At the conclusion of the meeting, the Corebridge board of directors determined to continue its review of the potential transaction at its next meeting and instructed Corebridge’s management and advisors to continue to negotiate the potential transaction with Equitable.

Also on March 19, 2026, Ms. Klane and Mr. Kurt Meyers, the General Counsel of Equitable, held a meeting to discuss governance terms.

On March 20, 2026, Messrs. Costantini and Pearson held a meeting to discuss governance terms.

On March 21, 2026, Mr. Costantini provided the Corebridge board of directors with a summary and update of the March 20, 2026 discussions with Mr. Pearson, and Mr. Pearson provided the Equitable board of directors with a summary and update of such discussions.

Also on March 21, 2026, Messrs. Habayeb and Raju held a meeting to discuss, among other matters, the percentage threshold for the reciprocal Closing condition that Equitable will have received the consent of its fund and non-fund clients, on a combined basis.

Also on March 21, 2026, representatives of Skadden distributed to representatives of Paul, Weiss revised drafts of the Merger Agreement, which contemplated, among other terms and conditions, requiring 75% for the reciprocal Closing condition that Equitable will have received the consent of its fund and non-fund clients, on a combined basis. Later that day, representatives of Paul, Weiss distributed to representatives of Skadden a revised draft of the Merger Agreement, which contemplated, among other terms and conditions, reducing the threshold from 75% to 60% for the reciprocal Closing condition that Equitable will have received the consent of its fund and non-fund clients, on a combined basis.

On March 22, 2026, representatives of each of Morgan Stanley and Goldman Sachs held a meeting to discuss pro forma ownership of the combined company. During this meeting, representatives of Goldman Sachs, at the direction of and on behalf of Equitable, proposed that Corebridge stockholders own 50.1% of the combined company and Equitable stockholders own 49.9% of the combined company at the Closing.

Separately, on March 22, 2026, following the exchange of updated drafts of the Merger Agreement on March 21, 2026 by each of Skadden and Paul, Weiss, the parties reached alignment on the remaining outstanding commercial issues, including (i) a 75% threshold for the reciprocal Closing condition that Equitable will have received the consent of its fund and non-fund clients, on a combined basis and (ii) the process to request that Nippon Life deliver a voting and support agreement following announcement of the potential transaction.

Between March 22, 2026 and March 25, 2026, members of management of each of Corebridge, Equitable and AllianceBernstein (with respect to discussions involving AllianceBernstein matters), together with representatives of their respective legal advisors, held meetings to discuss follow-up legal due diligence matters relating to AllianceBernstein and negotiate and finalize the terms of the transaction documents.

On March 23, 2026, each of Ms. Rose Marie Glazer and Mr. Adam Burk resigned as members of the Corebridge board of directors effective as of the close of business on March 23, 2026. Their resignations were not related to any disagreement with Corebridge on any matter relating to Corebridge’s operations, policies or practices. Ms. Glazer and Mr. Burk’s resignations followed (i) the repurchase by Corebridge of its common stock from AIG on February 17, 2026, at a price of $30.42 per share for an aggregate purchase price of approximately $750 million (the “AIG Share Repurchase”), which AIG Share Repurchase decreased AIG’s ownership interest to approximately 5%, and the resulting decrease to one from two of the number of Corebridge board of directors members that AIG has the right to designate (such reduction in the number of Corebridge board of directors member designees, and the related resignation of an AIG designee from the Corebridge board of directors, being subject to the approval of certain insurance regulators, which has been obtained) pursuant to the Separation Agreement, dated as of September 14, 2022, between Corebridge and AIG (the “AIG Separation Agreement”), as amended by that certain Amendment, dated as of May 16, 2024, by and between Corebridge and AIG (the “AIG Separation Amendment”) and (ii) the waiver by AIG on March 23, 2026 of its right under the AIG Separation Agreement and the AIG Separation Amendment to designate any members of the Corebridge board of directors, and the resulting decrease to zero from one of the number of Corebridge board of directors members designated by AIG.

Also on March 23, 2026, after several discussions among advisors, Messrs. Costantini, Pearson, Habayeb and Raju held a meeting to discuss the ownership split of the combined company and, based on the relative trading values of the parties and the no premium nature of the potential transaction, and following that meeting reached alignment that Corebridge stockholders will own approximately 51% of the combined company as of the Closing and Equitable stockholders will own approximately 49% of the combined company as of the Closing. Representatives of Morgan Stanley and Goldman Sachs were in attendance.

Later on March 23, 2026, representatives of Skadden distributed to representatives of Paul, Weiss revised drafts of the Merger Agreement and related exhibits, and representatives of Paul, Weiss distributed to representatives of Skadden revised drafts of the Corebridge and Equitable disclosure letters, in each case, reflecting the parties’ ongoing discussions.

On March 24, 2026, at the direction of Corebridge and Equitable, respectively, representatives of each of Morgan Stanley and Goldman Sachs, respectively, held a meeting to align on the exchange ratios based on the agreed ownership split of the combined company and, at the direction of and on behalf of Corebridge and Equitable, respectively, agreed to a Corebridge Exchange Ratio of 1.000 and an Equitable Exchange Ratio of 1.55516 under the Merger Agreement, based on fully diluted share counts as of March 23, 2026.

On March 24, 2026, representatives of Paul, Weiss distributed to representatives of Skadden a revised draft of the Merger Agreement which contemplated, among other terms and conditions, reducing the termination fee payable by each of Corebridge and Equitable in certain scenarios to $450 million. Later on March 24, 2026, representatives of Skadden distributed to representatives of Paul, Weiss a further revised draft of the Merger Agreement which contemplated, among other terms and conditions, increasing such reciprocal termination fee to $475 million. At close of trading on March 24, 2026, the $475 million termination fee payable by each of Corebridge and Equitable in certain scenarios represented 4.38% of the fully diluted equity value of Corebridge and 4.43% of the fully diluted equity value of Equitable.

Also on March 24, 2026, Equitable executed an engagement letter with Goldman Sachs in connection with the potential transaction.

On March 25, 2026, Corebridge executed an engagement letter with Morgan Stanley in connection with the potential transaction.

On March 25, 2026, the Corebridge board of directors held a meeting to consider the potential transaction with Equitable. Members of Corebridge management and representatives of Skadden and Morgan Stanley were in attendance. Representatives of Skadden reviewed with the Corebridge board of directors its process undertaken leading up to this meeting, its fiduciary duties, the regulatory analysis of the potential transaction with Equitable and an updated summary of Morgan Stanley’s material relationships with Corebridge, certain significant stockholders of Corebridge, Equitable and AllianceBernstein as of March 23, 2026, and the Corebridge board of directors determined that the updates to Morgan Stanley’s relationship disclosures were not material and that the Corebridge board of directors continued to believe Morgan Stanley could provide objective advice to Corebridge in light of these relationships. Representatives of Skadden also updated the Corebridge board of directors on the (i) substantially final terms and conditions of the proposed Merger Agreement and its exhibits, (ii) Corebridge and Equitable disclosure letters, (iii) proposed changes to the terms and conditions of the proposed Merger Agreement and the disclosure letters since the previous meeting of the Corebridge board of directors on March 19, 2026. Representatives of Morgan Stanley delivered its oral opinion, which was later confirmed by delivery of a written opinion, dated March 25, 2026, addressed to the Corebridge board of directors, to the effect that, as of such date, and based upon and subject to the various assumptions, procedures, matters, qualifications and limitations on the scope of the review undertaken by Morgan Stanley and other matters set forth therein, the Corebridge Exchange Ratio was fair from a financial point of view to the holders (other than Equitable and its affiliates) of Corebridge Common Stock. See the section of this joint proxy statement/prospectus titled “The Mergers—Opinion of Corebridge’s Financial Advisor” beginning on page 109. Representatives of Skadden reviewed with the Corebridge board of directors the proposed resolutions of the Corebridge board of directors for this meeting. The Corebridge board of directors then engaged in a discussion regarding various aspects of the potential transaction, including the factors described under the section of this joint proxy statement/prospectus titled “The Mergers—Recommendation of the Corebridge Board of Directors; Corebridge’s Reasons for the Mergers” beginning on page 97. Following this discussion, the Corebridge board of directors unanimously determined that the Merger Agreement and the transactions contemplated thereby are advisable, fair to and in the best interests of, Corebridge and its stockholders, approved and adopted the resolutions and authorized Corebridge management, together with the representatives of Skadden, to proceed to finalize, execute and deliver the transaction agreements.

On the same day, the Equitable board of directors held a meeting to consider the potential transaction with Corebridge. Members of Equitable management and representatives of each of Paul, Weiss and Goldman Sachs were in attendance. Representatives of Paul, Weiss reviewed with the Equitable board of directors its process undertaken leading up to this meeting, its fiduciary duties, the regulatory analysis of the potential transaction with Corebridge and the updated relationship disclosures provided by Goldman Sachs in advance of this meeting, and the Equitable board of directors determined that the updates to Goldman Sachs’ relationship disclosures were not material and that the Equitable board of directors continued to believe Goldman Sachs could provide objective advice to Equitable in light of these relationships. Representatives of Paul, Weiss also updated the Equitable board of directors on the (i) substantially final terms and conditions of the proposed Merger Agreement and its exhibits, (ii) Corebridge and Equitable disclosure letters, (iii) proposed changes to the terms and conditions of the proposed Merger Agreement and the disclosure letters since the previous meeting of the Equitable board of directors on March 12, 2026. Representatives of Goldman Sachs reviewed with the Equitable board of directors Goldman Sachs’ financial analysis of the potential transaction with Corebridge and delivered Goldman Sachs’ oral opinion to the Equitable board of directors, which was later confirmed by delivery of a written opinion, dated March 26, 2026, that, as of March 26, 2026 and based upon and subject to the factors and assumptions set forth therein, taking into account the Corebridge Merger, the Equitable Exchange Ratio pursuant to the Merger Agreement was fair from a financial point of view to the holders (other than Corebridge and its affiliates) of the outstanding shares of Equitable Common Stock. See the section of this joint proxy statement/prospectus titled “The Mergers—Opinion of Equitable’s Financial Advisor” beginning on page 120. Representatives of Paul, Weiss reviewed with the Equitable board of directors the proposed resolutions of the Equitable board of directors for this meeting. The Equitable board of directors then engaged in a discussion regarding various aspects of the potential transaction, including the factors described under the section of this joint proxy statement/prospectus titled “The Mergers—Recommendation of the Equitable Board of Directors; Equitable’s Reasons for the Mergers” beginning on page 103. Following this discussion, the Equitable board of directors unanimously determined that the Merger Agreement and the transactions contemplated thereby are advisable, fair to and in the best interests of, Equitable and its stockholders, approved and adopted the resolutions and authorized Equitable management, together with the representatives of Paul, Weiss, to proceed to finalize, execute and deliver the transaction agreements.

In the early morning of March 26, 2026, Corebridge and Equitable executed the Merger Agreement. The transaction was announced on March 26, 2026, before the opening of the financial markets in New York.

On April 8, 2026, Corebridge, Equitable and Nippon Life executed the Voting and Support Agreement in connection with the potential transaction. The Voting and Support Agreement is summarized under the section of this joint proxy statement/prospectus titled “The Voting and Support Agreement” beginning on page 192.

Recommendation of the Corebridge Board of Directors; Corebridge’s Reasons for the Mergers

At a special meeting held on March 25, 2026, the Corebridge board of directors unanimously:

•

approved, adopted and declared advisable the Merger Agreement and the transactions contemplated thereby (including the Corebridge Merger), on the terms and subject to the conditions set forth in the Merger Agreement;

•	determined that the Merger Agreement and the transactions contemplated thereby were advisable, fair to, and in the best interests of, Corebridge and its stockholders;

•	directed that the adoption of the Merger Agreement be submitted to a vote at a meeting of Corebridge stockholders; and

•	resolved to recommend that the Corebridge stockholders adopt the Merger Agreement.

ACCORDINGLY, THE COREBRIDGE BOARD OF DIRECTORS HAS APPROVED THE MERGER AGREEMENT AND UNANIMOUSLY RECOMMENDS THAT COREBRIDGE STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO ADOPT THE MERGER AGREEMENT (INCLUDING THE COREBRIDGE MERGER).

In reaching its decision to approve, adopt and declare advisable the Merger Agreement and the transactions contemplated thereby, the Corebridge board of directors, as described in the section of this joint proxy statement/

prospectus titled “The Mergers—Background of the Mergers” beginning on page 87, held a number of meetings, consulted with Corebridge’s senior management and its outside legal advisor and financial advisor, Skadden and Morgan Stanley, respectively, and considered the business, assets and liabilities, results of operations, financial performance, strategic direction and prospects of Corebridge and Equitable and determined that the Merger Agreement and the transactions contemplated thereby were in the best interests of Corebridge and its stockholders. The Corebridge board of directors considered a number of factors in its deliberations, weighing both the potential benefits and risks of the Merger Agreement and the transactions contemplated by the Merger Agreement (including the Corebridge Merger).

The Corebridge board of directors considered various factors that the Corebridge board of directors believed support its determinations and recommendations, including the following selection of factors (although not exclusive, and not necessarily in the order of relative importance):

Strategic Factors Considered by the Corebridge Board of Directors. In making its determination, the Corebridge board of directors considered that the Mergers are expected to provide a number of significant strategic opportunities, including the following:

•

the Mergers would create a leading retirement, life and wealth and asset management platform, with over 12 million customers and over $1.5 trillion in assets under management, resulting in improved opportunities for growth, cost savings and innovation relative to what Corebridge could achieve on a standalone basis;

•

New Equitable should have broad portfolio diversification, enhanced distribution capabilities and diversified revenue mix across segments, geographies and clients, making New Equitable earnings resilient across various market cycles, driven by a more balanced mix of spread, fee and underwriting margin income;

•

the expectation that New Equitable will be well-capitalized with a strong balance sheet and the ability to generate consistent cash flow, increasing financial flexibility to invest in strategic growth initiatives while also returning capital to stockholders;

•	the expectation that the transaction will immediately be accretive to earnings per share and cash generation, which is expected to increase by 10% or greater by the end of 2028;

•	New Equitable should benefit from a scaled distribution network, more diversified business mix and increased ability to cross-sell opportunities;

•

New Equitable is expected to benefit from Equitable’s strategic partnership with AllianceBernstein, a leading global active manager with distribution in 21 countries across retail, institutional and private wealth channels as well as asset origination capabilities that are complementary to Corebridge’s origination capabilities;

•

the expectation that, over time, New Equitable will shift over $100 billion of Corebridge’s general and separate account assets to AllianceBernstein, further enhancing its scale and competitive positioning;

•

Corebridge and Equitable have highly complementary operations, including complementary strengths across product offerings allowing New Equitable to offer superior solutions and expanded choices to its customers in each business segment;

•

New Equitable should have increased resources and scale, as well as access to data systems and advanced technological infrastructure, allowing additional investment in growth initiatives and faster realization of economies of scale, which will support New Equitable’s transformation and modernization of the customer experience;

•	the combination is expected to generate approximately $500 million of expense synergies by the end of the third year following the Closing of the transaction;

•	there is the potential for further upside through additional synergies including cost synergies, revenue synergies, capital release synergies and cash tax synergies;

•	the cultural alignment between Corebridge and Equitable, including shared values and a commitment to integrity, operational excellence, customer satisfaction, innovation and stockholder value;

•	the expectation that the Mergers will create management continuity and align the incentives of employees across Corebridge and Equitable; and

•

the belief that, since the Mergers would be expected to result in the benefits identified in the foregoing paragraphs, the Mergers will result in enhanced value for Corebridge’s stockholders relative to Corebridge continuing as a standalone company.

Other Factors Considered by the Corebridge Board of Directors. In addition to considering the strategic factors described above, the Corebridge board of directors considered the following additional factors, all of which it viewed as supporting its decision to approve the Merger Agreement:

•

the current and prospective business environment in which Corebridge and Equitable operate, including international, national and local economic conditions, the competitive and regulatory environment, and the effect of these factors on Corebridge, Equitable and New Equitable;

•

its knowledge of Corebridge’s business, operations, financial condition, earnings and prospects and of Equitable’s business, operations, financial condition, earnings and prospects, taking into account the results of Corebridge’s due diligence review of Equitable;

•	the alternatives reasonably available to Corebridge, whether through organic growth or acquisitions or remaining a standalone public company;

•	the fact that the transaction involved no control premium payment, allowing Corebridge stockholders and Equitable stockholders to achieve additional financial benefits from the all stock combination;

•	the all-stock consideration of New Equitable received by current Corebridge stockholders would allow current Corebridge stockholders to participate in the potential upside of New Equitable;

•	the structure of the transaction creating New Equitable, including the governance terms in the Merger Agreement providing that:

•

the New Equitable board of directors will be comprised of 14 directors, which will include seven directors designated by Corebridge and seven directors designated by Equitable, including Messrs. Costantini and Pearson;

•

committees of the board of directors of New Equitable will include equal representation from each of Corebridge and Equitable, with at least two committees having a Corebridge representative serve as Chair and at least two committees having an Equitable representative serve as Chair;

•	Mr. Costantini will serve as President and Chief Executive Officer of New Equitable;

•	Mr. Pearson will serve as Executive Chair of the New Equitable board of directors;

•	Mr. Colberg will serve as Lead Independent Director of the New Equitable board of directors;

•	Mr. Raju will serve as Chief Financial Officer of New Equitable;

•	New Equitable will be renamed Equitable at the Closing of the transaction and will operate under the Equitable brand and trade under Equitable’s ticker on the NYSE; and

•	New Equitable will be headquartered in Houston, Texas;

•

the exchange ratios and that the exchange ratios are fixed, with no adjustment in the merger consideration to be received by Corebridge stockholders or Equitable stockholders as a result of possible increases or decreases in the trading price of Corebridge or Equitable’s stock following the announcement of the Mergers;

•	the resulting percentage ownership interests that current Corebridge stockholders and current Equitable stockholders would have in New Equitable following the Mergers;

•	the recommendation of Corebridge’s senior management in favor of the Mergers;

•	the ability of the Corebridge stockholders to approve or reject the Mergers by voting on the Corebridge Merger Agreement Proposal;

•

the review by the Corebridge board of directors with its advisors of the structure of the Mergers, and the financial and other terms of the Merger Agreement, including the likelihood of consummation of the potential transaction and the evaluation of the Corebridge board of directors of the likely time period necessary to close the transaction;

•

the expected tax-efficient treatment of the Mergers for U.S. federal income tax purposes, as more fully described below under the section of this joint proxy statement/prospectus titled “U.S. Federal Income Tax Consequences” beginning on page 223, and the fact that the parties’ respective obligations to close the transaction are conditioned on each of Corebridge and Equitable’s receipt of an opinion from their tax counsel that the Mergers, taken together, qualify as a transaction described in Section 351 of the Code;

•

the fact that the Merger Agreement also provides that the parties will coordinate dividend declarations and payment dates to ensure that neither party’s stockholders will receive a windfall dividend or double dividend prior to Closing, subject to legal requirements and board approvals; and

•

the oral opinion of Morgan Stanley delivered to the Corebridge board of directors, subsequently confirmed by delivery of a written opinion dated March 25, 2026, and delivered to the Corebridge board of directors, that, as of the date of such opinion and based upon and subject to the various assumptions, procedures, matters, qualifications and limitations on the scope of the review undertaken by Morgan Stanley and other matters set forth therein, the Corebridge Exchange Ratio was fair from a financial point of view to the holders (other than Equitable and its affiliates) of Corebridge Common Stock, as more fully described under the section of this joint proxy statement/prospectus titled “The Mergers—Opinion of Corebridge’s Financial Advisor” beginning on page 109, and the full text of the written opinion of Morgan Stanley, which is attached as Annex I to this joint proxy statement/prospectus.

The Corebridge board of directors also considered the following specific aspects of the Merger Agreement:

•

the nature of the Closing conditions included in the Merger Agreement, including the reciprocal exceptions to the events that would constitute a material adverse effect on either Corebridge or Equitable for purposes of the Merger Agreement, as well as the likelihood of satisfaction of all conditions to Closing of the transaction in advance of the Outside Date;

•

the representations and warranties of Corebridge and Equitable, as well as the interim operating covenants requiring the parties to conduct their respective businesses in the ordinary course prior to completion of the Mergers, subject to specific limitations, are generally reciprocal;

•

the requirement for Corebridge and Equitable to use their respective reasonable best efforts to obtain regulatory and governmental approvals with the limitation that such reasonable best efforts will not be deemed to require either party to agree to any regulatory remedy that would, after giving effect to the Mergers and to any reasonably expected proceeds from effecting any regulatory remedy, result in, or reasonably be expected to result in, an effect that, individually or in the aggregate, has a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of New Equitable and its subsidiaries, taken as a whole (which will be deemed to be of the same scale as those of Corebridge and its subsidiaries, taken as a whole, for purposes of such determination);

•	the belief of Corebridge’s senior management that the transactions contemplated by the Merger Agreement would be approved by the requisite governmental entities, without the imposition of conditions sufficiently material to preclude the transaction, and would otherwise be consummated in accordance with the terms of the Merger Agreement;

•	the restrictions in the Merger Agreement on Equitable’s ability to respond to and negotiate certain alternative acquisition proposals from third parties;

•

the requirement that Equitable pay Corebridge a $475 million termination fee if the Merger Agreement is terminated in certain scenarios and the inability of Equitable to terminate the Merger Agreement in connection with a change of recommendation by the Equitable board of directors;

•

the requirement that Corebridge pay Equitable a $475 million termination fee if the Merger Agreement is terminated in certain scenarios and the inability of Corebridge to terminate the Merger Agreement in connection with a change of recommendation by the Corebridge board of directors;

•

the belief that the size of such termination fee that might be payable to Corebridge pursuant to the Merger Agreement (i) was reasonable in light of the overall terms of the Merger Agreement, (ii) was within the range of termination fees in other transactions of this size and nature and (iii) would not be likely to preclude another party from making a competing proposal;

•

Corebridge’s right to engage in negotiations with, and provide information to, a third party that makes an unsolicited, bona fide written acquisition proposal, if, prior to taking such action, the Corebridge board of directors has determined in good faith, after consultation with its financial advisor and outside legal counsel, based on the information then available, that such acquisition proposal either constitutes a transaction that is superior to the potential transaction or is reasonably expected to result in a transaction that is superior to the potential transaction and, after consultation with its outside legal counsel, failure to take such action would be inconsistent with its directors’ fiduciary duties under Delaware law;

•

the requirement that each of Corebridge and Equitable call and hold a special stockholder meeting (even if the Corebridge board of directors or Equitable board of directors has changed its recommendation that its stockholders approve the Merger Agreement) and, subject to certain exceptions, the requirement that each of the Corebridge board of directors and Equitable board of directors recommend that the Corebridge stockholders and the Equitable stockholders, as applicable, approve the Merger Agreement at such special meeting; and

•

the right of the Corebridge board of directors to change its recommendation to Corebridge stockholders to vote “FOR” the Corebridge Merger Agreement Proposal if an intervening event has occurred and the Corebridge board of directors determines in good faith, after consultation with its outside legal counsel, that the failure to do so would be inconsistent with the fiduciary duties of the Corebridge board of directors under Delaware law.

The Corebridge board of directors weighed these advantages and opportunities against a number of potentially negative factors in its deliberations concerning the Merger Agreement and the transactions contemplated thereby, including:

•

the challenges inherent in the merger of two businesses of the size, geographical diversity and scope of Corebridge and Equitable and the size of the companies relative to each other, including the risk that integration may be delayed and/or its costs may be greater than anticipated and the potential for diversion of management and employee attention for an extended period of time;

•	the difficulties of combining the businesses and workforces of Corebridge and Equitable based on, among other things, potential differences in the cultures of the two companies;

•	the challenges inherent in the management and operation of a global business;

•

the risk that the pendency of the Mergers for an extended period of time following the announcement of the execution of the Merger Agreement could have an adverse impact on Corebridge or New Equitable;

•	the potential effect of the Mergers on the overall business of Corebridge and Equitable, including relationships with customers, regulators and stockholders;

•

the restrictions in the Merger Agreement on the conduct of each of Corebridge and Equitable’s respective businesses during the period between execution of the Merger Agreement and the consummation of the Mergers;

•

the fact that Corebridge is required to hold a stockholder meeting to vote on the Corebridge Merger and the Merger Agreement, and does not have the ability to terminate the Merger Agreement in the event Corebridge receives a superior proposal and the Corebridge board of directors changes its recommendation;

•

the risk that Corebridge stockholders or Equitable stockholders may object to and challenge the Mergers and take actions that may prevent or delay the consummation of the Mergers, including to vote down the proposals at the Corebridge Special Meeting or Equitable Special Meeting;

•

the risk that regulatory agencies may object to and challenge the Mergers or may impose terms and conditions in order to resolve those objections that adversely affect the financial results of New Equitable; see the section of this joint proxy statement/prospectus titled “The Mergers—Regulatory Approvals and Clearances Required for the Mergers” beginning on page 152;

•

the potential for diversion of management and employee attention during the period prior to completion of the Mergers, and the potential negative effects on Corebridge’s and, ultimately, New Equitable’s businesses;

•

the risk that, despite the efforts of Corebridge and Equitable prior to the consummation of the Mergers, Corebridge and Equitable may lose key personnel, and the potential resulting negative effects on Corebridge’s and, ultimately, New Equitable’s businesses;

•

the risk of not capturing all the anticipated expense synergies and other synergies between Corebridge and Equitable, the risk of potential revenue dis-synergies and the risk that other anticipated benefits of the Mergers might not be realized;

•	the possibility that New Equitable might not achieve its projected financial results;

•	the risk that Equitable’s financial performance may not meet Corebridge’s expectations;

•	the potential for litigation relating to the Mergers and the associated costs, burden and inconvenience involved in defending those proceedings;

•

the potential that the fixed exchange ratios under the Merger Agreement could result in Corebridge delivering greater value to the Equitable stockholders than had been anticipated by Corebridge should the value of the shares of Corebridge Common Stock increase disproportionately from Equitable Common Stock from the date of the execution of the Merger Agreement until the Closing;

•

the fact that the Merger Agreement prohibits each of Corebridge and Equitable from soliciting or engaging in discussions regarding alternative transactions during the pendency of the Mergers, subject to limited exceptions;

•

the risk that the $475 million termination fee to which Corebridge may be entitled, subject to the terms and conditions of the Merger Agreement, in the event Equitable terminates the Merger Agreement in certain scenarios may not be sufficient to compensate Corebridge for the harm it might suffer as a result of such termination;

•	the substantial costs to be incurred in connection with the Mergers, including those incurred regardless of whether the Mergers are consummated;

•

the risk that changes in the regulatory landscape or new industry developments, including changes in consumer preferences, may adversely affect the business benefits anticipated to result from the Mergers; and

•

the risks of the type and nature described under the section of this joint proxy statement/prospectus titled “Risk Factors” beginning on page 44 and the matters described under the section of this joint proxy statement/prospectus titled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 58.

The Corebridge board of directors considered all of these factors as a whole and, on balance, concluded that it supported a favorable determination to enter into the Merger Agreement.

In addition, the Corebridge board of directors was aware of and considered the interests of its directors and executive officers that are different from, or in addition to, the interests of Corebridge stockholders generally, as described under the section of this joint proxy statement/prospectus titled “Interests of Corebridge Directors and Executive Officers in the Mergers” beginning on page 136.

The foregoing discussion of the information and factors that the Corebridge board of directors considered is not intended to be exhaustive but rather is meant to include the material factors that the Corebridge board of directors considered. The Corebridge board of directors collectively reached the conclusion to approve the Merger Agreement and the transactions contemplated by the Merger Agreement as being advisable, fair to and in the best interests of, Corebridge and its stockholders, in light of the various factors described above and other factors that the members of the Corebridge board of directors believed were appropriate. In view of the complexity and wide variety of factors, both positive and negative, that the Corebridge board of directors considered in connection with its evaluation of the Merger Agreement and the transactions contemplated thereby, the Corebridge board of directors did not find it practical, and did not attempt, to quantify, rank or otherwise assign relative or specific weights or values to any of the factors it considered in reaching its decision and did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to the ultimate determination of the Corebridge board of directors. In considering the factors discussed above, individual directors may have given different weights to different factors.

The foregoing description of Corebridge’s consideration of the factors supporting the Mergers is forward-looking in nature. This information should be read in light of the factors discussed under the section of this joint proxy statement/prospectus titled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 58.

Recommendation of the Equitable Board of Directors; Equitable’s Reasons for the Mergers

At a special meeting held on March 25, 2026, the Equitable board of directors unanimously:

•

approved, adopted and declared advisable the Merger Agreement and the transactions contemplated thereby (including the Equitable Merger), on the terms and subject to the conditions set forth in the Merger Agreement;

•	determined that the Merger Agreement and the transactions contemplated thereby were advisable, fair to, and in the best interests of, Equitable and its stockholders;

•	directed that the adoption of the Merger Agreement be submitted to a vote at a meeting of Equitable stockholders; and

•	resolved to recommend that the Equitable stockholders adopt the Merger Agreement.

ACCORDINGLY, THE EQUITABLE BOARD OF DIRECTORS HAS APPROVED THE MERGER AGREEMENT AND UNANIMOUSLY RECOMMENDS THAT EQUITABLE’S STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO ADOPT THE MERGER AGREEMENT (INCLUDING THE EQUITABLE MERGER).

In reaching its decision to approve, adopt and declare advisable the Merger Agreement and the transactions contemplated thereby, the Equitable board of directors, as described in the section of this joint proxy statement/

prospectus titled “The Mergers—Background of the Mergers” beginning on page 87, held a number of meetings, consulted with Equitable’s senior management and its outside legal advisor and financial advisor, Paul, Weiss and Goldman Sachs, respectively, and considered the business, assets and liabilities, results of operations, financial performance, strategic direction and prospects of Equitable and Corebridge and determined that the Merger Agreement and the transactions contemplated thereby were in the best interests of Equitable and its stockholders. The Equitable board of directors considered a number of factors in its deliberations, weighing both the potential benefits and risks of the Merger Agreement and the transactions contemplated by the Merger Agreement (including the Equitable Merger).

The Equitable board of directors considered various factors that the Equitable board of directors believed support its determinations and recommendations, including the following selection of factors (although not exclusive, and not necessarily in the order of relative importance):

Significant Strategic Opportunities to Accelerate Growth and Deliver Value to Customers and Stockholders. The Equitable board of directors believes that the transactions contemplated by the Merger Agreement provides significant strategic opportunities and benefits, including the following:

•

Superior Functional Scale. New Equitable should have significantly greater size and scale than either Equitable or Corebridge as a standalone company, with over 12 million customers, $1.5 trillion of assets under management and administration, and leading positions across retirement, life insurance, asset management and wealth management. This is anticipated to result in New Equitable having one of the lowest expense ratios in the industry and greater capacity to invest in profitable growth.

•

Expanded Product Offering. New Equitable should be a leader across retirement, life insurance and institutional markets, with a significantly broader product offering than Equitable as a standalone company. This more complete product offering should differentiate New Equitable from competitors and better position it to meet the needs of customers. In addition, it will enhance the flywheel benefits between product manufacturing, distribution and asset management, and enable New Equitable to allocate capital where it sees the best risk-adjusted returns and customer demand.

•

Complementary Strengths. Equitable and Corebridge have limited overlap in their product offerings, which provides confidence in New Equitable’s ability to achieve targeted expense synergies without experiencing revenue attrition.

•

Increased Opportunities for AllianceBernstein. New Equitable intends to leverage AllianceBernstein and expects over $100 billion of Corebridge’s general and separate account assets to be managed by AllianceBernstein after the Closing.

•

Differentiated Distribution Capabilities. New Equitable intends to have leadership positions in three primary distribution channels for insurance products, being retail, wholesale and worksite. This should enable New Equitable to reach a broader customer base and position New Equitable as a leading provider with third-party distributors. New Equitable’s presence in select channels is also expected to result in a lower average cost of funds.

•

Greater Diversification. New Equitable should have a more balanced revenue mix, with diversification across spread income, fee income and underwriting margin. This is expected to result in more resilient earnings across market cycles.

Attractive Financial Outcomes. The Equitable board of directors believes that the Equitable Merger will result in financial benefits for current Equitable stockholders, including the following:

•

Significant Expected Run-Rate Expense Synergies. The Mergers are anticipated to result in $500 million in expense synergies that are expected to be realized by the end of the third year following the Closing.

•

Double-digit Accretion to Earnings and Cash Generation. The Mergers will be immediately accretive to earnings per share and cash generation, with at least 10% accretion expected for both metrics on a run-rate basis by the end of 2028.

•	Strengthened Balance Sheet. New Equitable is expected to have a stronger balance sheet, with higher stockholder’s equity and lower financial leverage.

•

Future Upside Potential. The Equitable board of directors believes the all-stock consideration of New Equitable received by current Equitable stockholders will be an attractive, more liquid currency and is expected to allow current Equitable stockholders to participate in the potential upside of New Equitable.

•	Highly Competitive Return on Equity. New Equitable is expected to produce a return on equity of approximately 15%, which compares favorably with peer companies.

Favorable Governance Structure. The Equitable board of directors believes that the structuring of the transactions contemplated by the Merger Agreement will also result in beneficial outcomes for current Equitable stockholders, including the following:

•

Transaction Structure. The transactions contemplated by the Merger Agreement allow Equitable and Corebridge to achieve the benefits of a business combination without either party having to pay a material premium.

•	Experienced board of directors and Management Team. New Equitable will be overseen by an experienced and diverse board and management team:

•	the New Equitable board of directors will include equal representation from each of the two companies;

•

Equitable’s Chief Executive Officer prior to the Closing, Mr. Pearson, who has a proven track record in successfully leading Equitable over the past 15 years, will provide ongoing leadership to New Equitable through his role as the Executive Chair of the New Equitable board of directors and Chair the Executive Committee of the New Equitable board of directors, which will contain equal representation from each of Corebridge and Equitable;

•

each other committee of the New Equitable board of directors likewise will include equal representation from each of Corebridge and Equitable, with at least two committees having an Equitable representative serve as Chair and at least two committees having a Corebridge representative serve as Chair; and

•	Equitable’s Chief Financial Officer and Chief Operating Officer prior to the Closing will each serve in their respective roles at New Equitable after the Closing.

•

Significant Go-Forward Ownership. The exchange ratio of 1.55516 shares of New Equitable Common Stock for each share of Equitable Common Stock and the resulting approximate 49% ownership interest that current Equitable stockholders will have in New Equitable following the Mergers was the highest percentage that the Equitable board of directors believed that Corebridge would be willing to agree to after extensive negotiations between the parties.

•

Certainty of Value. The exchange ratio is fixed, with no adjustment, and will not fluctuate in the event that the market price of Corebridge Common Stock increases or the market price of Equitable Common Stock decreases between the date of the execution of the Merger Agreement and the Closing.

•

Tax-Free Treatment. The expected tax treatment of the Mergers for U.S. federal income tax purposes is to achieve tax-free treatment, as more fully described in the section of this joint proxy statement/prospectus titled “U.S. Federal Income Tax Consequences” beginning on page 223.

In addition to considering the strategic and structurally favorable factors outlined above, the Equitable board of directors also considered the following factors (all of which it believed support its determinations and recommendations):

•

Fairness Opinion. Goldman Sachs’ opinion delivered to the Equitable board of directors, dated March 26, 2026, that, as of March 26, 2026 and based upon and subject to the factors and assumptions set forth therein, taking into account the Corebridge Merger, the Equitable Exchange Ratio pursuant to the Merger Agreement was fair from a financial point of view to the holders (other than Corebridge and its affiliates) of the outstanding shares of Equitable Common Stock as well as Goldman Sachs’ financial analysis of the potential transaction with Corebridge reviewed with the Equitable board of directors in connection with the delivery of Goldman Sachs’ opinion, as further described in the section of this joint proxy statement/prospectus titled “The Mergers-Opinion of Equitable’s Financial Advisor” beginning on page 120.

•	Terms of the Merger Agreement. The terms and conditions of the Merger Agreement provide appropriate contractual protections for Equitable and its stockholders, including, among other things:

•	the representations, warranties and covenants of Equitable and Corebridge in the Merger Agreement, which are largely reciprocal;

•

the obligation of Corebridge to pay Equitable a termination fee of $475 million upon termination of the Merger Agreement under specified circumstances, as further described in the section of this joint proxy statement/prospectus titled “The Merger Agreement—Termination Fees” beginning on page 189;

•

the belief that the size of such termination fee that might be payable to Equitable pursuant to the Merger Agreement (i) was reasonable in light of the overall terms of the Merger Agreement, (ii) was within the range of termination fees in other transactions of this size and nature and (iii) would not be likely to preclude another party from making a competing proposal;

•

the fact that the Merger Agreement also provides that the parties will coordinate dividend declarations and payment dates to ensure that neither party’s stockholders will receive a windfall dividend or double dividend prior to Closing, subject to legal requirements and board approvals;

•	the ability of the Equitable stockholders to approve or reject the Equitable Merger by voting on the Equitable Merger Agreement Proposal;

•

the right of Equitable to engage in negotiations with, and provide information to, a third party that makes an unsolicited written bona fide proposal relating to an alternative acquisition proposal, if the Equitable board of directors has determined in good faith that, after consultation with its outside legal counsel and financial advisors, such proposal constitutes or could reasonably be expected to result in a transaction that is superior to the proposed transaction with Corebridge and, after consultation with its outside legal counsel, the failure to take such action would be inconsistent with its directors’ fiduciary duties under Delaware law; and

•

the right of the Equitable board of directors to change its recommendation to Equitable stockholders if a superior proposal is available or an intervening event has occurred so long as the Equitable board of directors has determined in good faith, after consultation with its outside legal counsel and financial advisors, that the failure to take such action would reasonably be expected to be inconsistent with its directors’ fiduciary duties under Delaware law, subject to certain conditions (including taking into account any modifications to the terms of the Merger Agreement and, in connection with the termination of the Merger Agreement, Equitable being obligated to pay Corebridge a termination fee of $475 million if the Merger Agreement is terminated in certain circumstances as described in the section of this joint proxy statement/prospectus titled “The Merger Agreement—Termination Fees” beginning on page 189).

•

Likelihood of Completion of the Mergers. The Equitable board of directors considers it likely that the transactions contemplated by the Merger Agreement, including the Mergers, will be successfully consummated on the anticipated Closing date, based on, among other things:

•	the Closing conditions contained in the Merger Agreement are customary and are expected to be satisfied on a reasonable timeline, well in advance of the outside date;

•

the commitment made by each of the parties to cooperate and use reasonable best efforts to prepare and file as promptly as reasonably practicable and advisable all documentation to effect all necessary notices, reports and other filings and to obtain as promptly as reasonably practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party or any governmental entity in order to consummate the transaction, as discussed further in the section of this joint proxy statement/prospectus titled “The Merger Agreement—Efforts to Complete the Mergers” beginning on page 180; and

•

the belief of Equitable’s senior management that the transactions contemplated by the Merger Agreement would be approved by the requisite governmental entities, without the imposition of conditions sufficiently material to preclude the transaction, and would otherwise be consummated in accordance with the terms of the Merger Agreement.

•

Alternatives to the Mergers. The Equitable board of directors also considered that the benefits for Equitable and its stockholders resulting from the Mergers are not expected to be reproducible through other alternatives including pursuing a transaction with other potential counterparties or continuing as a standalone company focusing exclusively on organic growth, based on, among other things:

•	the current and prospective environment in the retirement, life insurance, wealth and asset management industries, including economic conditions and the interest rate and regulatory environments;

•

its knowledge of Equitable’s business, operations, financial condition, earnings and prospects and of Corebridge’s business, operations, financial condition, earnings and prospects, taking into account the results of Equitable’s due diligence review of Corebridge;

•

the Equitable board of directors’ view, as informed by discussions with Equitable’s senior management and outside advisors regarding Corebridge’s business, assets, financial condition, results of operations, current business strategy and prospects, that the potential prospects of New Equitable are favorable relative to the potential prospects of Equitable as a standalone company based on historical and projected financial information concerning Equitable’s business, financial performance and condition, results of operations, earnings, competitive position and prospects; and

•	the potential for Equitable’s business to receive a more favorable market valuation within New Equitable than as a standalone company, based on recent transactions.

The Equitable board of directors also considered a variety of uncertainties, risks and other countervailing factors, including the following (although not exclusive, and not necessarily in order of relative importance):

•	the exchange ratio will not be adjusted to compensate for changes in the price of Corebridge Common Stock or Equitable Common Stock prior to the consummation of the Mergers;

•

the obligation of Equitable to pay Corebridge a termination fee of $475 million upon termination of the Merger Agreement under specified circumstances, as further described in the section of this joint proxy statement/prospectus titled “The Merger Agreement—Termination Fees” beginning on page 189;

•

although the Equitable board of directors believes likely synergies and cost savings are significant and reasonable, the risk that the potential benefits, synergies and cost savings of the transactions contemplated by the Merger Agreement may not be fully achieved, may not be achieved within the expected timeframe or may be more expensive to achieve than expected;

•	the possibility that New Equitable might not achieve its projected financial results;

•	the risk that Corebridge’s financial performance may not meet Equitable’s expectations;

•

the potential for diversion of management attention, employee attrition and other adverse effects on customers and business relationships as a result of the announcement and pendency of the transactions contemplated by the Merger Agreement;

•

the restrictions on the conduct of Equitable’s business during the pendency of the transactions contemplated by the Merger Agreement, which may delay or prevent Equitable from undertaking business opportunities that may arise, as further described in the section of this joint proxy statement/prospectus titled “The Merger Agreement—Conduct of Business Prior to Closing” beginning on page 170;

•

the risks resulting from a loss of governance and strategic control by the former stockholders of Equitable in New Equitable, where they will control only a minority of the outstanding voting stock of New Equitable;

•	the risk of losing key Equitable or Corebridge employees during the pendency of the Mergers and following the Closing;

•	the potential effect of the Mergers on the overall business of Equitable and Corebridge, including relationships with customers, regulators and stockholders;

•	the potential for litigation relating to the Equitable Merger and the associated costs, burden and inconvenience involved in defending those proceedings;

•	the risk that Closing could be extended to March 26, 2027 and further extended to June 26, 2027 (as is permitted under the Merger Agreement) if the Mergers do not close by December 26, 2026;

•

the fact that Equitable is required to hold a stockholder meeting to vote on the Equitable Merger and the Merger Agreement, and does not have the ability to terminate the Merger Agreement in the event Equitable receives a superior proposal and the Equitable board of directors changes its recommendation;

•

the risk that Equitable stockholders or Corebridge stockholders may object to and challenge the Mergers and take actions that may prevent or delay the consummation of the Mergers, including to vote down the proposals at the Equitable Special Meeting or Corebridge Special Meeting, as applicable;

•

the risk that changes in the regulatory landscape or new industry developments, including changes in consumer preferences, may adversely affect the business benefits anticipated to result from the Mergers; and

•

the risks of the type and nature described under the section of this joint proxy statement/prospectus titled “Risk Factors” beginning on page 44 and the matters described under the section of this joint proxy statement/prospectus titled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 58.

The Equitable board of directors considered all of these factors as a whole and, on balance, concluded that it supported a favorable determination to enter into the Merger Agreement.

In addition, the Equitable board of directors was aware of and considered the interests of its directors and executive officers that are different from, or in addition to, the interests of Equitable stockholders generally, as described under the section of this joint proxy statement/prospectus titled “The Mergers—Interests of Equitable Directors and Executive Officers in the Mergers” beginning on page 143.

The foregoing discussion of the information and factors that the Equitable board of directors considered is not intended to be exhaustive but rather is meant to include the material factors that the Equitable board of directors considered. The Equitable board of directors collectively reached the conclusion to approve the Merger Agreement and the transactions contemplated by the Merger Agreement as being advisable, fair to and in the best interests of, Equitable and its stockholders, in light of the various factors described above and other factors that the members of the Equitable board of directors believed were appropriate. In view of the complexity and wide variety of factors, both positive and negative, that the Equitable board of directors considered in connection with its evaluation of the Merger Agreement and the transactions contemplated thereby, the Equitable board of directors did not find it practical, and did not attempt, to quantify, rank or otherwise assign relative or specific weights or values to any of the factors it considered in reaching its decision and did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to the ultimate determination of the Equitable board of directors. In considering the factors discussed above, individual directors may have given different weights to different factors.

The foregoing description of Equitable’s consideration of the factors supporting the Mergers is forward-looking in nature. This information should be read in light of the factors discussed under the section of this joint proxy statement/prospectus titled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 58.

Opinion of Corebridge’s Financial Advisor

Corebridge retained Morgan Stanley to provide it with financial advisory services in connection with a possible acquisition of some or all of the equity or assets of, or business combination, merger or similar transaction with, Equitable or its affiliates and, if requested by Corebridge, a financial opinion with respect thereto. Corebridge selected Morgan Stanley to act as its financial advisor based on Morgan Stanley’s qualifications, expertise and reputation and its knowledge of the financial services industry, market and regulatory environment and business and affairs of Corebridge. Morgan Stanley rendered to the Corebridge board of directors at its special meeting on March 25, 2026, its oral opinion, subsequently confirmed by delivery of a written opinion dated March 25, 2026, that, as of that date, and based upon and subject to the various assumptions, procedures, matters, qualifications and limitations on the scope of the review undertaken by Morgan Stanley and the other matters set forth therein, the Corebridge Exchange Ratio pursuant to the Merger Agreement was fair from a financial point of view to the holders (other than Equitable and its affiliates) of Corebridge Common Stock.

The full text of the written opinion of Morgan Stanley, dated March 25, 2026, is attached as Annex I and incorporated by reference into this joint proxy statement/prospectus. The opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken by Morgan Stanley in rendering its opinion. Morgan Stanley’s opinion was directed to the Corebridge board of directors and addresses only the fairness, from a financial point of view to the holders of Corebridge Common Stock (other than Equitable and its affiliates) of the Corebridge Exchange Ratio pursuant to the Merger Agreement as of the date of the opinion. Morgan Stanley’s opinion did not address any other aspect of the transactions contemplated by the Merger Agreement and did not constitute a recommendation to stockholders of Corebridge or Equitable as to how to act or vote at the special meetings to be held in connection with the Mergers or any other matter or whether to take any other action with respect to the Mergers. The summary of Morgan Stanley’s opinion set forth in this joint proxy statement/prospectus is qualified in its entirety by reference to the full text of the opinion. In addition, the opinion did not in any manner address the price at which New Equitable Common Stock will trade following the consummation of the Mergers or the prices at which Corebridge Common Stock, Equitable Common Stock or AllianceBernstein Holding Units will trade at any time.

In connection with rendering its opinion, Morgan Stanley, among other things:

•

Reviewed certain publicly available financial statements and other business and financial information of Corebridge and Equitable, respectively, and for AllianceBernstein Holding, a publicly-traded subsidiary of Equitable;

•	Reviewed certain internal financial statements and other financial and operating data concerning Corebridge and Equitable, respectively;

•

Reviewed the Corebridge Projections prepared by the management of Corebridge and the Equitable Projections prepared by the management of Equitable and, in each case, approved for Morgan Stanley’s use by management of Corebridge (collectively, the “Corebridge Approved Projections”) (for further discussion of certain of such forecasts, see the sections of this joint proxy statement/prospectus titled “The Mergers—Corebridge Unaudited Financial Projections” and “The Mergers—Equitable Unaudited Financial Projections” beginning on pages 129 and 132, respectively);

•

Reviewed the Projected Synergies (as defined below) prepared by the managements of Corebridge and Equitable and approved for Morgan Stanley’s use by the management of Corebridge (for further discussion of certain of such synergies, see the section of this joint proxy statement/prospectus titled “The Mergers—Projected Synergies” beginning on page 135);

•

Discussed the past and current operations and financial condition and the prospects of Corebridge, Equitable and AllianceBernstein Holding, including information relating to the Projected Synergies, with senior executives of Corebridge and Equitable;

•	Reviewed the pro forma impact of the Mergers on New Equitable’s earnings per share, cash flow, consolidated, capitalization and certain financial ratios;

•	Reviewed the reported prices and trading activity for the Corebridge Common Stock, the Equitable Common Stock and the AllianceBernstein Holding Units;

•

Compared the financial performance of Corebridge, Equitable and AllianceBernstein Holding and the prices and trading activity of the Corebridge Common Stock, the Equitable Common Stock and the AllianceBernstein Holding Units with that of certain other publicly-traded companies comparable with Corebridge, Equitable and AllianceBernstein Holding, respectively, and their securities;

•	Participated in certain discussions and negotiations among representatives of Corebridge and Equitable and their financial and legal advisors;

•	Reviewed the Merger Agreement and certain related documents; and

•	Performed such other analyses, reviewed such other information and considered such other factors as Morgan Stanley deemed appropriate.

Morgan Stanley assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to it by Corebridge and Equitable, and formed a substantial basis for its opinion. Morgan Stanley was advised by Corebridge, and assumed, with Corebridge’s consent, that the Corebridge Approved Projections were a reasonable basis upon which to evaluate the business and financial prospects of Corebridge and Equitable. Morgan Stanley expressed no view as to the Corebridge Approved Projections or the assumptions on which they were based. With respect to the Projected Synergies, Morgan Stanley assumed that they had been reasonably prepared on bases reflecting the best then-currently available estimates and judgments of the respective managements of Corebridge and Equitable and that the Projected Synergies would be achieved in the amounts and at the times projected therein. Morgan Stanley expressed no view as to the Projected Synergies or the assumptions on which they were based.

In addition, Morgan Stanley assumed that the Mergers will be consummated in accordance with the terms set forth in the Merger Agreement without any waiver, amendment or delay of any terms or conditions thereof the effect of which would be material to Morgan Stanley’s analysis or its opinion, including, among other things, that the Mergers, taken together, will qualify as a transaction described in Section 351 of the Code, and that the definitive Merger Agreement would not differ from the draft thereof furnished to Morgan Stanley in any respect material to Morgan Stanley’s analysis or its opinion. Morgan Stanley assumed that in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed Mergers, no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed Mergers.

Morgan Stanley is not a legal, tax, regulatory, or actuarial advisor. Morgan Stanley is a financial advisor only and relied upon, without independent verification, the assessment of Corebridge and Equitable and their legal, tax, regulatory, and actuarial advisors with respect to legal, tax, regulatory, and actuarial matters. Morgan Stanley relied upon, without independent verification, the assessment by the managements of Corebridge and Equitable of: (i) the strategic, financial and other benefits expected to result from the Mergers; (ii) the timing and risks associated with the integration of Corebridge and Equitable; (iii) their ability to retain key employees of Corebridge, Equitable and AllianceBernstein Holding, respectively; and (iv) the validity of, and risks associated with, Corebridge’s, Equitable’s, and AllianceBernstein Holding’s existing and future technologies, intellectual property, products, services and business models.

Morgan Stanley expressed no opinion with respect to the fairness of the amount or nature of the compensation to any of the officers, directors or employees of Corebridge or Equitable, or any class of such persons, whether relative to the Corebridge Exchange Ratio or otherwise. Morgan Stanley did not make any independent valuation or appraisal of the assets or liabilities of Corebridge, Equitable, AllianceBernstein Holding or New Equitable, nor was it furnished with any such valuations or appraisals.

Morgan Stanley’s opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to Morgan Stanley as of, March 25, 2026. Events occurring after such date may affect Morgan Stanley’s opinion and the assumptions used in preparing it, and Morgan Stanley did not assume any obligation to update, revise or reaffirm its opinion. Morgan Stanley’s opinion was approved by a committee of Morgan Stanley investment banking and other professionals in accordance with its customary practice. Morgan Stanley’s opinion was for the information of the Corebridge board of directors in its capacity as such in connection with its consideration of the Mergers.

In arriving at its opinion, Morgan Stanley was not authorized to solicit, and did not solicit, interest from any party with respect to the acquisition, business combination or other extraordinary transaction involving Corebridge, nor did Morgan Stanley negotiate with any party, other than Equitable with respect to an extraordinary transaction involving Corebridge. Morgan Stanley’s opinion did not address the relative merits of the transactions contemplated by the Merger Agreement as compared to other business or financial strategies that might be available to Corebridge, nor did it address the underlying business decision of Corebridge to enter into the Merger Agreement or proceed with any other transaction contemplated by the Merger Agreement. Morgan Stanley’s opinion was limited to and addressed only the fairness, from a financial point of view, as of March 25, 2026, of the Corebridge Exchange Ratio pursuant to the Merger Agreement to the holders of Corebridge Common Stock (other than Equitable and its affiliates). Morgan Stanley did not express any view on, and Morgan Stanley’s opinion did not address, any other term or aspect of the Merger Agreement or the transactions contemplated thereby or any term or aspect of any other agreement or instrument contemplated by the Merger Agreement or entered into or amended in connection therewith.

Summary of Financial Analyses of Morgan Stanley

The following is a summary of the material financial analyses performed by Morgan Stanley in connection with its oral opinion and the preparation of its written opinion letter dated March 25, 2026. Unless stated otherwise, the various financial analyses summarized below were based on the closing prices of Corebridge Common Stock, Equitable Common Stock and other information and market data available as of March 23, 2026, the second to last full trading day prior to the date on which the Corebridge board of directors met to approve the Mergers. Some of these summaries of financial analyses include information presented in tabular format. In order to fully understand the financial analyses used by Morgan Stanley, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Furthermore, mathematical analysis (such as determining the average or median) is not in itself a meaningful method of using the data referred to below.

In performing the financial analysis summarized below and arriving at its opinion, Morgan Stanley used and relied upon the Corebridge Approved Projections provided by the respective managements of Corebridge and

Equitable and the Projected Synergies provided by the respective managements of Corebridge and Equitable. See the sections of this joint proxy statement/prospectus titled “The Mergers—Corebridge Unaudited Financial Projections” beginning on page 129 and “The Mergers—Projected Synergies” beginning on page 135.

Comparable Companies Analysis

Morgan Stanley performed a public trading comparables analysis for each of Corebridge and Equitable, which is designed to provide an implied value of a company by comparing each of Corebridge and Equitable to a group of selected companies with similar characteristics to Corebridge and Equitable, respectively. Morgan Stanley compared certain financial information of Corebridge and Equitable with publicly available information for the applicable group of selected companies described below. The selected companies were chosen based on Morgan Stanley’s knowledge of the industry and because these companies have businesses that may be considered similar to the business of Corebridge or Equitable, respectively.

No company used as a comparison in the comparable companies analysis is identical to Corebridge or Equitable, respectively. In evaluating the groups of selected companies described below, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Corebridge and Equitable. These factors include the impact of competition on the business of Corebridge or Equitable, as applicable, or the industry generally, industry growth and the absence of any material adverse change in the financial condition and prospects of Corebridge or Equitable, as applicable, or the industry or in the financial markets in general. Mathematical analysis, such as determining the average or median, is not in itself a meaningful method of using peer group data. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies involved.

Corebridge Comparable Companies Analysis

The group of selected companies for Corebridge (the “Corebridge Selected Companies”) consisted of the following:

•	Equitable

•	F&G Annuities & Life, Inc.

•	Lincoln National Corporation

•	MetLife, Inc.

•	Prudential Financial, Inc.

•	Voya Financial, Inc.

With respect to the Corebridge Selected Companies and Corebridge, Morgan Stanley reviewed:

•	multiple of price to estimated earnings per share for 2026, or Price/2026E EPS;

•	multiple of price to estimated earnings per share for 2027, or Price/2027E EPS; and

•	multiple of price to book value as of 2025 year end (excluding accumulated and other comprehensive income, referred to as “AOCI”) per share, or Price/BVPS (ex. AOCI).

In all instances, multiples were based on closing stock prices on March 23, 2026. For the Corebridge Comparable Companies analysis, the financial and market data for the Corebridge Selected Companies, including Equitable, were based on the most recent publicly available information and median equity research consensus estimates. Financial information for Corebridge was based on both median equity research consensus estimates and the Corebridge Projections.

The following table presents the results of this analysis:

	Price/2026E EPS	Price/2027E EPS	Price/BVPS (ex. AOCI)
Equitable	5.0x	4.2x	1.13x	(1)
F&G Annuities & Life, Inc.	4.3x	3.7x	0.56x
Lincoln National Corporation	4.3x	4.0x	0.49x
MetLife, Inc.	7.1x	6.3x	1.05x
Prudential Financial, Inc.	6.7x	6.1x	1.01x
Voya Financial, Inc.	7.0x	6.1x	1.07x
Median	5.9x	5.2x	1.03x
Average	5.7x	5.1x	0.88x
Corebridge (Corebridge Approved Projections)	4.5x	4.0x	0.55x
Corebridge (Street)	4.6x	4.0x	0.60x

(1)	Reflects AllianceBernstein Holding market value as of December 31, 2025.

Based on the results of the analysis described above and its professional judgment, Morgan Stanley selected ranges of multiples as described in the table below (which, in the case of P/BVPS (ex. AOCI), took into account the relationship of the multiple of price to book value and operating return on common equity (ex. AOCI) (referred to herein as “return on common equity”) for Corebridge and the Corebridge Selected Companies relative to broader industry peers) and applied these ranges of multiples to the relevant financial statistics for Corebridge based on the Corebridge Projections to derive ranges of implied value per share of Corebridge Common Stock as of March 23, 2026, as set forth below (rounded to the nearest $0.05):

	Corebridge Metric		Multiple Range	Implied Value Per Share of Corebridge Common Stock
Price/2026E EPS	$5.25		4.5x – 6.5x	$23.60 – $34.10
Price/2027E EPS	$5.94		4.0x – 6.0x	$23.75 – $35.65
Price/BVPS (ex. AOCI)	$42.82	(1)	0.55x – 0.65x	$23.55 – $27.85

(1)	Reflects Corebridge management estimate of fully diluted shares outstanding as of March 23, 2026.

Equitable Comparable Companies Analysis

The group of selected companies for Equitable (the “Equitable Selected Companies”) consisted of the following:

•	Corebridge

•	Lincoln National Corp.

•	MetLife Inc.

•	Prudential Financial Inc.

•	Voya Financial Inc.

With respect to the Equitable Selected Companies, Morgan Stanley reviewed:

•	Price/2026E EPS;

•	Price/2027E EPS; and

•	Price/BVPS (ex. AOCI).

In all instances, multiples were based on closing stock prices on March 23, 2026. For the Equitable Comparable Companies analysis, the financial and market data for the Equitable Selected Companies, including Corebridge, were based on the most recent publicly available information and median equity research consensus estimates. Financial information for Equitable was based on both median equity research consensus estimates and the Equitable Projections.

The following table presents the results of this analysis:

	Price/2026E EPS	Price/2027E EPS	Price/BVPS (ex. AOCI)
Corebridge	4.6x	4.0x	0.55x
Lincoln National Corp.	4.3x	4.0x	0.49x
MetLife Inc.	7.1x	6.3x	1.05x
Prudential Financial Inc.	6.7x	6.1x	1.01x
Voya Financial Inc.	7.0x	6.1x	1.07x
Median	6.7x	6.1x	1.01x
Average	5.9x	5.3x	0.83x
Equitable (Corebridge Approved Projections)	5.1x	4.2x	1.13x	(1)
Equitable (Street)	5.0x	4.2x	1.13x	(1)

(1)	Reflects AllianceBernstein Holding market value as of December 31, 2025.

Based on the results of the analysis described above and its professional judgment, Morgan Stanley selected ranges of multiples as described in the table below (which, in the case of P/BVPS (ex. AOCI), took into account the relationship of the multiple of price to book value and return on common equity for Equitable and the Equitable Selected Companies relative to broader industry peers) and applied these ranges of multiples to the relevant financial statistics for Equitable based on the Equitable Projections to derive ranges of implied value per share of Equitable Common Stock as of March 23, 2026, as set forth below (rounded to the nearest $0.05):

	Equitable Metric		Multiple Range	Implied Value Per Share of Equitable Common Stock
Price/2026E EPS	$7.48		5.0x – 7.0x	$37.40 – $52.35
Price/2027E EPS	$9.06		4.0x – 6.0x	$36.25 – $54.35
Price/BVPS (ex. AOCI)	$33.60	(1)	1.13x – 1.60x	$38.10 – $53.75

(1)	Reflects Equitable management estimate of fully diluted shares outstanding as of March 23, 2026 and impact of adjusting AllianceBernstein Holding stake to market value as of December 31, 2025.

Comparable Companies Analysis Based Exchange Ratio

Based on the standalone ranges of implied value per share of Corebridge Common Stock and Equitable Common Stock described above, Morgan Stanley calculated the Equitable exchange ratio ranges implied by the comparable companies analyses. For each of the foregoing analyses, Morgan Stanley calculated (i) the ratio of the lowest implied value per share of Equitable Common Stock to the highest implied value per share of Corebridge Common Stock and (ii) the ratio of the highest implied value per share of Equitable Common Stock to the lowest implied value per share of Corebridge Common Stock, in each case as derived from the comparable companies analyses described above.

The following table sets forth the results of this analysis:

Metric	Implied Equitable Exchange Ratio
Price/2026E EPS	1.096x – 2.217x
Price/2027E EPS	1.017x – 2.288x
Price/BVPS (ex. AOCI)	1.368x – 2.283x

Morgan Stanley compared these implied Equitable exchange ratios to the Equitable Exchange Ratio of 1.55516x as provided for in the Merger Agreement.

Dividend Discount Analysis

Corebridge Dividend Discount Analysis

Using the Corebridge Projections for 2026 to 2029 and assuming, at the direction of Corebridge management, 5% earnings growth rates for 2030, Morgan Stanley performed a dividend discount analysis for Corebridge on a standalone basis.

Morgan Stanley calculated a range of implied values per share of Corebridge Common Stock based on the sum of the discounted present values of (i) projected distributed cash flow on shares of Corebridge Common Stock for the period March 31, 2026 through December 31, 2029 and (ii) a projected terminal value of Corebridge Common Stock as of December 31, 2029.

Morgan Stanley based its analysis on a range of terminal forward multiples of 4.5x to 6.5x (determined by Morgan Stanley in its professional judgment taking into account forward multiples for Corebridge and the Corebridge Selected Companies), to the terminal year 2030 estimated forward earnings and a range of discount rates of 11.4% to 13.4% (determined using the capital asset pricing model and based on considerations Morgan Stanley deemed relevant in its professional judgment). Utilizing the foregoing range of discount rates and terminal value multiples, Morgan Stanley derived a range of implied present values per share of Corebridge Common Stock (rounded to the nearest $0.05) of $28.25 to $38.45.

Equitable Dividend Discount Analysis

Using the Equitable Projections for 2026 to 2029 and assuming, at the direction of Corebridge management, 5% earnings growth rates for 2030, Morgan Stanley performed a dividend discount analysis for Equitable on a standalone basis.

Morgan Stanley calculated a range of implied values per share of Equitable Common Stock based on the sum of the discounted present values of (i) projected distributed cash flow on shares of Equitable Common Stock for the period March 31, 2026 through December 31, 2029 and (ii) a projected terminal value of Equitable Common Stock as of December 31, 2029.

Morgan Stanley based its analysis on a range of terminal forward multiples of 5.0x to 7.0x (determined by Morgan Stanley in its professional judgment taking into account forward multiples for Equitable and the Equitable Selected Companies) to the terminal year 2030 estimated forward earnings and a range of discount rates of 11.1% to 13.1% (determined using the capital asset pricing model and based on considerations Morgan Stanley deemed relevant in its professional judgment). Utilizing the foregoing range of discount rates and terminal value multiples, Morgan Stanley derived a range of implied present values per share of Equitable Common Stock (rounded to the nearest $0.05) of $46.30 to $61.65.

Dividend Discount Analysis Based Exchange Ratio

Based on the standalone ranges of implied value per share of Corebridge Common Stock and Equitable Common Stock described above, Morgan Stanley calculated the Equitable exchange ratio range implied by the dividend discount analyses. Morgan Stanley calculated (i) the ratio of the lowest implied value per share of Equitable Common Stock to the highest implied value per share of Corebridge Common Stock and (ii) the ratio of the highest implied value per share of Equitable Common Stock to the lowest implied value per share of Corebridge Common Stock, in each case as derived from the dividend discount analyses described above. The result of this analysis was an implied Equitable exchange ratio range of 1.204x to 2.181x.

Morgan Stanley compared these implied Equitable exchange ratios to the Equitable Exchange Ratio of 1.55516x as provided for in the Merger Agreement.

Contribution Analysis

Morgan Stanley compared Corebridge and Equitable’s respective percentage contributions for certain financial metrics described below to New Equitable based on the Corebridge Approved Projections. The following table summarizes Morgan Stanley’s analysis:

	Corebridge ($B)	Equitable ($B)	Pro Forma ($B)(1)	Relative Contribution
				Corebridge	Equitable
Market Capitalization (as of March 23, 2026)	10.9	10.9	21.8	50%	50%
2026E Operating Earnings	2.4	2.1	4.5	54%	46%
2027E Operating Earnings	2.5	2.3	4.9	52%	48%
2027E Capital Return(2)	1.5	1.5	3.1	51%	49%

(1)	Pro forma figures exclude pro forma impacts of the Mergers.
(2)	Capital Return represents the sum of dividends on common equity and share repurchases.

Morgan Stanley calculated the median of Corebridge’s relative contribution to Market Capitalization (as of March 23, 2026), 2026E Operating Earnings, 2027E Operating Earnings and 2027E Capital Return as 51% and compared this figure to the 51% ownership of holders of Corebridge Common Stock in New Equitable based upon the Corebridge Exchange Ratio and Equitable Exchange Ratio, taking into account fully diluted share counts for each of Corebridge and Equitable as provided by their respective managements.

Illustrative Potential Value Creation Analysis

Morgan Stanley reviewed the illustrative potential pro forma value accretion to holders of Corebridge Common Stock by aggregating (i) the fully diluted market capitalization of Corebridge Common Stock and the fully diluted market capitalization of Equitable Common Stock, in each case, as of March 23, 2026, and (ii) the capitalized value of announced run-rate expense synergies and additional potential expense, revenue and tax synergies, and discounted value of one-time capital and reserve release synergies, in each case, based on estimates provided by Corebridge management, to derive an aggregate implied pro forma equity value of New Equitable. Morgan Stanley then considered the 51% ownership of holders of Corebridge Common Stock in New Equitable based upon the Corebridge Exchange Ratio and Equitable Exchange Ratio. This analysis indicated that the Mergers would be double-digit value accretive to holders of Corebridge Common Stock.

Any such estimates are not indicative of future results or actual values, which may be significantly more or less favorable than those suggested by the estimates.

Illustrative Pro Forma Financial Impact Analysis

In addition, using the Corebridge Approved Projections with certain adjustments to reflect assumptions regarding synergies, integration costs and share repurchases, and assuming a Closing at year-end 2026 (in each case, as directed by Corebridge management), Morgan Stanley performed a pro forma analysis of the financial impact of the Mergers on Corebridge’s estimated operating earnings per share, cash flow per share, adjusted return on common equity, and adjusted book value per share. This analysis, which excludes the impact of purchase accounting adjustments, indicated that the Mergers would be (i) accretive to Corebridge’s 2027E, 2028E and 2029E operating earnings per share, cash flow per share and adjusted return on common equity and (ii) dilutive to Corebridge’s 2027E, 2028E and 2029E adjusted book value per common share. This analysis also indicated that the Mergers would reduce Corebridge’s 2027E, 2028E and 2029E financial leverage.(1) Any such estimates are not indicative of future results or actual values, which may be significantly more or less favorable than those suggested by the estimates.

(1)	Financial leverage reflects total debt divided by adjusted capitalization (ex. AOCI); reflects 100% equity credit for preferred stock; capitalization excludes non-controlling interest.

Other Information

Morgan Stanley also observed certain additional information that was not considered part of Morgan Stanley’s financial analysis with respect to its opinion, but which were noted as reference data for the Corebridge board of directors for informational purposes, including the following:

Analyst Price Targets

•

Corebridge Analyst Price Targets. Morgan Stanley reviewed and analyzed future public market trading price targets for Corebridge Common Stock prepared and published by thirteen equity research analysts prior to March 23, 2026. The undiscounted analyst price targets for the Corebridge Common Stock ranged from $32.00 to $42.00 per share (with a median of $37.00 per share). Morgan Stanley discounted the analyst price targets for one year back to March 23, 2026 at a rate of 12.4%, which discount rate was selected by Morgan Stanley based upon the application of its professional judgment and experience and the capital asset pricing model, to reflect Corebridge’s cost of equity based on market data as of March 23, 2026. This analysis indicated a range of implied values per share of Corebridge Common Stock (rounded to the nearest $0.05) of $28.45 to $37.35.

•

Equitable Analyst Price Targets. Morgan Stanley reviewed and analyzed future public market trading price targets for Equitable Common Stock prepared and published by eleven equity research analysts prior to March 23, 2026. The undiscounted analyst price targets for the Equitable Common Stock ranged from $54.00 to $66.00 per share (with a median of $60.00 per share). Morgan Stanley discounted the analyst price targets for one year back to March 23, 2026 at a rate of 12.1%, which discount rate was selected by Morgan Stanley based upon the application of its professional judgment and experience and the capital asset pricing model, to reflect Equitable’s cost of equity based on market data as of March 23, 2026. This analysis indicated a range of implied values per share of Equitable Common Stock (rounded to the nearest $0.05) of $48.15 to $58.90.

•

Analyst Price Targets Based Exchange Ratio. Based on the standalone ranges of implied value per share of Corebridge Common Stock and Equitable Common Stock described above, Morgan Stanley calculated the Equitable exchange ratio range implied by the undiscounted and discounted analyst price targets analyses. Morgan Stanley calculated (i) the ratio of the lowest implied value per share of Equitable Common Stock to the highest implied value per share of Corebridge Common Stock and (ii) the ratio of the highest implied value per share of Equitable Common Stock to the lowest implied value per share of Corebridge Common Stock, in each case as derived from the undiscounted or discounted analyst price targets analyses, as applicable, described above. The result of this analysis was an implied Equitable exchange ratio range of 1.286x to 2.063x based upon undiscounted price targets and an implied Equitable exchange ratio range of 1.290x to 2.069x based upon the discounted price targets. Morgan Stanley compared these implied Equitable exchange ratios to the Equitable Exchange Ratio of 1.55516x as provided for in the Merger Agreement.

Historical Trading Prices

•

Corebridge Historical Trading Prices. Morgan Stanley also reviewed the historical trading performance of shares of Corebridge Common Stock during the 52-week period ended March 23, 2026, which indicated a range of low and high closing prices for Corebridge Common Stock during such 52-week period of $22.83 to $35.95.

•

Equitable Historical Trading Prices. Morgan Stanley also reviewed the historical trading performance of shares of Equitable Common Stock during the 52-week period ended March 23, 2026, which indicated a range of low and high closing prices for Equitable Common Stock during such 52-week period of $37.06 to $56.10.

•

Historical Trading Prices Based Exchange Ratio. Based on the historical trading ranges of Corebridge Common Stock and Equitable Common Stock described above, Morgan Stanley calculated the Equitable exchange ratio range implied by the share price range for Corebridge Common Stock and Equitable Common Stock during the 52-week period ended March 23, 2026. Morgan Stanley calculated (i) the ratio of the lowest implied value per share of Equitable Common Stock to the highest implied value per share of Corebridge Common Stock, in each case, during the 52-week period ended March 23, 2026 and (ii) the ratio of the highest implied value per share of Equitable Common Stock to the lowest implied value per share of Corebridge Common Stock, in each case, during the 52-week period ended March 23, 2026. The result of this analysis was an implied Equitable exchange ratio range of 1.031x to 2.457x. Morgan Stanley compared this range of implied exchange ratios to the Equitable Exchange Ratio of 1.55516x as provided for in the Merger Agreement.

In connection with the review of the Mergers by the Corebridge board of directors, Morgan Stanley performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a financial opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor it considered. Morgan Stanley believes that selecting any portion of its analyses, without considering all analyses as a whole, would create an incomplete view of the process underlying its analyses and opinion. In addition, Morgan Stanley may have given various analyses and factors more or less weight than other analyses and factors and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of valuations resulting from any particular analysis described above should not be taken to be Morgan Stanley’s view of the actual value of Corebridge, Equitable, New Equitable or AllianceBernstein Holding. In performing its analyses, Morgan Stanley made numerous assumptions with respect to industry performance, general business and economic conditions and other matters. Many of these assumptions are beyond the control of Corebridge and Equitable. Any estimates contained in Morgan Stanley’s analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates. Morgan Stanley conducted the analyses described above solely as part of its analysis of the fairness of the Corebridge Exchange Ratio pursuant to the Merger Agreement from a financial point of view to the holders (other than Equitable and its affiliates) of Corebridge Common Stock and in connection with the delivery of its opinion to the Corebridge board of directors. These analyses do not purport to be appraisals or to reflect the prices at which shares of New Equitable Common Stock, Corebridge Common Stock, Equitable Common Stock or Alliance Bernstein Units might actually trade.

The merger consideration was determined through arm’s-length negotiations between Corebridge and Equitable and was unanimously approved by the Corebridge board of directors. Morgan Stanley provided advice to Corebridge during these negotiations. Morgan Stanley did not, however, recommend any specific exchange ratio to Corebridge or that any specific exchange ratio constituted the only appropriate exchange ratio for the Mergers.

Morgan Stanley’s opinion and its presentation to the Corebridge board of directors was one of many factors taken into consideration by the Corebridge board of directors in deciding to approve, adopt and authorize the

Merger Agreement. Consequently, the analyses as described above should not be viewed as determinative of the opinion of the Corebridge board of directors with respect to the Corebridge Exchange Ratio or of whether the Corebridge board of directors would have been willing to agree to a different exchange ratio.

The Corebridge board of directors retained Morgan Stanley based upon Morgan Stanley’s qualifications, experience and expertise. Morgan Stanley is a global financial services firm engaged in the securities, investment management and individual wealth management businesses. Its securities business is engaged in securities underwriting, trading and brokerage activities, foreign exchange, commodities and derivatives trading, prime brokerage, as well as providing investment banking, financing and financial advisory services. Morgan Stanley, its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions, finance positions, and may trade or otherwise structure and effect transactions, for their own account or the accounts of its customers, in debt or equity securities or loans of Corebridge, Equitable, AllianceBernstein Holding, New Equitable, AIG, Nippon Life, and Blackstone or any other company, or any currency or commodity, that may be involved in this transaction, or any related derivative instrument. As of the date of its opinion, Morgan Stanley and its affiliates held, on a proprietary basis, less than 1% of the outstanding Corebridge Common Stock, less than 0.5% of the Equitable Common Stock, less than 1% of the outstanding AllianceBernstein Holding Units, less than 1% of the common stock of AIG and less than 1% of the common stock of Blackstone and certain of its affiliates and portfolio companies.

Under the terms of its engagement letter, Morgan Stanley provided Corebridge financial advisory services and a financial opinion in connection with the Mergers, and Corebridge agreed to pay Morgan Stanley a fee of $60 million in the aggregate, $5 million of which was payable upon the rendering of Morgan Stanley’s opinion and $55 million of which is contingent upon completion of the Mergers. Corebridge has also agreed to reimburse Morgan Stanley for certain of its expenses incurred in performing its services. In addition, Corebridge has agreed to indemnify Morgan Stanley and its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling Morgan Stanley or any of its affiliates against certain liabilities and expenses, including certain liabilities under the federal securities laws, related to or arising out of Morgan Stanley’s engagement. In the two years prior to the date of its opinion, Morgan Stanley and its affiliates: (i) have provided financial advisory and financing services unrelated to the Mergers for Corebridge and have received aggregate fees in connection with such services of between $20 million and $40 million; (ii) have provided financing services unrelated to the Mergers for Equitable and have received aggregate fees in connection with such services of between $2 million and $5 million; (iii) have provided financial advisory and financing services unrelated to the Mergers for AllianceBernstein Holding and have received aggregate fees in connection with such services of between $2 million and $5 million; (iv) have provided financial advisory and financing services unrelated to the Mergers for AIG and have received aggregate fees in connection with such services of between $20 million and $40 million; (v) have provided financing services unrelated to the Mergers for Nippon Life and have received aggregate fees in connection with such services of between $2 million and $5 million; and (vi) have provided financial advisory and financing services unrelated to the Mergers for Blackstone and its affiliates and portfolio companies and have received aggregate fees in connection with such services of greater than $100 million.

In addition, Morgan Stanley or an affiliate thereof is a lender to each of Corebridge, Equitable, AllianceBernstein Holding, AIG and Blackstone and certain of its affiliates and portfolio companies, in each case, with respect to one or more revolving credit facilities. Morgan Stanley is also mandated on certain financial advisory and financing assignments for Corebridge, Equitable, AllianceBernstein Holding, AIG and/or Blackstone and certain of its affiliates and portfolio companies, in each case unrelated to the transactions contemplated by the Merger Agreement, for which Morgan Stanley would expect to receive customary fees if such transactions are completed. For the financing assignments with Nippon Life, Morgan Stanley expects that the aggregate fees that could be paid for such assignments could be less than the fees Morgan Stanley would receive from Corebridge in connection with the Mergers. For the financial advisory and financing assignments with Blackstone and certain of its affiliates and portfolio companies, Morgan Stanley expects that the aggregate fees that could be paid for such assignments would be more than the fees Morgan Stanley would receive from Corebridge in connection with the Mergers. In addition, Morgan Stanley, its affiliates, directors or officers, including individuals working with Corebridge in connection with this transaction, may have committed, and may commit in the future, to invest in investment funds managed by Blackstone or its affiliates, or in affiliates of Morgan Stanley that may hold direct equity and/or partnership interests in private equity funds managed by Blackstone or its affiliates.

Opinion of Equitable’s Financial Advisor

Goldman Sachs rendered its opinion to the Equitable board of directors that, as of March 26, 2026 and based upon and subject to the factors and assumptions set forth therein, taking into account the Corebridge Merger, the Equitable Exchange Ratio pursuant to the Merger Agreement was fair from a financial point of view to the holders (other than Corebridge and its affiliates) of the outstanding shares of Equitable Common Stock.

The full text of the written opinion of Goldman Sachs, dated March 26, 2026, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex J. Goldman Sachs provided advisory services and its opinion for the information and assistance of the Equitable board of directors in connection with its consideration of the transaction. Goldman Sachs’ opinion is not a recommendation as to how any holder of shares of Equitable Common Stock should vote with respect to the transaction, or any other matter.

In connection with rendering the opinion described above and performing its related financial analyses, Goldman Sachs reviewed, among other things:

•	the Merger Agreement;

•	annual reports to stockholders and Annual Reports on Form 10-K of Equitable for the five years ended December 31, 2025 and of Corebridge for the four years ended December 31, 2025;

•

the Registration Statement on Form S-1 of Corebridge, including the prospectus contained therein, as amended, declared effective by the SEC on September 14, 2022, relating to the initial public offering of the shares of Corebridge Common Stock;

•	certain other communications from Equitable and Corebridge to their respective stockholders;

•	certain publicly available research analyst reports for Equitable and Corebridge; and

•

certain internal financial analyses and forecasts for Equitable, certain financial analyses and forecasts for Corebridge and certain financial analyses and forecasts for New Equitable pro forma for the transaction, in each case, as prepared by the management of Equitable or Corebridge, as applicable, and, in each case, provided by the management of Equitable to Goldman Sachs and approved for Goldman Sachs’ use by Equitable (the “Equitable Approved Projections”) and certain expense synergies projected by the managements of Equitable and Corebridge to result from the transaction, as approved for Goldman Sachs’ use by Equitable (the “Synergies”) (for further discussion of certain of such forecasts, see the sections of this joint proxy statement/prospectus titled “The Mergers—Equitable Unaudited Financial Projections,” “The Mergers—Corebridge Unaudited Financial Projections” and “The Mergers—Projected Synergies” beginning on pages 132, 129 and 135, respectively).

Goldman Sachs also (i) held discussions with members of the senior managements of Equitable and Corebridge regarding their assessment of the strategic rationale for, and the potential benefits of, the transaction and the past and current business operations, financial condition and future prospects of Equitable and Corebridge, (ii) reviewed the reported price and trading activity for the shares of Equitable Common Stock and the shares of Corebridge Common Stock, (iii) compared certain financial and stock market information for Equitable and Corebridge with similar information for certain other companies the securities of which are publicly traded, and (iv) performed such other studies and analyses, and considered such other factors, as it deemed appropriate.

For purposes of rendering its opinion, Goldman Sachs, with Equitable’s consent, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting, actuarial and other information provided to, discussed with or reviewed by, it, without assuming any responsibility for independent verification thereof. In that regard, Goldman Sachs assumed with Equitable’s consent that the Equitable Approved Projections and the Synergies were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of Equitable. Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of Equitable, Corebridge or New Equitable, or any of their respective subsidiaries, and it was not furnished with any such evaluation or appraisal. Goldman Sachs is not an actuary and its services did not include any actuarial determination or evaluation by Goldman Sachs or any attempt to evaluate actuarial assumptions and Goldman Sachs relied on Equitable’s actuaries with respect to reserve adequacy. In that regard, Goldman Sachs made no analysis of, and expressed no opinion as to, the adequacy of the reserves or the embedded value of Equitable, Corebridge or New Equitable. Goldman Sachs assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the transaction will be obtained without any adverse effect on Equitable, Corebridge or New Equitable, or on the expected benefits of the transaction in any way meaningful to its analysis. Goldman Sachs also assumed that the transaction will be consummated on the terms set forth in the Merger Agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to its analysis.

Goldman Sachs’ opinion does not address the underlying business decision of Equitable to engage in the transaction or the relative merits of the transaction as compared to any strategic alternatives that may be available to Equitable; nor does it address any legal, regulatory, tax or accounting matters. Goldman Sachs was not requested to solicit, and did not solicit, interest from other parties with respect to an acquisition of, or other business combination with, Equitable or any other alternative transaction. Goldman Sachs’ opinion addresses only the fairness from a financial point of view to the holders (other than Corebridge and its affiliates) of the outstanding shares of Equitable Common Stock, as of the date of the opinion and taking into account the Corebridge Merger, of the Equitable Exchange Ratio pursuant to the Merger Agreement. Goldman Sachs does not express any view on, and its opinion does not address, any other term or aspect of the Merger Agreement or the transaction or any term or aspect of any other agreement or instrument contemplated by the Merger Agreement or entered into or amended in connection with the transaction, including the fairness of the transaction to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors or other constituencies of Equitable; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of Equitable, Corebridge or New Equitable, or class of such persons in connection with the transaction, whether relative to the Equitable Exchange Ratio in the Merger Agreement or otherwise. Goldman Sachs’ opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to Goldman Sachs as of, the date of its opinion and Goldman Sachs assumes no responsibility for updating, revising or reaffirming its opinion based on circumstances, developments or events occurring after the date of its opinion. In addition, Goldman Sachs does not express any opinion as to the prices at which the shares of Corebridge Common Stock, the shares of Equitable Common Stock or the shares of New Equitable Common Stock will trade at any time, as to the potential effects of volatility in the credit, financial and stock markets on Equitable, Corebridge or New Equitable or the transaction, or as to the impact of the transaction on the solvency or viability of Equitable, Corebridge or New Equitable or the ability of Equitable, Corebridge or New Equitable to pay their respective obligations when they come due. Goldman Sachs’ opinion was approved by a fairness committee of Goldman Sachs.

The following is a summary of the material financial analyses delivered by Goldman Sachs to the Equitable board of directors in connection with rendering the opinion described above. The following summary, however, does not purport to be a complete description of the financial analyses performed by Goldman Sachs, nor does the order of analyses described represent relative importance or weight given to those analyses by Goldman Sachs. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of

Goldman Sachs’ financial analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before March 24, 2026, the second to last trading day before the public announcement of the transaction, and is not necessarily indicative of current market conditions.

Illustrative Dividend Discount Analysis

Equitable Stand-Alone

Using the Equitable Approved Projections and excluding the dollar value of shares of Equitable Common Stock repurchased in 2026 as of March 24, 2026, which repurchases are reflected in the total number of fully diluted shares of Equitable Common Stock outstanding as provided by Equitable management, Goldman Sachs performed an illustrative dividend discount analysis on Equitable to derive a range of illustrative present values per share of Equitable Common Stock on a stand-alone basis.

Using discount rates ranging from 11.4% to 12.6%, reflecting estimates of the cost of equity for Equitable, Goldman Sachs derived a range of illustrative equity values for Equitable by discounting to present value as of December 31, 2025 (i) the implied distributions to Equitable stockholders over the period beginning January 1, 2026 through December 31, 2029, calculated using the Equitable Approved Projections and (ii) a range of illustrative terminal values for Equitable as of December 31, 2029, calculated by applying illustrative next twelve months (“NTM”) price to earnings (“P/E”) multiples ranging from 5.00x to 7.25x to an estimate of Equitable’s terminal year net income for the year ended December 31, 2030, as reflected in the Equitable Approved Projections. Goldman Sachs derived the range of discount rates by application of the Capital Asset Pricing Model (“CAPM”), which requires certain company-specific inputs, including a beta for the applicable company, as well as certain financial metrics for the United States financial markets generally. To derive illustrative terminal values for Equitable, Goldman Sachs applied illustrative NTM P/E multiples based on its professional judgment and experience, taking into account historical NTM P/E multiples for Equitable.

Goldman Sachs divided the range of illustrative equity values it derived for Equitable by the total number of fully diluted shares outstanding of Equitable Common Stock as provided by Equitable management to derive illustrative present values per share of Equitable Common Stock ranging from $45.91 to $61.43.

Corebridge Stand-Alone

Using the Equitable Approved Projections and excluding the dollar value of shares of Corebridge Common Stock repurchased in 2026 as of March 24, 2026, which repurchases are reflected in the total number of fully diluted shares of Corebridge Common Stock outstanding as provided by Equitable management, Goldman Sachs performed an illustrative dividend discount analysis on Corebridge to derive a range of illustrative present values per share of Corebridge Common Stock on a stand-alone basis.

Using discount rates ranging from 10.8% to 13.2%, reflecting estimates of the cost of equity for Corebridge, Goldman Sachs derived a range of illustrative equity values for Corebridge by discounting to present value as of December 31, 2025 (i) the implied distributions to Corebridge stockholders over the period beginning January 1, 2026 through December 31, 2029, calculated using the Equitable Approved Projections and (ii) a range of illustrative terminal values for Corebridge as of December 31, 2029, calculated by applying illustrative NTM P/E multiples ranging from 4.50x to 6.75x to an estimate of Corebridge’s terminal year net income for the year ended December 31, 2030, as reflected in the Equitable Approved Projections. Goldman Sachs derived the range of discount rates by application of the CAPM. To derive illustrative terminal values for Corebridge, Goldman Sachs applied illustrative NTM P/E multiples based on its professional judgment and experience, taking into account historical NTM P/E multiples for Corebridge.

Goldman Sachs divided the range of illustrative equity values it derived for Corebridge by the total number of fully diluted shares outstanding of Corebridge Common Stock as provided by Equitable management to derive illustrative present values per share of Corebridge Common Stock ranging from $30.42 to $42.54.

New Equitable

Using the Equitable Approved Projections and the Synergies and excluding the dollar value of shares repurchased in 2026 as of the date of the opinion, which repurchases are reflected in the total number of fully diluted shares outstanding of Equitable Common Stock as provided by Equitable management, Goldman Sachs performed an illustrative dividend discount analysis for New Equitable on a pro forma basis to derive a range of illustrative present values of the Equitable Exchange Ratio to be paid per share of Equitable Common Stock.

Goldman Sachs derived a range of illustrative equity values of the Equitable Exchange Ratio to be paid per share of Equitable Common Stock by using discount rates ranging from 11.1% to 12.9%, reflecting estimates of the cost of equity for New Equitable on a pro forma basis, to discount to present value as of December 31, 2025 (i) the implied standalone distributions to Equitable stockholders over the period beginning January 1, 2026 through December 31, 2026, calculated using the Equitable Approved Projections, (ii) the implied distributions to New Equitable Common Stockholders on a pro forma basis over the period beginning January 1, 2027 through December 31, 2029, calculated using the Equitable Approved Projections and the Synergies, and (iii) a range of illustrative terminal values for New Equitable on a pro forma basis as of December 31, 2029, calculated by applying illustrative NTM P/E multiples ranging from 4.74x to 6.99x (based on the estimated NTM P/E multiples for each of Equitable and Corebridge on a stand-alone basis blended based on their respective 2027 estimated operating income contributions to the pro forma company) to the estimate of New Equitable’s terminal year net income for the year ended December 31, 2030, as reflected in the Equitable Approved Projections and the Synergies. Goldman Sachs derived the range of discount rates by application of the CAPM. To derive illustrative terminal values for New Equitable on a pro forma basis, Goldman Sachs applied illustrative NTM P/E multiples based on its professional judgment and experience, taking into account historical NTM P/E multiples for Equitable and Corebridge.

Goldman Sachs divided the range of illustrative equity values it derived for New Equitable that is attributable to Equitable stockholders by the total number of fully diluted shares outstanding of Equitable Common Stock as provided by Equitable management to derive illustrative present values of the Equitable Exchange Ratio to be paid per share of Equitable Common Stock ranging from $48.61 to $67.30.

Illustrative Present Value of Future Share Price Analysis

Equitable Stand-Alone

Using the Equitable Approved Projections, Goldman Sachs performed an illustrative analysis of the implied present value of an illustrative future value per share of Equitable Common Stock on a stand-alone basis. For this analysis, Goldman Sachs derived a range of theoretical future values per share of Equitable Common Stock as of December 31 for each of 2026, 2027 and 2028, by applying a range of illustrative NTM P/E multiples ranging from 5.00x to 7.25x to estimates of Equitable’s earnings per share (“EPS”) for each of the fiscal years 2027, 2028 and 2029 respectively, as set forth in the Equitable Approved Projections. This illustrative range of NTM P/E multiples was derived by Goldman Sachs utilizing its professional judgment and experience, taking into account historical NTM P/E multiples for Equitable.

Goldman Sachs then added the cumulative dividends per share of Equitable Common Stock expected to be paid to Equitable Common Stockholders through the end of each of fiscal years 2026 to 2028 using the Equitable Approved Projections, and discounted the implied future equity values per share of Equitable Common Stock to December 31, 2025, using an illustrative discount rate of 12.0%, reflecting an estimate of Equitable’s cost of equity. Goldman Sachs derived such discount rate by application of the CAPM, which requires certain company-specific inputs, including a beta for the applicable company, as well as certain financial metrics for the United States financial markets generally. This analysis resulted in a range of implied present values per share of Equitable Common Stock of $41.59 to $64.29.

Corebridge Stand-Alone

Using the Equitable Approved Projections, Goldman Sachs performed an illustrative analysis of the implied present value of an illustrative future value per share of Corebridge Common Stock on a stand-alone basis. For this analysis, Goldman Sachs derived a range of theoretical future values per share of Corebridge Common Stock as of December 31 for each of 2026, 2027 and 2028, by applying a range of illustrative NTM P/E multiples ranging from 4.50x to 6.75x to estimates of Corebridge’s EPS for each of the fiscal years 2027, 2028 and 2029, respectively, as set forth in the Equitable Approved Projections. This illustrative range of NTM P/E multiples was derived by Goldman Sachs utilizing its professional judgment and experience, taking into account historical NTM P/E multiples for Corebridge.

Goldman Sachs then added the cumulative dividends per share of Corebridge Common Stock expected to be paid to Corebridge Common Stockholders through the end of each of fiscal years 2026 through 2028 using the Equitable Approved Projections, and discounted the implied future equity values per share of Corebridge Common Stock to December 31, 2025, using an illustrative discount rate of 12.0%, reflecting an estimate of Corebridge’s cost of equity. Goldman Sachs derived such discount rate by application of the CAPM. This analysis resulted in a range of implied present values per share of Corebridge Common Stock of $24.82 to $40.43.

New Equitable

Using the Equitable Approved Projections and the Synergies, Goldman Sachs performed an illustrative analysis of the implied present value of an illustrative future value of the Equitable Exchange Ratio to be paid per share of Equitable Common Stock. For this analysis, Goldman Sachs derived a range of theoretical future values of the Equitable Exchange Ratio to be paid per share of Equitable Common Stock as of December 31 for each of 2026, 2027 and 2028, by applying a range of illustrative NTM P/E multiples ranging from 4.74x to 6.99x (based on the estimated NTM P/E multiples for each of Equitable and Corebridge on a stand-alone basis blended based on their respective 2027 estimated operating income contributions to New Equitable) to estimates of New Equitable’s EPS, which estimates, in each case, were multiplied by the Equitable Exchange Ratio, for each of the fiscal years 2027, 2028 and 2029, respectively, as set forth in the Equitable Approved Projections and the Synergies. This illustrative range of NTM P/E multiples was derived by Goldman Sachs utilizing its professional judgment and experience, taking into account historical NTM P/E multiples for Equitable and Corebridge.

Goldman Sachs then added the cumulative dividends per share of New Equitable Common Stock expected to be paid to New Equitable Common Stockholders, in each case, multiplied by the Equitable Exchange Ratio, through the end of each of fiscal years 2026 through 2028, using the Equitable Approved Projections and the Synergies, and discounted the implied future equity values per share of New Equitable Common Stock to December 31, 2025, using an illustrative discount rate of 12.0%, reflecting an estimate of New Equitable’s cost of equity (based on the estimated cost of equity for each of Equitable and Corebridge on a stand-alone basis blended based on their respective market capitalization contributions to New Equitable). Goldman Sachs derived such discount rate by application of the CAPM. This analysis resulted in a range of implied present values of the Equitable Exchange Ratio to be paid per share of Equitable Common Stock of $42.55 to $70.81.

Pro Forma Contribution Analysis

Using the Equitable Approved Projections and publicly available information, Goldman Sachs analyzed the implied contributions of Equitable and Corebridge to New Equitable based on specific historical and estimated future operating and financial information of each company, including, among other things, (i) market capitalization as of March 24, 2026, (ii) assets under management and administration, (iii) earnings and cash flow metrics for 2026 and 2027 and (iv) balance sheet metrics for the fourth quarter of 2025.

Based on the number of fully diluted shares outstanding of Equitable Common Stock and Corebridge Common Stock as of March 23, 2026, as provided by Equitable management, following the consummation of the transaction, holders of Equitable Common Stock would hold approximately 49% of the fully diluted shares of New Equitable Common Stock outstanding and holders of Corebridge Common Stock would hold approximately 51% of the fully diluted shares outstanding of New Equitable Common Stock. The following table presents the results of this analysis:

	Equitable	Corebridge
Market Cap	50%	50%
AUM/A	74%	26%
2026E Operating Income	46%	54%
2027E Operating Income	48%	52%
2026E Distributable Cash Flow	48%	52%
2027E Distributable Cash Flow	49%	51%
Total Assets (Q4 2025)	43%	57%
Total Investments (Q4 2025)	31%	69%
Adjusted Book Value ex AOCI (Q4 2025)	33%	67%
Adjusted Total Capital ex AOCI (Q4 2025)	33%	67%

The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs’ opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, Goldman Sachs made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or transaction used in the above analyses as a comparison is directly comparable to Equitable or Corebridge or the potential transaction.

Goldman Sachs prepared these analyses for purposes of Goldman Sachs’ providing its opinion to the Equitable board of directors as to the fairness from a financial point of view to the holders (other than Corebridge and its affiliates) of the outstanding shares of Equitable Common Stock, as of the date of the opinion and taking into account the Corebridge Merger, of the Equitable Exchange Ratio pursuant to the Merger Agreement. These analyses do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of Equitable, Corebridge, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecast.

The Equitable Exchange Ratio was determined through arm’s-length negotiations between Equitable and Corebridge and was approved by the Equitable board of directors. Goldman Sachs provided advice to Equitable during these negotiations. Goldman Sachs did not, however, recommend any specific exchange ratio to Equitable or the Equitable board of directors or that any specific exchange ratio constituted the only appropriate exchange ratio for the transaction.

As described above in the section of this joint proxy statement/prospectus titled “Recommendation of the Equitable Board of Directors; Equitable’s Reasons for the Mergers” beginning on page 103, Goldman Sachs’ opinion to the Equitable board of directors was one of many factors taken into consideration by the Equitable board of directors in making its determination to approve the Merger Agreement. The foregoing summary does not purport to be a complete description of the analyses performed by Goldman Sachs in connection with its fairness opinion and is qualified in its entirety by reference to the written opinion of Goldman Sachs attached as Annex J.

Goldman Sachs and its affiliates (collectively, “Goldman Sachs Affiliated Entities”) are engaged in advisory, underwriting, lending and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman Sachs and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of Equitable, Corebridge, any of their respective affiliates and third parties, including Nippon Life and Blackstone and any of their respective affiliates and, as applicable, portfolio companies or any currency or commodity that may be involved in the transactions contemplated by the Merger Agreement. Goldman Sachs Investment Banking has an existing lending relationship with Equitable and AllianceBernstein. Goldman Sachs Investment Banking also has an existing lending relationship with Corebridge and Blackstone, or majority owned subsidiaries (excluding, as applicable, portfolio companies) or funds thereof. Goldman Sachs acted as financial advisor to Equitable in connection with, and participated in certain of the negotiations leading to, the transactions contemplated by the Merger Agreement. Goldman Sachs has provided certain financial advisory and/or underwriting services to Equitable and/or its affiliates and portfolio companies from time to time for which Goldman Sachs Investment Banking has received, and may receive, compensation, including having acted as bookrunner with respect to an investment-grade bond offering for Equitable in June 2024 and having acted as bookrunner to Equitable Financial Life Insurance Company, an affiliate of Equitable, with respect to an investment-grade bond offering in March 2025. During the two-year period ended March 26, 2026, Goldman Sachs has recognized compensation for financial advisory and/or underwriting services provided by Goldman Sachs Investment Banking to Equitable and/or its affiliates and portfolio companies of approximately $3.1 million. Goldman Sachs also has provided certain financial advisory and/or underwriting services to Corebridge and/or its affiliates from time to time for which Goldman Sachs Investment Banking has received, and may receive, compensation, including having acted as bookrunner with respect to an investment-grade bond offering for Corebridge in June 2024, September 2024, November 2024, June 2025, September 2025 and November 2025. During the two-year period ended March 26, 2026, Goldman Sachs has recognized compensation for financial advisory and/or underwriting services provided by Goldman Sachs Investment Banking to Corebridge and/or its affiliates of approximately $2.5 million. As of March 26, 2026, Goldman Sachs Investment Banking was not mandated by Corebridge and/or its Related Entities (as defined below) (excluding, if applicable, Nippon Life, Blackstone and their respective affiliates and, as applicable, portfolio companies) to provide to any such person financial advisory and/or underwriting services. As of March 26, 2026, Goldman Sachs Investment Banking was not soliciting Corebridge and/or its Related Entities (excluding, if applicable, Nippon Life, Blackstone and their respective affiliates and, as applicable, portfolio companies) to work on financial advisory and/or underwriting matters for any such persons on which it had not been mandated. Goldman Sachs also has provided certain financial advisory and/or underwriting services to Nippon Life and/or its affiliates from time to time for which Goldman Sachs Investment Banking has received, and may receive, compensation, including having acted as financial advisor to Nippon Life with respect to its acquisition of Nichii Gakkan in June 2024 and as co-manager with respect to an investment-grade bond offering for Nippon Life in May 2024, May 2025 and September 2025. During the two-year period ended March 26, 2026, Goldman Sachs has recognized compensation for financial advisory and/or underwriting services provided by Goldman Sachs Investment Banking to Nippon Life and/or its affiliates (excluding Corebridge and its subsidiaries) of approximately $7.5 million. As of March 26, 2026, Goldman Sachs Investment Banking was mandated by Nippon Life and/or its Related Entities (excluding Corebridge and its subsidiaries) to provide financial advisory and/or underwriting services unrelated to the transaction with respect to one or more matters and, if all such matters were to be consummated, Goldman Sachs Investment Banking expects that it would recognize compensation in an aggregate amount less than the transaction fee expected in connection with the transaction. As of March 26, 2026, Goldman Sachs Investment Banking was not soliciting Nippon Life and/or its Related Entities (excluding Corebridge and its subsidiaries) to work on financial advisory and/or underwriting matters for any such persons on which it had not been mandated. Goldman Sachs also has provided certain financial advisory and/or underwriting services to Blackstone and/or its affiliates (excluding Corebridge and its subsidiaries) and portfolio companies from time to time for which Goldman Sachs Investment Banking has received, and may receive, compensation, including having acted: as financial advisor to Blackstone Infrastructure Partners L.P., an affiliate of Blackstone, with respect to its acquisition of Safe Harbor Marinas in April 2025; as bookrunner with respect to the initial public offering of Medline Industries Inc., a portfolio company of Blackstone, in December 2025; as financial advisor to Amicus Therapeutics Inc., a portfolio company of Blackstone, with respect to its sale in December 2025; as financial advisor to BTIG LLC, a portfolio company of Blackstone, with respect to its sale in January 2026; as bookrunner with respect to an investment-grade bond offering for Blackstone Property Partners Europe, an affiliate of Blackstone, in January 2026; as bookrunner with respect to a bank loan to Ellucian Inc., a portfolio company of Blackstone, in January 2026; and as financial advisor to Wiz.io, a portfolio company of Blackstone, with respect to its sale, in March 2026. During the two-year period ended March 26, 2026, Goldman Sachs has recognized compensation for financial advisory and/or underwriting services provided by Goldman Sachs Investment Banking to Blackstone and/or its affiliates (excluding Corebridge and its subsidiaries) and portfolio companies of approximately $396.7 million. As of March 26, 2026, Goldman Sachs Investment Banking was mandated by Blackstone and/or its Related Entities (excluding Corebridge and its subsidiaries) to provide financial advisory and/or underwriting services unrelated to the transaction with respect to multiple matters and, if all such matters were to be consummated, Goldman Sachs Investment Banking expects that it would recognize compensation in an aggregate amount materially in excess of the transaction fee expected in connection with the transaction. In addition, as is typical for investment banks, as of March 26, 2026, Goldman Sachs Investment Banking was soliciting Blackstone and/or its Related Entities (excluding Corebridge and its subsidiaries) to work on financial advisory and/or underwriting matters unrelated to the transaction on which it had not been, and may not be, mandated. Goldman Sachs Investment Banking is not in a position to estimate the amount of compensation, if any, it expects to recognize with respect to such matters, but it expects that, were it to be mandated on such matters, the mandates would provide for customary compensation. The status, timing and likelihood of consummation of such matters will change over time. Goldman Sachs may also in the future provide financial advisory and/or underwriting services to Equitable, Corebridge, New Equitable, Nippon Life, Blackstone and their respective affiliates and, as applicable, portfolio companies, for which Goldman Sachs Investment Banking may receive compensation.

As of March 26, 2026, Goldman Sachs Affiliated Entities had (i) no direct GS Principal Investment (as defined below) in Equitable and/or its affiliates, (ii) an aggregate direct GS Principal Investment of approximately $0.25 million in Corebridge and/or its affiliates (excluding Nippon Life, Blackstone and their respective affiliates and, as applicable, portfolio companies), (iii) no direct GS Principal Investment in Nippon Life and/or its affiliates (excluding Corebridge and its other affiliates), and (iv) an aggregate direct GS Principal Investment of approximately $420 million in Blackstone or its Related Entities (as defined below) (excluding Corebridge and its other affiliates). As of March 26, 2026, funds managed by affiliates of Goldman Sachs Investment Banking were not co-invested with Corebridge and/or its affiliates and were invested in equity interests of funds managed by affiliates of Corebridge. As of March 26, 2026, funds managed by affiliates of Goldman Sachs Investment Banking were not co-invested with Nippon Life and/or its affiliates and were not invested in equity interests of funds managed by affiliates of Nippon Life. As of March 26, 2026, funds managed by affiliates of Goldman Sachs Investment Banking were not co-invested with Equitable and/or its affiliates and were invested in equity interests of funds managed by affiliates of Equitable. As of March 26, 2026, funds managed by affiliates of Goldman Sachs Investment Banking were co-invested with Blackstone and/or its affiliates and were invested in equity interests of funds managed by affiliates of Blackstone. Such funds managed by affiliates of Goldman Sachs Investment Banking may co-invest with, and invest in equity interests of, Equitable, Corebridge, Nippon Life and Blackstone and/or their respective affiliates or funds managed thereby in the future.

On the public side of Goldman Sachs’ informational wall (the “Public Side”) and in the ordinary course of its various business activities, Goldman Sachs Affiliated Entities may also own equity securities in Equitable, Corebridge, Nippon Life, Blackstone, and/or their respective affiliates and, as applicable, portfolio companies, arising from engaging in market making, trade execution, clearing, custody, margin lending and other similar financing transactions, securities lending, and related activities (including by acting as agent for third parties executing their transactions or as principal supplying liquidity to market participants, and any related hedging, other risk management or inventory management) (collectively, “Market Making Activities”), which positions change frequently. Regulatory, informational and operational barriers separate the Public Side from Goldman Sachs Investment Banking.

Goldman Sachs FICC and Equities, which operates on the Public Side (“FICC and Equities”), is an existing counterparty to various affiliates of each of Equitable and Corebridge (collectively, the “Counterparties”), regarding existing derivative transactions, including foreign exchange, interest rate, and/or equity derivatives. Goldman Sachs Investment Banking may from time to time be involved in the execution of any such derivative transactions. The consummation of the potential transaction may or may not give rise to one derivative party having rights that could be adverse to the other party, including among others, the right of FICC and Equities to terminate one or more derivative transactions. Among other things, such events or rights could arise in the event the potential transaction results in an adverse impact on the creditworthiness of the entity facing Goldman Sachs under the derivatives. In connection with any termination, the Counterparties or FICC and Equities may recognize a gain or loss or certain transaction costs. Because the amount of any gain or loss or transaction costs may vary depending on a number of market and other factors, the parties are not currently in a position to estimate any such amounts; however, given the size of the derivative transactions and the fluctuations of the relevant underliers, any profits and losses recognized by FICC and Equities and/or the Counterparties could be substantial. Goldman Sachs Investment Banking did not provide advice to the Counterparties concerning the derivatives, and FICC and Equities continues to act as an arm’s length counterparty with respect to its rights and obligations under the derivatives.

For purposes of this section of this proxy statement/prospectus, (i) Goldman Sachs relied on its books and records to (x) unless otherwise indicated, calculate all amounts and provide the foregoing disclosures and (y) determine whether an entity is an affiliate, portfolio company, subsidiary or majority-owned subsidiary of another entity, and (ii) the following terms have the definitions set forth below:

GS Principal Investments (including any associated commitments) are (i) direct balance sheet investments in equity interests or equity securities held by Goldman Sachs Affiliated Entities for its own account or (ii) direct investments in equity interests held by a fund managed by a Goldman Sachs Affiliated Entity which fund is primarily for the benefit of Goldman Sachs Affiliated Entities and/or its current and former employees and not third party clients. GS Principal Investments do not include equity interests arising from Market Making Activities, equity derivatives, convertible debt instruments, or warrants or equity kickers received in connection with senior secured loans, mezzanine loans, warehouse loans, preferred equity with a fixed rate of return or other similar types of financing transactions (which may also be subject to hedging or other risk-mitigating instruments). GS Principal Investments also do not include investments by funds managed by Goldman Sachs Affiliated Entities which funds are almost entirely for the benefit of third party clients (“GS Client Funds”), which funds can co-invest alongside, and/or make Investments in, Equitable, Corebridge, Nippon Life, Blackstone or their respective Related Entities. As investment managers for GS Client Funds, Goldman Sachs Affiliated Entities are required to fulfill a fiduciary responsibility to GS Client Funds in making decisions to purchase, sell, hold or vote on, or take any other action with respect to, any financial instrument.

Related Entities are, as applicable, a person or entity’s subsidiaries, affiliates, portfolio companies and/or funds managed thereby.

The Equitable board of directors selected Goldman Sachs as its financial advisor because it is an internationally recognized investment banking firm that has substantial experience in transactions similar to the transaction. Pursuant to the GS Engagement Letter, Equitable engaged Goldman Sachs to act as its financial advisor in connection with the potential transaction. The engagement letter between Equitable and Goldman Sachs provides for a transaction fee of $50 million, $5 million of which became payable at announcement of the transaction, and the remainder of which is contingent upon consummation of the transaction. In addition,

Equitable has agreed to reimburse Goldman Sachs for certain of its expenses, including attorneys’ fees and disbursements, and to indemnify Goldman Sachs and related persons against various liabilities, including certain liabilities under the federal securities laws.

Corebridge Unaudited Financial Projections

Corebridge does not as a matter of course make public long-term forecasts or projections as to its future performance, revenues, earnings or other results due to, among other reasons, the unpredictability, uncertainty and subjectivity of the underlying assumptions and estimates inherent in preparing any forecasts and financial projections. However, in connection with the discussions regarding the Mergers, each of Corebridge and Equitable supplied the other with certain unaudited forecasted business and financial information that was not publicly available. Corebridge management provided the Corebridge board of directors, Morgan Stanley, Goldman Sachs and Equitable with certain unaudited financial projections for fiscal years 2026 and 2027, and extrapolations thereof for fiscal years 2028 and 2029, which were prepared by, and are the responsibility of, Corebridge management, and which are referred to in this joint proxy statement/prospectus, collectively, as the “Corebridge Projections.” The Corebridge Projections were prepared, treating Corebridge on a standalone basis, without giving effect to, and as if Corebridge never contemplated, the Mergers, including the impact of negotiating or executing the Merger Agreement, the expenses that may be incurred in connection with consummating the Mergers, the potential synergies that may be achieved as a result of the Mergers, the effect of any business or strategic decision or action that has been or will be taken as a result of the Merger Agreement having been executed, or the effect of any business or strategic decisions or actions that would likely have been taken if the Merger Agreement had not been executed but which were instead altered, accelerated, postponed or not taken in anticipation of the Mergers. The Corebridge Projections were prepared on the basis of estimates and assumptions made at the time of its preparation, and speak only to the judgments and projections made on the basis of the currently-available information as of such time. The Corebridge Projections were not prepared in the same manner or process used by Corebridge or Equitable for budgeting or other planning purposes. In order to assist the Corebridge board of directors in its evaluation of the transactions contemplated by the Merger Agreement, the Corebridge board of directors approved for use by Morgan Stanley the Corebridge Projections and the Equitable Projections for purposes of Morgan Stanley’s opinion and financial analyses.

Corebridge management jointly prepared with Equitable management the Projected Synergies (as defined below). The Projected Synergies are not reflected in the Corebridge Projections or the Equitable Projections (as defined below), but are summarized in the section of this joint proxy statement/prospectus titled “The Mergers—Projected Synergies” beginning on page 135.

The Corebridge Projections and the Projected Synergies were not prepared with a view toward public disclosure or with a view toward compliance with the published guidelines established by the SEC or the American Institute of Certified Public Accountants for preparation or presentation of prospective financial information, or GAAP. This information is not fact and should not be relied upon as being necessarily indicative of future results, and readers of this joint proxy statement/prospectus are cautioned not to place undue reliance on the Corebridge Projections or the Projected Synergies. Corebridge and Equitable caution stockholders that the Corebridge Projections and the Projected Synergies constitute forward-looking statements. See the section of this joint proxy statement/prospectus titled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 58.

The summary of the Corebridge Projections and the Projected Synergies is not being included in this joint proxy statement/prospectus to influence your decision whether to vote for the Corebridge Merger Agreement Proposal, the Corebridge Advisory Compensation Proposal, the Corebridge ESPP Proposal, the Equitable Merger Agreement Proposal or the Equitable Advisory Compensation Proposal, but because the Corebridge Projections and the Projected Synergies were shared between Corebridge and Equitable and provided to Corebridge and Equitable’s respective financial advisors and boards of directors for purposes of considering and evaluating the Mergers and the Merger Agreement. The prospective financial information included herein has been prepared by, and is the responsibility of, Corebridge’s management. Neither PricewaterhouseCoopers LLP nor any other independent registered public accounting firm has audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to the accompanying prospective financial information and, accordingly, neither PricewaterhouseCoopers LLP nor any other independent registered public accounting firm expresses an opinion or any other form of assurance with respect thereto. The PricewaterhouseCoopers LLP report incorporated by reference to Corebridge’s Annual Report on Form 10-K relates to Corebridge’s previously issued financial statements. It does not extend to the prospective financial information contained herein and should not be read to do so.

The Corebridge Projections and the Projected Synergies should not be relied upon as necessarily indicative of actual future results, and readers of this joint proxy statement/prospectus are cautioned not to place undue reliance on such information. The Corebridge Projections and the Projected Synergies are based on various estimates and assumptions that are subject to the judgment of those preparing them, and reflect various assumptions made at the time such information was prepared, including, but not limited to, certain assumptions regarding industry performance, general business, economic, regulatory, market and financial conditions and other future events, as well as matters specific to Corebridge and Equitable’s respective businesses, all of which are difficult to predict and many of which are beyond the control of Corebridge, Equitable and New Equitable. While presented with numerical specificity, the Corebridge Projections and the Projected Synergies reflect assumptions, estimates and judgments that are inherently uncertain. These assumptions, estimates and judgments may prove to be inaccurate for any number of reasons, including general economic conditions, competition, and the risks discussed in this joint proxy statement/prospectus under the sections of this joint proxy statement/prospectus titled “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” beginning on pages 58 and 44, respectively. The Corebridge Projections and the Projected Synergies reflect assumptions as to certain business decisions that are subject to change. Because the Corebridge Projections were developed for Corebridge on a standalone basis without giving effect to the Mergers, they do not reflect any restrictions that may be imposed in connection with the receipt of any necessary regulatory approvals or clearances, any synergies that may be realized as a result of the Mergers or any changes to Corebridge’s operations or strategy that may be implemented after completion of the Mergers. There can be no assurance that the Corebridge Projections will be realized, and actual results may differ materially from those shown. Generally, the further out the period to which the Corebridge Projections and the Projected Synergies relate, the more unreliable the information becomes. Furthermore, the Corebridge Projections and the Projected Synergies set forth in this joint proxy statement/prospectus may differ from publicized analyst estimates and forecasts for Corebridge or Equitable and do not take into account any circumstances or events occurring after the date on which they were prepared. The inclusion of this information should not be regarded as an indication that Corebridge, the Corebridge board of directors, Equitable, the Equitable board of directors, any of their respective advisors or any other person considered, or now considers, it to be material or to be a reliable prediction of actual future results, which may be significantly more favorable or less favorable.

Corebridge uses a variety of financial measures that are not in accordance with GAAP for forecasting, budgeting and measuring operating performance, including adjusted pre-tax operating income, adjusted after-tax operating income and operating EPS. Corebridge believes that presentation of these non-GAAP financial measures allows for a deeper understanding of the profitability drivers of Corebridge’s business and results of operations. These measures should be considered supplementary to Corebridge’s results of operations that are presented in accordance with GAAP and should not be viewed as a substitute for GAAP measures. The non-GAAP financial measures Corebridge presents may not be comparable to similarly named measures reported by other companies (including Equitable). Corebridge and Equitable stockholders should also note that the non-GAAP financial measures presented in this joint proxy statement/prospectus are not prepared under any comprehensive set of accounting rules or principles and do not reflect all of the amounts associated with Corebridge or Equitable’s results of operations as determined in accordance with GAAP. Corebridge and Equitable stockholders should also note that the non-GAAP financial measures presented in this joint proxy statement/prospectus have no standardized meaning prescribed by GAAP and, therefore, have limits in their usefulness to stockholders. Due to the inherent limitations of non-GAAP financial measures, Corebridge and

Equitable stockholders should consider non-GAAP measures only as a supplement to, not as a substitute for or as a superior measure to, measures of financial performance prepared in accordance with GAAP.

Financial measures included in forecasts (including the Corebridge Projections) provided to a financial advisor are excluded from the definition of “non-GAAP financial measures” under the rules of the SEC if and to the extent such financial measures are included in the forecasts provided to the financial advisor for the purpose of rendering an opinion that is materially related to a business combination transaction and the forecasts are being disclosed in order to comply with the SEC rules or requirements under state or foreign law, including case law regarding disclosure of the financial advisor’s analyses. Therefore, the Corebridge Projections are not subject to the SEC rules regarding disclosures of non-GAAP financial measures, which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure. Reconciliations of non-GAAP financial measures were not relied upon by either Morgan Stanley or Goldman Sachs for purposes of its respective opinion to the Corebridge board of directors or the Equitable board of directors, as applicable, as described in the sections of this joint proxy statement/prospectus titled “The Mergers—Opinion of Corebridge’s Financial Advisor” or “The Mergers—Opinion of Equitable’s Financial Advisor” beginning on pages 109 and 120, respectively, or by the Corebridge board of directors or Equitable board of directors in connection with their respective consideration of the Mergers. Accordingly, no reconciliation of the financial measures included in the Corebridge Projections is provided.

None of Corebridge, Equitable, New Equitable or their respective affiliates, advisors, officers, directors or other representatives can provide any assurance that actual results will not differ from the Corebridge Projections or the Projected Synergies, and none of them undertake any obligation to update, or otherwise revise or reconcile, the Corebridge Projections or the Projected Synergies to reflect circumstances existing after the date the Corebridge Projections or the Projected Synergies were generated or to reflect the occurrence of future events even in the event that any or all of the assumptions underlying the Corebridge Projections or the Projected Synergies, as applicable, are shown to be in error. Except as required by applicable securities laws, none of Corebridge, Equitable or New Equitable intend to make publicly available any update or other revision to the Corebridge Projections or the Projected Synergies, even in the event that any or all assumptions are shown to be in error. Since the date of the Corebridge Projections and the Projected Synergies, Corebridge issued a press release announcing its financial results for the three months ended March 31, 2026, which was furnished as an exhibit to a current report on Form 8-K on May 4, 2026. None of Corebridge or its affiliates, advisors, officers, directors or other representatives has made or makes any representation to any Corebridge stockholder or other person regarding Corebridge’s ultimate performance compared to the information contained in the Corebridge Projections, and none of Corebridge, Equitable, New Equitable or any of their respective affiliates, advisors, officers, directors or other representatives has made or makes any representation to any Corebridge stockholder, Equitable stockholder or any other person regarding Corebridge, Equitable or New Equitable’s ultimate performance compared to the information contained in the Corebridge Projections, or that forecasted results will be achieved. None of Corebridge, Equitable or New Equitable have made any representation to any person, in the Merger Agreement or otherwise, concerning the Corebridge Projections or the Projected Synergies. The Corebridge Projections and the Projected Synergies should not be construed as financial guidance, nor relied on as such, and the Corebridge Projections and the Projected Synergies may differ in important respects from other guidance provided by Corebridge, Equitable or New Equitable. The inclusion of the Corebridge Projections and the Projected Synergies in this joint proxy statement/prospectus does not constitute an admission or representation by Corebridge, Equitable or New Equitable that the information contained herein is material.

Summary of the Corebridge Projections

	Fiscal Year Ending December 31,
(in millions, except per share data)	2026E	2027E	2028E	2029E
Adjusted after-tax operating income(1)	$2,406	$2,545	$2,697	$2,859
Total Capital Return(2)	$2,369	$1,548	$1,618	$1,716
Weighted average common shares outstanding–operating	458.5	428.4	395.8	363.9
Operating EPS(3)	$5.25	$5.94	$6.82	$7.86

(1)

Adjusted after-tax operating income, a non-GAAP term, is derived by excluding tax effected adjusted pre-tax operating income adjustments and preferred stock dividends, as well as the following tax items from net income attributable to Corebridge: (i) reclassifications of disproportionate tax effects from accumulated other comprehensive income, changes in uncertain tax positions and other tax items related to legacy matters having no relevance to Corebridge’s current businesses or operating performance; and (ii) deferred income tax valuation allowance releases and charges.

(2)	Total Capital Return is derived by adding aggregate dividends paid on Corebridge Common Stock plus the value of any share repurchases.
(3)	Operating EPS, a non-GAAP financial measure, is derived by dividing adjusted after-tax operating income by weighted average diluted shares.

Equitable Unaudited Financial Projections

Equitable does not as a matter of course make public long-term forecasts or projections as to its future performance, revenues, earnings or other results due to, among other reasons, the unpredictability, uncertainty and subjectivity of the underlying assumptions and estimates inherent in preparing any forecasts and financial projections. However, in connection with the discussions regarding the Mergers, each of Corebridge and Equitable supplied the other with certain unaudited forecasted business and financial information that was not publicly available. Equitable management provided the Equitable board of directors, Goldman Sachs, Morgan Stanley and Corebridge with certain unaudited financial projections for fiscal years 2026 and 2027, and extrapolations thereof for fiscal years 2028 and 2029, which were prepared by, and are the responsibility of, Equitable management, and which are referred to in this joint proxy statement/prospectus, collectively, as the “Equitable Projections.” The Equitable Projections were prepared, treating Equitable on a standalone basis, without giving effect to, and as if Equitable never contemplated, the Mergers, including the impact of negotiating or executing the Merger Agreement, the expenses that may be incurred in connection with consummating the Mergers, the potential synergies that may be achieved as a result of the Mergers, the effect of any business or strategic decision or action that has been or will be taken as a result of the Merger Agreement having been executed, or the effect of any business or strategic decisions or actions that would likely have been taken if the Merger Agreement had not been executed but which were instead altered, accelerated, postponed or not taken in anticipation of the Mergers. The Equitable Projections were prepared on the basis of estimates and assumptions made at the time of its preparation, and speak only to the judgments and projections made on the basis of the currently-available information as of such time. The Equitable Projections were not prepared in the same manner or process used by Equitable or Corebridge for budgeting or other planning purposes. In order to assist the Equitable board of directors in its evaluation of the transactions contemplated by the Merger Agreement, the Equitable board of directors approved for use by Goldman Sachs the Equitable Projections and the Corebridge Projections for purposes of Goldman Sachs’ opinion and financial analyses.

Equitable management jointly prepared with Corebridge management the Projected Synergies. The Projected Synergies are not reflected in the Equitable Projections or the Corebridge Projections, but are summarized in the section of this joint proxy statement/prospectus titled “The Mergers—Projected Synergies” beginning on page 135.

The Equitable Projections and the Projected Synergies were not prepared with a view toward public disclosure or with a view toward compliance with the published guidelines established by the SEC or the

American Institute of Certified Public Accountants for preparation or presentation of prospective financial information, or GAAP. This information is not fact and should not be relied upon as being necessarily indicative of future results, and readers of this joint proxy statement/prospectus are cautioned not to place undue reliance on the Equitable Projections or the Projected Synergies. Equitable and Corebridge caution stockholders that the Equitable Projections and the Projected Synergies constitute forward-looking statements. See the section of this joint proxy statement/prospectus titled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 58.

The summary of the Equitable Projections and the Projected Synergies is not being included in this joint proxy statement/prospectus to influence your decision whether to vote for the Equitable Merger Agreement Proposal, the Equitable Advisory Compensation Proposal, the Corebridge Merger Agreement Proposal, the Corebridge Advisory Compensation Proposal or the Corebridge ESPP Proposal, but because the Equitable Projections and the Projected Synergies were shared between Equitable and Corebridge and provided to Equitable and Corebridge’s respective financial advisors and boards of directors for purposes of considering and evaluating the Mergers and the Merger Agreement. The prospective financial information included herein has been prepared by, and is the responsibility of, Equitable’s management. Neither PricewaterhouseCoopers LLP nor any other independent registered public accounting firm has audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to the accompanying prospective financial information and, accordingly, neither PricewaterhouseCoopers LLP nor any other independent registered public accounting firm expresses an opinion or any other form of assurance with respect thereto. The PricewaterhouseCoopers LLP report incorporated by reference to Equitable’s Annual Report on Form 10-K relates to Equitable’s previously issued financial statements. It does not extend to the prospective financial information contained herein and should not be read to do so.

The Equitable Projections and the Projected Synergies should not be relied upon as necessarily indicative of actual future results, and readers of this joint proxy statement/prospectus are cautioned not to place undue reliance on such information. The Equitable Projections and the Projected Synergies are based on various estimates and assumptions that are subject to the judgment of those preparing them, and reflect various assumptions made at the time such information was prepared, including, but not limited to, certain assumptions regarding industry performance, general business, economic, regulatory, market and financial conditions and other future events, as well as matters specific to Equitable and Corebridge’s respective businesses, all of which are difficult to predict and many of which are beyond the control of Equitable, Corebridge and New Equitable. While presented with numerical specificity, the Equitable Projections and the Projected Synergies reflect assumptions, estimates and judgments that are inherently uncertain. These assumptions, estimates and judgments may prove to be inaccurate for any number of reasons, including general economic conditions, competition, and the risks discussed in this joint proxy statement/prospectus under the sections of this joint proxy statement/prospectus titled “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” beginning on pages 58 and 44, respectively. The Equitable Projections and the Projected Synergies reflect assumptions as to certain business decisions that are subject to change. Because the Equitable Projections were developed for Equitable on a standalone basis without giving effect to the Mergers, they do not reflect any restrictions that may be imposed in connection with the receipt of any necessary regulatory approvals or clearances, any synergies that may be realized as a result of the Mergers or any changes to Equitable’s operations or strategy that may be implemented after completion of the Mergers. There can be no assurance that the Equitable Projections will be realized, and actual results may differ materially from those shown. Generally, the further out the period to which the Equitable Projections and the Projected Synergies relate, the more unreliable the information becomes. Furthermore, the Equitable Projections and the Projected Synergies set forth in this joint proxy statement/prospectus may differ from publicized analyst estimates and forecasts for Equitable or Corebridge and do not take into account any circumstances or events occurring after the date on which they were prepared. The inclusion of this information should not be regarded as an indication that Equitable, the Equitable board of directors, Corebridge, the Corebridge board of directors, any of their respective advisors or any other person considered, or now considers, it to be material or to be a reliable prediction of actual future results, which may be significantly more favorable or less favorable.

Equitable uses a variety of financial measures that are not in accordance with GAAP for forecasting, budgeting and measuring operating performance, including adjusted pre-tax operating income, adjusted after-tax operating income and operating EPS. Equitable believes that presentation of these non-GAAP financial measures allows for a deeper understanding of the profitability drivers of Equitable’s business and results of operations. These measures should be considered supplementary to Equitable’s results of operations that are presented in accordance with GAAP and should not be viewed as a substitute for GAAP measures. The non-GAAP financial measures Equitable presents may not be comparable to similarly named measures reported by other companies (including Corebridge). Equitable and Corebridge stockholders should also note that the non-GAAP financial measures presented in this joint proxy statement/prospectus are not prepared under any comprehensive set of accounting rules or principles and do not reflect all of the amounts associated with Equitable or Corebridge’s results of operations as determined in accordance with GAAP. Equitable and Corebridge stockholders should also note that the non-GAAP financial measures presented in this joint proxy statement/prospectus have no standardized meaning prescribed by GAAP and, therefore, have limits in their usefulness to stockholders. Due to the inherent limitations of non-GAAP financial measures, Equitable and Corebridge stockholders should consider non-GAAP measures only as a supplement to, not as a substitute for or as a superior measure to, measures of financial performance prepared in accordance with GAAP.

Financial measures included in forecasts (including the Equitable Projections) provided to a financial advisor are excluded from the definition of “non-GAAP financial measures” under the rules of the SEC if and to the extent such financial measures are included in the forecasts provided to the financial advisor for the purpose of rendering an opinion that is materially related to a business combination transaction and the forecasts are being disclosed in order to comply with the SEC rules or requirements under state or foreign law, including case law regarding disclosure of the financial advisor’s analyses. Therefore, the Equitable Projections are not subject to the SEC rules regarding disclosures of non-GAAP financial measures, which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure. Reconciliations of non-GAAP financial measures were not relied upon by either Goldman Sachs or Morgan Stanley for purposes of its respective opinion to the Equitable board of directors or the Corebridge board of directors, as applicable, as described in the sections of this joint proxy statement/prospectus titled “The Mergers—Opinion of Equitable’s Financial Advisor” or “The Mergers—Opinion of Corebridge’s Financial Advisor” beginning on pages 120 and 109, respectively, or by the Equitable board of directors or Corebridge board of directors in connection with their respective consideration of the Mergers. Accordingly, no reconciliation of the financial measures included in the Equitable Projections is provided.

None of Equitable, Corebridge, New Equitable or their respective affiliates, advisors, officers, directors or other representatives can provide any assurance that actual results will not differ from the Equitable Projections or the Projected Synergies, and none of them undertake any obligation to update, or otherwise revise or reconcile, the Equitable Projections or the Projected Synergies to reflect circumstances existing after the date the Equitable Projections or the Projected Synergies were generated or to reflect the occurrence of future events even in the event that any or all of the assumptions underlying the Equitable Projections or the Projected Synergies, as applicable, are shown to be in error. Except as required by applicable securities laws, none of Equitable, Corebridge or New Equitable intend to make publicly available any update or other revision to the Equitable Projections or the Projected Synergies, even in the event that any or all assumptions are shown to be in error. Since the date of the Equitable Projections and the Projected Synergies, Equitable issued a press release announcing its financial results for the three months ended March 31, 2026, which was furnished as an exhibit to a current report on Form 8-K on May 4, 2026. None of Equitable or its affiliates, advisors, officers, directors or other representatives has made or makes any representation to any Equitable stockholder or other person regarding Equitable’s ultimate performance compared to the information contained in the Equitable Projections, and none of Equitable, Corebridge, New Equitable or any of their respective affiliates, advisors, officers, directors or other representatives has made or makes any representation to any Equitable stockholder, Corebridge stockholder or any other person regarding Equitable, Corebridge or New Equitable’s ultimate performance compared to the information contained in the Equitable Projections, or that forecasted results will be achieved. None of Equitable, Corebridge or New Equitable have made any representation to any person, in the Merger

Agreement or otherwise, concerning the Equitable Projections or the Projected Synergies. The Equitable Projections and the Projected Synergies should not be construed as financial guidance, nor relied on as such, and the Equitable Projections and the Projected Synergies may differ in important respects from other guidance provided by Equitable, Corebridge or New Equitable. The inclusion of the Equitable Projections and the Projected Synergies in this joint proxy statement/prospectus does not constitute an admission or representation by Equitable, Corebridge or New Equitable that the information contained herein is material.

Summary of the Equitable Projections

	Fiscal Year Ending December 31,
(in millions, except per share data)	2026E	2027E	2028E	2029E
Operating Income (After Tax)(1)	$2,074	$2,334	$2,450	$2,573
Total Capital Return(2)	$1,348	$1,517	$1,593	$1,672
End of Period Diluted Shares Outstanding	267.5	247.3	227.4	207.9
Diluted Operating EPS(3)	$7.48	$9.07	$10.32	$11.82

(1)	Operating Income (After Tax), a non-GAAP term, is defined as consolidated after-tax net income adjusted to eliminate the impact of the following items:

•	Items related to variable annuity product features;

•	Investment (gains) losses, which includes credit loss impairments of securities/investments, sales or disposals of securities/investments, realized capital gains/losses and valuation allowances;

•

Net actuarial (gains) losses, which includes actuarial gains and losses as a result of differences between actual and expected experience on pension plan assets or projected benefit obligation during a given period related to pension, other postretirement benefit obligations, and the one-time impact of the settlement of the defined benefit obligation;

•	Other select adjustments; and

•

Income tax expense (benefit) related to the above items and non-recurring tax items, which includes the effect of uncertain tax positions for a given audit period and changes to the deferred tax valuation allowance.

(2)	Total Capital Return is derived by adding aggregate dividends paid on Equitable Common Stock plus the value of any share repurchases.
(3)

Diluted Operating EPS, a non-GAAP financial measure, is derived by dividing Operating Income (After Tax) less preferred stock dividends by the weighted average number of fully diluted shares outstanding.

Projected Synergies

Corebridge management and Equitable management jointly prepared and provided to their respective boards of directors and to their respective financial advisors certain estimates of pre-tax expense synergies on a run-rate basis expected to be realized by New Equitable by year-end 2028 (assuming Closing of the Mergers occurs by year-end 2026), in the amount of approximately $500 million annually (the “Projected Synergies”). The Projected Synergies assumed that the expected benefits of the Mergers would be realized, including that no restrictions, terms or other conditions would be imposed in connection with the receipt of any necessary regulatory approvals or clearances in connection with the consummation of the Mergers. In addition, the analysis for the Projected Synergies assumes an aggregate pre-tax integration cost of approximately 1.5x run-rate expense synergies (excluding costs related to the transactions contemplated by the Merger Agreement) from announcement of the Mergers to Closing of the Mergers and three years thereafter to achieve the Projected Synergies, with cost savings to come primarily from elimination of duplicate roles, consolidation of duplicate functions, consolidation and rationalization of third party providers with improved rate card, consolidation of redundant tech platforms and real estate consolidation. See the sections of this joint proxy statement/prospectus titled “The Mergers—Corebridge Unaudited Financial Projections” and “The Mergers—Equitable Unaudited Financial Projections” beginning on pages 129 and 132, respectively, for further information regarding the uncertainties underlying the Projected Synergies, as well as the sections of this joint proxy statement/prospectus titled “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” beginning on pages 58 and 44, respectively, for further information regarding the uncertainties and factors associated with realizing the synergies in connection with the Mergers.

Interests of Corebridge Directors and Executive Officers in the Mergers

When considering the recommendation of the Corebridge board of directors, Corebridge stockholders should be aware that directors and executive officers of Corebridge have certain interests in the Mergers that may be different from or in addition to the interests of Corebridge stockholders generally. The interests of Corebridge’s directors and executive officers include, among others, that certain of Corebridge’s directors are expected to serve as directors on the New Equitable board of directors, that certain of Corebridge’s executive officers are expected to become executive officers of New Equitable, the treatment in the Mergers of Corebridge Options, Corebridge RSUs, Corebridge PSUs, Corebridge DSUs and Corebridge ESPP Options and that Corebridge’s directors and executive officers will be provided continued indemnification and insurance coverage. The Corebridge board of directors was aware of these interests and considered them, among other things, in evaluating and negotiating the Merger Agreement and the transactions contemplated by the Merger Agreement. The Corebridge board of directors considered these interests in recommending that the Corebridge Common Stockholders adopt the Merger Agreement.

Directors and Executive Officers of Corebridge

As of June 1, 2026, Corebridge’s executive officers for purposes of the discussion below were as follows:

Name(1)	Position
Marc Costantini*	Director, President and Chief Executive Officer
John Byrne	Executive Vice President and President of Financial Distributors
Doug Caldwell	Executive Vice President and Chief Risk Officer
Elizabeth Cropper	Executive Vice President and Chief Human Resources Officer
David Ditillo	Executive Vice President and Chief Information Officer
Terri Fiedler	Executive Vice President and President of Retirement Services
Christopher Filiaggi	Interim Chief Financial Officer and Chief Accounting Officer
Polly Klane*	Executive Vice President, General Counsel and Chief Legal Officer
Lisa Longino*	Executive Vice President and Chief Investment Officer
Amber Miller	Executive Vice President and Chief Auditor
Jonathan Novak*	Executive Vice President and President of Institutional Markets
Elizabeth Palmer	Executive Vice President and Chief Marketing and Communications Officer
Bryan Pinsky	Executive Vice President and President of Individual Retirement and Life Insurance
Christopher Smith	Executive Vice President and Chief Operating Officer

*	These individuals were each a “named executive officer” for purposes of Corebridge’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2025.
(1)

On October 31, 2025, Corebridge announced the resignation of Elias Habayeb from his role as Corebridge’s Executive Vice President and Chief Financial Officer, effective April 24, 2026. Concurrent with Mr. Habayeb’s departure, Mr. Filiaggi was appointed as Corebridge’s Interim Chief Financial Officer and Chief Accounting Officer, effective April 24, 2026.

Although the following individuals are considered executive officers for purposes of this disclosure, none hold any unvested or outstanding Corebridge equity awards or have any interests in the Mergers, except as such individuals may be Corebridge Common Stockholders: (i) Kevin Hogan, the former President and Chief Executive Officer of Corebridge and a current Special Advisor to the Corebridge board of directors, who terminated his role as President and Chief Executive Officer of Corebridge effective as of December 1, 2025; and (ii) Elias Habayeb, the former Executive Vice President and Chief Financial Officer of Corebridge, who terminated employment with Corebridge effective as of April 24, 2026. Neither Messrs. Hogan or Habayeb hold any unvested or outstanding Corebridge equity awards or have any interests in the Mergers except as he may be a holder of Corebridge Common Stock or vested and unexercised Corebridge Options. Messrs. Hogan and Habayeb were each a “named executive officer” for purposes of Corebridge’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2025.

For purposes of this disclosure, Corebridge’s current non-employee directors are as follows:

Name
Alan Colberg
Edward Bousa
Gilles Dellaert
Keith Gubbay
Hirotaka Inoue
Deborah Leone
Christopher Lynch
Colin J. Parris
Amy Schioldager
Tomohiro Yao

Former director Minoru Kimura neither holds any unvested or outstanding Corebridge equity awards nor holds any interests in the Mergers except as he may be a holder of Corebridge Common Stock.

Certain Assumptions

Except as otherwise specifically noted, for purposes of quantifying the potential payments and benefits described in this section, the following assumptions were used:

•

the relevant per share equity award consideration is $23.41, which is the average closing market price per share of Corebridge Common Stock as quoted on the NYSE over the first five trading days following the first public announcement of the Mergers on March 26, 2026;

•	the effective time is June 1, 2026, which is the assumed date of the effective time solely for purposes of the disclosure in this section (the “assumed effective time”);

•

the employment of each executive officer of Corebridge is terminated without “cause” or due to the executive officer’s resignation for “good reason” (as such terms are defined in the relevant plan(s) and/or agreement(s)), in each case, immediately following the assumed effective time;

•

the service of each of Corebridge’s non-employee directors is terminated immediately following the assumed effective time and such non-employee director will not serve as a member of the New Equitable board of directors;

•	the base salary rate and annual target bonus of each executive officer of Corebridge are those in effect as of the assumed effective time; and

•

outstanding equity awards held by Corebridge executive officers and non-employee directors, in each case, were their holdings as of June 1, 2026. Depending on when the Corebridge Effective Time occurs, certain of these equity awards may vest and/or be cancelled, in each case, prior to the

Corebridge Effective Time in accordance with their terms and independent of the occurrence of the transactions contemplated by the Merger Agreement. For purposes of this disclosure, Corebridge PSUs are assumed to vest at the target level of performance. In addition, the amounts included in the tables below do not include any other incentive award grants (including any equity awards that may be granted in respect of fiscal year 2027) or dividends or dividend equivalents that may be accrued after the assumed effective time.

Treatment of Corebridge Equity Awards

Corebridge equity awards outstanding immediately prior to the consummation of the Mergers will generally be subject to the following treatment:

•

Corebridge Options. At the Corebridge Effective Time, each Corebridge Option that is outstanding and unexercised as of immediately prior to the Corebridge Effective Time, whether or not then vested or exercisable, will automatically be converted into a Converted Corebridge Option to acquire the number of whole shares of New Equitable Common Stock (rounded down to the nearest whole number of shares) equal to (a) the number of shares of Corebridge Common Stock subject to such Corebridge Option immediately prior to the Corebridge Effective Time multiplied by (b) 1.000, with an exercise price per share (rounded up to the nearest whole cent) equal to (i) the exercise price per share of such Corebridge Option immediately prior to the Corebridge Effective Time divided by (ii) 1.000, with the exercise price and the number of shares of New Equitable Common Stock purchasable pursuant to such Converted Corebridge Options to be determined in a manner consistent with the requirements of Section 409A of the Code. However, if Section 422 of the Code applies to any Converted Corebridge Option, the exercise price and the number of shares of New Equitable Common Stock purchasable pursuant to such option will be determined in accordance with the foregoing, subject to such adjustments as are necessary in order to satisfy the requirements of Section 424(a) of the Code. Each Converted Corebridge Option will otherwise continue to have, and will be subject to, the same terms and conditions as applied to the corresponding Corebridge Option immediately prior to the Corebridge Effective Time (including the requirement to perform continued services to satisfy applicable time-based vesting conditions (if any) and any “double-trigger” vesting provisions applicable to such Corebridge Option);

•

Corebridge RSUs. At the Corebridge Effective Time, each Corebridge RSU that is outstanding as of immediately prior to the Corebridge Effective Time will automatically be converted into a Converted Corebridge RSU Award corresponding to a number of shares of New Equitable Common Stock (rounded down to the nearest whole number of shares) equal to (1) the applicable number of shares of Corebridge Common Stock subject to such Corebridge RSU immediately prior to the Corebridge Effective Time multiplied by (2) 1.000. Each such Converted Corebridge RSU Award will otherwise continue to have, and will be subject to, the same terms and conditions as applied to the corresponding Corebridge RSU immediately prior to the Corebridge Effective Time (including the requirement to perform continued services to satisfy applicable time-based vesting conditions (if any) and any “double-trigger” vesting provisions applicable to such Corebridge RSUs);

•

Corebridge PSUs. At the Corebridge Effective Time, each Corebridge PSU that is outstanding as of immediately prior to the Corebridge Effective Time will automatically be converted into a Converted Corebridge PSU Award that vests solely based on continued service through the third anniversary of the applicable grant date corresponding to a number of shares of New Equitable Common Stock (rounded down to the nearest whole number of shares) equal to (1) the applicable number of shares of Corebridge Common Stock subject to such Corebridge PSU immediately prior to the Corebridge Effective Time, with performance deemed to be achieved based on the greater of (A) target performance and (B) actual performance through the Corebridge Effective Time as determined by the Corebridge Compensation Committee in good faith consultation with Equitable, multiplied by (2) 1.000. Each such Converted Corebridge PSU Award will otherwise continue to have, and will be subject to, the same terms and conditions (other than performance-based vesting conditions) as applied to the corresponding Corebridge PSU immediately prior to the Corebridge Effective Time (including the requirement to perform continued services to satisfy applicable time-based vesting conditions and any “double-trigger” vesting provisions applicable to such Corebridge PSUs);

•

Corebridge DSUs. At the Corebridge Effective Time, each Corebridge DSU that is outstanding as of immediately prior to the Corebridge Effective Time will automatically be converted into a Converted Corebridge DSU Award corresponding to a number of shares of New Equitable Common Stock (rounded down to the nearest whole number of shares) equal to (1) the applicable number of shares of Corebridge Common Stock subject to such Corebridge DSU immediately prior to the Corebridge Effective Time multiplied by (2) 1.000. Each such Converted Corebridge DSU Award will otherwise continue to have, and will be subject to, the same terms and conditions as applied to the corresponding Corebridge DSU immediately prior to the Corebridge Effective Time (including with respect to settlement timing); and

•

Corebridge Dividend Equivalent Rights. Any dividend equivalent rights associated with any Corebridge RSU, Corebridge PSU or Corebridge DSU will be treated in the same manner as the award to which such dividend equivalent rights relate in accordance with the Merger Agreement, in each case, pursuant to the terms of the relevant Corebridge stock plan immediately prior to the Corebridge Effective Time, after giving effect to any applicable “change in control” provisions governing such right or award.

Quantification of Outstanding Equity Awards

Non-Employee Directors

At the Corebridge Effective Time, each Corebridge DSU award will be converted into a Converted Corebridge DSU Award in the manner described above under the section of this joint proxy statement/prospectus titled “—Interests of Corebridge Directors and Executive Officers in the Mergers—Treatment of Corebridge Equity Awards.” Corebridge DSU awards are fully vested at grant and will be settled within 90 days after the later of: (a) the last trading day of the month in which the Corebridge non-employee director ceases to provide services to Corebridge; and (b) the last trading day of the month in which such non-employee director completes one year of service as a director on the Corebridge board of directors. Based on the assumptions described above under the section of this joint proxy statement/prospectus titled “—Interests of Corebridge Directors and Executive Officers in the Mergers—Certain Assumptions,” the estimated aggregate amount that would become payable to Corebridge’s non-employee directors in respect of their Corebridge DSUs is $3,200,536, which excludes any grants of Corebridge DSUs that may be made by Corebridge to the non-employee directors following the date of this joint proxy statement/prospectus. As of the assumed effective time, none of Corebridge’s non-employee directors held any other equity awards with respect to Corebridge.

Executive Officers

At the Corebridge Effective Time, each Corebridge Option, Corebridge RSU and Corebridge PSU will convert into a Converted Corebridge Option, Converted Corebridge RSU Award or Converted Corebridge PSU Award, respectively, in the manner described above under the section of this joint proxy statement/prospectus titled “—Interests of Corebridge Directors and Executive Officers in the Mergers—Treatment of Corebridge Equity Awards.” The Corebridge Options, Corebridge RSUs and Corebridge PSUs granted to Corebridge executive officers will vest in full upon a termination of service by Corebridge without “cause” or by the participant for “good reason” (each as defined in the relevant Corebridge stock plan), in each case, within two years following a “change in control” of Corebridge. The Mergers will constitute a “change in control” under Corebridge’s outstanding equity award arrangements.

See the section of this joint proxy statement/prospectus titled “—Interests of Corebridge Directors and Executive Officers in the Mergers—Golden Parachute Compensation” for an estimate of the amounts that would become payable to each Corebridge named executive officer in respect of his or her Corebridge Options, Corebridge RSUs and Corebridge PSUs. Based on the assumptions described above under the section of this joint proxy statement/prospectus titled “—Interests of Corebridge Directors and Executive Officers in the Mergers—Certain Assumptions,” the estimated aggregate amounts that would become payable to Corebridge’s current executive officers who are not named executive officers in respect of their Corebridge Options is $0, Corebridge RSUs is $5,038,541 and Corebridge PSUs is $5,948,300, in each case, inclusive of dividend equivalent rights associated with such award, as applicable. No executive officer held any other equity awards as of the assumed effective time.

Leadership Continuity Award

Mr. Filiaggi has an outstanding cash retention award under the Corebridge Leadership Continuity Plan (such award, a “Corebridge Leadership Continuity Award”) of $500,000. The Corebridge Leadership Continuity Award will vest in equal installments on each of December 1, 2026 and December 1, 2027, subject to continuous employment in good standing through each vesting date. Upon any termination by Corebridge without cause or any termination by Mr. Filiaggi within twenty-four (24) months following the Effective Time for good reason, the award will vest and be paid as soon as practicable following the date of termination.

Severance Arrangements

Each executive officer of Corebridge is eligible to receive benefits under the Corebridge Financial, Inc. Executive Severance Plan (the “Corebridge ESP”). Under the Corebridge ESP, an executive officer of Corebridge is entitled to receive the following benefits in the event the executive officer’s employment is involuntarily terminated during the 24-month period following a change in control (which will occur upon the Mergers) based on the assumptions set forth above:

•

a lump sum payment equal to 1.5 or 2 (depending on job grade) times the sum of the executive officer’s salary and the greater of (a) the average amount of short term incentive awards paid to the executive officer for the preceding three completed calendar years and (b) the executive officer’s target short term incentive award for the termination year;

•

a pro-rata annual short term incentive award for the year of termination based on the greater of (a) the executive officer’s target short term incentive award and (b) the executive officer’s target short term incentive award adjusted for actual company performance, payable at the same time or times as such awards are paid to similarly situated active employees; and

•

a lump sum payment of $40,000 that may be applied towards continued health coverage and life insurance and one year of additional age and service solely for the purpose of determining eligibility to enroll in retiree medical coverage.

As a condition of receiving payments under the Corebridge ESP, participants must execute and not revoke a waiver of potential claims against Corebridge and covenant not to sue and must agree not to:

•	engage in, be employed by, render services to or acquire financial interests in certain competitive businesses for a period of six months after termination;

•	interfere with Corebridge’s business relationships with customers, suppliers or consultants for a period of six months after termination;

•	solicit Corebridge employees, consultants, registered representatives or agents for a period of one year after termination;

•	make false or disparaging comments about Corebridge; or

•	disclose confidential information at any time following termination.

See the section of this joint proxy statement/prospectus titled “—Interests of Corebridge Directors and Executive Officers in the Mergers—Golden Parachute Compensation” for an estimate of the amounts that each of Corebridge’s named executive officers would receive under the Corebridge ESP upon a qualifying termination of employment. Based on the assumptions described above under the section of this joint proxy statement/prospectus titled “—Interests of Corebridge Directors and Executive Officers in the Mergers—Certain Assumptions,” the estimated aggregate amount of the cash severance payments to be provided to Corebridge’s executive officers who are not named executive officers under the Corebridge ESP upon a qualifying termination of employment is $19,652,333. The estimated amounts below do not include any amounts in respect of Corebridge Options, Corebridge RSUs, Corebridge PSUs or Corebridge ESPP Options held by executive officers of Corebridge. For additional information about the value of the equity awards held by our executive officers, see the section of this joint proxy statement/prospectus captioned “—Interests of Corebridge Directors and Executive Officers in the Mergers—Quantification of Outstanding Equity Awards” above.

New Equitable Employment Arrangements

As of Closing, (i) Mr. Costantini will be the President and Chief Executive Officer of New Equitable and (ii) Ms. Klane will be the General Counsel and Chief Legal Officer of New Equitable.

As of the date of this joint proxy statement/prospectus, none of Corebridge’s executive officers, including those who are anticipated to serve as executive officers of New Equitable, has entered into any new agreement, arrangement or understanding regarding the terms and conditions of compensation, incentive pay or employment with Corebridge or New Equitable after the Mergers. Although no agreements have been entered into at this time with any of Corebridge’s executive officers, prior to or following the completion of the Mergers, they may enter into new agreements or amendments to existing arrangements with New Equitable or one of its affiliates regarding their employment after the Mergers.

Retention Program

Corebridge and Equitable may mutually agree to establish a retention program, in which certain Corebridge executive officers may be eligible to participate.

Director and Officer Indemnification and Insurance

Under the Merger Agreement, each present and former director and officer of Corebridge or any of its subsidiaries is entitled to continued indemnification through New Equitable for acts or omissions occurring before the Closing. In addition, prior to the Closing, Corebridge is obligated to purchase and fully pay the premium for “tail” insurance policies for the extension of its insurance policies covering directors’ and officers’ liability, errors and omissions liability, cyber liability and employment practices liability, in each case, in respect of pre-Closing matters for claims reported or discovered for a period of six years from and after the Closing. For a more detailed description of such indemnification and insurance arrangements, see the section of this joint proxy statement/prospectus titled “The Merger Agreement—Indemnification; Directors’ and Officers’ Insurance” beginning on page 185.

Golden Parachute Compensation

In accordance with Item 402(t) of Regulation S-K, the tables below (and the accompanying footnotes) present the estimated amounts of compensation that each named executive officer could receive, pursuant to written arrangements with Corebridge, that are based on or otherwise relate to the Mergers. This compensation is referred to as “golden parachute” compensation by the applicable SEC disclosure rules, and in this section such term is used to describe the transaction-related compensation payable to Corebridge’s named executive officers. This transaction-related compensation is subject to a non-binding advisory vote of Corebridge Common Stockholders, as set forth in the Corebridge Advisory Compensation Proposal (Corebridge Proposal 2) to this joint proxy statement/prospectus. None of these arrangements have been entered into in connection with the Mergers.

For additional information, see the section of this joint proxy statement/prospectus titled “Corebridge Proposal 2: Approval of the Corebridge Advisory Compensation Proposal” beginning on page 72.

The amounts set forth below are estimates of amounts that would be payable to the named executive officers using the assumptions above described in the section of this joint proxy statement/prospectus titled “—Interests of Corebridge Directors and Executive Officers in the Mergers—Certain Assumptions.” These estimates are based on multiple assumptions that may or may not actually occur, including assumptions described in this joint proxy statement/prospectus. Some of the assumptions are based on information not currently available, and as a result, the actual amounts, if any, to be received by a named executive officer may differ in material respects from the amounts set forth below. All dollar amounts set forth below have been rounded to the nearest whole number.

Name*	Cash ($)(1)	Equity ($)(2)	Total ($)
Marc Costantini	8,081,667	10,716,659	18,798,326
Christopher Filiaggi	2,823,333	1,327,425	4,150,759
Lisa Longino	4,158,667	3,366,989	7,525,655
Jonathan Novak	3,385,167	2,109,093	5,494,260
Polly Klane	3,422,000	2,404,914	5,826,914

*

Kevin Hogan, the former President and Chief Executive Officer of Corebridge, terminated his role as President and Chief Executive Officer of Corebridge effective as of December 1, 2025, and became Special Advisor to the Corebridge board of directors. Mr. Hogan terminated employment with Corebridge effective as of June 1, 2026. Elias Habayeb, the former Executive Vice President and Chief Financial Officer of Corebridge, terminated employment with Corebridge effective as of April 24, 2026. Under applicable SEC disclosure rules, Messrs. Hogan and Habayeb remain named executive officers of Corebridge. Messrs. Hogan and Mr. Habayeb have been excluded from this table as they will not receive any transaction-related compensation from Corebridge. Concurrent with Mr. Habayeb’s departure, Mr. Filiaggi was appointed as Corebridge’s Interim Chief Financial Officer and Chief Accounting Officer, effective April 24, 2026.

(1)

Cash. Represents the cash severance payable to each Corebridge named executive officer under a Corebridge Leadership Continuity Award or the Corebridge ESP. Mr. Filiaggi is eligible to receive a lump sum payment of $500,000 in the event his employment is terminated by Corebridge without cause or by himself within twenty-four (24) months following the Effective Time for good reason pursuant to his Corebridge Leadership Continuity Award. Each named executive officer of Corebridge is eligible to receive the benefits under the Corebridge ESP in the event the named executive officer’s employment is involuntarily terminated during the 24-month period following a change in control: (a) a lump sum payment equal to 1.5 (for Messrs. Filiaggi, Longino, Novak and Klane) or 2 (for Mr. Costantini) times the sum of the executive officer’s salary and the greater of (i) the average amount of short term incentive awards paid to the executive officer for the preceding three completed calendar years and (ii) the executive officer’s target short term incentive award for the termination year; (b) a pro-rata annual short term incentive award for the year of termination based on the greater of (i) the executive officer’s target short term incentive award and (ii) the executive officer’s target short term incentive award adjusted for actual company performance; and (c) a $40,000 payment that may be applied towards continued health coverage and life insurance and one year of additional age and service solely for the purpose of determining eligibility to enroll in retiree medical coverage. The payments described in this footnote are “double-trigger” payments (i.e., they are conditioned upon both the consummation of the Mergers and the involuntary termination of the executive’s employment by Corebridge following a change in control of Corebridge). The estimated amount of each such payment is shown in the table under the “Cash” header below.

(2)

Equity. Represents the value attributable to unvested Corebridge Options, Corebridge RSUs and Corebridge PSUs and dividend equivalent rights associated with any Corebridge RSU or Corebridge PSU currently held by each Corebridge named executive officer that is subject to accelerated vesting upon a qualifying termination of employment. The payments described in this footnote are “double-trigger” payments (i.e., they are conditioned upon both the consummation of the Mergers and the involuntary termination of the executive’s employment by Corebridge following a change in control of Corebridge). The estimated amount of each such payment is shown in the table under the “Equity” header below.

Cash:

Name	Base Salary Severance ($)	Annual Bonus Severance ($)	Pro-Rata Annual Bonus ($)	Additional Cash Severance ($)	Leadership Continuity Award ($)	Total ($)
Marc Costantini	2,000,000	5,000,000	1,041,667	40,000	—	8,081,667
Christopher Filiaggi	750,000	1,200,000	333,333	40,000	500,000	2,823,333
Lisa Longino	1,200,000	2,402,000	516,667	40,000	—	4,158,667
Jonathan Novak	1,125,000	1,741,000	479,167	40,000	—	3,385,167
Polly Klane	1,050,000	1,894,500	437,500	40,000	—	3,422,000

Equity:

	Corebridge Options			Corebridge RSUs		Corebridge PSUs
Name	Number (#)	Weighted Average Exercise Price ($)	Value ($)	Number (#)	Value ($)	Number (#)	Value ($)	Total ($)
Marc Costantini	574,939	29.89	—	150,114	3,572,196	300,231	7,144,463	10,716,659
Christopher Filiaggi	34,497	30.56	—	55,894	1,327,425	—	—	1,327,425
Lisa Longino	118,362	29.99	—	84,104	2,034,733	55,349	1,332,256	3,366,989
Jonathan Novak	108,494	30.35	—	32,515	794,223	54,605	1,314,870	2,109,093
Polly Klane	86,098	31.25	—	48,295	1,175,436	51,042	1,229,478	2,404,914

Interests of Equitable Directors and Executive Officers in the Mergers

When considering the recommendation of the Equitable board of directors, Equitable stockholders should be aware that directors and executive officers of Equitable have certain interests in the Mergers that may be different from or in addition to the interests of Equitable stockholders generally. The interests of Equitable’s directors and executive officers include, among others, that certain of Equitable’s directors are expected to serve as directors on the New Equitable board of directors, that certain of Equitable’s executive officers are expected to become executive officers of New Equitable, the treatment in the Mergers of Equitable Options, Equitable RSUs, Equitable Performance Shares and Equitable ESPP Options and that Equitable’s directors and executive officers will be provided continued indemnification and insurance coverage. The Equitable board of directors was aware of these interests and considered them, among other things, in evaluating and negotiating the Merger Agreement and the transactions contemplated by the Merger Agreement. The Equitable board of directors considered these interests in recommending that the Equitable Common Stockholders adopt the Merger Agreement.

Directors and Executive Officers of Equitable

As of June 1, 2026, Equitable’s executive officers for purposes of the discussion below were as follows:

Name	Position
Mark Pearson*	Director, President and Chief Executive Officer
Jeffrey Hurd*	Chief Operating Officer
Nick Lane*	President of Equitable
Robin Raju*	Chief Financial Officer
Seth Bernstein*	President and CEO, AllianceBernstein Corporation
Kurt Meyers	Chief Legal Officer and Corporate Secretary

*	These individuals were each a “named executive officer” for purposes of Equitable’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2025.

For purposes of this disclosure, Equitable’s current non-employee directors are as follows:

Name
Douglas Dachille
Francis A. Hondal
Arlene Isaacs-Lowe
Daniel G. Kaye
Joan Lamm-Tennant
Craig MacKay
Bertram L. Scott
George Stansfield
Charles G.T. Stonehill

Certain Assumptions

Except as otherwise specifically noted, for purposes of quantifying the potential payments and benefits described in this section, the following assumptions were used:

•

the relevant per share equity award consideration is $36.71, which is the average closing market price per share of Equitable Common Stock as quoted on the NYSE over the first five trading days following the first public announcement of the Mergers on March 26, 2026;

•	the effective time is June 1, 2026, which is the assumed date of the effective time solely for purposes of the disclosure in this section (the “assumed effective time”);

•

the employment of each executive officer of Equitable is terminated without “cause” or due to the executive officer’s resignation for “good reason” (as such terms are defined in the relevant plan(s) and/or agreement(s)), in each case, immediately following the assumed effective time;

•

the service of each of Equitable’s non-employee directors is terminated immediately following the assumed effective time and such non-employee director will not serve as a member of the New Equitable board of directors;

•	the base salary rate and annual target bonus of each executive officer of Equitable are those in effect as of the assumed effective time; and

•

outstanding equity awards held by Equitable executive officers and non-employee directors, in each case, were their holdings as of June 1, 2026. Depending on when the Equitable Effective Time occurs, certain of these equity awards may vest and/or be cancelled, in each case, prior to the Equitable Effective Time in accordance with their terms and independent of the occurrence of the transactions contemplated by the Merger Agreement. For purposes of this disclosure, Equitable Performance Shares are assumed to vest at the target level of performance. In addition, the amounts included in the tables below do not include any other incentive award grants (including any equity awards that may be granted in respect of fiscal year 2027) or dividends or dividend equivalents that may be accrued after the assumed effective time.

Treatment of Equitable Equity Awards

Equitable equity awards outstanding immediately prior to the consummation of the Mergers will generally be subject to the following treatment:

•

Equitable Options. At the Equitable Effective Time, each Equitable Option that is outstanding and unexercised as of immediately prior to the Equitable Effective Time, whether or not then vested or exercisable, will automatically be converted into a Converted Equitable Option to acquire the number of whole shares of New Equitable Common Stock (rounded down to the nearest whole number of shares) equal to (a) the number of shares of Equitable Common Stock subject to such Equitable Option immediately prior to the Equitable Effective Time multiplied by (b) 1.55516, with an exercise price per share (rounded up to the nearest whole cent) equal to (i) the exercise price per share of such Equitable Option immediately prior to the Equitable Effective Time divided by (ii) 1.55516, with the exercise price and the number of shares of New Equitable Common Stock purchasable pursuant to such Converted Equitable Options to be determined in a manner consistent with the requirements of Section 409A of the Code. However, if Section 422 of the Code applies to any Converted Equitable Option, the exercise price and the number of shares of New Equitable Common Stock purchasable pursuant to such option will be determined in accordance with the foregoing, subject to such adjustments as are necessary in order to satisfy the requirements of Section 424(a) of the Code. Each Converted Equitable Option will otherwise continue to have, and will be subject to, the same terms and conditions as applied to the corresponding Equitable Option immediately prior to the Equitable Effective Time (including the requirement to perform continued services to satisfy applicable time-based vesting conditions (if any) and any “double-trigger” vesting provisions applicable to such Equitable Option);

•

Equitable RSUs. At the Equitable Effective Time, each Equitable RSU that is outstanding as of immediately prior to the Equitable Effective Time will automatically be converted into a Converted Equitable RSU Award corresponding to a number of shares of New Equitable Common Stock (rounded down to the nearest whole number of shares) equal to (1) the applicable number of shares of Equitable Common Stock subject to such Equitable RSU immediately prior to the Equitable Effective Time multiplied by (2) 1.55516. Each such Converted Equitable RSU Award will otherwise continue to have, and will be subject to, the same terms and conditions as applied to the corresponding Equitable RSU immediately prior to the Equitable Effective Time (including the requirement to perform continued services to satisfy applicable time-based vesting conditions (if any) and any “double-trigger” vesting provisions applicable to such Equitable RSUs);

•

Equitable Performance Shares. At the Equitable Effective Time, each Equitable Performance Share that is outstanding as of immediately prior to the Equitable Effective Time will automatically be converted into a Converted Equitable Performance Share that vests solely based on continued service through the third anniversary of the applicable grant date corresponding to a number of shares of New Equitable Common Stock (rounded down to the nearest whole number of shares) equal to (1) the applicable number of shares of Equitable Common Stock underlying the Equitable Performance Shares immediately prior to the Equitable Effective Time, with performance deemed to be achieved based on the greater of (A) target performance and (B) actual performance through the Equitable Effective Time as determined by the Equitable Compensation Committee in good faith consultation with Corebridge, multiplied by (2) 1.55516. Each such Converted Equitable Performance Share will otherwise continue to have, and will be subject to, the same terms and conditions (other than performance-based vesting conditions) as applied to the corresponding Equitable Performance Share immediately prior to the Equitable Effective Time (including the requirement to perform continued services to satisfy applicable time-based vesting conditions and any “double-trigger” vesting provisions applicable to such Equitable Performance Share); and

•

Equitable Dividend Equivalent Rights. At the Equitable Effective Time, any dividend equivalent rights associated with any Equitable RSU or Equitable Performance Share will be treated in the same manner as the award to which such dividend equivalent rights relate in accordance with the Merger Agreement, in each case, pursuant to the terms of the relevant Equitable stock plan immediately prior to the Equitable Effective Time, after giving effect to any applicable “change in control” provisions governing such right or award.

Quantification of Outstanding Equity Awards

Non-Employee Directors

None of the Equitable non-employee directors held any outstanding and unvested Equitable equity awards as of the assumed effective time.

Executive Officers

At the Equitable Effective Time, each Equitable Option, Equitable RSU and Equitable Performance Share will convert into a Converted Equitable Option, Converted Equitable RSU Award or Converted Equitable Performance Share Award, respectively, in the manner described above under the section of this joint proxy statement/prospectus titled “—Interests of Equitable Directors and Executive Officers in the Mergers—Treatment of Equitable Equity Awards.” The Equitable Options, Equitable RSUs and Equitable Performance Shares granted to Equitable executive officers will vest in full upon a termination of service by Equitable without “cause” or by the participant for “good reason” (each as defined in the relevant Equitable stock plan), in each case, within ninety days prior to or two years following a “change in control” of Equitable. The Mergers will constitute a “change in control” under Equitable’s outstanding equity award arrangements.

See the section of this joint proxy statement/prospectus titled “—Interests of Equitable Directors and Executive Officers in the Mergers—Golden Parachute Compensation” for an estimate of the amounts that would become payable to each Equitable named executive officer in respect of his or her Equitable Options, Equitable RSUs and Equitable Performance Shares. Based on the assumptions described above under the section of this joint proxy statement/prospectus titled “—Interests of Equitable Directors and Executive Officers in the Mergers—Certain Assumptions,” the estimated aggregate amounts that would become payable to Equitable’s current executive officer who is not a named executive officer in respect of his Equitable Options is $0, Equitable RSUs is $1,263,154 and Equitable Performance Shares is $859,565, in each case, inclusive of dividend equivalent rights associated with such award, as applicable. No executive officer held any other equity awards as of the assumed effective time.

Severance Arrangements

Equitable has entered into an employment agreement with Mr. Pearson, effective as of March 9, 2011, as amended from time to time, which provides for the following severance benefits in the event Mr. Pearson’s employment is terminated by Equitable without cause or by Mr. Pearson for good reason (each, as defined in Mr. Pearson’s employment agreement):

•

Payment equal to the sum of two times (a) his annual base salary plus (b) the greatest of (i) the average bonus over the three years immediately preceding the year in which the termination occurs, (ii) the bonus paid in the year immediately preceding the year in which the termination occurs and (iii) the target bonus for the year in which the termination occurs, payable in biweekly installments in accordance with Equitable’s regular payroll practices over a two-year period;

•	a lump sum payment equal to a pro-rata target bonus for the year in which the termination occurs, payable in February of the calendar year following such termination;

•	continued participation in the Equitable Executive Survivor Benefit Plan for two years following such termination; and

•	access to participation in Equitable’s medical plans at his (or his spouse’s) sole expense for two years following such termination.

As a condition to receiving severance benefits under Mr. Pearson’s employment agreement, Mr. Pearson must execute and not revoke a waiver of potential claims against Equitable. In addition, Mr. Pearson has agreed not to:

•

provide services for any entity that conducts business competitive to that of Equitable or one of its subsidiaries or affiliates for one year following termination of employment (six months if Mr. Pearson terminates employment without good reason);

•

encourage, cause, persuade, or request any employee, or agency, broker, broker-dealer, or representative who is, or during the six months preceding his termination, was, employed or associated with Equitable to terminate their relationship with Equitable for two years following termination of employment; or

•	solicit any person or entity that is a customer or prospective customer of Equitable for two years following termination of employment.

AllianceBernstein has entered an employment agreement with Mr. Bernstein, effective as of April 28, 2017, as amended from time to time, which provides for the following severance benefits in the event Mr. Bernstein is terminated by AllianceBernstein without cause or by Mr. Bernstein for good reason absent a “change in control” of AllianceBernstein:

•

a lump sum cash payment equal to one-and-a-half times (if Mr. Bernstein is terminated by AllianceBernstein without cause) or one times (if Mr. Bernstein resigns for good reason) the sum of his (a) annual base salary plus (b) the target bonus for the year in which the termination occurs, payable within 60 days following the termination date;

•

a prorated bonus for the year in which the termination occurs based on actual performance, payable on the date that annual cash bonuses are paid to other executives and in no event later than March 15 of the year following the end of the calendar year in which the termination date occurs;

•	immediate vesting of any outstanding equity awards held by Mr. Bernstein;

•	monthly payments equal to the cost of COBRA coverage for the period during which Mr. Bernstein is eligible for COBRA; and

•	following the COBRA coverage period, access to participate in AllianceBernstein’s medical plans as in effect from time to time at Mr. Bernstein’s (or his spouse’s) sole expense.

As a condition to receiving payments under Mr. Bernstein’s employment agreement, Mr. Bernstein must execute and not revoke a release of potential claims against AllianceBernstein. In addition, Mr. Bernstein has agreed not to:

•	provide services to any person or entity that provides products or services that compete with AllianceBernstein for a period of six months following termination of employment;

•

solicit the business of any customer or prospective customer of AllianceBernstein to provide products or services that compete with AllianceBernstein for a period of twelve months following termination of employment; or

•	recruit, solicit or hire any employees of AllianceBernstein for a period of twelve months following termination of employment.

Under his employment agreement, Mr. Bernstein is entitled to receive certain enhanced severance benefits upon a termination without cause or a resignation for good reason during the 12-month period following a change in control of AllianceBernstein; however, the consummation of the Mergers will not result in a change in control of AllianceBernstein.

Other than Messrs. Pearson and Bernstein, each other executive officer of Equitable is eligible to receive benefits under the Equitable Supplemental Severance Plan for Executives, as amended and restated as of September 14, 2021 (the “Equitable Severance Plan” and together the employment agreements for Messrs. Pearson and Bernstein, the “Equitable Severance Arrangements”). Under the Equitable Severance Plan, an executive officer of Equitable is entitled to receive the following benefits in the event the executive officer’s employment is involuntarily terminated during the 12-month period following a change in control (which will occur upon the Mergers) based on the assumptions set forth above:

•

two times the sum of (a) their annual base salary plus (b) the greatest of (i) the average bonus over the three years immediately preceding the year in which the termination occurs, (ii) the bonus paid in the year immediately preceding the year in which the termination occurs and (iii) the target bonus for the year in which the termination occurs, payable in biweekly installments in accordance with Equitable’s regular payroll practices over a 2-year period;

•	a lump sum payment equal to the prorated target annual bonus for the year in which the termination occurs;

•	a lump sum payment of $40,000;

•	accrued but unpaid prior year bonus; and

•	three months of subsidized COBRA coverage.

As a condition of receiving payments under the Equitable Severance Plan, participants must execute and not revoke a release of potential claims against Equitable and covenant not to sue and must agree not to:

•	provide services for any entity that conducts business competitive to that of Equitable or one of its subsidiaries or affiliates for one year following termination of employment;

•

hire or attempt to hire any employee, agent or agency, broker, broker-dealer, or representative who is, or during the six months preceding his termination was, employed or associated with Equitable to terminate their relationship with Equitable for one year following termination of employment; or

•	solicit any person or entity that is, or during the six months preceding the termination of service was, a customer of Equitable for one year following termination of employment.

See the section of this joint proxy statement/prospectus titled “—Interests of Equitable Directors and Executive Officers in the Mergers—Golden Parachute Compensation” for an estimate of the amounts that each of Equitable’s named executive officers would receive under the Equitable Severance Arrangements upon a qualifying termination of employment. Based on the assumptions described above under the section of this joint proxy statement/prospectus titled “—Interests of Equitable Directors and Executive Officers in the Mergers—Certain Assumptions,” the estimated aggregate amount of the cash severance payments to be provided to Equitable’s executive officer who is not a named executive officer under the Equitable Severance Plan upon a qualifying termination of employment is $3,195,574. The estimated amounts below do not include any amounts in respect of Equitable Options, Equitable RSUs, Equitable Performance Shares or Equitable ESPP Options held by executive officers of Equitable. For additional information about the value of the equity awards held by our executive officers, see the section of this joint proxy statement/prospectus captioned “—Interests of Equitable Directors and Executive Officers in the Mergers—Quantification of Outstanding Equity Awards” above.

New Equitable Employment Arrangements

As of the Closing, (i) Mr. Pearson will be the Executive Chair of the New Equitable board of directors, (ii) Mr. Raju will be the Chief Financial Officer of New Equitable and (iii) Mr. Hurd will be the Chief Operating Officer and Chief Human Resources Officer of New Equitable.

As of the date of this joint proxy statement/prospectus, none of Equitable’s executive officers, including those who are anticipated to serve as executive officers of New Equitable, has entered into any new agreement, arrangement or understanding regarding the terms and conditions of compensation, incentive pay or employment with Equitable or New Equitable after the Mergers. Although no agreements have been entered into at this time with any of Equitable’s executive officers, prior to or following the completion of the Mergers, they may enter into new agreements or amendments to existing arrangements with New Equitable or one of its affiliates regarding their employment after the Mergers.

Retention Program

Equitable and Corebridge may mutually agree to establish a retention program, in which certain Equitable executive officers may be eligible to participate.

Director and Officer Indemnification and Insurance

Under the Merger Agreement, each present and former director and officer of Equitable or any of its subsidiaries is entitled to continued indemnification through New Equitable for acts or omissions occurring before the Closing. In addition, prior to the Closing, Equitable is obligated to purchase and fully pay the premium for “tail” insurance policies for the extension of its insurance policies covering directors’ and officers’ liability, errors and omissions liability, cyber liability and employment practices liability, in each case, in respect of pre-Closing matters for claims reported or discovered for a period of six years from and after the Closing. For a more detailed description of such indemnification and insurance arrangements, see the section of this joint proxy statement/prospectus titled “The Merger Agreement—Indemnification; Directors’ and Officers’ Insurance” beginning on page 185.

Golden Parachute Compensation

In accordance with Item 402(t) of Regulation S-K, the tables below (and the accompanying footnotes) present the estimated amounts of compensation that each named executive officer could receive, pursuant to written arrangements with Equitable, that are based on or otherwise relate to the Mergers. This compensation is referred to as “golden parachute” compensation by the applicable SEC disclosure rules, and in this section such term is used to describe the transaction-related compensation payable to Equitable’s named executive officers. This transaction-related compensation is subject to a non-binding advisory vote of Equitable Common Stockholders, as set forth in the Equitable Advisory Compensation Proposal (Equitable Proposal 2) to this joint proxy statement/prospectus. None of these arrangements have been entered into in connection with the Mergers.

For additional information, see the section of this joint proxy statement/prospectus titled “Equitable Proposal 2: Approval of the Equitable Advisory Compensation Proposal” beginning on page 84.

The amounts set forth below are estimates of amounts that would be payable to the named executive officers using the assumptions above described in the section of this joint proxy statement/prospectus titled “—Interests of Equitable Directors and Executive Officers in the Mergers—Certain Assumptions.” These estimates are based on multiple assumptions that may or may not actually occur, including assumptions described in this joint proxy statement/prospectus. Some of the assumptions are based on information not currently available, and as a result, the actual amounts, if any, to be received by a named executive officer may differ in material respects from the amounts set forth below. All dollar amounts set forth below have been rounded to the nearest whole number.

Name*	Cash ($)(1)	Equity ($)(2)	Pension/ NQDC ($)	Perquisites/ Benefits ($)(3)	Tax Reimbursement ($)	Other ($)	Total ($)
Mark Pearson	$11,412,840	$28,400,765	—	—	—	—	$39,813,605
Jeffrey Hurd	$6,680,334	$5,755,981	—	$8,633	—	—	$12,444,948
Nick Lane	$6,059,184	$6,585,811	—	$8,633	—	—	$12,653,627
Robin Raju	$5,864,302	$6,666,683	—	$8,082	—	—	$12,539,067
Seth Bernstein	$6,725,000	$13,351,233	—	$33,120	—	—	$20,109,353

(1)

Cash. Represents the cash severance payable to each Equitable named executive officer under the Equitable Severance Arrangements. Cash severance for executive officers other than Mr. Bernstein is comprised of (i) two times (x) annual base salary plus (y) the greatest of (a) the average bonus over the three years immediately preceding the year in which the termination occurs, (b) the bonus paid in the year immediately preceding the year in which the termination occurs and (c) the target bonus for the year in which the termination occurs, (ii) a pro-rata target bonus for the year in which the termination occurs and (iii) for Messrs. Hurd, Lane and Raju, $40,000. Cash severance for Mr. Bernstein is comprised of (i) one-and-a-half times (assuming Mr. Bernstein is terminated by AllianceBernstein without cause) (x) annual base salary plus (y) target bonus for the year in which the termination occurs and (ii) a pro-rata annual short term incentive award for the year of termination based on actual performance, because the occurrence of the transactions contemplated by the Merger Agreement will not constitute a “change in control” of AllianceBernstein. The payments described in this footnote are “double-trigger” payments (i.e., they are conditioned upon both the consummation of the Mergers and the involuntary termination of the executive’s employment by Equitable following a change in control of Equitable). The estimated amount of each such payment is shown in the table under the “Cash” header below.

(2)

Equity. Represents the value attributable to unvested Equitable Options, Equitable RSUs, Equitable Performance Shares and any dividend equivalent rights associated with any Equitable RSU or Equitable Performance Share currently held by each Equitable named executive officer that is subject to accelerated vesting upon a qualifying termination of employment. The payments described in this footnote are “double-trigger” payments (i.e., they are conditioned upon both the consummation of the Mergers and the involuntary termination of the executive’s employment by Equitable following a change in control of Equitable). The estimated amount of each such payment is shown in the table under the “Equity” header below.

(3)

As Mr. Pearson is retirement-eligible, following a termination of employment for any reason, he remains eligible for (x) continued participation in the Equitable Executive Survivor Benefit Plan and (y) continued participation in Equitable’s medical plans, and, therefore, such payments are not incremental payments payable solely as a result of a termination without “cause” or resignation for “good reason,” in each case, following the Closing of the transactions contemplated by the Merger Agreement.

Cash:

Name	Base Salary Severance ($)	Annual Bonus Severance ($)	Pro-Rata Annual Bonus ($)	Additional Cash Severance ($)	Total ($)
Mark Pearson	$2,504,000	$7,597,173	$1,311,667	—	$11,412,840
Jeffrey Hurd	$1,795,167	$4,178,500	$666,667	$40,000	$6,680,334
Nick Lane	$1,795,167	$3,640,683	$583,333	$40,000	$6,059,184
Robin Raju	$1,695,435	$3,587,200	$541,667	$40,000	$5,864,302
Seth Bernstein	$975,000	$4,500,000	$1,250,000	—	$6,725,000

Equity:

	Equitable Options			Equitable RSUs		Equitable Performance Shares
Name	Number (#)	Weighted Average Exercise Price ($)	Value ($)	Number (#)	Value ($)	Number (#)	Value ($)	Total ($)
Mark Pearson	0	—	$0	236,821	$8,693,699	536,831	$19,707,066	$28,400,765
Jeffrey Hurd	0	—	$0	47,395	$1,739,870	109,401	$4,016,111	$5,755,981
Nick Lane	0	—	$0	54,749	$2,009,836	124,652	$4,575,975	$6,585,811
Robin Raju	0	—	$0	55,859	$2,050,584	125,745	$4,616,099	$6,666,683
Seth Bernstein	0	—	$0	316,935	$11,793,077	42,445	$1,558,156	$13,351,233

For Mr. Bernstein, this total includes 298,855 unvested AllianceBernstein Holding Units. The value of the unvested AllianceBernstein Holding Units is determined by multiplying the number of units by $37.24, which is the average closing market price per share of AllianceBernstein Holding Units as quoted on the NYSE over the first five trading dates following the first public announcement of the Mergers on March 26, 2026. The consummation of the Mergers will not result in a change in control of AllianceBernstein.

Accounting Treatment of the Mergers

The Mergers, taken together, will be accounted for as a business combination with Corebridge as the accounting acquirer, in accordance with ASC 805. The total purchase price will be allocated to the tangible and intangible assets and liabilities acquired based on their respective fair values. The allocation of the purchase price is estimated and is dependent upon estimates of certain valuations that are subject to change. In addition, the final purchase price will not be known until the date of the completion of the Mergers and could vary materially from the preliminary purchase price. Accordingly, the final acquisition accounting adjustments may be materially different from the preliminary unaudited pro forma adjustments presented.

The financial condition and results of operations of New Equitable after completion of the Mergers will include the operating results of Equitable beginning from the Closing date but will not be restated retroactively to reflect the historical financial condition or results of operations of Equitable. The earnings of New Equitable following completion of the Mergers will reflect acquisition accounting adjustments, including the effect of changes in Equitable’s carrying value for assets and liabilities. Indefinite-lived intangible assets, including goodwill, will not be amortized but will be tested for impairment at least annually, and all tangible and intangible assets including goodwill will be tested for impairment when certain indicators are present. If, in the future, New Equitable determines that tangible or intangible assets (including goodwill) are impaired, New Equitable would record an impairment charge at that time.

Expected Timing of the Mergers

New Equitable, Corebridge and Equitable currently expect the Mergers to close by year-end 2026. However, none of New Equitable, Corebridge or Equitable can predict the actual date on which the transactions contemplated by the Merger Agreement will be completed, or if they will be completed at all, because completion is subject to conditions and factors outside the control of all companies. Corebridge must first obtain the affirmative vote on the Corebridge Merger Agreement Proposal of the holders of a majority of the outstanding shares of Corebridge Common Stock entitled to vote on such proposal. Similarly, Equitable must first obtain the affirmative vote on the Equitable Merger Agreement Proposal of the holders of a majority of the outstanding shares of Equitable Common Stock entitled to vote on such proposal. Additionally, both Corebridge and Equitable must obtain necessary regulatory approvals or clearances for the Mergers and satisfy certain other closing conditions.

Regulatory Approvals and Clearances Required for the Mergers

Corebridge and Equitable have agreed to cooperate with each other and use (and to cause their respective subsidiaries to use) their respective reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under the Merger Agreement and applicable law to cause the conditions to the Closing set forth in the Merger Agreement to be satisfied and consummate and make effective the transactions contemplated by the Merger Agreement, in each case, as soon as reasonably practicable, including preparing and filing as promptly as reasonably practicable and advisable all documentation to effect all necessary notices, reports and other filings and to obtain as promptly as reasonably practicable all consents, registrations, approvals, clearances, permits and authorizations necessary or advisable to be obtained from any third party or governmental entity in order to consummate the transactions contemplated by the Merger Agreement.

Corebridge and Equitable are required under the Merger Agreement to accept or agree to certain regulatory remedies (as described in the section of this joint proxy statement/prospectus titled “The Merger Agreement—Efforts to Complete the Mergers” beginning on page 180), including potential asset divestitures, in order to obtain such regulatory approvals or clearances. However, nothing in the Merger Agreement will require, or be construed to require, Corebridge or Equitable or any of their respective subsidiaries or other affiliates, to:

•	waive any of the conditions to the Closing of the Mergers;

•	commence any litigation against any governmental antitrust entity or insurance regulator;

•	take, effect or agree to any regulatory remedy unless such regulatory remedy is conditioned upon the occurrence of the Closing or is effective on or after the Closing; or

•

take, effect or agree to any regulatory remedy that individually or in the aggregate with any other regulatory remedy that would, after giving effect to the Mergers (and after giving effect to any reasonably expected proceeds from effecting any such regulatory remedy), result in, or reasonably be expected to result in, an effect that, individually or in the aggregate with any other effect, have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of New Equitable and its subsidiaries, taken as a whole (provided that for purposes of determining the foregoing, the business, assets, condition (financial or otherwise) or results of operations of New Equitable and its subsidiaries, taken as a whole, will be deemed to be of the same scale as those of Corebridge and its subsidiaries, taken as a whole).

Antitrust

Under the HSR Act, Corebridge and Equitable cannot consummate the Mergers until Corebridge and Equitable have notified the Department of Justice’s Antitrust Division (the “Antitrust Division”) and the Federal Trade Commission (the “FTC”) of the Mergers and furnished them with certain information and materials relating to the Mergers and the applicable waiting period has terminated or expired. The termination or expiration of the waiting period means that the parties have satisfied the regulatory requirements under the HSR Act. Corebridge and Equitable filed the required notifications with the Antitrust Division and the FTC on May 6, 2026 and the waiting period expired on June 5, 2026.

Furthermore, in the event the United Kingdom Competition and Markets Authority (the “CMA”) contacts Corebridge and Equitable and requests a filing, the Mergers cannot be consummated until the CMA has provided its approval pursuant to the United Kingdom Enterprise Act 2002, as amended.

Insurance Regulatory Matters

Consummation of the Mergers is also conditioned upon receiving certain approvals or clearances relating to Corebridge and Equitable’s insurance companies and other licensed subsidiaries from, and/or making certain filings with:

•

The domiciliary U.S. state regulatory authorities for each of the insurance companies and other licensed subsidiaries of Corebridge and Equitable in Arizona, Colorado, Missouri, New York, Texas and Vermont;

•	Certain U.S. insurance regulatory authorities in jurisdictions in which insurance company subsidiaries of both Corebridge and Equitable operate; and

•	The Bermuda Monetary Authority.

Financial Services Regulatory Matters

Consummation of the Mergers is also conditioned upon receiving certain approvals or clearances from the relevant securities regulators, including in Canada, the People’s Republic of China, Dubai, France, Hong Kong, Ireland, Luxembourg, Singapore, Switzerland and United Kingdom relating to Corebridge, Equitable and certain of AllianceBernstein’s licensed subsidiaries. Certain notifications relating to the Mergers are also required to be made to securities regulators relating to AllianceBernstein’s other licensed subsidiaries.

Corebridge and Equitable are also required to obtain the (a) approval or non-disapproval by the Financial Industry Regulatory Authority, Inc. (“FINRA”) of a Continuing Membership Application filed pursuant to FINRA Rule 1017(a)(4) for the indirect change of control of certain Corebridge, Equitable and AllianceBernstein broker-dealer subsidiaries, and (b) approval by the Kentucky Department of Financial Institutions for the change of control of certain Corebridge, Equitable and AllianceBernstein broker-dealer subsidiaries. On June 8, 2026, the Corebridge, Equitable and AllianceBernstein broker-dealer subsidiaries received membership continuance approval from FINRA for the indirect change of control.

Corebridge and Equitable cannot give assurance that all required regulatory approvals or clearances will be obtained and, if approvals or clearances are obtained, Corebridge and Equitable cannot give assurance as to the timing of any approvals or clearances, the ability to obtain the approvals or clearances on satisfactory terms or the absence of any litigation challenging such approvals or clearances.

Other than the approvals, clearances and notifications described above, neither Corebridge or Equitable is aware of any material regulatory approvals or clearances required to be obtained or made, or waiting periods required to expire, in connection with the Mergers. If the parties determine that other approvals, clearances or filings and waiting periods are required by applicable law, they will seek to obtain or comply with them, although, as is the case with the regulatory approvals or clearances described above, there can be no assurance that additional approvals, clearances or actions will be obtained.

Ownership of New Equitable after the Mergers

As of the date of this joint proxy statement/prospectus, based on the estimated number of shares of Corebridge Common Stock and Equitable Common Stock that will be outstanding immediately prior to Closing, and the Corebridge Exchange Ratio of 1.000 and Equitable Exchange Ratio of 1.55516, Corebridge and Equitable estimate that (a) holders of shares of Corebridge Common Stock as of immediately prior to Closing will hold, in the aggregate, approximately 51% of the issued and outstanding shares of New Equitable Common Stock immediately following Closing, and (b) holders of shares of Equitable Common Stock as of immediately prior to Closing will hold, in the aggregate, approximately 49% of the issued and outstanding shares of New Equitable Common Stock immediately following Closing.

NYSE Listing; NYSE Delisting

Corebridge Common Stock is listed on the NYSE under the symbol “CRBG” and Corebridge’s 6.375% Junior Subordinated Notes are listed on the NYSE under the symbol “CRBD.” The Corebridge Preferred Stock is not listed on any securities exchange. Equitable Common Stock is listed on the NYSE under the symbol “EQH,” Equitable Series A Preferred Stock is listed on the NYSE under the symbol “EQH PR A” and Equitable Series C Preferred Stock is listed on the NYSE under the symbol “EQH PR C.”

Upon completion of the Corebridge Merger, the Corebridge Common Stock will be delisted from the NYSE and subsequently deregistered under the Exchange Act in accordance with applicable securities laws. Upon the completion of the Equitable Merger, the Equitable Common Stock and Equitable Preferred Stock will be delisted from the NYSE and subsequently deregistered under the Exchange Act in accordance with applicable securities laws.

Each of Corebridge and Equitable is required to use its reasonable best efforts to cause the shares of New Equitable Common Stock and any sub-series of Series 1 New Equitable Preferred Stock to be issued pursuant to the Mergers to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Closing.

No Appraisal Rights

No appraisal rights will be available to Corebridge stockholders or Equitable stockholders in connection with the Mergers.

THE MERGER AGREEMENT

The description of the Merger Agreement in this section and elsewhere in this joint proxy statement/prospectus is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is attached as Annex A and is incorporated by reference into this joint proxy statement/prospectus. This summary does not purport to be complete and may not contain all of the information about the Merger Agreement that is important to you. You are encouraged to read the Merger Agreement carefully and in its entirety before making any decisions regarding any of the proposals described in this joint proxy statement/prospectus, as it is the legal document governing the Mergers. This section is not intended to provide you with any factual information about Corebridge or Equitable. Such information can be found elsewhere in this joint proxy statement/prospectus and in the public filings Corebridge or Equitable make with the SEC, as described in the section of this joint proxy statement/prospectus titled “Where You Can Find More Information” beginning on page 253.

Explanatory Note Regarding the Merger Agreement

The Merger Agreement and this summary of terms are included to provide you with information regarding the terms of the Merger Agreement. Factual disclosures about Corebridge and Equitable contained in this joint proxy statement/prospectus or in the public reports of Corebridge and Equitable filed with the SEC may supplement, update or modify the factual disclosures about Corebridge and Equitable contained in the Merger Agreement. The representations, warranties and covenants made in the Merger Agreement by Corebridge and Equitable were qualified and subject to important limitations agreed to by Corebridge and Equitable in connection with negotiating the terms of the Merger Agreement. In particular, in your review of the representations and warranties contained in the Merger Agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purpose of establishing circumstances in which a party to the Merger Agreement may have the right not to consummate the Mergers if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocating risk between the parties to the Merger Agreement, rather than establishing matters as facts. The representations and warranties also may be subject to a contractual standard of materiality different from that generally applicable to stockholders and reports and documents filed with the SEC and in some cases were qualified by the matters contained in the confidential disclosures that Corebridge and Equitable each delivered in connection with the Merger Agreement, which disclosures were not reflected in the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this joint proxy statement/prospectus, may have changed since the date of the Merger Agreement.

Structure of the Mergers

The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, Corebridge and Equitable have agreed to combine their respective businesses in an all-stock merger transaction through: (a) the merger of Corebridge Merger Sub with and into Corebridge (the “Corebridge Merger”), with Corebridge surviving such merger as a wholly-owned subsidiary of New Equitable (the “Corebridge Surviving Corporation”), and (b) immediately following the consummation of the Corebridge Merger, Equitable Merger Sub merging with and into Equitable (the “Equitable Merger” and together with the Corebridge Merger, the “Mergers”), with Equitable surviving such merger as a wholly-owned subsidiary of New Equitable (the “Equitable Surviving Corporation”). Upon the consummation of the Mergers, Corebridge and Equitable will be direct subsidiaries of New Equitable, which will be renamed “Equitable Holdings, Inc.” following the Closing of the transactions contemplated by the Merger Agreement.

Completion and Effectiveness of the Mergers

The Closing of the Mergers will take place by remote exchange of electronic copies of documents and signatures at 8:00 a.m. (Eastern Time) on the third business day following the day on which the last to be satisfied or (to the extent permitted by applicable law) waived by the party or parties entitled to benefits thereof of the conditions for completion of the Mergers contained in the Merger Agreement (other than those conditions that by their nature are to be satisfied or (to the extent permitted by applicable law) waived at the Closing (so long as such conditions are reasonably capable of being satisfied), but subject to the satisfaction or (to the extent permitted by applicable law) waiver of those conditions) is satisfied or (to the extent permitted by applicable law) waived in accordance with the Merger Agreement or at such other date, time or place (or by means of remote communication) as Corebridge and Equitable may mutually agree in writing.

On the Closing date, immediately after the Closing, (a) Corebridge will file a certificate of merger with respect to the Corebridge Merger with the Secretary of State of the State of Delaware (the “Corebridge Certificate of Merger”), (b) Equitable will file a certificate of merger with respect to the Equitable Merger with the Secretary of State of the State of Delaware (the “Equitable Certificate of Merger” and, together with the Corebridge Certificate of Merger, the “Certificates of Merger”), and (c) the parties will make all other filings or recordings required by the DGCL in connection with the Mergers. Each of the Mergers will become effective at such time as the applicable Certificate of Merger is duly filed with the Secretary of State of the State of Delaware or at such later time as Corebridge and Equitable may agree and is specified in the applicable Certificate of Merger.

Corebridge and Equitable are working to complete the Mergers prior to the outside date of December 26, 2026 (subject to two automatic three-month extensions extension in certain circumstances, pursuant to the terms of the Merger Agreement). It is possible that factors outside the control of both companies could result in the Mergers being completed at a different time, or not at all.

Merger Consideration

Corebridge Common Stock and Equitable Common Stock

At the Corebridge Effective Time, by virtue of the Corebridge Merger and without any action on the part of Corebridge, New Equitable, Corebridge Merger Sub or any holder of any capital stock of Corebridge, New Equitable, or Corebridge Merger Sub, each share of Corebridge Common Stock issued and outstanding immediately prior to the Corebridge Effective Time (excluding any shares of Corebridge Common Stock owned by Corebridge, Equitable or any of their respective wholly-owned subsidiaries, or held in treasury by Corebridge (but not including any such shares of Corebridge Common Stock owned by a Corebridge benefit plan, held on behalf of third parties or held by a public or private fund), collectively, the “Corebridge Excluded Shares”) will be converted into, and become exchangeable for, 1.000 shares of New Equitable Common Stock, which ratio is referred to as the “Corebridge Exchange Ratio.” The shares of Corebridge Common Stock issued and outstanding immediately prior to the Corebridge Effective Time other than Corebridge Excluded Shares are referred to as the “Corebridge Eligible Common Shares.”

At the Equitable Effective Time, by virtue of the Equitable Merger and without any action on the part of Equitable, New Equitable, Equitable Merger Sub or any holder of any capital stock of Equitable, New Equitable or Equitable Merger Sub, each share of Equitable Common Stock issued and outstanding immediately prior to the Equitable Effective Time (excluding (i) shares of Equitable Common Stock owned by Equitable, Corebridge or any of their respective wholly-owned subsidiaries, or held in treasury by Equitable (but not including any such shares of Equitable Common Stock owned by an Equitable benefit plan, held on behalf of third parties or held by a public or private fund) (collectively, the “Equitable Excluded Shares”) and (ii) each outstanding performance share unit granted under any Equitable stock plan (the “Equitable Performance Shares”)) will be converted into, and become exchangeable for, 1.55516 shares of New Equitable Common Stock, which ratio is referred to as the “Equitable Exchange Ratio.” The shares of Equitable Common Stock issued and outstanding immediately prior to the Equitable Effective Time other than Equitable Excluded Shares and Equitable Performance Shares are referred to as the “Equitable Eligible Common Shares” and, together with the Corebridge Eligible Common Shares, the “Eligible Common Shares.”

Each holder of Corebridge Common Stock or Equitable Common Stock who would otherwise be entitled to receive a fraction of a share of New Equitable Common Stock will receive a cash payment in lieu of such fractional share, calculated based on the average of the daily volume weighted average price per share of New Equitable Common Stock on the NYSE (as such daily volume weighted average price per share is reported by Bloomberg L.P. or, if not reported therein, in another authoritative source mutually selected by Equitable and Corebridge) calculated on the first business day immediately following the Closing.

The Corebridge Exchange Ratio and Equitable Exchange Ratio are fixed, which means that they will not change between now and the date of completion of the Mergers, regardless of whether the market price of either Corebridge Common Stock or Equitable Common Stock changes. The market prices of the Corebridge Common Stock and Equitable Common Stock have fluctuated since the date of the announcement of the Merger Agreement and will continue to fluctuate from the date of this joint proxy statement/prospectus to the date of the Corebridge Special Meeting and the Equitable Special Meeting, and the date the Mergers are consummated. The market price of New Equitable Common Stock, when received by Corebridge Common Stockholders and Equitable Common Stockholders after the Mergers are completed, could be greater than, less than or the same as the market price of Corebridge Common Stock or Equitable Common Stock on the date of this joint proxy statement/prospectus or at the time of the Corebridge Special Meeting or Equitable Special Meeting. Accordingly, you should obtain current stock price quotations for Corebridge Common Stock and Equitable Common Stock before deciding how to vote with respect to the proposals described in this joint proxy statement/prospectus. Corebridge Common Stock and Equitable Common Stock are traded on the NYSE under the symbols “CRBG” and “EQH,” respectively.

Corebridge Preferred Stock and Equitable Preferred Stock

In connection with the Mergers, each of the issued and outstanding shares of (a) Corebridge Preferred Stock will be converted into, and become exchangeable for, one share of Series 2 New Equitable Preferred Stock, with substantially identical powers, preferences, privileges and rights as the Corebridge Preferred Stock, as set forth on Annex F to this joint proxy statement/prospectus, (b) Equitable Series A Preferred Stock will be converted into, and become exchangeable for, one share of Series 1-A New Equitable Preferred Stock, with substantially identical powers, preferences, privileges and rights as the Equitable Series A Preferred Stock, as set forth on Annex D to this joint proxy statement/prospectus, and (c) Equitable Series C Preferred Stock will be converted into, and become exchangeable for, one share of Series 1-C New Equitable Preferred Stock, with substantially identical powers, preferences, privileges and rights as the Equitable Series C Preferred Stock, as set forth on Annex E to this joint proxy statement/prospectus. As such, as of Closing, there will be three series of New Equitable Preferred Stock outstanding: Series 2 New Equitable Preferred Stock; Series 1-A New Equitable Preferred Stock; and Series 1-C New Equitable Preferred Stock.

The shares of Corebridge Preferred Stock issued and outstanding immediately prior to the Corebridge Effective Time are referred to as the “Corebridge Eligible Preferred Shares,” and the shares of Equitable Preferred Stock issued and outstanding immediately prior to the Equitable Effective Time are referred to as the “Equitable Eligible Preferred Shares.” The Corebridge Eligible Preferred Shares and Equitable Eligible Preferred Shares are collectively referred to as the “Eligible Preferred Shares.”

Treatment of Corebridge Equity Awards

Corebridge equity awards outstanding immediately prior to the consummation of the Mergers will generally be subject to the following treatment:

•

Corebridge Options. At the Corebridge Effective Time, each Corebridge Option that is outstanding and unexercised as of immediately prior to the Corebridge Effective Time, whether or not then vested or exercisable, will automatically be converted into a Converted Corebridge Option to acquire the number of whole shares of New Equitable Common Stock (rounded down to the nearest whole number of shares) equal to (a) the number of shares of Corebridge Common Stock subject to such Corebridge Option immediately prior to the Corebridge Effective Time multiplied by (b) 1.000, with an exercise price per share (rounded up to the nearest whole cent) equal to (i) the exercise price per share of such

Corebridge Option immediately prior to the Corebridge Effective Time divided by (ii) 1.000, with the exercise price and the number of shares of New Equitable Common Stock purchasable pursuant to such Converted Corebridge Options to be determined in a manner consistent with the requirements of Section 409A of the Code. However, if Section 422 of the Code applies to any Converted Corebridge Option, the exercise price and the number of shares of New Equitable Common Stock purchasable pursuant to such option will be determined in accordance with the foregoing, subject to such adjustments as are necessary in order to satisfy the requirements of Section 424(a) of the Code. Each Converted Corebridge Option will otherwise continue to have, and will be subject to, the same terms and conditions as applied to the corresponding Corebridge Option immediately prior to the Corebridge Effective Time (including the requirement to perform continued services to satisfy applicable time-based vesting conditions (if any) and any “double-trigger” vesting provisions applicable to such Corebridge Option);

•

Corebridge RSUs. At the Corebridge Effective Time, each Corebridge RSU that is outstanding as of immediately prior to the Corebridge Effective Time will automatically be converted into a Converted Corebridge RSU Award corresponding to a number of shares of New Equitable Common Stock (rounded down to the nearest whole number of shares) equal to (1) the applicable number of shares of Corebridge Common Stock subject to such Corebridge RSU immediately prior to the Corebridge Effective Time multiplied by (2) 1.000. Each such Converted Corebridge RSU Award will otherwise continue to have, and will be subject to, the same terms and conditions as applied to the corresponding Corebridge RSU immediately prior to the Corebridge Effective Time (including the requirement to perform continued services to satisfy applicable time-based vesting conditions (if any) and any “double-trigger” vesting provisions applicable to such Corebridge RSUs);

•

Corebridge PSUs. At the Corebridge Effective Time, each Corebridge PSU that is outstanding as of immediately prior to the Corebridge Effective Time will automatically be converted into a Converted Corebridge PSU Award that vests solely based on continued service through the third anniversary of the applicable grant date corresponding to a number of shares of New Equitable Common Stock (rounded down to the nearest whole number of shares) equal to (1) the applicable number of shares of Corebridge Common Stock subject to such Corebridge PSU immediately prior to the Corebridge Effective Time, with performance deemed to be achieved based on the greater of (A) target performance and (B) actual performance through the Corebridge Effective Time as determined by the Corebridge Compensation Committee in good faith consultation with Equitable, multiplied by (2) 1.000. Each such Converted Corebridge PSU Award will otherwise continue to have, and will be subject to, the same terms and conditions (other than performance-based vesting conditions) as applied to the corresponding Corebridge PSU immediately prior to the Corebridge Effective Time (including the requirement to perform continued services to satisfy applicable time-based vesting conditions and any “double-trigger” vesting provisions applicable to such Corebridge PSUs);

•

Corebridge DSUs. At the Corebridge Effective Time, each Corebridge DSU that is outstanding as of immediately prior to the Corebridge Effective Time will automatically be converted into a Converted Corebridge DSU Award corresponding to a number of shares of New Equitable Common Stock (rounded down to the nearest whole number of shares) equal to (1) the applicable number of shares of Corebridge Common Stock subject to such Corebridge DSU immediately prior to the Corebridge Effective Time multiplied by (2) 1.000. Each such Converted Corebridge DSU Award will otherwise continue to have, and will be subject to, the same terms and conditions as applied to the corresponding Corebridge DSU immediately prior to the Corebridge Effective Time (including with respect to settlement timing); and

•

Corebridge Dividend Equivalent Rights. Any dividend equivalent rights associated with any Corebridge RSU, Corebridge PSU or Corebridge DSU will be treated in the same manner as the award to which such dividend equivalent rights relate in accordance with the Merger Agreement, in each case, pursuant to the terms of the relevant Corebridge stock plan immediately prior to the Corebridge Effective Time, after giving effect to any applicable “change in control” provisions governing such right or award.

Treatment of Equitable Equity Awards

Equitable equity awards outstanding immediately prior to the consummation of the Mergers will generally be subject to the following treatment:

•

Equitable Options. At the Equitable Effective Time, each Equitable Option that is outstanding and unexercised as of immediately prior to the Equitable Effective Time, whether or not then vested or exercisable, will automatically be converted into an option to acquire the number of whole shares of New Equitable Common Stock (rounded down to the nearest whole number of shares) equal to (a) the number of shares of Equitable Common Stock subject to such Equitable Option immediately prior to the Equitable Effective Time multiplied by (b) 1.55516, with an exercise price per share (rounded up to the nearest whole cent) equal to (i) the exercise price per share of such Equitable Option immediately prior to the Equitable Effective Time divided by (ii) 1.55516, with that the exercise price and the number of shares of New Equitable Common Stock purchasable pursuant to such Converted Equitable Options to be determined in a manner consistent with the requirements of Section 409A of the Code. However, if Section 422 of the Code applies to any Converted Equitable Option, the exercise price and the number of shares of New Equitable Common Stock purchasable pursuant to such option will be determined in accordance with the foregoing, subject to such adjustments as are necessary in order to satisfy the requirements of Section 424(a) of the Code. Each such Converted Equitable Option will otherwise continue to have, and will be subject to, the same terms and conditions as applied to the corresponding Equitable Option immediately prior to the Equitable Effective Time (including the requirement to perform continued services to satisfy applicable time-based vesting conditions (if any) and any “double-trigger” vesting provisions applicable to such Equitable Option);

•

Equitable RSUs. At the Equitable Effective Time, each Equitable RSU that is outstanding as of immediately prior to the Equitable Effective Time will automatically be converted into an award of restricted stock units corresponding to a number of shares of New Equitable Common Stock (rounded down to the nearest whole number of shares) equal to (1) the applicable number of shares of Equitable Common Stock subject to such Equitable RSU immediately prior to the Equitable Effective Time multiplied by (2) 1.55516. Each such Converted Equitable RSU Award will otherwise continue to have, and will be subject to, the same terms and conditions as applied to the corresponding Equitable RSU immediately prior to the Equitable Effective Time (including the requirement to perform continued services to satisfy applicable time-based vesting conditions (if any) and any “double-trigger” vesting provisions applicable to such Equitable RSUs);

•

Equitable Performance Shares. At the Equitable Effective Time, each Equitable Performance Share that is outstanding as of immediately prior to the Equitable Effective Time will automatically be converted into an award of restricted stock units that vests solely based on continued service through the third anniversary of the applicable grant date corresponding to a number of shares of New Equitable Common Stock (rounded down to the nearest whole number of shares) equal to (1) the applicable number of shares of Equitable Common Stock underlying the Equitable Performance Shares immediately prior to the Equitable Effective Time, with performance deemed to be achieved based on the greater of (A) target performance and (B) actual performance through the Equitable Effective Time as determined by the Equitable Compensation Committee in good faith consultation with Corebridge, multiplied by (2) 1.55516. Each such Converted Equitable Performance Share will otherwise continue to have, and will be subject to, the same terms and conditions (other than performance-based vesting conditions) as applied to the corresponding Equitable Performance Share immediately prior to the Equitable Effective Time (including the requirement to perform continued services to satisfy applicable time-based vesting conditions and any “double-trigger” vesting provisions applicable to such Equitable Performance Share); and

•

Equitable Dividend Equivalent Rights. At the Equitable Effective Time, any dividend equivalent rights associated with any Equitable RSU or Equitable Performance Share will be treated in the same manner as the award to which such dividend equivalent rights relate in accordance with the Merger Agreement, in each case, pursuant to the terms of the relevant Equitable stock plan immediately prior to the Equitable Effective Time, after giving effect to any applicable “change in control” provisions governing such right or award.

The New Equitable ESPP

If the Corebridge Common Stockholders vote to approve the Corebridge ESPP Proposal at the Corebridge Special Meeting, New Equitable will assume the Corebridge ESPP (with such changes that are necessary to reflect the terms of the Merger Agreement) at the Corebridge Effective Time. However, if the Corebridge Common Stockholders do not vote to approve the Corebridge ESPP Proposal at the Corebridge Special Meeting, New Equitable will assume the Equitable ESPP (with such changes that are determined necessary to reflect the terms of the Merger Agreement). The Corebridge ESPP or Equitable ESPP, as applicable, as assumed and converted at the Corebridge Effective Time, will be referred to herein as the “New Equitable ESPP.” The New Equitable ESPP will provide for the issuance of shares of New Equitable Common Stock.

If the New Equitable ESPP is converted from the Corebridge ESPP, each Corebridge ESPP Option that is outstanding under any offering period that has not expired will be converted into and become an option to acquire the number of whole shares of New Equitable Common Stock (rounded down to the nearest whole number of shares) equal to (a) the number of shares of Corebridge Common Stock subject to such Corebridge ESPP Option immediately prior to the Corebridge Effective Time multiplied by (b) 1.000, with an exercise price per share (rounded up to the nearest whole cent) equal to (i) the exercise price per share of such Corebridge ESPP Option immediately prior to the Corebridge Effective Time divided by (ii) 1.000, with the exercise price and the number of shares of New Equitable Common Stock purchasable pursuant to Converted Corebridge ESPP Options will be determined in a manner consistent with the requirements of Section 409A of the Code. Such conversion effected through New Equitable assuming such Corebridge ESPP Option in accordance with the terms of the Corebridge ESPP and the terms of the applicable election of each participant in the Corebridge ESPP immediately prior to the Corebridge Effective Time. This treatment is null and void if the Corebridge Common Stockholders vote against the Corebridge ESPP Proposal.

If the Corebridge Common Stockholders vote against the Corebridge ESPP Proposal, the New Equitable ESPP will be converted from the Equitable ESPP. Each Equitable ESPP Option that is outstanding under any offering period that has not expired will then be converted into and become an option to acquire the number of whole shares of New Equitable Common Stock (rounded down to the nearest whole number of shares) equal to (a) the number of shares of Equitable Common Stock subject to such Equitable ESPP Option immediately prior to the Equitable Effective Time multiplied by (b) 1.55516, with an exercise price per share (rounded up to the nearest whole cent) equal to (i) the exercise price per share of such Equitable ESPP Option immediately prior to the Equitable Effective Time divided by (ii) 1.55516, with the exercise price and the number of shares of New Equitable Common Stock purchasable pursuant to Equitable ESPP Options will be determined in a manner consistent with the requirements of Section 409A of the Code. Such conversion effected through New Equitable assuming such Equitable ESPP Option in accordance with the terms of the Equitable ESPP and the terms of the applicable election of each participant in the Equitable ESPP immediately prior to the Equitable Effective Time. This treatment is null and void if the Corebridge Common Stockholders vote to approve the Corebridge ESPP Proposal.

Additionally, if the Corebridge Common Stockholders vote to approve the Corebridge ESPP Proposal at the Corebridge Special Meeting, then the Equitable board of directors will take all actions reasonably necessary to (a) provide that the Equitable ESPP will terminate as of immediately prior to the Closing date and no further rights will be granted or exercised under the Equitable ESPP thereafter, (b) for any offering period in effect under the Equitable ESPP immediately prior to the Closing, establish the Equitable ESPP Exercise Date, with the automatic purchase of Equitable Common Stock with respect to accumulated employee contributions of each participant under the Equitable ESPP in respect of such offering period to occur on such date, (c) make any adjustments that may be necessary or advisable to reflect the shortened offering period, but otherwise treat such shortened offering period as a fully effective and completed offering period or purchase period for all purposes pursuant to the Equitable ESPP and (d) provide that the amount of the accumulated contributions of each participant under the Equitable ESPP as of immediately prior to the Equitable ESPP Exercise Date will, to the extent not used to purchase Equitable Common Stock in accordance with the terms and conditions of the Equitable ESPP, be refunded to such participant as promptly as practicable following the Equitable Effective Time (without interest).

Exchange of Shares

At or prior to the Closing, New Equitable will (and Corebridge will cause New Equitable to) deposit or cause to be deposited with an exchange agent mutually agreed upon by Equitable and Corebridge, for the benefit of the holders of Eligible Common Shares and Eligible Preferred Shares, (a) an aggregate number of shares of New Equitable Common Stock to be issued in non-certificated book-entry form sufficient to deliver the number of shares of New Equitable Common Stock required to be delivered in respect of Eligible Common Shares, (b) an aggregate amount of cash in U.S. Dollars sufficient to deliver the amounts required to be delivered in respect of Eligible Common Shares, and (c) an aggregate number of shares of New Equitable Preferred Stock to be issued in non-certificated book-entry form sufficient to deliver the number of shares of New Equitable Preferred Stock required to be delivered in respect of Eligible Preferred Shares, in each case, pursuant to the terms of the Merger Agreement. In addition, New Equitable will deposit or cause to be deposited with the exchange agent, as necessary from time to time after the Effective Time, an aggregate amount of cash in U.S. dollars sufficient to pay any dividends or other distributions, if any, to which the holders of Eligible Common Shares or Eligible Preferred Shares may be entitled, with both a record and payment date after the Effective Time prior to the surrender of such Eligible Common Shares or Eligible Preferred Shares. Such shares of New Equitable Common Stock and New Equitable Preferred Stock, cash and the amount of any dividends or other distributions deposited with the exchange agent are referred to as the exchange fund.

Exchange Procedures

With respect to certificates formerly representing Eligible Common Shares and Eligible Preferred Shares, as promptly as reasonably practicable after the Closing, New Equitable will cause the exchange agent to mail to each holder of record of each such certificate:

•	a notice advising such holders of the effectiveness of the Mergers;

•	a letter of transmittal in customary form specifying that delivery will be effected, and risk of loss and title to a certificate will pass, only upon delivery of the certificate; and

•	instructions for surrendering each such certificate to the exchange agent.

Upon surrender to the exchange agent of a certificate (or affidavit of loss in lieu of a certificate as provided in the Merger Agreement) together with a duly executed and completed letter of transmittal and such other documents as may reasonably be required pursuant to such instructions, New Equitable will cause the exchange agent to mail to each holder of record of any such certificate in exchange therefor, as promptly as reasonably practicable thereafter:

•

a statement reflecting the number of whole shares of New Equitable Common Stock or the applicable sub-series of New Equitable Preferred Stock, if any, that such holder is entitled to receive in non-certificated book-entry form pursuant to the Merger Agreement in the name of such record holder; and

•

a check in the amount (after giving effect to any required tax withholdings as provided in the Merger Agreement) of (a) any cash in lieu of fractional shares plus (b) any unpaid cash dividends and any other dividends or other distributions that such holder has the right to receive pursuant to the Merger Agreement.

Any certificate that has been so surrendered will be cancelled by the exchange agent.

With respect to each book-entry account formerly representing any share of Corebridge Common Stock, Corebridge Preferred Stock, Equitable Common Stock or Equitable Preferred Stock held in book-entry form (any such shares, “Book-Entry Shares”) not held through The Depository Trust Company (the “DTC”) (each, a “Non-DTC Book Entry Share”), as promptly as reasonably practicable after the Effective Time, New Equitable will cause the exchange agent to mail to each holder of record of a Non-DTC Book Entry Share:

•	a notice advising such holders of the effectiveness of the Mergers;

•

a statement reflecting the number of whole shares of New Equitable Common Stock, or New Equitable Preferred Stock, if any, that such holder is entitled to receive in non-certificated book-entry form pursuant to the Merger Agreement in the name of such record holder; and

•

a check in the amount (after giving effect to any required tax withholdings as provided in the Merger Agreement) of (a) any cash in lieu of fractional shares plus (b) any unpaid cash dividends and any other dividends or other distributions that such holder has the right to receive pursuant to the Merger Agreement.

With respect to Book-Entry Shares held through DTC, Corebridge and Equitable will cooperate to establish procedures with the exchange agent and DTC to ensure that the exchange agent will transmit to DTC or its nominees as soon as reasonably practicable on or after the Closing, upon surrender of Eligible Common Shares and Eligible Preferred Shares held of record by DTC or its nominees in accordance with DTC’s customary surrender procedures, the applicable merger consideration, cash in lieu of fractional shares of New Equitable Common Stock, if any, and/or any unpaid cash dividends and any other dividends or other distributions, in each case, that such holder has the right to receive pursuant to the Merger Agreement.

No interest will be paid or accrued on any amount payable for Eligible Common Shares and Eligible Preferred Shares pursuant to the Merger Agreement.

From and after the applicable Effective Time, there will be no transfers on the stock transfer books of Corebridge or Equitable of the Eligible Common Shares or Eligible Preferred Shares. From and after the applicable Effective Time, the holders of certificates formerly representing Eligible Common Shares and Eligible Preferred Shares or Book-Entry Shares will cease to have any rights with respect to such shares except as otherwise provided in the Merger Agreement or by applicable law. If, after the applicable Effective Time, certificates are presented to the exchange agent, the Corebridge Surviving Corporation, the Equitable Surviving Corporation or New Equitable for any reason, they will be cancelled and exchanged as provided in the Merger Agreement.

Dividends and Distributions with Respect to Unexchanged Shares of New Equitable Common Stock and New Equitable Preferred Stock

All shares of New Equitable Common Stock and New Equitable Preferred Stock to be issued pursuant to the Mergers will be deemed issued and outstanding as of the applicable Effective Time and whenever a dividend or other distribution is declared by New Equitable in respect of any shares of New Equitable Common Stock or sub-series of New Equitable Preferred Stock, as applicable, the record date for which is on or after the Closing date, that declaration must include dividends or other distributions in respect of all shares issuable pursuant to the Merger Agreement. In the event that a cash distribution with respect to any Eligible Common Shares or Eligible Preferred Shares is permitted under the terms of the Merger Agreement, has a record date prior to the applicable Effective Time and has not been paid prior to the Closing date, such distribution will be paid immediately prior to the applicable Effective Time to the holders of such Eligible Common Shares or Eligible Preferred Shares on such record date. No dividends or other distributions in respect of shares of New Equitable Common Stock or New Equitable Preferred Stock will be paid to any holder of any unsurrendered certificate formerly representing Eligible Common Shares or Eligible Preferred Shares until the certificate (or affidavit of loss in lieu of a certificate) is surrendered for exchange in accordance with the Merger Agreement.

Subject to applicable law, there will be issued or paid to the holder of record of the whole shares of New Equitable Common Stock or New Equitable Preferred Stock issued in exchange for Eligible Common Shares or Eligible Preferred Shares, respectively, in accordance with the Merger Agreement, without interest, (a) at the time of such surrender, the dividends or other distributions with a record date on or after the Closing date theretofore payable with respect to such whole shares of New Equitable Common Stock or New Equitable Preferred Stock, as applicable, and not paid and (b) at the appropriate payment date, the dividends or other distributions payable with respect to such whole shares of New Equitable Common Stock or New Equitable Preferred Stock, as applicable, with a record date at or after the applicable Effective Time and prior to surrender but with a payment date subsequent to surrender.

Treatment of Fractional Shares

No fractional shares of New Equitable Common Stock will be issued upon the conversion of shares of Corebridge Common Stock or Equitable Common Stock pursuant to the Merger Agreement. All fractional shares of New Equitable Common Stock that a holder of Eligible Common Shares would be otherwise entitled to receive pursuant to the Merger Agreement will be aggregated, and such holder will be entitled to receive a cash payment, without interest, in lieu of any such fractional share, equal to the product (rounded to the nearest cent) of (a) the amount of such fractional share interest in a share of New Equitable Common Stock to which such holder would be entitled pursuant to the Merger Agreement and (b) an amount equal to the average of the daily volume weighted average price per share of New Equitable Common Stock on the NYSE (as such daily volume weighted average price per share is reported by Bloomberg L.P. or, if not reported therein, in another authoritative source mutually selected by Corebridge and Equitable) calculated on the first business day immediately following the Closing date. No holder of Corebridge Common Stock or Equitable Common Stock shall be entitled by virtue of the right to receive cash in lieu of fractional shares of New Equitable Common Stock described in the Merger Agreement to any dividends, voting rights or any other rights in respect of any fractional share of New Equitable Common Stock. The payment of cash in lieu of fractional shares of New Equitable Common Stock is not a separately bargained-for consideration but merely represents a mechanical rounding-off of the fractions in the exchange.

Termination of the Exchange Fund; No Liability

Any portion of the exchange fund that remains unclaimed by the 180th day after the Closing date will be delivered to New Equitable. Any holder of Eligible Common Shares or Eligible Preferred Shares who has not by that point complied with the exchange procedures in the Merger Agreement may thereafter look only to New Equitable for delivery of the applicable merger consideration, cash in lieu of fractional shares of New Equitable Common Stock, if any, and/or any unpaid cash dividends and any other dividends or other distributions, in each case, that such holder has the right to receive pursuant to the Merger Agreement.

None of Corebridge, Equitable, New Equitable, Corebridge Merger Sub, Equitable Merger Sub, the surviving corporations or the exchange agent will be liable to any person in respect of any portion of the merger consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any certificate formerly representing Eligible Common Shares or Eligible Preferred Shares, or Book-Entry Share has not been surrendered prior to two years after the Closing date, or immediately prior to such earlier date on which any shares of New Equitable Common Stock or any sub-series of New Equitable Preferred Stock, any cash in lieu of fractional shares of New Equitable Common Stock and any unpaid cash dividends and any other dividends or other distributions, in each case, that a holder of any such shares has the right to receive pursuant to the Merger Agreement in respect thereof would otherwise escheat to or become property of any governmental entity, any such shares, cash, dividends or other distributions will, to the extent permitted by applicable law, become the property of New Equitable, free and clear of all claims or interests of any person previously entitled thereto.

Lost, Stolen or Destroyed Certificates

In the event that any certificate formerly representing Eligible Common Shares or Eligible Preferred Shares is lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed and the posting by such person of a bond in customary amount and upon such terms as may be required as indemnity against any claim that may be made against it with respect to such certificate, the exchange agent will issue in exchange for such lost, stolen or destroyed certificate, the shares of the applicable merger consideration, cash in lieu of fractional shares of New Equitable Common Stock, if any, and any unpaid cash dividends and/or any other dividends or other distributions, in each case, payable or issuable pursuant to the Merger Agreement, as if such lost, stolen or destroyed certificate had been surrendered.

Withholding Rights

Each of New Equitable, the Corebridge Surviving Corporation, the Equitable Surviving Corporation and the exchange agent will be entitled to deduct and withhold from the consideration otherwise payable pursuant to the Merger Agreement to any person, such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code or any other applicable state, local or foreign tax law. To the extent that amounts are so withheld by New Equitable, the Equitable Surviving Corporation, the Corebridge Surviving Corporation or the exchange agent, as applicable, such withheld amounts (a) shall be timely remitted by New Equitable, the Equitable Surviving Corporation, the Corebridge Surviving Corporation or the exchange agent, as applicable, to the applicable governmental entity, and (b) shall be treated for all purposes of the Merger Agreement as having been paid to the person in respect of which such deduction and withholding was made by New Equitable, the Equitable Surviving Corporation, the Corebridge Surviving Corporation or the exchange agent. If withholding is taken in New Equitable Common Stock, the relevant withholding party shall be treated as having sold such New Equitable Common Stock on behalf of such person for an amount of cash equal to the fair market value thereof at the time of such deemed sale and paid such cash proceeds to the appropriate taxing authority.

Adjustments to Prevent Dilution

If, from the date of the Merger Agreement to the applicable Effective Time, (a) the issued and outstanding shares of Corebridge Common Stock, Equitable Common Stock, Corebridge Preferred Stock or any series of Equitable Preferred Stock or securities convertible or exchangeable into or exercisable for applicable shares of Corebridge Common Stock, Equitable Common Stock, Corebridge Preferred Stock or any series of Equitable Preferred Stock or (b) the issued and outstanding shares of New Equitable Common Stock or any sub-series of New Equitable Preferred Stock or securities convertible or exchangeable into or exercisable for shares of New Equitable Common Stock or any sub-series of New Equitable Preferred Stock are changed into a different number of shares or securities or a different class or series by reason of any reclassification, stock split (including a reverse stock split), stock dividend or distribution, recapitalization, merger, issuer tender or exchange offer, or other similar transaction, or a stock dividend with a record date within such period has been declared, then the applicable merger consideration will be equitably adjusted to provide the holders of shares of Corebridge Common Stock, Equitable Common Stock, Corebridge Preferred Stock or any series of Equitable Preferred Stock the same economic effect as contemplated by the Merger Agreement prior to such event, and such items, so adjusted will, from and after the date of such event, be the applicable merger consideration.

New Equitable Governance Matters

The Merger Agreement, a copy of which is attached to this joint proxy statement/prospectus as Annex A, contains certain provisions relating to the governance of New Equitable following completion of the Mergers.

Board of Directors

As of the Closing, the New Equitable board of directors will consist of 14 directors, including:

•	seven Equitable Designees, including the Current Equitable CEO and the current Chair of the Equitable board of directors; and

•	seven Corebridge Designees, including the Current Corebridge CEO and the current Chair of the Corebridge board of directors.

As of the date of this joint proxy statement/prospectus, other than as set forth above, the individuals to serve on the New Equitable board of directors at the Closing have not been determined.

Executive Chairman, President and CEO and Lead Independent Director

As of the Closing:

•	the Current Equitable CEO will be the New Equitable Executive Chair;

•	the Current Corebridge CEO will be the New Equitable CEO; and

•	the current Chair of the Corebridge board of directors will be the Lead Independent Director of the New Equitable board of directors.

Committees of the Board of Directors

As of the Closing, the New Equitable board of directors will have an Executive Committee, including the New Equitable Executive Chair, another Equitable Designee, the New Equitable CEO and another Corebridge Designee. The New Equitable Executive Chair will be the Chair of the Executive Committee.

In addition, the New Equitable board of directors will have the following four standing committees: the Audit committee, the Compensation Committee, the Nominating and Governance Committee and the Risk Committee. As of the Closing, each of these committees will consist of four members, including two Equitable Designees and two Corebridge Designees. Two of these committees will have an Equitable Designee as Chair and the other two committees will have a Corebridge Designee as Chair.

As of the date of this joint proxy statement/prospectus, other than as set forth above, the individuals to serve on the committees of the New Equitable board of directors at the Closing have not been determined.

Chief Financial Officer, Chief Operating Officer and General Counsel and Chief Legal Officer

As of the Closing, (i) the current Chief Financial Officer of Equitable will be the Chief Financial Officer of New Equitable, (ii) the current Chief Operating Officer of Equitable will be the Chief Operating Officer of New Equitable, and (iii) the current General Counsel of Corebridge will be the General Counsel and Chief Legal Officer of New Equitable.

Name and Trading Symbol

As of the Closing, the name of New Equitable will be “Equitable Holdings, Inc.” and the NYSE ticker symbol of New Equitable will be “EQH” or such other ticker symbol as may be agreed by Corebridge and Equitable.

Headquarters

As of the Closing, the headquarters of New Equitable will be located in Houston, Texas, or such other location as may be mutually agreed by Equitable and Corebridge.

Governance and Capital Stock of Corebridge Surviving Corporation and Equitable Surviving Corporation

At the Corebridge Effective Time, the certificate of incorporation and by-laws of Corebridge Merger Sub, as in effect immediately prior to the Corebridge Effective Time, will each be amended and restated in its entirety to, among other things, change the corporate name to “Corebridge Financial, Inc.” From and after the Corebridge Effective Time, the initial directors and officers of the Corebridge Surviving Corporation will be the directors and officers of Corebridge Merger Sub as of immediately prior to the Corebridge Effective Time, in each case, until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal. At the Corebridge Effective Time, by virtue of the Corebridge Merger and without any action on the part of the parties, each share of common stock, par value $0.01 per share, of Corebridge Merger Sub issued and outstanding immediately prior to the Corebridge Effective Time will be converted into one share of common stock, par value $0.01 per share, of the Corebridge Surviving Corporation, which will constitute the only outstanding shares of capital stock of the Corebridge Surviving Corporation immediately following the Corebridge Effective Time.

At the Equitable Effective Time, the certificate of incorporation and by-laws of Equitable Merger Sub, as in effect immediately prior to the Equitable Effective Time, will each be amended and restated in its entirety to, among other things, change the corporate name to “Equitable HoldCo, Inc.” From and after the Equitable Effective Time, the initial directors and officers of the Equitable Surviving Corporation will be the directors and officers of Equitable Merger Sub as of immediately prior to the Equitable Effective Time, in each case, until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal. At the Equitable Effective Time, by virtue of the Equitable Merger and without any action on the part of the parties, each share of common stock, par value $0.01 per share, of Equitable Merger Sub issued and outstanding immediately prior to the Equitable Effective Time will be converted into one share of common stock, par value $0.01 per share, of the Equitable Surviving Corporation, which will constitute the only outstanding shares of capital stock of the Equitable Surviving Corporation immediately following the Equitable Effective Time.

Representations and Warranties

The Merger Agreement contains representations and warranties made by Corebridge to Equitable and by Equitable to Corebridge. Certain of the representations and warranties in the Merger Agreement are subject to materiality or material adverse effect qualifications (that is, they will not be deemed to be inaccurate or incorrect unless their failure to be true or correct is material or would result in a material adverse effect (as defined below) on the company making such representation or warranty). In addition, certain of the representations and warranties in the Merger Agreement are subject to knowledge qualifications, which means that those representations and warranties would not be deemed untrue, inaccurate or incorrect as a result of matters of which certain officers of the party making the representation did not have actual knowledge after reasonable inquiry. Furthermore, each of the representations and warranties is subject to the qualifications set forth on the confidential disclosure letter delivered to Equitable by Corebridge, in the case of representations and warranties made by Corebridge, or the confidential disclosure letter delivered to Corebridge by Equitable, in the case of representations and warranties made by Equitable (with each letter referred to as that party’s confidential disclosure letter), as well as the reports of Equitable or AllianceBernstein (in the case of Equitable) or Corebridge (in the case of Corebridge), as applicable, in each case, publicly filed with or furnished to the SEC during the period from January 1, 2024, through the business day prior to the date of the Merger Agreement (excluding any disclosures set forth or referenced in any risk factor section or in any other section to the extent they are forward-looking statements or cautionary, predictive or forward-looking in nature, unless, in each case, citing a historical fact).

In the Merger Agreement, Corebridge has made representations and warranties to Equitable, and Equitable has made representations and warranties to Corebridge, regarding:

•	organization, good standing and qualification to do business;

•	such party’s subsidiaries (including, in the case of Equitable, AllianceBernstein);

•	corporate authority and power with respect to the execution, delivery and performance of the Merger Agreement;

•

the filings with governmental entities needed in connection with the execution, delivery and performance of the Merger Agreement or the consummation of the Mergers and the other transactions contemplated by the Merger Agreement;

•

the absence of violations of, or conflicts with, such company’s or its subsidiaries’ organizational documents, applicable law and certain contracts as a result of the execution, delivery and performance of the Merger Agreement and the consummation of the Mergers and the other transactions contemplated by the Merger Agreement;

•

the proper filing of reports with the SEC since January 1, 2024, the accuracy of the information contained in those reports, compliance with the requirements of certain laws and the design of its internal disclosure controls and procedures;

•	the compliance with GAAP and SEC accounting rules and regulations with respect to financial statements included in or incorporated by reference in its SEC filings;

•	the preparation and accuracy of statutory statements of each party’s insurance subsidiaries, as filed with the applicable domiciliary department of insurance;

•	the permitted accounting practices of each party’s insurance subsidiaries;

•	conduct of business in the ordinary course from January 1, 2026, through March 26, 2026 (the date of the Merger Agreement);

•	the absence of any event that would be reasonably expected to have a material adverse effect on such party from January 1, 2026, through March 26, 2026 (the date of the Merger Agreement);

•	absence of certain litigation and governmental orders;

•	absence of undisclosed liabilities;

•	employee benefits matters, including matters related to employee benefit plans;

•	labor matters;

•	compliance with certain laws and regulations and such party’s licenses;

•

inapplicability to the Mergers of state takeover statutes and anti-takeover provisions in such party’s organizational documents, and absence of agreements designed to delay, defer or discourage acquisition of control of such party;

•	environmental matters;

•	tax matters;

•	intellectual property and data privacy;

•	certain material contracts;

•	title to and interests in, and the operating condition of, such party’s assets;

•	real property;

•	the absence of affiliate transactions;

•	insurance policies;

•	reinsurance agreements;

•	investment assets;

•	insurance business;

•	public and private funds;

•	the compliance with applicable laws with respect to such party’s investment adviser subsidiaries and absence of certain events or actions pertaining to such party’s investment advisory agreements;

•	the compliance with applicable laws with respect to such party’s broker-dealer subsidiaries;

•	the compliance with applicable laws with respect to such party’s subsidiaries that engage in commodity-related activities; and

•	the absence of other representations or warranties.

In the Merger Agreement, Corebridge has also made representations and warranties to Equitable regarding:

•	Corebridge’s capital structure, including the number of shares of common stock, preferred stock, stock options and other equity-based awards outstanding;

•	the unanimous adoption by the Corebridge board of directors of resolutions:

•	determining that the Merger Agreement and the transactions contemplated by the Merger Agreement are fair to, and in the best interests of, Corebridge and its stockholders;

•	approving and declaring that the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Corebridge Merger, are advisable;

•	directing that the Merger Agreement be submitted to Corebridge Common Stockholders for their adoption; and

•	recommending that the Corebridge Common Stockholders adopt the Merger Agreement;

•

the Corebridge board of directors’ receipt of an opinion from Morgan Stanley to the effect that, as of the date of such opinion, and based upon and subject to the various assumptions, procedures, matters, qualifications and limitations on the scope of the review undertaken by Morgan Stanley and other matters set forth therein, the Corebridge Exchange Ratio is fair from a financial point of view to the holders (other than Equitable and its affiliates) of Corebridge Common Stock; and

•	fees payable to brokers and financial advisors in connection with the Mergers.

In the Merger Agreement, Corebridge has also made representations and warranties to Equitable with respect to New Equitable, Corebridge Merger Sub and Equitable Merger Sub, regarding:

•	organization, good standing and qualification to do business;

•	capital structure;

•	corporate authority and power with respect to the execution, delivery and performance of the Merger Agreement; and

•	the absence of violations of New Equitable, Corebridge Merger Sub and Equitable Merger Sub’s respective organizational documents.

In the Merger Agreement, Equitable has also made representations and warranties to Corebridge regarding:

•	Equitable’s capital structure, including the number of shares of common stock, preferred stock, stock options and other equity-based awards outstanding;

•	the unanimous adoption by the Equitable board of directors of resolutions:

•	determining that the Merger Agreement and the transactions contemplated by the Merger Agreement are fair to, and in the best interests of, Equitable and its stockholders;

•	approving and declaring that the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Equitable Merger are advisable;

•	directing that the Merger Agreement be submitted to Equitable Common Stockholders for their adoption; and

•	recommending that the Equitable Common Stockholders adopt the Merger Agreement;

•

the Equitable board of directors’ receipt of an opinion from Goldman Sachs to the effect that, as of the date of the Merger Agreement, taking into account the Corebridge Merger, and subject to the various assumptions, procedures, matters, qualifications and limitations on the scope of the review undertaken by Goldman Sachs set forth therein, the Equitable Exchange Ratio pursuant to the Merger Agreement is fair from a financial point of view to the holders (other than Corebridge and its affiliates) of Equitable Common Stock; and

•	fees payable to brokers and financial advisors in connection with the Mergers.

For purposes of the Merger Agreement, a “material adverse effect” with respect to Corebridge or Equitable means any effect that, individually or in the aggregate with any other effect is, or would reasonably be expected to (i) have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of such party and its subsidiaries, taken as a whole or (ii) prevent the consummation of, or materially impair such party’s ability to consummate, the transactions contemplated by the Merger Agreement by the outside date of December 26, 2026 (subject to two automatic three-month extensions extension in certain circumstances, pursuant to the terms of the Merger Agreement), except that, for the purposes of clause (i), none of the following, alone or in combination, will be deemed to constitute, or be taken into account in determining whether a material adverse effect has occurred or would reasonably be expected to occur:

•

effects generally affecting (a) the economy, credit, capital, securities or financial markets (including changes generally in prevailing interest rates, currency exchange rates, credit markets and price levels or trading volumes), or (b) political, regulatory or business conditions, in each case, in the United States or elsewhere in the world;

•

changes in trade regulations, such as the imposition of new or increased trade restrictions, tariffs, trade policies, sanctions or disputes, or changes in, or any consequences resulting from, any “trade war” or similar actions in the United States or elsewhere in the world;

•	effects that are the result of factors generally affecting the industry, markets or geographical areas in which such party and its subsidiaries operate;

•

any effect resulting from the entry into, announcement or consummation of the Merger Agreement or the pendency of the Mergers and the transactions contemplated by the Merger Agreement, including the loss of, or effect in, the relationship of such party or any of its subsidiaries, contractual or otherwise, with customers, employees, clients, unions, suppliers, distributors, financing sources, reinsurers, partners or similar relationship, or departure of any employee or officer of such party or any of its subsidiaries (except that this exception does not apply to the representations and warranties regarding the execution of the Merger Agreement violating organizational documents, contracts or laws, or the related Closing condition);

•

any action taken (or not taken) by such party or any of its subsidiaries that is expressly required to be taken (or not to be taken) by the Merger Agreement or at the express written request of the other party or with the other party’s prior written consent (except for any obligation under the Merger Agreement to operate in the ordinary course or similar obligation);

•

changes or modifications, and prospective changes or modifications, in any applicable law, GAAP, SAP or in accounting standards (including changes prescribed or permitted by the applicable insurance regulators and accounting pronouncements by the SEC, the NAIC and FASB), including the repeal thereof, or changes or modifications in the interpretation or enforcement thereof, after the date of the Merger Agreement;

•

any failure by such party to meet any internal or publicly announced financial projections, forecasts, estimates or predictions of revenues, earnings or other financial or operating metrics for any period, or any predictions or expectations of any securities analysts, except that this exception will not prevent or otherwise affect a determination that any effect underlying such failure has resulted in, or contributed to, or would reasonably be expected to result in, or contribute to, a material adverse effect (if not otherwise falling within any other exception);

•

any effect resulting from acts of war (whether or not declared), civil disobedience, civil or political unrest, hostilities, sabotage, cyber-terrorism (including cyber-terrorism data breaches) or terrorism, military actions or the escalation or worsening of any of the foregoing, any hurricane, flood, tornado, earthquake or other weather or natural or manmade disaster, or any outbreak of illness, pandemic, epidemic or other public health event or any other force majeure event (and any governmental or industry responses thereto), including any worsening of such conditions, whether or not caused by any person;

•

any proceeding arising from allegations of any breach of fiduciary duty or allegations of violation of law, in each case, relating to the Merger Agreement or the transactions contemplated by the Merger Agreement (provided that the underlying causes of any such proceeding, to the extent not otherwise excluded from the definition of “material adverse effect,” may be taken into consideration when determining whether a “material adverse effect” has occurred); or

•

a decline in the market price, or change in trading volume, of the shares of common stock of such party on the NYSE or any ratings downgrade or change in ratings outlook for such party or any of its subsidiaries, except that this exception will not prevent or otherwise affect a determination that any effect underlying such decline or change has resulted in, or contributed to, or would reasonably be expected to result in, or contribute to, a material adverse effect (if not otherwise falling within any other exception).

Notwithstanding the exceptions listed above, with respect to the first, second, third, sixth and eighth exceptions listed, such effect will be taken into account in determining whether a material adverse effect has occurred to the extent it disproportionately adversely affects such party and its subsidiaries, taken as a whole, compared to other companies and their respective subsidiaries, taken as a whole, operating in the industries in which such party and its subsidiaries operate.

Conduct of Business Prior to Closing

Each of Corebridge and Equitable has agreed as to itself and its subsidiaries that, after the date of the Merger Agreement and prior to the Closing (subject to certain exceptions or except as pre-approved in writing by the other party (which approval may not be unreasonably withheld, conditioned or delayed)), the businesses of it and its subsidiaries will be conducted in all material respects in the ordinary course and, to the extent consistent therewith, it and its subsidiaries will use their respective reasonable best efforts to preserve their business organizations intact and maintain existing relations and goodwill with governmental entities, policy holders, counterparties, suppliers, licensors, licensees, distributors, creditors, lessors, employees and business associates and keep available the services of its and its subsidiaries’ present officers, employees and agents, except as otherwise expressly contemplated by the Merger Agreement or as required by a governmental entity or applicable law or as set forth in such party’s confidential disclosure letter.

From the date of the Merger Agreement until the Closing, subject to certain exceptions and except as expressly contemplated by the Merger Agreement, required by a governmental entity or applicable law, pre-approved in writing by the other party (which approval may not be unreasonably withheld, conditioned or delayed) or set forth in such party’s confidential disclosure letter, each of Corebridge and Equitable, has agreed not to and to cause its subsidiaries not to:

•

make or propose any change (whether by merger, consolidation or otherwise) to its organizational documents or, except for amendments that would not materially restrict the operations of its businesses, the organizational documents of its subsidiaries;

•

other than in the ordinary course, except for any such transactions among its wholly-owned subsidiaries, (a) merge or consolidate itself or any of its subsidiaries with any other person, or (b) restructure, reorganize or completely or partially liquidate;

•

acquire assets outside of the ordinary course from any other person (a) with a fair market value or purchase price in excess of $35,000,000 in the aggregate in any transaction or series of related transactions (including incurring any indebtedness related thereto), in each case, including any amounts or value reasonably expected to be paid in connection with a future earn-out, purchase price adjustment, release of “holdback” or similar contingent payment obligation, or (b) that would reasonably be expected to prevent, materially delay or materially impair the ability of such party to consummate the transactions contemplated by the Merger Agreement, in each case, other than investment portfolio transactions undertaken in the ordinary course and in compliance with such party’s investment guidelines or acquisitions of inventory or other goods in the ordinary course;

•

issue, sell, pledge, dispose of, grant, transfer, encumber, or authorize the same, or otherwise enter into any contract or understanding with respect to the voting of, any shares of its capital stock or of any of its subsidiaries (other than the issuance of shares (a) by its wholly-owned subsidiary to it or another of its wholly-owned subsidiaries, (b) in respect of equity-based awards outstanding as of the date of the Merger Agreement, or (c) granted in accordance with the provisions of the Merger Agreement, the Equitable ESPP or the Corebridge ESPP, in each case of clauses (b) and (c), in accordance with their terms and, as applicable, the plan documents as in effect on the date of the Merger Agreement), or securities convertible or exchangeable into or exercisable for any shares of such capital stock, or any options, warrants or other rights of any kind to acquire any shares of such capital stock or such convertible or exchangeable securities;

•

other than in the ordinary course, create or incur any encumbrance (other than certain permitted encumbrances) over any material portion of the property and assets of such party and its subsidiaries, taken as a whole;

•

make any loans, advances, guarantees or capital contributions to or investments in any person (other than to or from such party and any of its wholly-owned subsidiaries, in connection with investment portfolio transactions undertaken in the ordinary course and in compliance with such party’s investment guidelines, or in accordance with the Merger Agreement) in excess of $25,000,000 in the aggregate;

•

declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, except for (a) dividends paid by any direct or indirect wholly-owned subsidiary to it or to any other direct or indirect wholly-owned subsidiary, (b) dividends paid on Equitable Common Stock, Corebridge Common Stock, AllianceBernstein Units (as defined below) or AllianceBernstein Holding Units (as defined below), as applicable, with declaration, record and payment dates substantially consistent with those of the dividends paid by such person in its most recent fiscal year and (c) dividends payable in accordance with the terms of any series of Corebridge Preferred Stock or Equitable Preferred Stock at such times and in a manner consistent with such party’s historical dividend practice, and in the amounts of (i) $0.25 per share of Corebridge Common Stock per quarter, (ii) $34.37500 per share of Corebridge Preferred Stock, payable on June 1 and December 1 of each calendar year (provided that, solely with respect to June 1, 2026, the dividend payable to holders of Corebridge Preferred Stock will include an additional amount to account for the initial accrual period), (iii) no more than $0.30 per share of Equitable Common Stock per quarter, (iv) $328.125 per share of Equitable Series A Preferred Stock per quarter, and (v) $268.750 per share of Equitable Series C Preferred Stock per quarter, will continue through the Closing; provided that the parties will coordinate dividend declarations and payment dates to ensure that neither party’s stockholders will receive a windfall dividend or double dividend, subject to legal requirements and board approvals;

•	reclassify, split, combine, subdivide or redeem, purchase (through such party’s share repurchase program or otherwise) or otherwise acquire, directly or indirectly, any of such party’s or its subsidiaries’ capital stock or securities convertible or exchangeable into or exercisable for any shares of its capital stock, other than with respect to:

•	the capital stock or other equity interests of a wholly-owned subsidiary of such party;

•

net withholding upon the exercise or settlement of equity-based awards outstanding as of the date of the Merger Agreement or granted in accordance with the terms of the Merger Agreement in the ordinary course and in accordance with their terms and, as applicable, the plan documents as in effect on the date of the Merger Agreement; or

•

such party’s matching contributions to its 401(k) plans in the form of capital stock in the ordinary course and in accordance with the terms of the plan documents as in effect on the date of the Merger Agreement;

provided that on May 3, 2026, Corebridge and Equitable mutually agreed to waive certain of the restrictions under the Merger Agreement to permit the repurchase by Corebridge and Equitable of Corebridge Common Stock and Equitable Common Stock, respectively, during the pendency of the Mergers (including, but not limited to, the period from the filing with the SEC of this preliminary proxy statement/prospectus until the commencement of mailing of the definitive proxy statement/prospectus);

•	make or authorize any payment of, or accrual or commitment for, capital expenditures, except any such expenditure:

•

to the extent reasonably necessary to avoid a material business interruption as a result of any act of God, war, terrorism, earthquake, fire, hurricane, storm, flood, civil disturbance, explosion, partial or entire failure of utilities or IT assets, or any other similar cause not reasonably within the control of such party or its subsidiaries;

•	not in excess of $35,000,000 in the aggregate during any consecutive 12-month period; or

•

expenditures that such party reasonably determines are necessary to maintain the safety and integrity of any of its or its subsidiaries assets or properties in response to any unanticipated and subsequently discovered events, occurrences or developments (except that such party will use its reasonable best efforts to consult with the other party prior to making or agreeing to any such capital expenditure);

•

other than in the ordinary course or as permitted under the terms of the Merger Agreement, enter into any contract that would have been a material contract, material investment management agreement or material reinsurance agreement had it been entered into prior to the Merger Agreement or amend, modify, supplement, waive, terminate, assign, convey, encumber or otherwise transfer, in whole or in part, any material rights or interest pursuant to or in any material contract, material investment management agreement or material reinsurance agreement other than expirations of any such contract in the ordinary course in accordance with the terms of such contract;

•

other than in the ordinary course or with respect to amounts that are not material to such party and its subsidiaries, taken as a whole, cancel, modify or waive any debts or claims held by it or any of its subsidiaries or waive any rights held by it or any of its subsidiaries;

•

settle or compromise, or offer or propose to settle or compromise any material proceeding, including before a governmental entity, except in accordance with the parameters set forth in each party’s confidential disclosure letter, except that no such settlement or compromise, or offer in respect thereof, (a) may involve any injunctive or other non-monetary relief which, in either case, imposes any material restrictions on the business operations of such party and its subsidiaries or affiliates or (b) will reasonably be expected to prevent, materially delay or materially impair the ability of such party to consummate the transactions contemplated by the Merger Agreement;

•	except as required by statutory or regulatory accounting rules or GAAP, SAP or regulatory requirements with respect thereto or applicable law, (a) make any changes with respect to its material accounting policies or procedures, (b) make any material change to the investment guidelines or any investment or hedging practice, guideline or policy of such party or any of its subsidiaries, as applicable, in each case in effect on the date of the Merger Agreement or (c) make any material change to any practice, guideline or policy of such party or any of its subsidiaries relating to underwriting, pricing, claim handling, loss control, investment, reserving, reinsurance or retrocession or actuarial matters, as applicable, in each case, in effect on the date of the Merger Agreement;

•

other than in the ordinary course, make, change or revoke any material tax election, change an annual tax accounting period, adopt or change any material tax accounting method, file any tax return other than on a basis consistent with past practice, enter into any material closing agreement with respect to taxes, settle any material tax claim, audit, assessment or dispute, surrender any right to claim a refund of a material amount of taxes, or agree to an extension or waiver of the statute of limitations with respect to the assessment or determination of any material tax;

•

transfer, assign, license, pledge, sell, lease, divest, cancel or otherwise dispose of, or permit or suffer to exist the creation of any encumbrance upon (except for permitted encumbrances), any assets (tangible or intangible), product lines or businesses material to it and its subsidiaries, taken as a whole, including capital stock of any of its subsidiaries, except in connection with (a) sales of goods or services provided in the ordinary course, (b) sales of obsolete assets, (c) sales, leases, licenses or other dispositions of assets (not including services) with a fair market value not in excess of $35,000,000 in the aggregate other than pursuant to material contracts in effect prior to the date of the Merger Agreement, or entered into after the date of the Merger Agreement in accordance with the Merger Agreement (provided that this clause (c) will not permit the sale, exclusive license or other disposition, other than a non-exclusive license in the ordinary course, of any material intellectual property) or (d) the non-exclusive license of intellectual property in the ordinary course;

•

cancel, abandon, waive, fail to renew or maintain permissions, or otherwise allow to lapse or expire any intellectual property that is material to the businesses of Equitable and its subsidiaries or Corebridge and its subsidiaries, as applicable, taken as a whole, as each party’s businesses are currently conducted (except in the case of the expiration of intellectual property at the end of its maximum statutory duration in accordance with its statutory terms (after exercising any renewal rights or options except if such party or any of its subsidiaries, in the exercise of its reasonable business judgment, opts not to so exercise));

•

amend or fail to comply with Corebridge and its subsidiaries’ or Equitable and its subsidiaries’, as applicable, privacy and security policies, or alter the operation or security of any IT assets owned, controlled, used or held for use in the operation of Corebridge and its subsidiaries’ or Equitable and its subsidiaries’ businesses, as applicable, in each case, in a manner that would be materially less protective of such IT assets or any confidential or proprietary information that is owned by or in the possession or control of Corebridge or any of its subsidiaries or Equitable or any of its subsidiaries, as applicable, including any information stored on or processed by such IT assets;

•

maintain in all material respects any existing anti-bribery and anti-corruption and applicable export, reexport, import, economic sanctions and anti-boycott compliance policies, procedures and internal controls, and (a) not materially weaken such policies, procedures or internal controls, and (b) promptly notify the other party in writing of any written notice of any material inquiry, investigation or proceeding by a governmental entity related to any actual or potential or alleged material violation of anti-bribery and anti-corruption or applicable export, reexport, import, economic sanctions or anti-boycott laws related to such party or its subsidiaries;

•	increase or change the compensation or benefits payable to any employee other than in the ordinary course, except that, notwithstanding the foregoing, except as expressly disclosed in such party’s confidential disclosure letter or pursuant to a Corebridge benefit plan or Equitable benefit plan, as applicable, in effect as of the date of the Merger Agreement, the parties may not:

•	grant any new long-term incentive or equity-based awards, or amend or modify the terms of any such outstanding awards under any Corebridge benefit plan or Equitable benefit plan, as applicable;

•	grant any transaction or retention bonuses;

•

increase or change the compensation or benefits payable to any designated executive (other than changes in benefits that are generally applicable to all salaried employees in the particular geographic region and that are made in the ordinary course);

•	increase or change the severance terms applicable to any employee;

•	terminate the employment of any designated executive (other than for cause) or hire or promote any individual into a designated executive position; or

•	accelerate the vesting of any compensation or benefits for the benefit of any employee;

•

establish, adopt, enter into or amend any material Corebridge benefit plan or material Equitable benefit plan, or any arrangement that would have been a material Corebridge benefit plan or material Equitable benefit plan had it been in effect as of the date of the Merger Agreement, other than in connection with routine, immaterial or ministerial amendments to health and welfare plans that do not materially increase or result in a material increase in administrative costs;

•

become a party to, establish, adopt, materially amend, renew or terminate any collective bargaining agreement or other labor-related agreement with a labor union, works council or other labor organization;

•

incur any indebtedness for borrowed money or in respect of derivatives or other hedging contracts, issue any debt securities, warrants or other rights to acquire any debt security, or guarantee any of the foregoing, except for:

•

indebtedness incurred in the ordinary course under Corebridge’s or Equitable’s (or its respective subsidiaries’), as applicable, (a) revolving credit facilities and other lines of credit existing as of the date of the Merger Agreement or (b) securities lending arrangements, repurchase agreements and funding agreements;

•	guarantees by Corebridge or any wholly-owned subsidiary of Corebridge of indebtedness of Corebridge or any other wholly-owned subsidiary of Corebridge;

•	guarantees by Equitable or any wholly-owned subsidiary of Equitable of indebtedness of Equitable or any other wholly-owned subsidiary of Equitable;

•

indebtedness incurred in connection with, or in contemplation of, a refinancing or replacement of existing indebtedness (but in all cases which refinancing or replacement will not, immediately after giving effect to the discharge of such existing indebtedness, increase the aggregate principal amount of indebtedness permitted to be outstanding thereunder (other than with respect to increased amounts attributable to unpaid accrued interest, fees and premiums, defeasance costs, and underwriting discounts, fees, commissions and expenses associated therewith) and in each case such party will use reasonable best efforts to obtain such indebtedness on customary commercial terms consistent in all material respects with the indebtedness being refinanced or replaced);

•	indebtedness incurred pursuant to letters of credit, performance bonds or other similar arrangements in the ordinary course;

•

interest, exchange rate and commodity swaps, options, futures, forward contracts and similar derivatives or other hedging contracts not entered for speculative purposes and entered into in the ordinary course and in compliance with its bona fide risk management and hedging policies or practices;

•	indebtedness incurred by mutual agreement of the parties in accordance with the Merger Agreement;

•	enter into any new material line of business outside of the existing business of such party and its subsidiaries or (b) abandon, discontinue or withdraw from any existing material line of business; or

•	agree or commit to do any of the foregoing.

No Solicitation of Acquisition Proposals

Corebridge and Equitable have agreed that neither Corebridge nor Equitable will, and each will cause its subsidiaries and its and their respective subsidiaries’ directors and officers not to, and each will direct and use its reasonable best efforts to cause its and its subsidiaries’ employees, investment bankers, attorneys, accountants and other advisors and representatives (such persons are collectively referred to as representatives), not to, in each case, directly or indirectly:

•

initiate, solicit, propose, knowingly encourage (including by way of furnishing information) or knowingly take any action designed to facilitate any inquiry regarding, or the making of any inquiry, proposal or offer that constitutes or would reasonably be expected to lead to, an acquisition proposal (other than to state that the Merger Agreement prohibits such discussions or negotiations, or discussions solely to clarify whether such inquiry, proposal or offer constitutes an acquisition proposal or informing such person of the provisions contained in the Merger Agreement);

•

engage in, continue or otherwise participate in any discussions with or negotiations relating to, or otherwise cooperate in any way with, any acquisition proposal or any inquiry, proposal or offer that would reasonably be expected to lead to an acquisition proposal (other than discussions solely to clarify whether such inquiry, proposal or offer constitutes an acquisition proposal or informing such person of the provisions contained in the Merger Agreement);

•

provide any nonpublic information to any person in connection with any acquisition proposal or any inquiry, proposal or offer that constitutes or would reasonably be expected to lead to an acquisition proposal; or

•

otherwise knowingly facilitate any effort or attempt to make an acquisition proposal or any inquiry, proposal or offer that constitutes or would reasonably be expected to lead to an acquisition proposal.

An “acquisition proposal” means any proposal, offer, inquiry or indication of interest (whether or not in writing) with respect to any (i) direct or indirect acquisition or purchase of any business or assets of Corebridge or Equitable, as applicable, or any of its subsidiaries that, individually or in the aggregate, constitutes 10% or more of the net revenues, net income, EBITDA or assets (based on the fair market value thereof) of Corebridge or Equitable, as applicable, and any of their respective subsidiaries, taken as a whole, (ii) direct or indirect acquisition or purchase of 10% or more of any class of equity securities (or any equity securities convertible into, or exchangeable or redeemable for, any such equity or voting securities) of Corebridge or Equitable, as applicable, or any of their respective subsidiaries whose business constitutes 10% or more of the net revenues, net income, EBITDA or assets (based on the fair market value thereof) of Corebridge or Equitable, as applicable, and any of their respective subsidiaries, taken as a whole, (iii) tender offer or exchange offer that, if consummated, would result in any person (other than Corebridge or Equitable or any of their subsidiaries) or group (as defined in Section 13 of the Exchange Act) beneficially owning 10% or more of any class of equity securities (or any equity securities convertible into, or exchangeable or redeemable for, any such equity or voting securities) of Corebridge or Equitable, as applicable, or any of their respective subsidiaries whose business constitutes 10% or more of the net revenues, net income, EBITDA or assets (based on the fair market value thereof) of Corebridge or Equitable, as applicable, and any of their respective subsidiaries, taken as a whole, or (iv) merger, consolidation, business combination, joint venture, partnership, recapitalization, liquidation, dissolution or similar transaction involving Corebridge or Equitable, as applicable, or any of their respective subsidiaries whose business constitutes 10% or more of the net revenue, net income, EBITDA or assets (based on the fair market value thereof) of Corebridge or Equitable, as applicable, and any of their respective subsidiaries, taken as a whole, other than the transactions contemplated by the Merger Agreement.

Notwithstanding the restrictions described above, prior to the time, but not after, in the case of Corebridge, the Requisite Corebridge Vote is obtained or, in the case of Equitable, the Requisite Equitable Vote is obtained, in response to an unsolicited, bona fide written acquisition proposal received on or after the date of the Merger Agreement that did not arise from or in connection with a breach of the above obligations, Corebridge or Equitable, as applicable, may:

•

provide information in response to a request therefor (including nonpublic information regarding it or any of its subsidiaries) to the person who made such acquisition proposal only if the requested information has previously been made available to, or is made available to Corebridge or Equitable, as applicable, prior to or concurrently with the time such information is made available to such person, if, prior to furnishing any such information, Corebridge or Equitable, as applicable, receives from the person making such acquisition proposal an executed confidentiality agreement with terms that are not less favorable to Corebridge or Equitable, as applicable, and not less restrictive to such person than those contained in the confidentiality agreement executed by Corebridge and Equitable are on Corebridge or Equitable, as applicable (it being understood that such confidentiality agreement need not contain a standstill provision or otherwise prohibit the making, or amendment, of an acquisition proposal), and the sharing of competitively sensitive nonpublic information is subject to certain customary “clean room” requirements; and

•	participate in any discussions or negotiations with any such person regarding such acquisition proposal,

in each case, if, and only if, prior to doing so, the Corebridge board of directors or Equitable board of directors, as applicable, determines in good faith that (a) after consultation with its financial advisor and outside legal counsel, based on the information then available, such acquisition proposal either constitutes a superior proposal or is reasonably expected to result in a superior proposal and (b) after consultation with its outside legal counsel, failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable law.

A “superior proposal” means an unsolicited, bona fide written acquisition proposal (except that the references in the definition thereof to “10% or more” will be deemed to be references to “a majority”) made by a third person (or group of persons) on or after the date of the Merger Agreement that the Corebridge board of directors or the Equitable board of directors, as applicable, has determined in good faith, after consultation with its financial advisor and its outside legal counsel:

•

if consummated, would result in a transaction more favorable to Corebridge’s stockholders or Equitable’s stockholders, as applicable, than the transactions contemplated by the Merger Agreement (after taking into account any revisions to the terms of the Merger Agreement proposed by Corebridge or Equitable, as applicable, pursuant to the Merger Agreement and the time likely to be required to consummate such acquisition proposal);

•

is reasonably likely to be consummated on the terms proposed (including being reasonably likely to receive all required governmental approvals or clearances), taking into account any legal, financial, regulatory and stockholder approval requirements, the sources, availability and terms of any financing, financing market conditions and the existence of a financing contingency, the likelihood of termination, the timing of closing, any termination fees, expense reimbursement provisions, conditions to closing, the identity of the person or persons making the proposal and any other aspects considered relevant by the Corebridge board of directors or the Equitable board of directors, as applicable; and

•	for which, if applicable, financing is fully committed or reasonably determined to be available by the Corebridge board of directors or the Equitable board of directors, as applicable.

Notice Regarding Acquisition Proposals

Corebridge or Equitable, as applicable, must each promptly (and, in any event, within 24 hours) give notice to the other party if (a) any inquiries, proposals or offers with respect to an acquisition proposal or any material modification of or material amendment to any acquisition proposal, are received by, (b) any information is requested in connection with any acquisition proposal from, or (c) any discussions or negotiations with respect to an acquisition proposal are sought to be initiated or continued with, in each case, it or any of its representatives, setting forth in such notice the identity of such person making such inquiry, proposal, offer or information request or seeking any such discussions or negotiations, a copy of the acquisition proposal (including proposed agreements) or, if not in writing, a written summary in reasonable details of the material terms and conditions of any such acquisition proposal and thereafter will keep the other party reasonably informed, on a current basis (and, in any event, within 24 hours), of the status and material terms of any such inquiries, proposals or offers (including any material amendments thereto) and the status of any such discussions or negotiations, including any change in its intentions as previously notified.

No Change of Recommendation

Corebridge and Equitable have agreed that, except as otherwise set forth in the Merger Agreement, neither the Corebridge board of directors nor the Equitable board of directors, including any committee thereof, will:

•

withhold, withdraw, qualify or modify (or publicly propose or resolve to withhold, withdraw, qualify or modify) the recommendation that Corebridge Common Stockholders adopt the Merger Agreement (the “Corebridge recommendation”), in the case of the Corebridge board of directors or any committee thereof, or the recommendation that Equitable Common Stockholders adopt the Merger Agreement (the “Equitable recommendation”), in the case of the Equitable board of recommendation or any committee thereof, in a manner adverse to Equitable or Corebridge, as applicable;

•	fail to include the Corebridge recommendation or the Equitable recommendation, as applicable, in this joint proxy statement/prospectus;

•

fail to reaffirm the Corebridge recommendation or the Equitable recommendation, as applicable, and recommend against acceptance of a tender or exchange offer by its stockholders pursuant to Rule 14d-2 under the Exchange Act for outstanding shares of Corebridge Common Stock or Equitable Common Stock, as applicable (other than by Corebridge or an affiliate of Corebridge or Equitable or an affiliate of Equitable, as applicable), in each case, within 10 business days after the commencement of such tender offer or exchange offer (or, if earlier, prior to the Corebridge Special Meeting or Equitable Special Meeting, as applicable);

•

approve or recommend, or publicly declare advisable or publicly propose to enter into, any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement, exclusivity agreement or other agreement (other than a confidentiality agreement permitted as discussed above) relating to any acquisition proposal, which agreement is referred to as an “alternative acquisition agreement”;

•	resolve, agree or publicly propose to take any of the foregoing actions (and any of the actions set forth in the preceding four bullets, a “change of recommendation”); or

•	cause or permit Corebridge or Equitable, as applicable, to enter into an alternative acquisition agreement.

Notwithstanding anything in the Merger Agreement to the contrary, prior to the time, in the case of Corebridge, the Requisite Corebridge Vote is obtained or, in the case of Equitable, the Requisite Equitable Vote is obtained, the Corebridge board of directors or the Equitable board of directors, as applicable, may effect a change of recommendation if:

•

(a) an unsolicited, bona fide written acquisition proposal received on or after the date of the Merger Agreement that did not arise from or in connection with a breach of the obligations set forth in the

Merger Agreement is received by Corebridge or Equitable, as applicable, and is not withdrawn, and the Corebridge board of directors or the Equitable board of directors, as applicable, determines in good faith, after consultation with its financial advisor and outside legal counsel and that such acquisition proposal constitutes a superior proposal or (b) an intervening event (as defined below) has occurred; and

•

the Corebridge board of directors or Equitable board of directors, as applicable, determines in good faith, after consultation with its outside legal counsel, that failure to effect a change of recommendation in response to such superior proposal or intervening event, as applicable, would be inconsistent with the directors’ fiduciary duties under applicable law.

Prior to making any change of recommendation, Corebridge or Equitable, as applicable, is required to deliver to the other a written notice of such action and the basis for such change of recommendation five business days in advance, stating in writing that the Corebridge board of directors or the Equitable board of directors, as applicable, intends to consider whether to take such action and (a) in the case of a superior proposal, provide the notice required for receipt of an acquisition proposal, and (b) in the case of an intervening event, include a reasonably detailed description of the intervening event. After giving such notice and prior to effecting a change of recommendation, Corebridge or Equitable, as applicable, must negotiate in good faith with the other party (to the extent the other party wishes to negotiate) to make such revisions to the terms of the Merger Agreement as would permit the Corebridge board of directors or the Equitable board of directors, as applicable, not to effect a change of recommendation in response thereto. At the end of such five-business day period, prior to and as a condition to taking action to effect a change of recommendation, the Corebridge board of directors or Equitable board of directors, as applicable, must take into account any changes to the terms of the Merger Agreement proposed in writing by the other party, and any other information offered by the other party in response to the notice, and must determine in good faith that (i) in the case of a superior proposal, after consultation with its financial advisor and its outside legal counsel, such superior proposal would continue to constitute a superior proposal or, in the case of an intervening event, such intervening event remains in effect and (ii) after consultation with its outside legal counsel, the failure to effect a change of recommendation in response to such superior proposal or intervening event, as applicable, would be inconsistent with the directors’ fiduciary duties under applicable law, in each case, if such changes offered in writing by the other party were to be given effect.

Any material amendment to any acquisition proposal will be deemed to be a new acquisition proposal for the purposes of the obligations described above, except that references to “five business days” will be deemed to be references to “three business days.”

An “intervening event” means any material effect, event, development, change, state of facts, condition, circumstance or occurrence that was not known to or reasonably foreseeable by the Corebridge board of directors or Equitable board of directors, as applicable, on the date of the Merger Agreement (or, if known to or reasonably foreseeable, the consequences of which were not known to or reasonably foreseeable by such board of directors as of the date of the Merger Agreement), which effect, event, development, change, state of facts, condition, circumstance, occurrence or any consequence thereof, becomes known by such board of directors prior to the time Corebridge receives the Requisite Corebridge Vote or Equitable receives the Requisite Equitable Vote, as applicable, except that in no event will any effect, event, development, change, state of facts, condition, circumstance or occurrence that relates to: (a) an acquisition proposal or a superior proposal or any inquiry or communications relating thereto, (b) any changes in the market price or trading volume of Corebridge Common Stock or Equitable Common Stock or any ratings upgrade or change in ratings outlook for Corebridge, Equitable or any of their subsidiaries; or (c) Corebridge or Equitable, respectively, or any of their respective subsidiaries meeting, exceeding or failing to meet internal or publicly announced financial projections, forecasts, estimates or predictions of revenues, earnings or other financial or operating metrics for any period, or any predictions or expectations of any securities analysts of Corebridge or Equitable, be taken into account for purposes of determining whether an intervening event has occurred (it being understood that the facts or occurrences giving rise or contributing to the matters described in clauses (b) and (c) that are not otherwise excluded from the definition of “intervening event” may be taken into account).

Nothing contained in the Merger Agreement will prohibit Corebridge or Equitable, as applicable, from (i) complying with its disclosure obligations under applicable law with regard to an acquisition proposal if, in the good faith judgment of the Corebridge board of directors or the Equitable board of directors, as applicable, after consultation with its outside legal counsel, the failure to make such disclosure would be reasonably likely to be inconsistent with the directors’ fiduciary duties under applicable law, or (ii) disclosing to its stockholders a position contemplated by Rules 14d-9 and 14e-2(a) under the Exchange Act, or from making any “stop, look and listen” statement or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act, in each case, so long as any action taken or statement made is consistent with the Merger Agreement, except that neither Corebridge nor Equitable may effect a change of recommendation other than in accordance with the procedures described above.

Any disclosure by Corebridge or Equitable relating to an acquisition proposal will be deemed to be a change of recommendation by such party unless the Corebridge board of directors or Equitable board of directors, as applicable, reaffirms its recommendation and declaration of advisability with respect to the Merger Agreement and the transactions contemplated by the Merger Agreement in such disclosure.

Existing Discussions and Standstill Provisions

Each of Corebridge and Equitable must, and each must cause its subsidiaries and its and their respective subsidiaries’ directors and officers to, and must direct and use its reasonable best efforts to cause its other representatives to, immediately cease and cause to be terminated any existing activities, discussions or negotiations with any person conducted prior to the date of the Merger Agreement with respect to any acquisition proposal, or proposal that would reasonably be expected to lead to an acquisition proposal. Each of Corebridge and Equitable must promptly deliver a written notice to each such person with whom it was discussing an acquisition proposal, or proposal or transaction that would reasonably be expected to lead to an acquisition proposal, providing only that Corebridge or Equitable, as applicable, is ending all discussions and negotiations with such person with respect to any acquisition proposal, or proposal or transaction that would reasonably be expected to lead to an acquisition proposal, which notice must also request the prompt return or destruction of all confidential information concerning Corebridge and its subsidiaries or Equitable and its subsidiaries, as applicable, that has been furnished to such person by or on behalf of Corebridge or Equitable, as applicable, prior to the date of the Merger Agreement. Each of Corebridge and Equitable must promptly terminate all physical and electronic data access previously granted to such persons.

During the period beginning on the date of the Merger Agreement and continuing until the earlier to occur of the termination of the Merger Agreement pursuant to its terms and the Closing, neither Corebridge nor Equitable will terminate, amend, modify or waive any provision of any confidentiality, “standstill” or similar agreement to which either Corebridge or Equitable, or any of its subsidiaries is a party, and each of Corebridge and Equitable must enforce, to the fullest extent permitted under applicable law, the provisions of any such agreement, including by obtaining injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof. Notwithstanding anything in the Merger Agreement to the contrary, Corebridge or Equitable will be permitted to take any such action prohibited by the terms of the Merger Agreement if (i) such party receives a written request from a third party to take such action and the Corebridge board of directors or the Equitable board of directors, as applicable, determines in good faith, after consultation with its outside legal counsel, that the failure to take such action would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable law and (ii) such party promptly (and in no event later than 24 hours after taking such action) provides written notice to the other party that it has taken such action and includes the identity of the applicable third party in such written notice.

Special Meetings

Each of Corebridge and Equitable must take, in accordance with applicable law and its organizational documents, all action necessary to convene the Corebridge Special Meeting or Equitable Special Meeting, as applicable, as promptly as practicable after the SEC declares the registration statement on Form S-4, of which this joint proxy statement/prospectus forms a part, effective under the Securities Act, and in any event (to the extent permitted by applicable law) within 50 days thereafter, to consider and vote upon the adoption of the Merger Agreement and to cause such vote to be taken, and must not postpone or adjourn such Corebridge Special Meeting or Equitable Special Meeting, as applicable, except to the extent required by law, in accordance with the terms of the Merger Agreement, or if, as of the time for which the Corebridge Special Meeting or Equitable Special Meeting, as applicable, was originally scheduled, there are insufficient shares of Corebridge Common Stock or Equitable Common Stock, as applicable, represented (either in person or by proxy) and voting to adopt the Merger Agreement or to constitute a quorum necessary to conduct the business of the Corebridge Special Meeting or Equitable Special Meeting, as applicable. Corebridge and Equitable each must, subject to the right of the Corebridge board of directors or Equitable board of directors, as applicable, to effect a change of recommendation in accordance with the terms of the Merger Agreement, use reasonable best efforts to solicit from its stockholders proxies in favor of the proposal to adopt the Merger Agreement and to secure the Requisite Corebridge Vote or Requisite Equitable Vote, as applicable (it being understood that the foregoing will not require the Corebridge board of directors or the Equitable board of directors to recommend in favor of the adoption of the Merger Agreement if a change of recommendation has been effected in accordance with the terms of the Merger Agreement).

Corebridge and Equitable must cooperate to schedule and convene the Corebridge Special Meeting and the Equitable Special Meeting on the same date and at the same time, and each agrees to (a) provide the other reasonably detailed periodic updates concerning proxy solicitation results on a timely basis (including, if requested, promptly providing daily voting reports in the last ten days prior to the applicable special meeting) and (b) to give written notice to the other one day prior to the Corebridge Special Meeting or the Equitable Special Meeting, as applicable, and on the day of, but prior to the Corebridge Special Meeting or the Equitable Special Meeting, as applicable, indicating whether as of such date sufficient proxies representing the Requisite Corebridge Vote or the Requisite Equitable Vote, as applicable, have been obtained. The special meetings may be postponed or adjourned if necessary to ensure that any supplement or amendment to this joint proxy statement/prospectus is delivered or if either party has not received sufficient proxies representing the Requisite Corebridge Vote or Requisite Equitable Vote, as applicable, as of two business days before its special meeting. Such postponement or adjournment must not be more than seven business days in connection with any one postponement or adjournment or more than an aggregate of 20 business days from the originally scheduled date for the applicable special meeting. If either party postpones or adjourns its special meeting, the other party may postpone or adjourn its special meeting such that both special meetings are scheduled on the same date.

Each of Corebridge and Equitable agrees that its obligations to hold the Corebridge Special Meeting and the Equitable Special Meeting, as applicable, will not be affected by the making of a change of recommendation by the Corebridge board of directors or the Equitable board of directors, as applicable, nor will those obligations be affected by the commencement of or announcement or disclosure of or communication to Corebridge or Equitable, as applicable, of any acquisition proposal (including any superior proposal) or the occurrence or disclosure of an intervening event as to Corebridge or Equitable, as applicable.

Efforts to Complete the Mergers

On the terms and subject to the conditions set forth in the Merger Agreement, Corebridge and Equitable are required to cooperate with each other and use (and to cause their respective subsidiaries to use) their respective reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under the Merger Agreement and applicable law to cause the conditions to the Closing set forth in the Merger Agreement to be satisfied and consummate and make effective the transactions contemplated by the Merger Agreement, in each case, as soon as reasonably practicable, including preparing and filing as promptly as reasonably practicable and advisable all documentation to effect all necessary notices, reports and other filings (including by filing no later than May 11, 2026, (a) the notification and report form, if any, required under the HSR Act, and (b) with applicable insurance regulators, all approvals, clearances filings and notices under applicable insurance laws or otherwise requested by domiciliary insurance regulators of any of

Corebridge or Equitable’s insurance subsidiaries, as agreed by the parties or as otherwise reasonably determined by each party in consultation with the other) and to obtain as promptly as reasonably practicable all consents, registrations, approvals, clearances permits and authorizations necessary or advisable to be obtained from any third party or governmental entity in order to consummate the transactions contemplated by the Merger Agreement.

Corebridge and Equitable are required to jointly develop and consult with one another on and consider in good faith the views of one another in connection with, all of the information relating to Corebridge or Equitable, as applicable, and any of their respective subsidiaries, that appears in any filing made with, or written materials submitted to, any third party or governmental entity in connection with the transactions contemplated by the Merger Agreement. Neither Corebridge nor Equitable may permit any of its representatives to participate in any substantive meeting (whether live or virtual) with any governmental entity in respect of any filings, investigation or other inquiry relating to the transactions contemplated by the Merger Agreement unless it consults with the other party in advance and, to the extent permitted by such governmental entity, gives the other party the opportunity to attend and participate in such meeting. Subject to applicable law, each of Corebridge and Equitable and any of their respective subsidiaries may not agree to any actions, restrictions or conditions with respect to obtaining any consents, registrations, approvals, clearances permits, expirations of waiting periods or authorizations in connection with the transactions contemplated by the Merger Agreement, and neither party may directly or indirectly extend any waiting period under the HSR Act or enter into any agreement with a governmental entity related to the Merger Agreement or the transactions contemplated by the Merger Agreement, in each case, without the prior written consent of the other party (such consent not to be unreasonably withheld, conditioned or delayed). In exercising these rights, each of Corebridge and Equitable must act reasonably and as promptly as reasonably practicable.

On the terms and subject to the conditions set forth in the Merger Agreement, each of Corebridge and Equitable agree to use reasonable best efforts to take or cause to be taken the following actions:

•

subject to applicable law, promptly provide to each and every federal, state, local or foreign court or governmental entity with jurisdiction over enforcement of any applicable antitrust law non-privileged information and documents relating to Corebridge or Equitable, as applicable, and any of their respective subsidiaries requested by any governmental entity or that are necessary, proper or advisable to permit consummation of the transactions contemplated by the Merger Agreement; and

•

all reasonably necessary, proper or advisable steps to avoid the entry of, and resist, vacate, modify, reverse, suspend, prevent, eliminate or remove any actual, anticipated or threatened temporary, preliminary or permanent injunction or other order, decree, decision, determination or judgment entered or issued, or that becomes reasonably foreseeable to be entered or issued, in any proceeding or inquiry of any kind, in each case, that would reasonably be expected to delay, restrain, prevent, enjoin or otherwise prohibit or make unlawful the consummation of the transactions contemplated by the Merger Agreement, including, except as Corebridge and Equitable may otherwise agree, the proffer of its willingness and agreement by Corebridge or Equitable, as applicable, to (a) sell, lease, license or otherwise dispose of, or hold separate pending such disposition, and promptly to effect the sale, lease, license, disposal and holding separate of, assets, operations, rights, product lines, licenses, businesses or interests therein of Corebridge or Equitable or either of their respective subsidiaries (and the entry into agreements with, and submission to orders of, the relevant governmental antitrust entity giving effect thereto) or (b) make any capital commitment or capital guarantee or keep well or similar capital maintenance undertaking with respect to an insurance subsidiary if, in each case, such regulatory remedy should be reasonably necessary, proper or advisable so as to permit the consummation of the transactions contemplated under the Merger Agreement.

Notwithstanding anything in the Merger Agreement to the contrary, neither the covenants described in this section nor the “reasonable best efforts” standard in the Merger Agreement will require, or be construed to require, Corebridge or Equitable or any of their respective subsidiaries or other affiliates, to:

•	waive any of the conditions to the Closing of the Mergers;

•	commence any litigation against any governmental antitrust entity or insurance regulator;

•	take, effect or agree to any regulatory remedy unless such regulatory remedy is conditioned upon the occurrence of the Closing or is effective on or after the Closing; or

•

take, effect or agree to any regulatory remedy that individually or in the aggregate with any other regulatory remedy that would, after giving effect to the Mergers (and after giving effect to any reasonably expected proceeds from effecting any such regulatory remedy), result in, or reasonably be expected to result in, an effect that, individually or in the aggregate with any other effect, have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of New Equitable and its subsidiaries, taken as a whole (provided that for purposes of determining the foregoing, the business, assets, condition (financial or otherwise) or results of operations of New Equitable and its subsidiaries, taken as a whole, will be deemed to be of the same scale as those of Corebridge and its subsidiaries, taken as a whole).

For the avoidance of doubt, Corebridge and Equitable must cooperate with each other and work in good faith in formulating any regulatory remedy.

See the section of this joint proxy statement/prospectus titled “The Mergers—Regulatory Approvals and Clearances Required for the Mergers” beginning on page 152 for a description of the material regulatory approvals or clearances required for the completion of the Mergers.

Status and Notifications

Subject to applicable law and as otherwise required by any governmental entity, each of Corebridge and Equitable will keep the other apprised of the status of matters relating to completion of the transactions contemplated by the Merger Agreement, including promptly furnishing the other with copies of notices or other communications received by either Corebridge or Equitable or any of their respective subsidiaries from any third party and/or any governmental entity with respect to the transactions contemplated by the Merger Agreement. Corebridge and Equitable each will give prompt notice to the other of any effect that, individually or in the aggregate with any other effect, has had, or would reasonably be expected to have, a material adverse effect on such party, or of any failure of any condition to the party’s obligations to effect the Mergers to be satisfied.

Financing and Indebtedness

Corebridge and Equitable have agreed to cooperate in good faith during the period from the date of the Merger Agreement to the Effective Time to mutually determine and implement any necessary, appropriate or desirable arrangements, in anticipation of the consummation of the transactions contemplated by the Merger Agreement, regarding each party’s indentures or other documents governing or relating to indebtedness of the parties and any incremental indebtedness in connection with the transactions contemplated by the Merger Agreement.

Access to Information

Subject to applicable law and certain exceptions and conditions, Corebridge and Equitable each must, upon written request by the other, furnish the other with all information concerning itself, its subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with this joint proxy statement/prospectus or any other statement, filing, notice or application made by or on behalf of Corebridge, Equitable or any of their respective subsidiaries to any third party or governmental entity in connection with the transactions contemplated by the Merger Agreement and must (and must cause its subsidiaries to), upon giving of reasonable notice by the other party, afford the other party’s officers and other authorized representatives reasonable access, during normal business hours following reasonable advance notice throughout the period prior to the Closing, to its officers, employees, agents, contracts, books and records, as well as properties, offices and other facilities, and, during such period, each must (and must cause its subsidiaries

to) furnish promptly to the other all information concerning its business, properties and personnel as may reasonably be requested, in each case for the purpose of consummating the transactions contemplated by the Merger Agreement.

NYSE Listing; NYSE Delisting

Each of Corebridge and Equitable is required to use its reasonable best efforts to cause the shares of New Equitable Common Stock and any sub-series of Series 1 New Equitable Preferred Stock to be issued pursuant to the Mergers to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Closing. Prior to the Closing, Corebridge will cooperate with Equitable and use reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable laws and rules and policies of the NYSE to enable the delisting by the Corebridge Surviving Corporation of the shares of Corebridge Common Stock from the NYSE and the deregistration of the shares of Corebridge Common Stock under the Exchange Act as promptly as practicable after the Closing. Prior to the Closing, Equitable will cooperate with Corebridge and use its reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable laws and rules and policies of the NYSE to enable the delisting by the Equitable Surviving Corporation of the shares of Equitable Common Stock and any series of Equitable Preferred Stock from the NYSE and the deregistration of the shares of Equitable Common Stock and any series of Equitable Preferred Stock under the Exchange Act as promptly as practicable after the Closing.

On April 14, 2026, Corebridge and Equitable mutually agreed to waive their obligations to use their respective reasonable best efforts to (a) cause the shares of Series 2 New Equitable Preferred Stock to be issued pursuant to the Mergers to be approved for listing on the NYSE, subject to official notice of issuance, prior to Closing, and (b) take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable under applicable laws and rules and policies of the NYSE to enable the delisting by the Corebridge Surviving Corporation of the shares of Corebridge Preferred Stock from the NYSE and the deregistration of the shares of Corebridge Preferred Stock under the Exchange Act as promptly as practicable after the Closing.

Publicity

Corebridge and Equitable are required to consult with each other, and provide reasonable opportunity for review and give due consideration to reasonable comment by the other, prior to issuing any press releases or otherwise making planned public statements with respect to the transactions contemplated by the Merger Agreement and will not issue any such press release or make any such public statement without the prior consent of the other party, which consent will not be unreasonably withheld, conditioned or delayed, except (a) as may be required by applicable law or by obligations pursuant to any listing agreement with or rules of the NYSE, (b) with respect to any change of recommendation made in accordance with the Merger Agreement or either party’s response thereto or any action taken by Corebridge or the Corebridge board of directors, or Equitable or the Equitable board of directors, as applicable, pursuant to and in accordance with the Merger Agreement, (c) in connection with any dispute between the parties regarding the Merger Agreement or the transactions contemplated thereby or (d) to the extent the content of any such disclosure, announcement or statement is consistent with any previous disclosure, announcement or statement made in accordance with the Merger Agreement. Each of Corebridge and Equitable may make any public statements in response to questions by the press, analysts, investors or those attending industry conferences or analyst or investor conference calls, so long as such statements are consistent with previous statements made jointly by Corebridge and Equitable.

Employee Benefits Matters

Employees of Corebridge and its subsidiaries at the Corebridge Effective Time who continue to remain employed with Corebridge or its subsidiaries (the “Corebridge Continuing Employees”) and the employees of Equitable and its subsidiaries at the Equitable Effective Time who continue to remain employed with Equitable or its subsidiaries (the “Equitable Continuing Employees” and, together with Corebridge Continuing Employees, the “Continuing Employees”) will, during the period commencing at the applicable Effective Time and ending on the 12-month anniversary of the Closing date, be provided with (i) base salary or base wage rate, as applicable, that is no less favorable than the base salary or base wage rate, as applicable, provided to such Continuing Employee immediately prior to the applicable Effective Time, (ii) target annual cash bonus and long-term incentive opportunities that are no less favorable than the target annual cash bonus and long-term incentive opportunities provided to such Continuing Employee immediately prior to the applicable Effective Time, (iii) severance payments and benefits that are no less favorable than the severance payments and benefits applicable to such Continuing Employee immediately prior to the applicable Effective Time and (iv) other compensation and benefits (excluding for this purpose, defined benefit pension, post-employment welfare benefits, equity-based compensation and change of control, retention or other one-time awards) that are substantially comparable in the aggregate to the compensation and benefits provided to such Continuing Employee immediately prior to the applicable Effective Time; provided that the requirements of this sentence will not apply to Continuing Employees who are covered by a collective bargaining agreement.

Corebridge and Equitable acknowledge and agree that the consummation of the transactions contemplated by the Merger Agreement will result in a change in control of Corebridge and Equitable (or any other words or terms of similar import) for purposes of all employee benefit plans of Corebridge and Equitable.

With respect to any employee benefit plan in which any Continuing Employee first becomes eligible to participate on or after the applicable Effective Time, each party will use reasonable best efforts to (i) cause any pre-existing conditions or limitations and eligibility waiting periods under any of its group health plans to be waived with respect to the other party’s Continuing Employees and their eligible dependents, (ii) give the other party’s Continuing Employees credit for the plan year in which the applicable Effective Time occurs (or the plan year in which the Continuing Employee first becomes eligible to participate in the applicable benefit plan, if later) towards applicable deductibles and annual out-of-pocket limits for medical expenses incurred during the plan year but prior to the applicable Effective Time (or eligibility date, as applicable), for which payment has been made and (iii) give the other party’s Continuing Employees service credit for such Continuing Employee’s employment with the other party for purposes of vesting, benefit accrual and eligibility to participate under each applicable benefit plan, as if such service had been performed with such party, except for benefit accrual under defined benefit pension plans, for purposes of qualifying for subsidized early retirement benefits (unless otherwise required under applicable law) or to the extent it would result in a duplication of benefits.

From the date of the Merger Agreement through the Closing date, neither party nor its subsidiaries will make any material (i) written communications to its own executives designated pursuant to the Merger Agreement or (ii) broad-based written communications to its own employees, in each case, pertaining to compensation or benefit matters that are affected by the transactions contemplated by the Merger Agreement without first providing the other party with a copy of the intended communication and a reasonable period of time to review and comment on such communication, with any reasonable comments to be considered in good faith.

Nothing contained in the Merger Agreement is intended to (i) be treated as an amendment of any particular Corebridge benefit plan or Equitable benefit plan, (ii) prevent Corebridge, Equitable, the surviving corporations or any of their affiliates from amending or terminating any of their respective benefit plans in accordance with their terms, (iii) prevent Corebridge, Equitable, the surviving corporations or any of their affiliates, after the applicable Effective Time, from terminating the employment of any Corebridge Continuing Employee or Equitable Continuing Employee or (iv) create any third-party beneficiary rights in any employee of Corebridge, Equitable or any of their subsidiaries, any beneficiary or dependent thereof, or any collective bargaining representative thereof, in connection with or arising out of the Merger Agreement and the transactions contemplated thereby, including with respect to the compensation, terms and conditions of employment and/or benefits that may be provided to any Corebridge Continuing Employee or Equitable Continuing Employee by Corebridge, Equitable, the surviving corporations or any of their affiliates or under any benefit plan which Corebridge, Equitable, the surviving corporations or any of their affiliates may maintain.

Expenses

Except as otherwise provided in the provisions related to termination of the Merger Agreement, whether or not the Mergers are consummated, all costs and expenses incurred in connection with the preparation, negotiation, execution and performance of the Merger Agreement and the transactions contemplated by the Merger Agreement, including all fees and expenses of its representatives, will be paid by the party incurring such expense, except that expenses incurred in connection with any filing fees in connection with the HSR Act, any other antitrust law or other requisite regulatory approval, the printing and mailing of this joint proxy statement/prospectus and the exchange agent will be shared equally by Corebridge and Equitable.

Indemnification; Directors’ and Officers’ Insurance

The Merger Agreement provides that, from and after the Effective Time, New Equitable and the surviving corporations will, jointly and severally, indemnify and hold harmless to the fullest extent permitted under applicable law, each present and former director and officer of Corebridge or Equitable or any of their respective subsidiaries or any person who prior to the Closing served at the request of Corebridge or Equitable, as applicable, or any of their respective subsidiaries, as a director or officer of another person in which Corebridge or Equitable or any of its subsidiaries has an equity investment, in each case, when acting in such capacity, against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with, arising out of or otherwise related to any proceeding, in connection with, arising out of or otherwise related to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, including in connection with (a) the transactions contemplated by the Merger Agreement and (b) actions to enforce any indemnification or advancement right of any such person. New Equitable and the surviving corporations will advance expenses to each indemnified party as incurred to the fullest extent permitted under applicable law, so long as any person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined by final adjudication that such person is not entitled to indemnification.

Prior to the Closing, each of Corebridge and Equitable will, effective as of the Closing, obtain and fully pay the premium for “tail” insurance policies for the extension of its insurance policies covering directors’ and officers’ liability, errors and omissions liability, cyber liability and employment practices liability, in each case, for claims reporting or discovery period of six years from and after the Closing, which is referred to as the “tail period,” with terms, conditions, retentions and limits of liability that are at least as favorable to the insureds thereunder as such party’s insurance policies in effect as of immediately prior to the Closing, with respect to claims arising out of acts, omissions and other matters existing or occurring at or prior to the Closing (including in connection with the Merger Agreement or transactions contemplated thereby).

During the tail period, all rights to indemnification and exculpation from liabilities for acts, omissions or other matters occurring at or prior to the Closing and rights to advancement of related expenses existing at the time of the Merger Agreement in favor of any party eligible for indemnification, exculpation or insurance as provided in the organizational documents of Corebridge or Equitable and their respective subsidiaries, as applicable, and its subsidiaries or any indemnification agreement between such person and Corebridge or Equitable, as applicable, or any of their respective subsidiaries, as applicable, in each case, as in effect on the date of the Merger Agreement, will survive the transactions contemplated by the Merger Agreement unchanged and will not be amended, restated, repealed or otherwise modified in any manner that would adversely affect any right thereunder of any such person, except to the extent required by applicable law.

The indemnification, exculpation and insurance provisions described in this section are intended to be for the benefit of, and from and after the Effective Time will be enforceable by, each of the persons eligible for indemnification, exculpation or insurance as described in the Merger Agreement, who will be third-party beneficiaries of such provisions.

Litigation

Each of Corebridge and Equitable has agreed to promptly advise the other party of any litigation commenced after the date of the Merger Agreement against such party or any of its directors (in their capacity as such) by any stockholders of such party (on their own behalf or on behalf of such party) relating to the Merger Agreement or the transactions contemplated by the Merger Agreement, and to keep the other party reasonably informed regarding any such litigation. Each of Corebridge and Equitable has agreed to give the other party the opportunity to participate in the defense or settlement of any such stockholder litigation, and that no such settlement will be agreed to without the other party’s prior written consent (which consent cannot be unreasonably withheld, conditioned or delayed). For purposes of this section, “participate” means that the non-litigating party will be kept apprised of proposed strategy and other significant decisions with respect to the litigation by the litigating party (to the extent the attorney-client privilege between the litigating party and its counsel is not undermined or otherwise affected), and the non-litigating party may offer comments or suggestions with respect to the litigation but will not be afforded any decision making power or other authority over the litigation except for the settlement consent set forth in the Merger Agreement.

Conditions to the Completion of the Mergers

Each party’s obligation to effect the Mergers is subject to the satisfaction at the Closing or waiver at or prior to Closing of each of the following conditions:

•	receipt of the Requisite Corebridge Vote and the Requisite Equitable Vote;

•

the approval for listing on the NYSE, subject to official notice of issuance, of shares of New Equitable Common Stock, Series 1-A New Equitable Preferred Stock and Series 1-C New Equitable Preferred Stock issuable in accordance with the Merger Agreement;

•

the receipt of requisite regulatory approvals, including the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, approvals from insurance regulators in Arizona, Colorado, Missouri, New York, Texas and Vermont, and approvals of certain other domestic and foreign regulators as described in the section of this joint proxy statement/prospectus titled “The Mergers—Regulatory Approvals and Clearances Required for the Mergers” beginning on page 152;

•

the absence of any law, order or other action (whether temporary, preliminary or permanent) enacted, issued, promulgated, enforced or entered by any governmental entity in the jurisdictions described in the section of this joint proxy statement/prospectus titled “The Mergers—Regulatory Approvals and Clearances Required for the Mergers” beginning on page 152, that is in effect and restrains, enjoins, makes illegal or otherwise prohibits the Closing of the transactions contemplated by the Merger Agreement;

•

the SEC having declared the registration statement on Form S-4, of which this joint proxy statement/prospectus forms a part, effective under the Securities Act, and the absence of any stop order or proceeding by the SEC suspending such effectiveness, unless subsequently withdrawn;

•

the receipt by each party of a tax opinion, in form and substance reasonably satisfactory to such party, providing that the Mergers, taken together, will qualify as a transaction described in Section 351 of the Code;

•

the consent of Equitable clients representing 75% of Equitable’s annualized investment advisory, investment management, subadvisory and other similar recurring fees as of February 28, 2026 to the “assignment” (as defined in the Investment Advisers Act of 1940) of their advisory contracts;

•	the accuracy of the representations and warranties of the other party as follows:

•	each of the representations and warranties of such party regarding: organization, good standing and qualification; corporate authority and approval; takeover statutes; such party’s capital structure; and such party’s brokers and finders must have been true and correct in all material respects as of the date of the Merger Agreement and must be true and correct in all material respects as of the Closing date (except to the extent that any such representation and warranty expressly speaks as of a particular date or period of time, in which case such representation and warranty must be so true and correct in all material respects as of such particular date or period of time);

•

the representations and warranties of such party regarding its outstanding and authorized capital must have been true and correct in all material respects as of the date of the Merger Agreement and must be true and correct in all material respects as of the Closing date (except for inaccuracies that, in the aggregate, result in a de minimis increase in the total fully diluted equity capitalization of such party (except to the extent that any such representation and warranty expressly speaks as of a particular date or period of time, in which case such representation and warranty must be so true and correct in all material respects as of such particular date or period of time));

•

the representations and warranties of such party regarding the absence of any fact, change, circumstance, event, occurrence, condition or development that has had or would, individually or in the aggregate, reasonably be expected to have a material adverse effect on such party must have been true and correct in all respects as of the date of the Merger Agreement and must be true and correct in all respects as of the Closing date; and

•

each other representation and warranty of such party set forth in the Merger Agreement must be true and correct in all respects (without giving effect to any qualification by materiality or material adverse effect contained therein) as of the date of the Merger Agreement and as of the Closing date (except to the extent that any such representation and warranty expressly speaks as of a particular date or period of time, in which case such representation and warranty must be so true and correct in all respects as of such particular date or period of time), except, for any failure of any such representation and warranty to be so true and correct that has not had and would not, individually or in the aggregate, reasonably be expected to have a material adverse effect with respect to such party;

•	the other party’s performance or compliance, in all material respects, with its obligations under the Merger Agreement required to be performed or complied with by it at or prior to the Closing;

•	since the date of the Merger Agreement there must not have occurred any material adverse effect with respect to the other party that is continuing; and

•

the receipt by such party of a certificate of the Chief Executive Officer or Chief Financial Officer of the other party certifying that the conditions in the three immediately preceding bullets above have been satisfied.

On April 14, 2026, Corebridge and Equitable mutually agreed to waive the Closing condition that the shares of Series 2 New Equitable Preferred Stock issuable in accordance with the Merger Agreement will have been approved for listing on the NYSE, subject to official notice of issuance.

In addition, the obligations of Corebridge to effect the Mergers are subject to the satisfaction or waiver of the following additional conditions:

•

that each of the representations and warranties of Corebridge regarding: the organization, good standing and qualification of New Equitable, Corebridge Merger Sub and Equitable Merger Sub; the capital structure of New Equitable, Corebridge Merger Sub and Equitable Merger Sub; and the corporate authority of New Equitable, Corebridge Merger Sub and Equitable Merger Sub have been true and correct in all material respects as of the date of the Merger Agreement and are true and correct in all material respects as of the Closing date (except to the extent that any such representation and warranty expressly speaks as of a particular date or period of time, in which case such representation and warranty must be so true and correct in all material respects as of such particular date or period of time); and

•

the performance or compliance, in all material respects, by each of New Equitable, Corebridge Merger Sub and Equitable Merger Sub with its obligations under the Merger Agreement required to be performed or complied with by it at or prior to the Closing date.

Termination of the Merger Agreement

Termination by Mutual Consent

The Merger Agreement may be terminated and the Mergers may be abandoned at any time prior to the Corebridge Effective Time by mutual written consent of Corebridge and Equitable by action of their boards of directors.

Termination by Either Corebridge or Equitable

Either Corebridge or Equitable may terminate the Merger Agreement and abandon the Mergers by action of its respective board of directors at any time prior to the Corebridge Effective Time if:

•

the Mergers have not been completed by 5:00 p.m. (Eastern Time) on December 26, 2026 (the “outside date”), subject to two automatic three-month extensions if the Corebridge Effective Time has not occurred prior to or on such date by reason of nonsatisfaction of the regulatory Closing conditions but all other conditions to the Closing have been satisfied or (to the extent permitted by applicable law) waived by the parties entitled to the benefits thereof (other than those conditions that by their nature are to be satisfied or (to the extent permitted by applicable law) waived at the Closing (so long as such conditions are reasonably capable of being satisfied at the Closing)); provided that such right to terminate the Merger Agreement pursuant to this bullet will not be available to any party that has breached in any material respect any of its obligations under the Merger Agreement so as to result in the failure of a condition to the consummation of the Mergers to be satisfied, with termination under this bullet being referred to as “outside date termination”;

•

a law or governmental order in the jurisdictions described in the section of this joint proxy statement/prospectus titled “The Mergers—Regulatory Approvals and Clearances Required for the Mergers” beginning on page 152 permanently restraining, enjoining or otherwise prohibiting consummation of the transactions contemplated by the Merger Agreement has become final and non-appealable; provided that such right to terminate the Merger Agreement pursuant to this bullet will not be available to any party that has breached in any material respect any of its obligations under the Merger Agreement so as to result in the failure of the regulatory Closing conditions to be satisfied;

•

the Requisite Corebridge Vote has not been obtained at the Corebridge Special Meeting (or, if the Corebridge Special Meeting has been adjourned or postponed in accordance with the Merger Agreement, at the final adjournment or postponement thereof) at which a vote on the adoption of the Merger Agreement was taken, with termination under this bullet being referred to as “Corebridge no vote termination”; or

•

the Requisite Equitable Vote has not been obtained at the Equitable Special Meeting (or, if the Equitable Special Meeting has been adjourned or postponed in accordance with the Merger Agreement, at the final adjournment or postponement thereof) at which a vote on the adoption of the Merger Agreement was taken, with termination under this bullet being referred to as “Equitable no vote termination.”

Termination by Corebridge

Corebridge may terminate the Merger Agreement and the Mergers may be abandoned at any time prior to the Corebridge Effective Time by action of the Corebridge board of directors:

•	if the Equitable board of directors has made a change of recommendation, with termination under this bullet being referred to as “Equitable change of recommendation termination”; or

•

if, at any time prior to the Corebridge Effective Time, there has been a breach by Equitable of any of its representations, warranties, covenants or agreements set forth in the Merger Agreement such that the Closing conditions in the Merger Agreement relating to the bring-down of such representations and warranties or the performance of such covenants and agreements would not be satisfied (and such breach either is not curable prior to the outside date or, if curable prior to the outside date, has not been cured within the earlier of (i) 30 days after the giving of written notice thereof by Corebridge to Equitable or (ii) three business days prior to the outside date); provided that such right to terminate the Merger Agreement pursuant to this bullet will not be available if Corebridge has breached in any material respect any of its obligations under the Merger Agreement so as to result in the failure of a condition to the consummation of the Mergers to be satisfied, with termination under this bullet being referred to as “Equitable material breach termination.”

Termination by Equitable

Equitable may terminate the Merger Agreement and the Mergers may be abandoned at any time prior to the Corebridge Effective Time by action of the Equitable board of directors:

•	if the Corebridge board of directors has made a change of recommendation, with termination under this bullet being referred to as “Corebridge change of recommendation termination”; or

•

if, at any time prior to the Corebridge Effective Time, there has been a breach by Corebridge of any of its representations, warranties, covenants or agreements set forth in the Merger Agreement such that the Closing conditions in the Merger Agreement relating to the bring-down of such representations and warranties or the performance of such covenants and agreements would not be satisfied (and such breach either is not curable prior to the outside date or, if curable prior to the outside date, has not been cured within the earlier of (i) 30 days after the giving of written notice thereof by Equitable to Corebridge or (ii) three business days prior to the outside date); provided that such right to terminate the Merger Agreement pursuant to this bullet will not be available if Equitable has breached in any material respect any of its obligations under the Merger Agreement so as to result in the failure of a condition to the consummation of the Mergers to be satisfied, with termination under this bullet being referred to as “Corebridge material breach termination.”

Termination Fees

Corebridge will be required to pay to Equitable a termination fee of $475,000,000 if the Merger Agreement is terminated:

•	by either Corebridge or Equitable as an outside date termination or a Corebridge no vote termination, or by Equitable as a Corebridge material breach termination, and, in each case,

•

a bona fide acquisition proposal with respect to Corebridge has been made to the Corebridge board of directors or publicly made directly to the stockholders of Corebridge or has otherwise become publicly known or any person has publicly announced an intention (whether or not conditional) to make an acquisition proposal with respect to Corebridge (and such acquisition proposal or publicly announced intention has not been publicly withdrawn without qualification (a) at least four business days prior to the date of such termination, in the case of an outside date termination or Corebridge material breach termination or (b) at least four business days prior to the date of the Corebridge Special Meeting, with respect to a Corebridge no vote termination), and

•

within 12 months after such termination, (a) Corebridge or any of its subsidiaries has entered into an alternative acquisition agreement with respect to any acquisition proposal with respect to Corebridge or (b) any acquisition proposal with respect to Corebridge is consummated (in each case, with 50% being substituted in lieu of 10% in each instance thereof in the definition of “acquisition proposal”);

•	by Equitable as a Corebridge change of recommendation termination; or

•	by either Corebridge or Equitable as a Corebridge no vote termination if, at the time of such termination, Equitable had the right to terminate as a Corebridge change of recommendation termination.

Equitable will be required to pay to Corebridge a termination fee of $475,000,000 if the Merger Agreement is terminated:

•	by either Corebridge or Equitable as an outside date termination or an Equitable no vote termination, or by Corebridge as an Equitable material breach termination, and, in each case,

•

a bona fide acquisition proposal with respect to Equitable has been made to the Equitable board of directors or publicly made directly to the stockholders of Equitable or has otherwise become publicly known or any person has publicly announced an intention (whether or not conditional) to make an acquisition proposal with respect to Equitable (and such acquisition proposal or publicly announced intention has not been publicly withdrawn without qualification (a) at least four business days prior to the date of such termination, in the case of an outside date termination or Equitable material breach termination or (b) at least four business days prior to the date of the Equitable Special Meeting, with respect to an Equitable no vote termination), and

•

within 12 months after such termination, (a) Equitable or any of its subsidiaries has entered into an alternative acquisition agreement with respect to any acquisition proposal with respect to Equitable or (b) any acquisition proposal with respect to Equitable is consummated (in each case, with 50% being substituted in lieu of 10% in each instance thereof in the definition of “acquisition proposal”);

•	by Corebridge as an Equitable change of recommendation termination; or

•	by either Corebridge or Equitable as an Equitable no vote termination if, at the time of such termination, Corebridge had the right to terminate as an Equitable change of recommendation termination.

Amendment; Waiver

Subject to applicable law and the provisions of the Merger Agreement restricting modification of the parties’ obligations regarding indemnification and directors’ and officers’ insurance, at any time prior to the Corebridge Effective Time, the parties to the Merger Agreement may amend or modify the Merger Agreement if, and only if, such amendment or modification is in writing and signed by the parties to the Merger Agreement.

The conditions to each of the parties’ obligations to consummate the transactions contemplated by the Merger Agreement are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law, except that any such waiver will only be effective if made in writing and executed by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege under the Merger Agreement will operate as a waiver thereof nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in the Merger Agreement are cumulative and not exclusive of any rights or remedies provided by law.

The Merger Agreement provides that, after the Requisite Corebridge Vote and/or Requisite Equitable Vote have been obtained, no amendment, modification or waiver of the Merger Agreement can be made that pursuant to applicable law requires further approval by the stockholders of Corebridge or Equitable, as applicable, without such further approval.

Specific Performance

Each of the parties to the Merger Agreement acknowledges and agrees that the rights of each party to consummate the transactions contemplated by the Merger Agreement are special, unique and of extraordinary character and that if for any reason any of the provisions of the Merger Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or damage would be caused for which money damages would not be an adequate remedy. Accordingly, each party agrees that, in addition to any other available remedies a party may have in equity or at law, each party will be entitled to enforce specifically the terms and provisions of the Merger Agreement and to obtain an injunction restraining any breach or violation or threatened breach or violation of the provisions of the Merger Agreement in the Court of Chancery of the State of Delaware without necessity of posting a bond or other form of security. In the event that any action or proceeding should be brought in equity to enforce the provisions of the Merger Agreement, no party thereto will allege, and each party thereby waives the defense, that there is an adequate remedy at law.

Third-Party Beneficiaries

Except for, after the applicable Effective Time, (a) the rights of Corebridge and Equitable’s respective stockholders to receive the applicable merger consideration and payments pursuant to the Merger Agreement and (b) the rights to indemnification, exculpation and insurance described in the section of this joint proxy statement/prospectus titled “The Merger Agreement—Indemnification; Directors’ and Officers’ Insurance” beginning on page 185, Corebridge and Equitable have agreed that (i) their respective representations, warranties, covenants and agreements set forth in the Merger Agreement are solely for the benefit of the other parties to the Merger Agreement, in accordance with and subject to the terms of the Merger Agreement, and (ii) the Merger Agreement is not intended to, and does not, confer upon any person other than the parties to the Merger Agreement, any rights or remedies thereunder, including the right to rely upon the representations and warranties set forth therein.

Governing Law; Jurisdiction

The Merger Agreement is governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of laws provision or rule. All actions and proceedings arising out of or relating to the interpretation and enforcement of the Merger Agreement and in respect of the transactions contemplated by the Merger Agreement will be held and determined in the courts of the State of Delaware or the federal courts of the United States of America located in the State of Delaware.

THE VOTING AND SUPPORT AGREEMENT

The description of the Voting and Support Agreement in this section and elsewhere in this joint proxy statement/prospectus is qualified in its entirety by reference to the complete text of the Voting and Support Agreement, a copy of which is attached as Annex G and is incorporated by reference into this joint proxy statement/prospectus. This summary does not purport to be complete and may not contain all of the information about the Voting and Support Agreement that is important to you. You are encouraged to read the Voting and Support Agreement carefully and in its entirety before making any decisions regarding any of the proposals described in this joint proxy statement/prospectus, as it is the legal document governing such matters. This section is not intended to provide you with any factual information about Corebridge or Equitable. Such information can be found elsewhere in this joint proxy statement/prospectus and in the public filings Corebridge or Equitable make with the SEC, as described in the section of this joint proxy statement/prospectus titled “Where You Can Find More Information” beginning on page 253.

On April 8, 2026, Corebridge, Equitable and Nippon Life entered into the Voting and Support Agreement in connection with the Merger Agreement and the transactions contemplated by the Merger Agreement.

Covenants Relating to Voting

The Voting and Support Agreement provides that Nippon Life, subject to certain limited qualifications, will vote Covered Stock in favor of, and take certain other actions (or not take certain other actions, as applicable) in furtherance of, the transactions contemplated by the Merger Agreement. As used herein, Covered Stock means the number of shares of Corebridge Common Stock that Nippon Life (a) owns of record and/or beneficially (within the meaning of Rule 13d-3 under the Exchange Act) on the record date for the Corebridge Special Meeting and (b) has the right and ability to vote (or to direct the vote of) on the Covered Proposals (as defined in the Voting and Support Agreement) on the record date for the Corebridge Special Meeting.

As of June 1, 2026, the shares of Covered Stock that are subject to the Voting and Support Agreement constitute approximately 27.1% in voting power of the outstanding shares of Corebridge Common Stock entitled to vote at the Corebridge Special Meeting.

Other Covenants

The Voting and Support Agreement contains a covenant that provides that Nippon Life will use its reasonable best efforts to obtain regulatory and governmental approvals in furtherance of the transactions contemplated by the Merger Agreement. In connection therewith, Nippon Life is obligated to keep Corebridge and Equitable apprised of any substantive communication with regulators and the status of such regulatory and governmental approvals.

Nippon Life has agreed in the Voting and Support Agreement not to transfer any Covered Stock prior to the approval of the Merger Agreement by Corebridge Common Stockholders at the Corebridge Special Meeting, subject to certain exceptions.

The Voting and Support Agreement provides that, at the Closing of the transactions contemplated by the Merger Agreement, New Equitable and Nippon Life will enter into (a) the New Nippon Life Stockholder’s Agreement and (b) the New Nippon Life Registration Rights Agreement, in each case, substantially in the form attached to the Voting and Support Agreement. Upon the entry into such agreements (as applicable), the Existing Nippon Life Stockholder’s Agreement will automatically terminate (in accordance with its terms) and the Existing Nippon Life Registration Rights Agreement will automatically terminate (in accordance with its terms). The terms and conditions of the New Nippon Life Stockholder’s Agreement and the New Nippon Life Registration Rights Agreement are substantially similar to the terms of the Existing Nippon Life Stockholder’s Agreement and the Existing Nippon Life Registration Rights Agreement, respectively, as described in the sections of this joint proxy statement/prospectus titled “The New Nippon Life Stockholder’s Agreement” beginning on page 195 and “The New Nippon Life Registration Rights Agreement” beginning on page 197.

Termination of the Voting and Support Agreement

The Voting and Support Agreement terminates upon the earliest to occur of:

•	the Effective Time;

•	the date on which the Merger Agreement is terminated in accordance with its terms;

•	the termination of the Voting and Support Agreement by the mutual written consent of Corebridge, Equitable and Nippon Life; and

•

the approval of any amendment to the Merger Agreement or the taking of any action that would reasonably be expected to result in the amendment, waiver or modification of a provision of the Merger Agreement, in any such case, in a manner that (i) decreases the merger consideration or changes the form of the merger consideration payable thereunder, (ii) imposes any material restrictions or additional material conditions on the consummation of the transactions contemplated by the Merger Agreement, (iii) extends the outside date under the Merger Agreement beyond the last date to which the Merger Agreement (as it exists on the date of the Voting and Support Agreement) contemplates extension of the outside date or (iv) otherwise materially and adversely impacts the rights of Nippon Life.

Fees and Expenses

The Voting and Support Agreement provides that Corebridge will bear all third-party reasonable and documented out-of-pocket costs and expenses incurred by Nippon Life in connection with the Voting and Support Agreement and the transactions contemplated by the Voting and Support Agreement and the Merger Agreement, including the reasonable and documented fees, disbursements and expenses of Nippon Life’s legal counsel, and any filing fees incident to the Voting and Support Agreement (provided that Nippon Life has provided Corebridge with reasonable supporting detail with respect to such amounts). Corebridge and Nippon Life are each responsible for one half of the cost of any and all filing fees incurred in connection with any filings, notices, reports, consents, registrations, approvals, permits, expirations of waiting periods or authorizations required to be made by Nippon Life pursuant to the Merger Agreement and the transactions contemplated thereby.

Except as set forth above, all costs and expenses incurred in connection with the Voting and Support Agreement and the transactions contemplated by the Voting and Support Agreement and the Merger Agreement will be paid by the party incurring such cost, fee or expense.

Amendment and Waiver

The Voting and Support Agreement may be amended, modified or waived if, and only if, such amendment, modification or waiver is in writing and signed, in the case of an amendment or modification, by Corebridge, Equitable and Nippon Life, or in the case of a waiver, by the party against whom the waiver is to be effective.

Representations and Warranties

The Voting and Support Agreement contains certain customary representations and warranties. Nippon Life has made representations and warranties regarding:

•	organization and good standing;

•

power and authority with respect to the execution, delivery and performance of the Voting and Support Agreement, and the due and valid execution and delivery and enforceability of the Voting and Support Agreement;

•	ownership of Covered Stock;

•	absence of litigation relating to the Covered Stock, the validity of the Voting and Support Agreement and any action taken or to be taken by Nippon Life in connection therewith; and

•	absence of conflicts with, or violations of, organizational documents, contracts and applicable laws.

Corebridge and Equitable made representations and warranties regarding:

•	organization and good standing;

•

power and authority with respect to the execution, delivery and performance of the Voting and Support Agreement, and the due and valid execution and delivery and enforceability of the Voting and Support Agreement; and

•	absence of conflicts with, or violations of, organizational documents, contracts and applicable law.

Governing Law; Jurisdiction

The Voting and Support Agreement provides that it will be governed by and in accordance with the laws of the State of Delaware without regard to conflict of law principles thereof (or any other jurisdiction) to the extent that such principles would result in the application of the law of another jurisdiction.

All actions and proceedings in respect of any claim arising under or relating to the Voting and Support Agreement or the transactions contemplated thereby are required to be brought exclusively in the Court of Chancery for the state of Delaware in and for New Castle County, Delaware (or, in the event that such court does not have subject matter jurisdiction over such action or proceeding, the United States District Court for the District of Delaware).

Remedies; Specific Enforcement

The parties recognized and agreed in the Voting and Support Agreement that if for any reason any of the provisions of the Voting and Support Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or damage would be caused for which money damages would not be an adequate remedy. Accordingly, each party to the Voting and Support Agreement agreed that, in addition to any other available remedies such party may have in equity or at law, each party will be entitled to enforce specifically the terms and provisions of the Voting and Support Agreement and to obtain an injunction restraining any breach or violation or threatened breach or violation of the provisions of the Voting and Support Agreement in the relevant court (as set forth in the Voting and Support Agreement) without necessity of posting a bond or other form of security. In the event that any action or proceeding is brought in equity to enforce the provisions of the Voting and Support Agreement, no party can allege, and each party has waived the defense, that there is an adequate remedy at law.

THE NEW NIPPON LIFE STOCKHOLDER’S AGREEMENT

The description of the New Nippon Life Stockholder’s Agreement in this section and elsewhere in this joint proxy statement/prospectus is qualified in its entirety by reference to the complete text of the New Nippon Life Stockholder’s Agreement, a copy of which is attached as Schedule B to Annex G and is incorporated by reference into this joint proxy statement/prospectus. This summary does not purport to be complete and may not contain all of the information about the New Nippon Life Stockholder’s Agreement that is important to you. You are encouraged to read the New Nippon Life Stockholder’s Agreement carefully and in its entirety before making any decisions regarding any of the proposals described in this joint proxy statement/prospectus, as it is the legal document governing such matters. This section is not intended to provide you with any factual information about Corebridge or Equitable. Such information can be found elsewhere in this joint proxy statement/prospectus and in the public filings Corebridge or Equitable make with the SEC, as described in the section of this joint proxy statement/prospectus titled “Where You Can Find More Information” beginning on page 253.

Immediately following Closing of the Mergers and without taking into account potential (1) share repurchases by Corebridge or Equitable and (2) share purchases by Nippon Life, Nippon Life will own approximately 13.9% of the outstanding shares of New Equitable Common Stock. As contemplated by the Voting and Support Agreement, New Equitable and Nippon Life have agreed that, at the Closing, New Equitable and Nippon Life will enter into the New Nippon Life Stockholder’s Agreement. The terms and conditions of the New Nippon Life Stockholder’s Agreement are substantially similar to the terms of the Existing Nippon Life Stockholder’s Agreement.

Nippon Life Board Rights

From and after the Closing, for a period of six months thereafter, Nippon Life is entitled to appoint two directors to the New Equitable board of directors (the “Initial Period”). Following the Initial Period, until the date that the share ownership percentage of New Equitable Common Stock held by Nippon Life and its affiliates is less than 5% (the “Sunset Date”), Nippon Life has the right to designate a number of individuals to serve as directors of the New Equitable board of directors equal to the product of the total number of directors multiplied by the share ownership percentage of Nippon Life, with such number of directors rounded down to the nearest whole number (each, a “Nippon Life Director”). For so long as a Nippon Life Director is serving as a director on the New Equitable board of directors, at least one Nippon Life Director is entitled to serve on each of the Compensation and Management Development Committee of the New Equitable board of directors and the Nominating and Corporate Governance Committee of the New Equitable board of directors. Nippon Life also has the right to appoint one representative as a board observer, to attend each board and committee meeting on which a Nippon Life Director serves.

Pursuant to the New Nippon Life Stockholder’s Agreement, a Nippon Life Director is only entitled to receive compensation from New Equitable for his or her service as a director on the New Equitable board of directors if he or she (i) is not an employee of Nippon Life or otherwise compensated by Nippon Life in connection with his or her position as a Nippon Life Director and (ii) is determined by the New Equitable board of directors to be independent under applicable law and the rules and regulations of the NYSE.

Nippon Life Consent Rights

The New Nippon Life Stockholder’s Agreement provides that, until the Sunset Date, the prior written consent of Nippon Life will be required before New Equitable may take or agree to take any of the following actions:

•

amend New Equitable’s certificate of incorporation, by-laws or any other New Equitable organizational documents, or the charter or other governing documents of any committee, in any manner that would materially and adversely affect Nippon Life’s enumerated rights under the New Nippon Life Stockholder’s Agreement; provided that any amendments required by applicable law or any governmental authority do not require the prior written consent of Nippon Life;

•

commence any voluntary dissolution, liquidation or winding up of New Equitable; provided that, notwithstanding that Nippon Life has refused to provide its written consent, if the New Equitable board of directors determines in good faith, after consultation with outside counsel, that not commencing voluntary dissolution, liquidation or winding up of New Equitable would be inconsistent with the directors’ fiduciary duty under applicable law, it may commence voluntary dissolution, liquidation or winding up of New Equitable;

•	commence any voluntary deregistration or voluntary delisting of New Equitable Common Stock, subject to certain exceptions as provided in the New Nippon Life Stockholder’s Agreement; or

•	issue any new New Equitable Common Stock to any Nippon Life competitor.

Standstill Provisions

Until the Sunset Date, without the prior written approval of the New Equitable board of directors, Nippon Life agreed that it will not, among other things, and is obligated to cause certain of its affiliates not to, directly or indirectly, subject to certain exceptions, commence a tender or exchange offer for New Equitable’s assets, enter into any merger or business combination regarding New Equitable, propose a recapitalization, restructuring, liquidation, or dissolution of New Equitable, or acquire assets that would result in Nippon Life’s share ownership exceeding 30% of New Equitable Common Stock.

Information and Access Rights

The New Nippon Life Stockholder’s Agreement provides that, in addition to other information and access rights, until the date that the share ownership percentage of New Equitable Common Stock held by Nippon Life and its affiliates is less than 10%, New Equitable is required to make New Equitable’s books and records available for inspection by Nippon Life.

Secondment Rights

The New Nippon Life Stockholder’s Agreement provides that, until the later of the end of the Initial Period and the date that the share ownership percentage of New Equitable Common Stock held by Nippon Life and its affiliates is less than 15%, Nippon Life has the right to second three employees (each, a “Secondee”) to New Equitable from time to time to non-executive positions or roles at New Equitable, pursuant to a secondment agreement entered into between Nippon Life and New Equitable; provided that each Secondee and the terms of each secondment are mutually acceptable to New Equitable and Nippon Life. The Secondees will not have any decision-making authority or voting rights and at least one Secondee will have the right to observe certain meetings of New Equitable and such other meetings mutually agreed by Nippon Life and New Equitable.

Term

The New Nippon Life Stockholder’s Agreement terminates upon the earlier of: (a) the Sunset Date; and (b) the mutual written agreement of New Equitable and Nippon Life.

THE NEW NIPPON LIFE REGISTRATION RIGHTS AGREEMENT

The description of the New Nippon Life Registration Rights Agreement in this section and elsewhere in this joint proxy statement/prospectus is qualified in its entirety by reference to the complete text of the New Nippon Life Registration Rights Agreement, a copy of which is attached as Schedule C to Annex G and is incorporated by reference into this joint proxy statement/prospectus. This summary does not purport to be complete and may not contain all of the information about the New Nippon Life Registration Rights Agreement that is important to you. You are encouraged to read the New Nippon Life Registration Rights Agreement carefully and in its entirety before making any decisions regarding any of the proposals described in this joint proxy statement/prospectus, as it is the legal document governing such matters. This section is not intended to provide you with any factual information about Corebridge or Equitable. Such information can be found elsewhere in this joint proxy statement/prospectus and in the public filings Corebridge or Equitable make with the SEC, as described in the section of this joint proxy statement/prospectus titled “Where You Can Find More Information” beginning on page 253.

As contemplated by the Voting and Support Agreement, New Equitable and Nippon Life have agreed that, at the Closing, New Equitable and Nippon Life will enter into the New Nippon Life Registration Rights Agreement. The terms and conditions of the New Nippon Life Registration Rights Agreement are substantially similar to the terms of the Existing Nippon Life Registration Rights Agreement.

The New Nippon Life Registration Rights Agreement provides Nippon Life and its permitted transferees certain registration rights relating to shares of New Equitable Common Stock beneficially owned whereby Nippon Life and permitted transferees may require New Equitable to register shares of New Equitable Common Stock under the Securities Act (all or any portion of such shares, a so-called “demand request”). Nippon Life and its permitted transferees also have “piggyback” registration rights, such that Nippon Life and its permitted transferees may include their respective shares in any future registrations of New Equitable’s equity securities, whether or not that registration relates to a primary offering by New Equitable or a secondary offering by or on behalf of any of New Equitable’s stockholders.

The New Nippon Life Registration Rights Agreement sets forth customary registration procedures, including an agreement by New Equitable to make New Equitable’s management reasonably available to participate in roadshow presentations in connection with any underwritten offerings.

Under the New Nippon Life Registration Rights Agreement, New Equitable also agrees to indemnify Nippon Life and its permitted transferees with respect to liabilities resulting from untrue statements or omissions in any registration statement used in any such registration, other than untrue statements or omissions resulting from information furnished to New Equitable for use in a registration statement by Nippon Life or any permitted transferee.

THE COREBRIDGE ESPP

Corebridge Employee Stock Purchase Plan Purpose and Background

The Corebridge board of directors has proposed to adopt the Corebridge ESPP to offer employees of Corebridge and eligible affiliates the opportunity to purchase Corebridge Common Stock at a discounted price as an incentive for continued employment and to help align their interests with those of Corebridge stockholders. Corebridge Common Stockholder approval of the Corebridge ESPP is also being sought for the purpose of qualifying certain shares of Corebridge Common Stock issued under the Corebridge ESPP for special tax treatment under Section 423 of the Code.

The Corebridge ESPP is designed to provide eligible employees of Corebridge and its designated affiliates with the opportunity to purchase shares of Corebridge Common Stock on periodic purchase dates through accumulated payroll deductions, and to allow U.S.-based employees of Corebridge and its designated affiliates to make such purchases in a manner that receives favorable tax treatment under Section 423 of the Code. The Corebridge ESPP also authorizes grants of purchase rights to eligible employees that are not intended to satisfy the requirements for an “employee stock purchase plan” under Section 423 of the Code.

Corebridge management believes that maintaining a competitive employee stock purchase plan is an important element in recruiting, motivating and retaining Corebridge employees. The Corebridge ESPP is designed to more closely align the interests of Corebridge employees with those of Corebridge stockholders by encouraging employees to invest in Corebridge Common Stock, and to help Corebridge employees share in the company’s success through the appreciation in value of such purchased stock. The Corebridge ESPP, together with the 2022 Corebridge Omnibus Incentive Plan, are important employee retention and recruitment vehicles.

As of [    ], 2026, approximately [  ] employees would be eligible to participate in the Corebridge ESPP.

Description of the Employee Stock Purchase Plan

The key terms and provisions of the Corebridge ESPP are summarized below. This summary does not purport to be a complete description of the Corebridge ESPP and is qualified in its entirety by reference to the complete text of the Corebridge ESPP, a copy of which is included as Annex H to this joint proxy statement/prospectus.

Administration

The Corebridge Compensation Committee, or such other persons that the Corebridge board of directors designates to administer the Corebridge ESPP, has authority to administer and interpret the terms of the Corebridge ESPP, and the Corebridge Compensation Committee may delegate its authority to a subcommittee or to one or more of its members or to any persons selected by the Corebridge Compensation Committee (as applicable, the “ESPP Administrator”).

The ESPP Administrator has the power, subject to, and within the limitations of, the express provisions of the Corebridge ESPP, to (a) determine how and when purchase rights will be granted and the provisions of each offering, (b) designate which affiliates will be eligible to participate in the Corebridge ESPP and in each separate offering, (c) construe and interpret the Corebridge ESPP and to establish, amend and revoke rules for its administration, (d) settle all controversies regarding the Corebridge ESPP and purchase rights granted thereunder, (e) exercise the powers it deems necessary to promote the best interests of Corebridge and carry out the intent of the Corebridge ESPP and (f) adopt such rules, procedures and sub-plans as are necessary or appropriate to permit or facilitate participation in the Corebridge ESPP by employees who are foreign nationals or employed outside the U.S.

Share Reserve

The total number of shares of Corebridge Common Stock reserved for issuance under the Corebridge ESPP is 7,500,000.

The shares of Corebridge Common Stock issuable under the Corebridge ESPP may be made available from authorized but unissued shares of Corebridge Common Stock or from shares of Corebridge Common Stock that Corebridge reacquires, including shares of Corebridge Common Stock repurchased on the open market or by public tender offer. If any right to purchase shares of Corebridge Common Stock granted under the Corebridge ESPP terminates without having been exercised in full, the shares of Corebridge Common Stock not purchased under such right will again become available for issuance under the Corebridge ESPP.

In the event any change is made to outstanding Corebridge Common Stock (whether by reason of any merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other similar equity restructuring transaction), the ESPP Administrator will appropriately and proportionality adjust (a) the maximum number of securities issuable under the Corebridge ESPP, (b) the classes and number of securities subject to, and the purchase price applicable to, outstanding offerings and purchase rights and (c) the classes and number of securities that are the subject of the purchase limits under each ongoing offering.

Eligibility

The employees of Corebridge and its designated affiliates are eligible to participate in the Corebridge ESPP. Except as required by applicable law, an employee will not be eligible to be granted purchase rights unless, on the commencement of the applicable offering (each such date, an “Offering Date”), the employee has been continuously employed with Corebridge or an eligible affiliate, as applicable, for such continuous period as the ESPP Administrator may require (but in any event, less than two years). For offerings that are intended to qualify under Section 423 of the Code, the ESPP Administrator may provide that no employee will be eligible to participate unless, on the Offering Date, such employee’s customary employment with Corebridge or an eligible affiliate is more than 20 hours per week and more than five months per calendar year. The ESPP Administrator may also exclude from participation in the plan, or in any offering, any “highly compensated employee” or certain employees who are citizens or residents of a foreign jurisdiction.

Offerings

Shares of Corebridge Common Stock are offered under the Corebridge ESPP through a series of offerings (consisting of one or more purchase periods), in a form and with such terms and conditions as the ESPP Administrator deems appropriate; provided that in no event may an offering have a duration that exceeds 27 months. As a general matter, at this time Corebridge initially intends to operate the Corebridge ESPP with offering periods lasting six months in duration, commencing on January 1 and July 1 of each year, beginning with January 1, 2027.

On each Offering Date, each eligible employee will be granted a purchase right to purchase up to that number of shares of Corebridge Common Stock during the period that begins on the Offering Date and ends on the purchase date. On the purchase date, accumulated payroll deductions and any other permitted contributions will be used to purchase shares of the Corebridge Common Stock for employees participating in the offering, subject to certain limitations set forth in the Corebridge ESPP.

Purchase Price

The purchase price of the shares of Corebridge Common Stock acquired pursuant to purchase rights will be specified by the ESPP Administrator prior to the commencement of an offering and, in the case of an offering intended to satisfy the requirements of Section 423 of the Code, will not be less than the lesser of (a) 85% of the fair market value per share on the Offering Date and (b) 85% of the fair market value per share on the applicable purchase date of such offering.

The fair market value per share on any particular date under the Corebridge ESPP is generally the closing price per share on such date reported on NYSE, as further described in the Corebridge ESPP. As of [    ], 2026, the closing price of Corebridge Common Stock as reported on NYSE was $[ ] per share.

Payroll Deductions and Stock Purchases

An eligible employee may elect to participate in an offering and authorize payroll deductions as the means of making contributions. If permitted in the offering, a participant may begin such contributions with the first payroll occurring on or after the Offering Date. If permitted in the offering, a participant may thereafter reduce (including to zero) or increase his or her contributions.

On each purchase date, each participant’s accumulated contributions will be applied to the purchase of shares of Corebridge Common Stock, up to the maximum number of shares of Corebridge Common Stock permitted by the Corebridge ESPP and the applicable offering, at the purchase price specified in the offering.

During an offering, a participant may cease making contributions and withdraw from the offering, subject to any withdrawal deadline prior to the purchase date imposed by Corebridge. Upon such withdrawal, such participant’s purchase right in the applicable purchase period of that offering will immediately terminate and Corebridge will distribute as soon as practicable to such participant all of his or her accumulated but unused contributions and such participant’s purchase right in that offering shall thereupon terminate.

Other Limitations

With respect to rights to acquire shares of Corebridge Common Stock for offerings that are intended to qualify under Section 423 of the Code, the Corebridge ESPP requires that purchase rights granted to a participant, together with any other rights granted under all employee stock purchase plans of Corebridge and related corporations, do not permit such individual to purchase more than $25,000 worth of shares of Corebridge Common Stock (valued at the time each purchase right is granted) for each calendar year in which those purchase rights are outstanding.

No employee will be eligible for the grant of any purchase rights in an offering intended to satisfy the requirements of Section 423 of the Code if, immediately after any such purchase rights are granted, such employee owns stock possessing five percent or more of the total combined voting power or value of all classes of stock of Corebridge or of any eligible affiliate.

Termination of Employment

Generally, purchase rights granted pursuant to any offering under the Corebridge ESPP terminate immediately upon cessation of employment for any reason (subject to any post-employment participation period permitted by applicable law). In all cases where a participant’s rights are terminated, all accumulated but unused payroll deductions will be distributed to the terminated employee.

Stockholder Rights

No participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, shares of Corebridge Common Stock subject to purchase rights unless and until the participant’s shares of Corebridge Common Stock are recorded in the books of Corebridge.

Assignability

Purchase rights are not assignable or transferable by a participant other than by will or by the laws of descent and distribution following the participant’s death, and during the participant’s lifetime, the purchase rights may be exercised only by the participant.

Corporate Transactions

In the event a corporate transaction (as defined in the Corebridge ESPP) occurs, any surviving or acquiring corporation (or its parent company) may assume or continue outstanding purchase rights or may substitute similar rights. If any surviving or acquiring corporation (or its parent company) does not assume or continue such purchase rights, participants’ accumulated contributions will be used to purchase shares of Corebridge Common Stock (rounded down to the nearest whole share) within ten business days prior to the applicable corporate transaction and the purchase rights will terminate immediately after such purchase.

Share Proration

Should the aggregate number of shares of Corebridge Common Stock to be purchased pursuant to outstanding purchase rights exceed (a) the maximum number of shares of Corebridge Common Stock purchasable by any participant on any purchase date during an offering, (b) the maximum aggregate number of shares of Corebridge Common Stock that may be purchased by all participants pursuant to an offering, and/or (c) the maximum aggregate number of shares of Corebridge Common Stock that may be purchased by all participants on any purchase date under an offering, then in the absence of any ESPP Administrator action otherwise, a pro rata allocation of the available shares of Corebridge Common Stock will be made in as nearly a uniform manner as practicable and equitable.

Amendment and Termination

The Corebridge Compensation Committee may amend, modify, suspend or terminate the Corebridge ESPP at any time. The Corebridge Compensation Committee’s rights and powers to amend the Corebridge ESPP shall be delegated to Corebridge’s Head of Total Rewards who shall have the right to amend the Corebridge ESPP with respect to (a) amendments required by relevant law, regulation or ruling, (b) amendments that are not expected to have a material financial impact on Corebridge, (c) amendments that can reasonably be characterized as technical or ministerial in nature or (d) amendments that have previously been approved in concept by the Corebridge Compensation Committee. However, in any event, Corebridge Common Stockholder approval will be required for any amendment to the Corebridge ESPP to the extent necessary to satisfy applicable laws.

New Plan Benefits

Participation in the Corebridge ESPP is voluntary and each eligible employee makes his or her own decision whether and to what extent to participate in the Corebridge ESPP. In addition, the Corebridge board of directors has not approved any grants of purchase rights that are conditioned on Corebridge Common Stockholder approval of the Corebridge ESPP. Accordingly, we cannot currently determine the benefits or number of shares that will be received in the future by individual employees or groups of employees under the Corebridge ESPP.

No purchases have been made under the Corebridge ESPP since its adoption by the Corebridge board of directors.

U.S. Federal Tax Consequences

The following is a summary of the principal U.S. federal income taxation consequences to Corebridge and its employees with respect to participation in the component of the Corebridge ESPP intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code. This summary is not intended to be exhaustive and does not discuss the income tax laws of any city, state or foreign jurisdictions where a participant may reside or the taxation consequences with respect to participation in any component of the Corebridge ESPP not intended to meet the requirements of Section 423 of the Code.

General

The Corebridge ESPP is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code, so that purchase rights exercised under the Corebridge ESPP may qualify as qualified purchases under Section 423 of the Code. Under such an arrangement, no taxable income will be recognized by a participant, and no deductions will be allowable to Corebridge, upon either the grant or the exercise of the purchase rights. Taxable income will not be recognized until there is a sale or other disposition of the shares of Corebridge Common Stock acquired under the Corebridge ESPP or in the event the participant should die while still owning the purchased shares of Corebridge Common Stock.

Disqualifying Disposition

If the participant sells or otherwise disposes of the purchased shares of Corebridge Common Stock within two years after the start date of the offering period in which such shares were acquired or within one year after the actual purchase date of those shares, then the participant will recognize ordinary income equal to the amount by which the fair market value of the shares of Corebridge Common Stock on the purchase date exceeded the purchase price paid for those shares, and generally Corebridge will be entitled (subject to the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) to an income tax deduction, for the taxable year in which such disposition occurs, equal in amount to such excess. The participant will also recognize capital gain or loss to the extent the amount realized upon the sale or disposition of the shares of Corebridge Common Stock differs from the sum of the aggregate purchase price paid for those shares of Corebridge Common Stock and the ordinary income recognized upon their disposition.

Qualifying Disposition

If the participant sells or disposes of the purchased shares of Corebridge Common Stock more than two years after the start date of the offering period in which the shares of Corebridge Common Stock were acquired and more than one year after the actual purchase date of those shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the lesser of (a) the amount by which the fair market value of the shares of Corebridge Common Stock on the sale or disposition date exceeded the purchase price paid for those shares of Corebridge Common Stock or (b) 15% of the fair market value of the shares of Corebridge Common Stock on the start date of that offering period. Any additional gain or loss upon the disposition will be taxed as a long-term capital gain or loss. Corebridge will not be entitled to an income tax deduction with respect to such disposition.

Equity Compensation Plan Information

The following table provides information as of December 31, 2025, regarding securities authorized for issuance under Corebridge’s equity compensation plans. All outstanding awards relate to Corebridge Common

Stock. For additional information about Corebridge’s equity compensation plans, see Note 20 of the consolidated financial statements in Corebridge’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

	(a)		(b)		(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights ($)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1)	7,462,361	(2)	$27.10	(3)	19,634,419
Equity compensation plans not approved by security holders	—		—		—

Total	7,462,361		$27.10		19,634,419

(1)	Represents the 2022 Corebridge Omnibus Incentive Plan.
(2)

Includes 4,178,645 Corebridge RSUs, 500,090 Corebridge PSUs (assuming achievement of target performance), 2,660,835 Corebridge Options and 122,791 Corebridge DSUs, each outstanding under the 2022 Corebridge Omnibus Incentive Plan as of December 31, 2025. The actual number of shares issued with respect to Corebridge PSUs will be based on actual performance levels achieved, up to a maximum of 200% of the Corebridge PSUs granted.

(3)

The weighted-average exercise price is calculated based solely on the exercise prices of the outstanding options and does not reflect the shares that will be issued upon the vesting of outstanding awards of Corebridge RSUs, Corebridge PSUs or Corebridge DSUs, which have no exercise price.

DESCRIPTION OF NEW EQUITABLE CAPITAL STOCK

The following is a description of the terms of New Equitable’s capital stock after giving effect to the Mergers. This description is a summary only and is qualified by reference to the relevant provisions of the DGCL, New Equitable’s certificate of incorporation, attached as Annex B to this joint proxy statement/prospectus, and by-laws, attached as Annex C to this joint proxy statement/prospectus. As used in this section, “we,” “us” and “our” mean New Equitable, and its successors, but not any of its subsidiaries.

Capital Stock

Our authorized capital stock consists of 5,000,000,000 shares, which is divided into two classes as follows:

•	4,500,000,000 shares of common stock, par value of $0.01 per share; and

•	500,000,000 shares of preferred stock, $1.00 par value per share, which may be designated from time to time in accordance with Article Four of our certificate of incorporation.

Common Stock

Economic Rights

•

Dividends. Subject to preferences that apply to any shares of the New Equitable Preferred Stock outstanding at the time our certificate of incorporation and the DGCL, holders of New Equitable Common Stock (the “New Equitable Common Stockholders”) are entitled to receive dividends out of funds legally available therefor if our board of directors determines to declare and pay dividends and then only at the times and in the amounts that our board of directors may determine.

•

Liquidation. If we become subject to an event giving rise to our voluntary or involuntary liquidation, dissolution or winding up, then, before any distribution or payment shall be made to any New Equitable Common Stockholders (or any holders of other junior stock), the holders of any series of New Equitable Preferred Stock are entitled to be paid in full the respective amounts of the liquidation preferences thereof. If such payment has been made in full to the holders of New Equitable Preferred Stock, the remaining assets and funds of New Equitable will be distributed among the holders of such junior stock (including the New Equitable Common Stock), according to their respective rights and preferences and in each case according to their respective shares.

Voting Rights

Except as required by the DGCL or as expressly otherwise provided in our certificate of incorporation, each New Equitable Common Stockholder is entitled to vote on any matter submitted to our stockholders generally. Each holder of a share of New Equitable Common Stock is entitled, in respect of each share of New Equitable Common Stock that is outstanding in his, her or its name on our books, to one vote on all matters on which holders of New Equitable Common Stock are entitled to vote. Notwithstanding the foregoing, except as provided in the certificate of incorporation, New Equitable Common Stockholders are not entitled to vote on any amendment to the certificate of incorporation that relates solely to the terms, number of shares, powers, designations, preferences, or relative participating, optional or other special rights (including, without limitation, voting rights), or to qualifications, limitations or restrictions thereon, of one or more outstanding series of New Equitable Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one more other such series, to vote thereon pursuant to the certificate of incorporation or pursuant to the DGCL.

The certificate of incorporation provides that the number of authorized shares of any class of stock, including the New Equitable Common Stock, may be increased or decreased (but not below the number of shares of such class then outstanding) by the affirmative vote of the holders of a majority of the shares of New Equitable Common Stock entitled to vote with respect to such matter irrespective of any class vote that would otherwise be required by Section 242(b) of the DGCL.

No Preemptive or Similar Rights

Shares of New Equitable Common Stock are not entitled to preemptive rights and are not subject to conversion, redemption or sinking fund provisions.

Preferred Stock

Our board of directors is authorized, subject to limitations prescribed by Delaware law, to provide, out of the unissued shares of New Equitable Preferred Stock, for one or more series of New Equitable Preferred Stock, to fix the designation, powers, preferences or limitations of such series of New Equitable Preferred Stock and the number of shares of such series, in each case without further vote or action by our stockholders (except as may be required by the terms of our certificate of incorporation and any certificate of designation relating to any series of New Equitable Preferred Stock then outstanding). Our board of directors can also increase (but not above the total number of shares of New Equitable Preferred Stock then authorized and available for issuance and not committed for other issuance) or decrease (but not below the number of shares of such series then outstanding) the number of shares included in any series of New Equitable Preferred Stock (unless otherwise provided in the resolutions creating the series). Our board of directors may authorize the issuance of New Equitable Preferred Stock with voting or conversion rights that could dilute or have a detrimental effect on the proportion of voting power held by, or other relative rights of, the holders of New Equitable Common Stock. The issuance of New Equitable Preferred Stock, while providing flexibility for strategic and corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in the control of New Equitable and might adversely affect the market price of New Equitable Common Stock.

In connection with the Mergers, each of the issued and outstanding shares of (a) Corebridge Preferred Stock will be converted into, and become exchangeable for, one share of Series 2 New Equitable Preferred Stock, with substantially identical powers, preferences, privileges and rights as the Corebridge Preferred Stock, as set forth on Annex F to this joint proxy statement/prospectus, (b) Equitable Series A Preferred Stock will be converted into, and become exchangeable for, one share of Series 1-A New Equitable Preferred Stock, with substantially identical powers, preferences, privileges and rights as the Equitable Series A Preferred Stock, as set forth on Annex D to this joint proxy statement/prospectus, and (c) Equitable Preferred Stock will be converted into, and become exchangeable for, one share of Series 1-C New Equitable Preferred Stock, with substantially identical powers, preferences, privileges and rights as the Equitable Series C Preferred Stock, as set forth on Annex E to this joint proxy statement/prospectus. As such, as of Closing, there will be three series of New Equitable Preferred Stock outstanding: Series 2 New Equitable Preferred Stock; Series 1-A New Equitable Preferred Stock; and Series 1-C New Equitable Preferred Stock.

Anti-Takeover Provisions

A number of provisions in our certificate of incorporation, by-laws, and the DGCL may make it more difficult to acquire control of New Equitable or remove its management.

Authorized but Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of shares that are authorized and available for issuance. However, the listing requirements of the NYSE, which would apply so long as the shares of New Equitable Common Stock remain listed on the NYSE, require stockholder approval of certain issuances equal to or exceeding 20% of the then-outstanding voting power or the then outstanding number of shares of New Equitable Common Stock. These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

Our board of directors may generally issue shares of one or more series of New Equitable Preferred Stock on terms designed to discourage, delay or prevent a change of control of us or the removal of our management. Moreover, our authorized but unissued shares of New Equitable Preferred Stock will be available for future issuances in one or more series without stockholder approval and could be utilized for a variety of corporate purposes.

One of the effects of the existence of authorized and unissued and unreserved shares of New Equitable Common Stock or New Equitable Preferred Stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive our stockholders of opportunities to sell their shares of New Equitable Common Stock at prices higher than prevailing market prices.

Business Combinations

We are subject to Section 203 of the DGCL. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging, under certain circumstances, in a “business combination” with an “interested stockholder” for a period of three years following the time that the stockholder became an interested stockholder, unless: (a) prior to such time, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder; (b) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (but not for purposes of determining the number of shares owned by the interested stockholder) (i) shares owned by persons who are directors and also officers and (ii) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or (c) at or subsequent to such time, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder (other than on a pro rata basis with other stockholders). Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, “owns” or if such person is an affiliate or associate of the corporation, within three years prior to the determination of interested stockholder status, did “own” 15% or more of a corporation’s outstanding voting stock.

Under certain circumstances, Section 203 makes it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three-year period. Accordingly, Section 203 could have an anti-takeover effect with respect to certain transactions our board of directors does not approve in advance or certain transactions with “interested stockholders” who have not been approved by the board of directors prior to becoming an interested stockholder. The provisions of Section 203 may encourage companies interested in acquiring us to negotiate in advance with our board of directors to avoid the restrictions on business combinations that would apply if the stockholder became an interested stockholder. However, Section 203 also could discourage attempts that might result in a premium over the market price for the shares of New Equitable Common Stock held by stockholders. These provisions also may have the effect of preventing changes in our board of directors and may make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

New Equitable does not expect to opt out of the protections of Section 203 of the DGCL. As a result, the statute will apply to New Equitable.

Election of Directors

Directors are elected at an annual meeting of our stockholders. Except as otherwise required by the certificate of incorporation or the by-laws, each director will be elected by the vote of the majority of the votes cast (meaning the number of shares voted “for” a nominee must exceed the number of shares voted “against” such nominee) at any meeting for the election of directors at which a quorum is present; however, directors will be elected by a plurality of the votes cast (instead of by votes for or against a nominee) at any meeting involving a contested election for one or more directors (meaning more directors have been nominated for election than directorship positions available). The time, date and place of the annual meeting will be fixed by the board of directors.

Removal of Directors

Any director or the entire board of directors may be removed, with or without cause, by the affirmative vote of holders of a majority of the voting power of all outstanding shares of stock then entitled to vote at an election of directors.

Board; Vacancies; Newly Created Directorships

In accordance with the terms of the Merger Agreement, the board of directors of New Equitable immediately following the Effective Time of the Mergers will consist of 14 directors, seven of whom immediately prior to the Closing were directors of Corebridge and seven of whom immediately prior to the Closing were directors of Equitable. Of those designated by Corebridge, one designee will be the Current Corebridge CEO and one designee will be the current Chair of the Corebridge board of directors, in each case, subject to such individual’s ability and willingness to serve. Of those designated by Equitable, one designee will be the Current Equitable CEO and one designee will be the current Chair of the Equitable board of directors, in each case, subject to such individual’s ability and willingness to serve.

In addition, our certificate of incorporation provides that, subject to the terms and conditions of the certificate of incorporation, the by-laws and the rights of any stockholder under any stockholders agreement, as applicable, any vacancies (other than any vacancy created by the removal of a director by stockholder vote) on our board of directors may only be filled by the affirmative vote of a majority of the remaining directors, even if less than a quorum, or by a sole remaining director. Our certificate of incorporation further provides that, subject to our certificate of incorporation, any newly created directorship on the board of directors that results from an increase in the number of directors may only be filled by the affirmative vote of a majority of the directors in office; provided that a quorum is present. However, if there are no directors in office, then an election of directors may be held in accordance with the DGCL.

Requirements for Advance Notification of Stockholder Proposals and Nominations; Proxy Access

Our by-laws establish advance notice procedures with respect to stockholder proposals and stockholder nominations of persons for election to our board of directors. Generally, to be timely, a stockholder’s notice of a stockholder proposal or nomination must be received by our Corporate Secretary at our principal executive offices by hand delivery during normal business hours or by certified or registered mail (return receipt requested) not less than 90 days or more than 120 days prior to the first anniversary date of the immediately preceding annual meeting of stockholders. Our by-laws also specify requirements as to the form and content of a stockholder’s notice. Our by-laws allow our board of directors to adopt rules and regulations for the conduct of meetings, which may have the effect of precluding the conduct of certain business or nominations at a meeting if the rules and regulations are not followed. These provisions may deter, delay or discourage a potential acquirer from attempting to influence or obtain control of our company.

Special Meetings

Our by-laws provide that special meetings of New Equitable Common Stockholders may be called at any time by the Chairperson of the New Equitable board of directors if any, the Chief Executive Officer of New Equitable, if any, the Secretary of New Equitable or the New Equitable board of directors, in each case, to be held at such date, time and place as may be stated in the notice of the meeting. In addition, special meetings of New Equitable Common Stockholders may be called upon proper written request in accordance with the procedures set forth in our by-laws of New Equitable Common Stockholders who together own of record 25% or more of the outstanding shares of each class of stock entitled to vote at such meeting.

Stockholder Action by Written Consent

Pursuant to Section 228 of the DGCL, any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of our stock entitled to vote thereon were present and voted and such written consent or consents are delivered in accordance with Section 228 of the DGCL, unless our certificate of incorporation provides otherwise. Our certificate of incorporation does not permit our New Equitable Common Stockholders to act by written consent in lieu of a meeting of stockholders. Notwithstanding the foregoing, our certificate of incorporation allows holders of one or more classes or series of New Equitable Preferred Stock to, to the extent permitted by and pursuant to the terms of such class or series of New Equitable Preferred Stock adopted by resolution or resolutions of the New Equitable board of directors, act by written consent.

Choice of Forum

Unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will (or, if the Court of Chancery of the State of Delaware lacks jurisdiction over such action or proceeding, then another court of the State of Delaware or, if no court of the State of Delaware has jurisdiction, then the United States District Court for the District of Delaware), to the fullest extent permitted by law, be the sole and exclusive forum for:

(i)	any derivative action or proceeding brought on behalf of New Equitable;

(ii)

any action asserting a claim of breach of a duty (including any fiduciary duty) owed by any current or former director, officer, employee, agent or stockholder of New Equitable to New Equitable or New Equitable’s stockholders;

(iii)

any action asserting a claim against New Equitable or any current or former director, officer, employee, agent or stockholder of New Equitable arising pursuant to any provision of the DGCL or our certificate of incorporation or by-laws (including any suit or proceeding regarding indemnification or advancement or reimbursement of expenses pursuant to our by-laws or otherwise); and

(iv)	any action asserting a claim against New Equitable or any current or former director, officer, employee, agent or stockholder of New Equitable governed by the internal affairs doctrine.

The exclusive forum provision also provides that, unless New Equitable consents in writing to the selection of an alternative forum, it will not apply to claims arising under the Securities Act or any rule or regulation promulgated thereunder unless the application of such provisions to any person or entity or any circumstance is illegal, invalid or unenforceable, in which case the sole and exclusive forum for any action asserting a cause of action arising under the Securities Act or any rule or regulation promulgated thereunder (in each case, as amended) will be the Court of Chancery of the State of Delaware. New Equitable Common Stockholders cannot waive, and will not be deemed to have waived under the exclusive forum provision, our compliance with the federal securities laws and the rules and regulations thereunder. However, the enforceability of similar forum provisions in other corporations’ certificates of incorporation have been challenged in legal proceedings and it is possible that a court could find these types of provisions to be unenforceable.

COMPARISON OF STOCKHOLDERS’ RIGHTS

Stockholders’ Rights of Corebridge

Following the Consummation of the Mergers

The rights of the Corebridge stockholders and the relative powers of the Corebridge board of directors are governed by the DGCL, and Corebridge’s certificate of incorporation and by-laws.

As a result of the transactions contemplated by the Merger Agreement, (a) each share of Corebridge Common Stock (excluding any shares of Corebridge Common Stock owned by Corebridge, Equitable or any of their respective wholly-owned subsidiaries, or held in treasury by Corebridge (but not including any such shares of Corebridge Common Stock owned by a Corebridge benefit plan, held on behalf of third parties or held by a public or private fund)), issued and outstanding immediately prior to the Corebridge Effective Time will be converted into, and become exchangeable for, 1.000 shares of New Equitable Common Stock, and (b) each share of Corebridge Preferred Stock issued and outstanding immediately prior to the Corebridge Effective Time will be converted into, and become exchangeable for, one share of Series 2 New Equitable Preferred Stock, with substantially identical powers, preferences, privileges and rights as the Corebridge Preferred Stock.

Many of the principal attributes of the Corebridge Common Stock and the New Equitable Common Stock will be similar, as Corebridge is, and New Equitable will be, a Delaware corporation. However, there are differences between Corebridge’s certificate of incorporation and by-laws currently in effect and New Equitable’s certificate of incorporation and by-laws as they will be in effect from and after the Closing of the Corebridge Merger.

The following is a summary comparison of the material differences between the rights of Corebridge stockholders under Corebridge’s certificate of incorporation and by-laws and the rights New Equitable stockholders will have as stockholders under New Equitable’s certificate of incorporation and by-laws. The discussion in this section does not include a description of rights or obligations under the DGCL, the U.S. federal securities laws or NYSE listing requirements or of Corebridge’s or New Equitable’s governance or other policies. Such rights, obligations or provisions generally apply equally to the Corebridge Common Stock and the New Equitable Common Stock.

The statements in this section are qualified in their entirety by reference to, and are subject to, the detailed provisions of Corebridge’s certificate of incorporation and by-laws currently in effect and New Equitable’s certificate of incorporation and by-laws as they will be in effect from and after the completion of the transactions contemplated by the Merger Agreement. The form of New Equitable’s certificate of incorporation and by-laws substantially in the form as they will be in effect from and after the completion of the transactions contemplated by the Merger Agreement are attached as Annex B and Annex C to this joint proxy statement/prospectus. Corebridge stockholders should read carefully the relevant provisions of the DGCL, the Corebridge certificate of incorporation and by-laws and New Equitable’s certificate of incorporation and by-laws. Copies of the documents referred to in this summary may be obtained as described in the section of this joint proxy statement/prospectus titled “Where You Can Find More Information” beginning on page 253.

Corebridge (currently in effect)	New Equitable

Authorized Capital Stock

Corebridge’s authorized capital stock consists of 2,750,000,000 shares, which is divided into two classes as follows:

•

2,500,000,000 shares of common stock, par value $0.01 per share; and

•

250,000,000 shares of preferred stock, par value $1.00 per share;

New Equitable’s authorized capital stock will consist of 5,000,000,000 shares, which is divided into two classes as follows:

•

4,500,000,000 shares of common stock, $0.01 par value per share; and

•

500,000,000 shares of preferred stock, $1.00 par value per share.

Corebridge (currently in effect)	New Equitable
Any change in the number of authorized shares of any class or series of stock must be approved by a separate class vote of the holders of such affected class or series of stock.	Any increase or decrease (but not below the number of shares then-outstanding) in the number of authorized shares of any class or classes of stock may be approved by a majority of the stockholders entitled to vote on amendments to the certificate of incorporation generally, without any requirement for a separate class vote.

Executive Committee

The Corebridge by-laws provide that an Executive Committee, if one shall be designated, to the extent permitted by applicable law and subject to the terms of the AIG Separation Agreement, shall have and may exercise all the powers and authority of the Corebridge board of directors in the management of the business and affairs of Corebridge and may authorize the seal of Corebridge to be affixed to all papers that may require it. Except as otherwise provided from time to time in resolutions passed by a majority of the whole Corebridge board of directors, the powers and authority of the Executive Committee shall include the power and authority to declare a dividend on stock, to authorize the issuance of stock and to adopt a certificate of ownership and merger pursuant to Section 253 of the DGCL. Except as otherwise provided from time to time in resolutions passed by a majority of the whole Corebridge board of directors, the power and authority of the Executive Committee shall not include the power or authority to nominate persons to serve as directors or to fill vacancies or newly created directorships, which power and authority shall be vested in the Corebridge board of directors.

The Merger Agreement provides that, prior to the Closing, the parties will take actions necessary to cause, as of the Closing, the New Equitable board of directors to have an Executive Committee of the New Equitable board of directors, which will include two Equitable Designees (one of whom must be the New Equitable Executive Chair and the other who will be designated by Equitable prior to the Closing) and two Corebridge Designees (one of whom must be the New Equitable Chief Executive Officer and the other who will be designated by Corebridge prior to the Closing). The New Equitable Executive Chair will serve as the Chair of the Executive Committee.

The governance of the Executive Committee (including any charter or related matters) has not yet been implemented or agreed upon. However, as noted above, the parties are obligated to cause this to occur prior to the Closing.

Stockholder Proposals and Nominations of Directors

Stockholders are only permitted to make stockholder proposals with respect to the matters on which they are entitled to vote. Further, Corebridge’s by-laws establish advance notice procedures that must be complied with in order for Corebridge stockholders to bring stockholder proposals relating to the matters on which the Corebridge stockholders may be entitled to vote. Generally, to be timely, a stockholder’s notice must be delivered by an Acceptable Delivery Method (as defined therein) to the Secretary at the principal executive office of Corebridge not less than 90 days or more than 120 days prior to the first anniversary date of the immediately preceding annual meeting of stockholders. Corebridge’s by-laws also specify requirements as to the form and content of a stockholder’s notice. Corebridge’s by-laws allow the Corebridge board of directors to adopt rules and regulations for the conduct of meetings, which may have the effect of precluding the conduct of certain	Stockholders are only permitted to make stockholder proposals with respect to the matters on which they are entitled to vote. Further, New Equitable’s by-laws establish advance notice procedures that must be complied with in order for New Equitable stockholders to bring stockholder proposals relating to the matters on which the New Equitable stockholders may be entitled to vote. Generally, to be timely, a stockholder’s notice must be delivered by an Acceptable Delivery Method (as defined therein) to the Secretary at the principal executive office not less than 90 days or more than 120 days prior to the first anniversary date of the immediately preceding annual meeting of stockholders. New Equitable’s by-laws also specify requirements as to the form and content of a stockholder’s notice. New Equitable’s by-laws allow the New Equitable board of directors to adopt rules and regulations for the conduct of

Corebridge (currently in effect)	New Equitable
business at a meeting if the rules and regulations are not followed. Corebridge stockholders may also bring nominations of directors before annual meetings of stockholders, but only if they comply with the advance notice procedures (or proxy access procedures) in Corebridge’s by-laws. Generally, to be timely, a stockholder’s notice of its director nominations must be received at Corebridge’s principal executive offices not less than 90 days or more than 120 days prior to the first anniversary date of the immediately preceding annual meeting of Corebridge’s stockholders. Corebridge’s by-laws also specify requirements as to the form and content of a stockholder’s notice with respect to any nominations a holder of Corebridge Common Stock intends to bring before a meeting. Such provisions apply to both direct beneficial holders and indirect holders (who can evidence ownership and entitlement to vote) of Corebridge Common Stock.	meetings, which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. New Equitable stockholders may also bring nominations of directors before annual meetings of stockholders, but only if they comply with the advance notice procedures (or proxy access procedures) in New Equitable’s by-laws. Generally, to be timely, a stockholder’s notice of its director nominations must be received at New Equitable’s principal executive offices not less than 90 days or more than 120 days prior to the first anniversary date of the immediately preceding annual meeting of New Equitable’s stockholders. New Equitable’s by-laws also specify requirements as to the form and content of a stockholder’s notice with respect to any nominations a holder of New Equitable Common Stock intends to bring before a meeting. Such provisions only apply to direct holders of New Equitable Common Stock.

Stockholder Action by Written Consent

Subject to the rights of the holders of any outstanding series of Corebridge Preferred Stock, the holders of Corebridge Common Stock may consent to any action required by law or permitted to be taken at any annual or special meeting of Corebridge stockholders, without a meeting, without prior notice and without a vote, if a consent or consents in writing setting forth the action so taken are signed by the holders of outstanding shares of Corebridge Common Stock representing at least the minimum number of votes that would be necessary to authorize or take such action at a meeting of Corebridge stockholders at which all shares of stock entitled to vote on such matter were present and voted. In order to so act by written consent, the holders of Corebridge Common Stock desiring to take such action must comply with certain requirements set forth in the Corebridge certificate of incorporation and by-laws, including with respect to delivery of notice of such proposed action by written consent to Corebridge and the establishment of a record date for such action.	New Equitable’s certificate of incorporation prohibits New Equitable stockholders from acting by written consent in lieu of a meeting of stockholders. However, holders of one or more series of New Equitable Preferred Stock may, to the extent permitted by resolutions adopted by holders of New Equitable Preferred Stock or the New Equitable board of directors, act by written consent.

Certificate of Incorporation Amendments

In general, Section 242 of the DGCL requires that amendments to Corebridge’s certificate of incorporation first be approved by the Corebridge board of directors and then be approved by the affirmative vote of the holders of a majority of outstanding shares of Corebridge Common Stock entitled to vote thereon. Under Section 242(b)(2) of the DGCL, a separate vote of any outstanding class of Corebridge’s capital stock is also required for any amendment that (a) alters or	In general, Section 242 of the DGCL requires that amendments to New Equitable’s certificate of incorporation first be approved by the New Equitable board of directors and then be approved by the affirmative vote of the holders of a majority of outstanding shares of New Equitable Common Stock entitled to vote thereon. Under Section 242(b)(2) of the DGCL, a separate vote of any outstanding class of New Equitable’s capital stock is also required for

Corebridge (currently in effect)	New Equitable
changes the powers, preferences or special rights of such class so as to affect them adversely (except that if such amendment would alter or change the powers, preferences or special rights of one or more series of such class so as to affect them adversely, but shall not so affect the entire class, then only the shares of the series so affected shall be considered a separate class entitled to vote thereon) or (b) changes the par value of such class of stock.	any amendment that (a) alters or changes the powers, preferences or special rights of such class so as to affect them adversely (except that if such amendment would alter or change the powers, preferences or special rights of one or more series of such class so as to affect them adversely, but shall not so affect the entire class, then only the shares of the series so affected shall be considered a separate class entitled to vote thereon) or (b) changes the par value of such class of stock. However, as permitted by the DGCL, the New Equitable certificate of incorporation includes an exception to the separate vote requirement of Section 242(b)(2) of the DGCL for any increase or decrease (but not below the number of shares then-outstanding) in the number of authorized shares of any class or classes of stock, which may be approved by a majority of the New Equitable stock entitled to vote on amendments to the certificate of incorporation generally, without any requirement for a separate class vote.

Special Meetings of Stockholders

Corebridge’s by-laws provide that special meetings of Corebridge stockholders may be called at any time by the Chair of the Corebridge board of directors if any, the Chief Executive Officer of Corebridge, if any, the Secretary of Corebridge or the Corebridge board of directors, in each case, to be held at such date, time and place as may be stated in the notice of the meeting. In addition, special meetings of Corebridge stockholders may be called upon proper written request in accordance with the procedures set forth in Corebridge’s by-laws by Corebridge stockholders who together own of record 25% or more of the outstanding shares of each class of stock entitled to vote at such meeting.	New Equitable’s by-laws provide that special meetings of New Equitable’s stockholders may be called at any time by the Chairperson of the New Equitable board of directors if any, the Chief Executive Officer of New Equitable, if any, the Secretary of New Equitable or the New Equitable board of directors, in each case, to be held at such date, time and place as may be stated in the notice of the meeting. In addition, special meetings of New Equitable stockholders may be called upon proper written request in accordance with the procedures set forth in New Equitable’s by-laws by New Equitable stockholders who together own of record 25% or more of the outstanding shares of each class of stock entitled to vote at such meeting. In addition to the foregoing, in order to bring an action at a meeting, such stockholder must take additional actions including, e.g., providing representations as to beneficial ownership, whether such ownership is part of a group and certification of such stockholders compliance with federal, state or other legal requirements in connection with such stockholder’s beneficial ownership.

Indemnification of Directors and Officers

Corebridge’s certificate of incorporation and by-laws provide that Corebridge will indemnify to the full extent permitted by the law any director, officer or employee of Corebridge; however, except for proceedings to enforce rights to indemnification, Corebridge shall not	New Equitable’s certificate of incorporation and by-laws provide that New Equitable will indemnify to the full extent permitted by the law any director or officer of New Equitable; however, except for proceedings to enforce rights to indemnification,

Corebridge (currently in effect)	New Equitable
be obligated to indemnify any director, officer or employee in connection with a proceeding (or part thereof) initiated by such person. Corebridge shall indemnify its directors, officers and employees, to the fullest extent permitted by law, against all liability and loss suffered and expenses (including attorneys’ fees) incurred in connection with pending or threatened legal proceedings because of the director, officer or employee’s positions with Corebridge or another entity that the director or officer serves at Corebridge’s request, subject to various conditions, and to pay the expenses (including attorneys’ fees) actually and reasonably incurred by Corebridge’s directors and officers in advance of the final disposition to enable them to defend against such proceedings.	New Equitable shall not be obligated to indemnify any director or officer in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the New Equitable board of directors. New Equitable shall indemnify its directors and officers, to the fullest extent permitted by law, against all liability and loss suffered and expenses (including attorneys’ fees) incurred in connection with pending or threatened legal proceedings because of the director’s or officer’s positions with us or another entity that the director or officer serves at our request, subject to various conditions, and to pay the expenses (including attorneys’ fees) actually and reasonably incurred by New Equitable’s directors and officers in advance of the final disposition to enable them to defend against such proceedings.

Change of Control Laws

Corebridge’s certificate of incorporation provides that Corebridge elects not to be governed by Section 203 of the DGCL until the first date on which AIG ceases to beneficially own (directly or indirectly) at least 5% of the outstanding shares of Corebridge Common Stock.

New Equitable’s certificate of incorporation will not opt out of Section 203 of the DGCL, which is Delaware’s anti-takeover statute. As a result, New Equitable will be subject to the restrictions on “business combinations” set forth in Section 203 of the DGCL.

In general, Section 203 of the DGCL prohibits a publicly-held Delaware corporation from engaging, under certain circumstances, in a “business combination” with an “interested stockholder” for a period of three years following the time that the stockholder became an interested stockholder, unless: (a) prior to such time, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder; (b) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (but not for purposes of determining the number of shares owned by the interested stockholder) (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or (3) at or subsequent to such time, the business combination is

Corebridge (currently in effect)	New Equitable

approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder (other than on a pro rata basis with other stockholders). Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, “owns” or if such person is an affiliate or associate of the corporation, within three years prior to the determination of interested stockholder status, did “own” 15% or more of a corporation’s outstanding voting stock.

Under certain circumstances, Section 203 makes it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three-year period. Accordingly, Section 203 could have an anti-takeover effect with respect to certain transactions that the New Equitable board of directors does not approve in advance or certain transactions with “interested stockholders” who have not been approved by the New Equitable board of directors prior to becoming an interested stockholder. The provisions of Section 203 may encourage companies interested in acquiring New Equitable to negotiate in advance with the New Equitable board of directors to avoid the restrictions on business combinations that would apply if the stockholder became an interested stockholder. However, Section 203 also could discourage attempts that might result in a premium over the market price for the shares of New Equitable Common Stock. These provisions also may have the effect of preventing changes in the New Equitable board of directors and may make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Stockholders’ Rights of Equitable

Following the Consummation of the Mergers

The rights of the Equitable stockholders and the relative powers of the Equitable board of directors are governed by the DGCL, and Equitable’s certificate of incorporation and by-laws.

As a result of the transactions contemplated by the Merger Agreement, (a) each share of Equitable Common Stock (excluding (i) shares of Equitable Common Stock owned by Equitable, Corebridge or any of their respective wholly-owned subsidiaries, or held in treasury by Equitable (but not including any such shares of Equitable Common Stock owned by an Equitable benefit plan, held on behalf of third parties or held by a public or private fund), and (ii) outstanding performance share units granted under any Equitable stock plan), issued and outstanding immediately prior to the Equitable Effective Time will be converted into, and become exchangeable for, 1.55516 shares of New Equitable Common Stock, and (b) (i) each share of Equitable Series A Preferred Stock issued and outstanding immediately prior to the Equitable Effective Time will be converted into, and become exchangeable for, one share of Series 1-A New Equitable Preferred Stock, with substantially identical powers, preferences, privileges and rights as the Equitable Series A Preferred Stock, and (ii) each share of Equitable Series C Preferred Stock issued and outstanding immediately prior to the Equitable Effective Time will be converted into, and become exchangeable for, one share of Series 1-C New Equitable Preferred Stock, with substantially identical powers, preferences, privileges and rights as the Equitable Series C Preferred Stock.

Many of the principal attributes of the Equitable Common Stock and the New Equitable Common Stock will be similar, as Equitable is, and New Equitable will be, a Delaware corporation. However, there are differences between Equitable’s certificate of incorporation and by-laws currently in effect and New Equitable’s certificate of incorporation and by-laws as they will be in effect from and after the Closing of the Equitable Merger.

The following is a summary comparison of the material differences between the rights of Equitable stockholders under Equitable’s certificate of incorporation and by-laws and the rights New Equitable stockholders will have as stockholders under New Equitable’s certificate of incorporation and by-laws. The discussion in this section does not include a description of rights or obligations under the DGCL, the U.S. federal securities laws or NYSE listing requirements or of Equitable’s or New Equitable’s governance or other policies. Such rights, obligations or provisions generally apply equally to the Equitable Common Stock and the New Equitable Common Stock.

The statements in this section are qualified in their entirety by reference to, and are subject to, the detailed provisions of Equitable’s certificate of incorporation and by-laws currently in effect and New Equitable’s certificate of incorporation and by-laws as they will be in effect from and after the completion of the transactions contemplated by the Merger Agreement. The form of New Equitable’s certificate of incorporation and by-laws substantially in the form as they will be in effect from and after the completion of the transactions contemplated by the Merger Agreement are attached as Annex B and Annex C to this joint proxy statement/prospectus. Equitable stockholders should read carefully the relevant provisions of the DGCL, Equitable’s certificate of incorporation and by-laws and New Equitable’s certificate of incorporation and by-laws. Copies of the documents referred to in this summary may be obtained as described in the section of this joint proxy statement/prospectus titled “Where You Can Find More Information” beginning on page 253.

Equitable (currently in effect)	New Equitable

Authorized Capital Stock

Equitable’s authorized capital stock consists of 100,000,000,000 shares, which is divided into two classes as follows:

•

2,000,000,000 shares of common stock, par value $0.01 per share; and

•

200,000,000 shares of preferred stock, par value $1.00 per share

Any increase or decrease (but not below the number of shares then-outstanding) in the number of authorized shares of any class or classes of stock may be approved by a majority of the Equitable stockholders entitled to vote on amendments to the certificate of incorporation generally, without any requirement for a separate class vote.

New Equitable’s authorized capital stock will consist of 5,000,000,000 shares, which is divided into two classes as follows:

•

4,500,000,000 shares of common stock, $0.01 par value per share; and

•

500,000,000 shares of preferred stock, $1.00 par value per share.

Any increase or decrease (but not below the number of shares then-outstanding) in the number of authorized shares of any class or classes of stock may be approved by a majority of the stockholders entitled to vote on amendments to the certificate of incorporation generally, without any requirement for a separate class vote.

Equitable (currently in effect)	New Equitable

Filling Vacancies on the Board of Directors

Subject to any rights granted to the holders of shares of Equitable Preferred Stock then outstanding and except as otherwise provided by law, any vacancy in the Equitable board of directors that results from (i) the death, disability, resignation or disqualification of any director shall be filled by an affirmative vote of at least a majority of the directors then in office, even if less than a quorum, or by a sole remaining director and (ii) an increase in the number of directors or the removal of any director (whether by stockholder vote or otherwise) shall be filled by an affirmative vote of at least a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. A director elected to fill a vacancy or a newly created directorship shall hold office until his or her successor has been elected and qualified or until his or her earlier death, resignation or removal.

Subject to the terms of New Equitable’s stockholder’s agreements, any vacancy in the New Equitable board of directors created by a removal of a director by stockholder vote may only be filled by the affirmative vote of stockholders of a majority of the voting power of all outstanding shares of stock then entitled to vote at an election of directors.

Subject to the rights of any stockholder under any of New Equitable’s stockholders’ agreement, as applicable, vacancies on the New Equitable board of directors resulting from the death, resignation or removal of a director (other than any vacancy created by removal of a director by stockholder vote) and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class or from any other cause may be filled by a majority of the directors then in office, although less than a quorum, or by the sole remaining director.

Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the New Equitable certificate of incorporation, vacancies (other than any vacancy created by removal of a director by stockholder vote) and newly created directorships of such class or classes or series may, unless otherwise provided in the New Equitable certificate of incorporation, be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by the sole remaining director so elected.

Executive Committee

The Equitable by-laws provide that the Executive Committee shall consist of such number of directors as from time to time may be fixed by the Equitable board of directors and shall have and may exercise all the powers and authority of the Equitable board of directors in the management of the business and affairs of Equitable. The Executive Committee shall not have any power or authority as to (i) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval, (i) adopting, amending or repealing any of the Equitable by-laws or (ii) as may otherwise be excluded by the Equitable certificate of incorporation.

During the intervals between the meetings of the Equitable board of directors, the Executive Committee shall have and may exercise all the powers and authority of the Equitable board of directors in the management of the business and affairs of Equitable.

The Merger Agreement provides that, prior to the Closing, the parties will take actions necessary to cause, as of the Closing, the New Equitable board of directors to have an Executive Committee of the New Equitable board of directors, which will include two Equitable Designees (one of whom must be the New Equitable Executive Chair and the other who will be designated by Equitable prior to the Closing) and two Corebridge Designees (one of whom must be the New Equitable Chief Executive Officer and the other who will be designated by Corebridge prior to the Closing). The New Equitable Executive Chair will serve as the Chair of the Executive Committee.

The governance of the Executive Committee (including any charter or related matters) has not yet been implemented or agreed upon. However, as noted above, the parties are obligated to cause this to occur prior to the Closing.

Equitable (currently in effect)	New Equitable

Stockholder Proposals and Nominations of Directors

Stockholders are only permitted to make stockholder proposals with respect to the matters on which they are entitled to vote. Further, Equitable’s by-laws establish advance notice procedures that must be complied with in order for Equitable stockholders to bring stockholder proposals relating to the matters on which the Equitable stockholders may be entitled to vote. Generally, to be timely, a stockholder’s notice must be delivered to the Secretary at the principal executive office of Equitable not less than 90 days or more than 120 days prior to the first anniversary date of the immediately preceding annual meeting of stockholders. Equitable’s by-laws also specify requirements as to the form and content of a stockholder’s notice. Equitable’s by-laws allow the Equitable board of directors to adopt rules and regulations for the conduct of meetings, which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. Equitable stockholders may also bring nominations of directors before annual meetings of stockholders, but only if they comply with the advance notice procedures in Equitable’s by-laws. Generally, to be timely, a stockholder’s notice of its director nominations must be received at Equitable’s principal executive offices not less than 90 days or more than 120 days prior to the first anniversary date of the immediately preceding annual meeting of Equitable’s stockholders. Equitable’s by-laws also specify requirements as to the form and content of a stockholder’s notice with respect to any nominations a holder of Equitable Common Stock intends to bring before a meeting. Such provisions apply to both direct beneficial holders and indirect holders (who can evidence ownership and entitlement to vote) of Equitable Common Stock.	Stockholders are only permitted to make stockholder proposals with respect to the matters on which they are entitled to vote. Further, New Equitable’s by-laws establish advance notice procedures that must be complied with in order for New Equitable stockholders to bring stockholder proposals relating to the matters on which the New Equitable stockholders may be entitled to vote. Generally, to be timely, a stockholder’s notice must be delivered by an Acceptable Delivery Method (as defined therein) to the Secretary at the principal executive office not less than 90 days or more than 120 days prior to the first anniversary date of the immediately preceding annual meeting of stockholders. New Equitable’s by-laws also specify requirements as to the form and content of a stockholder’s notice. New Equitable’s by-laws allow the New Equitable board of directors to adopt rules and regulations for the conduct of meetings, which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. New Equitable stockholders may also bring nominations of directors before annual meetings of stockholders, but only if they comply with the advance notice procedures (or proxy access procedures) in New Equitable’s by-laws. Generally, to be timely, a stockholder’s notice of its director nominations must be received at New Equitable’s principal executive offices not less than 90 days or more than 120 days prior to the first anniversary date of the immediately preceding annual meeting of New Equitable’s stockholders. New Equitable’s by-laws also specify requirements as to the form and content of a stockholder’s notice with respect to any nominations a holder of New Equitable Common Stock intends to bring before a meeting. Such provisions only apply to direct holders of New Equitable Common Stock.

Proxy Access

Equitable’s by-laws do not contain a “proxy access” provision.	New Equitable’s by-laws contain a “proxy access” provision that permits a stockholder or group of up to 20 stockholders owning 3% or more in voting power of the outstanding New Equitable Common Stock continuously for at least three years to nominate and include in our proxy materials director nominees up to the greater of two or 20% of the number of directors on our board (subject to certain adjustments and other conditions), provided the stockholder(s) and the nominee(s) satisfy the requirements specified in New Equitable’s by-laws.

Equitable (currently in effect)	New Equitable

Stockholder Action by Written Consent

Equitable’s certificate of incorporation prohibits Equitable stockholders from acting by written consent in lieu of a meeting of stockholders. However, holders of one or more series of Equitable Preferred Stock may, to the extent permitted by resolutions adopted by holders of Equitable Preferred Stock or the Equitable board of directors, act by written consent.	New Equitable’s certificate of incorporation prohibits New Equitable stockholders from acting by written consent in lieu of a meeting of stockholders. However, holders of one or more series of New Equitable Preferred Stock may, to the extent permitted by resolutions adopted by holders of New Equitable Preferred Stock or the New Equitable board of directors, act by written consent.

Certificate of Incorporation Amendments

In general, Section 242 of the DGCL requires that amendments to Equitable’s certificate of incorporation first be approved by the Equitable board of directors and then be approved by the affirmative vote of the holders of a majority of outstanding shares of Equitable Common Stock entitled to vote thereon. Under Section 242(b)(2) of the DGCL, a separate vote of any outstanding class of Equitable’s capital stock is also required for any amendment that (a) alters or changes the powers, preferences or special rights of such class so as to affect them adversely (except that if such amendment would alter or change the powers, preferences or special rights of one or more series of such class so as to affect them adversely, but shall not so affect the entire class, then only the shares of the series so affected shall be considered a separate class entitled to vote thereon) or (b) changes the par value of such class of stock.	In general, Section 242 of the DGCL requires that amendments to New Equitable’s certificate of incorporation first be approved by the New Equitable board of directors and then be approved by the affirmative vote of the holders of a majority of outstanding shares of New Equitable Common Stock entitled to vote thereon. Under Section 242(b)(2) of the DGCL, a separate vote of any outstanding class of New Equitable’s capital stock is also required for any amendment that (a) alters or changes the powers, preferences or special rights of such class so as to affect them adversely (except that if such amendment would alter or change the powers, preferences or special rights of one or more series of such class so as to affect them adversely, but shall not so affect the entire class, then only the shares of the series so affected shall be considered a separate class entitled to vote thereon) or (b) changes the par value of such class of stock. However, as permitted by the DGCL, the New Equitable certificate of incorporation includes an exception to the separate vote requirement of Section 242(b)(2) of the DGCL for any increase or decrease (but not below the number of shares then-outstanding) in the number of authorized shares of any class or classes of stock, which may be approved by a majority of the New Equitable stock entitled to vote on amendments to the certificate of incorporation generally, without any requirement for a separate class vote.

Special Meetings of Stockholders

Equitable’s by-laws provide that special meetings of Equitable stockholders may be called at any time by or at the direction of the Chair of the Equitable board of directors, if any, the Chief Executive Officer of Equitable, if any, or the Equitable board of directors, in each case, to be held at such date, time and place as may be designated by the Equitable board of directors. In addition, special meetings of Equitable stockholders may be called upon written request in accordance with	New Equitable’s by-laws provide that special meetings of New Equitable’s stockholders may be called at any time by the Chairperson of the New Equitable board of directors if any, the Chief Executive Officer of New Equitable, if any, the Secretary of New Equitable or the New Equitable board of directors, in each case, to be held at such date, time and place as may be stated in the notice of the meeting. In addition, special meetings of New

Equitable (currently in effect)	New Equitable
the procedures set forth in Equitable’s by-laws by Equitable stockholders who together own of record 15% or more of the outstanding shares of Equitable Common Stock entitled to vote at such meeting.	Equitable stockholders may be called upon proper written request in accordance with the procedures set forth in New Equitable’s by-laws by New Equitable stockholders who together own of record 25% or more of the outstanding shares of each class of stock entitled to vote at such meeting. In addition to the foregoing, in order to bring an action at a meeting, such stockholder must take additional actions including, e.g., providing representations as to beneficial ownership, whether such ownership is part of a group and certification of such stockholders compliance with federal, state or other legal requirements in connection with such stockholder’s beneficial ownership.

Indemnification of Directors and Officers

Equitable’s certificate of incorporation and by-laws provide that Equitable will indemnify to the full extent permitted by the law any person who was or is a party or is threatened to be made a party to any proceeding by reason of the fact that such person is serving as a director, officer or employee of Equitable or as a director, officer or employee of another corporation at Equitable’s request against expenses (including attorneys’ fees), judgements, fines and amounts paid in settlement actually or reasonably incurred by such person in connection with such proceeding. However, except for proceedings to enforce rights to indemnification, Equitable shall not be obligated to indemnify any director or officer in respect of a proceeding (or part thereof) initiated by such person, unless such proceeding (or part thereof) has been authorized by the Equitable board of directors or the indemnification is requested for reasonable expenses incurred by such person in connection with successfully establishing such person’s right to indemnification or advancement of expenses under Equitable’s by-laws.	New Equitable’s certificate of incorporation and by-laws provide that New Equitable will indemnify to the full extent permitted by the law any director or officer of New Equitable; however, except for proceedings to enforce rights to indemnification, New Equitable shall not be obligated to indemnify any director or officer in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the New Equitable board of directors. New Equitable shall indemnify its directors and officers, to the fullest extent permitted by law, against all liability and loss suffered and expenses (including attorneys’ fees) incurred in connection with pending or threatened legal proceedings because of the director’s or officer’s positions with us or another entity that the director or officer serves at our request, subject to various conditions, and to pay the expenses (including attorneys’ fees) actually and reasonably incurred by New Equitable’s directors and officers in advance of the final disposition to enable them to defend against such proceedings.

Change of Control Laws

Equitable’s certificate of incorporation does not opt out of Section 203 of the DGCL, which is Delaware’s anti-takeover statute. As a result, Equitable is subject to the restrictions on “business combinations” set forth in Section 203 of the DGCL.

New Equitable’s certificate of incorporation will not opt out of Section 203 of the DGCL, which is Delaware’s anti-takeover statute. As a result, New Equitable will be subject to the restrictions on “business combinations” set forth in Section 203 of the DGCL.

In general, Section 203 of the DGCL prohibits a publicly-held Delaware corporation from engaging, under certain circumstances, in a “business combination” with an “interested stockholder” for a period of three years following the time that the

Equitable (currently in effect)	New Equitable

stockholder became an interested stockholder, unless: (a) prior to such time, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder; (b) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (but not for purposes of determining the number of shares owned by the interested stockholder) (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or (3) at or subsequent to such time, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder (other than on a pro rata basis with other stockholders). Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, “owns” or if such person is an affiliate or associate of the corporation, within three years prior to the determination of interested stockholder status, did “own” 15% or more of a corporation’s outstanding voting stock.

Under certain circumstances, Section 203 makes it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three-year period. Accordingly, Section 203 could have an anti-takeover effect with respect to certain transactions that the New Equitable board of directors does not approve in advance or certain transactions with “interested stockholders” who have not been approved by the New Equitable board of directors prior to becoming an interested stockholder. The provisions of Section 203 may encourage companies interested in acquiring New Equitable to negotiate in advance with the New Equitable board of directors to avoid the restrictions on business combinations that would apply if the stockholder became an interested

Equitable (currently in effect)	New Equitable
stockholder. However, Section 203 also could discourage attempts that might result in a premium over the market price for the shares of New Equitable Common Stock. These provisions also may have the effect of preventing changes in the New Equitable board of directors and may make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

NO APPRAISAL RIGHTS

No appraisal rights will be available to Corebridge stockholders or Equitable stockholders in connection with the Mergers.

U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a general discussion of the U.S. federal income tax consequences applicable to U.S. holders and non-U.S. holders (each as defined below) of Corebridge Common Stock or Equitable Common Stock that receive New Equitable Common Stock pursuant to the Mergers. This discussion is limited to U.S. holders and non-U.S. holders that hold their shares of Corebridge Common Stock or Equitable Common Stock, as applicable, as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment).

This discussion does not address all of the U.S. federal income tax consequences and considerations that may be relevant to a particular holder in light of such holder’s particular facts and circumstances and does not apply to holders that are subject to special treatment under U.S. federal income tax laws, such as, for example, banks or other financial institutions, insurance companies, regulated investment companies, real estate investment trusts or mutual funds, holders liable for the alternative minimum tax, certain former citizens or former long-term residents of the United States, U.S. holders having a “functional currency” other than the U.S. dollar, tax-exempt organizations, dealers in securities or currencies, entities or arrangements treated as partnerships for U.S. federal income tax purposes or other flow-through entities (or investors therein), subchapter S corporations, retirement plans, individual retirement accounts or other tax-deferred accounts, traders in securities that elect to use a mark to market method of accounting, persons who hold 5% or more of the outstanding Corebridge Common Stock or Equitable Common Stock, directly or constructively, persons who hold Corebridge Common Stock or Equitable Common Stock as part of a straddle, hedge, constructive sale, or conversion transaction or other integrated or risk reduction transaction, “controlled foreign corporations,” “passive foreign investment companies,” and persons who acquired their shares of Corebridge Common Stock or Equitable Common Stock through the exercise of an employee stock option or otherwise as compensation or through a tax-qualified retirement plan.

This discussion does not address any U.S. federal estate, gift or other non-income tax consequences or any state, local or foreign tax consequences. This discussion is based on the Code, the U.S. Department of the Treasury regulations promulgated under the Code, and interpretations of such authorities by the courts and the IRS, all as they exist as of the date of this joint proxy statement/prospectus and all of which are subject to change, possibly with retroactive effect. Any such change could affect the accuracy of the statements and conclusions set forth in this discussion. Neither Corebridge nor Equitable intends to request any ruling from the IRS as to the U.S. federal income tax consequences of the Mergers. Consequently, no assurance can be given that the IRS will not challenge the conclusions described in this discussion or that a court would not sustain such a challenge.

All holders are urged to consult with their tax advisors as to the specific tax consequences of the Mergers to them in light of their particular facts and circumstances, including the applicability and effect of any U.S. federal, state, local, foreign or other tax laws.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of shares of Corebridge Common Stock or Equitable Common Stock that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or a resident of the United States;

•	a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust, if (i) a court within the United States is able to exercise primary jurisdiction over its administration and one or more United States persons (within the meaning of Section 7701(a)(30) of the Code) have the authority to control all substantial decisions of the trust or (ii) the trust has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

For purposes of this discussion, the term “non-U.S. holder” means a beneficial owner of shares of Corebridge Common Stock or Equitable Common Stock, as applicable, that is neither a U.S. holder nor a partnership for U.S. federal income tax purposes.

If a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes holds shares of Corebridge Common Stock or Equitable Common Stock, the tax treatment of a person treated as a partner in such partnership for U.S. federal income tax purposes generally will depend upon the status of the partner and the activities of the partnership. Such partnerships and partners in such partnerships should consult their tax advisors about the tax consequences of the Mergers to them.

General Tax Consequences of the Mergers

It is a condition to Corebridge’s obligation to complete the Corebridge Merger that Corebridge receive a written opinion of its counsel, Skadden, to the effect that the Mergers, taken together, will be treated as a transaction described in Section 351 of the Code. It is a condition to Equitable’s obligation to complete the Equitable Merger that Equitable receive an opinion of its counsel, Paul, Weiss, to the effect that the Mergers, taken together, will be treated as a transaction described in Section 351 of the Code. In rendering such opinions, counsel will require and rely upon representations contained in the Merger Agreement and in letters and certificates to be received from New Equitable, Corebridge and Equitable, and such opinions will also be based on customary factual assumptions, as well as certain covenants and undertakings of New Equitable, Corebridge and Equitable.

In addition, in connection with the effectiveness of the registration statement of which this joint proxy statement/prospectus is a part, (i) Corebridge’s counsel, Skadden, delivered an opinion to Corebridge (which opinion is filed as Exhibit 8.1 to this joint proxy statement/prospectus) to the effect that the Mergers, taken together, will be treated as a transaction described in Section 351 of the Code, with the material U.S. federal income tax consequences of the Mergers to Corebridge Common Stockholders described below in the section of this joint proxy statement/prospectus titled “Tax Consequences to Corebridge Common Stockholders or Equitable Common Stockholders,” and (ii) Equitable’s counsel, Paul, Weiss, delivered an opinion to Equitable (which opinion is filed as Exhibit 8.2 to this joint proxy statement/prospectus) to the effect that the Mergers, taken together, will be treated as a transaction described in Section 351 of the Code, with the material U.S. federal income tax consequences of the Mergers to Equitable Common Stockholders described below in the section of this joint proxy statement/prospectus titled “Tax Consequences to Corebridge Common Stockholders or Equitable Common Stockholders.” Such opinions are conditioned on the accuracy, as of the date of the opinion and the effective date of the Mergers, of representations contained in letters and certificates received from New Equitable, Corebridge and Equitable, and are based on customary factual assumptions, as well as certain covenants and undertakings of New Equitable, Corebridge and Equitable.

If any of the representations, assumptions, covenants or undertakings underlying any of the tax opinions described above is or becomes incorrect, incomplete, inaccurate or is violated, the validity of, and the conclusions reached in, the tax opinions described above may be affected or jeopardized and the U.S. federal income tax consequences of the Mergers could differ materially from those described below. In addition, the opinions will be subject to certain qualifications and limitations as set forth in the opinions.

Moreover, none of the tax opinions given in connection with the effectiveness of the registration statement of which this joint proxy statement/prospectus is a part or in connection with the Closing of the Mergers will be binding on the IRS or any court. Neither Corebridge nor Equitable has sought or will seek any ruling from the IRS as to the U.S. federal income tax consequences of the Mergers. Consequently, no assurance can be given that the IRS will not assert, or that a court would not sustain, a position contrary to any of the conclusions set forth below. In addition, if any of the representations or assumptions upon which such opinions are based is inconsistent with the actual facts, the U.S. federal income tax consequences of the Mergers could be adversely affected.

Tax Consequences to Corebridge Common Stockholders or Equitable Common Stockholders

As described in the opinions of counsel filed as Exhibit 8.1 and Exhibit 8.2 to this joint proxy statement/prospectus, and subject to the limitations, assumptions and qualifications described herein and therein, the material U.S. federal income tax consequences of the Mergers to U.S. holders and non-U.S. Corebridge Common Stockholders and Equitable Common Stockholders will be as follows:

•

a U.S. holder or non-U.S. holder of Corebridge Common Stock or Equitable Common Stock will not recognize gain or loss upon the exchange of its Corebridge Common Stock or Equitable Common Stock for New Equitable Common Stock pursuant to the Mergers, except with respect to cash received in lieu of fractional shares (as discussed below);

•

the aggregate tax basis of the New Equitable Common Stock received (including any fractional shares deemed received and exchanged for cash) by such U.S. holder or non-U.S. holder of Corebridge Common Stock or Equitable Common Stock pursuant to the Mergers will be equal to the aggregate tax basis of the stock exchanged therefor; and

•

the holding period of the New Equitable Common Stock received (including any fractional shares deemed received and exchanged for cash) by a U.S. holder or non-U.S. holder pursuant to the Mergers will include such U.S. holder’s or non-U.S. holder’s holding period of the stock surrendered in exchange therefor.

If a U.S. holder or non-U.S. holder of Corebridge Common Stock or Equitable Common Stock acquired different blocks of Corebridge Common Stock or Equitable Common Stock, or acquired both Corebridge Common Stock and Equitable Common Stock, such holder’s tax basis in the shares of New Equitable Common Stock received in the Mergers would generally be determined by reference to the aggregate basis of the separate blocks of shares transferred to New Equitable. Such U.S. holder or non-U.S. holder would also generally have a split holding period in its shares of New Equitable Common Stock received for purposes of determining long-term or short-term capital gain or loss. Such U.S. holder’s or non-U.S. holder’s holding period for a portion of each share of New Equitable Common Stock will include the holding period such holder had in each separate block of shares transferred in the Mergers. U.S. holder and non-U.S. holder of Corebridge Common Stock and Equitable Common Stock are urged to consult their tax advisors if they have acquired different blocks of Corebridge Common Stock or Equitable Common Stock, or acquired both Corebridge Common Stock and Equitable Common Stock, that are being transferred in connection with the Mergers.

Cash in Lieu of Fractional Shares

A holder who receives cash in lieu of a fractional share of New Equitable Common Stock will be treated as having received such fractional share pursuant to the Mergers and then as having sold such fractional share to New Equitable for cash. A U.S. holder will generally recognize gain or loss based on the difference between the amount of cash received in lieu of the fractional share and such holder’s adjusted tax basis allocated to such fractional share.

A non-U.S. holder generally will not be subject to U.S. federal income tax or withholding tax on any gain realized in connection with cash received in lieu of fractional shares unless:

•

such gain is effectively connected with such non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment of such non-U.S. holder in the United States); or

•	such non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year in which the gain is realized and certain other conditions are met.

Gain described in the first bullet point above will be subject to U.S. federal income tax on a net income basis at the regular graduated U.S. federal income tax rates in the same manner as if such non-U.S. holder were a

U.S. person. A non-U.S. holder that is a corporation also may be subject to an additional branch profits tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on its “effectively connected earnings and profits” for the taxable year, subject to certain adjustments.

Gain described in the second bullet point above will be subject to U.S. federal income tax at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty), but may be offset by U.S.-source capital losses, if any, of the non-U.S. holder.

Information Reporting and Backup Withholding

U.S. holders of Corebridge Common Stock or Equitable Common Stock may, under certain circumstances, be subject to information reporting and backup withholding (currently, at a rate of 24%) for U.S. federal income tax purposes with respect to any payments of cash in lieu of fractional shares made in connection with the Mergers. Backup withholding will not apply, however, to a U.S. holder who (i) furnishes a correct taxpayer identification number and certifies the U.S. holder is not subject to backup withholding on IRS Form W-9 or a substantially similar form or (ii) certifies the U.S. holder is otherwise exempt from backup withholding. If a U.S. holder does not provide a correct taxpayer identification number on IRS Form W-9 or other proper certification, the U.S. holder may be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. holder will be allowed as a credit against the U.S. holder’s U.S. federal income tax liability and may entitle the U.S. holder to a refund; provided that the required information is timely furnished to the IRS. All U.S. holders should consult their tax advisors regarding the application of information reporting and backup withholding to them.

The tax consequences of the Mergers will depend on a holder’s specific situation. Holders should consult their own tax advisors with respect to the U.S. federal income tax consequences to them in light of their particular circumstances, as well as the applicability and effect of any U.S. federal, state, local, foreign or other tax laws.

CERTAIN BENEFICIAL OWNERS OF COREBRIDGE COMMON STOCK

Unless otherwise set forth in the footnotes to the tables, the following tables set forth information as of June 1, 2026 with respect to the ownership of Corebridge Common Stock by (a) each person known to own beneficially more than five percent of Corebridge Common Stock and (b) Corebridge’s directors, executive officers and named executive officers (“NEOs”).

The amounts and percentages of shares beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under the SEC regulations, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. More than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. The beneficial owners listed below have sole voting and investment power with respect to shares beneficially owned, except as otherwise indicated.

Percentage computations are based on 450,486,542 shares of Corebridge Common Stock outstanding as of June 1, 2026. Unless otherwise indicated, the address for each listed stockholder is c/o Corebridge Financial, Inc., 2919 Allen Parkway L4-01, Woodson Tower, Houston, Texas 77019.

Security Ownership of Corebridge Common Stock by 5% Beneficial Owners

Name of Beneficial Owner	Number of Shares Owned	Percent of Class
Nippon Life(1)	121,992,454	27.1%
Argon Holdco LLC(2)	61,962,123	13.8%
Pzena Investment Management LLC(3)	27,340,251	6.1%
The Vanguard Group(4)	27,143,048	6.0%
Harris Associates LP(5)	24,964,260	5.5%

(1)

Based solely on information contained in a Schedule 13D/A filed by Nippon Life with the SEC on April 9, 2026. Nippon Life reported that, as of April 8, 2026, it had sole voting power over 121,992,454 shares of Corebridge Common Stock and sole dispositive power over 121,992,454 shares of Corebridge Common Stock. The principal business address of Nippon Life is 3-5-12, Imabashi, Chuo-ku, Osaka, M0, 541-8501, Japan.

(2)

Based solely on information contained in a Schedule 13G/A filed by Argon Holdco LLC with the SEC on February 9,2024. Argon Holdco LLC reported that, as of December 31, 2023, it had sole voting power over 61,962,123 shares of Corebridge Common Stock and sole dispositive power over 61,962,123 shares of Corebridge Common Stock. The sole member of Argon Holdco LLC is Blackstone Holdings II L.P. The general partner of Blackstone Holdings II L.P. is Blackstone Holdings I/II GP L.L.C. The sole member of Blackstone Holdings I/II GP L.L.C. is Blackstone Inc. The sole holder of the Series II preferred stock of Blackstone Inc. is Blackstone Group Management L.L.C. Blackstone Group Management L.L.C. is wholly owned by Blackstone Inc.’s senior managing directors and controlled by its founder, Stephen A. Schwarzman. Each of such entities and Mr. Schwarzman may be deemed to beneficially own the shares of Corebridge Common Stock beneficially owned by Argon Holdco LLC, but each of such entities and Mr. Schwarzman (other than Argon Holdco LLC) disclaims beneficial ownership of such shares. The principal business address of Argon Holdco LLC is c/o Blackstone Inc., 345 Park Ave., New York, New York 10154.

(3)

Based solely on information contained in a Schedule 13G filed by Pzena Investment Management LLC with the SEC on April 17, 2026. Pzena Investment Management LLC reported that, as of March 31, 2026, it had sole voting power over 22,857,809 shares of Corebridge Common Stock and sole dispositive power over 27,340,251 shares of Corebridge Common Stock. The principal business address of Pzena Investment Management LLC is 320 Park Avenue, 8th floor, New York, NY 10022.

(4)

Based solely on information contained in a Schedule 13G filed by The Vanguard Group with the SEC on January 30, 2026. The Vanguard Group reported that, as of December 31, 2025, it had shared voting power over 2,030,574 shares of Corebridge Common Stock and shared dispositive power over 27,143,048 shares of Corebridge Common Stock. According to the most recent Schedule 13G/A filed by The Vanguard Group with the SEC on March 26, 2026, The Vanguard Group owns 0.0% of Corebridge Common Stock as of March 13, 2026, following an internal reorganization pursuant to which The Vanguard Group’s beneficial ownership has been disaggregated. The principal business address of The Vanguard Group is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(5)

Based solely on information contained in a Schedule 13G filed by Harris Associates LP and its general partner, Harris Associates, Inc., with the SEC on May 15, 2026. Harris Associates LP and Harris Associates, Inc. reported that, as of March 31, 2026, they had sole voting power over 24,943,274 shares of Corebridge Common Stock and sole dispositive power over 24,964,260 shares of Corebridge Common Stock. The principal business address of Harris Associates LP and Harris Associates, Inc. is 111 South Wacker Drive, Suite 4600, Chicago, IL, 60606.

Security Ownership of Corebridge Common Stock by Directors, Executive Officers and NEOs

Directors and NEOs	Number of Shares Owned(1)	Percent of Class
Edward Bousa	10,299	*
Alan Colberg	58,409	*
Marc Costantini	—
Gilles Dellaert	—	*
Keith Gubbay	7,341	*
Elias Habayeb	324,203	*
Kevin Hogan	668,511	*
Hirotaka Inoue	—	*
Polly N. Klane	29,531
Deborah Leone	12,583	*
Lisa Longino	117,927	*
Christopher Lynch	28,409	*
Jonathan Novak	201,588	*
Colin J. Parris	7,341	*
Amy Schioldager	28,409	*
Tomohiro Yao	—	*
All current directors and executive officers as a group (24 persons)	1,376,608	*

*	Represents less than 1%.
(1)

Number of shares shown includes: (i) shares of Corebridge Common Stock subject to options which may be exercised within 60 days of the date of determination (June 1, 2026), unless otherwise indicated, as follows: for Mr. Habayeb, who ceased serving as Chief Financial Officer effective April 24, 2026, 151,455 shares; for Ms. Longino, 63,722 shares; for Mr. Novak, 83,917 shares; for Ms. Klane, 14,602 shares; for Mr. Hogan, who ceased serving as President and Chief Executive Officer on December 1, 2025, 466,256 shares; and for all of Corebridge’s current directors and executive officers as a group, 577,689 shares; and (ii) fully vested Corebridge DSUs, with delivery of the underlying shares of Corebridge Common Stock deferred until the director ceases to be a member of the Corebridge board of directors, as follows: for

Mr. Bousa 10,299 Corebridge DSUs, for Mr. Colberg 28,409 Corebridge DSUs, for Mr. Gubbay 7,341 Corebridge DSUs, for Ms. Leone 12,583 Corebridge DSUs, for Mr. Lynch 28,409 Corebridge DSUs, for Dr. Parris 7,341 Corebridge DSUs and for Ms. Schioldager 28,409 Corebridge DSUs. Mr. Habayeb and Mr. Hogan’s holdings are based on information available to Corebridge as of April 24, 2026 and December 1, 2025, respectively.

CERTAIN BENEFICIAL OWNERS OF EQUITABLE COMMON STOCK

Equitable Common Stock

Unless otherwise set forth in the footnotes to the tables, the following tables set forth information as of June 1, 2026 with respect to the ownership of Equitable Common Stock by (a) each person known to own beneficially more than five percent of Equitable Common Stock and (b) Equitable’s directors, executive officers and NEOs.

The amounts and percentages of shares beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under these regulations, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. More than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. The beneficial owners listed below have sole voting and investment power with respect to shares beneficially owned, except as otherwise indicated.

Percentage computations are based on 276,671,587 shares of Equitable Common Stock outstanding as of June 1, 2026. Unless otherwise indicated, the address for each listed stockholder is c/o 1345 Avenue of the Americas, New York, New York 10105.

Security Ownership of Equitable Common Stock by 5% Beneficial Owners

The following are the only persons known to us to be the beneficial owners of more than five percent of any class of Equitable voting securities based on information provided in the most recently publicly available Schedule 13G filings as of June 1, 2026.

Name of Beneficial Owner	Number of Shares Owned	Percent of Class
Blackrock Inc.(1)	32,843,336	11.9%
Canada Pension Plan Investment Board(2)	19,284,053	7.0%
Norges Bank(3)	18,595,728	6.7%
T. Rowe Price Associates, Inc.(4)	16,789,618	6.1%
Vanguard Capital Management(5)	15,216,306	5.5%
Vanguard Portfolio Management(6)	14,700,544	5.3%

(1)

Based on a Schedule 13G/A filed with the SEC on January 24, 2024, by BlackRock Inc., reporting beneficial ownership as of December 31, 2023, with sole voting power with respect to 30,381,808 of the shares of Equitable Common Stock, sole dispositive power with respect to 32,843,336 of the shares of Equitable Common Stock and no shared voting power and no shared dispositive power with respect to any of the shares of Equitable Common Stock. The principal business address of Blackrock Inc. is 50 Hudson Yards, New York, NY 10001.

(2)

Based on a Schedule 13G/A filed with the SEC on or about February 17, 2026, by Canada Pension Plan Investment Board, reporting beneficial ownership as of December 31, 2025, with sole voting power with respect to 19,284,053 shares of Equitable Common Stock, sole dispositive power with respect to 19,284,053 shares of Equitable Common Stock and no shared voting power and no shared dispositive power with respect to any of the shares of Equitable Common Stock. The principal business address of Canada Pension Plan Investment Board is One Queen Street East, Suite 2500, Toronto, Ontario M5C 2W5.

(3)	Based on a Schedule 13G filed with the SEC on or about May 11, 2026, by Norges Bank, reporting beneficial ownership as of March 31, 2026, with sole voting power with respect to 18,263,444 shares of

Equitable Common Stock, sole dispositive power with respect to 18,263,444 shares of Equitable Common Stock, shared dispositive power with respect to 332,284 shares of Equitable Common Stock and no shared voting power with respect to any of the shares of Equitable Common Stock. The principal business address of Norges Bank is Bankplassen 2, PO Box 1179 Sentrum, Oslo, NO-0107, Oslo, Norway.
(4)

Based on a Schedule 13G/A filed with the SEC on or about August 14, 2025, by T. Rowe Price Associates, Inc., reporting beneficial ownership as of June 30, 2025, with sole voting power with respect to 15,626,720 shares of Equitable Common Stock, sole dispositive power with respect to 16,761,971 shares of Equitable Common Stock and no shared voting power and no shared dispositive power with respect to any of the shares of Equitable Common Stock. The principal business address of T. Rowe Price Associates, Inc. is 1307 Point Street Baltimore, MD 21231.

(5)

Based on a Schedule 13G filed with the SEC on or about April 29, 2026, by Vanguard Capital Management, reporting beneficial ownership as of March 31, 2026, with sole voting power with respect to 15,216,306 shares of Equitable Common Stock, sole dispositive power with respect to 15,216,306 shares of Equitable Common Stock and no shared voting power and no shared dispositive power with respect to any of the shares of Equitable Common Stock. The principal business address of Vanguard Capital Management is 100 Vanguard Blvd., Malvern, PA, 19355.

(6)

Based on a Schedule 13G filed with the SEC on or about April 29, 2026, by Vanguard Portfolio Management, reporting beneficial ownership as of March 31, 2026, with sole voting power with respect to 14,700,544 shares of Equitable Common Stock, sole dispositive power with respect to 14,700,544 shares of Equitable Common Stock and no shared voting power and no shared dispositive power with respect to any of the shares of Equitable Common Stock. The principal business address of Vanguard Portfolio Management is 100 Vanguard Blvd., Malvern, PA, 19355.

Security Ownership of Equitable Common Stock by Directors, Executive Officers and NEOs

Directors and NEOs	Number of Shares Owned	Percent of Class
Douglas Dachille	7,793	*
Francis A. Hondal	30,331	*
Arlene Isaacs-Lowe	20,763	*
Daniel G. Kaye	60,086	*
Joan Lamm-Tennant	54,788	*
Craig MacKay	21,199	*
Mark Pearson(1)	1,393,088	*
Robin M. Raju(2)	309,454	*
Bertram L. Scott	30,401	*
George Stansfield	43,227	*
Charles G. T. Stonehill	41,857	*
Seth Bernstein(3)	97,709	*
Jeffrey J. Hurd(4)	370,597	*
Kurt Meyers(5)	85,803	*
Nick Lane(6)	256,792	*
All current directors and executive officers as a group (15 persons)(7)	2,823,888	1.0%

*	Represents less than 1%.
(1)	Includes 54,400 shares Mr. Pearson can acquire within 60 days under option plans and 536,831 shares of unvested Equitable Performance Shares.
(2)	Includes 125,745 shares of unvested Equitable Performance Shares.
(3)	Includes 42,445 shares of unvested Equitable Performance Shares.
(4)	Includes 181,759 shares Mr. Hurd can acquire within 60 days under option plans and 109,401 shares of unvested Equitable Performance Shares.

(5)	Includes 23,415 shares of unvested Equitable Performance Shares.
(6)	Includes 124,652 shares of unvested Equitable Performance Shares.
(7)	Includes 236,159 shares the directors and executive officers as a group can acquire within 60 days under option plans and 962,489 shares of unvested Equitable Performance Shares.

AllianceBernstein Holding Units and AllianceBernstein Units

The following table sets forth information as of June 1, 2026, regarding the ownership of AllianceBernstein Holding Units and the Units of Limited Partnership Interest in AllianceBernstein (the “AllianceBernstein Units”) by Equitable’s directors, executive officers and NEOs.

AllianceBernstein Holding Units and AllianceBernstein Units	AllianceBernstein Holding L.P.		AllianceBernstein L.P.
Name of Beneficial Owner	Number of Units Owned(1)	Percent of Class	Number of Units Owned(1)	Percent of Class
Douglas Dachille	—	—	—	—
Francis Hondal	—	—	—	—
Arlene Isaacs-Lowe	—	—	—	—
Daniel G. Kaye	48,527	*	—	—
Joan Lamm-Tennant	24,875	*	—	—
Craig MacKay	—	—	—	—
Kurt Meyers	—	—	—	—
Mark Pearson	—	—	—	—
Robin M. Raju	—	—	—	—
Bertram L. Scott	10	*	—	—
George Stansfield	4,000	*	—	—
Charles G. T. Stonehill	29,573	*	—	—
Seth Bernstein(2)	809,354	*	—	—
Jeffrey J. Hurd	—	—	—	—
Nick Lane	—	—	—	—
All current directors and executive officers as a group (15 persons)	916,339	1%	—	—

*	Represents less than 1%.
(1)	Excludes units beneficially owned by Equitable and its subsidiaries.
(2)	Includes 597,308 AllianceBernstein Holding Units that have not yet vested or with respect to which Mr. Bernstein has deferred delivery.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X and gives pro forma effect to the transactions described in the accompanying Note 1.

As used in this section, the “Mergers” means the Corebridge Merger, the Equitable Merger and the related transactions described in the accompanying Note 1.

The unaudited pro forma condensed combined financial information presents the financial statements of New Equitable as if the Mergers had been completed as of March 31, 2026 for purposes of the unaudited pro forma condensed combined balance sheet, and as of January 1, 2025 for purposes of the unaudited pro forma condensed combined statements of income (loss).

The unaudited pro forma condensed combined financial information should be read in conjunction with the accompanying notes. The unaudited pro forma condensed combined financial information was derived from, and should be read in conjunction with, the following historical financial statements and the accompanying notes, which are incorporated by reference into this joint proxy statement/prospectus:

•

the audited consolidated financial statements of Corebridge as of and for the year ended December 31, 2025 and the related notes, as included in Corebridge’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 11, 2026;

•

the audited consolidated financial statements of Equitable as of and for the year ended December 31, 2025 and the related notes, as included in Equitable’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 25, 2026;

•

the unaudited consolidated financial statements of Corebridge as of and for the three months ended March 31, 2026 and the related notes, as included in Corebridge’s Quarterly Report on Form 10-Q for the three months ended March 31, 2026, filed with the SEC on May 6, 2026; and

•

the unaudited consolidated financial statements of Equitable as of and for the three months ended March 31, 2026 and the related notes, as included in Equitable’s Quarterly Report on Form 10-Q for the three months ended March 31, 2026, filed with the SEC on May 7, 2026.

The consolidated financial statements of both Corebridge and Equitable have been prepared in accordance with U.S. GAAP.

The unaudited pro forma condensed combined financial information should also be read together with other financial information included elsewhere or incorporated by reference into this joint proxy statement/prospectus.

Accounting for the Mergers

The unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting in accordance with U.S. GAAP, and Corebridge has been treated as the acquirer for accounting purposes. As a result, Corebridge will account for the Mergers as a business combination in accordance with ASC 805. The total purchase price will be allocated to the tangible and intangible assets and liabilities acquired based on their respective fair values. The allocation of the purchase price is estimated and is dependent upon estimates of certain valuations that are subject to change. In addition, the final purchase price will not be known until the date of the completion of the Mergers and could vary materially from the preliminary purchase price. Accordingly, the final acquisition accounting adjustments may be materially different from the preliminary unaudited pro forma adjustments presented.

The financial condition and results of operations of New Equitable after completion of the Mergers will include the operating results of Equitable beginning from the Closing date but will not be restated retroactively to reflect the historical financial condition or results of operations of Equitable. The earnings of New Equitable following completion of the Mergers will reflect acquisition accounting adjustments, including the effect of changes in Equitable’s carrying value for assets and liabilities. Indefinite-lived intangible assets, including goodwill, will not be amortized but will be tested for impairment at least annually, and all tangible and intangible assets including goodwill will be tested for impairment when certain indicators are present. If, in the future, New Equitable determines that tangible or intangible assets (including goodwill) are impaired, New Equitable would record an impairment charge at that time.

Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial information appearing below does not consider any potential effects of changes in market conditions on revenues, projected cost savings, restructuring or integration-related costs to achieve potential cost savings, among other factors.

The unaudited pro forma condensed combined financial information has been prepared based on the aforementioned historical financial statements and the assumptions and adjustments as described in the notes to the unaudited pro forma condensed combined financial information. The pro forma adjustments reflect transaction accounting adjustments related to the Mergers, which are discussed in further detail below. The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and does not purport to represent the combined company’s consolidated results of operations or consolidated financial position that would actually have occurred had the Mergers been consummated on the dates assumed or to project the combined company’s consolidated results of operations or consolidated financial position for any future date or period.

The assets and liabilities of Equitable have been measured based on various preliminary estimates using assumptions that Corebridge believes are reasonable and are based only on currently available information. The acquisition accounting is dependent upon certain valuation and other studies that have yet to commence or progress to a stage where there is sufficient information for a definitive measurement. Accordingly, the pro forma adjustments are preliminary and have been made solely for the purpose of providing this unaudited pro forma condensed combined financial information. Differences between these preliminary estimates and the final purchase accounting will occur, and the final purchase accounting could be materially different from the preliminary estimates used to prepare the below unaudited pro forma condensed combined financial information and could have a material impact on the combined company’s future results of operations and financial position.

Corebridge intends to commence the necessary valuation and other studies required to complete the acquisition accounting promptly upon completion of the Mergers and will finalize the acquisition accounting as soon as practicable within the required measurement period, but in no event later than one year following completion of the Mergers.

Equitable and Corebridge have not had any historical material relationship prior to the Mergers. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2026

(In millions)	Corebridge Financial	Equitable Holdings	Reclassification Adjustments (A)	Transaction Accounting Adjustments		Pro Forma
Assets:
Investments:
Fixed maturity securities:
Bonds available-for-sale, at fair value, net of allowance for credit losses	$187,673	78,808	—	—		$266,481
Other bond securities, at fair value	5,386	2,934	1,645	—		9,965
Equity securities, at fair value	1,157	3,670	(3,670)	—		1,157
Mortgage and other loans receivable, net of allowance for credit losses	54,353	22,785	1,917	(933)	(B.1)	78,122
Mortgage and other loans receivable, at fair value	—	72	(72)	—		—
Other invested assets	10,350	9,920	(7,956)	—		15,984
	—	—	3,670	—
Short-term investments, including restricted cash	4,728	—	9,781	—		14,509
Policy loans	—	1,845	(1,845)	—		—
Trading securities, at fair value	—	1,645	(1,645)	—		—

Total investments	263,647	121,679	1,825	(933)		386,218
Cash and cash equivalents	373	9,904	(9,781)	(90)	(C )	406
Cash and securities segregated, at fair value	—	351	(351)	—		—
Accrued investment income	2,437	—	927	—		3,364
Premiums and other receivables, net of allowance for credit losses and disputes	534	—	70	—		604
Broker-dealer related receivables	—	2,183	(2,183)	—		—
Reinsurance assets - Fortitude Re, net of allowance for credit losses and disputes	23,686	—	—	—		23,686
Reinsurance assets - other, net of allowance for credit losses and disputes	1,972	20,373	(3,538)	(50)	(B.2)	18,757
Current and deferred income taxes	7,457	2,611	—	(2,525)	(B.3)	7,543
Deferred policy acquisition costs *	8,775	7,584	—	(7,584)	(B.4)	8,775
Value of business acquired *	10	—	—	7,584	(B.4)	7,594
Market risk benefit assets, at fair value	2,628	675	5,266	—		8,569
Other assets, including restricted cash *	4,908	3,936	7,956	(614)	(B.5)	21,261
	—	—	(927)	—
	—	—	2,183	—
	—	—	351	—
	—	—	3,538	—
	—	—	(70)	—
Goodwill and other intangible assets, net *	113	5,350	—	14,092	(B.3)	19,555
Purchased market risk benefits	—	5,266	(5,266)	—		—
Separate account assets, at fair value	90,520	130,470	—	—		220,990

Total assets	$407,060	310,382	—	9,880		$727,322

Liabilities:
Future policy benefits	$59,204	17,441	(873)	(1,400)	(B.6)	$74,372
Policyholder contract deposits	190,076	132,662	—	—		322,738
Market risk benefit liabilities, at fair value	7,333	9,825	—	—		17,158
Other policyholder funds	2,973	—	104	—		3,077

(In millions)	Corebridge Financial	Equitable Holdings	Reclassification Adjustments (A)	Transaction Accounting Adjustments		Pro Forma
Fortitude Re funds withheld payable	23,098	—	—	—		23,098
Other liabilities	11,391	6,848	1,988	(2,343)	(B.5)	20,624
	—	—	665	—
	—	—	1,306	—
	—	—	769	—
Short-term and long-term debt	9,361	3,837	—	(109)	(B.7)	13,089
Debt of consolidated investment entities	1,563	3,090	—	—		4,653
Broker-dealer related payables	—	665	(665)	—		—
Customer related payables	—	1,988	(1,988)	—		—
Amounts due to reinsurers	—	1,306	(1,306)	—		—
Separate account liabilities	90,520	130,470	—	—		220,990

Total liabilities	$395,519	$308,132	$—	$(3,852)		$699,799

Redeemable noncontrolling interest	$—	$390	$—	$—		$390
Contingencies, commitments and guarantees
Stockholders’ equity:
Preferred stock and additional paid-in capital	$493	$1,068	$—	$—		$1,561
Common stock	7	5	—	(5)	(B.8)	11
	—	—	—	4	(B.8)
Treasury stock	(5,606)	(5,190)	—	10,796	(B.8)	—
Additional paid-in capital	8,135	1,915	—	(1,915)	(B.8)	19,238
	—	—	—	11,103	(B.8)
Retained earnings	18,204	8,775	—	(8,775)	(B.8)	12,508
	—	—	—	(90)	(C )
	—	—	—	(5,606)	(B.8)
Accumulated other comprehensive income (loss)	(10,428)	(6,300)	—	6,300	(B.8)	(10,428)

Total stockholders’ equity attributable to Corebridge/Equitable	10,805	273	—	11,812		22,890
Non-redeemable noncontrolling interests	736	1,587	—	(1,587)	(B.9)	4,243
	—	—	—	3,507	(B.9)

Total equity	$11,541	$1,860	$—	$13,732		$27,133

Total liabilities and equity	$407,060	$310,382	$—	$9,880		$727,322

*

Corebridge presents Goodwill within Other assets and Value of business acquired (“VOBA”) within the legacy financial statement line item Deferred policy acquisition costs and value of business acquired; however, given the material balances to each of these items expected on the pro forma balance sheet, these amounts have been separately disclosed.

The accompanying notes are an integral part of this pro forma financial information.

Unaudited Pro Forma Condensed Combined Statement of Income (Loss) For the Three Months Ended March 31, 2026

(dollars in millions, except per common share data)	Corebridge Financial	Equitable Holdings	Reclassification Adjustments (A)	Transaction Accounting Adjustments			Pro Forma
Revenues:
Premiums	$387	240	—	—			$627
Policy Fees	610	429	—	(19)	(BB	)	1,020
Net investment income:
Net investment income - excluding Fortitude Re funds withheld assets	2,937	1,284	—	35	(BB	)	4,334
	—	—	—	78	(BB	)
Net investment income - Fortitude Re funds withheld assets	260	—	—	—			260

Total net investment income	3,197	1,284	—	113			4,594

Net realized gains (losses)/Investment gains (losses), net:
Net realized gains (losses) - excluding Fortitude Re funds withheld assets and embedded derivative	(329)	—	7	—			222
	—	—	580	—
	—	—	(36)	—
Net realized gains (losses) on Fortitude Re funds withheld assets	(21)	—	—	—			(21)
Net realized gains (losses) on Fortitude Re funds withheld embedded derivative	14	—	—	—			14
Credit and intent to sell losses on available-for-sale debt securities and loans	—	7	(7)	—			—
Other investment gains (losses), net	—	(36)	36	—			—

Total net realized gains (losses)/Total investment gains (losses), net	(336)	(29)	580	—			215

Net derivative gains (losses)	—	580	(580)	—			—
Advisory fee income	83	—	1,515	—			1,598
Investment management and service fees	—	1,327	(1,327)	—
Other income	23	399	(188)	(53)	(BB	)	181

Total revenues	3,964	4,230	—	41			8,235

Benefits and expenses:
Policyholder benefits	974	385	9	—			1,368
Change in fair value of market risk benefits, net	378	325	—	—			703
Interest credited to policyholder account balances	1,525	770	—	(7)	(BB	)	2,288
Amortization of deferred policy acquisition costs and value of business acquired	245	209	—	—			454
Amortization of acquired intangible assets	—	—	—	79	(BB	)	79
Non-deferrable insurance commissions	104	556	—	—			660
Advisory fee expenses	44	—	—	—			44
General operating expenses	468	—	625	(36)	(BB	)	1,459
	—	—	402	—
	—	—	—	—

(dollars in millions, except per common share data)	Corebridge Financial	Equitable Holdings	Reclassification Adjustments (A)	Transaction Accounting Adjustments			Pro Forma
Interest expense	131	62	—	—			193
Net (gain) loss on divestitures	(2)	—	—	—			(2)
Remeasurement of liability for future policy benefits	—	9	(9)	—			—
Compensation and benefits	—	625	(625)	—			—
Other operating costs and expenses	—	402	(402)	—			—

Total benefits and expenses	3,867	3,343	—	36			7,246

Income (loss) before income tax expense (benefit)	97	887	—	5			989

Income tax expense (benefit)	158	156	—	1	(CC	)	315

Net income (loss)	(61)	731	—	4			674

Less: Net income (loss) attributable to noncontrolling interests	(8)	110	—	(6)	(DD	)	96

Net income (loss) attributable to Corebridge/Equitable	$(53)	$621	$—	$10			$578

Less preferred stock dividends	$—	$14	$—	$—			$14

Net income (loss) available to common stockholders	$(53)	$607	$—	$10			$564

Income (loss) per common share available to common shareholders:
Common stock - basic	$(0.11)						$0.62
Common stock - diluted	$(0.11)						$0.62
Weighted average shares outstanding (Note 7)
Common stock - basic	473.5						903.8
Common stock - diluted	473.5						909.6

The accompanying notes are an integral part of this pro forma financial information.

Unaudited Pro Forma Condensed Combined Statement of Income (Loss) For the Year ended December 31, 2025

(dollars in millions, except per common share data)	Corebridge Financial	Equitable Holdings	Reclassification Adjustments (A)	Transaction Accounting Adjustments		Pro Forma
Revenues:
Premiums	$5,864	1,046	—	—		$6,910
Policy Fees	2,733	2,168	—	(77)	(BB.1)	4,824
Net investment income:	—	—	—	—
Net investment income - excluding Fortitude Re funds withheld assets	11,792	5,234	—	140	(BB.2)	17,477
	—	—	—	311	(BB.2)
Net investment income - Fortitude Re funds withheld assets	1,332	—	—	—		1,332

Total net investment income	13,124	5,234	—	451		18,809

Net realized gains (losses)/Investment gains (losses), net:
Net realized gains (losses) - excluding Fortitude Re funds withheld assets and embedded derivative	(2,185)	—	(68)	—		(5,579)
	—	—	(2,055)	—
	—	—	(1,271)	—
Net realized gains (losses) on Fortitude Re funds withheld assets	(100)	—	—	—		(100)
Net realized gains (losses) on Fortitude Re funds withheld embedded derivative	(1,673)	—	—	—		(1,673)
Credit and intent to sell losses on available-for-sale debt securities and loans	—	(68)	68	—		—
Other investment gains (losses), net	—	(1,271)	1,271	—		—

Total net realized gains (losses)/Total investment gains (losses), net	(3,958)	(1,339)	(2,055)	—		(7,352)

Net derivative gains (losses)	—	(2,055)	2,055	—		—
Advisory fee income	510	—	5,895	—		6,405
Investment management and service fees	—	5,263	(5,263)	—
Other income	208	1,348	(632)	(156)	(BB.1)	768

Total revenues	18,481	11,665	—	218		30,364

Benefits and expenses:
Policyholder benefits	8,173	2,395	38	—		10,606
Change in fair value of market risk benefits, net	484	(417)	—	—		67
Interest credited to policyholder account balances	5,933	3,016	—	(29)	(BB.1)	8,920
Amortization of deferred policy acquisition costs and value of business acquired	1,050	789	—	—		1,839
Amortization of acquired intangible assets	—	—	—	317	(BB.3)	317
Non-deferrable insurance commissions	553	2,093	—	—		2,646
Advisory fee expenses	275	—	—	—		275
General operating expenses	2,002	—	2,434	(155)	(BB.1)	6,657
	—	—	2,286	—
	—	—	—	90	(EE )

(dollars in millions, except per common share data)	Corebridge Financial	Equitable Holdings	Reclassification Adjustments (A)	Transaction Accounting Adjustments			Pro Forma
Interest expense	552	224	—	—			776
Remeasurement of liability for future policy benefits	—	38	(38)	—			—
Compensation and benefits	—	2,434	(2,434)	—			—
Other operating costs and expenses	—	2,286	(2,286)	—			—

Total benefits and expenses	19,022	12,858	—	223			32,103

Income (loss) before income tax expense (benefit)	(541)	(1,193)	—	(5)			(1,739)
Income tax expense (benefit):
Current	(488)	—	892	(1)	(CC	)	403
Deferred	337	—	(1,048)	—			(711)
Income Tax Expense	—	(156)	156	—			—

Income tax expense (benefit)	(151)	(156)	—	(1)			(308)

Net income (loss)	(390)	(1,037)	—	(4)			(1,431)

Less: Net income (loss) attributable to noncontrolling interests	(24)	343	—	(21)	(DD	)	298

Net income (loss) attributable to Corebridge/Equitable	$(366)	$(1,380)	$—	$17			$(1,729)

Less preferred stock dividends	$—	$61	$—	$—			$61

Net income (loss) available to common stockholders	$(366)	$(1,441)	$—	$17			$(1,790)

Income (loss) per common share available to common shareholders:
Common stock - basic and diluted	$(0.68)						$(1.83)
Weighted average shares outstanding (Note 7)
Common stock - basic and diluted	539.3						977.0

The accompanying notes are an integral part of this pro forma financial information.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1.	Description of the Transaction

On March 26, 2026, Corebridge, Equitable, New Equitable, Corebridge Merger Sub and Equitable Merger Sub entered into the Merger Agreement. Corebridge and Equitable have agreed, subject to the terms and conditions of the Merger Agreement, to effect an all-stock merger transaction to combine their respective businesses through: (a) the Corebridge Merger, with Corebridge as the surviving corporation in the Corebridge Merger and a direct wholly-owned subsidiary of New Equitable and (b) immediately following the consummation of the Corebridge Merger, the Equitable Merger, with Equitable as the surviving corporation in the Equitable Merger and a direct wholly-owned subsidiary of New Equitable.

In the Mergers, (a) each issued and outstanding share of Corebridge Common Stock (excluding any shares of Corebridge Common Stock owned by Corebridge, Equitable or any of their respective wholly-owned subsidiaries, or held in treasury by Corebridge (but not including any such shares of Corebridge Common Stock owned by a Corebridge benefit plan, held on behalf of third parties or held by a public or private fund)) will be converted into, and become exchangeable for, 1.000 shares of New Equitable Common Stock, and (b) each issued and outstanding share of Equitable Common Stock (excluding (i) shares of Equitable Common Stock owned by Equitable, Corebridge or any of their respective wholly-owned subsidiaries, or held in treasury by Equitable (but not including any such shares of Equitable Common Stock owned by an Equitable benefit plan, held on behalf of third parties or held by a public or private fund), and (ii) outstanding performance share units granted under any Equitable stock plan) will be converted into, and become exchangeable for, 1.55516 shares of New Equitable Common Stock. As of the date of this joint proxy statement/prospectus, based on the estimated number of shares of Corebridge Common Stock and Equitable Common Stock that will be outstanding immediately prior to Closing, and the Corebridge Exchange Ratio of 1.000 and Equitable Exchange Ratio of 1.55516, Corebridge and Equitable estimate that (a) holders of shares of Corebridge Common Stock as of immediately prior to Closing will hold, in the aggregate, approximately 51% of the issued and outstanding shares of New Equitable Common Stock immediately following Closing, and (b) holders of shares of Equitable Common Stock as of immediately prior to Closing will hold, in the aggregate, approximately 49% of the issued and outstanding shares of New Equitable Common Stock immediately following Closing.

In connection with the transactions contemplated by the Merger Agreement, each of the issued and outstanding shares of (a) Corebridge Preferred Stock will be converted into, and become exchangeable for, one share of Series 2 New Equitable Preferred Stock, with substantially identical powers, preferences, privileges and rights as the Corebridge Preferred Stock, (b) Equitable Series A Preferred Stock will be converted into, and become exchangeable for, one share of Series 1-A New Equitable Preferred Stock, with substantially identical powers, preferences, privileges and rights as the Equitable Series A Preferred Stock, and (c) Equitable Series C Preferred Stock will be converted into, and become exchangeable for, one share of Series 1-C New Equitable Preferred Stock, with substantially identical powers, preferences, privileges and rights as the Equitable Series C Preferred Stock.

2.	Basis of Presentation

The pro forma adjustments have been prepared as if the Mergers had been completed as of March 31, 2026 for purposes of the unaudited pro forma condensed combined balance sheet, and as of January 1, 2025 for purposes of the unaudited pro forma condensed combined statements of income (loss).

The unaudited pro forma condensed combined financial information has been prepared assuming the acquisition method of accounting in accordance with U.S. GAAP. Under this method, Equitable’s assets and liabilities will be recorded at their respective fair values. The acquisition method of accounting uses the fair value concepts defined in ASC 820, “Fair Value Measurements and Disclosures” (“ASC 820”). Fair value is defined in ASC 820 as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” Fair value measurements can be highly subjective, and it is possible that the application of reasonable judgment could develop different assumptions, resulting in a range of alternative estimates using the same facts and circumstances.

Any difference between the purchase price for Equitable and the fair value of the identifiable net assets acquired (including intangibles) will be recorded as goodwill. The goodwill resulting from the Mergers will not be amortized to expense but instead will be reviewed for impairment at least annually. The pro formas are based on preliminary accounting conclusions and are subject to potential revisions upon further analysis.

The pro forma adjustments represent management’s estimates based on information available as of the date of this joint proxy statement/prospectus and are subject to change as additional information becomes available and additional analyses are performed.

One-time direct and incremental transaction costs will be expensed as incurred under ASC 805 and are assumed to be cash settled.

3.	Accounting Policies

During the preparation of the unaudited pro forma condensed combined financial information, Corebridge did not become aware of any material differences between the accounting policies of Corebridge and Equitable to date.

Corebridge is still in the process of performing a full review of Equitable’s accounting policies to determine whether there are material differences that require modification or reclassification of Equitable’s revenues, expenses, assets or liabilities to conform to Corebridge’s accounting policies and classifications. As a result of that review, Corebridge may identify differences between the accounting policies of Corebridge and Equitable that, when conformed, could have a material impact on the pro forma financial information.

4.	Calculation of Preliminary Estimated Purchase Price

The preliminary estimate of the purchase consideration shown in the following table has been calculated using the number of shares of Equitable Common Stock and stock-based awards outstanding as of June 1, 2026 and the closing price of Corebridge Common Stock as of June 1, 2026.

(In millions, except per share amounts and ratios)
Estimated Equitable common stock to be purchased	276.7
Exchange Ratio	1.55516
Preliminary common stock to be issued to Equitable stockholders	430.3
Corebridge Common stock closing share price as of June 1, 2026	26.57

Equity consideration(1)	$11,432
Preferred stock	1,068
Stock compensation related to pre-combination expense(2)	65
Noncontrolling interest	3,507

Total Purchase Consideration	$16,072

(1)

A 10% increase in the share price of Corebridge Common Stock would result in a $1,143 million increase to the equity consideration which would have an equal increase to goodwill, while a 10% decrease in the share price of Corebridge Common Stock would result in a $1,143 million decrease to the equity consideration and a corresponding decrease to goodwill.

(2)

Estimated based upon unvested RSUs, unvested performance share units, and vested stock options outstanding as of June 1, 2026. The preliminary estimate could differ significantly from the amounts presented due to movements in the share price of Corebridge Common Stock and changes in outstanding awards.

The estimated total consideration expected to be transferred reflected in these unaudited pro forma condensed combined financial information does not purport to represent the actual consideration that will be transferred at the effective time. In accordance with ASC 805 the fair value of equity securities issued as part of the consideration transferred will be measured at the effective time at the then-current market price.

5.	Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2026

The adjustments included in the unaudited pro forma condensed combined balance sheet as of March 31, 2026 are as follows:

(A)	Reflects certain presentation adjustments to conform Equitable’s historical balances to the financial statement presentation of Corebridge;

(B)

Reflects the purchase price allocation adjustments to record Equitable’s assets and liabilities at estimated fair value based on the consideration conveyed. The related income statement adjustments are reflected at (BB); and

(B.1)	to reflect the estimated fair value of acquired investments that were previously carried at amortized cost;

(B.2)	represents the removal of ceded deferred profit liability;

(B.3)

to reflect the estimated fair value of acquired intangible assets and goodwill. Goodwill represents the excess of the preliminary merger consideration, including the fair value of Equitable’s previously held interest in AllianceBernstein, over the preliminary fair value of assets acquired and liabilities assumed and the related deferred tax impacts of these intangible assets;

(B.4)

represents the removal of unamortized historical deferred policy acquisition costs (“DAC”) and the establishment of VOBA based on the preliminary fair value. See footnote to the table below for additional details;

(B.5)	represents the removal of the unamortized portion of deferred sales inducements (“DSI”), deferred sales commissions, and reinsurance related balances;

(B.6)	represents the removal of unearned revenue associated with certain investment-type contracts and deferred profit liability;

(B.7)	represents the fair value adjustment associated with long-term debt;

(B.8)

represents the elimination of historical equity of Equitable, elimination of Corebridge historical treasury stock (given that, effective with the Corebridge Merger, all Corebridge treasury shares shall be cancelled and shall cease to exist), and the establishment of purchase price consideration; and

(B.9)	represents the adjustment to fair value for the non-controlling interest associated with AllianceBernstein.

The preliminary purchase price was allocated among the identified assets to be acquired, based on a preliminary analysis. The acquisition accounting is dependent upon certain valuation and other studies that have yet to commence or progress to a stage where there is sufficient information for a definitive measurement. The deferred income taxes represent the deferred tax impact associated with the incremental differences in book and tax basis created from the preliminary purchase price allocation. The estimates of fair value are based upon preliminary valuation assumptions, and are believed to be reasonable, but are inherently uncertain and unpredictable. As a result, actual results may differ from estimates, and the difference may be material.

The following is a preliminary estimate of the assets acquired and the liabilities assumed by Corebridge in the Mergers, reconciled to the estimated purchase consideration:

Net Assets Identified	Preliminary Estimate of Fair Value (In millions)
Assets:
Investments:
Fixed maturity securities:
Bonds available-for-sale, at fair value, net of allowance for credit losses(1)	$78,808
Other bond securities, at fair value	2,934
Equity securities, at fair value	3,670
Mortgage and other loans receivable, net of allowance for credit losses	21,852
Mortgage and other loans receivable, at fair value	72
Other invested assets	9,920
Policy loans	1,845
Trading securities, at fair value	1,645

Total investments	120,746
Cash and cash equivalents	9,904
Cash and securities segregated, at fair value	351
Broker-dealer related receivables	2,183
Current and deferred income taxes(2)	86
Reinsurance assets - other, net of allowance for credit losses and disputes	20,323
Value of business acquired(3)	7,584
Market risk benefit assets, at fair value	675
Other assets, including restricted cash	3,322
Goodwill and other intangible assets, net(4)	19,442
Purchased market risk benefits	5,266
Separate account assets, at fair value	130,470

Total assets	$320,352

Liabilities:
Future policy benefits	$(16,041)
Policyholder contract deposits	(132,662)
Market risk benefit liabilities, at fair value	(9,825)
Other liabilities	(4,505)
Short-term and long-term debt	(3,728)
Debt of consolidated investment entities	(3,090)
Broker-dealer related payables	(665)
Customer related payables	(1,988)
Amounts due to reinsurers	(1,306)
Separate account liabilities	(130,470)

Total liabilities	$(304,280)

Total Fair Value of Net Assets Acquired	$16,072

(1)

Bonds available for sale are reported at fair value. However, upon Closing of the Mergers, the then current fair market value of the available for sale bonds will become New Equitable’s acquisition price and any premiums or discounts on these bonds will be amortized or accreted into income over time.

(2)	New Equitable is in a net deferred tax asset position, as such the balance has been applied to current and deferred income taxes.
(3)

As a preliminary estimate of VOBA, the historical unamortized DAC has been used as Corebridge’s best estimate. Pursuant to the acquisition method in ASC 805, as of the acquisition date the acquirer will recognize the identifiable assets acquired at their acquisition-date fair values. Determination of the acquisition-date fair value of VOBA will require additional actuarial analysis of the relevant insurance liabilities as of the acquisition date; as of the date of this joint proxy statement/prospectus, that exercise has not been completed. Based upon the preliminary assessment, DAC is believed to be a reasonable estimate for the to-be-recognized asset based only upon currently available information. Any increase to VOBA from this unaudited pro forma condensed combined balance sheet would be offset against a corresponding decrease in goodwill and other intangible assets; conversely, a decrease to VOBA from this unaudited pro forma condensed combined balance sheet would be offset against a corresponding increase in goodwill and other intangible assets.
(4)

These preliminary estimates of intangible asset fair value, including goodwill, will likely be different from the amounts included in the final acquisition accounting, and the difference could have a material impact on the accompanying unaudited pro forma condensed combined financial information. Once a full valuation study is performed, additional insight will be gained that could impact (i) the estimated total value assigned to identifiable intangible assets, (ii) the estimated allocation of value between finite-lived and indefinite-lived intangible assets and (iii) the estimated weighted average useful life of each category of finite-lived intangible assets. The estimated finite-lived intangible asset values and their useful lives could be impacted by a variety of factors that may become known once a full valuation study is performed and/or by changes in such factors that may occur prior to completion of the Mergers. These factors include, but are not limited to, changes in the regulatory, legislative, legal, technological and/or competitive environments. Increased knowledge about these and/or other elements could result in a change to the estimated fair value of the identifiable intangible assets from what Corebridge has assumed in the unaudited pro forma condensed combined financial information. The combined effect of any such changes could then also result in a significant increase or decrease to Corebridge’s estimate of associated amortization expense. Since the determination of goodwill and identifiable intangible assets are inherently linked, any change to the identifiable intangibles is expected to materially offset with a corresponding change in goodwill, the balances are presented together in the accompanying unaudited pro forma condensed combined financial information.

(C)

Reflects the payment of acquirer transaction costs in the estimated amount of $90 million. These expenses will be primarily comprised of investment banking fees, legal fees, issuance costs, accounting and audit fees, and other related advisory costs.

6.	Adjustments to the Unaudited Pro Forma Condensed Combined Statements of Income (Loss) for the Three Months Ended March 31, 2026 and Year Ended December 31, 2025.

(AA)	Reflects certain presentation adjustments to conform Equitable’s historical balances to the financial statement presentation of Corebridge;

(BB)	Reflects the pro forma impacts related to the purchase price allocation discussed at adjustment (B). This includes the following impacts:

(BB.1)	represents the removal of the impacts of the amortization associated with adjustments made to Equitable’s historical condensed consolidated balance sheet;

(BB.2)

represents the adjustment for estimated accretion of discounts on acquired available-for-sale (“AFS”) securities and mortgage loans, resulting from an adjustment to book value of AFS securities and fair value for mortgage loans;

(BB.3)	reflects the amortization associated with acquired intangible assets recorded at fair value;

(CC)	Reflects the tax impact of all pro forma adjustments for the three months ended March 31, 2026 and year ended December 31, 2025, calculated using a statutory rate of 21%;

(DD)	Reflects the non-controlling impacts on applicable adjustments for pro forma adjustments for the three months ended March 31, 2026 and year ended December 31, 2025; and

(EE)	Reflects transaction costs associated with the Mergers, as discussed in further detail at balance sheet adjustment (C).

7.	Unaudited Pro Forma Net Income (Loss) Per Share

The unaudited pro forma combined basic and diluted earnings per share calculations are based on the combined weighted-average basic and diluted common shares of Corebridge and Equitable.

Unaudited pro forma net income per share is computed by dividing pro forma net income (loss) attributable to common shares by the pro forma weighted average number of common shares outstanding during the period, assuming the Mergers occurred on January 1, 2025.

(In millions, except per common share data)	For the Three Months Ended March 31, 2026	For the Year Ended December 31, 2025
Numerator
Pro forma net income (loss) available to common stockholders – basic and diluted	564	(1,790)
Denominator
Pro forma weighted average shares outstanding – basic:
Corebridge	473.5	539.3
Shares issued to Equitable stockholders	430.3	437.7

Pro forma weighted average shares of common stock outstanding – basic	903.8	977.0
Dilutive effect of Corebridge’s outstanding stock-based awards	1.9	—
Dilutive effect of Equitable’s outstanding stock-based awards, converted at the exchange ratio	3.9	—

Pro forma weighted average shares of common stock outstanding – diluted	909.6	977.0

Pro Forma basic earnings per share	$0.62	$(1.83)
Pro Forma diluted earnings per share	$0.62	$(1.83)

OTHER INFORMATION

Private Credit

We invest in an array of private credit strategies, including private placements, private ABS and direct lending. At December 31, 2025, Corebridge and Equitable had private credit investments with a combined aggregate carrying value of $63 billion. As of December 31, 2025, 92% of our private credit portfolio had an investment grade rating. Our below investment grade exposure is primarily concentrated in middle market loans, which represented 6% of the portfolio as of December 31, 2025. In the other asset classes noted below, we generally invest in investment grade assets and in senior tranches of structured securities.

Private Credit (in billions)	December 31, 2025
Corporate Private Placements(1)	$33
Infrastructure debt(2)	13
Private ABS(3)	11
Middle Market Direct Lending(4)	4
Other	2
Total	$63

(1)

Corporate Private Placements – includes, the origination of direct or privately negotiated forms of debt to a corporation or entity and the origination of debt which has a guarantee from a corporation or entity. The substantial majority of these investments are investment-grade.

(2)

Infrastructure – direct or privately negotiated debt issued to facilitate investments in categories including, but not limited to, essential social, economic, physical and digital assets. Some examples include investments in oil and gas pipelines, water pipelines, airports, roads, parking lots and data centers. Infrastructure investments are generally senior secured project finance investments and senior unsecured corporate debt obligations.

(3)

Private ABS – direct or privately negotiated debt that is securitized by underlying cash flows from specific pools of collateral. Some examples include aircraft leases, music royalties, data center leases and oil and gas properties. The substantial majority of these investments are in the most senior tranches and investment-grade.

(4)

Middle Market Lending – direct or privately negotiated debt issued to mid-sized companies (as measured by revenue or EBITDA) that are either unable to, or choose not to, access the public debt or broadly syndicated loan market. These loans usually have a below investment grade rating.

STOCKHOLDER PROPOSALS

NEW EQUITABLE

Assuming consummation of the transactions contemplated by the Merger Agreement, New Equitable Common Stockholders will be entitled to present proposals for consideration at forthcoming New Equitable special meetings; provided that they comply with the proxy rules promulgated by the SEC and New Equitable’s certificate of incorporation and by-laws. The deadline for submission of all New Equitable stockholder proposals to be considered for inclusion in New Equitable’s proxy statement for its next annual meeting will be disclosed in a subsequent filing with the SEC.

COREBRIDGE

Corebridge expects to hold its 2026 annual meeting of stockholders as soon as reasonably practicable following the Corebridge Special Meeting.

Stockholder proposals intended for inclusion in the proxy statement for the Corebridge 2026 annual meeting pursuant to Rule 14a-8 under the Exchange Act should be delivered to Corebridge’s Corporate Secretary at Corebridge’s principal executive offices and must be received by a deadline to be announced by Corebridge that is a reasonable time before Corebridge begins to print and send its proxy materials for the 2026 annual meeting. Such deadline for submitting proposals for inclusion in Corebridge’s proxy statement for the 2026 annual meeting will be announced by Corebridge once the date of the 2026 annual meeting has been determined. As the rules of the SEC make clear, simply submitting a proposal does not guarantee that it will be included.

Corebridge’s by-laws also permit an eligible Corebridge stockholder or group of Corebridge stockholders to include up to a specified number of director nominees in the Corebridge proxy materials for an annual meeting of Corebridge stockholders. As a condition to the use of the proxy access by-law, the eligible Corebridge stockholder or eligible group of Corebridge stockholders and each director nominee must satisfy all of the procedural and substantive requirements specified in Corebridge’s by-laws. With respect to the 2026 annual meeting, notice of director nominees submitted pursuant to this proxy access by-law must have been received by Corebridge’s Corporate Secretary at Corebridge’s principal executive offices no earlier than November 17, 2025, and the later of the close of business on the later of the 160th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by Corebridge. The deadline for submitting director nominations for inclusion in Corebridge’s proxy statement for the 2026 annual meeting will be announced by Corebridge once the date of the 2026 annual meeting has been determined.

Additionally, Corebridge’s by-laws provide that to be timely, notice of any other stockholder proposal or the nomination of a candidate for election as a director to be made during the 2026 annual meeting of stockholders and not submitted for inclusion in the proxy statement for the Corebridge 2026 annual meeting (either pursuant to Exchange Act Rule 14a-8 or the proxy access provisions of Corebridge’s by-laws) shall be delivered to Corebridge’s Corporate Secretary at the principal executive offices of Corebridge not more than 120 days prior to the first anniversary of the preceding year’s annual meeting, and the later of the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by Corebridge. The deadline for submitting other stockholder proposals and director nominations will be announced by Corebridge once the date of the 2026 annual meeting has been determined.

In addition to satisfying the requirements set forth in Corebridge’s by-laws, in order to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than Corebridge’s nominees must have provided Corebridge with a notice that sets forth the information required by Rule 14a-19 under the Exchange Act by the later of 60 days prior to the 2026 annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by Corebridge. The deadline for providing such notice will be announced by Corebridge once the date of the 2026 annual meeting has been determined.

Proper notice of all such stockholder proposals and nominations should be sent to Corebridge’s Corporate Secretary at Corebridge Financial, Inc., 2919 Allen Parkway, Woodson Tower, Houston, Texas 77019.

Corebridge advises you to review Corebridge’s by-laws for additional stipulations relating to the process for identifying and nominating directors, including advance notice of director nominations and stockholder proposals. Copies of the pertinent by-law provisions are available on request to Corebridge’s Corporate Secretary at the address set forth above.

EQUITABLE

Equitable expects to hold its 2026 annual meeting of stockholders as soon as reasonably practicable following the Equitable Special Meeting.

Proposals for inclusion in Equitable’s proxy statement

A stockholder who wishes to present a proposal for inclusion in Equitable’s proxy statement for the 2026 annual meeting of stockholders pursuant to Exchange Act Rule 14a-8 must submit such proposal to the Corporate Secretary at Equitable’s principal executive offices. Proposals must have been received by a deadline to be announced by Equitable that is a reasonable time before Equitable begins to print and send its proxy materials. Such deadline for submitting proposals for inclusion in Equitable’s proxy statement for the 2026 annual meeting and the deadline for submitting other stockholder proposals and director nominations will be announced by Equitable once the date of the 2026 annual meeting has been determined. Proposals must comply with all requirements of Exchange Act Rule 14a-8. Submitting a proposal does not guarantee its inclusion, which is governed by SEC rules and other applicable requirements.

Other stockholder proposals and director nominations

Under the notice provision of Equitable’s by-laws, for director nominations or other business to be properly brought before an annual meeting by a stockholder where such nominees or business is not to be included in Equitable’s proxy statement, the stockholder must deliver notice in writing to Equitable’s Corporate Secretary, at Equitable’s principal executive offices, no earlier than the close of business on January 20, 2026, and the later of the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of the annual meeting is first made by Equitable. The deadline for submitting other stockholder proposals and director nominations will be announced by Equitable once the date of the 2026 annual meeting has been determined.

The notice must contain the notice and informational requirements described under Section 1.11 of Equitable’s by-laws and applicable SEC rules, including, as appropriate, those set forth in Rule 14a-19 of the Exchange Act. The Chair of the meeting may refuse to acknowledge or introduce any stockholder nomination or business if it was not timely submitted or does not comply with Equitable’s by-laws. In addition to satisfying the foregoing advance notice requirements under Equitable’s by-laws, to comply with the universal proxy rules under the Exchange Act, stockholders who intend to solicit proxies in support of director nominees other than Equitable’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act.

Proper notice of all such stockholder proposals and nominations should be sent to Equitable’s Corporate Secretary at Equitable Holdings, Inc., 1345 Avenue of the Americas, New York, New York 10105.

Equitable advises you to review Equitable’s by-laws for additional stipulations relating to the process for identifying and nominating directors, including advance notice of director nominations and stockholder proposals. Copies of the pertinent by-law provisions are available on request to Equitable’s Corporate Secretary at the address set forth above.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement or annual report, as applicable, addressed to those stockholders. As permitted by the Exchange Act, only one copy of this joint proxy statement/prospectus is being delivered to stockholders residing at the same address, unless such stockholders have notified the company whose shares they hold of their desire to receive multiple copies of this joint proxy statement/prospectus. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies.

If, at any time, you no longer wish to participate in householding and would prefer to receive a separate joint proxy statement/prospectus, or if you are receiving multiple copies of this joint proxy statement/prospectus and wish to receive only one, please contact Corebridge or Equitable, as applicable, at the respective address identified below. Corebridge or Equitable, as applicable, will promptly deliver, upon oral or written request, a separate copy of this joint proxy statement/prospectus to any stockholder residing at an address to which only one copy was mailed. Requests for additional copies should be directed to:

if you are a Corebridge Common Stockholder:	if you are an Equitable Common Stockholder:

Innisfree M&A Incorporated 501 Madison Avenue 19th Floor New York, NY 10022 Stockholders Call Toll-Free: (877) 800-5192 Banks & Brokers Call Collect: (212) 750-5833	D.F. King Co., Inc. 28 Liberty Street 53rd Floor New York, New York 10005 Stockholders Call Toll-Free: (800) 967-7510 Banks & Brokers Call Collect: (646) 602-4900 Email: Equitable@dfking.com

LEGAL MATTERS

The validity of the shares of New Equitable Common Stock offered hereby will be passed upon for New Equitable by Skadden, Arps, Slate, Meagher & Flom LLP.

EXPERTS

COREBRIDGE

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this joint proxy statement/prospectus by reference to Corebridge’s Annual Report on Form 10-K for the year ended December 31, 2025 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

EQUITABLE

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control over Financial Reporting) incorporated in this joint proxy statement/prospectus by reference to Equitable’s Annual Report on Form 10-K for the year ended December 31, 2025 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

Corebridge and Equitable file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including both Corebridge and Equitable, which you can access at www.sec.gov. In addition, you may obtain free copies of the documents Corebridge files with the SEC by going to Corebridge’s Internet website at www.corebridgefinancial.com, and you may obtain free copies of the documents Equitable files with the SEC by going to Equitable’s Internet website at www.equitable.com. The Internet website addresses of Corebridge and Equitable are provided as inactive textual references only. The information provided on the Internet websites of Corebridge and Equitable, other than copies of the documents listed below that have been filed with the SEC, is not part of this joint proxy statement/prospectus and, therefore, is not incorporated herein by reference.

This joint proxy statement/prospectus is part of a registration statement and constitutes a prospectus of New Equitable in addition to being a proxy statement of Corebridge and Equitable for their respective special meetings. As allowed by SEC rules, this joint proxy statement/prospectus does not contain all of the information you can find in the registration statement or all of the exhibits to the registration statement. Statements contained in this joint proxy statement/prospectus, or in any document incorporated by reference into this joint proxy statement/prospectus regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to the full text of that contract or other document filed as an exhibit with the SEC. You may inspect and copy the registration statement at any of the website addresses listed above. The SEC allows New Equitable, Corebridge and Equitable to “incorporate by reference” information relating to Corebridge and Equitable into this joint proxy statement/prospectus. This means New Equitable, Corebridge and Equitable can disclose important information to you by referring you to another document separately filed by Corebridge and Equitable with the SEC. The information incorporated by reference is considered a part of this joint proxy statement/prospectus, except for any information superseded by information in this joint proxy statement/prospectus. In addition, any later information that Corebridge and Equitable file with the SEC will automatically update and supersede such information. This joint proxy statement/prospectus incorporates by reference the documents listed below that each of Corebridge and Equitable has previously filed with the SEC. These documents contain important information, including about Corebridge and Equitable.

You should rely only on the information contained in this joint proxy statement/prospectus or that has been referred to you. None of New Equitable, Corebridge or Equitable has authorized anyone to provide you with any additional information. This joint proxy statement/prospectus is dated as of the date listed on the cover page. You should not assume that the information contained in this joint proxy statement/prospectus is accurate as of any date other than such date, and neither the mailing or posting of this joint proxy statement/prospectus to stockholders of Corebridge or stockholders of Equitable nor the issuance of shares of New Equitable Common Stock in the transaction shall create any implication to the contrary.

Each of New Equitable, Corebridge and Equitable incorporate by reference the documents listed below and any future filings it makes with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) on or after the date of the initial filing and prior to the effectiveness of the registration statement on Form S-4 of which this joint proxy statement/prospectus forms a part and (ii) on or after the date of this joint proxy statement/prospectus and prior to the date of the special meetings (other than, in each case, those documents, or the portions of those documents or exhibits thereto, deemed to be furnished and not filed in accordance with SEC rules).

The following documents, which have been filed with the SEC by Corebridge, are incorporated by reference into this joint proxy statement/prospectus:

•	Corebridge’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 11, 2026;

•	Corebridge’s amendment to the Annual Report for the fiscal year ended December 31, 2025, filed on Form 10-K/A with the SEC on April 22, 2026;

•	Corebridge’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2026, filed with the SEC on May 6, 2026;

•	Corebridge’s Current Reports on Form 8-K filed with the SEC on February 12, 2026, March 16, 2026, March 24, 2026, March 26, 2026, April 8, 2026, April 15, 2026, April 17, 2026 and May 12, 2026; and

•	The description of Corebridge’s capital stock filed as Exhibit 4.13 to Corebridge’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 11, 2026.

These documents contain important information about Corebridge’s business and Corebridge’s financial performance.

You may request a copy of this joint proxy statement/prospectus or any of the documents incorporated by reference into this joint proxy statement/prospectus or other information concerning Corebridge, without charge, by written or telephonic request to:

Innisfree M&A Incorporated

501 Madison Avenue

19th Floor

New York, NY 10022

Stockholders Call Toll-Free: (877) 800-5192

Banks & Brokers Call Collect: (212) 750-5833

or from the SEC through the SEC website at the address provided above.

The following documents, which have been filed with the SEC by Equitable, are incorporated by reference into this joint proxy statement/prospectus:

•	Equitable’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 25, 2026;

•	Equitable’s amendment to the Annual Report for the fiscal year ended December 31, 2025, filed on Form 10-K/A with the SEC on April 21, 2026;

•	Equitable’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2026, filed with the SEC on May 7, 2026;

•	Equitable’s Current Reports on Form 8-K filed with the SEC on March 26, 2026 and April 8, 2026; and

•	The description of Equitable’s capital stock filed as Exhibit 4.12 to Equitable’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 26, 2024.

These documents contain important information about Equitable’s business and Equitable’s financial performance.

You may request a copy of this joint proxy statement/prospectus or any of the documents incorporated by reference into this joint proxy statement/prospectus or other information concerning Equitable, without charge, by written or telephonic request to:

D.F. King Co., Inc.

28 Liberty Street

53rd Floor

New York, New York 10005

Stockholders Call Toll-Free: (800) 967-7510

Banks & Brokers Call Collect: (646) 602-4900

Email: Equitable@dfking.com

or from the SEC through the SEC website at the address provided above.

THIS JOINT PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE INTO THIS JOINT PROXY STATEMENT/PROSPECTUS TO VOTE YOUR SHARES OF COREBRIDGE COMMON STOCK OR EQUITABLE COMMON STOCK, AS APPLICABLE, AT THE RESPECTIVE SPECIAL MEETING OF STOCKHOLDERS. NEITHER COREBRIDGE NOR EQUITABLE HAS AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS. THIS JOINT PROXY STATEMENT/PROSPECTUS IS DATED [ ], 2026. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS JOINT PROXY STATEMENT/PROSPECTUS TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

Annex A

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS (i) NOT MATERIAL AND (ii) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. REDACTED INFORMATION IS MARKED WITH A [***]. CERTAIN SCHEDULES OR SIMILAR ATTACHMENTS HAVE BEEN OMITTED FROM THIS EXHIBIT IN ACCORDANCE WITH ITEM 601(a)(5) of REGULATION S-K.

AGREEMENT AND PLAN OF MERGER

Among

EQUITABLE HOLDINGS, INC.,

COREBRIDGE FINANCIAL, INC.,

MOUNTAIN HOLDING, INC.,

MARCY HOLDING, INC.,

and

PALISADE HOLDING, INC.

Dated as of March 26, 2026

A-i

ARTICLE V

MUTUAL REPRESENTATIONS AND WARRANTIES OF EQUITABLE AND COREBRIDGE

5.1	Organization, Good Standing and Qualification	A-17
5.2	Subsidiaries	A-17
5.3	Corporate Authority; Approval	A-17
5.4	Governmental Filings; No Violations; Certain Contracts	A-17
5.5	Reports; Internal Controls	A-18
5.6	Financial Statements	A-19
5.7	Absence of Certain Changes or Events	A-20
5.8	Litigation and Liabilities	A-20
5.9	Employee Benefits	A-20
5.10	Labor Matters	A-22
5.11	Compliance with Laws; Licenses	A-22
5.12	Takeover Statutes	A-24
5.13	Environmental Matters	A-24
5.14	Tax Matters	A-24
5.15	Intellectual Property and Data Privacy	A-26
5.16	Material Contracts	A-28
5.17	Title to Assets	A-30
5.18	Real Property	A-30
5.19	Affiliate Transactions	A-30
5.20	Insurance Policies	A-30
5.21	Reinsurance Agreements	A-31
5.22	Investment Assets	A-31
5.23	Insurance Business	A-32
5.24	Funds	A-33
5.25	Clients	A-35
5.26	Adviser Compliance Matters	A-35
5.27	Broker-Dealer Compliance Matters	A-36
5.28	Commodity Compliance Matters	A-37
5.29	No Other Representations or Warranties; Non-Reliance	A-37

ARTICLE VI

INDIVIDUAL REPRESENTATIONS AND WARRANTIES OF EQUITABLE AND COREBRIDGE

6.1	Equitable Capital Structure	A-38
6.2	Equitable Recommendation and Fairness	A-39
6.3	Equitable Brokers and Finders	A-39
6.4	Equitable Funds	A-39
6.5	Corebridge Capital Structure	A-40
6.6	HoldCo, Equitable Merger Sub and Corebridge Merger Sub	A-40
6.7	Corebridge Recommendation and Fairness	A-42
6.8	Corebridge Brokers and Finders	A-42
6.9	Corebridge Funds	A-42

A-ii

ARTICLE VII

COVENANTS

7.1	Interim Operations	A-42
7.2	Acquisition Proposals; Change of Recommendation	A-46
7.3	Proxy/Prospectus Filing; Information Supplied	A-50
7.4	Stockholders Meetings	A-52
7.5	Cooperation; Efforts to Consummate	A-53
7.6	Status; Notifications	A-55
7.7	Financing and Indebtedness	A-55
7.8	Information; Access and Reports	A-56
7.9	Stock Exchange Listing and Delisting	A-57
7.10	Publicity	A-58
7.11	Employee Benefits	A-58
7.12	Taxation	A-59
7.13	Expenses	A-60
7.14	Indemnification; Directors’ and Officers’ Insurance	A-60
7.15	Takeover Statutes	A-61
7.16	Dividends	A-61
7.17	Section 16 Matters	A-61
7.18	Stockholder Litigation	A-61
7.19	Investment Advisory Agreement Consents	A-62
7.20	Section 15(f) of the Investment Company Act.	A-64

ARTICLE VIII

CONDITIONS

8.1	Conditions to Each Party’s Obligation to Effect the Mergers	A-65
8.2	Conditions to Obligations of Equitable	A-66
8.3	Conditions to Obligations of Corebridge, HoldCo, Equitable Merger Sub and Corebridge Merger Sub	A-67

ARTICLE IX

TERMINATION

9.1	Termination by Mutual Written Consent	A-68
9.2	Termination by Either Equitable or Corebridge	A-68
9.3	Termination by Equitable	A-68
9.4	Termination by Corebridge	A-69
9.5	Effect of Termination and Abandonment	A-69

ARTICLE X

MISCELLANEOUS AND GENERAL

10.1	Survival	A-71
10.2	Amendment; Waiver	A-71
10.3	Counterparts	A-71

A-iii

10.4	Governing Law and Venue; Submission to Jurisdiction; Selection of Forum; Waiver of Trial by Jury	A-71
10.5	Specific Performance	A-72
10.6	Notices	A-72
10.7	Definitions	A-74
10.8	Entire Agreement	A-90
10.9	Third-Party Beneficiaries	A-90
10.10	Fulfillment of Obligations	A-90
10.11	Non-Parties	A-90
10.12	Severability	A-91
10.13	Interpretation; Construction	A-91
10.14	Successors and Assigns	A-92

Exhibits

Exhibit A-1:	Form of Certificate of Designations with respect to the Series 1-A HoldCo Preferred Stock

Exhibit A-2:	Form of Certificate of Designations with respect to the Series 1-C HoldCo Preferred Stock

Exhibit A-3:	Form of Certificate of Designations with respect to the Series 2 HoldCo Preferred Stock

Exhibit B:	Form of Amended and Restated Certificate of Incorporation of HoldCo

Exhibit C:	Form of Amended and Restated Bylaws of HoldCo

Exhibit D-1:	Roles and Responsibilities of Executive Chair

Exhibit D-2:	Roles and Responsibilities of Lead Independent Director

Exhibit D-3:	Certain Executive Officers

Exhibit E:	Form of Equitable Surviving Corporation Charter

Exhibit F:	Form of Corebridge Surviving Corporation Charter

Exhibit G:	Requisite Regulatory Approvals

Exhibit H:	Specified Debt Agreements

A-iv

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER (hereinafter called this “Agreement”), dated as of March 26, 2026, is entered into by and among Equitable Holdings, Inc., a Delaware corporation (“Equitable”), Corebridge Financial, Inc., a Delaware corporation (“Corebridge”), Mountain Holding, Inc., a newly formed Delaware corporation and a wholly-owned Subsidiary of Corebridge (“HoldCo”), Marcy Holding, Inc., a newly formed Delaware corporation and a wholly-owned Subsidiary of HoldCo (“Equitable Merger Sub”), Palisade Holding, Inc., a newly formed Delaware corporation and a wholly-owned Subsidiary of HoldCo (“Corebridge Merger Sub” and, together with Equitable, Corebridge, HoldCo and Equitable Merger Sub, the “Parties” and each, a “Party”). Capitalized terms used but not immediately defined herein have the respective meanings ascribed to such terms in Section 10.7.

RECITALS

WHEREAS, in anticipation of the Mergers, Corebridge, in consultation with Equitable, has formed HoldCo, Equitable Merger Sub and Corebridge Merger Sub;

WHEREAS, the Parties intend that, on the terms and subject to the conditions set forth in this Agreement, (a) Corebridge Merger Sub shall merge with and into Corebridge (the “Corebridge Merger”), with Corebridge surviving the Corebridge Merger (the “Corebridge Surviving Corporation”) and the Corebridge Surviving Corporation becoming a wholly-owned Subsidiary of HoldCo, pursuant to and in accordance with the provisions of the General Corporation Law of the State of Delaware (the “DGCL”) and (b) immediately following consummation of the Corebridge Merger, Equitable Merger Sub shall merge with and into Equitable (the “Equitable Merger” and, together with the Corebridge Merger, the “Mergers”), with Equitable surviving the Equitable Merger (the “Equitable Surviving Corporation” and, together with the Corebridge Surviving Corporation, the “Surviving Corporations”) and the Equitable Surviving Corporation becoming a wholly-owned Subsidiary of HoldCo, pursuant to and in accordance with the provisions of the DGCL;

WHEREAS, the board of directors of Corebridge (the “Corebridge Board”) has unanimously (a) approved, adopted and declared advisable this Agreement and the transactions contemplated by this Agreement (the “Transactions”), including the Corebridge Merger, on the terms and subject to the conditions set forth in this Agreement, (b) determined that this Agreement and the Transactions are advisable, fair to, and in the best interests of, Corebridge and its stockholders, (c) directed that the adoption of this Agreement be submitted to a vote at a meeting of the stockholders of Corebridge and (d) resolved to recommend that the stockholders of Corebridge adopt this Agreement;

WHEREAS, the board of directors of Equitable (the “Equitable Board”) has unanimously (a) approved, adopted and declared advisable this Agreement and the Transactions, including the Equitable Merger, on the terms and subject to the conditions set forth in this Agreement, (b) determined that this Agreement and the Transactions are advisable, fair to, and in the best interests of, Equitable and its stockholders, (c) directed that the adoption of this Agreement be submitted to a vote at a meeting of the stockholders of Equitable and (d) resolved to recommend that the stockholders of Equitable adopt this Agreement;

WHEREAS, the board of directors of Corebridge Merger Sub has unanimously (a) approved, adopted and declared advisable this Agreement and the Transactions, including the Corebridge Merger, on the terms and subject to the conditions set forth in this Agreement, (b) determined that this Agreement and the Transactions are advisable, fair to, and in the best interests of, Corebridge Merger Sub and HoldCo as its sole stockholder and (c) resolved to recommend that HoldCo adopt this Agreement in its capacity as the sole stockholder of Corebridge Merger Sub;

WHEREAS, the board of directors of Equitable Merger Sub has unanimously (a) approved, adopted and declared advisable this Agreement and the Transactions, including the Equitable Merger, on the terms and subject to the conditions set forth in this Agreement, (b) determined that this Agreement and the Transactions are advisable, fair to, and in the best interests of, Equitable Merger Sub and HoldCo as its sole stockholder and (c) resolved to recommend that HoldCo adopt this Agreement in its capacity as the sole stockholder of Equitable Merger Sub;

WHEREAS, the board of directors of HoldCo, as the sole stockholder of each of Equitable Merger Sub and Corebridge Merger Sub, has approved and adopted this Agreement;

WHEREAS, it is intended that, for U.S. federal income Tax purposes, the Mergers, taken together, shall qualify as a transaction described in Section 351 of the Internal Revenue Code of 1986 (the “Code”); and

WHEREAS, Equitable, Corebridge, HoldCo, Equitable Merger Sub and Corebridge Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with this Agreement and set forth certain conditions to the Mergers.

NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements set forth in this Agreement, the Parties agree as follows:

ARTICLE I

THE MERGERS

1.1 The Mergers.

(a) Corebridge Merger. On the terms and subject to the conditions set forth in this Agreement, at the Corebridge Effective Time, (i) Corebridge Merger Sub shall be merged with and into Corebridge in accordance with the DGCL, (ii) the separate corporate existence of Corebridge Merger Sub shall thereupon cease, Corebridge shall be the surviving corporation in the Corebridge Merger and from and after the Corebridge Effective Time, shall be a wholly-owned Subsidiary of HoldCo, (iii) the separate corporate existence of Corebridge with all of its rights, privileges, immunities, powers and franchises shall continue unaffected by the Corebridge Merger as provided in the DGCL and (iv) the Corebridge Merger shall have such other effects as provided in the DGCL.

(b) Equitable Merger. On the terms and subject to the conditions set forth in this Agreement, at the Equitable Effective Time, (i) Equitable Merger Sub shall be merged with and into Equitable in accordance with the DGCL, (ii) the separate corporate existence of Equitable Merger Sub shall thereupon cease, Equitable shall be the surviving corporation in the Equitable Merger and from and after the Equitable Effective Time, shall be a wholly-owned Subsidiary of HoldCo, (iii) the separate corporate existence of Equitable with all of its rights, privileges, immunities, powers and franchises shall continue unaffected by the Equitable Merger as provided in the DGCL and (iv) the Equitable Merger shall have such other effects as provided in the DGCL.

1.2 Closing. The closing of the Mergers (the “Closing”) shall take place by the remote exchange of electronic copies of documents and signatures at 8:00 a.m. (Eastern Time) on the third (3rd) Business Day following the day on which the last to be satisfied or (to the extent permitted by applicable Law) waived by the Party or parties entitled to the benefits thereof of the conditions set forth in Article VIII (other than those conditions that by their nature are to be satisfied or (to the extent permitted by applicable Law) waived at the Closing (so long as such conditions are reasonably capable of being satisfied), but subject to the satisfaction or (to the extent permitted by applicable Law) waiver of those conditions) shall be satisfied or (to the extent permitted by applicable Law) waived in accordance with this Agreement or at such other date, time or place (or by means of remote communication) as Equitable and Corebridge may mutually agree in writing (the date on which the Closing actually occurs, the “Closing Date”).

1.3 Effective Time. On the Closing Date, immediately after the Closing, (a) Corebridge will file a certificate of merger with respect to the Corebridge Merger with the Secretary of State of the State of Delaware (the “Corebridge Certificate of Merger”), (b) Equitable will file a certificate of merger with respect to the Equitable Merger with the Secretary of State of the State of Delaware (the “Equitable Certificate of Merger” and, together with the Corebridge Certificate of Merger, the “Certificates of Merger”), and (c) the parties shall make all other filings or recordings required by the DGCL in connection with the Mergers. Each Merger shall become effective at such time as the applicable Certificate of Merger is duly filed with the Secretary of State of the State of Delaware or at such later time as Equitable and Corebridge may agree and is specified in the applicable Certificate of Merger (the time the Corebridge Merger becomes effective, the “Corebridge Effective Time”, the time the Equitable Merger becomes effective (which shall, in all cases, be after the Corebridge Effective Time), the “Equitable Effective Time” and, together with the Corebridge Effective Time, the “Effective Time”).

ARTICLE II

MERGER CONSIDERATION; EFFECT OF THE MERGERS ON CAPITAL STOCK

2.1 Effect of Equitable Merger on the Capital Stock of Equitable and Equitable Merger Sub. At the Equitable Effective Time, by virtue of the Equitable Merger and without any action on the part of Equitable, HoldCo, Equitable Merger Sub or any holder of any capital stock of Equitable, HoldCo or Equitable Merger Sub:

(a) each share of Equitable Common Stock issued and outstanding immediately prior to the Equitable Effective Time other than Equitable Excluded Shares and Equitable Performance Shares (such shares of Equitable Common Stock, the “Equitable Eligible Common Shares”) shall be converted into, and become exchangeable for 1.55516 (the “Equitable Exchange Ratio”) shares of common stock, par value $0.01 per share, of HoldCo (the “HoldCo Common Stock” and such number of shares of HoldCo Common Stock, the “Equitable Common Stock Merger Consideration”);

(b) all Equitable Excluded Shares shall be cancelled and shall cease to exist, and no payment shall be made in respect of such shares;

(c) each share of Equitable Series A Preferred Stock issued and outstanding immediately prior to the Equitable Effective Time (“Equitable Eligible Series A Preferred Shares”) shall be converted into, and become exchangeable for one (1) share of a newly created series of preferred stock of HoldCo (the “Series 1-A HoldCo Preferred Stock”) with substantially identical powers, preferences, privileges and rights as the Equitable Series A Preferred Stock, as set forth on Exhibit A-1 (the “Equitable Series A Preferred Stock Merger Consideration”); and

(d) each share of Equitable Series C Preferred Stock issued and outstanding immediately prior to the Equitable Effective Time (“Equitable Eligible Series C Preferred Shares” and, together with the Equitable Eligible Series A Preferred Shares, the “Equitable Eligible Preferred Shares”) shall be converted into, and become exchangeable for one (1) share of a newly created series of preferred stock of HoldCo (the “Series 1-C HoldCo Preferred Stock” and, together with the Series 1-A HoldCo Preferred Stock, the “Series 1 HoldCo Preferred Stock”) with substantially identical powers, preferences, privileges and rights as the Equitable Series C Preferred Stock, as set forth on Exhibit A-2 (the “Equitable Series C Preferred Stock Merger Consideration” and, together with the Equitable Series A Preferred Stock Merger Consideration, the “Equitable Preferred Stock Merger Consideration”).

2.2 Effect of Corebridge Merger on the Capital Stock of Corebridge and Corebridge Merger Sub. At the Corebridge Effective Time, by virtue of the Corebridge Merger and without any action on the part of Corebridge,

HoldCo, Corebridge Merger Sub or any holder of any capital stock of Corebridge, HoldCo or Corebridge Merger Sub:

(a) each share of Corebridge Common Stock issued and outstanding immediately prior to the Corebridge Effective Time other than Corebridge Excluded Shares (such shares of Corebridge Common Stock, the “Corebridge Eligible Common Shares” and together with the Equitable Eligible Common Shares, the “Eligible Common Shares”) shall be converted into, and become exchangeable for 1.000 (the “Corebridge Exchange Ratio” and, together with the Equitable Exchange Ratio, the “Exchange Ratios”) shares of HoldCo Common Stock (such number of shares of HoldCo Common Stock, the “Corebridge Common Stock Merger Consideration” and, together with the Equitable Common Stock Merger Consideration, the “Common Stock Merger Consideration”);

(b) all Corebridge Excluded Shares shall be cancelled and shall cease to exist, and no payment shall be made in respect of such shares; and

(c) each share of Corebridge Preferred Stock issued and outstanding immediately prior to the Corebridge Effective Time (the “Corebridge Eligible Preferred Shares” and, together with the Equitable Eligible Preferred Shares, the “Eligible Preferred Shares”) shall be converted into, and become exchangeable for one (1) share of a newly created series of preferred stock of HoldCo (the “Series 2 HoldCo Preferred Stock”) with substantially identical powers, preferences, privileges and rights as the Corebridge Preferred Stock, as set forth on Exhibit A-3 (the “Corebridge Preferred Stock Merger Consideration” and, together with the Equitable Preferred Stock Merger Consideration, the “Preferred Stock Merger Consideration”).

2.3 Conversion of Shares of Equitable Stock. At the Equitable Effective Time, by virtue of the Equitable Merger and without any action on the part of the Parties or any holder of any capital stock of Equitable:

(a) each Equitable Eligible Common Share shall be cancelled, shall cease to be outstanding or otherwise exist, and each certificate formerly representing any Equitable Eligible Common Shares (each, an “Equitable Common Stock Certificate”) and each book-entry account formerly representing any non-certificated Equitable Eligible Common Shares (each, an “Equitable Common Book-Entry Share”) shall thereafter represent only the right to receive the Equitable Common Stock Merger Consideration per Equitable Eligible Common Share and the right, if any, to receive pursuant to Section 3.5 cash in lieu of fractional shares into which such Equitable Eligible Common Shares have been converted pursuant to this Section 2.3 and any dividends or other distributions pursuant to Section 3.3; provided that nothing in this Agreement (including this Article II and Article III) shall (i) affect the right of the holders of shares of Equitable Common Stock to receive any dividend or other distribution which was declared on Equitable Common Stock, and the record date of which occurred, prior to the Equitable Effective Time in accordance with the provisions of this Agreement or (ii) give holders of Equitable Common Stock the right to receive any dividend or other distribution declared on HoldCo Common Stock and for which the record date occurred prior to the Equitable Effective Time in accordance with the provisions of this Agreement; and

(b) each Equitable Eligible Preferred Share shall be cancelled, shall cease to be outstanding or otherwise exist, and each certificate formerly representing any Equitable Eligible Preferred Shares (each, an “Equitable Preferred Stock Certificate”) and each book-entry account formerly representing any Equitable Eligible Preferred Shares (each, an “Equitable Preferred Book-Entry Share”) shall thereafter represent only the right to receive the applicable series of Equitable Preferred Stock Merger Consideration per Equitable Eligible Preferred Share and the right, if any, to receive any dividends or other distributions pursuant to Section 3.3; provided that nothing in this Agreement (including this Article II and Article III) shall (i) affect the right of the holders of shares of any series of Equitable Preferred Stock to receive any dividend or other distribution which was declared on such series of Equitable Preferred Stock, and the record date of which occurred, prior to the Equitable Effective Time in accordance with the provisions of this Agreement or (ii) give holders of Equitable Preferred Stock the right to receive any dividend or other distribution declared on any sub-series of Series 1 HoldCo Preferred Stock and for which the record date occurred prior to the Equitable Effective Time in accordance with the provisions of this Agreement.

2.4 Conversion of Shares of Corebridge Stock. At the Corebridge Effective Time, by virtue of the Corebridge Merger and without any action on the part of the Parties or any holder of any capital stock of Corebridge:

(a) each Corebridge Eligible Common Share shall be cancelled, shall cease to be outstanding or otherwise exist, and each certificate formerly representing any Corebridge Eligible Common Shares (each, a “Corebridge Common Stock Certificate” and, together with the Equitable Common Stock Certificate, the “Common Stock Certificates”) and each book-entry account formerly representing any non-certificated Corebridge Eligible Common Shares (each, a “Corebridge Common Book-Entry Share” and, together with the Equitable Common Book-Entry Share, the “Common Book-Entry Shares”) shall thereafter represent only the right to receive the Corebridge Common Stock Merger Consideration per Corebridge Eligible Common Share and the right, if any, to receive pursuant to Section 3.5 cash in lieu of fractional shares into which such Corebridge Eligible Common Shares have been converted pursuant to this Section 2.4 and any dividends or other distributions pursuant to Section 3.3; provided that nothing in this Agreement (including this Article II and Article III) shall (i) affect the right of the holders of shares of Corebridge Common Stock to receive any dividend or other distribution which was declared on Corebridge Common Stock, and the record date of which occurred, prior to the Corebridge Effective Time in accordance with the provisions of this Agreement or (ii) give holders of Corebridge Common Stock the right to receive any dividend or other distribution declared on HoldCo Common Stock and for which the record date occurred prior to the Corebridge Effective Time in accordance with the provisions of this Agreement; and

(b) each Corebridge Eligible Preferred Share shall be cancelled, shall cease to be outstanding or otherwise exist, and each certificate formerly representing any Corebridge Eligible Preferred Shares (each, a “Corebridge Preferred Stock Certificate”, and together with the Equitable Preferred Stock Certificate and the Common Stock Certificates, the “Certificates”) and each book-entry account formerly representing any share of Corebridge Preferred Stock (each, a “Corebridge Preferred Book-Entry Share”, and together with the Equitable Preferred Book-Entry Shares and the Common Book-Entry Shares, the “Book-Entry Shares”) shall thereafter represent only the right to receive the Corebridge Preferred Stock Merger Consideration per Corebridge Eligible Preferred Share and the right, if any, to receive any dividends or other distributions pursuant to Section 3.3; provided that nothing in this Agreement (including this Article II and Article III) shall (i) affect the right of the holders of shares of Corebridge Preferred Stock to receive any dividend or other distribution which was declared on Corebridge Preferred Stock, and the record date of which occurred, prior to the Corebridge Effective Time in accordance with the provisions of this Agreement or (ii) give holders of Corebridge Preferred Stock the right to receive any dividend or other distribution declared on Series 2 HoldCo Preferred Stock and for which the record date occurred prior to the Corebridge Effective Time in accordance with the provisions of this Agreement.

2.5 Equitable Merger Sub. At the Equitable Effective Time, by virtue of the Equitable Merger and without any action on the part of the Parties, each share of common stock, par value $0.01 per share, of Equitable Merger Sub issued and outstanding immediately prior to the Equitable Effective Time shall be converted into one share of common stock, par value $0.01 per share, of the Equitable Surviving Corporation, which shall constitute the only outstanding shares of capital stock of the Equitable Surviving Corporation immediately following the Equitable Effective Time.

2.6 Corebridge Merger Sub. At the Corebridge Effective Time, by virtue of the Corebridge Merger and without any action on the part of the Parties, each share of common stock, par value $0.01 per share, of Corebridge Merger Sub issued and outstanding immediately prior to the Corebridge Effective Time shall be converted into one share of common stock, par value $0.01 per share, of the Corebridge Surviving Corporation, which shall constitute the only outstanding shares of capital stock of the Corebridge Surviving Corporation immediately following the Corebridge Effective Time.

2.7 Appraisal Rights. No appraisal rights shall be available to the holders of Equitable Stock or Corebridge Stock in connection with the Mergers.

2.8 Treatment of Equity Awards. This Section 2.8 shall govern the treatment of such Party’s equity awards in connection with the Transactions.

(a) Treatment of Equitable Equity Awards

(i) Equitable Options. At the Equitable Effective Time, each outstanding option to purchase shares of Equitable Common Stock granted under any Equitable Stock Plan (each, an “Equitable Option”) that is outstanding and unexercised as of immediately prior to the Equitable Effective Time, whether or not then vested or exercisable, shall, automatically and without any action on the part of the holder thereof, be converted into an option (each, a “Converted Equitable Option”) to acquire the number of whole shares of HoldCo Common Stock (rounded down to the nearest whole number of shares) equal to (A) the number of shares of Equitable Common Stock subject to such Equitable Option immediately prior to the Equitable Effective Time multiplied by (B) the Equitable Exchange Ratio, with an exercise price per share (rounded up to the nearest whole cent) equal to (1) the exercise price per share of such Equitable Option immediately prior to the Equitable Effective Time divided by (2) the Equitable Exchange Ratio; provided, however, that the exercise price and the number of shares of HoldCo Common Stock purchasable pursuant to Converted Equitable Options shall be determined in a manner consistent with the requirements of Section 409A of the Code; provided, further, that in the case of any Converted Equitable Option to which Section 422 of the Code applies, the exercise price and the number of shares of HoldCo Common Stock purchasable pursuant to such option shall be determined in accordance with the foregoing, subject to such adjustments as are necessary in order to satisfy the requirements of Section 424(a) of the Code. Except as otherwise provided in this Section 2.8(a)(i), each such Converted Equitable Option shall continue to have, and shall be subject to, the same terms and conditions as applied to the corresponding Equitable Option immediately prior to the Equitable Effective Time (including the requirement to perform continued services to satisfy applicable time-based vesting conditions (if any) and any “double-trigger” vesting provisions applicable to such Equitable Option).

(ii) Equitable RSUs. At the Equitable Effective Time, each outstanding restricted stock unit granted under any Equitable Stock Plan that vests solely based on continued service (each, an “Equitable RSU”) that is outstanding as of immediately prior to the Equitable Effective Time shall, automatically and without any action on the part of the holder thereof, be converted into an award of restricted stock units corresponding to a number of shares of HoldCo Common Stock (each, a “Converted Equitable RSU Award”) (rounded down to the nearest whole number of shares) equal to (1) the applicable number of shares of Equitable Common Stock subject to such Equitable RSU immediately prior to the Equitable Effective Time multiplied by (2) the Equitable Exchange Ratio. Except as otherwise provided in this Section 2.8(a)(ii), each such Converted Equitable RSU Award shall continue to have, and shall be subject to, the same terms and conditions as applied to the corresponding Equitable RSU immediately prior to the Equitable Effective Time (including the requirement to perform continued services to satisfy applicable time-based vesting conditions (if any) and any “double-trigger” vesting provisions applicable to such Equitable RSU).

(iii) Equitable Performance Shares. At the Equitable Effective Time, each outstanding performance share unit granted under any Equitable Stock Plan (each, an “Equitable Performance Share”) that is outstanding as of immediately prior to the Equitable Effective Time shall, automatically and without any action on the part of the holder thereof, be converted into an award of restricted stock units that vests solely based on continued service through the third anniversary of the applicable grant date (each, a “Converted Equitable Performance Share”) corresponding to a number of shares of HoldCo Common Stock (rounded down to the nearest whole number of shares) equal to (1) the applicable number of shares of Equitable Common Stock underlying the Equitable Performance Shares immediately prior to the Equitable Effective Time, with performance deemed to be achieved based on the greater of (A) target performance and (B) actual performance through the Equitable Effective Time as determined by the Equitable Compensation Committee in good faith consultation with Corebridge, multiplied by (2) the Equitable Exchange Ratio. Except as otherwise provided in this Section 2.8(a)(iii), each Converted Equitable Performance Share shall continue to have, and shall be subject to, the same terms and conditions (other than performance-based vesting conditions) as applied to the corresponding Equitable Performance Share immediately prior to the Equitable Effective Time (including the requirement to perform continued services to satisfy applicable time-based vesting conditions and any “double-trigger” vesting provisions applicable to such Equitable Performance Share).

(iv) Equitable Dividend Equivalent Rights. Any Equitable dividend equivalent rights associated with any Equitable RSU or Equitable Performance Share shall be treated in the same manner as the award to which such dividend equivalent rights relate in accordance with this Section 2.8, in each case, pursuant to the terms of the relevant Equitable Stock Plan immediately prior to the Equitable Effective Time, after giving effect to any “change in control” provisions under the applicable award agreement, Equitable Stock Plan or other document governing such right or award.

(v) Equitable ESPP.

(A) If the Corebridge ESPP Approval is obtained prior to the Equitable Effective Time, then, prior to the Equitable Effective Time, the Equitable Board or a duly authorized committee thereof shall take all actions reasonably necessary, including adopting any resolutions or amendments and providing any notices to participants with respect to the Equitable ESPP to (w) provide that the Equitable ESPP shall terminate as of immediately prior to the Closing Date and no further rights shall be granted or exercised under the Equitable ESPP thereafter; (x) for any offering period in effect under the Equitable ESPP immediately prior to the Closing, establish a new exercise date to be set under the Equitable ESPP, which date shall be no later than five (5) Business Days prior to the Closing Date (the “Equitable ESPP Exercise Date”), with the automatic purchase of Equitable Common Stock with respect to accumulated employee contributions of each participant under the Equitable ESPP in respect of such offering period to occur on such date; (y) make any adjustments that may be necessary or advisable to reflect the shortened offering period, but otherwise treat such shortened offering period as a fully effective and completed offering period or purchase period for all purposes pursuant to the Equitable ESPP; and (z) provide that the amount of the accumulated contributions of each participant under the Equitable ESPP as of immediately prior to the Equitable ESPP Exercise Date shall, to the extent not used to purchase Equitable Common Stock in accordance with the terms and conditions of the Equitable ESPP, be refunded to such participant as promptly as practicable following the Equitable Effective Time (without interest).

(B) If the Corebridge ESPP Approval is not obtained prior to the Equitable Effective Time, then, at the Equitable Effective Time, HoldCo will assume the Equitable ESPP (with such changes that are determined necessary to reflect this Section 2.8(a)(v)(B)), such that the HoldCo ESPP will provide for the issuance of shares of HoldCo Common Stock and each option to purchase shares under the Equitable ESPP (“Equitable ESPP Option”) that is outstanding under any offering period that has not expired will be converted into and become an option (each, a “Converted Equitable ESPP Option”) to acquire the number of whole shares of HoldCo Common Stock (rounded down to the nearest whole number of shares) equal to (w) the number of shares of Equitable Common Stock subject to such Equitable ESPP Option immediately prior to the Equitable Effective Time multiplied by (x) the Equitable Exchange Ratio, with an exercise price per share (rounded up to the nearest whole cent) equal to (1) the exercise price per share of such Equitable ESPP Option immediately prior to the Equitable Effective Time divided by (2) the Equitable Exchange Ratio; provided, however, that the exercise price and the number of shares of HoldCo Common Stock purchasable pursuant to Equitable ESPP Options shall be determined in a manner consistent with the requirements of Section 409A of the Code, with such conversion effected through HoldCo assuming such Equitable ESPP Option in accordance with the terms of the Equitable ESPP and the terms of the applicable election of each participant in the Equitable ESPP immediately prior to the Equitable Effective Time. Notwithstanding the foregoing, in the event the Corebridge ESPP Approval has been obtained, this Section 2.8(a)(v)(B) shall be null and void.

(b) Treatment of Corebridge Equity Awards

(i) Corebridge Options. At the Corebridge Effective Time, each outstanding option to purchase shares of Corebridge Common Stock granted under any Corebridge Stock Plan (each a “Corebridge Option”) that is outstanding and unexercised as of immediately prior to the Corebridge Effective Time, whether or not then vested or exercisable, shall, automatically and without any action on the part of the holder thereof, be converted into an option (each, a “Converted Corebridge Option”) to acquire the number of whole shares of HoldCo Common Stock (rounded down to the nearest whole number of shares) equal to (A) the number of shares of Corebridge Common Stock subject to such Corebridge Option immediately prior to the Corebridge Effective Time multiplied by (B) the Corebridge Exchange Ratio, with an exercise price per share (rounded up to the nearest whole cent) equal to (1) the exercise price per share of such Corebridge Option immediately prior to the Corebridge Effective Time divided by (2) the Corebridge Exchange Ratio; provided, however, that the exercise price and the number of shares of HoldCo Common Stock purchasable pursuant to Converted Corebridge Options shall be determined in a manner consistent with the requirements of Section 409A of the Code; provided, further, that in the case of any Converted Corebridge Option to which Section 422 of the Code applies, the exercise price and the number of shares of HoldCo Common Stock purchasable pursuant to such option shall be determined in accordance with the foregoing, subject to such adjustments as are necessary in order to satisfy the requirements of Section 424(a) of the Code. Except as otherwise provided in this Section 2.8(b)(i), each such Converted Corebridge Option shall continue to have, and shall be subject to, the same terms and conditions as applied to the corresponding Corebridge Option immediately prior to the Corebridge Effective Time (including the requirement to perform continued services to satisfy applicable time-based vesting conditions (if any) and any “double-trigger” vesting provisions applicable to such Corebridge Option).

(ii) Corebridge RSUs. At the Corebridge Effective Time, each outstanding restricted stock unit granted under any Corebridge Stock Plan that vests solely based on continued service (each, a “Corebridge RSU”) that is outstanding as of immediately prior to the Corebridge Effective Time shall, automatically and without any action on the part of the holder thereof, be converted into an award of restricted stock units corresponding to a number of shares of HoldCo Common Stock (each, a “Converted Corebridge RSU Award”) (rounded down to the nearest whole number of shares) equal to (1) the applicable number of shares of Corebridge Common Stock subject to such Corebridge RSU immediately prior to the Corebridge Effective Time multiplied by (2) the Corebridge Exchange Ratio. Except as otherwise provided in this Section 2.8(b)(ii), each such Converted Corebridge RSU Award shall continue to have, and shall be subject to, the same terms and conditions as applied to the corresponding Corebridge RSU immediately prior to the Corebridge Effective Time (including the requirement to perform continued services to satisfy applicable time-based vesting conditions (if any) and any “double-trigger” vesting provisions applicable to such Corebridge RSUs).

(iii) Corebridge PSUs. At the Corebridge Effective Time, each outstanding restricted stock unit granted under any Corebridge Stock Plan that has performance-based vesting conditions (each, a “Corebridge PSU”) that is outstanding as of immediately prior to the Corebridge Effective Time shall, automatically and without any action on the part of the holder thereof, be converted into an award of restricted stock units that vests solely based on continued service through the third anniversary of the applicable grant date (each, a “Converted Corebridge PSU Award”) corresponding to a number of shares of HoldCo Common Stock (rounded down to the nearest whole number of shares) equal to (1) the applicable number of shares of Corebridge Common Stock subject to such Corebridge PSU immediately prior to the Corebridge Effective Time, with performance deemed to be achieved based on the greater of (A) target performance and (B) actual performance through the Corebridge Effective Time as determined by the Corebridge Compensation Committee in good faith consultation with Equitable, multiplied by (2) the Corebridge Exchange Ratio. Except as otherwise provided in this Section 2.8(b)(iii), each such Converted Corebridge PSU Award shall continue to have, and shall be subject to, the same terms and conditions (other than performance-based vesting conditions) as applied to the corresponding Corebridge PSU immediately prior to the Corebridge Effective Time (including the requirement to perform continued services to satisfy applicable time-based vesting conditions and any “double-trigger” vesting provisions applicable to such Corebridge PSUs).

(iv) Corebridge Non-Employee Director DSUs. At the Corebridge Effective Time, each outstanding deferred stock unit held by a current or former non-employee director of the Corebridge Board granted under any Corebridge Stock Plan (each, a “Corebridge DSU”) that is outstanding as of immediately prior to the Corebridge Effective Time shall, automatically and without any action on the part of the holder thereof, be converted into an award of deferred stock units corresponding to a number of shares of HoldCo Common Stock (each, a “Converted Corebridge DSU Award”) (rounded down to the nearest whole number of shares) equal to (1) the applicable number of shares of Corebridge Common Stock subject to such Corebridge DSU immediately prior to the Corebridge Effective Time multiplied by (2) the Corebridge Exchange Ratio. Except as otherwise provided in this Section 2.8(b)(iv), each such Converted Corebridge DSU Award shall continue to have, and shall be subject to, the same terms and conditions as applied to the corresponding Corebridge DSU immediately prior to the Corebridge Effective Time (including with respect to settlement timing).

(v) Corebridge Dividend Equivalent Rights. Any Corebridge dividend equivalent rights associated with any Corebridge RSU, Corebridge PSU or Corebridge DSU shall be treated in the same manner as the award to which such dividend equivalent rights relate in accordance with this Section 2.8, in each case, pursuant to the terms of the relevant Corebridge Stock Plan immediately prior to the Corebridge Effective Time, after giving effect to any “change in control” provisions under the applicable award agreement, Corebridge Stock Plan or other document governing such right or award.

(vi) Corebridge ESPP. If the Corebridge ESPP Approval is obtained prior to the Corebridge Effective Time, then, at the Corebridge Effective Time, HoldCo will assume the Corebridge ESPP (with such changes that are determined necessary to reflect this Section 2.8(b)(vi)), such that the HoldCo ESPP will provide for the issuance of shares of HoldCo Common Stock and each option to purchase shares under the Corebridge ESPP (“Corebridge ESPP Option”) that is outstanding under any offering period that has not expired will be converted into and become an option (each, a “Converted Corebridge ESPP Option”) to acquire the number of whole shares of HoldCo Common Stock (rounded down to the nearest whole number of shares) equal to (A) the number of shares of Corebridge Common Stock subject to such Corebridge ESPP Option immediately prior to the Corebridge Effective Time multiplied by (B) the Corebridge Exchange Ratio, with an exercise price per share (rounded up to the nearest whole cent) equal to (1) the exercise price per share of such Corebridge ESPP Option immediately prior to the Corebridge Effective Time divided by (2) the Corebridge Exchange Ratio; provided, however, that the exercise price and the number of shares of HoldCo Common Stock purchasable pursuant to Converted Corebridge ESPP Options shall be determined in a manner consistent with the requirements of Section 409A of the Code, with such conversion effected through HoldCo assuming such Corebridge ESPP Option in accordance with the terms of the Corebridge ESPP and the terms of the applicable election of each participant in the Corebridge ESPP immediately prior to the Corebridge Effective Time. Notwithstanding the foregoing, if the Corebridge ESPP Approval is not obtained prior to the Effective Time, this Section 2.8(b)(vi) shall be null and void.

(c) Equitable Proceedings. At or prior to the Equitable Effective Time, Equitable and the Equitable Board (and the Equitable Compensation Committee), as applicable, shall adopt any resolutions and take all actions that are necessary to effectuate the treatment of Equitable Options, Equitable RSUs and Equitable Performance Shares (collectively, the “Equitable Equity Awards”) and the treatment of the Equitable ESPP pursuant to Section 2.8(a).

(d) Corebridge Proceedings. At or prior to the Corebridge Effective Time, Corebridge and the Corebridge Board (and the Corebridge Compensation Committee), as applicable, shall adopt any resolutions and take all actions that are necessary to effectuate the treatment of Corebridge Options, Corebridge RSUs, Corebridge PSUs and Corebridge DSUs (collectively, the “Corebridge Equity Awards”) and the treatment of the Corebridge ESPP pursuant to Section 2.8(b).

(e) HoldCo Actions. At or prior to the Closing, Corebridge shall cause HoldCo to, and HoldCo and the HoldCo Board (and the HoldCo Compensation Committee), as applicable, shall, adopt any resolutions and take all actions that are necessary to (i) effectuate the treatment of Equitable Equity Awards and the Equitable ESPP (if applicable) pursuant to Section 2.8(a) and (ii) effectuate the treatment of Corebridge Equity Awards and the Corebridge ESPP (if applicable) pursuant to Section 2.8(b), including reserving, issuing and listing shares of

HoldCo Common Stock as necessary to effectuate the Transactions contemplated by this Section 2.8. As soon as practicable after the Closing, HoldCo shall file with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-8 or other appropriate form under the Securities Act of 1933 (the “Securities Act”) with respect to the shares of HoldCo Common Stock subject to equity awards converted from the Equitable Equity Awards described in Sections 2.8(a)(i), (ii) and (iii), options converted from the Equitable ESPP Options (if applicable) described in Section 2.8(a)(v), equity awards converted from the Corebridge Equity Awards described in Sections 2.8(b)(i), (ii), (iii) and (iv), and options converted from the Corebridge ESPP Options (if applicable) described in Section 2.8(b)(vi) as applicable. From and after the date of this Agreement, Equitable, Corebridge and their respective Subsidiaries shall reasonably cooperate with HoldCo in preparing such registration statement(s).

(f) Future Grants of Equity Awards. Notwithstanding anything in Section 2.8(a) through Section 2.8(b) to the contrary, but subject to Section 7.1(a), (i) to the extent the terms of any Equitable Equity Award or Corebridge Equity Award granted on or after the date of this Agreement and not in violation of this Agreement expressly provide for treatment in connection with the occurrence of the applicable Effective Time that is different from the treatment prescribed by this Section 2.8, or (ii) as mutually agreed by the Parties and a holder of any Equitable Equity Award or Corebridge Equity Award, as applicable, then in each case, the terms of such Equitable Equity Award or Corebridge Equity Award, as applicable, shall control (and the applicable provisions of this Section 2.8 shall not apply).

2.9 Tax Consequences of the Mergers. It is intended that, for U.S. federal income Tax purposes, the Mergers, taken together, shall qualify as a transaction described in Section 351 of the Code (the “Intended Tax Treatment”).

ARTICLE III

DELIVERY OF MERGER CONSIDERATION; PROCEDURES FOR SURRENDER

3.1 Exchange Agent. At or prior to the Closing, HoldCo shall (and Corebridge shall cause HoldCo to) deposit or cause to be deposited with an exchange agent mutually agreed upon by Equitable and Corebridge to serve as the exchange agent (the “Exchange Agent”), for the benefit of the holders of Eligible Common Shares and Eligible Preferred Shares, (a) an aggregate number of shares of HoldCo Common Stock to be issued in non-certificated book-entry form sufficient to deliver the number of shares of HoldCo Common Stock required to be delivered in respect of Eligible Common Shares pursuant to Sections 2.1 and 2.2, (b) an aggregate amount of cash in U.S. Dollars sufficient to deliver the amounts required to be delivered in respect of Eligible Common Shares pursuant to Section 3.5, (c) an aggregate number of shares of Series 1-A HoldCo Preferred Stock to be issued in non-certificated book-entry form sufficient to deliver the number of shares of Series 1-A HoldCo Preferred Stock required to be delivered in respect of Equitable Eligible Series A Preferred Shares pursuant to Sections 2.1 and 2.2, (d) an aggregate number of shares of Series 1-C HoldCo Preferred Stock to be issued in non-certificated book-entry form sufficient to deliver the number of shares of Series 1-C HoldCo Preferred Stock required to be delivered in respect of Equitable Eligible Series C Preferred Shares pursuant to Sections 2.1 and 2.2 and (e) an aggregate number of shares of Series 2 HoldCo Preferred Stock to be issued in non-certificated book-entry form sufficient to deliver the number of shares of Series 2 HoldCo Preferred Stock required to be delivered in respect of Corebridge Eligible Preferred Shares pursuant to Sections 2.1 and 2.2. In addition, HoldCo shall deposit or cause to be deposited with the Exchange Agent, as necessary from time to time after the applicable Effective Time, an aggregate amount of cash in U.S. Dollars sufficient to pay any dividends or other distributions, if any, to which the holders of Eligible Common Shares or Eligible Preferred Shares may be entitled pursuant to Section 3.2(a) with both a record and payment date after the applicable Effective Time and prior to the surrender of such Eligible Common Shares or Eligible Preferred Shares. Such shares of HoldCo Common Stock, any sub-series of Series 1 HoldCo Preferred Stock, Series 2 HoldCo Preferred Stock, cash and the amount of any dividends or other distributions deposited with the Exchange Agent pursuant to this

Section 3.1, being the “Exchange Fund.” The Exchange Fund shall not be used for any purpose other than a purpose expressly provided for in this Agreement. The cash portion of the Exchange Fund may be deposited by the Exchange Agent as reasonably directed by HoldCo; provided that no such deposit or investment (or any loss resulting therefrom) shall affect the cash payable to former holders of Equitable Common Stock, Corebridge Common Stock, any series of Equitable Preferred Stock or Corebridge Preferred Stock pursuant to the provisions of this Article III. Any interest and other income resulting from such deposit may become part of the Exchange Fund, and any amounts in excess of the amounts payable pursuant to this Agreement shall be promptly paid to HoldCo.

3.2 Procedures for Surrender.

(a) With respect to the Certificates, as promptly as reasonably practicable after the Closing, HoldCo shall cause the Exchange Agent to mail to each holder of record of a Certificate (i) a notice advising such holders of the effectiveness of the Mergers, (ii) a letter of transmittal in customary form specifying that delivery shall be effected, and risk of loss and title to a Certificate shall pass, only upon delivery of the Certificate (or affidavit of loss in lieu of a Certificate as provided in Section 3.7) to the Exchange Agent (the “Letter of Transmittal”) and (iii) instructions for surrendering each such Certificate (or affidavit of loss in lieu of a Certificate as provided in Section 3.7) to the Exchange Agent. Upon surrender to the Exchange Agent of a Certificate (or affidavit of loss in lieu of a Certificate as provided in Section 3.7) together with a duly executed and completed Letter of Transmittal and such other documents as may reasonably be required pursuant to such instructions, HoldCo shall cause the Exchange Agent to mail to each holder of record of any such Certificate in exchange therefor, as promptly as reasonably practicable thereafter, (A) a statement reflecting the number of whole shares of HoldCo Common Stock, any sub-series of Series 1 HoldCo Preferred Stock or Series 2 HoldCo Preferred Stock, if any, that such holder is entitled to receive in non-certificated book-entry form pursuant to Article II in the name of such record holder and (B) a check in the amount (after giving effect to any required Tax withholdings as provided in Section 3.8) of (x) any cash in lieu of fractional shares plus (y) any unpaid cash dividends and any other dividends or other distributions that such holder has the right to receive pursuant to this Article III. Any Certificate that has been so surrendered shall be cancelled by the Exchange Agent.

(b) With respect to Book-Entry Shares not held through DTC (each, a “Non-DTC Book-Entry Share”), as promptly as reasonably practicable after the applicable Effective Time, HoldCo shall cause the Exchange Agent to mail to each holder of record of a Non-DTC Book-Entry Share (i) a notice advising such holders of the effectiveness of the Mergers, (ii) a statement reflecting the number of whole shares of HoldCo Common Stock, any sub-series of Series 1 HoldCo Preferred Stock or Series 2 HoldCo Preferred Stock, if any, that such holder is entitled to receive in non-certificated book-entry form pursuant to Article II in the name of such record holder and (iii) a check in the amount (after giving effect to any required Tax withholdings as provided in Section 3.8) of (A) any cash in lieu of fractional shares plus (B) any unpaid cash dividends and any other dividends or other distributions that such holder has the right to receive pursuant to this Article III.

(c) With respect to Book-Entry Shares held through DTC, Equitable and Corebridge shall cooperate to establish procedures with the Exchange Agent and DTC to ensure that the Exchange Agent will transmit to DTC or its nominees as soon as reasonably practicable on or after the Closing, upon surrender of Eligible Shares held of record by DTC or its nominees in accordance with DTC’s customary surrender procedures, the applicable Merger Consideration, cash in lieu of fractional shares of HoldCo Common Stock, if any, and/or any unpaid cash dividends and any other dividends or other distributions, in each case, that such holder has the right to receive pursuant to this Article III.

(d) Notwithstanding anything in this Agreement to the contrary, no interest will be paid or accrued on any amount payable for Eligible Shares pursuant to this Article III.

3.3 Distributions with Respect to Unexchanged Shares of Common Stock and Preferred Stock; Voting. All shares of HoldCo Common Stock, any sub-series of Series 1 HoldCo Preferred Stock and Series 2 HoldCo

Preferred Stock to be issued pursuant to the Mergers shall be deemed issued and outstanding as of the applicable Effective Time and whenever a dividend or other distribution is declared by HoldCo in respect of any shares of HoldCo Common Stock, any sub-series of Series 1 HoldCo Preferred Stock or Series 2 HoldCo Preferred Stock, as applicable, the record date for which is on or after the Closing Date, that declaration shall include dividends or other distributions in respect of all shares issuable pursuant to this Agreement. In the event that a cash distribution with respect to any Eligible Shares is permitted under the terms of this Agreement, has a record date prior to the applicable Effective Time and has not been paid prior to the Closing Date, such distribution shall be paid immediately prior to the applicable Effective Time to the holders of such Eligible Shares on such record date. No dividends or other distributions in respect of shares of HoldCo Common Stock, any sub-series of Series 1 HoldCo Preferred Stock or Series 2 HoldCo Preferred Stock shall be paid to any holder of any unsurrendered Certificate until the Certificate (or affidavit of loss in lieu of a Certificate as provided in Section 3.7) is surrendered for exchange in accordance with this Article III. Subject to applicable Law, (a) there shall be issued or paid to the holder of record of the whole shares of HoldCo Common Stock issued in exchange for Eligible Common Shares in accordance with this Article III, without interest, (i) at the time of such surrender, the dividends or other distributions with a record date on or after the Closing Date theretofore payable with respect to such whole shares of HoldCo Common Stock and not paid and (ii) at the appropriate payment date, the dividends or other distributions payable with respect to such whole shares of HoldCo Common Stock with a record date on or after the Closing Date and prior to surrender but with a payment date subsequent to surrender, (b) there shall be issued or paid to the holder of record of the whole shares of any sub-series of Series 1 HoldCo Preferred Stock issued in exchange for the applicable Equitable Eligible Preferred Shares in accordance with this Article III, without interest, (i) at the time of such surrender, the dividends or other distributions with a record date on or after the Closing Date theretofore payable with respect to such whole shares of any sub-series of Series 1 HoldCo Preferred Stock and not paid, and (ii) at the appropriate payment date, the dividends or other distributions payable with respect to such whole shares of any sub-series of Series 1 HoldCo Preferred Stock with a record date on or after the Closing Date and prior to surrender but with a payment date subsequent to surrender and (c) there shall be issued or paid to the holder of record of the whole shares of Series 2 HoldCo Preferred Stock issued in exchange for Corebridge Eligible Preferred Shares in accordance with this Article III, without interest, (i) at the time of such surrender, the dividends or other distributions with a record date on or after the Closing Date theretofore payable with respect to such whole shares of Series 2 HoldCo Preferred Stock and not paid and (ii) at the appropriate payment date, the dividends or other distributions payable with respect to such whole shares of Series 2 HoldCo Preferred Stock with a record date at or after the applicable Effective Time and prior to surrender but with a payment date subsequent to surrender.

3.4 No Transfers. From and after the applicable Effective Time, there shall be (a) no transfers on the stock transfer books of Equitable of the Equitable Eligible Shares and (b) no transfers on the stock transfer books of Corebridge of the Corebridge Eligible Shares. From and after the applicable Effective Time, the holders of Certificates or Book-Entry Shares shall cease to have any rights with respect to such Equitable Eligible Shares or Corebridge Eligible Shares except as otherwise provided herein or by applicable Law. If, after the applicable Effective Time, Certificates are presented to the Exchange Agent, the Equitable Surviving Corporation, the Corebridge Surviving Corporation or HoldCo for any reason, they shall be cancelled and exchanged as provided in this Agreement.

3.5 Fractional Shares. Notwithstanding anything in this Agreement to the contrary, no fractional shares of HoldCo Common Stock will be issued upon the conversion of shares of Equitable Common Stock or Corebridge Common Stock pursuant to Sections 2.1 and 2.2. All fractional shares of HoldCo Common Stock that a holder of Eligible Common Shares would be otherwise entitled to receive pursuant to Sections 2.1 and 2.2, but for this Section 3.5, shall be aggregated and such holder shall be entitled to receive a cash payment, without interest, in lieu of any such fractional share, equal to the product (rounded to the nearest cent) of (a) the amount of such fractional share interest in a share of HoldCo Common Stock to which such holder would, but for this Section 3.5, be entitled under Sections 2.1 and 2.2, and (b) an amount equal to the average of the daily volume weighted average price per share of HoldCo Common Stock on the NYSE (as such daily volume weighted average price per share is reported by Bloomberg L.P. or, if not reported therein, in another authoritative source mutually selected by Equitable and Corebridge) calculated on the first Business Day immediately following the Closing Date. No holder of Eligible Common Shares shall be entitled by virtue of the right to receive cash in lieu of fractional shares of HoldCo Common Stock described in this Section 3.5 to any dividends, voting rights or any other rights in respect of any fractional share of HoldCo Common Stock. The payment of cash in lieu of fractional shares of HoldCo Common Stock is not a separately bargained-for consideration but merely represents a mechanical rounding-off of the fractions in the exchange.

3.6 Termination of Exchange Fund. Any portion of the Exchange Fund (including the proceeds of any deposit of the Exchange Fund, any shares of HoldCo Common Stock, any sub-series of Series 1 HoldCo Preferred Stock and Series 2 HoldCo Preferred Stock) that remains unclaimed by the one hundred eightieth (180th) day after the Closing Date shall be delivered to HoldCo. Any holder of Eligible Shares who has not theretofore complied with this Article III shall thereafter look only to HoldCo for delivery of the applicable Merger Consideration, cash in lieu of fractional shares of HoldCo Common Stock, if any, and/or any unpaid cash dividends and any other dividends or other distributions, in each case, that such holder has the right to receive pursuant to this Article III.

3.7 Lost, Stolen or Destroyed Certificates. In the event that any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and the posting by such Person of a bond in customary amount and upon such terms as may be required as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate, the applicable Merger Consideration, cash in lieu of fractional shares of HoldCo Common Stock, if any, and any unpaid cash dividends and/or any other dividends or other distributions, in each case, payable or issuable pursuant to this Article III, as if such lost, stolen or destroyed Certificate had been surrendered.

3.8 Withholding Rights. Each of HoldCo, the Equitable Surviving Corporation, the Corebridge Surviving Corporation and the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any Person, such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code or any other applicable state, local or foreign Tax Law. To the extent that amounts are so withheld by HoldCo, the Equitable Surviving Corporation, the Corebridge Surviving Corporation or the Exchange Agent, as applicable, such withheld amounts (a) shall be timely remitted by HoldCo, the Equitable Surviving Corporation, the Corebridge Surviving Corporation or the Exchange Agent, as applicable, to the applicable Governmental Entity, and (b) shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made by HoldCo, the Equitable Surviving Corporation, the Corebridge Surviving Corporation or the Exchange Agent. If withholding is taken in HoldCo Common Stock, the relevant withholding party shall be treated as having sold such HoldCo Common Stock on behalf of such Person for an amount of cash equal to the fair market value thereof at the time of such deemed sale and paid such cash proceeds to the appropriate taxing authority.

3.9 Adjustments to Prevent Dilution. Notwithstanding anything in this Agreement to the contrary, if, from the date of this Agreement to the applicable Effective Time, (a) the issued and outstanding shares of Equitable Common Stock, Corebridge Common Stock, any series of Equitable Preferred Stock or Corebridge Preferred Stock or securities convertible or exchangeable into or exercisable for applicable shares of Equitable Common Stock, Corebridge Common Stock, any series of Equitable Preferred Stock or Corebridge Preferred Stock or (b) the issued and outstanding shares of HoldCo Common Stock, any sub-series of Series 1 HoldCo Preferred Stock or Series 2 HoldCo Preferred Stock or securities convertible or exchangeable into or exercisable for shares of HoldCo Common Stock, any sub-series of Series 1 HoldCo Preferred Stock or Series 2 HoldCo Preferred Stock shall have been changed into a different number of shares or securities or a different class or series by reason of any reclassification, stock split (including a reverse stock split), stock dividend or distribution, recapitalization, merger, issuer tender or exchange offer, or other similar transaction, or a stock dividend with a record date within such period shall have been declared, then the applicable Merger Consideration shall be equitably adjusted to provide the holders of shares of Equitable Common Stock, Corebridge Common Stock, any

series of Equitable Preferred Stock or Corebridge Preferred Stock the same economic effect as contemplated by this Agreement prior to such event, and such items, so adjusted shall, from and after the date of such event, be the applicable Merger Consideration. Nothing in this Section 3.9 shall be construed to permit the Parties to take any action except to the extent consistent with, and not otherwise prohibited by, the terms of this Agreement.

3.10 No Liability. None of Equitable, Corebridge, HoldCo, Equitable Merger Sub, Corebridge Merger Sub, the Surviving Corporations or the Exchange Agent shall be liable to any Person in respect of any portion of the Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. If any Certificate or Book-Entry Share has not been surrendered prior to two (2) years after the Closing Date, or immediately prior to such earlier date on which any shares of HoldCo Common Stock, any sub-series of Series 1 HoldCo Preferred Stock, Series 2 HoldCo Preferred Stock, any cash in lieu of fractional shares of HoldCo Common Stock and any unpaid cash dividends and any other dividends or other distributions, in each case, that a holder of any Eligible Shares has the right to receive pursuant to this Article III in respect of such Certificate or Book-Entry Share would otherwise escheat to or become property of any Governmental Entity, any such shares, cash, dividends or other distributions in respect of such Certificate or Book-Entry Share shall, to the extent permitted by applicable Law, become the property of HoldCo, free and clear of all claims or interests of any Person previously entitled thereto.

ARTICLE IV

GOVERNANCE AND ADDITIONAL MATTERS

4.1 HoldCo Governance and Additional Matters.

(a) The Certificate of Incorporation and Bylaws of HoldCo. Corebridge shall cause (i) the certificate of incorporation of HoldCo in effect immediately prior to the Equitable Effective Time to be amended and restated at the Equitable Effective Time in the form set forth in Exhibit B (the “HoldCo Charter”) and (ii) the bylaws of HoldCo in effect immediately prior to the Equitable Effective Time to be amended and restated at the Equitable Effective Time in the form set forth in Exhibit C (the “HoldCo Bylaws”).

(b) Board of Directors of HoldCo. Prior to the Closing, the Parties shall take all actions necessary to cause, in each case, effective as of the Closing: (i) the number of directors constituting the full board of directors of HoldCo (the “HoldCo Board”) to be fourteen (14); (ii) the HoldCo Board to be composed of: (A) seven (7) directors who as of immediately prior to the Closing were directors of Equitable, designated by Equitable prior to the Closing (the “Equitable Designees”), which shall include the current President and Chief Executive Officer of Equitable (the “Current Equitable CEO”) and the current Chair of the Equitable Board, in each case, subject to such individual’s ability and willingness to serve; and (B) seven (7) directors who as of immediately prior to the Closing were directors of Corebridge, designated by Corebridge prior to the Closing (the “Corebridge Designees”), which shall include the current President and Chief Executive Officer of Corebridge (the “Current Corebridge CEO”) and the current Chair of the Corebridge Board, in each case, subject to such individual’s ability and willingness to serve; and (iii) all of the Equitable Designees and Corebridge Designees to be appointed, elected and approved as directors of the HoldCo Board effective as of the Closing.

(c) Executive Chair; President and Chief Executive Officer. Prior to the Closing, the Parties shall take all actions necessary to cause, in each case, effective as of the Closing, the Current Equitable CEO to be appointed to serve as the Executive Chair of the HoldCo Board (the “HoldCo Executive Chair”) and the Current Corebridge CEO to be appointed to serve as the President and Chief Executive Officer of HoldCo (the “HoldCo CEO”), in each case, subject to such individuals’ ability and willingness to serve. The roles and responsibilities of the HoldCo Executive Chair shall be as specified on Exhibit D-1 of this Agreement.

(d) Lead Independent Director. Prior to the Closing, the Parties shall take all actions necessary to cause, effective as of the Closing, the current Chair of the Corebridge Board (the “Current Corebridge Chair”) to be

appointed to serve as the Lead Independent Director of the HoldCo Board (the “HoldCo Lead Independent Director”), subject to his ability and willingness to serve. The roles and responsibilities of the HoldCo Lead Independent Director shall be as specified on Exhibit D-2 of this Agreement.

(e) Executive Committee of the HoldCo Board. Prior to the Closing, the Parties shall take all actions necessary to cause, effective as of the Closing, (i) the HoldCo Board to have an Executive Committee; and (ii) the Executive Committee to: (A) include two Equitable Designees (one of whom shall be the HoldCo Executive Chair and the other who shall be designated by Equitable prior to the Closing) and two Corebridge Designees (one of whom shall be the HoldCo CEO and the other who shall be designated by Corebridge prior to the Closing), and (B) have the HoldCo Executive Chair serve as the chair, in each case of clauses (i) and (ii), pursuant to, and in accordance with, the HoldCo Charter and the HoldCo Bylaws.

(f) Other Committees of the HoldCo Board. Prior to the Closing, the Parties shall take all actions necessary to cause, in each case effective as of the Closing: (i) the HoldCo Board to have the following standing committees (each, a “Standing Committee”): (A) Audit Committee; (B) Compensation Committee; (C) Nominating and Governance Committee and (D) Risk Committee; (ii) each Standing Committee to: have four (4) members, consisting of two (2) Equitable Designees, designated by Equitable prior to the Closing, and two (2) Corebridge Designees, designated by Corebridge prior to the Closing; and (iii) two (2) Standing Committees to have an Equitable Designee (designated by Equitable prior to the Closing) as chair and two (2) Standing Committees to have a Corebridge Designee (designated by Corebridge prior to the Closing) as chair, in each case of clauses (i), (ii) and (iii), pursuant to, and in accordance with, the HoldCo Charter, the HoldCo Bylaws, the rules promulgated under the Exchange Act and the NYSE Listed Company Manual, as applicable.

(g) Certain Other Executive Officers of HoldCo. Prior to the Closing, the Parties shall take all actions necessary to cause, in each case, effective as of the Closing, the individuals set forth on Exhibit D-3 to become officers of HoldCo, serving in the respective offices set forth beside each individual’s name on the referenced schedule, pursuant to, and in accordance with, the HoldCo Charter and the HoldCo Bylaws.

(h) AllianceBernstein Board. Equitable and Corebridge hereby agree that the board of directors of AllianceBernstein Corporation (“AllianceBernstein GP”) shall, as of immediately following the Closing, include an equal number of designees of Equitable and Corebridge, with the identity of such individuals to be mutually agreed by Equitable and Corebridge prior to the Closing. Prior to the Closing, Equitable, with Corebridge’s cooperation, shall take all actions necessary to cause such individuals as are mutually agreed to be appointed to the board of directors of AllianceBernstein GP effective as of immediately following the Closing.

(i) Integration Steering Committee. As of the Closing, HoldCo shall establish an integration steering committee to engage in planning for an integration process with respect to the businesses of Equitable and Corebridge. The integration steering committee shall consist of employees of HoldCo and its Subsidiaries selected jointly by the HoldCo CEO and HoldCo Executive Chair.

(j) Name and Trading Symbol. The Parties shall cause (i) the name of HoldCo to be changed to “Equitable Holdings, Inc.” as of the Closing and (ii) the NYSE ticker symbol of HoldCo to be “EQH” as of the Closing.

(k) Headquarters. As of the Closing, the headquarters of HoldCo shall be located in Houston, Texas, or such other location as may be mutually agreed by Equitable and Corebridge.

4.2 Equitable Surviving Corporation Governance.

(a) The Certificate of Incorporation of the Equitable Surviving Corporation. At the Equitable Effective Time, the certificate of incorporation of Equitable Merger Sub, as in effect immediately prior to the Equitable Effective Time, shall be amended and restated in its entirety to the form set forth in Exhibit E, and as so amended shall be the certificate of incorporation of the Equitable Surviving Corporation (the “Equitable Surviving Corporation Charter”) until thereafter amended as provided therein or by applicable Law.

(b) The Bylaws of the Equitable Surviving Corporation. At the Equitable Effective Time, the bylaws of Equitable, as in effect immediately prior to the Equitable Effective Time, shall be amended and restated to read in its entirety as set forth in the bylaws of Equitable Merger Sub, as in effect immediately prior to the Equitable Effective Time, except that all references therein to Equitable Merger Sub shall be automatically amended and shall become references to the Equitable Surviving Corporation, and as so amended and restated, shall be the bylaws of the Equitable Surviving Corporation from and after the Equitable Effective Time, until thereafter amended in accordance with their terms, the DGCL and the certificate of incorporation of the Equitable Surviving Corporation.

(c) Directors and Officers of the Equitable Surviving Corporation. The directors of Equitable Merger Sub immediately prior to the Equitable Effective Time shall be the initial directors of the Equitable Surviving Corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the Equitable Surviving Corporation, and the officers of Equitable Merger Sub immediately prior to the Equitable Effective Time shall be the initial officers of the Equitable Surviving Corporation, in each case, until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal.

4.3 Corebridge Surviving Corporation Governance.

(a) The Certificate of Incorporation of the Corebridge Surviving Corporation. At the Corebridge Effective Time, the certificate of incorporation of Corebridge Merger Sub, as in effect immediately prior to the Corebridge Effective Time, amended and restated in its entirety to the form set forth in Exhibit F, and as so amended shall be the certificate of incorporation of the Corebridge Surviving Corporation (the “Corebridge Surviving Corporation Charter”) until thereafter amended as provided therein or by applicable Law.

(b) The Bylaws of the Corebridge Surviving Corporation. At the Corebridge Effective Time, the bylaws of Corebridge, as in effect immediately prior to the Corebridge Effective Time, shall be amended and restated to read in its entirety as set forth in the bylaws of Corebridge Merger Sub, as in effect immediately prior to the Corebridge Effective Time, except that all references therein to Corebridge Merger Sub shall be automatically amended and shall become references to the Corebridge Surviving Corporation, and as so amended and restated, shall be the bylaws of the Corebridge Surviving Corporation from and after the Corebridge Effective Time, until thereafter amended in accordance with their terms, the DGCL and the certificate of incorporation of the Corebridge Surviving Corporation.

(c) Directors and Officers of Corebridge Surviving Corporation. The directors of Corebridge Merger Sub immediately prior to the Corebridge Effective Time shall be the initial directors of the Corebridge Surviving Corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the Corebridge Surviving Corporation, and the officers of Corebridge Merger Sub immediately prior to the Corebridge Effective Time shall be the initial officers of the Corebridge Surviving Corporation, in each case, until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal.

ARTICLE V

MUTUAL REPRESENTATIONS AND WARRANTIES OF EQUITABLE AND COREBRIDGE

Except as set forth in the Reports of Equitable or AllianceBernstein (in the case of Equitable) or the Reports of Corebridge (in the case of Corebridge), in each case, publicly filed with or furnished to the SEC during the period from January 1, 2024 (the “Applicable Date”) through the Business Day prior to the date of this Agreement (excluding any disclosures set forth or referenced in any risk factor section or in any other section to the extent they are forward-looking statements or cautionary, predictive or forward-looking in nature unless, in each case, citing a historical fact) or in the corresponding sections or subsections of the disclosure letter delivered to Corebridge by Equitable (the “Equitable Disclosure Letter”) or delivered to Equitable by Corebridge (the

“Corebridge Disclosure Letter” and, each of the Equitable Disclosure Letter and the Corebridge Disclosure Letter, a “Disclosure Letter”) concurrently with the execution and delivery of this Agreement (it being agreed that for purposes of the representations and warranties set forth in this Article V, disclosure of any item in any section or subsection of the Equitable Disclosure Letter or Corebridge Disclosure Letter, as applicable, shall be deemed disclosure with respect to any other section or subsection of the Equitable Disclosure Letter or Corebridge Disclosure Letter, as applicable, to which the relevance of such item is reasonably apparent on its face), Equitable hereby represents and warrants to Corebridge and Corebridge hereby represents and warrants to Equitable that:

5.1 Organization, Good Standing and Qualification. Such Party and each of its Subsidiaries is a legal entity duly organized, validly existing and in good standing (with respect to jurisdictions which recognize such concept) under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation or other legal entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except as would not, individually or in the aggregate, reasonably expected to have a Material Adverse Effect on such Party. Corebridge has made available to Equitable, and Equitable has made available to Corebridge, complete and correct copies of such Party’s Organizational Documents, each as amended prior to the execution of this Agreement.

5.2 Subsidiaries. Section 5.2 of such Party’s Disclosure Letter sets forth a list, as of the date hereof, of all Subsidiaries of such Party. Such Party does not own, directly or indirectly, any voting interest in any Person that requires an additional filing by any Party under the HSR Act.

5.3 Corporate Authority; Approval. Such Party has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate the Transactions, and the execution and delivery of this Agreement and the consummation of the Transactions by such Party have been duly authorized by all necessary corporate action on the part of such Party, in each case subject only to, in the case of Equitable adoption of this Agreement by the holders of a majority of the outstanding shares of Equitable Common Stock entitled to vote on such matter at a stockholders’ meeting duly called and held for such purpose (the “Requisite Equitable Vote”), and in the case of Corebridge, adoption of this Agreement by the holders of a majority of the outstanding shares of Corebridge Common Stock entitled to vote on such matter at a stockholders’ meeting duly called and held for such purpose (the “Requisite Corebridge Vote”). This Agreement has been duly authorized, executed and delivered by such Party and, assuming the due authorization, execution and delivery by the other Parties, constitutes a valid and binding agreement of such Party enforceable against such Party in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general equity principles (the “Bankruptcy and Equity Exception”).

5.4 Governmental Filings; No Violations; Certain Contracts.

(a) Other than the filings, notices, reports, consents, registrations, approvals, permits, expirations of waiting periods or authorizations (i) pursuant to the DGCL, the Exchange Act and the Securities Act, (ii) the HSR Act, (iii) required to be made with the NYSE, (iv) pursuant to state securities, takeover and “blue sky” Laws, (v) approvals, filings and notices under all applicable Insurance Laws with respect to the Mergers or otherwise requested by domiciliary Insurance Regulators of any of Equitable’s or Corebridge’s Insurance Subsidiaries, including as reasonably determined by each Party in consultation with the other Party, “Form A” exemption requests or equivalent exemption requests where available, set forth in Section 5.4(a)(v) of such Party’s Disclosure Letter (collectively, the “Insurance Approvals”) and (vi) other Requisite Regulatory Approvals set forth on Exhibit G (collectively, the “Approvals”), no filings, notices, reports, consents, registrations, approvals, permits or authorizations are required to be made or obtained by such Party with, nor are any required to be obtained by such Party with or from, any Governmental Entity, in connection with the execution, delivery and performance of this Agreement by such Party and the consummation of the Transactions except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on such Party.

(b) The execution, delivery and performance of this Agreement by such Party do not, and the consummation of the Transactions will not, constitute or result in (i) a breach or violation of, or a default under, the Organizational Documents of such Party or any of its Subsidiaries, (ii) with or without notice, lapse of time or both, a breach or violation of, a termination (or right of termination) of or default under, the creation or acceleration of any obligations under or the creation of an Encumbrance on any of the assets of such Party or any of its Subsidiaries pursuant to, any Contract binding upon such Party or any of its Subsidiaries or, assuming (solely with respect to performance of this Agreement and consummation of the Transactions) compliance with the matters referred to in Section 5.4(a), under any Law to which such Party or any of its Subsidiaries is subject or (iii) any change in the rights or obligations of any party under any Contract binding upon such Party or any of its Subsidiaries, except, in the case of clause (ii) or (iii) above, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on such Party.

5.5 Reports; Internal Controls.

(a) Such Party has filed or furnished, as applicable, on a timely basis, all forms, statements, certifications, reports and documents required to be filed or furnished by it with the SEC pursuant to the Exchange Act or the Securities Act since the Applicable Date (the forms, statements, reports and documents filed or furnished to the SEC and those filed or furnished to the SEC subsequent to the date of this Agreement, including any amendments thereto, such Party’s “Reports”). Each of such Party’s Reports, at the time of its filing or being furnished (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively), complied, or if not yet filed or furnished, will comply in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act. As of their respective dates (or, if amended, as of the date of such amendment), such Party’s Reports did not, and any of such Party’s Reports filed with or furnished to the SEC subsequent to the date of this Agreement will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. No Subsidiary of such Party is subject to periodic reporting requirements of the Exchange Act other than as part of such Party’s consolidated group or required to file any form, report or other document with the SEC, the NYSE, any other stock exchange or comparable Governmental Entity other than routine and ordinary filings (such as filings regarding ownership holdings or transfers).

(b) Such Party is, and has been at all times since the Applicable Date, in compliance in all material respects with the applicable listing and corporate governance rules and regulations of the NYSE. Except as permitted by the Exchange Act, including Sections 13(k)(2) and 13(k)(3) thereunder, or the rules and regulations promulgated by the SEC, since the enactment of the Sarbanes-Oxley Act, neither such Party nor any of its Subsidiaries has made, arranged or modified (in any material way) any extensions of credit in the form of a personal loan to any executive officer or director of such Party.

(c) Since the Applicable Date, such Party has maintained disclosure controls and procedures required by Rule 13a-15(e) or 15d-15(e) under the Exchange Act. Such disclosure controls and procedures are effective to ensure that information required to be disclosed by such Party under the Exchange Act is recorded and reported within the time periods specified in the Exchange Act and all such information required to be disclosed under the Exchange Act is accumulated and communicated to the management of such Party, as appropriate, to allow timely decisions regarding required disclosure.

(d) Such Party maintains internal control over financial reporting (as defined in Rule 13a-15(f) or 15d-15(f), as applicable, under the Exchange Act). Such internal control over financial reporting is effective in providing reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with United States generally accepted accounting principles (“GAAP”) and includes policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of such Party, (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of such Party are being made only in accordance with authorizations of management and directors of such Party, and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of such Party’s assets that could have a material effect on its financial statements. The records, systems, controls, data and information of such Party and its Subsidiaries that are used in the systems of disclosure controls and procedures and of financial reporting controls and procedures described above are recorded, stored, maintained and operated under means that are under the exclusive ownership and direct control of such Party or a wholly owned Subsidiary of such Party or its accountants, except as would not reasonably be expected to adversely affect or disrupt, in any material respect, such Party’s systems of disclosure controls and procedures and of financial reporting controls and procedures or the reports generated thereby.

(e) Such Party has disclosed, based on its most recent evaluation of its chief executive officer and its chief financial officer prior to the date of this Agreement, to such Party’s auditors and the audit committee of the board of directors of such Party (i) any significant deficiencies in the design or operation of its internal controls over financial reporting that are reasonably likely to adversely affect such Party’s ability to record, process, summarize and report financial information and has identified for such Party’s auditors and the audit committee of the board of directors of such Party any material weaknesses in internal control over financial reporting and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in such Party’s internal control over financial reporting. Since the Applicable Date, no material complaints from any source regarding accounting, internal accounting controls or auditing matters, and no concerns from such Party’s employees regarding questionable accounting or auditing matters, have been received by such Party. Since the Applicable Date, no attorney representing such Party or any of its Subsidiaries, whether or not employed by such Party or any of its Subsidiaries, has reported evidence of a material violation of securities Laws or breach of fiduciary duty or similar violation by such Party or any of its officers, directors, employees or agents to such Party’s chief legal officer, audit committee (or other committee designated for the purpose) pursuant to the rules adopted pursuant to Section 307 of the Sarbanes-Oxley Act or such Party’s policy contemplating such reporting, including in instances not required by those rules.

5.6 Financial Statements.

(a) The financial statements of such Party included in the Reports of such Party at the time filed (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively) complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC), and fairly present in all material respects (subject in the case of unaudited statements to normal, recurring audit adjustments and subject to restatements filed with the SEC prior to the date of this Agreement) the consolidated financial position of such Party and its consolidated Subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended.

(b) Such Party has made available to the other Party true, complete and accurate copies of the following statutory statements, in each case together with the exhibits, schedules and notes thereto (collectively, the “Statutory Statements”): the annual statement of each Insurance Subsidiary as of and for the annual periods ended December 31, 2024 and 2025, in each case as filed with the applicable Domiciliary Department of Insurance for such Insurance Subsidiary. The Statutory Statements have been prepared in all material respects in accordance with SAP applied consistently throughout the periods presented, and present fairly, in all material respects, the statutory financial position and results of operations of the Insurance Subsidiaries as of their respective dates and for the respective periods covered thereby.

(c) Section 5.6(c) of such Party’s Disclosure Letter sets forth, as of the date hereof, a true and complete list and description of each Permitted Accounting Practice for each Insurance Subsidiary. All Permitted Accounting Practices have been approved by the applicable Insurance Regulators in writing at or prior to the time used by the Insurance Subsidiaries in connection with the applicable Statutory Statements. As of the date hereof, there are no outstanding requests with Insurance Regulators for the approval of any Permitted Accounting Practice.

5.7 Absence of Certain Changes or Events. Since January 1, 2026 through the date of this Agreement, (a) except in connection with the negotiation and execution of this Agreement, such Party and its Subsidiaries have conducted their businesses in all material respects in the Ordinary Course and (b) there has not been any fact, change, circumstance, event, occurrence, condition or development that has had or would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on such Party.

5.8 Litigation and Liabilities.

(a) There are no Proceedings before any Governmental Entity pending or, to the Knowledge of such Party, threatened in writing against such Party or any of its Subsidiaries, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on such Party.

(b) Except for obligations and liabilities (i) reflected or reserved against in such Party’s most recent consolidated balance sheets (and the notes thereto) included in such Party’s Reports filed prior to the date of this Agreement, (ii) incurred in the Ordinary Course since the date of such Party’s most recent consolidated balance sheets (and the notes thereto) included in such Party’s Reports filed prior to the date of this Agreement, or (iii) incurred in connection with this Agreement, there are no obligations or liabilities of such Party or any of its Subsidiaries that are required by GAAP to be set forth on a consolidated balance sheet of such Party, whether or not accrued, contingent or otherwise, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on such Party.

(c) Neither such Party nor any of its Subsidiaries is a party to or subject to the provisions of any material judgment, order, writ, injunction, decree or award of any Governmental Entity, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on such Party.

5.9 Employee Benefits.

(a) Section 5.9(a) of such Party’s Disclosure Letter sets forth an accurate and complete list of each material Benefit Plan of such Party (except for Benefit Plans that are filed publicly with the SEC).

(b) With respect to each material Benefit Plan of such Party (except for Benefit Plans that are filed publicly with the SEC), such Party has made available to the other Party or will make available as promptly as possible after the date of this Agreement, to the extent applicable, accurate and complete copies of (i) the Benefit Plan document, including any amendments thereto, and all related trust documents, Insurance Contracts or other funding vehicles, (ii) a written description of the material terms of such Benefit Plan if such plan is not set forth in a written document, (iii) the most recently prepared actuarial report and (iv) all material correspondence to or from any Governmental Entity received since the Applicable Date with respect to any Benefit Plan of such Party.

(c) Except as is not and would not reasonably be expected to be, individually or in the aggregate, material to such Party and its Subsidiaries, taken as a whole, (i) each Benefit Plan (including any related trusts), has been established, operated and administered in compliance in all respects with its terms and applicable Laws, including, without limitation, ERISA and the Code, (ii) all contributions or other amounts payable by such Party or any of its Subsidiaries with respect to each Benefit Plan in respect of current or prior plan years have been paid or accrued in accordance with GAAP in all respects and (iii) there are no pending or, to the Knowledge of such Party, claims (other than routine claims for benefits) or Proceedings threatened in writing by a Governmental Entity by, on behalf of or against any Benefit Plan or any trust related thereto that could reasonably be expected to result in any liability to such Party or any of its Subsidiaries.

(d) With respect to each material ERISA Plan, such Party has made available to the other Party or will make available as promptly as possible after the date of this Agreement, to the extent applicable, accurate and complete copies of (i) the most recent summary plan description together with all summaries of material modifications thereto, (ii) the most recent Internal Revenue Service (“IRS”) determination or opinion letter and (iii) the two most recent annual reports (Form 5500 or 990 series and all schedules and financial statements attached thereto).

(e) Each ERISA Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the IRS to be qualified and the plan’s related trust to be exempt from U.S. federal income Taxes under Sections 401(a) and 501(a) of the Code, respectively, and to the Knowledge of such Party, nothing has occurred that would adversely affect the qualification or Tax exemption of any such ERISA Plan. Except as is not and would not reasonably be expected to be, individually or in the aggregate, material to such Party and its Subsidiaries, taken as a whole, with respect to any ERISA Plan, neither such Party nor any of its Subsidiaries has engaged in a transaction in connection with which such Party or any of its Subsidiaries reasonably could be subject to either a civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a Tax imposed pursuant to Section 4975 or 4976 of the Code.

(f) Except as is not and would not reasonably be expected to be, individually or in the aggregate, material to such Party and its Subsidiaries, taken as a whole, no Controlled Group Liability has been incurred by such Party or its ERISA Affiliates that has not been satisfied in full, and no condition exists that presents a risk to such Party or its ERISA Affiliates of incurring any such liability.

(g) Except as required by applicable Law or pursuant to a collective bargaining agreement, no Benefit Plan provides retiree or post-employment medical, disability, life insurance or other welfare benefits to any Person, and none of such Party or any of its Subsidiaries has any obligation to provide such benefits (excluding such Benefit Plan that provides for employer payment or subsidy of COBRA premiums). To the extent that such Party or any of its Subsidiaries sponsors such Benefit Plans, such Party or its applicable Subsidiary has reserved the right to amend, terminate or modify at any time each such Benefit Plan that provides retiree or post-employment disability, life insurance or other welfare benefits to any Person.

(h) Neither the execution and delivery of this Agreement, stockholder or other approval of this Agreement or the consummation of the Transactions could, either alone or in combination with another event, (i) entitle any Employee to compensation or benefits (including severance, retention or change in control pay) or any material increase in compensation or benefits, (ii) accelerate the time of payment or vesting due to any such Employee, (iii) limit or restrict the right of either Party and, after the consummation of the Transactions, HoldCo, to merge, amend or terminate any Benefit Plan, or (iv) result in any increased or accelerated funding obligation with respect to any Benefit Plan.

(i) Neither the execution and delivery of this Agreement, stockholder or other approval of this Agreement or the consummation of the Transactions could, either alone or in combination with another event, result in the payment of any amount that could, individually or in combination with any other such payment, constitute an “excess parachute payment” as defined in Section 280G(b)(1) of the Code.

(j) Neither such Party nor any of its Subsidiaries has any obligation to provide, and no Benefit Plan or other agreement of such Party of any of its Subsidiaries provides any individual with the right to, a gross up, indemnification, reimbursement or other payment for any excise or additional Taxes, interest or penalties incurred pursuant to Section 409A or Section 4999 of the Code or due to the failure of any payment to be deductible under Section 280G of the Code.

(k) Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on such Party, all Benefits Plans that are maintained primarily for the benefit of Employees outside of the United States (“Non-U.S. Benefit Plans”) comply in all respects with applicable local Law, and to the Knowledge of such Party, all such plans that are intended or required to be funded or book-reserved are funded or book-reserved, as appropriate, based upon reasonable actuarial assumptions and applicable Law. As of the date of this Agreement, there is no material litigation pending or, to the Knowledge of such Party, threatened relating to any Non-U.S. Benefit Plan.

5.10 Labor Matters.

(a) Such Party and its Subsidiaries are not party to or otherwise bound by any collective bargaining agreement or other labor-related agreement with a labor union, works council or other labor organization, and no Employees of such Party or its Subsidiaries are represented by a labor union, works council or other labor organization with respect to their employment by such Party or its Subsidiaries. To the Knowledge of such Party, as of the date of this Agreement, there are no activities or Proceedings by any individual or group of individuals, including representatives of any labor organizations, works councils or labor unions, to organize any Employees of such Party or any of its Subsidiaries. Neither such Party nor any of its Subsidiaries are required under applicable Law or Contract to provide notice to, enter into any consultation procedure with, or obtain consent from, any labor union, works council or other labor organization in connection with the execution of this Agreement or the Transactions.

(b) As of the date of this Agreement, (i) there is no, and has not been since the Applicable Date, any, strike, lockout, slowdown, work stoppage, unfair labor practice charge or complaint or other labor dispute, or arbitration or grievance pending or, to the Knowledge of such Party, threatened in writing against such Party and its Subsidiaries, (ii) such Party and its Subsidiaries are in compliance with all applicable Laws respecting labor, employment standards, workers’ compensation, terms and conditions of employment, employment and employment practices, wages and hours, classification of employees as exempt or non-exempt, immigration, sexual harassment, classification of independent contractors and occupational safety and health, and (iii) none of such Party or any of its Subsidiaries has any liability or obligation under the Worker Adjustment and Retraining Notification Act and the regulations promulgated thereunder or any similar state or local Law that remains unsatisfied, except, in each of clauses (i), (ii) and (iii), as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on such Party. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on such Party, there are no Proceedings pending or, to the Knowledge of such Party, threatened in writing, against such Party or its Subsidiaries by or on behalf of any Employees of such Party or its Subsidiaries relating to employment or labor matters.

5.11 Compliance with Laws; Licenses.

(a) The businesses of such Party and its Subsidiaries have not been since the Applicable Date, and are not being, conducted in violation of any applicable Law, except as is not and would not reasonably be expected to be, individually or in the aggregate, material to such Party and its Subsidiaries, taken as a whole. Except as is not and would not reasonably be expected to be, individually or in the aggregate, material to such Party and its Subsidiaries, taken as a whole, since the Applicable Date, no Party or its Subsidiaries has received any Governmental Order regarding any actual or alleged violation of applicable Law or Governmental Order.

(b) No investigation or review by any Governmental Entity with respect to such Party or any of its Subsidiaries is pending or, to the Knowledge of such Party, threatened in writing, nor has any Governmental Entity indicated an intention to conduct the same, in each case, except as is not and would not reasonably be expected to be, individually or in the aggregate, material to such Party and its Subsidiaries, taken as a whole.

(c) Except as is not and would not reasonably be expected to be, individually or in the aggregate, material to such Party and its Subsidiaries, taken as a whole, such Party and each of its Subsidiaries has obtained and is in compliance with all Licenses necessary for it to own, lease or operate its properties, rights and other assets and to conduct its business and operations as presently conducted in all material respects and all such Licenses are in full force and effect in all material respects. No material default under, or material violation of, any material License has occurred since the Applicable Date that has not been fully cured pursuant to a corrective action. To such Party’s Knowledge, there is not currently threatened any revocation, adverse modification or cancellation of any material License.

(d) Except as is not and would not reasonably be expected to be, individually or in the aggregate, material to such Party and its Subsidiaries, taken as a whole, since the Applicable Date, such Party and each of its Subsidiaries has at all times conducted all export transactions in accordance with (i) all applicable U.S. export and reexport controls, including the United States Export Administration Act, Export Administration Regulations, the Arms Export Control Act and the International Traffic in Arms Regulations, (ii) statutes, executive orders and regulations administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”) and the United States Department of State, (iii) import control statutes and regulations administered by the Department of Homeland Security, U.S. Customs and Border Protection, (iv) the anti-boycott regulations administered by the United States Department of Commerce and the U.S. Department of Treasury, and (v) all applicable sanctions, export and import controls and anti-boycott Laws of all other countries in which the business of such Party or any of its Subsidiaries is conducted. Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on such Party, neither such Party nor any of its Subsidiaries has been since the Applicable Date or currently is the subject of a charging letter or penalty notice issued, or to the Knowledge of such Party, an investigation conducted, by a Governmental Entity pertaining to the above statutes or regulations, and there are no pending or threatened in writing inquiries, enforcement actions, voluntary disclosures, or other claims alleging material violations thereof by such Party or any of its Subsidiaries, nor are there any currently pending internal investigations by such Party pertaining to such matters. Neither such Party nor any of its Subsidiaries is currently designated as a sanctioned party under sanctions administered by OFAC, nor are they owned fifty percent (50%) or more by an individual or entity that is so designated. Neither such Party nor any of its Subsidiaries, or, to such Party’s Knowledge, any directors, officers, Employees, independent contractors, consultants, agents and other representatives (i) is located, organized or resident in, or doing business in, a country or region that is the target of comprehensive OFAC sanctions (as of the date of this Agreement, including Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, and the so-called Donetsk and Luhansk People’s Republics except in the case of Syria only such dealings for the five years preceding 1 July 2025) (collectively, the “Comprehensively Sanctioned Jurisdictions”) or (ii) a Person listed on applicable restricted party lists.

(e) Such Party and its Subsidiaries, and to the Knowledge of such Party, their respective Representatives, are and since the Applicable Date have been in compliance in all material respects with the U.S. Foreign Corrupt Practices Act of 1977 and all other applicable anti-bribery, anti-corruption and anti-money laundering Laws (“Anti-Corruption Laws”). Without limiting the foregoing, since the Applicable Date, such Party and its Subsidiaries, and to the Knowledge of such Party, their respective Representatives, have not offered, authorized, promised, or made any unlawful payment or provided any other thing of value, whether directly or indirectly, to any government official or other Person in violation of the Anti-Corruption Laws.

(f) Such Party and its Subsidiaries have since the Applicable Date maintained books and records in compliance with Anti-Corruption Laws that, in reasonable detail, accurately and fairly reflect their transactions and dispositions of assets, and such Party and its Subsidiaries have since the Applicable Date implemented and maintained policies, procedures, and controls that are reasonably designed to achieve compliance with the Anti-Corruption Laws.

(g) No Proceeding by or before any Governmental Entity involving such Party, any of its Subsidiaries or any of their Representatives involving any Anti-Corruption Laws is pending or, to the Knowledge of such Party, threatened, except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on such Party. Since the Applicable Date, no material civil or material criminal penalties have been imposed on such Party or any of its Subsidiaries with respect to violations of any Anti-Corruption Laws, nor have any material disclosures been submitted to any Governmental Entity with respect to alleged violations of any Anti-Corruption Laws. Neither such Party nor its Subsidiaries has received any written complaint or allegation, nor conducted any internal investigation, regarding any actual or alleged material violation of any Anti-Corruption Laws, except as is not and would not reasonably be expected to be, individually or in the aggregate, material to such Party and its Subsidiaries, taken as a whole.

(h) Neither such Party nor any of its Subsidiaries is a “Specially Designated National” or other “Blocked Person” identified by the U.S. Government, nor a Person that is owned or controlled by or acts on behalf of a “Specially Designated National” or “Blocked Person”. To such Party’s Knowledge, none of such Party’s Subsidiaries or brokers or any director, officer, employee, or authorized agent of such Party or any of its Subsidiaries, acting or benefiting in any capacity in connection with this Agreement, and none of the Funds or other assets to be transferred hereunder are the property of, or beneficially owned by, directly or indirectly, any “Specially Designated National” or “Blocked Person”. None of such Party or any of its Subsidiaries has engaged in or, to the Knowledge of such Party, facilitated any prohibited transactions with a “Specially Designated National” or other “Blocked Person” without proper prior authorization from the U.S. Government.

5.12 Takeover Statutes. No “fair price”, “moratorium”, “control share acquisition” or other similar anti-takeover statute or regulation (each, a “Takeover Statute”) or any anti-takeover provision in such Party’s Organizational Documents is applicable to such Party, the shares of Equitable Common Stock, in the case of Equitable, the shares of Corebridge Common Stock, in the case of Corebridge, or the Transactions. Such Party does not have a stockholder rights plan, “poison-pill” or other comparable agreement designed to have the effect of delaying, deferring or discouraging any Person from acquiring control of such Party.

5.13 Environmental Matters. Except for those matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on such Party: (a) such Party and its Subsidiaries are, and since the Applicable Date have been, in compliance with all applicable Environmental Laws which compliance includes the possession of and compliance with Licenses required pursuant to any applicable Environmental Law; (b) neither such Party nor any of its Subsidiaries has treated, stored, disposed of, arranged for or permitted disposal of, transported, handled, released, exposed any Person to, or owned or operated any property contaminated by, Hazardous Materials, in each case in a manner that has resulted or would be reasonably likely to result in any liabilities under Environmental Laws for such Party or any of its Subsidiaries; (c) neither such Party nor any of its Subsidiaries has assumed, undertaken, provided an indemnity with respect to, or otherwise become subject to, any liability of any other Person arising under Environmental Laws; and (d) neither such Party nor any of its Subsidiaries has since the Applicable Date (or earlier if unresolved) received any written claim, notice or complaint from any Person, or is subject to any Proceeding or Governmental Order, in each case relating to or alleging noncompliance with or liability under Environmental Laws, and no such matter is threatened to the Knowledge of such Party.

5.14 Tax Matters. Except for those matters that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on such Party:

(a) Such Party and each of its Subsidiaries (i) have prepared in good faith and duly and timely filed (taking into account any extension of time within which to file) all Tax Returns required to be filed by any of them with the appropriate Tax authority and all such filed Tax Returns are complete and accurate in all respects; (ii) have paid all Taxes for which such Party or its Subsidiaries is liable (whether or not shown as due on any Tax Return); (iii) have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any Employee, stockholder, creditor, independent contractor or third party (each as determined for Tax purposes); (iv) have complied in all respects with all information reporting (and related withholding) and record retention requirements; and (v) have not waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency (other than pursuant to extensions of time to file Tax Returns obtained in the Ordinary Course).

(b) No deficiency with respect to an amount of Taxes that has not been accrued on such Party’s financial statements has been proposed, asserted or assessed against such Party or any of its Subsidiaries. There are no pending or threatened in writing disputes, claims, audits, examinations or other Proceedings before any Governmental Entity regarding any Taxes of such Party and its Subsidiaries or the assets of such Party and its Subsidiaries.

(c) Neither such Party nor any of its Subsidiaries has been informed in writing by any jurisdiction that the jurisdiction believes that such Party or any of its Subsidiaries was required to file any Tax Return that was not filed, which claim has not been finally resolved.

(d) Neither such Party has received or is subject to any private letter ruling requests, closing agreements as described in Section 7121 of the Code (or any similar state, local or foreign Tax Law) or gain recognition agreements with respect to Taxes which would be binding on such Party after the Closing.

(e) There are no Encumbrances for Taxes (except Permitted Encumbrances) on any of the assets of such Party or any of its Subsidiaries.

(f) Neither such Party has any liability for the Taxes of another Person under Treasury Regulations Section 1.1502-6 (or any similar state, local or foreign applicable Law), as a transferee or successor and except for a group of which such Party is the common parent, no such Party or any of its Subsidiaries has been a member of an affiliated, consolidated, or unitary group for Tax purposes.

(g) Neither such Party will be required, or has agreed, to include any items of income in, or exclude any material items of deduction from, taxable income for a taxable period ending after the Closing as a result of: (i) any change in accounting method pursuant to Section 481 or 263A of the Code (or any comparable provision under any state, local or foreign applicable Tax Law) as a result of transactions or events occurring, or accounting methods employed, prior to the Closing; (ii) deferred intercompany gain described in the Treasury Regulations under Section 1502 of the Code (or any similar provision of any state, local or foreign applicable Tax Law) arising from any transaction that occurred prior to the Closing; (iii) any installment sale or open transaction that occurred outside the ordinary course of business prior to the Closing; (iv) any prepaid amount received outside the ordinary course of business prior to the Closing; or (v) any election under Sections 367 or 1503(d) of the Code made prior to the Closing.

(h) Neither such Party nor any of its Subsidiaries is a party to or is bound by any Tax sharing, allocation or indemnification agreement or arrangement (other than (i) with respect to Corebridge, the Tax Matters Agreement, (ii) such an agreement or arrangement exclusively between or among such Party and its Subsidiaries or (iii) such an agreement or arrangement entered into in the Ordinary Course the primary purpose of which is not Tax sharing, allocation or indemnification).

(i) Neither such Party nor any of its Subsidiaries has been, since the Applicable Date or otherwise as part of a “plan (or series of related transactions)” within the meaning of Section 355(e) of the Code of which the Mergers are also a part, a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code.

(j) Neither such Party nor any of its Subsidiaries has participated in a “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b) or any other transaction requiring disclosure under analogous provisions of Tax Law.

(k) As of the date of this Agreement, neither such Party nor any of its Subsidiaries has any reason to believe that any conditions exist that could prevent or impede the Mergers from qualifying for the Intended Tax Treatment or the Equitable Tax Opinion or the Corebridge Tax Opinion from being delivered at the Closing. Neither such Party nor any of its Subsidiaries has taken or agreed to take any action (other than an action expressly required by this Agreement) that could prevent or impede the Mergers from qualifying for the Intended Tax Treatment or the Equitable Tax Opinion or the Corebridge Tax Opinion from being delivered at the Closing.

5.15 Intellectual Property and Data Privacy.

(a) Such Party’s and its Subsidiaries’ Registered Intellectual Property (i) is subsisting and, to the Knowledge of such Party, valid and enforceable and (ii) is not subject to any Governmental Order adversely affecting such Party’s or its Subsidiaries’ use of, or its rights to, such Intellectual Property, in each case (i) and (ii), except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on such Party.

(b) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on such Party, (i) such Party or one of its Subsidiaries exclusively owns all right, title and interest to its Company Intellectual Property, free and clear of all Encumbrances (except Permitted Encumbrances), and (ii) since the Applicable Date, neither such Party nor any of its Subsidiaries has received any written notice or claim challenging the validity, enforceability or ownership of any Company Intellectual Property.

(c) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on such Party, such Party and its Subsidiaries own or have sufficient rights to use all Intellectual Property used in or necessary for the operation of their respective businesses as presently conducted (provided that the foregoing will not be read as a representation of non-infringement).

(d) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on such Party: (i) to the Knowledge of such Party, no Person is infringing, misappropriating or otherwise violating, or has (since the Applicable Date) infringed, misappropriated or otherwise violated, such Party’s or its Subsidiaries’ Intellectual Property; and (ii) neither such Party nor any of its Subsidiaries has issued or, to the Knowledge of such Party, threatened, any written notice or claim (including invitations to take a license) asserting that any such infringement, misappropriation or violation is occurring or has occurred since the Applicable Date.

(e) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on such Party, (i) to the Knowledge of such Party, the operation of the respective businesses of such Party or any of its Subsidiaries and the development, manufacture, use, sale, commercialization or other exploitation of any product, service or other offering currently provided by such Party or its Subsidiaries does not infringe, misappropriate or violate, and has not (since the Applicable Date) infringed, misappropriated, or otherwise violated, any Intellectual Property of any other Person, and (ii) no Person has issued or, to the Knowledge of such Party, threatened any written notice or claim (including invitations to take a license), in each case of this clause (ii), that has been received by such Party or any of its Subsidiaries asserting that any such infringement, misappropriation or violation is occurring or has occurred since the Applicable Date.

(f) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on such Party, such Party and each of its Subsidiaries has taken reasonable best efforts to (i) protect and maintain its Company Intellectual Property (including the confidentiality of any trade secrets or other confidential information included therein) and (ii) enter into agreements with all persons involved in the development of any material Intellectual Property for such Party or its Subsidiaries which agreements assign to such Party or one of its Subsidiaries ownership of such Intellectual Property.

(g) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on such Party, no Open Source Software is or has been included, incorporated or embedded in, linked to, combined or distributed with or used in the delivery or provision of any proprietary Software owned or purported to be owned by such Party or any of its Subsidiaries (“Company Owned Software”), in each case, in a manner that subjects (or purports to subject) any Company Owned Software to any obligation or condition under any license that requires (i) the disclosure, licensing or distribution of any source code included in the Company Intellectual Property (the “Proprietary Code”), (ii) the granting to licensees of the right to make derivative works or other modifications to such Proprietary Code, (iii) licensing under terms that allow such Company Owned Software or Proprietary Code to be reverse engineered, reverse assembled or disassembled (other than by operation of Law) or (iv) redistribution of such Proprietary Code or Company Owned Software for no or a nominal license fee.

(h) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on such Party, no Company Owned Software contains any viruses, worms, Trojan horses or other code designed to or known to disrupt, disable, impair, encrypt, erase, destroy or harm or to permit unauthorized access to any Software, hardware, data or other materials (“Contaminants”).

(i) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on such Party, the IT Assets owned, controlled, used or held for use by or on behalf of such Party or any of its Subsidiaries in the conduct of their respective businesses (i) operate and perform in accordance with their documentation and functional specifications and otherwise as required by their respective businesses as presently conducted, (ii) have not malfunctioned or failed in a manner that has disrupted their respective businesses since the Applicable Date and (iii) are sufficient for the conduct of the businesses of such Party and its Subsidiaries as currently conducted.

(j) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on such Party, such Party and each of its Subsidiaries has taken commercially reasonable steps, and has implemented and maintained commercially reasonable measures designed, to (i) protect the confidentiality, integrity and security of its IT Assets and the information and data stored or contained therein or transmitted thereby from any unauthorized use, access, interruption, disclosure, loss or modification by any Person (or any other Security Breach), including the implementation of commercially reasonable backup, business continuity, data recovery and disaster recovery plans, procedures, technology and processes, and (ii) prevent the introduction of Contaminants. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on such Party, since the Applicable Date: (i) none of such Party or its Subsidiaries, nor, to the Knowledge of such Party, any third party processing Personal Data on behalf of such Party and its Subsidiaries, has experienced an unauthorized or unlawful acquisition of, access to, disclosure, modification, use or loss of Personal Data (a “Security Breach”); and (ii) no Person has gained unauthorized access to (nor has there otherwise been any security breaches or incidents, including ransomware or other cyberattacks, in respect of) any IT Assets owned, controlled, used, or held for use by (or, to the Knowledge of such Party, on behalf of) such Party or any of its Subsidiaries.

(k) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on such Party, (i) such Party and each of its Subsidiaries complies and has, since the Applicable Date, complied with (x) all applicable Laws, (y) published notices and policies of such Party or its Subsidiaries, and (z) contractual obligations and binding industry standards to which such Party or its Subsidiaries is subject, in each case of clauses (x), (y) and (z), relating to the collection, storage, sharing, data protection, data security, privacy, use, transfer and any other processing of any Personal Data collected, stored, processed or used by or on behalf of the Party or its Subsidiaries (collectively, the “Privacy Requirements”); and (ii) such Party and each of its Subsidiaries takes and has, since the Applicable Date, taken reasonably necessary steps (including implementing and monitoring compliance with adequate measures with respect to technical and physical security) designed to ensure that all Personal Data is protected against a Security Breach. Such Party and its Subsidiaries have not received any written notices of any complaints, claims, charges, investigations, regulatory inquiries, or other litigation from any Person or Governmental Entity alleging material non-compliance with any Privacy Requirements.

(l) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on such Party, the consummation of the Transactions will not result in (i) any violation by such Party or its Subsidiaries of any Privacy Requirement, or (ii) the loss or impairment of, or payment of any additional amounts with respect to, or require the consent of any other Person in respect of, such Party’s and its Subsidiaries’ ownership of or rights to use or hold for use any material Intellectual Property owned, used, or held for use in the conduct of their respective businesses or any material IT Assets owned, used or held for use by or on behalf of such Party or any of its Subsidiaries.

(m) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on such Party, such Party and its Subsidiaries: (i) have sufficient rights in all data processed by any AI Technology by or on behalf of such Party and its Subsidiaries to permit such processing without violation of applicable Law or any contractual obligations of such Party and its Subsidiaries applicable thereto; (ii) have not included any trade secrets (including source code) or other confidential and proprietary information in any prompts or inputs into any AI Technology (other than AI Technology that is either (A) proprietary to such Party or its Subsidiaries or (B) hosted on such Party or its Subsidiaries’ controlled environments and not accessible by third-party providers of the applicable underlying AI Technology); (iii) own or have sufficient rights to all outputs generated by or on behalf of such Party or its Subsidiaries through use by or on behalf of such Party and its Subsidiaries of any AI Technology; and (iv) have used reasonable best efforts to implement and maintain policies and procedures regarding the use, development and training of AI Technology, including to ensure the design, development and use thereof complies with applicable Law.

5.16 Material Contracts.

(a) Except for this Agreement, as of the date hereof, none of such Party or its Subsidiaries is a party to or bound by any Contract (other than, except in the case of Section 5.16(a)(i), any lease, sublease, rental or occupancy agreement, license or other Contract that, in each case, provides for the ownership of, leasing of, title to, use of, or any leasehold or other interest in any Real Property, any Benefit Plan, any Insurance Contract or any Reinsurance Agreement):

(i) that is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC);

(ii) that materially limits, curtails or restricts or purports to materially limit, curtail or restrict either (A) the type of business in which such Party or any of its Subsidiaries or Affiliates may engage or the locations in which any of them may so engage in any business or (B) the ability of such Party or any of its Subsidiaries or Affiliates to hire or solicit for hire for employment any individual or group as would be material to such Party and its Subsidiaries or Affiliates, taken as a whole, in each case pursuant to this clause (B) except for non-disclosure or confidentiality agreements entered into in connection with potential acquisitions or dispositions;

(iii) for any joint venture, partnership or similar arrangement, in each case that is material to such Party and its Subsidiaries, taken as a whole;

(iv) that is an indenture, credit agreement, loan agreement, security agreement, guarantee, note, mortgage or other agreement providing for or guaranteeing Indebtedness of any Person, in each case, in excess of $250,000,000, other than (A) Contracts between or among or for the benefit of such Party and any of its wholly owned Subsidiaries or between or among any such wholly owned Subsidiaries and (B) Contracts involving credit facilities of less than $250,000,000 for international operations;

(v) that, to the Knowledge of such Party, includes an indemnification obligation of such Party or any of its Subsidiaries (including any obligations to advance funds for expenses), other than (A) Contracts entered into in the Ordinary Course with vendors, suppliers or service providers and (B) Contracts containing indemnification obligations which would not reasonably be expected to obligate such Party to pay in excess of $50,000,000;

(vi) is an acquisition agreement, asset purchase agreement, sale agreement, purchase agreement, stock purchase agreement, put agreement, call agreement or other similar agreement pursuant to which (A) such Party or any of its Subsidiaries would reasonably be expected to be obligated to pay total consideration including assumption of debt after the date of this Agreement in excess of $35,000,000, (B) any third party has the right to acquire any assets of such Party or any of its Subsidiaries with a fair market value or purchase price of more than

$35,000,000, or (C) any third party has the right to acquire any interests in such Party or any of its Subsidiaries, other than, in the case of clauses (A) and (B), investment portfolio transactions undertaken in the Ordinary Course and in compliance with such Party’s Investment Guidelines or sales of goods or services in the Ordinary Course;

(vii) (A) between such Party and its Subsidiaries, on the one hand, and such Party’s Affiliates (other than Subsidiaries of such Party) or other Persons, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K of the SEC, and (B) between Equitable and its Subsidiaries (other than AllianceBernstein and its Subsidiaries), on the one hand, and AllianceBernstein and its Subsidiaries, on the other hand;

(viii) that is material to such Party and its Subsidiaries, taken as a whole, and was not negotiated and entered into on an arm’s-length basis, other than agreements between such Party and its wholly owned Subsidiaries or between wholly owned Subsidiaries of such Party;

(ix) any (A) material Contract under which such Party or its Subsidiaries grants or receives any license, covenant not to sue or other rights with respect to material Intellectual Property (other than (1) licenses to off-the-shelf, non-customized, commercially available Software, (2) non-exclusive licenses granted to customers or clients in the Ordinary Course, (3) non-exclusive licenses granted to vendors and service providers in the Ordinary Course (solely for use of Intellectual Property rights for the purpose of providing goods or services to such Party or its Subsidiaries), (4) Intellectual Property assignment and confidentiality agreements entered into in the Ordinary Course with employees, consultants, and independent contractors of such Party or any of its Subsidiaries pursuant to which Intellectual Property rights are granted or assigned to such Party and its Subsidiaries (or, solely for use of Intellectual Property rights for the purpose of providing goods or services to such Party or its Subsidiaries or otherwise fulfilling obligations to or on behalf of such Party or its Subsidiaries, granted to such employee, consultant or independent contractor), and (5) Contracts where the only license or right to use Intellectual Property is a non-exclusive license or right that is ancillary to and not the primary purpose of or material to the applicable Contract) or (B) Contract restricting such Party’s or its Subsidiaries’ right to own or, except as would not reasonably be material to such Party or its Subsidiaries, enforce, use license, or disclose any material Company Intellectual Property;

(x) any Investment Advisory Agreement that is reasonably likely to provide annual payments in excess of $30,000,000, other than Contracts between or among such Party and any of its wholly owned Subsidiaries or between or among any such wholly owned Subsidiaries; and

(xi) any Contract or commitment with any Insurance Regulator or other Governmental Entity that is material to such Party and its Subsidiaries, taken as a whole.

Each such Contract described in this Section 5.16(a), together with all Contracts filed as exhibits to such Party’s Reports, is referred to herein as a “Material Contract”.

(b) A copy of each Material Contract, and any amendments thereto, of such Party or its Subsidiaries entered into prior to the date of this Agreement has been made available to the other Party. Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on such Party, (i) each of the Material Contracts is binding on such Party or its Subsidiaries, as the case may be, and to the Knowledge of such Party, each other party thereto, in accordance with its terms and subject to the Bankruptcy and Equity Exception, and is in full force and effect, and (ii) each of such Party and each of its Subsidiaries (to the extent they are party thereto or bound thereby) and, to such Party’s Knowledge, each other party thereto has performed all obligations required to be performed by it under each Material Contract. Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on such Party, (A) each of such Party and each of its Subsidiaries is not (with or without notice, lapse of time or both) in breach or default thereunder and, to the Knowledge of such Party, no other party to any Material Contract is (with or without notice, lapse of time or both) in breach or default thereunder, and (B) neither such Party nor any of its Subsidiaries has received written notice from the other party to any Material Contract of any intention to cancel, terminate, materially change the scope of rights and obligations under or not to renew such Material Contract.

5.17 Title to Assets. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on such Party, (i) such Party has good and marketable title to, or in the case of leased assets, valid leasehold interests in, all of its assets, tangible or intangible, free and clear of any Encumbrances other than Permitted Encumbrances, (ii) such Party owns or leases all tangible personal property used in or necessary to conduct its business as presently conducted by such Party, and (iii) each such item of tangible personal property is in all respects in good operating condition and repair, ordinary wear and tear excepted.

5.18 Real Property.

(a) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on such Party, with respect to the Owned Real Property of such Party, (i) such Party or one of its Subsidiaries, as applicable, has good and valid fee simple title to such Owned Real Property, free and clear of any Encumbrance except for Permitted Encumbrances, and (ii) there are no outstanding agreements, options, rights of first offer or rights of first refusal to purchase such Owned Real Property, or any portion thereof or interest therein.

(b) With respect to the Leased Real Property of such Party, (i) the lease or sublease for such property is valid, legally binding, enforceable and in full force and effect, (ii) such Party or any of its Subsidiaries holds a valid and existing leasehold interest under such lease or sublease, except for Permitted Encumbrances and occupancy rights granted in the ordinary course of business that do not materially interfere with the present use, and (iii) none of such Party or any of its Subsidiaries is in breach of or default under such lease or sublease, and no event has occurred, which, with notice, lapse of time or both, would constitute a breach or default by any of such Party or its Subsidiaries or permit termination, modification or acceleration by any third party thereunder, except in each case as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on such Party.

5.19 Affiliate Transactions. To the Knowledge of such Party, there are not, as of the date hereof, any related party transactions, agreements, arrangements or understandings between such Party or its Subsidiaries, on the one hand, and such Party’s Affiliates (other than wholly owned Subsidiaries of such Party), or other Persons on the other hand, in each case, that would be required to be disclosed by such Party under Item 404 of Regulation S-K under the Securities Act.

5.20 Insurance Policies.

(a) Since the Applicable Date, all policy and contract forms on which any of such Party’s Insurance Subsidiaries has issued an Insurance Contract and all amendments, applications, marketing materials, brochures, illustrations and certificates pertaining thereto have, to the extent required by applicable Law, been approved by all applicable Governmental Entities or filed with such Governmental Entities, subject to such exceptions as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on such Party.

(b) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on such Party, such Party’s Insurance Subsidiaries have since the Applicable Date, been in compliance with applicable Law regulating the marketing and sale of Insurance Contracts, including (i) all applicable requirements and prohibitions relating to suitability of sales and replacement of policies and annuity products, (ii) all applicable requirements relating to the disclosure of the nature of insurance products as policies of insurance, (iii) all applicable requirements relating to insurance product projections and illustrations and (iv) all applicable requirements relating to the advertising, sales and marketing of insurance and annuity products.

(c) Since the Applicable Date, all premium rates and rating plans in use by each of such Party’s Insurance Subsidiaries with respect to any of such Party’s Insurance Contract have to the extent required by applicable Law been approved by all applicable Governmental Entities or filed with such Governmental Entities, subject to such exceptions as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on such Party.

(d) Except for regular periodic assessments in the ordinary course of business or assessments based on developments that are publicly known within the insurance industry, as of the date hereof, there are no material unpaid claims or assessments made by any state insurance guaranty association in connection with such association’s fund relating to insolvent insurance companies.

5.21 Reinsurance Agreements.

(a) Section 5.21(a) of such Party’s Disclosure Letter sets forth a true, complete and accurate list of all of the material reinsurance agreements to which such Party or any of its Subsidiaries is a party (whether such reinsurance is ceded or assumed) (each, an “Reinsurance Agreement”). Such Party has made available to the other Party a true, complete and accurate copy of each Reinsurance Agreement in effect as of the date hereof. Each Reinsurance Agreement is a valid and binding obligation of such Party or its Subsidiary that is party thereto and, to the Knowledge of such Party, each other party thereto, and is in full force and effect and enforceable against such Party or the applicable Subsidiary, and, to the Knowledge of such Party, each other party thereto, in accordance with its terms, in each case, subject to the Bankruptcy and Equity Exception. Neither such Party nor any of its Subsidiaries, nor, to the Knowledge of such Party, any of the other parties to any Reinsurance Agreement, is in material default or material breach or has failed to perform any material obligation under any such Reinsurance Agreement. As of the date of this Agreement, neither such Party nor any of its Subsidiaries has received written notice of any intention to cancel, terminate or change the scope of rights and obligations under, or not to renew, any such Reinsurance Agreement and there are no pending Proceedings with respect to any Reinsurance Agreement.

(b) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on such Party, (i) since the Applicable Date, neither such Party nor any of its Subsidiaries has received any written notice from any applicable reinsurer that any amount of reinsurance ceded by such Party or any of its Subsidiaries, as applicable, to such counterparty will be uncollectible or otherwise defaulted upon, (ii) to the Knowledge of such Party, no party to a Reinsurance Agreement is insolvent or the subject of a rehabilitation, liquidation, conservatorship, receivership, bankruptcy or similar proceeding, (iii) to the Knowledge of such Party, the financial condition of each party to a Reinsurance Agreement is not impaired to the extent that a material default thereunder is reasonably anticipated, (iv) there are no, and since the Applicable Date, there have been no, disputes under any Reinsurance Agreement other than disputes in the ordinary course for which adequate loss reserves have been established and (v) such Party and each of its Subsidiaries that is party to a Reinsurance Agreement, as applicable, is entitled under any applicable Insurance Laws and SAP to take full reinsurance credit in its Statutory Statements for all amounts reflected therein that are recoverable by it pursuant to any Reinsurance Agreement and all such amounts recoverable have been properly recorded in its books and records of account (if so accounted therefor) and are properly reflected in its Statutory Statements, and no Governmental Entity has objected in writing to such characterization and accounting.

5.22 Investment Assets.

(a) Except for Investment Assets sold in the ordinary course of business since Applicable Date, or otherwise contemplated by this Agreement, such Party and its Insurance Subsidiaries, or a trustee acting on behalf of such Party or any of its Insurance Subsidiaries, has, and will have as of the Closing Date, good and valid title to all of the Investment Assets it purports to own, free and clear of all Encumbrances except Permitted Encumbrances. Such Party has provided the other Party with a true, correct and complete copy of the material applicable policies of such Party with respect to the investment of the Investment Assets, including investment guidelines that apply to such Investment Assets (the “Investment Guidelines”). Except as approved by such Party’s or the applicable Insurance Subsidiary’s investment committee, (i) such Insurance Subsidiaries’ Investment Assets comply in all material respects with such Investment Guidelines and (ii) all transactions involving Investment Assets have complied in all material respects with the Investment Guidelines since the Applicable Date.

(b) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on such Party, (i) such Party’s Insurance Subsidiaries have no material funding obligations of any kind, or obligation to make any material additional advances or investments (including any obligation relating to any investment funds or vehicles, separate managed accounts, limited partnerships, currency or interest rate swap, hedge or similar arrangement) in respect of, any of the Investment Assets of the applicable Insurance Subsidiaries and (ii) there are no material outstanding commitments, options, put agreements or other arrangements relating to the Investment Assets to which such Party or any of its Insurance Subsidiaries would be subject upon or after the Closing.

(c) Section 5.22(c) of such Party’s Disclosure Letter sets forth a complete and correct list of all material investment management agreements relating to the assets of such Party and its Subsidiaries (each, an “IMA”). Such Party has made available to the other Party a true and correct copy of each IMA. Each IMA is valid and binding on such Party or its applicable Subsidiary party thereto and, to the Knowledge of such Party, each other party thereto, and is in full force and effect, except where the failure to be valid, binding or in full force and effect would not reasonably be expected to have a Material Adverse Effect. As of the date hereof, such Party and each of its applicable Subsidiaries and, to the Knowledge of such Party, any other party thereto, has performed all obligations required to be performed by it under each IMA. Neither such Party nor any of its Subsidiaries has received written notice of the existence of any event or condition which constitutes, or, after notice or lapse of time or both, will constitute, a material default on the part of such Party or any of its Subsidiaries under any IMA. Neither such Party nor any of its Subsidiaries has received written notice from any other party to an IMA that such other party intends to cancel, terminate, not renew, change the scope of rights and obligations under or renegotiate in any material respect the terms of any such IMA. There are no pending or, to the Knowledge of such Party, threatened in writing, Proceedings with respect to any IMA, except as would not reasonably be expected to have a Material Adverse Effect.

5.23 Insurance Business.

(a) Except as is not and would not reasonably be expected to be, individually or in the aggregate, material to such Party and its Subsidiaries, taken as a whole, since the Applicable Date, the business of each Insurance Subsidiary of such Party has been conducted in compliance with applicable Insurance Laws. Except as individually or in the aggregate, is not and would not reasonably be expected to be material to such Party and its Subsidiaries, taken as a whole, (i) since the Applicable Date, no Insurance Regulator has alleged in writing that any Insurance Subsidiary has violated in any material respect any applicable Insurance Laws, (ii) there is no pending or, to the Knowledge of such Party, charge threatened in writing by any Insurance Regulator that any of such Party’s Insurance Subsidiaries has violated, nor is there any pending nor, to the Knowledge of such Party, investigation threatened in writing by any Insurance Regulator related to possible violations by any Insurance Subsidiary of any applicable Insurance Laws, (iii) each Insurance Subsidiary of such Party has been duly authorized by the relevant Insurance Regulator to issue the Insurance Contracts in the jurisdictions in which it operates and (iv) since the Applicable Date, each Insurance Subsidiary of such Party has, to the extent applicable, filed all material reports, forms, rates, notices and materials required to be filed by it with any Insurance Regulator. Since the Applicable Date, none of such Party’s Insurance Subsidiaries is subject to any order or decree of any Insurance Regulator, and no Insurance Regulator has revoked, suspended or limited, or, to the Knowledge of such Party, threatened in writing to revoke, suspend or limit, any license or other permit issued pursuant to applicable Insurance Laws to any of its Insurance Subsidiaries.

(b) None of the Insurance Subsidiaries of such Party is commercially domiciled under the Laws of any jurisdiction or is otherwise treated as domiciled in a jurisdiction other than that of its jurisdiction of incorporation. Except as is not and would not reasonably be expected to be, individually or in the aggregate, material to such Party and its Subsidiaries, taken as a whole, such Party and its Insurance Subsidiaries are not subject to any requirement imposed by a Governmental Entity to maintain specified capital or surplus amounts or levels or is subject to any restriction on the payment of dividends or other distributions on its shares of capital stock, except for any such requirements or restrictions imposed by applicable Insurance Laws of general application.

(c) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on such Party, all insurance certificates of authority and all other material approvals, authorizations, consents, franchises, Licenses, permits, registrations, certificates, accreditations, qualifications, variances and similar rights to write and/or offer and sell insurance products issued to such Party and Subsidiaries by any Insurance Regulator or other Governmental Entity (collectively, the “Insurance Licenses”) held by such Party is in good standing and in full force and effect. Such Party and its Subsidiaries are, and since the Applicable Date, have been, in material compliance with the terms of the Insurance Licenses and no revocation, lapse, limitation, suspension or cancellation of any of the Insurance Licenses is pending or, to the Knowledge of such Party, has been threatened. Other than the Insurance Subsidiaries of such Party, neither such Party nor any of its Subsidiaries conducts or has conducted the business of insurance or reinsurance in any respect.

(d) Such Party has made available to the other Party true, complete and accurate copies of (i) all material Insurance Holding Company System Act filings or submissions and any supplements or amendments thereto filed since the Applicable Date, by each of such Party’s Insurance Subsidiary with applicable Insurance Regulators and (ii) all material reports of examination (including financial, market conduct and similar examinations) of each of such Party’s Insurance Subsidiary by any Insurance Regulator since the Applicable Date. All material deficiencies or violations noted in the examination reports described in clause (ii) of the preceding sentence have been resolved, in each case, except as, individually or in the aggregate, is not and would not reasonably be expected to be material to such Party and its Subsidiaries, taken as a whole.

(e) Except as is not and would not reasonably be expected to be, individually or in the aggregate, material to such Party and its Subsidiaries, taken as a whole, to the Knowledge of such Party, each Person, including salaried employees of such Party, performing the duties of insurance producer, agency, managing general agent, third party administrator, broker, solicitor, adjuster, marketer, underwriter, wholesaler, distributor, producer or customer representative for such Party (collectively, “Producers”), at the time such Producer wrote, sold, solicited, produced, serviced or adjusted business, or performed such other act for or on behalf of such Party that may require a producer’s, solicitor’s, broker’s, adjusters’ or other insurance license, was duly licensed and appointed, where required, as an insurance producer, managing general agent, third party administrator, broker, solicitor or adjuster, as applicable (for the type of business written, sold or produced by such insurance producer, agency, managing general agent, third party administrator, broker, solicitor, adjuster or customer representative), in the particular jurisdiction in which such Producer wrote, sold, produced, solicited or serviced such business. Except as would not have, individually or in the aggregate, a Material Adverse Effect, to the Knowledge of such Party, no such Producer violated any term or provision of applicable Law relating to the sale or production of any Insurance Contract and no Producer has breached the terms of any agency or broker contract with an Insurance Subsidiary or violated any Law or policy of an Insurance Subsidiary in the solicitation, negotiation, writing, sale or production of business for any Insurance Subsidiary.

5.24 Funds. Except as is not and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or a material adverse effect with respect to the Fund in question:

(a) Each of such Party’s Public Funds is duly registered with the SEC as an investment company under the Investment Company Act and has, since the Applicable Date (or its inception, if later), filed all Public Fund SEC Documents in compliance with the Securities Act, the Investment Company Act, the Exchange Act and other applicable Law. Since the Applicable Date (or its inception, if later), each of such Party’s Public Funds’

(i) summary prospectuses, prospectus and statement of additional information (including supplements thereto) forming the part of any registration statement filed with the SEC under the Securities Act and the Investment Company Act; and (ii) annual and semi-annual shareholder reports filed with the SEC pursuant to Section 30 of the Investment Company Act and supplemental advertising and marketing materials prepared by or on behalf of such Party or any of its Subsidiaries did not at the time they were filed (if required to be filed), and did not during the period of their authorized use, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were or are made, not misleading. Each Investment Advisory Agreement with each of such Party’s Public Funds has been duly approved, continued and at all times since the Applicable Date (or its effective date, if later) has been in compliance in all material respects with Section 15(a) and Section 15(c) of the Investment Company Act. Since the Applicable Date (or the inception of such Fund if later), no more than twenty five percent (25%) of the members of the board of directors or trustees of any of such Party’s Public Funds have been “interested persons” (as defined in the Investment Company Act) of such Party, any of such Party’s Subsidiaries or any other investment adviser (including subadvisers) for such Public Fund. None of such Party’s Private Funds (i) is required to register as an investment company under the Investment Company Act or (ii) has issued or had outstanding any shares or other equity interests that are registered or required to be registered under applicable securities Laws or any comparable regulatory regimes. Notwithstanding the foregoing, any such representation or warranty with respect to any Fund as to any period prior to the commencement of such Fund’s management by such Party or any of such Party’s Subsidiaries is made to such Party’s Knowledge.

(b) Each of such Party’s Funds that is a juridical entity is duly organized, validly existing and, with respect to entities in jurisdictions that recognize the concept of “good standing,” in good standing under the Laws of the jurisdiction of its organization and has the requisite corporate, trust, company or partnership power and authority to own its properties and to carry on its business as currently conducted, and is qualified to do business in each jurisdiction where it is required to be so qualified under applicable Law. Since the Applicable Date (or the inception of such Fund if later), the shares, units or interests, as applicable, of each of such Party’s Funds have been issued and sold in compliance with applicable Law including, with respect to any Fund offered or sold outside the United States, the registration and licensing requirements of any applicable non-U.S. jurisdiction and, with respect to any Private Fund, the filing and exempt offering requirements in connection with the private placement of such Private Fund. Notwithstanding the foregoing, any such representation or warranty with respect to any Fund as to any period prior to the commencement of such Fund’s management by such Party or any of such Party’s Subsidiaries is made to such Party’s Knowledge.

(c) Each of such Party’s Funds currently is, and has since the Applicable Date (or its inception, if later), been operated in compliance with (i) applicable Law; (ii) any applicable Governmental Order; (iii) its governing documents, registration statements, prospectuses, offering documents and agreements; and (iv) its investment objectives, policies and restrictions. Notwithstanding the foregoing, any such representation or warranty with respect to a Fund as to which there is a Sub-Advisory Relationship is made to such Party’s Knowledge.

(d) There are no obligations or liabilities of any of such Party’s Funds of any kind whatsoever, whether known or unknown, accrued, contingent, absolute, determined, determinable or otherwise other than (i) (A) for each Public Fund, obligations or liabilities disclosed and provided for in the balance sheet of such Public Fund or referred to in the notes thereto contained in the most recent annual or semi-annual report filed by the Public Fund prior to the date hereof with the SEC; or (B) for each Private Fund, obligations or liabilities disclosed and provided for in the balance sheet of such Private Fund or referred to in the notes thereto contained in the most recent report (1) distributed by the Private Fund to its shareholders or other interest holders or (2) as applicable, filed with a non-U.S. Governmental Entity, in each case prior to the date hereof; or (ii) for each Fund, obligations or liabilities incurred in the ordinary course of business consistent with past practice since the date of the Fund’s applicable report referenced in clause (i)(A) or (B) above.

(e) (i) For all taxable years since its inception date, each of such Party’s Funds has qualified for its intended Tax classification or treatment, as reported on its most recent applicable Tax Return, including, in the case of each Public Fund, as a regulated investment company taxable under Subchapter M of Chapter 1 of the Code, and has been organized and operated in conformity with the requirements related to such intended Tax classification or treatment, and its proposed method of operation will enable it to continue to qualify for such intended Tax classification or treatment; (ii) each of such Party’s Funds has timely filed (or caused to be timely filed) all Tax Returns required to be filed by it (taking into account any applicable extensions or waivers) with any Governmental Entity and has timely paid (or caused to be paid) all Taxes shown as due on such Tax Returns; (iii) there is currently no audit by any Governmental Entity of any Tax Return of any of such Party’s Funds pending or threatened in writing; (iv) each of such Party’s Funds has complied with all applicable Tax withholding and information reporting requirements; and (v) there are no outstanding waivers or comparable consents given by any of such Party’s Funds regarding the application of the statute of limitations with respect to Taxes.

5.25 Clients.

(a) Since the Applicable Date, except, in each case, as would not, individually or in the aggregate, have a Material Adverse Effect, each of such Party’s Investment Adviser Subsidiaries has provided its investment advisory services to each of its Clients in material compliance with the Advisers Act, the Investment Company Act, as applicable, and other applicable Law.

(b) Except, in each case, as would not, individually or in the aggregate, have a Material Adverse Effect, (i) each of such Party’s Investment Adviser Subsidiaries provides investment advisory services to the Clients solely pursuant to written Investment Advisory Agreements, (ii) each Investment Advisory Agreement to which any of such Party’s Investment Adviser Subsidiaries is a party includes all provisions required by, and complies in all material respects with, the Advisers Act, applicable provisions of the Investment Company Act and other applicable Law and (iii) each of such Party’s Investment Adviser Subsidiaries has performed all obligations required to be performed by it under, and is not in violation of or default under the terms of, any Investment Advisory Agreement.

(c) Except, in each case, as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, with respect to such Party’s Funds and Clients, as applicable: (i) no Client or Fund Investor has provided written notice to such Party or any of its Subsidiaries of its intention to terminate an Investment Advisory Agreement with an Investment Adviser Subsidiary of such Party, (ii) no Fund or any Fund Investor has provided written notice to such Party or any of its Subsidiaries of a formal request to adjust the fee schedule with respect to any Investment Advisory Agreement in a manner which would reduce the fees or other payments to the applicable Investment Adviser Subsidiary in connection with such relationship, other than in the ordinary course in connection with fundraising, (iii) no Fund Investor has provided written notice to such Party or any of its Subsidiaries of its intention to withdraw from a Fund, (iv) no such Party or any of its Subsidiaries has received written notice that any Fund or Fund Investor is terminating or cancelling, or expects to terminate or cancel, its relationship with such Party or any of its Subsidiaries, (v) no Fund Investor has defaulted and been thereafter designated by the applicable Fund as a “defaulting investor” or has provided any written notice to such Party or any Fund that it expects to default, in the making of any capital contribution or other payment to a Fund, and (vi) no Fund has experienced a “key person” or similar event.

5.26 Adviser Compliance Matters.

(a) Each of such Party’s Investment Adviser Subsidiaries is, and has been at all times required since the Applicable Date, registered as an investment adviser under the Advisers Act. Each of such Party’s Investment Adviser Subsidiaries is, and has been at all times required since the Applicable Date, registered as an investment adviser in each jurisdiction where the conduct of its business requires such registration and is in compliance with all U.S. federal, state and non-U.S. Laws requiring any such registration, licensing or qualification, except, in each case, as would not, individually or in the aggregate, have a Material Adverse Effect. Except as would not, individually or in the aggregate, have a Material Adverse Effect, neither such Party nor any of its Subsidiaries, except for such Party’s Investment Adviser Subsidiaries, provides investment advisory services to any Person or, since the Applicable Date, is or has been an “investment adviser” within the meaning of the Advisers Act or required under applicable Law to be registered, licensed or qualified as an investment adviser in any state or non-U.S. jurisdiction.

(b) Since the Applicable Date, each of such Party’s Investment Adviser Subsidiaries has timely filed Form ADV and Form CRS and each Form ADV or amendment to Form ADV. Each of such Party’s Investment Adviser Subsidiaries has delivered or made available to each Client or any other Person to whom such delivery or offer is required by applicable Law, Part 2 and Part 3 of the applicable Form ADV, or any other disclosure document or other information to the extent required to be delivered or made available to any Client, potential client or other Person by the Advisers Act or other applicable Law. Any deficiencies, omissions or other issues cited (whether in writing, during a regulatory inspection, inquiry, examination or otherwise) by any Governmental Entity (including the SEC) with respect to Form ADV have been addressed and rectified in all material respects by the relevant Investment Adviser Subsidiary of such Party.

(c) Since the Applicable Date, all advertisements (as defined in the Advisers Act), including any marketing materials, performance history or track record (each, an “Advertisement”) currently being, or since the Applicable Date having been, disseminated, provided, presented or made available by such Party or any of its Investment Adviser Subsidiaries to any Client or prospective client, have complied in all material respects with the Advisers Act and any applicable and publicly available guidance of the SEC or its staff. Since the Applicable Date, all performance information contained in any such Advertisement has been prepared in compliance in all material respects with applicable Law, and the books and records of such Party include all records and other information necessary to support the use of such performance information or any other performance history or record in accordance with the Advisers Act, the rules thereunder and any applicable and publicly available guidance of the SEC or its staff.

(d) None of such Party’s Investment Adviser Subsidiaries acts as an investment adviser to any non-U.S. Person or any Client outside the U.S. in a manner or to an extent that requires registration in any such jurisdiction, as reasonably determined by such Investment Adviser Subsidiary after due inquiry (including consultation with local counsel in any relevant non-U.S. jurisdiction).

(e) Each of such Party’s Investment Adviser Subsidiaries has been in compliance with Rule 206(4)-2 under the Advisers Act and any other applicable Law with respect to custody of client funds since the Applicable Date.

(f) To the Knowledge of each Party, the books and records of the Party’s Investment Adviser Subsidiaries are complete and correct in all material respects and have been maintained in all material respects in accordance with all applicable requirements of the Advisers Act and any other applicable Law. At the Closing, all of the material books and records of the each Party’s Investment Adviser Subsidiaries will be fully accessible by and in the possession or control of each such Party’s Investment Adviser Subsidiaries.

(g) Since the Applicable Date, there have not been any material client or investor complaints pending or, to the Knowledge of each Party, threatened, against any Investment Adviser Subsidiary or Fund.

5.27 Broker-Dealer Compliance Matters. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect:

(a) Since the Applicable Date, each of such Party’s Broker-Dealer Subsidiaries has been duly registered as a broker-dealer with the SEC and each state and each other jurisdiction in which it is required to be so registered. Each of such Party’s Broker-Dealer Subsidiaries is, and since the Applicable Date, has been a member in good standing of FINRA and each other Governmental Entity of which it is required to be a member. Each natural Person whose functions require him or her to be licensed as a representative or principal of any of such

Party’s Broker-Dealer Subsidiaries is so registered with FINRA and all applicable states and other jurisdictions, and such registrations are not, and since the Applicable Date, have not been, suspended, revoked or rescinded and remain in full force and effect, and no such natural Person is registered with more than one broker-dealer in any jurisdiction where such multiple registrations would violate any applicable Law.

(b) Each current Form BD of each of such Party’s Broker-Dealer Subsidiaries is, and since the Applicable Date, has been, in compliance with the applicable requirements of the Exchange Act, the rules thereunder and the rules of any Governmental Entity (including the MSRB), as applicable.

(c) (i) None of such Party’s Broker-Dealer Subsidiaries, or any of their respective Subsidiaries, nor any of their respective “associated persons” (as defined in the Exchange Act) is (A) ineligible pursuant to Section 15(b) of the Exchange Act to serve as a broker-dealer or as an “associated person” of a broker-dealer or (B) subject to any material disciplinary Proceedings or Governmental Order that would be required to be disclosed on Form BD or Forms U-4 or U-5 (and which disciplinary Proceedings or Governmental Order are not actually disclosed on such Person’s current Form BD or current Forms U-4 or U-5) to the extent that such Person or its associated persons is required to file such forms; and (ii) there is no Proceeding pending or threatened in writing by any Governmental Entity that would reasonably be expected to result in any of the circumstances described in the foregoing clauses (i)(A) and (i)(B).

(d) No fact relating to any of such Party’s Broker-Dealer Subsidiaries or any “control affiliate” of the Party’s Broker-Dealer Subsidiary, as defined in Form BD, requires any response in the affirmative to any question in Item 11 of Form BD, except to the extent that such facts have been reflected on Form BD of such Broker-Dealer Subsidiary, as applicable.

(e) Each of such Party’s Broker-Dealer Subsidiaries currently maintains, and since the Applicable Date, has maintained, “net capital” (as such term is defined in Rule 15c3-1(c)(2) under the Exchange Act) equal to or in excess of the minimum “net capital” required to be maintained by such Party’s Broker-Dealer Subsidiary, and in an amount sufficient to ensure that it is not required to file a notice under Rule 17a-11 under the Exchange Act.

5.28 Commodity Compliance Matters. Since the Applicable Date, each of such Party’s Subsidiaries that is engaged in a business which is of the nature of a commodity pool or a commodity trading advisor has conducted such commodity-related activities in compliance with all requirements of the Commodity Exchange Act (the “CEA”), the rules and regulations of the Commodity Futures Trading Commission (the “CFTC”), the National Futures Association (the “NFA”) and any applicable state securities regulatory authority or Governmental Entity, as applicable. Each such Party’s Subsidiaries required to be registered with the CFTC as either a “commodity pool operator” (as defined in the CEA) or “commodity trading advisor” (as defined in the CEA) has (i) made all required filings pursuant to such registrations and (ii) established, in compliance with requirements of applicable Law, and maintained in effect at all times required by applicable Law since the Applicable Date, written policies and procedures reasonably designed to achieve compliance with the CEA, the CFTC rules thereunder, and the rules of each applicable Governmental Entity. With respect to each such Party’s Subsidiaries claiming an exemption from registration with the CFTC as either a “commodity pool operator” or “commodity trading advisor,” each such Subsidiary has made all required exemption notice filings and affirmed on an annual basis with the CFTC its reliance on such applicable exemption from registration, as applicable. Except as would not be material to such Party and its Subsidiaries, individually or taken as a whole, as of the date hereof, none of such Party’s Subsidiaries is currently subject to, or has received any written notice of, an examination, inspection, investigation or inquiry by the CFTC or the NFA, and since the Applicable Date, no examination or inspection has been started or completed for which no examination report is available.

5.29 No Other Representations or Warranties; Non-Reliance. Except for the representations and warranties made by such Party in this Article V and Article VI, no such Party nor any other Person makes any express or implied representation or warranty with respect to such Party or any of its Affiliates or any of their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects in connection with this Agreement or the Transactions, and such Party expressly disclaims any such other representations or warranties. In particular, without limiting the foregoing, no such Party nor any other Person makes or has made any representation or warranty to any other Party or any of such other Party’s Affiliates or Representatives with respect to (a) any financial projection, forecast, estimate, budget or prospect information relating to such Party, any of its Affiliates or any of their respective businesses or (b) any oral or written information made available to any other Party or any of such other Party’s Affiliates or Representatives in the course of their evaluation of such Party, the negotiation of this Agreement or in the course of the Transactions. Notwithstanding the foregoing, nothing in this Section 5.29 shall limit a Party’s remedies in the event of common law fraud arising from the express representations and warranties made by any other Party in this Article V and Article VI.

ARTICLE VI

INDIVIDUAL REPRESENTATIONS AND WARRANTIES OF EQUITABLE AND COREBRIDGE

Except as set forth in the Reports of Equitable or AllianceBernstein (in the case of Equitable) or the Reports of Corebridge (in the case of Corebridge), in each case, publicly filed with or furnished to the SEC during the period from the Applicable Date through the Business Day prior to the date of this Agreement (excluding any disclosures set forth or referenced in any risk factor section or in any other section to the extent they are forward-looking statements or cautionary, predictive or forward-looking in nature unless, in each case, citing a historical fact) or in the corresponding sections or subsections of the Equitable Disclosure Letter or Corebridge Disclosure Letter delivered to the other Party concurrently with the execution and delivery of this Agreement (it being agreed that for purposes of the representations and warranties set forth in this Article VI, disclosure of any item in any section or subsection of the Equitable Disclosure Letter or Corebridge Disclosure Letter, as applicable, shall be deemed disclosure with respect to any other section or subsection of the Equitable Disclosure Letter or Corebridge Disclosure Letter, as applicable, to which the relevance of such item is reasonably apparent on its face), Equitable hereby represents and warrants to Corebridge, in respect of Section 6.1, Section 6.2, Section 6.3 and Section 6.4, and Corebridge hereby represents and warrants to Equitable, in respect of Section 6.5, Section 6.6, Section 6.7, Section 6.8 and Section 6.9, that:

6.1 Equitable Capital Structure. In the case of Equitable, the authorized share capital of Equitable consists of 2,000,000,000 shares of Equitable Common Stock, of which 281,389,298 shares were issued and outstanding as of the close of business on March 23, 2026 (the “Capitalization Date”), and 200,000,000 shares of preferred stock, par value $1.00 per share, of Equitable (“Equitable Preferred Stock” and collectively with Equitable Common Stock, “Equitable Stock”), of which 33,350 have been designated as Series A Fixed Rate Noncumulative Perpetual Preferred Stock (32,000 of which were issued and outstanding as of the Capitalization Date), and 12,000 have been designated as Series C Fixed Rate Reset Noncumulative Perpetual Preferred Stock (12,000 of which were issued and outstanding as of the Capitalization Date). All of the outstanding shares of Equitable Stock have been, and all shares of Equitable Stock to be issued pursuant to this Agreement will be, duly authorized, validly issued, fully paid and nonassessable, and none of the shares of Equitable Stock to be issued pursuant to this Agreement will be issued in violation of any applicable Laws or any preemptive or similar rights. Equitable has no shares of any series of Equitable Preferred Stock reserved for issuance, except that, as of the Capitalization Date, there were (a) 520,370 shares of Equitable Common Stock reserved for issuance upon the exercise, settlement and vesting of Equitable Options, (b) 2,250,252 shares of Equitable Common Stock reserved for issuance upon the settlement or vesting of Equitable RSUs, and (c) 1,354,343 shares of Equitable Common Stock reserved for issuance upon the settlement or vesting of Equitable Performance Shares (assuming achievement of applicable performance goals at target value). Section 6.1 of the Equitable Disclosure Letter sets forth as of the Capitalization Date, a complete and correct list of all outstanding (i) Equitable Options and (ii) rights of any kind, contingent or accrued, to receive shares of Equitable Common Stock or benefits measured in whole or in part by the value of a number of shares of Equitable Common Stock granted by Equitable (including Equitable RSUs and Equitable Performance Shares), other than Equitable Options and purchase rights under the Equitable ESPP, in each case of clauses (i) and (ii), the number of shares of Equitable Common Stock issuable thereunder or with respect thereto and the exercise price (if any). Each of the outstanding shares of capital stock or other securities of each of Equitable’s Subsidiaries is duly authorized, validly issued, fully paid and nonassessable, and each of the outstanding shares of capital stock or other securities of each of Equitable’s Significant Subsidiaries is owned by Equitable or by a direct or indirect wholly owned Subsidiary of Equitable, free and clear of any pledge, lien, charge, option, hypothecation, mortgage, security interest, adverse right, restriction, prior assignment, license, sublicense or any other encumbrance of any kind or nature whatsoever, whether contingent or absolute, or any agreement, option, right or privilege (whether by Law, Contract or otherwise) capable of becoming any of the foregoing (excluding such transfer restrictions of general applicability as may be provided under the Securities Act, the “blue sky” Laws of the various States of the United States or similar Law of other applicable jurisdictions, an “Encumbrance”, and any action of correlative meaning, to “Encumber”). As of the date of this Agreement, except as set forth in this Section 6.1, there are no outstanding subscriptions, options, warrants, puts, call agreements, understandings, claims or other commitments or rights of any type relating to the issuance, sale or transfer by Equitable of any equity securities of Equitable, nor are there outstanding any securities which are convertible into or exchangeable for any shares of capital stock of Equitable and neither Equitable nor any of its Subsidiaries has any obligation to issue any additional securities or to pay for or repurchase any securities of Equitable. The shares of Equitable Stock are registered under the Exchange Act. Since the Capitalization Date and through the date of this Agreement, Equitable has not (A) issued any shares of Equitable Common Stock (other than upon the exercise or settlement of Equitable Equity Awards outstanding as of the Capitalization Date, or in connection with matching contributions to Equitable’s 401(k) Plans in accordance with the terms of the plan documents) or (B) granted any Equitable Equity Awards or similar awards. Equitable does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of Equitable on any matter.

6.2 Equitable Recommendation and Fairness. In the case of Equitable, the Equitable Board has, at a meeting duly called and held at which all directors of Equitable were present, duly and unanimously adopted resolutions (a) determining that this Agreement and the Transactions are fair to, and in the best interests of, Equitable and the holders of shares of Equitable Common Stock, (b) approving and declaring advisable this Agreement and the Transactions, including the Equitable Merger, (c) directing that this Agreement be submitted to the holders of shares of Equitable Common Stock for their adoption, and (d) resolving to recommend that the holders of shares of Equitable Common Stock adopt this Agreement (the “Equitable Recommendation”), which resolutions have not been subsequently rescinded, modified or withdrawn in any way, except as may be permitted by Section 7.2(d)(ii). In the case of Equitable, the Equitable Board has received the opinion of its financial advisor, Goldman Sachs & Co. LLC, to the effect that, as of the date of this Agreement, taking into account the Corebridge Merger, and subject to the various assumptions, procedures, matters, qualifications and limitations on the scope of the review undertaken by Goldman Sachs & Co. LLC set forth therein, the Equitable Exchange Ratio pursuant to this Agreement is fair from a financial point of view to the holders (other than Corebridge and its Affiliates) of Equitable Common Stock.

6.3 Equitable Brokers and Finders. In the case of Equitable, neither Equitable nor any of its Subsidiaries nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finder’s fees in connection with the Transactions, except that Equitable has engaged Goldman Sachs & Co. LLC as its financial advisor, the fees and expenses of which will be paid by Equitable.

6.4 Equitable Funds. In the case of Equitable, Section 6.4 of the Equitable Disclosure Letter sets forth a complete and correct list of each Equitable Fund that is a Fund, and, with respect to each such Equitable Fund as of the Base Date, (a) the Base Date Equitable Client AUM for such Equitable Fund, (b) the applicable fee rate used to calculate the Base Date Equitable Client Revenue Run-Rate for such Fund, and (c) the Base Date Equitable Client Revenue Run-Rate for such Equitable Fund (the “Equitable Fund Schedule”).

6.5 Corebridge Capital Structure. In the case of Corebridge, the authorized share capital of Corebridge consists of 2,500,000,000 shares of Corebridge Common Stock, of which 456,727,266 shares were issued and outstanding as of the close of business on the Capitalization Date, and 250,000,000 shares of preferred stock, par value $1.00 per share, of which 500,000 have been designated as Corebridge Preferred Stock (of which 500,000 were issued and outstanding as of the Capitalization Date). All of the outstanding shares of Corebridge Stock have been duly authorized and are validly issued, fully paid and nonassessable. Corebridge has no shares of Corebridge Common Stock or Corebridge Preferred Stock reserved for issuance, except that, as of the Capitalization Date, there were (a) 3,487,664 shares of Corebridge Common Stock reserved for issuance upon the exercise, settlement and vesting of outstanding Corebridge Options, (b) 3,968,976 shares of Corebridge Common Stock reserved for issuance upon the settlement or vesting of outstanding Corebridge RSUs, (c) 866,235 shares of Corebridge Common Stock reserved for issuance upon the settlement or vesting of outstanding Corebridge PSUs (assuming achievement of applicable performance goals at target value) and (d) 122,791 shares of Corebridge Common Stock reserved for issuance upon the settlement or vesting of outstanding Corebridge DSUs. Section 6.5 of the Corebridge Disclosure Letter sets forth as of the Capitalization Date, a complete and correct list of all outstanding (i) Corebridge Options and (ii) rights of any kind, contingent or accrued, to receive shares of Corebridge Common Stock or benefits measured in whole or in part by the value of a number of shares of Corebridge Common Stock granted by Corebridge (including Corebridge RSUs, Corebridge PSUs and Corebridge DSUs), other than Corebridge Options, in each case of clauses (i) and (ii), the number of shares of Corebridge Common Stock issuable thereunder or with respect thereto and the exercise price (if any). Each of the outstanding shares of capital stock or other securities of each of Corebridge’s Subsidiaries is duly authorized, validly issued, fully paid and nonassessable, and each of the outstanding shares of capital stock or other securities of each of Corebridge’s Significant Subsidiaries is owned by Corebridge or by a direct or indirect wholly owned Subsidiary of Corebridge, free and clear of any Encumbrance. As of the date of this Agreement, except as set forth in this Section 6.5, there are no outstanding subscriptions, options, warrants, puts, call agreements, understandings, claims or other commitments or rights of any type relating to the issuance, sale or transfer by Corebridge of any equity securities of Corebridge, nor are there outstanding any securities which are convertible into or exchangeable for any shares of capital stock of Corebridge and neither Corebridge nor any of its Subsidiaries has any obligation to issue any additional securities or to pay for or repurchase any securities of Corebridge. The shares of Corebridge Stock are registered under the Exchange Act. Since the Capitalization Date and through the date of this Agreement, Corebridge has not (A) issued any shares of Corebridge Common Stock (other than upon the exercise or settlement of Corebridge Equity Awards outstanding as of the Capitalization Date, or in connection with matching contributions to Corebridge’s 401(k) Plans in accordance with the terms of the plan documents) or (B) granted any Corebridge Equity Awards or similar awards. Corebridge does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of Corebridge on any matter.

6.6 HoldCo, Equitable Merger Sub and Corebridge Merger Sub. In the case of Corebridge:

(a) HoldCo.

(i) HoldCo is a corporation duly organized, validly existing and in good standing under the Law of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted.

(ii) HoldCo (A) was formed solely for the purpose of entering into the Transactions and (B) since the date of its formation, has not carried on any business, conducted any operations or incurred any liabilities or obligations other than the execution of this Agreement, the performance of its obligations hereunder and matters ancillary thereto.

(iii) The authorized share capital of HoldCo consists of 1,000 shares of common stock, par value $0.01 per share, all of which have been duly authorized and validly issued, are fully paid and nonassessable and are owned directly by Corebridge free and clear of any Encumbrance.

(iv) HoldCo has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate the Transactions, subject only to adoption of this Agreement by Corebridge as the sole stockholder of HoldCo. This Agreement has been duly executed and delivered by HoldCo and constitutes a valid and binding agreement of HoldCo enforceable against HoldCo in accordance with its terms, subject to the Bankruptcy and Equity Exception.

(v) The execution, delivery and performance of this Agreement by HoldCo do not, and the consummation of the Transactions will not, constitute or result in a breach or violation of, or a default under, the Organizational Documents of HoldCo.

(b) Equitable Merger Sub.

(i) Equitable Merger Sub is a corporation duly organized, validly existing and in good standing under the Law of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted.

(ii) Equitable Merger Sub (A) was formed solely for the purpose of entering into the Transactions and (B) since the date of its formation, has not carried on any business, conducted any operations or incurred any liabilities or obligations other than the execution of this Agreement, the performance of its obligations hereunder and matters ancillary thereto.

(iii) The authorized share capital of Equitable Merger Sub consists of 1,000 shares of common stock, par value $0.01 per share, all of which have been duly authorized and validly issued, are fully paid and nonassessable and are owned directly by HoldCo free and clear of any Encumbrance. Since its date of incorporation, Equitable Merger Sub has not carried on any business or conducted any operations other than the execution of this Agreement, the performance of its obligations hereunder and matters ancillary thereto.

(iv) Equitable Merger Sub has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate the Transactions. This Agreement has been duly executed and delivered by Equitable Merger Sub and constitutes a valid and binding agreement of Equitable Merger Sub enforceable against Equitable Merger Sub in accordance with its terms, subject to the Bankruptcy and Equity Exception.

(v) The execution, delivery and performance of this Agreement by Equitable Merger Sub do not, and the consummation of the Transactions will not, constitute or result in a breach or violation of, or a default under, the Organizational Documents of Equitable Merger Sub.

(c) Corebridge Merger Sub.

(i) Corebridge Merger Sub is a corporation duly organized, validly existing and in good standing under the Law of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted.

(ii) Corebridge Merger Sub (A) was formed solely for the purpose of entering into the Transactions and (B) since the date of its formation, has not carried on any business, conducted any operations or incurred any liabilities or obligations other than the execution of this Agreement, the performance of its obligations hereunder and matters ancillary thereto.

(iii) The authorized share capital of Corebridge Merger Sub consists of 1,000 shares of common stock, par value $0.01 per share, all of which have been duly authorized and validly issued, are fully paid and nonassessable and are owned directly by HoldCo free and clear of any Encumbrance. Since its date of incorporation, Corebridge Merger Sub has not carried on any business or conducted any operations other than the execution of this Agreement, the performance of its obligations hereunder and matters ancillary thereto.

(iv) Corebridge Merger Sub has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate the Transactions. This Agreement has been duly executed and delivered by Corebridge Merger Sub and constitutes a valid and binding agreement of Corebridge Merger Sub enforceable against Corebridge Merger Sub in accordance with its terms, subject to the Bankruptcy and Equity Exception.

(v) The execution, delivery and performance of this Agreement by Corebridge Merger Sub do not, and the consummation of the Transactions will not, constitute or result in a breach or violation of, or a default under, the Organizational Documents of Corebridge Merger Sub.

6.7 Corebridge Recommendation and Fairness. In the case of Corebridge, the Corebridge Board has, at a meeting duly called and held at which all directors of Corebridge were present, duly and unanimously adopted resolutions (a) determining that this Agreement and the Transactions are fair to, and in the best interests of, Corebridge and the holders of shares of Corebridge Common Stock, (b) approving and declaring advisable this Agreement and the Transactions, including the Corebridge Merger, (c) directing that this Agreement be submitted to the holders of shares of Corebridge Common Stock for their adoption, and (d) resolving to recommend that the holders of shares of Corebridge Common Stock adopt this Agreement (the “Corebridge Recommendation”), which resolutions have not been subsequently rescinded, modified or withdrawn in any way, except as may be permitted by Section 7.2(d)(ii). In the case of Corebridge, the Corebridge Board has received the opinion of Morgan Stanley & Co. LLC, to the effect that, as of the date of such opinion, and based upon and subject to the various assumptions, procedures, matters, qualifications and limitations on the scope of the review undertaken by Morgan Stanley & Co. LLC and other matters set forth therein, the Corebridge Exchange Ratio is fair from a financial point of view to the holders (other than Equitable and its affiliates) of Corebridge Common Stock.

6.8 Corebridge Brokers and Finders. In the case of Corebridge, neither Corebridge nor any of its Subsidiaries nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finder’s fees in connection with the Transactions, except that Corebridge has engaged Morgan Stanley & Co. LLC as its financial advisor, the fees and expenses of which will be paid by Corebridge.

6.9 Corebridge Funds. Section 6.9 of the Corebridge Disclosure Letter sets forth a complete and correct list of (a) each of Corebridge’s Private Funds and (b) each of Corebridge’s Public Funds.

ARTICLE VII

COVENANTS

7.1 Interim Operations.

(a) Each of Equitable and Corebridge covenants and agrees as to itself and its Subsidiaries that, after the date of this Agreement and prior to the Closing, and except as (w) otherwise expressly contemplated by this Agreement, (x) required by a Governmental Entity or applicable Law, (y) pre-approved in writing by the other Party (which approval shall not be unreasonably withheld, conditioned or delayed) or (z) set forth in Section 7.1(a) of such Party’s Disclosure Letter, the businesses of it and its Subsidiaries shall be conducted in all material respects in the Ordinary Course and, to the extent consistent therewith, it and its Subsidiaries shall use their respective reasonable best efforts to preserve their business organizations intact and maintain existing relations and goodwill with Governmental Entities, policy holders, counterparties, suppliers, licensors, licensees, distributors, creditors, lessors, Employees and business associates and keep available the services of its and its Subsidiaries’ present officers, Employees and agents; provided that no action by either Party or any of its Subsidiaries to the extent expressly permitted by an exception to the next succeeding sentence of this

Section 7.1(a) (including clauses (i) through (xxiii)) shall be a breach of this sentence. Without limiting the generality of and in furtherance of the foregoing, from the date of this Agreement until the Closing, except as otherwise (A) expressly contemplated by this Agreement, (B) required by a Governmental Entity or applicable Law, (C) pre-approved in writing by the other Party (which approval shall not be unreasonably withheld, conditioned or delayed) or (D) set forth in Section 7.1(a) of such Party’s Disclosure Letter, each of Equitable and Corebridge, on its own account, shall not and shall cause its Subsidiaries not to:

(i) make or propose any change (whether by merger, consolidation or otherwise) to such Party’s Organizational Documents or, except for amendments that would not materially restrict the operations of such Party’s businesses, the Organizational Documents of such Party’s Subsidiaries;

(ii) other than in the Ordinary Course, except for any such transactions among its wholly owned Subsidiaries, (A) merge or consolidate itself or any of its Subsidiaries with any other Person, or (B) restructure, reorganize or completely or partially liquidate;

(iii) acquire assets outside of the Ordinary Course from any other Person (A) with a fair market value or purchase price in excess of $35,000,000 in the aggregate in any transaction or series of related transactions (including incurring any Indebtedness related thereto), in each case, including any amounts or value reasonably expected to be paid in connection with a future earn-out, purchase price adjustment, release of “holdback” or similar contingent payment obligation, or (B) that would reasonably be expected to prevent, materially delay or materially impair the ability of such Party to consummate the Transactions, in each case, other than investment portfolio transactions undertaken in the Ordinary Course and in compliance with such Party’s Investment Guidelines or acquisitions of inventory or other goods in the Ordinary Course;

(iv) issue, sell, pledge, dispose of, grant, transfer, Encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer, lease, license, guarantee or Encumbrance of, or otherwise enter into any Contract or understanding with respect to the voting of, any shares of its capital stock or of any of its Subsidiaries (other than the issuance of shares (A) by its wholly owned Subsidiary to it or another of its wholly owned Subsidiaries, (B) in respect of equity-based awards outstanding as of the date of this Agreement, or (C) granted in accordance with Section 7.1(a)(xix), the Equitable ESPP or the Corebridge ESPP, in each of clauses (B) and (C), in accordance with their terms and, as applicable, the plan documents as in effect on the date of this Agreement), or securities convertible or exchangeable into or exercisable for any shares of such capital stock, or any options, warrants or other rights of any kind to acquire any shares of such capital stock or such convertible or exchangeable securities;

(v) other than in the Ordinary Course, create or incur any Encumbrance (other than any Permitted Encumbrances) over any material portion of the property and assets of such Party and its Subsidiaries, taken as a whole;

(vi) make any loans, advances, guarantees or capital contributions to or investments in any Person (other than to or from such Party and any of its wholly owned Subsidiaries, in connection with investment portfolio transactions undertaken in the Ordinary Course and in compliance with such Party’s Investment Guidelines, or in accordance with Section 7.1(a)(xix)) in excess of $25,000,000 in the aggregate;

(vii) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock (except for (A) dividends paid by any direct or indirect wholly owned Subsidiary to it or to any other direct or indirect wholly owned Subsidiary, (B) dividends paid on Equitable Common Stock, Corebridge Common Stock, AllianceBernstein Units or AllianceBernstein Holding Units, as applicable, (x) with declaration, record and payment dates substantially consistent with those of the dividends paid by such Person in its most recent fiscal year and (y) in the amount(s) set forth on Section 7.1(a)(vii) of the applicable Party’s Disclosure Letter or (C) dividends payable in accordance with the terms of any series of Equitable Preferred Stock or Corebridge Preferred Stock (x) at such times and in a manner consistent with such Party’s historical dividend practice and (y) in the amount(s) set forth on Section 7.1(a)(vii) of the applicable Party’s Disclosure Letter);

(viii) reclassify, split, combine, subdivide or redeem, purchase (through such Party’s share repurchase program or otherwise) or otherwise acquire, directly or indirectly, any of such Party’s or its Subsidiaries’ capital stock or securities convertible or exchangeable into or exercisable for any shares of its capital stock, other than with respect to (A) the capital stock or other equity interests of a wholly owned Subsidiary of such Party; (B) net withholding upon the exercise or settlement of equity-based awards outstanding as of the date of this Agreement or granted in accordance with Section 7.1(a)(xix) in the Ordinary Course and in accordance with their terms and, as applicable, the plan documents as in effect on the date of this Agreement; or (C) such Party’s matching contributions to its 401(k) Plans in the form of capital stock in the Ordinary Course and in accordance with the terms of the plan documents as in effect on the date of this Agreement;

(ix) except to the extent set forth in Section 7.1(a)(ix) of such Party’s Disclosure Letter, make or authorize any payment of, or accrual or commitment for, capital expenditures, except any such expenditure (A) to the extent reasonably necessary to avoid a material business interruption as a result of any act of God, war, terrorism, earthquake, fire, hurricane, storm, flood, civil disturbance, explosion, partial or entire failure of utilities or IT Assets, or any other similar cause not reasonably within the control of such Party or its Subsidiaries, (B) not in excess of $35,000,000 in the aggregate during any consecutive twelve (12) month period, or (C) expenditures that such Party reasonably determines are necessary to maintain the safety and integrity of any of its or its Subsidiaries assets or properties in response to any unanticipated and subsequently discovered events, occurrences or developments (provided that such Party shall use its reasonable best efforts to consult with the other Party prior to making or agreeing to any such capital expenditure);

(x) other than in the Ordinary Course or as permitted by Section 7.19(d), enter into any Contract that would have been a Material Contract, IMA or Reinsurance Agreement had it been entered into prior to this Agreement or amend, modify, supplement, waive, terminate, assign, convey, Encumber or otherwise transfer, in whole or in part, any material rights or interest pursuant to or in any Material Contract, IMA or Reinsurance Agreement other than expirations of any such Contract in the Ordinary Course in accordance with the terms of such Contract;

(xi) other than in the Ordinary Course or with respect to amounts that are not material to such Party and its Subsidiaries, taken as a whole, cancel, modify or waive any debts or claims held by it or any of its Subsidiaries or waive any rights held by it or any of its Subsidiaries;

(xii) settle or compromise, or offer or propose to settle or compromise any material Proceeding, including before a Governmental Entity, except in accordance with the parameters set forth in Section 7.1(a)(xii) of such Party’s Disclosure Letter; provided that no such settlement or compromise, or offer in respect thereof, (A) may involve any injunctive or other non-monetary relief which, in either case, imposes any material restrictions on the business operations of such Party and its Subsidiaries or Affiliates or (B) shall reasonably be expected to prevent, materially delay or materially impair the ability of such Party to consummate the Transactions;

(xiii) except as required by statutory or regulatory accounting rules or GAAP, SAP or regulatory requirements with respect thereto or applicable Law, (A) make any changes with respect to its material accounting policies or procedures; (B) make any material change to the Investment Guidelines or any investment or hedging practice, guideline or policy of such Party or any of its Subsidiaries, as applicable, in each case, in effect on the date hereof; or (C) make any material change to any practice, guideline or policy of such Party or any of its Subsidiaries relating to underwriting, pricing, claim handling, loss control, investment, reserving, reinsurance or retrocession or actuarial matters, as applicable, in each case, in effect on the date hereof;

(xiv) other than in the Ordinary Course, make, change or revoke any material Tax election, change an annual Tax accounting period, adopt or change any material Tax accounting method, file any Tax Return other than on a basis consistent with past practice, enter into any material closing agreement with respect to Taxes, settle any material Tax claim, audit, assessment or dispute, surrender any right to claim a refund of a material amount of Taxes, or agree to an extension or waiver of the statute of limitations with respect to the assessment or determination of any material Tax;

(xv) transfer, assign, license, pledge, sell, lease, divest, cancel or otherwise dispose of, or permit or suffer to exist the creation of any Encumbrance upon (except for Permitted Encumbrances), any assets (tangible or intangible), product lines or businesses material to it and its Subsidiaries, taken as a whole, including capital stock of any of its Subsidiaries, except in connection with (A) sales of goods or services provided in the Ordinary Course, (B) sales of obsolete assets, (C) sales, leases, licenses or other dispositions of assets (not including services) with a fair market value not in excess of $35,000,000 in the aggregate other than pursuant to Material Contracts in effect prior to the date of this Agreement, or entered into after the date of this Agreement in accordance with this Agreement (provided that this clause (C) shall not permit the sale, exclusive license or other disposition, other than a non-exclusive license in the Ordinary Course, of any material Intellectual Property), or (D) the non-exclusive license of Intellectual Property in the Ordinary Course;

(xvi) cancel, abandon, waive, fail to renew or maintain permissions, or otherwise allow to lapse or expire any Intellectual Property that is material to the businesses of Equitable and its Subsidiaries or Corebridge and its Subsidiaries, as applicable, taken as a whole, as each are currently conducted, except in the case of the expiration of Intellectual Property at the end of its maximum statutory duration in accordance with its statutory terms (after exercising any renewal rights or options except if such Party or any of its Subsidiaries, in the exercise of its reasonable business judgment, opts not to so exercise);

(xvii) amend or fail to comply with Equitable’s and its Subsidiaries’ or Corebridge’s and its Subsidiaries’ or, as applicable, privacy and security policies, or alter the operation or security of any IT Assets owned, controlled, used or held for use in the operation of Equitable’s and its Subsidiaries’ or Corebridge’s and its Subsidiaries’ businesses, as applicable, in each case, in a manner that would be materially less protective of such IT Assets or any confidential or proprietary information that is owned by or in the possession or control of Equitable or any of its Subsidiaries or Corebridge or any of its Subsidiaries, as applicable, including any information stored on or processed by such IT Assets;

(xviii) maintain in all material respects any existing anti-bribery and anti-corruption and applicable export, reexport, import, economic sanctions and anti-boycott compliance policies, procedures and internal controls, and (A) not materially weaken such policies, procedures or internal controls; and (B) promptly notify the other Party in writing of any written notice of any material inquiry, investigation or Proceeding by a Governmental Entity related to any actual or potential or alleged material violation of anti-bribery and anti-corruption or applicable export, reexport, import, economic sanctions or anti-boycott Laws related to such Party or its Subsidiaries;

(xix) (x) increase or change the compensation or benefits payable to any Employee other than in the Ordinary Course; provided that, notwithstanding the foregoing, except as expressly disclosed in Section 7.1(a)(xix) of such Party’s Disclosure Letter or pursuant to an Equitable Benefit Plan or Corebridge Benefit Plan, as applicable, in effect as of the date of this Agreement, the Parties shall not: (A) grant any new long-term incentive or equity-based awards, or amend or modify the terms of any such outstanding awards under any Equitable Benefit Plan or Corebridge Benefit Plan, as applicable; (B) grant any transaction or retention bonuses; (C) increase or change the compensation or benefits payable to any Designated Executive (other than changes in benefits that are generally applicable to all salaried Employees in the particular geographic region and that are made in the Ordinary Course); (D) increase or change the severance terms applicable to any Employee; (E) terminate the employment of any Designated Executive (other than for cause) or hire or promote any individual into a Designated Executive position; or (F) accelerate the vesting of any compensation or benefits for the benefit of any Employee, or (y) establish, adopt, enter into or amend any material Equitable Benefit Plan or material Corebridge Benefit Plan or any arrangement that would have been a material Equitable Benefit Plan or material Corebridge Benefit Plan had it been in effect as of the date of this Agreement, other than in connection with routine, immaterial or ministerial amendments to health and welfare plans that do not materially increase or result in a material increase in administrative costs;

(xx) become a party to, establish, adopt, materially amend, renew or terminate any collective bargaining agreement or other labor-related agreement with a labor union, works council or other labor organization;

(xxi) incur any Indebtedness for borrowed money or in respect of derivatives or other hedging Contracts, issue any debt securities, warrants or other rights to acquire any debt security, or guarantee any of the foregoing, except for (A) Indebtedness incurred in the Ordinary Course under Equitable’s or Corebridge’s (or its respective Subsidiary’s), as applicable, (1) revolving credit facilities and other lines of credit existing as of the date of this Agreement or (2) securities lending arrangements, repurchase agreements and funding agreements, (B) guarantees by Equitable or any wholly owned Subsidiary of Equitable of Indebtedness of Equitable or any other wholly owned Subsidiary of Equitable, (C) guarantees by Corebridge or any wholly owned Subsidiary of Corebridge of Indebtedness of Corebridge or any other wholly owned Subsidiary of Corebridge, (D) Indebtedness incurred in connection with, or in contemplation of, a refinancing or replacement of existing Indebtedness (but in all cases which refinancing or replacement shall not, immediately after giving effect to the discharge of such existing Indebtedness, increase the aggregate principal amount of Indebtedness permitted to be outstanding thereunder (other than with respect to increased amounts attributable to unpaid accrued interest, fees and premiums, defeasance costs, and underwriting discounts, fees, commissions and expenses associated therewith) and in each case such Party shall use reasonable best efforts to obtain such Indebtedness on customary commercial terms consistent in all material respects with the Indebtedness being refinanced or replaced), (E) Indebtedness incurred pursuant to letters of credit, performance bonds or other similar arrangements in the Ordinary Course, (F) interest, exchange rate and commodity swaps, options, futures, forward Contracts and similar derivatives or other hedging Contracts (1) not entered for speculative purposes and (2) entered into in the Ordinary Course and in compliance with its bona fide risk management and hedging policies or practices or (G) Indebtedness incurred by mutual agreement of the Parties in accordance with Section 7.7;

(xxii) (A) enter into any new material line of business outside of the existing business of such Party and its Subsidiaries or (B) abandon, discontinue or withdraw from any existing material line of business; or

(xxiii) agree or commit to do any of the foregoing.

(b) With respect to Equitable and Corebridge, nothing contained in this Agreement shall give such Party, directly or indirectly, the right to control or direct the other Party’s operations prior to the Closing. Prior to the Closing, each of Equitable and Corebridge will exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ respective operations.

7.2 Acquisition Proposals; Change of Recommendation.

(a) No Solicitation. Except as expressly permitted by this Section 7.2, neither Equitable and Corebridge shall, and each shall cause its Subsidiaries and its and their respective Subsidiaries’ directors and officers not to, and each shall direct and use its reasonable best efforts to cause its and its Subsidiaries’ employees, investment bankers, attorneys, accountants and other advisors and representatives (such Persons, collectively, “Representatives”) not to, in each case directly or indirectly:

(i) initiate, solicit, propose, knowingly encourage (including by way of furnishing information) or knowingly take any action designed to facilitate any inquiry regarding, or the making of any inquiry, proposal or offer that constitutes or would reasonably be expected to lead to, an Acquisition Proposal (other than discussions solely to clarify whether such inquiry, proposal or offer constitutes an Acquisition Proposal or informing such Person of the provisions contained in this Section 7.2(a));

(ii) engage in, continue or otherwise participate in any discussions with or negotiations relating to, or otherwise cooperate in any way with, any Acquisition Proposal or any inquiry, proposal or offer that would reasonably be expected to lead to an Acquisition Proposal (other than discussions solely to clarify whether such inquiry, proposal or offer constitutes an Acquisition Proposal or informing such Person of the provisions contained in this Section 7.2(a));

(iii) provide any nonpublic information to any Person in connection with any Acquisition Proposal or any inquiry, proposal or offer that constitutes or would reasonably be expected to lead to an Acquisition Proposal; or

(iv) otherwise knowingly facilitate any effort or attempt to make an Acquisition Proposal or any inquiry, proposal or offer that constitutes or would reasonably be expected to lead to an Acquisition Proposal.

(b) Exceptions. Notwithstanding anything in Section 7.2(a) to the contrary, prior to the time, but not after, in the case of Equitable, the Requisite Equitable Vote is obtained or, in the case of Corebridge, the Requisite Corebridge Vote is obtained, in response to an unsolicited, bona fide written Acquisition Proposal received on or after the date of this Agreement (that did not arise from or in connection with a breach of the obligations set forth in this Section 7.2), Equitable or Corebridge, as applicable, may:

(i) provide information in response to a request therefor (including nonpublic information regarding it or any of its Subsidiaries) to the Person who made such Acquisition Proposal; provided, however, that such information has previously been made available to, or is made available to, Equitable or Corebridge, as applicable, prior to or concurrently with the time such information is made available to such Person and that, prior to furnishing any such information, Equitable or Corebridge, as applicable, receives from the Person making such Acquisition Proposal an executed confidentiality agreement with terms that are not less favorable to Equitable or Corebridge, as applicable, and not less restrictive to such Person than the terms in the Confidentiality Agreement are on Equitable or Corebridge, as applicable (it being understood that such confidentiality agreement need not contain a standstill provision or otherwise prohibit the making, or amendment, of an Acquisition Proposal); provided, further, that if the Person making such Acquisition Proposal is a known competitor of Equitable or Corebridge, as applicable, Equitable or Corebridge, as applicable, shall not provide any commercially sensitive nonpublic information to such Person in connection with any actions permitted by this Section 7.2(b) other than in accordance with customary “clean room” or other similar procedures designed to limit the disclosure of competitively sensitive information; and

(ii) participate in any discussions or negotiations with any such Person regarding such Acquisition Proposal;

in each case, if, and only if, prior to taking any action described in clauses (i) or (ii) above, the Equitable Board or the Corebridge Board, as applicable, determines in good faith that (A) after consultation with its financial advisor and outside legal counsel, based on the information then available, such Acquisition Proposal either constitutes a Superior Proposal or is reasonably be expected to result in a Superior Proposal and (B) after consultation with its outside legal counsel, failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable Law.

(c) Notice of Acquisition Proposals. Equitable or Corebridge, as applicable, shall promptly (and, in any event, within twenty-four (24) hours) give notice to the other Party if (i) any inquiries, proposals or offers with respect to an Acquisition Proposal or any material modification of or material amendment to any Acquisition Proposal, are received by, (ii) any information is requested in connection with any Acquisition Proposal from, or (iii) any discussions or negotiations with respect to an Acquisition Proposal are sought to be initiated or continued with, in each case, it or any of its Representatives, setting forth in such notice the identity of such Person making such inquiry, proposal, offer or information request or seeking any such discussions or negotiations, a copy of the Acquisition Proposal (including proposed agreements) or, if not in writing, a written summary in reasonable details of the material terms and conditions of any such Acquisition Proposal and thereafter shall keep the other Party reasonably informed, on a current basis (and, in any event, within twenty-four (24) hours), of the status and material terms of any such proposals or offers (including any material amendments thereto) and the status of any such discussions or negotiations, including any change in its intentions as previously notified.

(d) No Change of Recommendation.

(i) Except as permitted by Section 7.2(d)(ii) and Section 7.2(e), neither the Equitable Board nor the Corebridge Board, including any committee thereof, as applicable, shall:

(A) withhold, withdraw, qualify or modify (or publicly propose or resolve to withhold, withdraw, qualify or modify) the Equitable Recommendation, in the case of the Equitable Board or any committee thereof, or the Corebridge Recommendation, in the case of the Corebridge Board or any committee thereof, in a manner adverse to Equitable or Corebridge, as applicable;

(B) fail to include the Equitable Recommendation or the Corebridge Recommendation, as applicable, in the Proxy/Prospectus;

(C) fail to (x) reaffirm the Equitable Recommendation or Corebridge Recommendation, as applicable, and (y) recommend against acceptance of a tender or exchange offer by its stockholders pursuant to Rule 14d-2 under the Exchange Act for outstanding shares of Equitable Common Stock or Corebridge Common Stock, as applicable (other than by Equitable or an Affiliate of Equitable or Corebridge or an Affiliate of Corebridge, as applicable), in each case, within ten (10) Business Days after the commencement of such tender offer or exchange offer (or, if earlier, prior to the Equitable Stockholders Meeting or Corebridge Stockholders Meeting, as applicable);

(D) approve or recommend, or publicly declare advisable or publicly propose to enter into, any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement, exclusivity agreement or other agreement (other than a confidentiality agreement referred to in Section 7.2(b)(i) entered into in compliance with Section 7.2(b)) relating to any Acquisition Proposal (an “Alternative Acquisition Agreement”);

(E) resolve, agree or publicly propose to take any of the foregoing actions (and any of the actions set forth in the foregoing clauses (A), (B), (C) and (D), a “Change of Recommendation”); or

(F) cause or permit Equitable or Corebridge, as applicable, to enter into an Alternative Acquisition Agreement.

(ii) Notwithstanding anything in this Agreement to the contrary, prior to the time, in the case of Equitable, the Requisite Equitable Vote is obtained or, in the case of Corebridge, the Requisite Corebridge Vote is obtained, the Equitable Board or the Corebridge Board, as applicable, may effect a Change of Recommendation if (A)(1) an unsolicited, bona fide written Acquisition Proposal received on or after the date of this Agreement that did not arise from or in connection with a breach of the obligations set forth in Section 7.2(a) is received by Equitable or Corebridge, as applicable, and is not withdrawn, and the Corebridge Board or the Equitable Board, as applicable, determines in good faith, after consultation with its financial advisor and outside legal counsel and that such Acquisition Proposal constitutes a Superior Proposal or (2) an Intervening Event has occurred, and (B) the Equitable Board or Corebridge Board, as applicable, determines in good faith, after consultation with its outside legal counsel, that failure to effect a Change of Recommendation in response to such Superior Proposal or Intervening Event, as applicable, would be inconsistent with the directors’ fiduciary duties under applicable Law; provided that a Change of Recommendation may not be made unless and until Equitable has given Corebridge or Corebridge has given Equitable, as applicable, written notice of such action and the basis therefor five (5) Business Days in advance, which notice shall set forth in writing that the Equitable Board or the Corebridge Board, as applicable, intends to consider whether to take such action and (x) in the case of a Superior Proposal, comply in form, substance and delivery with the provisions of Section 7.2(c) and (y) in the case of an Intervening Event, include a reasonably detailed description of such Intervening Event (such notice, the “Board Recommendation Notice”). After giving such Board Recommendation Notice and prior to effecting a Change of Recommendation, Equitable or Corebridge, as applicable, shall negotiate in good faith with the other Party (to the extent the other Party wishes to negotiate), to make such revisions to the terms of this Agreement as would permit the Equitable Board or the Corebridge Board, as applicable, not to effect a Change of Recommendation in response thereto. At the end of the five (5) Business Day period, prior to and as a condition to taking action to effect a Change of Recommendation, the Equitable Board or the Corebridge Board, as applicable, shall take into account any changes to the terms of this Agreement proposed in writing by the other Party and any other information offered by the other Party in response to the Board Recommendation Notice, and shall have determined in good faith that (I) in the case of a Superior Proposal, after consultation with its financial advisor and its outside legal counsel, such Superior Proposal would continue to constitute a Superior Proposal and, in the case of an Intervening Event, that such Intervening Event remains in effect and (II) after consultation with its outside legal counsel, the failure to effect a Change of Recommendation in response to such Superior Proposal or Intervening Event, as applicable, would be inconsistent with the directors’ fiduciary duties under applicable Law, in each case, if such changes offered in writing by the other Party were to be given effect. Any material amendment to any Acquisition Proposal will be deemed to be a new Acquisition Proposal for purposes of Section 7.2(c) and this Section 7.2(d)(ii) except that references in this Section 7.2(d)(ii) to “five (5) Business Days” shall be deemed to be references to “three (3) Business Days.”

(e) Certain Permitted Disclosure. Nothing contained in this Section 7.2 shall prohibit Equitable or Corebridge, as applicable, from (i) complying with its disclosure obligations under applicable Law with regard to an Acquisition Proposal if, in the case of this clause (i), in the good faith judgment of the Equitable Board or the Corebridge Board, as applicable, after consultation with its outside legal counsel, the failure to make such disclosure would be reasonably likely to be inconsistent with the directors’ fiduciary duties under applicable Law, or (ii) disclosing to its stockholders a position contemplated by Rules 14d-9 and 14e-2(a) under the Exchange Act, or from making any “stop, look and listen” statement or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act, in each case, so long as any action taken or statement made is consistent with this Section 7.2; provided that neither Equitable nor Corebridge may effect a Change of Recommendation except in accordance with Section 7.2(d)(ii). Any disclosure by the Equitable or Corebridge relating to an Acquisition Proposal shall be deemed to be a Change of Recommendation by such Party unless the Equitable Board or the Corebridge Board, as applicable, reaffirms its recommendation and declaration of advisability with respect to this Agreement and the Transactions in such disclosure.

(f) Existing Discussions. Each of Equitable and Corebridge shall, and shall cause its Subsidiaries and its and their respective Subsidiaries’ directors and officers to, and shall direct and use its reasonable best efforts to cause its other Representatives to, immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Person conducted heretofore with respect to any Acquisition Proposal, or proposal that would reasonably be expected to lead to an Acquisition Proposal. Each of Equitable and Corebridge shall promptly deliver a written notice to each such Person with whom it was discussing an Acquisition Proposal, or proposal or transaction that would reasonably be expected to lead to an Acquisition Proposal, providing only that Equitable or Corebridge, as applicable, is ending all discussions and negotiations with such Person with respect to any Acquisition Proposal, or proposal or transaction that would reasonably be expected to lead to an Acquisition Proposal, which notice shall also request the prompt return or destruction of all confidential information concerning Equitable and its Subsidiaries or Corebridge and its Subsidiaries, as applicable, heretofore furnished to such Person by or on behalf of Equitable or Corebridge, as applicable. Each of Equitable and Corebridge shall promptly terminate all physical and electronic data access previously granted to each such Person with whom it was discussing an Acquisition Proposal, or proposal or transaction that would reasonably be expected to lead to an Acquisition Proposal.

(g) Standstill Provisions. During the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article IX and the Closing, neither Equitable nor Corebridge shall terminate, amend, modify or waive any provision of any confidentiality, “standstill” or similar agreement to which either Equitable or Corebridge, or any of its Subsidiaries is a party, and each of Equitable and Corebridge shall enforce, to the fullest extent permitted under applicable Law, the provisions of any such agreement, including by obtaining injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof; notwithstanding anything in this Agreement to the contrary, Equitable or Corebridge shall be permitted to take any such action prohibited by this Section 7.2(g) if (i) such Party receives a written request from a third party to take such action and the Equitable Board or the Corebridge Board, as applicable, determines in good faith, after consultation with its outside legal counsel, that the failure to take such action would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable Law and (ii) such Party promptly (and in no event later than twenty-four (24) after taking such action) provides written notice to the other Party that it has taken such action and includes the identity of the applicable third party in such written notice. Notwithstanding anything in this Agreement to the contrary, Section 9 of the Confidentiality Agreement is hereby terminated and shall have no further force or effect.

(h) Breach by Representatives. It is understood that any violation of the restrictions set forth in this Section 7.2 by any Representative of either Equitable or Corebridge will be deemed to be a breach of this Section 7.2 by such Party.

7.3 Proxy/Prospectus Filing; Information Supplied.

(a) As promptly as practicable after the date of this Agreement, and in any event no later than forty five (45) days after the date of this Agreement, Equitable and Corebridge shall prepare and cause HoldCo to file with the SEC, HoldCo’s registration statement on Form S-4 (as amended or supplemented from time to time, the “Registration Statement”), which Registration Statement shall include the joint proxy statement relating to the Equitable Stockholders Meeting and the Corebridge Stockholders Meeting (as amended or supplemented from time to time, the “Proxy/Prospectus”). Each of Equitable and Corebridge shall use its reasonable best efforts to, in consultation with the other Party, (i) set a record date for its respective Stockholders Meeting, which record date shall be prior to the effectiveness of the Registration Statement and shall be the same record date as the other Party’s Stockholders Meeting, (ii) commence a broker search pursuant to Section 14a-13 of the Exchange Act, (iii) thereafter cause the Proxy/Prospectus to be mailed to stockholders of Equitable and Corebridge, as applicable, as promptly as reasonably practicable after the Registration Statement is declared effective and, in any event, within ten (10) Business Days of the earlier occurrence of either (A) (x) the date that is ten (10) days after the filing of the Registration Statement if the SEC does not indicate it will be providing comments or (y) such earlier date as Equitable or Corebridge receives confirmation that the SEC will not provide comments or indicates that it does not plan to provide comments to the filing of the Registration Statement, or (B) within two (2) Business Days after the SEC confirms that it has no further comments on the Registration Statement (the “Registration Statement Clearance Date”) and (iv) maintain the effectiveness of the Registration Statement for as long as necessary to consummate the Transactions.

(b) Each of Equitable and Corebridge shall (i) promptly (and in any event, no less than twenty-four (24) hours after a director or senior executive officer of such party becomes aware) notify the other of the receipt of all comments from the staff of the SEC and of any request by the staff of the SEC for any amendment or supplement to the Registration Statement or the Proxy/Prospectus or for additional information, (ii) promptly (and in any event, no less than twenty-four (24) hours after a director or senior executive officer of such party becomes aware) provide the other with copies of all correspondence between it or any of its Representatives and the staff of the SEC with respect to the Registration Statement or Proxy/Prospectus, (iii) use its reasonable best efforts to respond promptly to comments from the staff of the SEC and (iv) following the Registration Statement Clearance Date, as promptly as reasonably practicable request that the SEC declare the Registration Statement effective promptly. Each of Equitable and Corebridge shall advise the other, promptly after receipt of notice thereof, of the time of effectiveness of the Registration Statement, the issuance of any stop order relating thereto or the suspension of the qualification of shares of HoldCo Common Stock, any series of Equitable Preferred Stock or Corebridge Preferred Stock for offering or sale in any jurisdiction, and each of Equitable, Corebridge and HoldCo shall use its reasonable best efforts to have any such stop order or suspension lifted, reversed or otherwise terminated. Corebridge shall, and shall cause HoldCo to, use its reasonable best efforts to take any other action (other than qualifying to do business in any jurisdiction in which it is not so qualified on the date of this Agreement) required to be taken under any applicable securities Laws in connection with the Transactions, the issuance of shares of HoldCo Common Stock, any sub-series of Series 1 HoldCo Preferred Stock and Series 2 HoldCo Preferred Stock pursuant to this Agreement and the treatment of Equitable Options, Corebridge Options, other Equitable Equity Awards and other Corebridge Equity Awards pursuant to Section 2.8. Equitable shall furnish all information concerning Equitable and the holders of Equitable Common Stock, Equitable and other Equitable Equity Awards as may be reasonably requested in connection with any such action. Corebridge shall furnish all information concerning Corebridge and the holders of Corebridge Common Stock, Corebridge and other Corebridge Equity Awards as may be reasonably requested in connection with any such action.

(c) Each of Equitable and Corebridge agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it or its Subsidiaries for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) the Proxy/Prospectus will, at the date of mailing to the stockholders of Equitable and Corebridge and at the times of the Equitable Stockholders Meeting and Corebridge Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of Equitable and Corebridge shall cause the Registration Statement and the Proxy/Prospectus to comply as to form in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the rules and regulations thereunder. If, at any time prior to the applicable Effective Time, Equitable or Corebridge obtains knowledge of any information pertaining to it or previously provided by it for inclusion in the Registration Statement or the Proxy/Prospectus that would require any amendment or supplement to the Registration Statement or the Proxy/Prospectus so that any of such documents would not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, such Party shall promptly advise the other Party and the Parties shall cooperate in the prompt filing with the SEC of any necessary amendment or supplement to the Registration Statement and the Proxy/Prospectus and, as required by applicable Law, in disseminating the information contained in such amendment or supplement to the Equitable stockholders and the Corebridge stockholders, as applicable.

(d) Each of Equitable and Corebridge will provide its legal counsel with a reasonable opportunity to review and comment on drafts of the Registration Statement and the Proxy/Prospectus, responses to any comments from the staff of the SEC with respect thereto, and other documents related to the Equitable Stockholders Meeting, the Corebridge Stockholders Meeting or the issuance of the shares of HoldCo Common Stock, sub-series of Series 1 HoldCo Preferred Stock and Series 2 HoldCo Preferred Stock, prior to filing such documents with the applicable Governmental Entity and mailing such documents to the stockholders of Equitable and Corebridge, as applicable. Each will include in the Registration Statement, the Proxy/Prospectus and such other documents related to the Equitable Stockholders Meeting, the Corebridge Stockholders Meeting or the issuance of the shares of HoldCo Common Stock, any sub-series of Series 1 HoldCo Preferred Stock and Series 2 HoldCo Preferred Stock with all comments reasonably and promptly proposed by the other Party or its legal counsel and each agrees that all information relating to Equitable and its Subsidiaries included in the Registration Statement and the Proxy/Prospectus shall be in form and content satisfactory to Equitable, acting reasonably, and all information relating to Corebridge and its Subsidiaries included in the Registration Statement and the Proxy/Prospectus shall be in form and content satisfactory to Corebridge, acting reasonably. Notwithstanding the foregoing, the provisions of this Section 7.3(d) shall (i) not apply with respect to information relating to Change of Recommendation and (ii) in respect of documents filed by a Party that are incorporated by reference in the Registration Statement or Proxy/Prospectus, apply only with respect to the information relating to the other Party or the other Party’s business, financial condition or results of operations.

7.4 Stockholders Meetings.

(a) Corebridge will take, in accordance with applicable Law and its Organizational Documents, all action necessary to convene the Corebridge Stockholders Meeting as promptly as practicable after the Registration Statement Clearance Date, and in any event (to the extent permitted by applicable Law) within fifty (50) days thereafter to consider and vote upon the adoption of this Agreement and to cause such vote to be taken, and shall not postpone or adjourn such meeting except to the extent required by Law, in accordance with Section 7.4(c), or if, as of the time for which the Corebridge Stockholders Meeting was originally scheduled (as set forth in the Proxy/Prospectus), there are insufficient shares of Corebridge Common Stock represented (either in person or by proxy) and voting to adopt this Agreement or to constitute a quorum necessary to conduct the business of the Corebridge Stockholders Meeting. Corebridge shall, subject to the right of the Corebridge Board to effect a Change of Recommendation in accordance with Section 7.2(d)(ii), use reasonable best efforts to solicit from the stockholders of Corebridge proxies in favor of the proposal to adopt this Agreement and to secure the Requisite Corebridge Vote (it being understood that the foregoing shall not require the Corebridge Board to recommend in favor of the adoption of this Agreement, if a Change of Recommendation has been effected in accordance with Section 7.2(d)(ii)).

(b) Equitable will take, in accordance with applicable Law and its Organizational Documents, all action necessary to convene the Equitable Stockholders Meeting as promptly as practicable after the Registration Statement is declared effective, and in any event (to the extent permitted by applicable Law) within fifty (50) days thereafter to consider and vote upon the adoption of this Agreement and to cause such vote to be taken, and shall not postpone or adjourn such meeting except to the extent required by Law, in accordance with Section 7.4(c), or if, as of the time for which the Equitable Stockholders Meeting was originally scheduled (as set forth in the Proxy/Prospectus), there are insufficient shares of Equitable Common Stock represented (either in person or by proxy) and voting to adopt this Agreement or to constitute a quorum necessary to conduct the business of the Equitable Stockholders Meeting. Equitable shall, subject to the right of the Equitable Board to effect a Change of Recommendation in accordance with Section 7.2(d)(ii), use reasonable best efforts to solicit from the stockholders of Equitable proxies in favor of the proposal to adopt this Agreement and to secure the Requisite Equitable Vote (it being understood that the foregoing shall not require the Equitable Board to recommend in favor of the adoption of this Agreement, if a Change of Recommendation has been effected in accordance with Section 7.2(d)(ii)).

(c) Equitable and Corebridge shall cooperate to schedule and convene the Equitable Stockholders Meeting and the Corebridge Stockholders Meeting on the same date and at the same time. Each of Equitable and Corebridge agrees (i) to provide the other reasonably detailed periodic updates concerning proxy solicitation results on a timely basis (including, if requested, promptly providing daily voting reports in the last ten (10) days prior to the applicable stockholder meeting) and (ii) to give written notice to the other Party one (1) day prior to the Equitable Stockholders Meeting or the Corebridge Stockholders Meeting, as applicable, and on the day of, but prior to the Equitable Stockholders Meeting or the Corebridge Stockholders Meeting, as applicable, indicating whether as of such date sufficient proxies representing the Requisite Equitable Vote or the Requisite Corebridge Vote, as applicable, have been obtained. Notwithstanding the foregoing, if, on a date that is two (2) Business Days prior to the date the Equitable Stockholders Meeting or the Corebridge Stockholders Meeting, as applicable, is scheduled (in either case, the “Original Date”), (A) Equitable or Corebridge, as applicable, has not received proxies representing the Requisite Equitable Vote or the Requisite Corebridge Vote, as applicable, whether or not a quorum is present or (B) it is necessary to ensure that any supplement or amendment to the Proxy/Prospectus is required to be delivered, Equitable may, or if Corebridge so requests, shall, or Corebridge may, or if Equitable so requests, shall, postpone or adjourn, or make one or more successive postponements or adjournments of, the Equitable Stockholders Meeting or the Corebridge Stockholders Meeting, as applicable, as long as the date of the Equitable Stockholders Meeting or the Corebridge Stockholders Meeting, as applicable, is not postponed or adjourned more than seven (7) Business Days in connection with any one postponement or adjournment or more than an aggregate of twenty (20) Business Days from the Original Date in reliance on this sentence. In the event that Equitable or Corebridge, as applicable, postpones or adjourns the Equitable Stockholders Meeting or the Corebridge Stockholders Meeting, as applicable, the other Party may postpone or adjourn its stockholders meeting such that the Equitable Stockholders Meeting and the Corebridge Stockholders Meeting are scheduled on the same date.

(d) Without limiting the generality of the foregoing, each of Equitable and Corebridge agrees that its obligations to hold the Equitable Stockholders Meeting and the Corebridge Stockholders Meeting, as applicable, pursuant to this Section 7.4 shall not be affected by the making of a Change of Recommendation by the Equitable Board or the Corebridge Board, as applicable, and its obligations pursuant to this Section 7.4 shall not be affected by the commencement of or announcement or disclosure of or communication to Equitable or Corebridge, as applicable, of any Acquisition Proposal (including any Superior Proposal) or the occurrence or disclosure of an Intervening Event as to Equitable or Corebridge, as applicable.

(e) The only matters to be voted upon at the Equitable Stockholders Meeting and the Corebridge Stockholders Meeting are (i) in the case of Equitable, the Requisite Equitable Vote and routine proposals required in connection with such vote and (ii) in the case of Corebridge, the Requisite Corebridge Vote and routine proposals required in connection with such vote.

7.5 Cooperation; Efforts to Consummate.

(a) On the terms and subject to the conditions set forth in this Agreement (including Section 7.2), Equitable and Corebridge shall cooperate with each other and use (and shall cause their respective Subsidiaries to use) their respective reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under this Agreement and applicable Law to cause the conditions to the Closing set forth in Article VIII to be satisfied and consummate and make effective the Transactions, in each case, as soon as reasonably practicable, including preparing and filing as promptly as reasonably practicable and advisable all documentation to effect all necessary notices, reports and other filings and to obtain as promptly as reasonably practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party or any Governmental Entity in order to consummate the Transactions.

(b) Without limiting the general applicability of Section 7.5(a), each of Equitable and Corebridge shall, in consultation and cooperation with the other and as promptly as reasonably practicable, file (i) in no event later than forty five (45) days following the date of this Agreement, with the United States Federal Trade Commission and the Antitrust Division of the United States Department of Justice the notification and report form, if any, required under the HSR Act with respect to the Transactions, (ii) in no event later than twenty (20) days following the date of this Agreement, with applicable Insurance Regulators, each Insurance Approval that is a “Form A” exemption request or equivalent exemption request, (iii) in no event later than forty five (45) days following the date of this Agreement, with applicable Insurance Regulators, the Insurance Approvals (other than (x) any “Form A” exemption request or equivalent exemption request or (y) to the extent required, biographical affidavits, fingerprint cards and background checks, business plans and financial projections, which shall follow as promptly as reasonably practicable thereafter), and (iv) all other authorizations, consents, orders, approvals, filings and declarations and all expirations of waiting periods listed in Exhibit G of this Agreement (each of the foregoing clauses (i) through (iv), collectively, the “Requisite Regulatory Approvals”); provided that, neither Equitable nor Corebridge shall submit a “Form A” exemption request or equivalent exemption request to an Insurance Regulator that has requested to receive a “Form A” Acquisition of Control Statement in connection with the Transactions; provided, further, that, in the event a “Form A” exemption request or equivalent exemption request is filed and not approved, each of Corebridge and Equitable shall, in consultation and cooperation with the other and as promptly as reasonably practicable, file in no event later than twenty (20) days following receipt of notice of such non-approval (and in any case, no later than sixty five (65) days following the date of this Agreement), such “Form A” Acquisition of Control Statement in connection with the Transactions. All such filings shall comply in all material respects with the requirements of applicable Law.

(c) Equitable and Corebridge shall jointly develop and consult with one another on and consider in good faith the views of one another in connection with, all of the information relating to Equitable or Corebridge, as applicable, and any of their respective Subsidiaries, that appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the Transactions (including the Registration Statement and the Proxy/Prospectus). Neither Equitable nor Corebridge shall permit any of its Representatives to participate in any substantive meeting (whether live or virtual) with any Governmental Entity in respect of any filings, investigation or other inquiry relating to the Transactions unless it consults with the other Party in advance and, to the extent permitted by such Governmental Entity, gives the other Party the opportunity to attend and participate in such meeting. Subject to applicable Law, each of Equitable and Corebridge and any of their respective Subsidiaries shall not agree to any actions, restrictions or conditions with respect to obtaining any consents, registrations, approvals, permits, expirations of waiting periods or authorizations in connection with the Transactions, and neither Party shall directly or indirectly extend any waiting period under the HSR Act or enter into any agreement with a Governmental Entity related to this Agreement or the Transactions, in each case, without the prior written consent of the other Party (such consent not to be unreasonably withheld, conditioned or delayed). In exercising the foregoing rights, each of Equitable and Corebridge shall act reasonably and as promptly as reasonably practicable.

(d) Without limiting the generality of the undertakings pursuant to this Section 7.5, but on the terms and subject to the conditions set forth in this Agreement, including Section 7.5(e), each of Equitable and Corebridge agree to use reasonable best efforts to take or cause to be taken the following actions:

(i) subject to applicable Law, the prompt provision to each and every federal, state, local or foreign court or Governmental Entity with jurisdiction over enforcement of any applicable Antitrust Law (each, a “Governmental Antitrust Entity”) of non-privileged information and documents relating to Equitable or Corebridge, as applicable, and any of their respective Subsidiaries requested by any Governmental Antitrust Entity or that are necessary, proper or advisable to permit consummation of the Transactions; and

(ii) all reasonably necessary, proper or advisable steps to (A) avoid the entry of, and (B) resist, vacate, modify, reverse, suspend, prevent, eliminate or remove any actual, anticipated or threatened temporary, preliminary or permanent injunction or other order, decree, decision, determination or judgment entered or issued, or that becomes reasonably foreseeable to be entered or issued, in any Proceeding or inquiry of any kind, in the case of each of the foregoing clauses (A) and (B), that would reasonably be expected to delay, restrain, prevent, enjoin or otherwise prohibit or make unlawful the consummation of the Transactions, including, except as Equitable and Corebridge may otherwise agree, the proffer of its willingness and agreement by Equitable or Corebridge, as applicable, to (1) sell, lease, license or otherwise dispose of, or hold separate pending such disposition, and promptly to effect the sale, lease, license, disposal and holding separate of, assets, operations, rights, product lines, Licenses, businesses or interests therein of Equitable or Corebridge or either of their respective Subsidiaries (and the entry into agreements with, and submission to orders of, the relevant Governmental Antitrust Entity giving effect thereto) or (2) make any capital commitment or capital guarantee or keep well or similar capital maintenance undertaking with respect to an Insurance Subsidiary (each such action in clause (1) or clause (2), a “Regulatory Remedy”) if such Regulatory Remedy should be reasonably necessary, proper or advisable so as to permit the consummation of the Transactions.

(e) Notwithstanding anything in this Section 7.5 to the contrary, neither this Section 7.5 nor the “reasonable best efforts” standard herein shall require, or be construed to require, Equitable or Corebridge or any of their respective Subsidiaries or other Affiliates to (i) waive any of the conditions set forth in Article VIII as they apply to such Party, (ii) commence any litigation against any Governmental Antitrust Entity or Insurance Regulator, (iii) take, effect or agree to any Regulatory Remedy unless such Regulatory Remedy is conditioned upon the occurrence of the Closing or is effective on or after the Closing or (iv) take, effect or agree to any Regulatory Remedy that individually or in the aggregate with any other Regulatory Remedy that would, after giving effect to the Mergers (and after giving effect to any reasonably expected proceeds from effecting any Regulatory Remedy), result in, or reasonably be expected to result in, an Effect that, individually or in the aggregate with any other Effect, have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of HoldCo and its Subsidiaries, taken as a whole (provided that for purposes of determining the foregoing, the business, assets, condition (financial or otherwise) or results of operations of HoldCo and its Subsidiaries, taken as a whole, shall be deemed to be of the same scale as those of Corebridge and its Subsidiaries, taken as a whole).

(f) For the avoidance of doubt, Equitable and Corebridge shall cooperate with each other and work in good faith in formulating any Regulatory Remedy.

7.6 Status; Notifications. Subject to applicable Law and as otherwise required by any Governmental Entity, each of Equitable and Corebridge shall keep the other apprised of the status of matters relating to completion of the Transactions, including promptly furnishing the other with copies of notices or other communications received by either Equitable or Corebridge, or any of its Subsidiaries, from any third party and/or any Governmental Entity with respect to such Transactions. Each of Equitable and Corebridge shall give prompt notice to the other of any Effect that, individually or in the aggregate with any other Effect, has had, or would reasonably be expected to have, a Material Adverse Effect on such Party, or of any failure of any condition to the other Party’s obligations to effect the Mergers to be satisfied; provided that the failure to comply with this sentence of this Section 7.6 shall not constitute the failure of any condition set forth in Section 8.2(b) or Section 8.3(b) to be satisfied unless the underlying breach would independently result in the failure of a condition set forth in Section 8.2(b) or Section 8.3(b) to be satisfied; provided, further, that the delivery of any notice pursuant to this sentence of this Section 7.6 shall not limit or otherwise affect the remedies available under this Agreement to the other Party.

7.7 Financing and Indebtedness.

(a) Subject in all respects to the following provisions of this Section 7.7, during the period from the date of this Agreement to the Corebridge Effective Time:

(i) the Parties hereto shall cooperate in good faith to mutually determine and implement any necessary, appropriate or desirable arrangements, in anticipation of the consummation of the Transactions, regarding (A) each Party’s indentures or other documents governing or relating to Indebtedness of the Parties and (B) any incremental Indebtedness in connection with the Transactions (each, a “Debt Financing”);

(ii) in furtherance of the foregoing, at any Party’s request, each of the other Parties shall, and shall cause each of its Subsidiaries and their respective Representatives to, (A) reasonably cooperate with the first Party with respect to the arrangement of an amendment, waiver, supplement, modification, refinancing or replacement, in form and substance reasonably satisfactory to each Party, to any or all of the revolving credit facilities, letter of credit facilities or similar bank facilities set forth on Exhibit H (the “Specified Debt Agreements”) to (I) waive (or have the same effect as a waiver) any “Change of Control” (as defined in each Specified Debt Agreement) that will occur at the Closing, (II) otherwise permit consummation of the Transactions and (III) further modify the Specified Debt Agreements as the Parties may reasonably agree (each, a “Specified Debt Amendment”), and (B) provide all reasonable assistance and cooperation in connection with each Specified Debt Amendment and each Specified Debt Agreement (including delivering or causing a Subsidiary to deliver any notices, agreements, documents or instruments necessary, proper or advisable to comply with the terms thereof and taking such other actions as are necessary, proper or advisable thereunder in respect of the Transactions); and

(iii) in the event that any Specified Debt Agreement is not expected to survive the Closing, the relevant Party shall use reasonable best efforts to deliver (or cause to be delivered) to the other Parties on or prior to the Closing Date a fully executed copy of a customary payoff letter (each, a “Payoff Letter”) with respect to the obligations under such Specified Debt Agreement which, as of the date that is ten (10) Business Days prior to the anticipated Closing Date, is not anticipated to survive the Closing.

(b) Notwithstanding anything in this Section 7.7 to the contrary, in no event shall any Party be required in connection with its obligations under this Section 7.7 to (i) amend or agree to amend any Specified Debt Agreement, which amendment is not conditioned on the Closing, (ii) incur any liability in connection therewith prior to the Corebridge Effective Time unless contingent upon the occurrence of the Closing or indemnified by one or more of the other Parties to such Party’s reasonable satisfaction, (iii) take any actions that would unreasonably interfere with or unreasonably disrupt the normal operations and management of such Party and its Subsidiaries, (iv) take any actions that such Party reasonably believes could (A) violate its or its Subsidiaries’ Organizational Documents, (B) violate any applicable Law, (C) constitute a default or violation under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of such Party or its Subsidiaries or to a loss of any benefit to which such Party or its Subsidiaries is entitled under any provision of, any Contract (so long as such Contract was not entered into in contemplation of avoiding such obligations), or (D) result in the creation or imposition of any Encumbrance on any asset of such Party or its Subsidiaries, (v) waive or amend any terms of this Agreement, (vi) take any action that could reasonably be expected to cause any representation or warranty or covenant contained in this Agreement to be breached or to cause any condition to the Closing set forth in Article VIII to fail to be satisfied or otherwise cause any breach of this Agreement, (vii) provide access to or disclose information that such Party determines would jeopardize any attorney-client privilege of such Party or any of its Subsidiaries; provided that such Party and any other applicable Subsidiary shall use its reasonable best efforts to permit such disclosure in a manner that would not result in the loss or waiver of any such attorney-client privilege, (viii) fund any repayment, redemption, cash collateralization or provide any “backstop” letters of credit prior to the Closing or (ix) result in any of such Party’s or any of its Subsidiaries’ Representatives incurring any personal liability with respect to any matters relating to this Section 7.7.

(c) Each Party acknowledges and agrees that notwithstanding anything in this Agreement to the contrary, the obligations to perform its agreements hereunder, including to consummate the Closing subject to the terms and conditions hereof, are not conditioned on obtaining any Debt Financing or any Specified Debt Amendments. Each Party shall be deemed to be in compliance with this Section 7.7 for purposes of Section 8.2(b) and Section 8.3(b), as applicable, so long as such Party is not in Willful Breach of its obligations under this Section 7.7.

7.8 Information; Access and Reports.

(a) Subject to applicable Law and the other provisions of this Section 7.8, each of Equitable and Corebridge shall (and shall cause its Subsidiaries to), upon written request by the other, furnish the other with all information concerning itself, its Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy/Prospectus, the Registration Statement or any other statement, filing, notice or application made by or on behalf of Equitable, Corebridge or any of their respective Subsidiaries to any third party or any Governmental Entity in connection with the Transactions, and shall (and shall cause its Subsidiaries to), upon giving of reasonable notice by the other Party, afford the other Party’s officers and other authorized Representatives reasonable access, during normal business hours following reasonable advance notice throughout the period prior to the Closing, to its officers, Employees, agents, Contracts, books and records (including the work papers of such Party’s independent accountants upon receipt of any required consents from such accountants), as well as properties, offices and other facilities, and, during such period, each shall (and shall cause its Subsidiaries to) furnish promptly to the other all information concerning its business, properties and personnel as may reasonably be requested, in each case for the purpose of consummating the Transaction.

(b) The foregoing provisions of this Section 7.8 shall not require and shall not be construed to require either Equitable or Corebridge to permit any access to any of its officers, Employees, agents, Contracts, books or records, or its properties, offices or other facilities, or to permit any inspection, review, invasive or subsurface environmental sampling or testing of environmental media, audit, or to disclose or otherwise make available any information that in the reasonable judgment of Equitable or Corebridge, as applicable, would (i) result in the disclosure of any trade secrets of any third parties, competitively sensitive information, information concerning the valuation of Equitable, Corebridge or any of their respective Subsidiaries or violate the terms of any confidentiality provisions in any agreement with a third party entered into prior to the date of this Agreement, (ii) result in a violation of applicable Law, including any fiduciary duty, (iii) waive the protection of any attorney-client privilege or (iv) result in the disclosure of any personal information that would expose the Party to the risk of liability. In the event that Equitable or Corebridge, as applicable, objects to any request submitted pursuant to and in accordance with this Section 7.8 and withholds information on the basis of the foregoing clauses (i) through (iv), Equitable or Corebridge, as applicable, shall inform the other Party as to the general nature of what is being withheld and Equitable and Corebridge shall use reasonable best efforts to make appropriate substitute arrangements to permit reasonable disclosure that does not suffer from any of the foregoing impediments, including through the use of reasonable best efforts to (A) obtain the required consent or waiver of any third party required to provide such information and (B) implement appropriate and mutually agreeable measures to permit the disclosure of such information in a manner to remove the basis for the objection, including by arrangement of appropriate clean room procedures, redaction or entry into a customary joint defense agreement with respect to any information to be so provided, if the Parties determine that doing so would reasonably permit the disclosure of such information without violating applicable Law or jeopardizing such privilege. Each of Equitable and Corebridge, as it deems advisable and necessary, may reasonably designate competitively sensitive material provided to the other as “Outside Counsel Only Material” or with similar restrictions. Such materials and the information contained therein shall be given only to the outside legal counsel of the recipient, or otherwise as the restriction indicates, and be subject to any additional confidentiality or joint defense agreement between the Parties. All requests for information made pursuant to this Section 7.8 shall be directed to the executive officer or other Person designated by Equitable or Corebridge, as applicable. All information exchanged or made available shall be governed by the terms of the Confidentiality Agreement.

(c) To the extent that any of the information or material furnished pursuant to this Section 7.8 or otherwise in accordance with the terms of this Agreement may include material subject to the attorney-client privilege, work product doctrine or any other applicable privilege, including those concerning pending or threatened Proceedings, the Parties understand and agree that they have a commonality of interest with respect to such matters and it is their desire, intention and mutual understanding that the sharing of such material is not intended to, and shall not, waive or diminish in any way the confidentiality of such material or its continued protection under the attorney-client privilege, work product doctrine or other applicable privilege. All such information that is entitled to protection under the attorney-client privilege, work product doctrine or other applicable privilege shall remain entitled to such protection under these privileges, this Agreement, and under the joint defense doctrine.

(d) No exchange of information or investigation by Equitable or its Representatives shall affect or be deemed to affect, modify or waive the representations and warranties of Corebridge set forth in this Agreement. No investigation by Corebridge or its Representatives shall affect or be deemed to affect, modify or waive the representations and warranties of Equitable set forth in this Agreement.

7.9 Stock Exchange Listing and Delisting. Each of Equitable and Corebridge shall use its reasonable best efforts to cause the shares of HoldCo Common Stock, any sub-series of Series 1 HoldCo Preferred Stock and Series 2 HoldCo Preferred Stock to be issued in the Mergers to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Closing. Prior to the Closing, Equitable shall cooperate with Corebridge and use its reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Laws and rules and policies of the NYSE to enable the delisting by the Equitable Surviving Corporation of the shares of Equitable Common Stock and any series of Equitable Preferred Stock from the NYSE and the deregistration of the shares of Equitable Common Stock and any series of Equitable Preferred Stock under the Exchange Act as promptly as practicable after the

Closing. Prior to the Closing, Corebridge shall cooperate with Equitable and use reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Laws and rules and policies of the NYSE to enable the delisting by the Corebridge Surviving Corporation of the shares of Corebridge Common Stock and Corebridge Preferred Stock from the NYSE and the deregistration of the shares of Corebridge Common Stock and Corebridge Preferred Stock under the Exchange Act as promptly as practicable after the Closing.

7.10 Publicity. The initial press release with respect to the Mergers and the other Transactions shall be a single press release issued jointly by Equitable and Corebridge and thereafter each of Equitable and Corebridge shall consult with the other, and provide reasonable opportunity for review and give due consideration to reasonable comment by the other, prior to issuing any press releases or otherwise making planned public statements with respect to the Transactions and shall not issue any such press release or make any such public statement without the prior consent of the other Party, which consent shall not be unreasonably withheld, conditioned or delayed, except (i) as may be required by applicable Law or by obligations pursuant to any listing agreement with or rules of the NYSE, (ii) with respect to any Change of Recommendation made in accordance with this Agreement or Equitable’s or Corebridge’s response thereto or any action taken by Equitable or the Equitable Board or Corebridge or the Corebridge Board, as applicable, pursuant to and in accordance with Section 7.2, (iii) in connection with any dispute between the Parties regarding this Agreement or the Transaction or (iv) to the extent the content of any such disclosure, announcement or statement is consistent with any previous disclosure, announcement or statement made in accordance with this Agreement. Each of Equitable and Corebridge may make any public statements in response to questions by the press, analysts, investors or those attending industry conferences or analyst or investor conference calls, so long as such statements are consistent with previous statements made jointly by Equitable and Corebridge.

7.11 Employee Benefits.

(a) The Parties agree that (i) the Employees of Equitable and its Subsidiaries at the Equitable Effective Time who continue to remain employed with Equitable or its Subsidiaries (the “Equitable Continuing Employees”) and (ii) the Employees of Corebridge and its Subsidiaries at the Corebridge Effective Time who continue to remain employed with Corebridge or its Subsidiaries (the “Corebridge Continuing Employees”, together with Equitable Continuing Employees, “Continuing Employees”) shall, during the period commencing at the applicable Effective Time and ending on the 12-month anniversary of the Closing Date, be provided with (i) a base salary or base wage rate, as applicable, that is no less favorable than the base salary or base wage rate, as applicable, provided to such Continuing Employee immediately prior to the applicable Effective Time, (ii) target annual cash bonus and long-term incentive opportunities that are no less favorable than the target annual cash bonus and long-term incentive opportunities provided to such Continuing Employee immediately prior to the applicable Effective Time, (iii) severance payments and benefits that are no less favorable than the severance payments and benefits applicable to such Continuing Employee immediately prior to the applicable Effective Time and (iv) other compensation and benefits (excluding for this purpose, defined benefit pension, post-employment welfare benefits, equity-based compensation and change of control, retention or other one-time awards) that are substantially comparable in the aggregate to the compensation and benefits provided to such Continuing Employee immediately prior to the applicable Effective Time; provided that the requirements of this sentence shall not apply to Continuing Employees who are covered by a collective bargaining agreement. For the avoidance of doubt, Equitable and Corebridge acknowledge and agree that the consummation of the Transactions will result in a change in control of Equitable and Corebridge (or any other words or terms of similar import) for purposes of all Equitable Benefit Plans and Corebridge Benefit Plans.

(b) With respect to any Benefit Plan in which any Continuing Employee first becomes eligible to participate on or after the applicable Effective Time, each Party shall use reasonable best efforts to (i) cause any pre-existing conditions or limitations and eligibility waiting periods under any of its group health plans to be waived with respect to the other Party’s Continuing Employees and their eligible dependents, (ii) give the other Party’s Continuing Employees credit for the plan year in which the applicable Effective Time occurs (or the plan year in which the Continuing Employee first becomes eligible to participate in the applicable Benefit Plan, if later) towards applicable deductibles and annual out-of-pocket limits for medical expenses incurred during the plan year but prior to the applicable Effective Time (or eligibility date, as applicable), for which payment has been made and (iii) give the other Party’s Continuing Employees service credit for such Continuing Employee’s employment with the other Party for purposes of vesting, benefit accrual and eligibility to participate under each applicable Benefit Plan, as if such service had been performed with such Party, except for benefit accrual under defined benefit pension plans, for purposes of qualifying for subsidized early retirement benefits (unless otherwise required under applicable Law) or to the extent it would result in a duplication of benefits.

(c) From the date hereof through the Closing Date, neither Party nor its Subsidiaries shall make any material (i) written communications to its own Designated Executives or (ii) broad-based written communications to its own employees, in each case, pertaining to compensation or benefit matters that are affected by the Transactions without first providing the other Party with a copy of the intended communication and a reasonable period of time to review and comment on such communication, with any reasonable comments to be considered in good faith.

(d) Nothing contained in this Agreement is intended to (i) be treated as an amendment of any particular Equitable Benefit Plan or Corebridge Benefit Plan, (ii) prevent Equitable, Corebridge, the Surviving Corporations or any of their Affiliates from amending or terminating any of their respective Benefit Plans in accordance with their terms, (iii) prevent Equitable, Corebridge, the Surviving Corporations or any of their Affiliates, after the applicable Effective Time, from terminating the employment of any Equitable Continuing Employee or Corebridge Continuing Employee or (iv) create any third-party beneficiary rights in any Employee of Equitable, Corebridge or any of their Subsidiaries, any beneficiary or dependent thereof, or any collective bargaining representative thereof, in connection with or arising out of this Agreement and the Transactions, including with respect to the compensation, terms and conditions of employment and/or benefits that may be provided to any Corebridge Continuing Employee or Equitable Continuing Employee by Equitable, Corebridge, the Surviving Corporations or any of their Affiliates or under any Benefit Plan which Equitable, Corebridge, the Surviving Corporations or any of their Affiliates may maintain.

7.12 Taxation.

(a) Equitable and Corebridge shall, and shall cause their respective Subsidiaries to, use their reasonable best efforts to cause the Mergers to qualify for the Intended Tax Treatment, and Equitable and Corebridge shall not, and shall cause their respective Subsidiaries to not, take any action (for the avoidance of doubt, other than those actions expressly required by this Agreement) that would be reasonably likely to prevent or impede the Mergers from qualifying for the Intended Tax Treatment. The Parties intend to report, and intend to cause their respective Subsidiaries to report, the Mergers for U.S. federal income tax purposes consistent with the Intended Tax Treatment; provided that none of Equitable, Corebridge or any Subsidiary of thereof shall have any liability or obligation to any holder of Equitable Stock or Corebridge Stock, including former holders of such stock and holders of any interest in HoldCo, should the Mergers fail to qualify for the Intended Tax Treatment.

(b) Each of Equitable and Corebridge shall, upon written request by the other, use reasonable best efforts and reasonably cooperate with one another in connection with (i) the issuance of the Equitable Tax Opinion (as defined in Section 8.2(d)) and the Corebridge Tax Opinion (as defined in Section 8.3(d)) and (ii) the issuance to Equitable or Corebridge of any other opinion of external counsel relating to the Intended Tax Treatment (including if the SEC requires an opinion regarding the Intended Tax Treatment to be prepared and submitted in connection with the declaration of effectiveness of the Proxy/Prospectus), such opinion to be prepared by Paul, Weiss, Rifkind, Wharton & Garrison LLP, Skadden, Arps, Slate, Meagher & Flom LLP or such other counsel as each Party may reasonably select (each, a “Tax Counsel”). In connection with the foregoing, each of Equitable and Corebridge shall deliver to Tax Counsel, upon written request therefor, a certificate (dated as of the necessary date and signed by an officer of Equitable or Corebridge, as applicable), in form and substance consistent with the applicable certificate set forth in Section 7.12(b) of the Equitable Disclosure Letter (in the case of Equitable) and Section 7.12(b) of Corebridge Disclosure Letter (in the case of Corebridge). Each of Equitable and Corebridge shall use its reasonable best efforts not to, and not permit any Subsidiary to, take or cause to be taken any action, other than an action expressly required by this Agreement, that would cause to be untrue (or fail to take or cause not to be taken any action which inaction would cause to be untrue) any of the representations and covenants made to counsel in the certificates set forth in Section 7.12(b) of the Equitable Disclosure Letter (in the case of Equitable) and Section 7.12(b) of Corebridge Disclosure Letter (in the case of Corebridge).

7.13 Expenses. Except as otherwise provided in Section 9.5(b) or Section 9.5(c), whether or not the Mergers are consummated, all costs and expenses incurred in connection with the preparation, negotiation, execution and performance of this Agreement and the Transactions, including all fees and expenses of its Representatives, shall be paid by the Party incurring such expense, except that expenses incurred in connection with any filing fees in connection with the HSR Act, any other Antitrust Law or other Requisite Regulatory Approval, the Registration Statement, the printing and mailing of the Proxy/Prospectus and the Exchange Agent shall be shared equally by Equitable and Corebridge.

7.14 Indemnification; Directors’ and Officers’ Insurance.

(a) From and after the Effective Time, HoldCo and the Surviving Corporations shall, jointly and severally, indemnify and hold harmless to the fullest extent permitted under applicable Law, each present and former (determined as of the Effective Time) director and officer of Equitable or Corebridge or any of their respective Subsidiaries or any Person who prior to the Closing served at the request of Equitable or Corebridge, as applicable, or any of their respective Subsidiaries, as a director or officer of another Person in which Equitable or Corebridge or any of its Subsidiaries has an equity investment, in each case, when acting in such capacity (the “Indemnified Parties”), against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with, arising out of or otherwise related to any Proceeding, in connection with, arising out of or otherwise related to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, including in connection with (i) the Transactions and (ii) actions to enforce this provision or any other indemnification or advancement right of any Indemnified Party. HoldCo and the Surviving Corporations shall advance expenses to each Indemnified Party as incurred to the fullest extent permitted under applicable Law; provided that any Person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined by final adjudication that such Person is not entitled to indemnification.

(b) Prior to the Closing, each of Equitable and Corebridge shall, effective as of the Closing, obtain and fully pay the premium for “tail” insurance policies for the extension of its insurance policies covering directors’ and officers’ liability, errors and omissions liability, cyber liability and employment practices liability (“Tail Insurance”), in each case, for claims reporting or discovery period of six (6) years from and after the Closing (such period, the “Tail Period”) with terms, conditions, retentions and limits of liability that are at least as favorable to the insureds thereunder as such Party’s insurance policies in effect as of immediately prior to the Closing, with respect to claims arising out of acts, omissions and other matters existing or occurring at or prior to the Closing (including in connection with this Agreement or the Transactions).

(c) During the Tail Period, all rights to indemnification and exculpation from liabilities for acts, omissions or other matters occurring at or prior to the Closing and rights to advancement of expenses relating thereto now existing in favor of any Indemnified Party as provided in the Organizational Documents of Equitable or Corebridge and their respective Subsidiaries, as applicable, and its Subsidiaries or any indemnification agreement between such Indemnified Party and Equitable or Corebridge, as applicable, or any of their respective Subsidiaries, as applicable, in each case, as in effect on the date of this Agreement, shall survive the Transactions unchanged and shall not be amended, restated, repealed or otherwise modified in any manner that would adversely affect any right thereunder of any such Indemnified Party, except to the extent required by applicable Law.

(d) If HoldCo or either Surviving Corporation or any of their respective successors or assigns (i) shall consolidate with or merge into any other Person and shall not be the continuing or surviving Person of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any Person, then, and in each such case, proper provisions shall be made so that the successors and assigns of HoldCo or such Surviving Corporation, as the case may be, shall assume all of their respective obligations set forth in this Section 7.14.

(e) The rights of the Indemnified Parties under this Section 7.14 are in addition to any rights such Indemnified Parties may have under the Organizational Documents of Equitable or Corebridge any of their respective Subsidiaries, as applicable, or under any applicable Contracts of Equitable or Corebridge, applicable, or Laws.

(f) This Section 7.14 is intended to be for the benefit of, and from and after the Effective Time shall be enforceable by, each of the Indemnified Parties, who shall be third-party beneficiaries of this Section 7.14.

7.15 Takeover Statutes. If any Takeover Statute is or may become applicable to the Transactions, each of the Parties hereto and its respective board of directors shall grant such approvals and take such actions as are necessary and legally permissible so that the Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act to eliminate or minimize the effects of such statute or regulation on the Transactions.

7.16 Dividends. Each of Equitable and Corebridge shall coordinate with each other the declaration, setting of record dates and payment dates of dividends on shares in respect of Equitable Common Stock, Corebridge Common Stock, series of Equitable Preferred Stock or Corebridge Preferred Stock so that holders of shares of Equitable Common Stock, Corebridge Common Stock, series of Equitable Preferred Stock or Corebridge Preferred Stock do not receive, in any calendar quarter, two dividends, or fail to receive one dividend, with respect to their shares of Equitable Common Stock, Corebridge Common Stock, series of Equitable Preferred Stock or Corebridge Preferred Stock (as applicable), on the one hand, and any shares of HoldCo Common Stock, series of Series 1 HoldCo Preferred Stock or Series 2 HoldCo Preferred Stock (as applicable) any such holder receives in exchange therefor in the Mergers, on the other hand; provided that (a) the declaration and payment of any dividends on shares of Equitable Common Stock or series of Equitable Preferred Stock shall be subject to applicable Law and the approval of the Equitable Board and (b) the declaration and payment of any dividends on shares of Corebridge Common Stock or Corebridge Preferred Stock shall be subject to applicable Law and the approval of the Corebridge Board.

7.17 Section 16 Matters. HoldCo, Equitable and Corebridge, and the HoldCo Board, the Equitable Board and the Corebridge Board (or duly formed committees thereof consisting of non-employee directors (as such term is defined for the purposes of Rule 16b-3 promulgated under the Exchange Act)), shall, prior to the applicable Effective Time, take all such actions as may be necessary or appropriate to cause the Transactions and any other dispositions of equity securities of Equitable or Corebridge (including derivative securities) or acquisitions of equity securities of HoldCo (including derivative securities) in connection with the Transactions by any individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Equitable or Corebridge or will become subject to such reporting requirements with respect to HoldCo, to be exempt under Rule 16b-3 promulgated under the Exchange Act, to the extent permitted by applicable Laws.

7.18 Stockholder Litigation. Each of Equitable and Corebridge shall promptly advise the other Party of any litigation commenced after the date hereof against such Party or any of its directors (in their capacity as such) by any stockholders of such Party (on their own behalf or on behalf of such Party) relating to this Agreement or the Transactions, and shall keep the other Party reasonably informed regarding any such litigation. Each of Equitable and Corebridge shall give the other Party the opportunity to participate in the defense or settlement of any such stockholder litigation, and no such settlement shall be agreed to without the other Party’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed). For purposes of this paragraph,

“participate” means that the non-litigating party will be kept apprised of proposed strategy and other significant decisions with respect to the litigation by the litigating party (to the extent the attorney-client privilege between the litigating party and its counsel is not undermined or otherwise affected), and the non-litigating party may offer comments or suggestions with respect to the litigation but will not be afforded any decision making power or other authority over the litigation except for the settlement consent set forth above.

7.19 Investment Advisory Agreement Consents.

(a) Clients Other than Funds. Each Party shall use reasonable best efforts to obtain, in accordance with applicable Law and the applicable Investment Advisory Agreement, as promptly as reasonably practicable after the date of this Agreement, the consent of each of such Party’s Clients (other than a Fund) for which consent to the assignment or deemed assignment of such Client’s Investment Advisory Agreement with such Party or any of such Party’s Subsidiaries is required by applicable Law or by such Client’s Investment Advisory Agreement as a result of the Transactions (such consents, the “Non-Fund Client Consents”). In furtherance thereof, except in the case of an Affirmative Consent Client, as promptly as reasonably practicable after the date of this Agreement and in no event less than forty five (45) days prior to the Closing Date, such Party shall, and shall cause its Subsidiaries to, as applicable, send a written notice (the “Negative Consent Notice”), in accordance with applicable Law and the applicable Investment Advisory Agreement, which shall be in form and substance reasonably satisfactory to the other Party, to such Clients informing each such Client: (i) of the Transactions; (ii) of the intention to complete the Transactions, which will result in an assignment or deemed assignment of such Investment Advisory Agreement; (iii) of the intention of such Party or its applicable Subsidiary to continue to provide the advisory services pursuant to the existing Investment Advisory Agreement with such Client after the Closing if such Client does not terminate such agreement prior to the Closing; and (iv) that the consent of such Client will be deemed to have been granted if such Client does not terminate its Investment Advisory Agreement, within forty five (45) days after the sending of the Negative Consent Notice (or such longer period as may be required under the Investment Advisory Agreement). If the applicable Investment Advisory Agreement or applicable Law requires the written consent of the Client to the assignment or deemed assignment of such Client’s Investment Advisory Agreement with such Party or any of its Subsidiaries, then such Party shall, and shall cause its Subsidiaries to, as applicable, as promptly as reasonably practicable after the date of this Agreement, send a written notice, in accordance with applicable Law, and the applicable Investment Advisory Agreement, which shall be in form and substance reasonably satisfactory to the other Party, informing such Client (an “Affirmative Consent Client”) of the Transactions and requesting written consent to the assignment or deemed assignment of such Client’s Investment Advisory Agreement.

(b) Private Funds. Each Party shall use reasonable best efforts to obtain with respect to each of such Party’s Private Funds, in accordance with applicable Law and the applicable Fund Documents, as promptly as reasonably practicable after the date of this Agreement, the consent of such Private Fund (or some percentage of the Private Fund’s board of directors, advisory committee, investment committee or investors therein, as applicable) for which consent to the assignment or deemed assignment of such Private Fund’s Investment Advisory Agreement with such Party or any of its Subsidiaries is required by applicable Law or by such Private Fund’s Fund Documents as a result of the Transactions.

(c) Public Funds.

(i) Each Party shall, and shall cause their respective Investment Adviser Subsidiaries to, use their respective reasonable best efforts to, in accordance with applicable Law, (A) as promptly as practicable after the date of this Agreement obtain the requisite approval of each of the Public Fund Boards of such Party’s Public Funds (“Public Fund Board Approval”) of the Public Fund Board Approval Items and the Sub-Advised Fund Board Approval Items, and (B) request that such Party’s Public Funds obtain, as promptly as practicable following such approval of the Public Fund Boards, the requisite approval of the shareholders of each Public Fund (“Public Fund Shareholder Approval”) of the Public Fund Shareholder Approval Items and of each Sub-Advised Fund of the Sub-Advised Fund Shareholder Approval Items (except if not required under manager-of-managers exemptive orders granted under the Investment Company Act with respect to any Sub-Advised Funds).

(ii) As promptly as practicable following the Public Fund Board Approval as described in Section 7.19(c)(i), each Party (or one of such Party’s Subsidiaries) shall (in coordination with the applicable Public Fund and under the general direction of the applicable Public Fund Board) jointly cooperate to (A) prepare and file all proxy materials necessary to comply in all material respects with applicable Law for the Public Fund shareholder meeting to approve the Public Fund Shareholder Approval Items as contemplated by Section 7.19(c)(i), (B) use reasonable best efforts to promptly clear all SEC comments and (C) use reasonable best efforts to ensure that such Public Fund Board (it being understood for all purposes of this Agreement that neither Party controls any Public Fund Board) submits, as promptly as practicable following the mailing of the proxy materials, to the shareholders of such Public Fund for a vote at a shareholders meeting the proposal to approve the Public Fund Shareholder Approval Items. Each Party shall have an opportunity to review all drafts of the proxy materials (and any SEC comments thereto) on a timely basis and the right to review in advance of submission to the SEC the proxy materials (and any amendment or supplement thereto) to be furnished to the shareholders of any Public Fund and to (I) approve information or data that is provided by or on behalf of such Party or its Subsidiaries specifically for inclusion in such proxy materials, and (II) provide reasonable comments on such proxy materials, which the other Party (in coordination with the applicable Public Fund and under the general direction of the applicable Public Fund Board) shall consider in good faith for inclusion therein.

(iii) As soon as possible following the date of this Agreement, each Party shall use their reasonable best efforts to cause each of such Party’s Public Funds then engaged in a public offering of its shares to (A) file supplements or amendments to its prospectus forming a part of its registration statement then currently in use, which supplements or amendments shall disclose the Transactions to the extent required by applicable Law, and (B) make any other filing necessary under any applicable Law to satisfy in all material respects disclosure requirements in connection with the public distribution of the shares of that Public Fund. The other Party shall have the right to provide reasonable comments on such materials to the same extent as provided in Section 7.19(c)(ii).

(iv) Each Party agrees that the information in the proxy materials to be furnished to the shareholders of any Public Fund (other than information that is or will be provided by or on behalf of any third party specifically for inclusion in such proxy materials) will not contain, as of the date of such proxy materials, any untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that in the case of a Public Fund that is not sponsored by a Sub-Advised Fund, the foregoing agreement of such Party shall apply only to information provided by it or its Subsidiaries in writing specifically for inclusion in such proxy materials.

(v) In addition to the agreements described in this Section 7.19(c) and notwithstanding anything to the contrary, concurrently with seeking the Public Fund Board Approvals, each Party shall each seek an Interim Public Fund IAA Approval with respect to each of its Public Funds, including each of its Sub-Advised Funds. The Parties shall cooperate and use their reasonable best efforts to obtain an Interim Public Fund IAA Approval in respect of each Public Fund, including each Sub-Advised Fund. In no event shall seeking or obtaining an Interim Public Fund IAA Approval in respect of a Public Fund relieve the Parties of their obligations under Section 7.19(c)(i)-(iv) with respect to such Public Fund.

(vi) Each Party shall, and shall cause their respective Investment Adviser Subsidiaries to, use their respective reasonable best efforts to cause the Investment Advisory Agreement of each Public Fund as of Closing (or as agreed by such Party or any of its Subsidiaries to be in effect upon or after the Closing) to be on terms and conditions substantially similar as the terms and conditions under such Investment Advisory Agreement in effect as of the date hereof.

(d) In connection with obtaining the Client consents and other actions required by this Section 7.19, at all times prior to the applicable Effective Time, each Party shall take reasonable steps to keep the other Party promptly informed of the status of obtaining such Client consents. In no event shall any Party or any of its Subsidiaries be required or authorized (except with the prior written consent of the other Party, which consent shall not be unreasonably withheld, conditioned or delayed) to offer or grant any material accommodation or material alteration of terms (financial or otherwise) in respect of any Client (it being acknowledged that any accommodation or alteration of terms in respect of a Client that leads to a reduction in revenue on an annualized basis of less than 10% relative to the revenue on an annualized basis prior to such accommodation or alteration shall be deemed not to be a material accommodation or material alteration of terms) for the purpose of obtaining the Client consents contemplated by this Section 7.19.

(e) In connection with obtaining the consents required under this Section 7.19, each Party shall have the right to review in advance of distribution any written notices or other written materials to be distributed by the other Party or its respective Subsidiaries to Clients (including as not expressly addressed by this Section 7.19) and shall have the right to (i) approve information or data that is provided by or on behalf of such Party or its Subsidiaries specifically for inclusion in such written notices or other written materials, and (ii) provide any comments, which comments shall be considered in good faith by the other Party; provided that the distribution of written materials substantially the same as written materials previously reviewed by a Party shall not require further review by such Party for any subsequent distribution.

(f) Each Party hereto shall (i) reasonably cooperate with and assist each other Party hereto and their respective Subsidiaries in connection with obtaining the approvals and consents sought pursuant to this Section 7.19, (ii) promptly provide to the other applicable Parties in writing all information concerning such Party and its Subsidiaries as is reasonably required or otherwise reasonably requested in order to solicit each Public Fund Board and otherwise seek to obtain the approvals and consents to be sought pursuant to this Section 7.19 (including all information as is customarily included in such solicitations, or requests for approvals and consents, prepared in connection with transactions similar to the Transaction), and (iii) make available to the other applicable Parties copies of all such executed Client consents upon written request (other than where obtained by sending a “negative” consent notice).

(g) Prior to the Closing, without the prior written consent of the other Parties, each Party and its Subsidiaries and Representatives shall not contact any Client of the other Party or any of its Subsidiaries or, in the case of a Client that is a Fund, any Person which such Party and its Subsidiaries and Representatives know is an officer, director, managing member or general partner of such Fund (or any Fund Investor) or any advisory committee or similar body (or any member thereof) with respect to such Fund in connection with the Transactions; provided that, notwithstanding the foregoing, nothing in this Agreement shall prohibit or limit a Party or its Subsidiaries from contacting any of the other Party’s Clients or any officer, director, managing member or general partner of a Fund (or Fund Investor) of the other Party or any advisory committee or similar body (or any member thereof) with respect to a Fund of the other Party in the ordinary course of business unrelated to the Transactions.

7.20 Section 15(f) of the Investment Company Act.

(a) The Parties acknowledge that Equitable and Corebridge have entered into this Agreement in reliance upon the benefits and protections provided by Section 15(f) of the Investment Company Act. In furtherance (and not limitation) of the foregoing, HoldCo shall, and shall cause its Subsidiaries to, use reasonable best efforts after the Effective Time to conduct its business to enable the following to be true regarding Section 15(f) of the Investment Company Act in relation to any Public Fund for which any Investment Adviser Subsidiary of any Party or HoldCo or any of its Subsidiaries provides investment advisory or sub-advisory services: (i) for a period of not less than three years after the Effective Time (and provided the seventy five percent (75%) standard for disinterested directors is in effect at the Closing), no more than twenty five (25%) of the members of the board of directors or trustees of any Public Fund shall be “interested persons” (as defined in the Investment Company Act) of HoldCo or any of its Subsidiaries or any other investment adviser for such Public Fund and (ii) for a period of not less than two years after the Effective Time, neither HoldCo nor any of its Subsidiaries shall impose an “unfair burden” (within the meaning of the Investment Company Act, including any interpretations or no-action letters of the SEC) on any such Public Fund as a result of the Transactions or any express or implied terms, conditions or understandings applicable thereto.

(b) For a period of three years after the Closing Date, HoldCo shall not engage, and shall cause its Subsidiaries not to engage, in any transaction that would constitute an “assignment” (as that term is defined under applicable provisions of the Investment Company Act and interpreted by the SEC) to a third party of any Investment Advisory Agreement between HoldCo or any of its Subsidiaries and any Public Fund, without first using reasonable best efforts to obtain from the counterparty to such transaction a covenant in all material respects comparable to that contained in this Section 7.20; provided that if HoldCo or any of its Subsidiaries obtains an exemptive order from the SEC as contemplated by Section 15(f)(3) of the Investment Company Act, then this covenant shall be deemed to be modified to the extent necessary to permit HoldCo and its Subsidiaries to act in a manner consistent with such SEC exemptive order.

ARTICLE VIII

CONDITIONS

8.1 Conditions to Each Party’s Obligation to Effect the Mergers. The respective obligation of each Party to effect the Mergers is subject to the satisfaction at the Closing or waiver at or prior to the Closing of each of the following conditions:

(a) Equitable Stockholder Approval. The Requisite Equitable Vote shall have been obtained in accordance with applicable Law and the Organizational Documents of Equitable.

(b) Corebridge Stockholder Approval. The Requisite Corebridge Vote shall have been obtained in accordance with applicable Law and the Organizational Documents of Corebridge.

(c) Listing. The shares of HoldCo Common Stock, any sub-series of Series 1 HoldCo Preferred Stock and Series 2 HoldCo Preferred Stock issuable in accordance with this Agreement (including the shares of HoldCo Common Stock issuable upon the exercise of any Converted Equitable Options or Converted Corebridge Options) shall have been approved for listing on the NYSE, subject to official notice of issuance.

(d) Government Approvals. (i) The waiting period (and any extension thereof) applicable to the consummation of the Transactions under the HSR Act shall have expired or been earlier terminated, and (ii) all the other Requisite Regulatory Approvals shall have been obtained and shall be in full force and effect.

(e) Laws or Governmental Orders. No Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Governmental Order (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins, makes illegal or otherwise prohibits the consummation of the Transactions (it being understood and agreed by the Parties that, with respect to any such Law or Governmental Order, only a Governmental Entity of competent jurisdiction in a jurisdiction listed on Exhibit G shall constitute a Governmental Entity of competent jurisdiction for purposes of this Section 8.1(e)) (such Law or Governmental Order, a “Relevant Legal Restraint”).

(f) Registration Statement. The Registration Statement shall have become effective in accordance with the provisions of the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued and remain in effect, and no Proceedings for that purpose shall have commenced or be threatened in writing by the SEC, unless subsequently withdrawn.

(g) Client Consent Percentage. The Equitable Client Consent Percentage shall be at least seventy five percent (75%).

8.2 Conditions to Obligations of Equitable. The obligations of Equitable to effect the Equitable Merger are also subject to the satisfaction at the Closing or waiver by Equitable at or prior to the Closing of the following conditions:

(a) Representations and Warranties. (i) Each of the representations and warranties of Corebridge set forth in Section 5.1 (Organization, Good Standing and Qualification), Section 5.3 (Corporate Authority; Approval), Section 5.12 (Takeover Statutes), Section 6.5 (Corebridge Capital Structure) (other than the first three sentences thereof), Section 6.6 (HoldCo, Equitable Merger Sub and Corebridge Merger Sub) and Section 6.8 (Corebridge Brokers and Finders) shall have been true and correct in all material respects as of the date of this Agreement and shall be true and correct in all material respects as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of a particular date or period of time, in which case such representation and warranty shall be so true and correct in all material respects as of such particular date or period of time); (ii) the first three sentences of Section 6.5 (Corebridge Capital Structure) shall have been true and correct in all material respects as of the date of this Agreement and shall be true and correct in all material respects as of the Closing Date, except for inaccuracies that, in the aggregate, result in a de minimis increase in the total fully diluted equity capitalization of Corebridge (except to the extent that any such representation and warranty expressly speaks as of a particular date or period of time, in which case such representation and warranty shall be so true and correct in all material respects as of such particular date or period of time); (iii) the representations and warranties of Corebridge set forth in Section 5.7(b) (Absence of Certain Changes or Events) shall have been true and correct in all respects as of the date of this Agreement and shall be true and correct in all respects as of the Closing Date; and (iv) each other representation and warranty of Corebridge set forth in Article V and Article VI shall be true and correct in all respects (without giving effect to any qualification by materiality or Material Adverse Effect contained therein) as of the date of this Agreement and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of a particular date or period of time, in which case such representation and warranty shall be so true and correct in all respects as of such particular date or period of time), except, in the case of this clause (iv), for any failure of any such representation and warranty to be so true and correct that has not had and would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to Corebridge.

(b) Performance of Obligations of Corebridge, HoldCo, Equitable Merger Sub and Corebridge Merger Sub. Each of Corebridge, HoldCo, Equitable Merger Sub and Corebridge Merger Sub shall have performed or complied in all material respects with the obligations required to be performed or complied with by it under this Agreement at or prior to the Closing.

(c) No Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any Material Adverse Effect with respect to Corebridge that is continuing.

(d) Equitable Tax Opinion. Equitable shall have received a written opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP, or, if Paul, Weiss, Rifkind, Wharton & Garrison LLP is unable, or declines, to deliver such opinion, of Skadden, Arps, Slate, Meagher & Flom LLP or other Tax Counsel, dated as of the Closing Date, and in form and substance reasonably satisfactory to Equitable, to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinion, the Mergers will qualify for the Intended Tax Treatment (the “Equitable Tax Opinion”). In rendering the Equitable Tax Opinion, Tax Counsel shall be entitled to receive and rely upon the certificates that shall be provided to it by each of Equitable and Corebridge pursuant to Section 7.12(b).

(e) Certificate. Equitable shall have received a certificate of the Chief Executive Officer or the Chief Financial Officer of Corebridge, certifying that the conditions set forth in Section 8.2(a), Section 8.2(b) and Section 8.2(c) have been satisfied.

8.3 Conditions to Obligations of Corebridge, HoldCo, Equitable Merger Sub and Corebridge Merger Sub. The obligations of Corebridge, HoldCo, Equitable Merger Sub and Corebridge Merger Sub to effect the Mergers are also subject to the satisfaction at the Closing or waiver by Corebridge at or prior to the Closing of the following conditions:

(a) Representations and Warranties. (i) Each of the representations and warranties of Equitable set forth in Section 5.1 (Organization, Good Standing and Qualification), Section 5.3 (Corporate Authority; Approval), Section 5.12 (Takeover Statutes), Section 6.1 (Equitable Capital Structure) (other than the first three sentences thereof) and Section 6.3 (Equitable Brokers and Finders) shall have been true and correct in all material respects as of the date of this Agreement and shall be true and correct in all material respects as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of a particular date or period of time, in which case such representation and warranty shall be so true and correct in all material respects as of such particular date or period of time); (ii) the first three sentences of Section 6.1 (Equitable Capital Structure) shall have been true and correct in all material respects as of the date of this Agreement and shall be true and correct in all material respects as of the Closing Date, except for inaccuracies that, in the aggregate, result in a de minimis increase in the total fully diluted equity capitalization of Equitable (except to the extent that any such representation and warranty expressly speaks as of a particular date or period of time, in which case such representation and warranty shall be so true and correct in all material respects as of such particular date or period of time); (iii) the representations and warranties of Equitable set forth in Section 5.7(b) (Absence of Certain Changes or Events) shall have been true and correct in all respects as of the date of this Agreement and shall be true and correct in all respects as of the Closing Date; and (iv) each other representation and warranty of Equitable set forth in Article V and Article VI shall be true and correct in all respects (without giving effect to any qualification by materiality or Material Adverse Effect contained therein) as of the date of this Agreement and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of a particular date or period of time, in which case such representation and warranty shall be so true and correct in all respects as of such particular date or period of time), except, in the case of this clause (iv), for any failure of any such representation and warranty to be so true and correct that has not had and would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to Equitable.

(b) Performance of Obligations of Equitable. Equitable shall have performed or complied in all material respects with the obligations required to be performed or complied with by it under this Agreement at or prior to the Closing.

(c) No Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any Material Adverse Effect with respect to Equitable that is continuing.

(d) Corebridge Tax Opinion. Corebridge shall have received a written opinion of Skadden, Arps, Slate, Meagher & Flom LLP, or, if Skadden, Arps, Slate, Meagher & Flom LLP is unable, or declines, to deliver such opinion, of Paul, Weiss, Rifkind, Wharton & Garrison LLP or other Tax Counsel, dated as of the Closing Date, and in form and substance reasonably satisfactory to Corebridge, to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinion, the Mergers will qualify for the Intended Tax Treatment (the “Corebridge Tax Opinion”). In rendering the Corebridge Tax Opinion, Tax Counsel shall be entitled to receive and rely upon the certificates that shall be provided to it by each of Equitable and Corebridge pursuant to Section 7.12(b).

(e) Certificate. Corebridge shall have received a certificate of the Chief Executive Officer or the Chief Financial Officer of Equitable, certifying that the conditions set forth in Section 8.3(a), Section 8.3(b) and Section 8.3(c) have been satisfied.

ARTICLE IX

TERMINATION

9.1 Termination by Mutual Written Consent. This Agreement may be terminated and the Mergers may be abandoned at any time prior to the Corebridge Effective Time by mutual written consent of Equitable and Corebridge by action of the Equitable Board and the Corebridge Board.

9.2 Termination by Either Equitable or Corebridge. This Agreement may be terminated and the Mergers may be abandoned at any time prior to the Corebridge Effective Time by either Equitable or Corebridge, if:

(a) the Mergers shall not have been consummated on or before 5:00 p.m. (Eastern Time) on December 26, 2026 (the “Outside Date”); provided that if the Corebridge Effective Time has not occurred prior to or on such date by reason of nonsatisfaction of the conditions set forth in Section 8.1(d) or Section 8.1(e) (to the extent relating to Requisite Regulatory Approvals) but all other conditions to the Closing set forth Article VIII have been satisfied or (to the extent permitted by applicable Law) waived by the Party or Parties entitled to the benefits thereof (other than those conditions that by their nature are to be satisfied or (to the extent permitted by applicable Law) waived at the Closing (so long as such conditions are reasonably capable of being satisfied at the Closing)), then the Outside Date shall automatically, without any action on the part of the Parties hereto, be extended up to two (2) times, in each case, by an additional period of three (3) months, and such date as so extended shall be the “Outside Date” for all purposes hereunder; provided, further, that the right to terminate this Agreement pursuant to this Section 9.2(a) shall not be available to any Party that has breached in any material respect any of its obligations under this Agreement so as to result in the failure of a condition to the consummation of the Mergers to be satisfied;

(b) a Relevant Legal Restraint permanently restraining, enjoining or otherwise prohibiting consummation of the Transactions shall become final and non-appealable; provided that the right to terminate this Agreement pursuant to this Section 9.2(b) shall not be available to any Party that has breached in any material respect any of its obligations under this Agreement so as to result in the failure of the condition set forth in Section 8.1(e) (Laws or Governmental Orders) (to the extent relating to Requisite Regulatory Approvals) to the consummation of the Mergers to be satisfied; or

(c) (i) if the Requisite Equitable Vote shall not have been obtained at the Equitable Stockholders Meeting (or, if the Equitable Stockholders Meeting has been adjourned or postponed in accordance with this Agreement, at the final adjournment or postponement thereof), in each case, at which a vote on the adoption of this Agreement was taken or (ii) if the Requisite Corebridge Vote shall not have been obtained at the Corebridge Stockholders Meeting (or, the Corebridge Stockholders Meeting has been adjourned or postponed in accordance with this Agreement, at the final adjournment or postponement thereof), in each case, at which a vote on the adoption of the Agreement was taken.

9.3 Termination by Equitable. This Agreement may be terminated and the Mergers may be abandoned at any time prior to the Corebridge Effective Time by Equitable:

(a) if the Corebridge Board shall have made a Change of Recommendation; or

(b) if at any time prior to the Corebridge Effective Time, there has been a breach by Corebridge of any of its representations, warranties, covenants or agreements set forth in this Agreement such that the conditions in Section 8.2(a) or Section 8.2(b) would not be satisfied (and such breach is not curable prior to the Outside Date, or if curable prior to the Outside Date, has not been cured within the earlier of (i) thirty (30) days after the giving of written notice thereof by Equitable to Corebridge or (ii) three (3) Business Days prior to the Outside Date); provided that the right to terminate this Agreement pursuant to this Section 9.3(b) shall not be available if Equitable has breached in any material respect any of its obligations under this Agreement so as to result in failure of a condition to the consummation of the Mergers to be satisfied.

9.4 Termination by Corebridge. This Agreement may be terminated and the Mergers may be abandoned at any time prior to the Corebridge Effective Time by action of the Corebridge Board:

(a) if the Equitable Board shall have made a Change of Recommendation; or

(b) if at any time prior to the Corebridge Effective Time, there has been a breach by Equitable of any of its representations, warranties, covenants or agreements set forth in this Agreement such that the conditions in Section 8.3(a) or Section 8.3(b) would not be satisfied (and such breach is not curable prior to the Outside Date, or if curable prior to the Outside Date, has not been cured within the earlier of (i) thirty (30) days after the giving of written notice thereof by Corebridge to Equitable or (ii) three (3) Business Days prior to the Outside Date); provided that the right to terminate this Agreement pursuant to this Section 9.4(b) shall not be available if Corebridge has breached in any material respect any of its obligations under this Agreement so as to result in the failure of a condition to the consummation of the Mergers to be satisfied.

9.5 Effect of Termination and Abandonment.

(a) Except to the extent provided in Section 9.5(b) and Section 9.5(c) below, in the event of termination of this Agreement and the abandonment of the Mergers pursuant to this Article IX, this Agreement shall become void and of no effect with no liability to any Person on the part of any Party (or any of its Representatives or Affiliates); provided, however, and notwithstanding anything in this Agreement to the contrary, (i) no such termination shall relieve any Party of any liability or damages to any other Party resulting from any Willful Breach of this Agreement and (ii) the provisions set forth in Article X (Miscellaneous and General), Section 7.13 (Expenses), this Section 9.5 (Effect of Termination and Abandonment) and the Confidentiality Agreement shall survive the termination of this Agreement.

(b) In the event that this Agreement is terminated:

(i) by either Equitable or Corebridge pursuant to Section 9.2(a) (Outside Date) or Section 9.2(c)(i) (Requisite Corebridge Vote Not Obtained), or by Equitable pursuant to Section 9.3(b) (Corebridge Material Breach), and, in each case,

(A) a bona fide Acquisition Proposal with respect to Corebridge shall have been made to the Corebridge Board or publicly made directly to the stockholders of Corebridge or shall otherwise have become publicly known or any Person shall have publicly announced an intention (whether or not conditional) to make an Acquisition Proposal with respect to Corebridge (and such Acquisition Proposal or publicly announced intention shall not have been publicly withdrawn without qualification (1) at least four (4) Business Days prior to the date of such termination, with respect to any termination pursuant to Section 9.2(a) (Outside Date) or Section 9.3(b) (Corebridge Material Breach), or (2) at least four (4) Business Days prior to the date of the Corebridge Stockholders Meeting, with respect to termination pursuant to Section 9.2(c)(i) (Requisite Corebridge Vote Not Obtained)), and

(B) within twelve (12) months after such termination, (1) Corebridge or any of its Subsidiaries shall have entered into an Alternative Acquisition Agreement with respect to any Acquisition Proposal with respect to Corebridge or (2) there shall have been consummated any Acquisition Proposal with respect to Corebridge (in each case of clauses (1) and (2), with fifty percent (50%) being substituted in lieu of ten percent (10%) in each instance thereof in the definition of “Acquisition Proposal”), then immediately prior to or concurrently with the occurrence of either of the events described in the foregoing clauses (B) (1) or (B)(2), or

(ii) by Equitable pursuant to Section 9.3(a) (Corebridge Change of Recommendation), then promptly, but in no event later than three (3) Business Days after the date of such termination, or

(iii) by either Equitable or Corebridge pursuant to Section 9.2(c)(i) (Requisite Corebridge Vote Not Obtained) (and, at the time of such termination pursuant to Section 9.2(c)(i) (Requisite Corebridge Vote Not

Obtained), Corebridge had the right to terminate this Agreement pursuant to Section 9.3(a) (Corebridge Change of Recommendation)), then promptly, but in no event later than, in the case of such termination by Corebridge, three (3) Business Days or, in the case of such termination by Equitable, one (1) Business Day after the date of such termination,

Corebridge shall, in the case of Section 9.5(b)(i), Section 9.5(b)(ii) or Section 9.5(b)(iii), pay the termination fee of $475,000,000 (the “Corebridge Termination Fee”), to Equitable or its designee by wire transfer of immediately available cash funds. In no event shall Corebridge be required to pay the Corebridge Termination Fee on more than one occasion.

(c) In the event that this Agreement is terminated:

(i) by either Equitable or Corebridge pursuant to Section 9.2(a) (Outside Date) or Section 9.2(c)(ii) (Requisite Equitable Vote Not Obtained), or by Corebridge pursuant to Section 9.4(b) (Equitable Material Breach), and, in each case,

(A) a bona fide Acquisition Proposal with respect to Equitable shall have been made to the Equitable Board or publicly made directly to the stockholders of Equitable or shall otherwise have become publicly known or any Person shall have publicly announced an intention (whether or not conditional) to make an Acquisition Proposal with respect to Equitable (and such Acquisition Proposal or publicly announced intention shall not have been publicly withdrawn without qualification (1) at least four (4) Business Days prior to the date of such termination, with respect to any termination pursuant to Section 9.2(a) (Outside Date) or Section 9.4(b) (Equitable Material Breach), or (2) at least four (4) Business Days prior to the date of the Equitable Stockholders Meeting, with respect to termination pursuant to Section 9.2(c)(ii) (Requisite Equitable Vote Not Obtained)), and

(B) within twelve (12) months after such termination, (1) Equitable or any of its Subsidiaries shall have entered into an Alternative Acquisition Agreement with respect to any Acquisition Proposal with respect to Equitable or (2) there shall have been consummated any Acquisition Proposal with respect to Equitable (in each case of clauses (1) and (2), with fifty percent (50%) being substituted in lieu of ten percent (10%) in each instance thereof in the definition of “Acquisition Proposal”), then immediately prior to or concurrently with the occurrence of either of the events described in the foregoing clauses (B)(1) or (B)(2),

(ii) by Corebridge pursuant to Section 9.4(a) (Equitable Change of Recommendation), then promptly, but in no event later than three (3) Business Days after the date of such termination, or

(iii) by either Equitable or Corebridge pursuant to Section 9.2(c)(ii) (Requisite Equitable Vote Not Obtained) (and, at the time of such termination pursuant to Section 9.2(c)(ii) (Requisite Equitable Vote Not Obtained), Corebridge had the right to terminate this Agreement pursuant to Section 9.4(a) (Equitable Change of Recommendation)), then promptly, but in no event later than, in the case of such termination by Corebridge, three (3) Business Days or, in the case of such termination by Equitable, one (1) Business Day after the date of such termination,

Equitable shall, in the case of Section 9.5(c)(i), Section 9.5(c)(ii) or Section 9.5(c)(iii), pay the termination fee of $475,000,000 (the “Equitable Termination Fee”), to Corebridge or its designee by wire transfer of immediately available cash funds. In no event shall Equitable be required to pay the Equitable Termination Fee on more than one occasion.

(d) The Parties hereby acknowledge and agree that the agreements contained in this Section 9.5 are an integral part of the Transactions, and that, without these agreements, the other Parties would not enter into this Agreement; accordingly, if Equitable or Corebridge, as applicable, fails to promptly pay the amount due pursuant to this Section 9.5, and, in order to obtain such payment, Equitable or Corebridge, as applicable, commences a suit that results in a judgment against Equitable or Corebridge, as applicable, for the fees set forth in this Section 9.5 or any portion of such fees, such paying Party shall pay the other Party its reasonable and documented out-of-pocket costs and expenses (including attorneys’ fees) in connection with such suit, together with interest on the amount of the fee at the prime rate as published by The Wall Street Journal (in effect on the date such payment was required to be made) from the date such payment was required to be made through the date of payment. Notwithstanding anything in this Agreement to the contrary, the Parties hereby acknowledge and agree that in the event that any termination fee becomes payable by, and is paid by, Equitable or becomes payable by, and is paid by, Corebridge, as applicable, such fee shall be the receiving Party’s sole and exclusive remedy for damages against the other Parties and their respective former, current or futures stockholders, directors, officers, Affiliates, agents or other Representatives for any loss suffered as a result of any breach of any representation, warranty, covenant or agreement set forth in this Agreement or the failure of the Transactions to be consummated; provided that no such payment shall relieve any Party of any liability or damages to any other Party resulting from any Willful Breach of this Agreement.

ARTICLE X

MISCELLANEOUS AND GENERAL

10.1 Survival. This Article X and the agreements of the Parties contained in Article II (Merger Consideration; Effect of the Mergers on Capital Stock), Article III (Delivery of Merger Consideration; Procedures for Surrender), Section 4.1 (HoldCo Governance and Additional Matters), Section 7.11 (Employee Benefits), Section 7.13 (Expenses) and Section 7.14 (Indemnification; Directors’ and Officers’ Insurance) shall survive the consummation of the Mergers. All other representations, warranties, covenants and agreements in this Agreement or in any instrument or other document delivered pursuant to this Agreement shall not survive the consummation of the Mergers.

10.2 Amendment; Waiver. Subject to the provisions of applicable Laws and the provisions of Section 7.14 (Indemnification; Directors’ and Officers’ Insurance), at any time prior to the Corebridge Effective Time, this Agreement may be amended, modified or waived if, and only if, such amendment, modification or waiver is in writing and signed, in the case of an amendment, modification or waiver, by the Parties, or in the case of a waiver, by the Party against whom the waiver is to be effective; provided, however, that, after the Requisite Equitable Vote and/or Requisite Corebridge Vote shall have been obtained, no such amendment, modification or waiver shall be made that pursuant to applicable Law requires further approval by the stockholders of Corebridge or Equitable, as applicable, without such further approval. The conditions to each of the respective Parties’ obligations to consummate the Transactions are for the sole benefit of such Party and may be waived by such Party in whole or in part to the extent permitted by applicable Law; provided that any such waiver shall only be effective if made in writing and executed by the Party against whom the waiver is to be effective. No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

10.3 Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement. A signed copy of this Agreement delivered by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

10.4 Governing Law and Venue; Submission to Jurisdiction; Selection of Forum; Waiver of Trial by Jury.

(a) This Agreement shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with the Law of the State of Delaware without regard to the conflict of law principles thereof (or any other jurisdiction) to the extent that such principles would result in the application of the Law of another jurisdiction.

(b) Each of the Parties agrees that it shall bring any action or Proceeding in respect of any claim arising under or relating to this Agreement or the Transactions exclusively in the Court of Chancery for the State of Delaware in and for New Castle County, Delaware (or, in the event that such court does not have subject matter jurisdiction over such action or Proceeding, the United States District Court for the District of Delaware) (the “Chosen Court”) and, solely in connection with such claims, (i) irrevocably submits to the exclusive jurisdiction of the Chosen Court, (ii) waives any objection to the laying of venue in any such action or Proceeding in the Chosen Court, (iii) waives any objection that the Chosen Court is an inconvenient forum or do not have jurisdiction over any Party and (iv) agrees that mailing of process or other papers in connection with any such action or Proceeding in the manner provided in Section 10.6 or in such other manner as may be permitted by Law shall be valid and sufficient service thereof.

(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY BE IN CONNECTION WITH, ARISE OUT OF OR OTHERWISE RELATE TO THIS AGREEMENT, ANY INSTRUMENT OR OTHER DOCUMENT DELIVERED PURSUANT TO THIS AGREEMENT OR OTHER DOCUMENT DELIVERED PURSUANT TO THIS AGREEMENT OR THE TRANSACTIONS, IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION OR PROCEEDING DIRECTLY OR INDIRECTLY IN CONNECTION WITH, ARISING OUT OF OR OTHERWISE RELATING TO THIS AGREEMENT, ANY INSTRUMENT OR OTHER DOCUMENT DELIVERED PURSUANT TO THIS AGREEMENT OR THE TRANSACTIONS. EACH PARTY HEREBY ACKNOWLEDGES AND CERTIFIES (I) THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) IT MAKES THIS WAIVER VOLUNTARILY AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS, ACKNOWLEDGMENTS AND CERTIFICATIONS CONTAINED IN THIS SECTION 10.4(c).

10.5 Specific Performance. Each of the Parties acknowledges and agrees that the rights of each Party to consummate the Transactions are special, unique and of extraordinary character and that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or damage would be caused for which money damages would not be an adequate remedy. Accordingly, each Party agrees that, in addition to any other available remedies a Party may have in equity or at Law, each Party shall be entitled to enforce specifically the terms and provisions of this Agreement and to obtain an injunction restraining any breach or violation or threatened breach or violation of the provisions of this Agreement in the Chosen Court without necessity of posting a bond or other form of security. In the event that any action or Proceeding should be brought in equity to enforce the provisions of this Agreement, no Party shall allege, and each Party hereby waives the defense, that there is an adequate remedy at Law.

10.6 Notices. All notices, requests, instructions or other communications or documents to be given or made hereunder by any Party to the other Parties shall be in writing and shall be deemed to have been duly given when (a) served by personal delivery or by an internationally recognized overnight courier service upon the Party or Parties for whom it is intended, (b) delivered by registered or certified mail, return receipt requested or (c) sent by

e-mail (to the extent that no “bounce back” or similar message indicating non-delivery is received with respect thereto); provided that the transmission of the email is promptly confirmed by telephone or response email:

If to Equitable:

Equitable Holdings, Inc.

1345 Avenue of the Americas

New York, NY 10105

Attention: Mark Pearson

     Kurt Meyers

E-mail:  [***]

     [***]

With a copy (which shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019

Attention: Andrew D. Krause

     Adam M. Givertz

     Scott A. Barshay

E-mail:  akrause@paulweiss.com

     agivertz@paulweiss.com

     sbarshay@paulweiss.com

If to Corebridge:

Corebridge Financial, Inc.

30 Hudson Street, 17th Floor

Jersey City, NJ 07302

Attention: Marc Costantini

     Polly N. Klane

E-mail:  [***]

     [***]

With a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

One Manhattan West

New York, New York 10001

Attention: Todd E. Freed

     Patrick J. Lewis

     Elena M. Coyle

Email:   todd.freed@skadden.com

     patrick.lewis@skadden.com

     elena.coyle@skadden.com

or to such other Person or addressees as has been designated in writing by the party to receive such notice provided above.

10.7 Definitions.

(a) For purposes of this Agreement, the following terms (including, with correlative meaning, their singular and plural variations) shall have the following meanings:

“401(k) Plan” means a Benefit Plan that is a defined contribution plan with a qualified cash or deferred arrangement within the meaning of Section 401 of the Code.

“Acquisition Proposal” means any proposal, offer, inquiry or indication of interest (whether or not in writing) with respect to any (i) direct or indirect acquisition or purchase of any business or assets of Equitable or Corebridge, as applicable, or any of its Subsidiaries that, individually or in the aggregate, constitutes ten percent (10%) or more of the net revenues, net income, EBITDA or assets (based on the fair market value thereof) of Equitable or Corebridge, as applicable, and any of their respective Subsidiaries, taken as a whole, (ii) direct or indirect acquisition or purchase of ten percent (10%) or more of any class of equity securities (or any equity securities convertible into, or exchangeable or redeemable for, any such equity or voting securities) of Equitable or Corebridge, as applicable, or any of their respective Subsidiaries whose business constitutes ten percent (10%) or more of the net revenues, net income, EBITDA or assets (based on the fair market value thereof) of Equitable or Corebridge, as applicable, and any of their respective Subsidiaries, taken as a whole, (iii) tender offer or exchange offer that, if consummated, would result in any Person (other than Equitable or Corebridge or any of their Subsidiaries) or group (as defined in Section 13 of the Exchange Act) beneficially owning ten percent (10%) or more of any class of equity securities (or any equity securities convertible into, or exchangeable or redeemable for, any such equity or voting securities) of Equitable or Corebridge, as applicable, or any of their respective Subsidiaries whose business constitutes ten percent (10%) or more of the net revenues, net income, EBITDA or assets (based on the fair market value thereof) of Equitable or Corebridge, as applicable, and any of their respective Subsidiaries, taken as a whole, or (iv) merger, consolidation, business combination, joint venture, partnership, recapitalization, liquidation, dissolution or similar transaction involving Equitable or Corebridge, as applicable, or any of their respective Subsidiaries whose business constitutes ten percent (10%) or more of the net revenue, net income, EBITDA or assets (based on the fair market value thereof) of Equitable or Corebridge, as applicable, and any of their respective Subsidiaries, taken as a whole, other than the Transactions.

“Advisers Act” means the Investment Advisers Act of 1940.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person; provided that no Fund will be deemed to be an Affiliate of any Party.

“AI Technology” means all machine learning, deep learning, and other artificial intelligence technologies, including statistical learning algorithms, models (including large language models), neural networks, all other artificial intelligence tools or methodologies, and all Software implementations of any of the foregoing.

“AllianceBernstein” means, collectively, each of AllianceBernstein L.P. and AllianceBernstein Holding L.P.

“AllianceBernstein Holding Units” means the Units Representing Assignments of Beneficial Ownership of Limited Partnership Interest in AllianceBernstein Holding L.P.

“AllianceBernstein Units” means the Units of Limited Partnership Interest in AllianceBernstein L.P.

“Antitrust Law” means the Sherman Antitrust Act of 1890, the Clayton Act of 1914, the HSR Act and all other United States or non-United States antitrust, competition or other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

“Base Date” means February 28, 2026.

“Base Date Equitable Client AUM” means, for any Equitable Client, the assets under management with respect to such Equitable Client as of the Base Date, as determined by the applicable Equitable Investment Adviser Subsidiary consistent with past practice, excluding any portion of the assets under management attributable to a request from an investor in an Equitable Fund to withdraw or redeem its invested capital or account balance that has been delivered to Equitable, one of its Subsidiaries or an Equitable Fund as of the date of this Agreement.

“Base Date Equitable Client Revenue Run-Rate” means the aggregate Equitable Client Revenue Run-Rate for all Equitable Clients determined as of the Base Date.

“Benefit Plan” means any benefit or compensation plan, program, policy, practice, agreement, Contract, arrangement or other obligation, whether or not in writing and whether or not funded, in each case, that is sponsored or maintained by, or required to be contributed to, or with respect to which any potential liability is borne by Equitable or Corebridge or any of their respective Subsidiaries. Benefit Plans include, but are not limited to, “employee benefit plans” within the meaning of ERISA, employment, non-compete and/or non-solicit, consulting, retirement, severance, termination or change in control agreements, deferred compensation, equity-based, incentive, bonus, supplemental retirement, profit sharing, insurance, medical, health, welfare, fringe or other benefits or remuneration of any kind.

“Broker-Dealer Subsidiary” means each Subsidiary of a Party that is registered, or required to be registered, as a broker-dealer under the Exchange Act or the MSRB, as applicable.

“Business Day” means any day ending at 11:59 p.m. (Eastern Time) other than a Saturday or Sunday or a day on which banks in the City of New York are required or authorized by Law to close.

“Client” means any Person to which any Party or any of its Subsidiaries provides investment management, investment advisory services (including any sub-advisory services) or other services, whether pursuant to an Investment Advisory Agreement, a brokerage agreement or any other agreement (excluding, for the avoidance of doubt, any Fund Investors in their capacity as such).

“Closing Equitable Client Revenue Run-Rate” means the aggregate Equitable Client Revenue Run-Rate for all Equitable Consenting Clients.

“Company Intellectual Property” means all Intellectual Property owned or purported to be owned by, as applicable, Equitable and its Subsidiaries or Corebridge and its Subsidiaries.

“Contract” means, with respect to a Person, any oral or written contract, agreement, lease, license, note, mortgage, indenture, arrangement or other obligation to which such Person is a party or by which such Person is otherwise bound.

“Controlled Group Liability” means any and all liabilities (i) under Title IV of ERISA, (ii) under Section 302 of ERISA, (iii) under Sections 412 and 4971 of the Code and (iv) as a result of a failure to comply with the continuation coverage requirements of Section 601 et seq. of ERISA and Section 4980B of the Code.

“Corebridge Benefit Plan” means any Benefit Plan that is sponsored or maintained by, or required to be contributed to, or with respect to which any potential liability is borne by Corebridge or any of its Subsidiaries.

“Corebridge Common Stock” means shares of Corebridge common stock, par value $0.01 per share.

“Corebridge Compensation Committee” means the Compensation and Management Development Committee of the Corebridge Board.

“Corebridge Eligible Shares” means the Corebridge Eligible Common Shares and Corebridge Eligible Preferred Shares, collectively.

“Corebridge ESPP” means the Corebridge 2026 Employee Stock Purchase Plan.

“Corebridge ESPP Approval” means the requisite stockholder approval of the Corebridge ESPP during Corebridge’s 2026 Annual Meeting of Stockholders.

“Corebridge Excluded Shares” means shares of Corebridge Common Stock owned by Corebridge, Equitable or any of their respective wholly-owned Subsidiaries of Corebridge (or are held in treasury by Corebridge), excluding any such shares of Corebridge Common Stock owned by a Corebridge Benefit Plan, held on behalf of third parties or held by a Fund.

“Corebridge Leased Real Property” means Leased Real Property of Corebridge.

“Corebridge Owned Real Property” means Owned Real Property of Corebridge.

“Corebridge Preferred Stock” means shares of Corebridge’s 6.875% Fixed Rate Reset Non-Cumulative Preferred Stock, Series A, par value $1.00 per share.

“Corebridge Stock” means the Corebridge Common Stock and the Corebridge Preferred Stock.

“Corebridge Stock Plan” means Corebridge Financial, Inc. Omnibus Incentive Plan, effective as of September 6, 2022, as amended on February 16, 2023, which, for the avoidance of doubt, shall include any sub plans issued thereunder, including, but not limited to, Corebridge Financial, Inc. Long Term Incentive Plan, effective as of September 6, 2022, as amended and restated on November 15, 2023.

“Corebridge Stockholders Meeting” means the meeting of stockholders of Corebridge to be held in connection with the Corebridge Merger, as may be adjourned or postponed from time to time.

“Designated Executive” means, with respect to a Party, each individual in the positions scheduled on Section 10.7(a)(i) of the Party’s Disclosure Letter.

“Domiciliary Department of Insurance” means (i) the domiciliary state insurance regulatory of the applicable Insurance Subsidiary or (ii) for any Insurance Subsidiary organized in Bermuda, the Bermuda Monetary Authority.

“DTC” means The Depositary Trust Company.

“Effect” means any effect, event, development, change, state of facts, condition, circumstance or occurrence.

“Eligible Shares” means the Eligible Common Shares and Eligible Preferred Shares, collectively.

“Employee” means any current or former employee, officer, director or independent contractor (who is a natural person) of Equitable or Corebridge or any of their respective Subsidiaries, as applicable.

“Environmental Law” means any Law relating to: (i) pollution or the protection of the environment or natural resources, (ii) the protection of worker or human health and safety (to the extent worker or human health and safety relates to exposure to Hazardous Materials), and (iii) the handling, use, presence, disposal, release or threatened release of, transport, contamination by, or exposure to, any Hazardous Materials.

“Equitable Benefit Plan” means any Benefit Plan that is sponsored or maintained by, or required to be contributed to, or with respect to which any potential liability is borne by Equitable or any of its Subsidiaries.

“Equitable Client” means any Client of Equitable or any of its Subsidiaries.

“Equitable Client Consent Percentage” means a fraction (expressed as a percentage), the numerator of which is the Closing Equitable Client Revenue Run-Rate and the denominator of which is the Base Date Equitable Client Revenue Run-Rate.

“Equitable Client Revenue Run-Rate” means, with respect to any Equitable Client, the aggregate annualized investment advisory, investment management, subadvisory or other similar recurring fees for such Equitable Client (but excluding performance-based, incentive, contingent or similar fees or fulcrum fee adjustments, distribution and servicing fees, securities lending fees, transaction revenues and fund administration fees (provided that in the case of Equitable Funds that pay a unitary management fee, the entire unitary management fee shall be included) payable to Equitable or any of its Subsidiaries as of the Base Date, determined by multiplying (i) the Base Date Equitable Client AUM for such Equitable Client by (ii) the applicable annual fee rate for such Equitable Client under the applicable Investment Advisory Agreement as of the Base Date).

“Equitable Common Stock” means the shares of Equitable common stock, par value $0.01 per share.

“Equitable Compensation Committee” means the Compensation and Talent Committee of the Equitable Board.

“Equitable Consenting Client” means any Equitable Client for which the consent contemplated by Section 7.19 has been obtained; provided that the consent of a Fund Investor (or SMA Client) in an Equitable Fund shall be deemed to have not been given if such consent is revoked in writing by such Fund Investor (or SMA Client) and not reinstated prior to the Closing Date.

“Equitable Eligible Shares” means the Equitable Eligible Common Shares and Equitable Eligible Preferred Shares, collectively.

“Equitable ESPP” means The AXA Equitable Holdings, Inc. Stock Purchase Plan, effective as of December 1, 2018.

“Equitable Excluded Shares” means shares of Equitable Common Stock owned by Equitable, Corebridge or any of their respective wholly-owned Subsidiaries (or are held in treasury by Equitable), excluding any such shares of Equitable Common Stock owned by an Equitable Benefit Plan, held on behalf of third parties or held by a Fund.

“Equitable Fund” means each Fund and SMA that is party to an Investment Advisory Agreement with Equitable or any of its Subsidiaries.

“Equitable Leased Real Property” means Leased Real Property of Equitable.

“Equitable Owned Real Property” means Owned Real Property of Equitable.

“Equitable Series A Preferred Stock” means shares of Equitable’s Series A Fixed Rate Noncumulative Perpetual Preferred Stock, par value $1.00 per share.

“Equitable Series C Preferred Stock” means shares of Equitable’s Series C Fixed Rate Noncumulative Perpetual Preferred Stock, par value $1.00 per share.

“Equitable Stock Plan” means Equitable 2019 Omnibus Incentive Plan, effective as of January 1, 2019, as amended on each of February 28, 2019, March 18, 2020 and February 16, 2021, and amended and restated as of May 21, 2025.

“Equitable Stockholders Meeting” means the meeting of stockholders of Equitable to be held in connection with the Equitable Merger, as may be adjourned or postponed from time to time.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means all employers (whether or not incorporated) that would be treated together with Equitable or Corebridge or any of their respective Subsidiaries, as applicable, as a “single employer” within the meaning of Section 414 of the Code.

“ERISA Plans” means each Benefit Plan that is an “employee benefit plans” within the meaning of Section 3(3) of ERISA, excluding “multiemployer plans” within the meaning of Section 3(37) of ERISA.

“Exchange Act” means the Securities Exchange Act of 1934.

“FASB” means the Financial Accounting Standards Board.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Fund” means any Public Fund or Private Fund; provided that solely for purposes of Section 5.24 and Section 5.26, the term “Fund” shall not include any Sub-Advised Fund.

“Fund Documents” means with respect to a Fund, the then-current limited partnership agreement, limited liability company agreement, operating agreement, shareholders’ agreement, memorandum and articles of association, agreement and declaration of trust or similar governing document governing the operations of any entities that comprise such Fund, the then-current Investment Advisory Agreements, managed account agreements, sponsorship or other agreements in respect of the management thereof, as amended from to time to time, as well as the then-current offering documents (if any) of such Fund.

“Fund Investor” means, with respect to each Fund, each limited partner, shareholder, equityholder, partnership interest holder or other investor of such Fund (in each case, excluding any special limited partner and any Fund general partner, managing member or similar Person in their capacity as such).

“Governmental Entity” means any United States, non-United States, supranational or transnational governmental (including public international organizations), quasi-governmental, regulatory or self-regulatory authority, agency, commission, body, department or instrumentality or any court, tribunal or arbitrator, arbitration panel or other entity or subdivision thereof or other legislative, executive or judicial entity or subdivision thereof, in each case, of competent jurisdiction.

“Governmental Order” means any order, writ, judgment, temporary, preliminary or permanent injunction, decree, direction, settlement, ruling, stipulation, determination, judicial decision, verdict or award, whether civil, criminal or administrative, in each case, that is entered, issued, made or rendered by or with any Governmental Entity.

“Group Entities” means, with respect to either Equitable or Corebridge, such Party and each of its Subsidiaries.

“Hazardous Materials” means any chemical, material, substance or waste that is classified or regulated as “hazardous,” “toxic,” “corrosive,” “radioactive,” or as a “pollutant” or “contaminant,” or words of similar meaning or import under, or for which liability or standards of conduct may be imposed pursuant to, any Environmental Law, including petroleum, petroleum products and by-products, per- and polyfluoroalkyl substances, asbestos and asbestos-containing materials, lead, polychlorinated biphenyls, urea formaldehyde, radioactive materials and radiation.

“HoldCo ESPP” means, as applicable, the Equitable ESPP as converted at the Effective Time or the Corebridge ESPP, as converted at the Effective Time.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvement Act of 1976.

“Indebtedness” means, with respect to any Person, without duplication, all obligations or undertakings by such Person (i) for borrowed money (including deposits or advances of any kind to such Person); (ii) evidenced by bonds, debentures, notes or similar instruments; (iii) for capitalized leases or to pay the deferred and unpaid purchase price of property or equipment; (iv) pursuant to securitization or factoring programs or arrangements; (v) pursuant to guarantees and arrangements having the economic effect of a guarantee of any Indebtedness of any other Person (other than between or among any of Equitable and its wholly owned Subsidiaries or between or among Corebridge and its wholly owned Subsidiaries); (vi) to maintain or cause to be maintained the financing, financial position or covenants of others or to purchase the obligations or property of others; (vii) net cash payment obligations of such Person under swaps, options, derivatives and other hedging Contracts or arrangements that will be payable upon termination thereof (assuming termination on the date of determination); or (viii) letters of credit, bank guarantees, and other similar Contracts or arrangements entered into by or on behalf of such Person.

“Insurance Contracts” means any insurance or annuity policies and contracts, together with any binder, slip, rider, endorsement or certificate, and forms with respect thereto, in each case issued, renewed, ceded or assumed by any Insurance Subsidiary.

“Insurance Law” means all applicable Laws applicable to the business of insurance or reinsurance or the regulation of insurance or reinsurance companies or producers, whether federal, national, provincial, state, local foreign or multinational, and all applicable orders, directives of, and market conduct recommendations resulting from market conduct or other examinations by, Insurance Regulators.

“Insurance Regulator” means, with respect to any jurisdiction, the Governmental Entity charged with the supervision of insurance or reinsurance companies or branches in such jurisdiction (and where more than one such Governmental Entity supervises insurance companies or reinsurance companies or branches in such jurisdiction, each Governmental Entity).

“Insurance Subsidiaries” means, with respect to either Equitable or Corebridge, each of its Group Entities which, by virtue of its operations and activities, is required to be licensed as an insurance or reinsurance company in accordance with applicable Law.

“Intellectual Property” means all intellectual property anywhere in the world (whether foreign, state or domestic, registered or unregistered), including rights in and to: (i) patents and utility models of any kind, patent applications, including provisional applications, statutory invention registrations, inventions, discoveries and invention disclosures (whether or not patented), and all continuations, continuation-in-part, divisions, reissues, re-examinations, substitutions, and extensions thereof, (ii) trademarks, service marks, trade dress, logos, Internet domain names, and other similar identifiers of origin, trade names and corporate names, whether registered or unregistered, any registrations and applications for registration thereof, and all goodwill associated with any of the foregoing, (iii) works of authorship (whether or not copyrightable), copyrights, rights under copyrights and industrial designs, proprietary rights in Software, databases and other compilations of data or information whether registered or unregistered, and any registrations, renewals and applications for registration for any of the foregoing and all moral rights with respect to the foregoing, (iv) trade secrets and other rights in know-how and confidential or proprietary information, (v) proprietary rights in technical data, specifications, designs, techniques, processes, methods, inventions, discoveries and algorithms and (vi) all other intellectual property or proprietary rights.

“Interim Public Fund IAA Approval” means approval by a Public Fund Board of an interim investment advisory agreement approved in accordance with Rule 15a-4 under the Investment Company Act, including approval of any interim subadvisory agreement.

“Intervening Event” means any material Effect that was not known to or reasonably foreseeable by the Equitable Board or the Corebridge Board, as applicable, on the date of this Agreement (or, if known to or reasonably foreseeable, the consequences of which were not known to or reasonably foreseeable by such board of directors as of the date of this Agreement), which Effect or consequences, as applicable, become known by such board of directors prior to the time Equitable receives the Requisite Equitable Vote or Corebridge receives the Requisite Corebridge Vote, as applicable; provided that in no event shall any Effect that relates to (i) an Acquisition Proposal or a Superior Proposal or any inquiry or communications relating thereto, (ii) any changes in the market price or trading volume of Equitable Common Stock or Corebridge Common Stock or any ratings upgrade or change in ratings outlook for Equitable, Corebridge or any of their Subsidiaries or (iii) Equitable or Corebridge, respectively, or any of their respective Subsidiaries (A) meeting, exceeding or failing to meet internal or publicly announced financial projections, forecasts, estimates or predictions of revenues, earnings or other financial or operating metrics for any period, or any predictions or expectations of any securities analysts of Equitable or Corebridge, be taken into account for purposes of determining whether an Intervening Event has occurred (it being understood that the facts or occurrences giving rise or contributing to the matters described in clauses (ii) and (iii) that are not otherwise excluded from the definition of “Intervening Event” may be taken into account).

“Investment Adviser Subsidiaries” means, with respect to any Party, each Subsidiary of such Party that is registered or required to be registered as an investment adviser under the Advisers Act as of the date of this Agreement.

“Investment Advisory Agreement” means a Contract under which any Party or any of its Subsidiaries acts as an investment advisor or sub-advisor to, or manages any investment or trading account of, any Client and any other Contract subject to Section 205 of the Advisers Act.

“Investment Assets” means all bonds, stocks, other securities, mortgage loans and other investments owned, held or made by a Party’s Insurance Subsidiaries in such Insurance Subsidiaries’ general accounts, non-insulated separate accounts and guaranteed separate accounts.

“Investment Company Act” means the Investment Company Act of 1940.

“IT Assets” means all computers, hardware, servers, workstations, databases, networks, telecommunications systems, websites, interfaces, platforms, routers, hubs, switches, networks, data communications lines and all other information technology equipment and all associated documentation and Software stored thereon.

“Knowledge” (i) with respect to Corebridge or any of its Subsidiaries means the actual knowledge of the Persons listed on Section 10.7(a)(ii) of the Corebridge Disclosure Letter and (ii) with respect to Equitable or any of its Subsidiaries means the actual knowledge of the Persons listed on Section 10.7(a)(ii) of the Equitable Disclosure Letter.

“Laws” means any federal, state, local, foreign, international or transnational law, statute, ordinance, common law, rule, regulation, standard, judgment, determination, Governmental Order, writ, injunction, decree, arbitration award, treaty, agency requirement, authorization, license or permit of any Governmental Entity.

“Leased Real Property” with respect to Equitable or Corebridge, means all leasehold or subleasehold estates and other rights to use and occupy any land, buildings, structures, improvements, fixtures or other interest in Real Property held by Equitable and any of its Subsidiaries or Corebridge and any of its Subsidiaries, as applicable.

“Licenses” means all permits, licenses, certifications, approvals, registrations, consents, authorizations, franchises, variances, exemptions and orders issued or granted by a Governmental Entity.

“Material Adverse Effect” with respect to Equitable or Corebridge, means any Effect that, individually or in the aggregate with any other Effect is, or would reasonably be expected to (i) have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of such Party and its Subsidiaries, taken as a whole or (ii) prevent the consummation of, or materially impair such Party’s ability to consummate, the Transactions by the Outside Date; provided that, for the purposes of clause (i), none of the following, alone or in combination, shall be deemed to constitute, or be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur:

(A) Effects generally affecting (1) the economy, credit, capital, securities or financial markets (including changes generally in prevailing interest rates, currency exchange rates, credit markets and price levels or trading volumes), or (2) political, regulatory or business conditions, in each case, in the United States or elsewhere in the world;

(B) changes in trade regulations, such as the imposition of new or increased trade restrictions, tariffs, trade policies, sanctions or disputes, or changes in, or any consequences resulting from, any “trade war” or similar actions in the United States or elsewhere in the world;

(C) Effects that are the result of factors generally affecting the industry, markets or geographical areas in which such Party and its Subsidiaries operate;

(D) any Effect resulting from the entry into, announcement or consummation of this Agreement or the pendency of the Mergers and the Transactions, including the loss of, or Effect in, the relationship of such Party or any of its Subsidiaries, contractual or otherwise, with customers, Employees, Clients, unions, suppliers, distributors, financing sources, reinsurers, partners or similar relationship, or departure of any employee or officer of such Party or any of its Subsidiaries (provided that the exception in this clause (D) shall not apply to the representations and warranties contained in Section 5.4(b) or the related Closing condition);

(E) any action taken (or not taken) by such Party or any of its Subsidiaries that is expressly required to be taken (or not to be taken) by this Agreement or at the express written request of the other Party or with the other Party’s prior written consent (except for any obligation hereunder to operate in the Ordinary Course or similar obligation);

(F) changes or modifications, and prospective changes or modifications, in any applicable Law, GAAP, SAP or in accounting standards (including changes prescribed or permitted by the applicable Insurance Regulators and accounting pronouncements by the SEC, the NAIC and FASB), including the repeal thereof, or changes or modifications in the interpretation or enforcement thereof, after the date of this Agreement;

(G) any failure by such Party to meet any internal or publicly announced financial projections, forecasts, estimates or predictions of revenues, earnings or other financial or operating metrics for any period, or any predictions or expectations of any securities analysts; provided that the exception in this clause (G) shall not prevent or otherwise affect a determination that any Effect underlying such failure has resulted in, or contributed to, or would reasonably be expected to result in, or contribute to, a Material Adverse Effect (if not otherwise falling within any of the exceptions in clauses (A) through (E) and (G) through (I));

(H) any Effect resulting from acts of war (whether or not declared), civil disobedience, civil or political unrest, hostilities, sabotage, cyber-terrorism (including cyber-terrorism data breaches) or terrorism, military actions or the escalation or worsening of any of the foregoing, any hurricane, flood, tornado, earthquake or other weather or natural or manmade disaster, or any outbreak of illness, pandemic, epidemic or other public health event or any other force majeure event (and any governmental or industry responses thereto), including any worsening of such conditions, whether or not caused by any Person;

(I) any Proceeding arising from allegations of any breach of fiduciary duty or allegations of violation of Law, in each case, relating to this Agreement or the Transactions (provided that the underlying causes of any such Proceeding, to the extent not otherwise excluded from the definition of Material Adverse Effect, may be taken into consideration when determining whether a Material Adverse Effect has occurred); or

(J) (1) a decline in the market price, or change in trading volume, of the shares of common stock of such Party on the NYSE or (2) any ratings downgrade or change in ratings outlook for such Party or any of its Subsidiaries; provided that the exceptions in this clause (J) shall not prevent or otherwise affect a determination that any Effect underlying such decline or change has resulted in, or contributed to, or would reasonably be expected to result in, or contribute to, a Material Adverse Effect (if not otherwise falling within any of the exceptions in clauses (A) through (I));

provided, further, that, with respect to clauses (A), (B), (C), (F) and (H), such Effect will be taken into account in determining whether a Material Adverse Effect has occurred to the extent it disproportionately adversely affects such Party and its Subsidiaries, taken as a whole, compared to other companies and their respective Subsidiaries, taken as a whole, operating in the industries in which such Party and its Subsidiaries operate.

“Merger Consideration” means the Common Stock Merger Consideration and the Preferred Stock Merger Consideration.

“MSRB” means the Municipal Securities Rulemaking Board.

“NAIC” means the National Association of Insurance Commissioners.

“NYSE” means the New York Stock Exchange, Inc.

“Open Source Software” means Software that is licensed under a license approved by the Open Source Initiative, Free Software Foundation, the Open Source Foundation, or any similar license, including the GNU General Public License (GPL), the GNU Lesser General Public License (LGPL), the GNU Affero GPL, the MIT license, the Eclipse Public License, the Common Public License, the CDDL, the Mozilla Public License (MPL), the Artistic License, the Netscape Public License, the Sun Community Source License (SCSL), and the Sun Industry Standards License (SISL).

“Ordinary Course” means, with respect to an action taken by any Person, that such action is generally consistent with the ordinary course of business and past practices of such Person.

“Organizational Documents” means (i) with respect to any Person that is a corporation, its articles or certificate of incorporation, memorandum and articles of association, as applicable, and bylaws, or comparable documents, (ii) with respect to any Person that is a partnership, its certificate of partnership and partnership agreement, or comparable documents, (iii) with respect to any Person that is a limited liability company, its certificate of formation and limited liability company or operating agreement, or comparable documents, (iv) with respect to any Person that is a trust or other entity, its declaration or agreement of trust or other constituent document or comparable documents and (v) with respect to any other Person that is not an individual, its comparable organizational documents.

“Owned Real Property” with respect to Equitable or Corebridge, means all land, together with all buildings, structures, improvements and fixtures located thereon, and all easements and other rights and interests appurtenant thereto, owned by Equitable and any of its Subsidiaries or Corebridge and any of its Subsidiaries, as applicable, excluding any of the foregoing held as an Investment Asset by an Insurance Subsidiary in accordance with applicable Investment Guidelines.

“Permitted Accounting Practices” means, with respect to each Insurance Subsidiary, all accounting practices that depart from the National Association of Insurance Commissioners’ Accounting Practices and Procedures Manual, as adopted by the Domiciliary Department of Insurance applicable to such Insurance Subsidiary.

“Permitted Encumbrances” means (i) mechanics’, materialmen’s, carriers’, workmen’s, repairmen’s, vendors’, operators’ or other like Encumbrances, if any, arising or incurred in the Ordinary Course that (A) relate to obligations as to which there is no default on the part of Equitable, Corebridge or any of their Subsidiaries, as applicable, and that do not materially detract from the value of or materially interfere with the use of any of the assets of the Party and its Subsidiaries as presently conducted or (B) are being contested in good faith through appropriate Proceedings and for which adequate reserves have been established in accordance with GAAP; (ii) Encumbrances arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the Ordinary Course; (iii) Rights-of-Way, covenants, conditions, restrictions and other similar matters of record affecting title and other title defects of record or Encumbrances (other than those constituting Encumbrances for the payment of Indebtedness), if any, that do not or would not, individually or in the aggregate, impair in any material respect the value of or continued use or occupancy of the assets of the Party and its Subsidiaries, taken as a whole or that would otherwise be disclosed on or uncovered by a title commitment, title policy, title report or survey; (iv) Encumbrances for Taxes or other governmental charges that are not yet due or payable or, if due and payable, may thereafter be paid without penalty or that are being contested in good faith through appropriate Proceedings and for which adequate reserves have been established in accordance with GAAP; (v) Encumbrances supporting surety bonds, performance bonds and similar obligations issued in connection with the businesses of the Party and its Subsidiaries; (vi) Encumbrances not created by the Party or its Subsidiaries that affect the underlying fee interest of an Equitable Leased Real Property (in the case of Equitable) or Corebridge Leased Real Property (in the case of Corebridge); (vii) Encumbrances that are disclosed on the most recent consolidated balance sheet of the Party included in the Reports or notes thereto or securing liabilities reflected on such balance sheet; (viii) Encumbrances arising under or pursuant to the Organizational Documents of the Party or any of its Subsidiaries; (ix) grants to others of Rights-of-Way, surface leases or crossing rights and amendments, modifications, and releases of Rights-of-Way, surface leases or crossing rights in the Ordinary Course that are of public record which do not materially interfere with the value of or continued use and operation of any of the assets of the Party and its Subsidiaries as presently conducted; (x) with respect to Rights-of-Way, restrictions on the exercise of any of the rights under a granting instrument that are set forth therein or in another executed agreement, that is of public record or to which the Party or any of its Subsidiaries otherwise has access, between the parties thereto; (xi) as to Equitable or Corebridge, Encumbrances resulting from any facts or circumstances relating to the other Party or any of its Affiliates; (xii) Encumbrances that do not and would not reasonably be expected to materially impair, in the case of Equitable, the continued use of an Equitable Owned Real Property or an Equitable Leased Real Property as presently operated, and in the case of Corebridge, the continued use of a Corebridge Owned Real Property or a Corebridge Leased Real Property as presently operated; (xiii) with respect to Equitable Leased Real Property, Encumbrances arising from any Equitable Leased Real Property and with respect to the Corebridge Leased Real Property, Encumbrances arising from any Corebridge Leased Real Property; (xiv) non-exclusive licenses to Intellectual Property granted in the Ordinary Course; and (xv) specified Encumbrances described in Section 10.7(a)(iii) of such Party’s Disclosure Letter.

“Person” means an individual, corporation (including not-for-profit), Governmental Entity, general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, unincorporated organization, other entity of any kind or nature or group (as defined in Section 13(d)(3) of the Exchange Act).

“Personal Data” means any information or data in any media that, alone or together with other information held by a Party and its Subsidiaries, (i) allows the identification of a natural person, or any information associated with an identifiable natural person or (ii) constitutes “personal information,” “personal data,” “personally identifiable information,” or any other equivalent term as defined under applicable Law relating to the collection, storage, sharing, data protection, data security, privacy, use, transfer and any other processing of information.

“Preferred Stock” means Equitable Preferred Stock and Corebridge Preferred Stock.

“Private Fund” means each vehicle for collective investment (in whatever form of organization, including the form of a corporation, company, limited liability company, partnership, association, trust or other entity, and including each separate portfolio or series of any of the foregoing) (i) that is not registered or required to be registered with the SEC as an investment company under the Investment Company Act, and (ii) for which any Party or one or more of its Subsidiaries, acts as the sponsor, general partner, managing member, trustee, investment manager, investment advisor, sub-advisor, or in a similar capacity; provided that solely for purposes of Section 5.20, the term “Private Fund” shall not include any entity with which any Party or one or more of its Subsidiaries have solely a Sub-Advisory Relationship and do not otherwise act as sponsor, general partner, managing member, trustee, investment manager or investment advisor to such Private Fund.

“Proceeding” means any action, cause of action, claim, investigation, demand, litigation, suit, grievance, citation, summons, subpoena, inquiry, audit, hearing, originating application to a tribunal, arbitration or other similar proceeding of any nature, civil, criminal, regulatory, administrative or otherwise, whether in equity or at law, in contract, in tort or otherwise.

“Public Fund” means each vehicle for collective investment (in whatever form of organization, including the form of a corporation, company, limited liability company, partnership, association, trust or other entity, and including each separate portfolio or series of any of the foregoing) (i) that is registered or required to be registered with the SEC as an investment company under the Investment Company Act (including any business development company regulated as such under the Investment Company Act), and (ii) for which any Party or one or more of its Subsidiaries acts as the sponsor, general partner, managing member, trustee, investment manager, investment advisor, sub-advisor, or in a similar capacity; provided that the term “Public Fund” shall not include any entity with which any Party or one or more of its Subsidiaries have solely a Sub-Advisory Relationship and do not otherwise act as sponsor, general partner, managing member, trustee, investment manager or investment advisor to such Public Fund (such Funds, the “Sub-Advised Funds”).

“Public Fund Board” means the board of directors or trustees (or Persons performing similar functions) of a Public Fund.

“Public Fund Board Approval Items” means, with respect to a Public Fund, the requisite approval of the applicable Public Fund Board (except with respect to any Sub-Advised Funds, in which case the items for approval are set out in “Sub-Advised Fund Board Approval Items”):

(a)

in accordance with Section 15(a) and 15(c) of the Investment Company Act of a New Investment Advisory Agreement with Delaware Management Company, Inc., to be effective as of the Closing Date (“Public Fund IAA Approval”); provided that the term “Public Fund IAA Approval” shall not include an Interim Public Fund IAA Approval; and

(b)

of new subadvisory agreements with such Public Fund’s existing external subadvisers (except if not required under a manager-of-managers exemptive order granted under the Investment Company Act by the SEC).

“Public Fund IAA Approval” has the meaning set forth in the definition of “Public Fund Board Approval Items.”

“Public Fund SEC Documents” means the forms, statements, reports and documents required to be filed by any Public Fund with, or required to be furnished by any Public Fund to, the SEC pursuant to the Investment Company Act, the Securities Act, the Exchange Act or other applicable Law (including any exhibits or amendments thereto).

“Public Fund Shareholder Approval Items” means, with respect to a Public Fund, the requisite approval by the applicable Public Fund shareholders (i) of the Public Fund IAA Approval; and (ii) of new subadvisory agreements with such Public Fund’s existing external subadvisers (except if not required under a manager-of-managers exemptive order granted under the Investment Company Act by the SEC).

“Real Property” means, collectively, the Owned Real Property and the Leased Real Property.

“Registered Intellectual Property” means all Intellectual Property owned or purported to be owned by, as applicable, Equitable or any of its Subsidiaries or Corebridge or any of its Subsidiaries, in each case, that is registered, issued or filed under the authority of, with or by any Governmental Entity or Internet domain name registrar in any jurisdiction, including pending applications for any of the foregoing.

“Rights-of-Way” means easements, licenses, rights-of-way, permits, servitudes, leasehold estates, instruments creating an interest in real property, and other similar real estate interests.

“SAP” means, as to any Insurance Subsidiary, the statutory accounting practices prescribed by the applicable Domiciliary Department of Insurance as in effect at the relevant time.

“Significant Subsidiary” has the meaning ascribed to such term in Rule 1.02(w) of Regulation S-X promulgated pursuant to the Exchange Act.

“SMA” means any Client established as a separate managed account.

“Software” means all computer software and computer programs (including software implementations of algorithms, models and methodologies), including all source code or object code versions thereof and related documentation (including developer notes).

“Stockholders Meeting” means, with respect to Corebridge, the Corebridge Stockholders Meeting, and with respect to Equitable, the Equitable Stockholder Meeting.

“Sub-Advised Fund Board” means the board of directors or trustees (or Persons performing similar functions) of a Sub-Advised Fund.

“Sub-Advised Fund Board Approval Items” means, with respect to a Sub-Advised Fund, the requisite approval of the applicable Sub-Advised Fund Board of a new sub-advisory agreement with the applicable Investment Adviser Subsidiary.

“Sub-Advised Fund Shareholder Approval Items” means, with respect to a Sub-Advised Fund, requisite approval by the applicable Sub-Advised Fund shareholders of new sub-advisory agreements with the applicable Investment Adviser Subsidiary (except if not required under a manager-of-managers exemptive order granted under the Investment Company Act by the SEC).

“Sub-Advised Funds” has the meaning set forth in the definition of “Public Fund.”

“Sub-Advisory Relationship” means any Contract pursuant to which any Party or one or more of its Subsidiaries provides sub-advisory services to any investment fund or other collective investment vehicle (including any general or limited partnership, trust, or limited liability company and whether or not dedicated to a single investor) or any account whose sponsor, principal advisor, general partner, managing member or manager is any Person who is not a Party or any of their Subsidiaries.

“Subsidiary” means, with respect to any Person, any other Person of which at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other persons performing similar functions is directly or indirectly owned or controlled by such Person or by one or more of its Subsidiaries; for the avoidance of doubt, AllianceBernstein and its Subsidiaries are Subsidiaries of Equitable.

“Superior Proposal” means an unsolicited, bona fide written Acquisition Proposal (except that the references in the definition thereof to “ten percent (10%) or more” shall be deemed to be references to “a majority”) made by a third Person (or group of Persons) on or after the date of this Agreement that the Equitable Board or the Corebridge Board, as applicable, has determined in good faith, after consultation with its financial advisor and its outside legal counsel (i) if consummated, would result in a transaction more favorable to Equitable’s stockholders or Corebridge’s stockholders, as applicable, than the Transactions (after taking into account any revisions to the terms of this Agreement proposed by Equitable or Corebridge, as applicable, pursuant to Section 7.2(d)(ii) and the time likely to be required to consummate such Acquisition Proposal), (ii) is reasonably likely to be consummated on the terms proposed (including being reasonably likely to receive all required governmental approvals), taking into account any legal, financial, regulatory and stockholder approval requirements, the sources, availability and terms of any financing, financing market conditions and the existence of a financing contingency, the likelihood of termination, the timing of closing, any termination fees, expense reimbursement provisions, conditions to closing, the identity of the Person or Persons making the proposal and any other aspects considered relevant by the Equitable Board or the Corebridge Board, as applicable, and (iii) for which, if applicable, financing is fully committed or reasonably determined to be available by the Equitable Board or the Corebridge Board, as applicable.

“Tax” means all federal, state, local and foreign income, windfall or other profits, franchise, gross receipts, environmental, customs duty, capital stock, severances, stamp, transfer, payroll, sales, employment, unemployment, disability, use, property, withholding, excise, production, value added, and other taxes, duties or assessments, in each case in the nature of a tax, together with all interest, penalties and additions with respect thereto.

“Tax Matters Agreement” means that certain tax matters agreement by and among American International Group, Inc. and Corebridge dated as of September 14, 2022.

“Tax Return” means all returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns) required to be supplied to any Tax authority relating to Taxes.

“Treasury Regulations” means Part 1 of Title 26, Chapter I, Subchapter A of the Code of Federal Regulations.

“U.S. Government” means the government of the United States of America, its agencies and instrumentalities.

“Willful Breach” means a material breach of this Agreement by a Party that is the consequence of a deliberate act or a deliberate omission by such Party with the actual knowledge that the taking of such act or failure to take such act would, or would reasonably be expected to, cause such material breach of this Agreement.

(b) The following terms are defined elsewhere in this Agreement, as indicated below:

Term	Section
Advertisement	5.26(c)
Affirmative Consent Client	7.19(a)
Agreement	Preamble
AllianceBernstein GP	4.1(h)
Alternative Acquisition Agreement	7.2(d)(i)(D)
Anti-Corruption Laws	5.11(e)
Applicable Date	Article V
Approvals	5.4(a)
Bankruptcy and Equity Exception	5.3
Blocked Person	5.11(h)

Board Recommendation Notice	7.2(d)(ii)
Book-Entry Shares	2.4(b)
Capitalization Date	6.1
CEA	5.28
Certificates	2.4(b)
Certificates of Merger	1.3
CFTC	5.28
Change of Recommendation	7.2(d)(i)(E)
Chosen Court	10.4(b)
Closing	1.2
Closing Date	1.2
Code	Recitals
Common Book-Entry Shares	2.4(a)
Common Stock Certificates	2.4(a)
Common Stock Merger Consideration	2.2(a)
Company Owned Software	5.15(g)
Comprehensively Sanctioned Jurisdictions	5.11(d)
Confidentiality Agreement	10.8
Contaminants	5.15(h)
Continuing Employees	7.11(a)
Converted Corebridge DSU Award	2.8(b)(iv)
Converted Corebridge ESPP Option	2.8(b)(vi)
Converted Corebridge Option	2.8(b)(i)
Converted Corebridge PSU Award	2.8(b)(iii)
Converted Corebridge RSU Award	2.8(b)(ii)
Converted Equitable ESPP Option	2.8(a)(v)(B)
Converted Equitable Option	2.8(a)(i)
Converted Equitable Performance Share	2.8(a)(iii)
Converted Equitable RSU Award	2.8(a)(ii)
Corebridge	Preamble
Corebridge Board	Recitals
Corebridge Certificate of Merger	1.3
Corebridge Common Book-Entry Share	2.4(a)
Corebridge Common Stock Certificate	2.4(a)
Corebridge Common Stock Merger Consideration	2.2(a)
Corebridge Continuing Employees	7.11(a)
Corebridge Designees	4.1(b)
Corebridge Disclosure Letter	Article V
Corebridge DSU	2.8(b)(iv)
Corebridge Effective Time	1.3
Corebridge Eligible Common Shares	2.2(a)
Corebridge Eligible Preferred Shares	2.2(c)
Corebridge Equity Awards	2.8(d)
Corebridge ESPP Option	2.8(b)(vi)
Corebridge Exchange Ratio	2.2(a)
Corebridge Merger	Recitals
Corebridge Merger Sub	Preamble
Corebridge Option	2.8(b)(i)
Corebridge Preferred Book-Entry Share	2.4(b)
Corebridge Preferred Stock Certificate	2.4(b)
Corebridge Preferred Stock Merger Consideration	2.2(c)
Corebridge PSU	2.8(b)(iii)

Corebridge Recommendation	6.7
Corebridge RSU	2.8(b)(ii)
Corebridge Surviving Corporation	Recitals
Corebridge Surviving Corporation Charter	4.3(a)
Corebridge Tax Opinion	8.3(d)
Corebridge Termination Fee	9.5(b)(iii)
Current Corebridge CEO	4.1(b)
Current Corebridge Chair	4.1(d)
Current Equitable CEO	4.1(b)
Debt Financing	7.7(a)(i)
DGCL	Recitals
Disclosure Letter	Article V
Effective Time	1.3
Eligible Common Shares	2.2(a)
Eligible Preferred Shares	2.2(c)
Encumber	6.1
Encumbrance	6.1
Equitable	Preamble
Equitable Board	Recitals
Equitable Certificate of Merger	1.3
Equitable Common Book-Entry Share	2.3(a)
Equitable Common Stock Certificate	2.3(a)
Equitable Common Stock Merger Consideration	2.1(a)
Equitable Continuing Employees	7.11(a)
Equitable Designees	4.1(b)
Equitable Disclosure Letter	Article V
Equitable Effective Time	1.3
Equitable Eligible Common Shares	2.1(a)
Equitable Eligible Preferred Shares	2.1(d)
Equitable Eligible Series A Preferred Shares	2.1(c)
Equitable Eligible Series C Preferred Shares	2.1(d)
Equitable Equity Awards	2.8(c)
Equitable ESPP Exercise Date	2.8(a)(v)(A)
Equitable ESPP Option	2.8(a)(v)(B)
Equitable Exchange Ratio	2.1(a)
Equitable Fund Schedule	6.4
Equitable Merger	Recitals
Equitable Merger Sub	Preamble
Equitable Option	2.8(a)(i)
Equitable Performance Share	2.8(a)(iii)
Equitable Preferred Book-Entry Share	2.3(b)
Equitable Preferred Stock	6.1
Equitable Preferred Stock Certificate	2.3(b)
Equitable Preferred Stock Merger Consideration	2.1(d)
Equitable Recommendation	6.2
Equitable RSU	2.8(a)(ii)
Equitable Series A Preferred Stock Merger Consideration	2.1(c)
Equitable Series C Preferred Stock Merger Consideration	2.1(d)
Equitable Stock	6.1
Equitable Surviving Corporation	Recitals
Equitable Surviving Corporation Charter	4.2(a)
Equitable Tax Opinion	8.2(d)

Equitable Termination Fee	9.5(c)(iii)
Exchange Agent	3.1
Exchange Fund	3.1
Exchange Ratios	2.2(a)
Form A	5.4(a)
GAAP	5.5(d)
Governmental Antitrust Entity	7.5(d)(i)
HoldCo	Preamble
HoldCo Board	4.1(b)
HoldCo Bylaws	4.1(a)
HoldCo CEO	4.1(c)
HoldCo Charter	4.1(a)
HoldCo Common Stock	2.1(a)
HoldCo Executive Chair	4.1(c)
HoldCo Lead Independent Director	4.1(d)
IMA	5.22(c)
Indemnified Parties	7.14(a)
Insurance Approvals	5.4(a)
Insurance Licenses	5.23(c)
Intended Tax Treatment	2.9
Investment Guidelines	5.22(a)
IRS	5.9(d)
Letter of Transmittal	3.2(a)
Material Contract	5.16(a)(xi)
Mergers	Recitals
Negative Consent Notice	7.19(a)
NFA	5.28
Non-DTC Book-Entry Share	3.2(b)
Non-Fund Client Consents	7.19(a)
Non-U.S. Benefit Plans	5.9(k)
OFAC	5.11(d)
Original Date	7.4(c)
Outside Counsel Only Material	7.8(b)
Outside Date	9.2(a)
Parties	Preamble
Party	Preamble
Payoff Letter	7.7(a)(iii)
Preferred Stock Merger Consideration	2.2(c)
Privacy Requirements	5.15(k)
Producers	5.23(e)
Proprietary Code	5.15(g)
Proxy/Prospectus	7.3(a)
Public Fund Board Approval	7.19(c)(i)
Public Fund Shareholder Approval	7.19(c)(i)
Registration Statement	7.3(a)
Registration Statement Clearance Date	7.3(a)
Regulatory Remedy	7.5(d)(ii)
Reinsurance Agreement	5.21(a)
Relevant Legal Restraint	8.1(e)
Reports	5.5(a)
Representatives	7.2(a)
Requisite Corebridge Vote	5.3

Requisite Equitable Vote	5.3
Requisite Regulatory Approvals	7.5(b)
SEC	2.8(e)
Securities Act	2.8(e)
Security Breach	5.15(j)
Series 1 HoldCo Preferred Stock	2.1(d)
Series 1-A HoldCo Preferred Stock	2.1(c)
Series 1-C HoldCo Preferred Stock	2.1(d)
Series 2 HoldCo Preferred Stock	2.2(c)
Specially Designated National	5.11(h)
Specified Debt Agreements	7.7(a)(ii)
Specified Debt Amendment	7.7(a)(ii)
Standing Committee	4.1(f)
Statutory Statements	5.6(b)
Surviving Corporations	Recitals
Tail Insurance	7.14(b)
Tail Period	7.14(b)
Takeover Statute	5.12
Tax Counsel	7.12(b)
Transactions	Recitals

10.8 Entire Agreement. This Agreement (including any exhibits hereto), the Equitable Disclosure Letter, the Corebridge Disclosure Letter and the Confidentiality Agreement, dated February 23, 2026, between Equitable and Corebridge (together with that certain Clean Team Confidentiality Agreement, dated February 23, 2026, between Equitable and Corebridge, the “Confidentiality Agreement”) constitute the entire agreement among the Parties with respect to the subject matter of this Agreement and supersedes all prior and contemporaneous agreements, negotiations, understandings and representations and warranties, whether oral or written, with respect to such matters, except for the Confidentiality Agreement, which shall remain in full force and effect until the Closing (except as amended by the last sentence of Section 7.2(g)).

10.9 Third-Party Beneficiaries. Except for (a) after the applicable Effective Time, the rights of Equitable’s and Corebridge’s respective stockholders to receive the applicable Merger Consideration and payments pursuant to Article II and Article III, and (b) after the applicable Effective Time, the rights of Indemnified Parties set forth in Section 7.14, each Party agrees that (i) their respective representations, warranties, covenants and agreements set forth herein are solely for the benefit of the other Parties, in accordance with and subject to the terms of this Agreement, and (ii) this Agreement is not intended to, and does not, confer upon any Person other than the Parties, any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein.

10.10 Fulfillment of Obligations. Whenever this Agreement requires a Subsidiary of Equitable to take any action, such requirement shall be deemed to include an undertaking on the part of Equitable to cause such Subsidiary to take such action and, after the Equitable Effective Time, on the part of HoldCo to cause such Subsidiary to take such action. Whenever this Agreement requires a Subsidiary of Corebridge to take any action, such requirement shall be deemed to include an undertaking on the part of Corebridge to cause such Subsidiary to take such action and, after the Corebridge Effective Time, on the part of HoldCo to cause such Subsidiary to take such action. Any obligation of one Party to another Party under this Agreement, which obligation is performed, satisfied or fulfilled by an Affiliate of such Party, shall be deemed to have been performed, satisfied or fulfilled by such Party.

10.11 Non-Parties. Unless expressly agreed to otherwise by the Parties in writing, this Agreement may only be enforced against, and any Proceeding in connection with, arising out of or otherwise resulting from this Agreement, any instrument or other document delivered pursuant to this Agreement or the Transactions may only be brought against a Party and then only with respect to the specific obligations set forth herein with respect to such Party. No past, present or future director, Employee (including any officer), incorporator, manager, member, partner, stockholder, other equity holder or Persons in a similar capacity, controlling person, Affiliate or other Representative of any Party or of any Affiliate of any Party, or any of their respective successors, Representatives and permitted assigns, shall have any liability or other obligation for any obligation of any Party under this Agreement or for any Proceeding in connection with, arising out of or otherwise resulting from this Agreement, any instrument or other document delivered pursuant to this Agreement or the Transactions.

10.12 Severability. The provisions of this Agreement shall be deemed severable and the illegality, invalidity or unenforceability of any provision shall not affect the legality, validity or enforceability of the other provisions of this Agreement. If any provision of this Agreement, or the application of such provision to any Person or any circumstance, is illegal, invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, insofar as may be legal, valid and enforceable, the intent and purpose of such illegal, invalid or unenforceable provision, and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such illegality, invalidity or unenforceability, nor shall such illegality, invalidity or unenforceability affect the legality, validity or enforceability of such provision, or the application of such provision, in any other jurisdiction.

10.13 Interpretation; Construction.

(a) The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. All article, section, subsection, schedule, annex and exhibit references used in this Agreement are to articles, sections, subsections, schedules, annexes and exhibits to this Agreement unless otherwise specified. The exhibits, schedules and annexes attached to this Agreement constitute a part of this Agreement and are incorporated herein for all purposes.

(b) If a term is defined as one part of speech (such as a noun), it shall have a corresponding meaning when used as another part of speech (such as a verb). Unless the context of this Agreement clearly requires otherwise, words importing the masculine gender shall include the feminine and neutral genders and vice versa. The words “includes” or “including” shall mean “including without limitation,” the words “hereof,” “hereby,” “herein,” “hereunder” and similar terms in this Agreement shall refer to this Agreement as a whole and not any particular section or article in which such words appear. Any reference to a Law shall include any rules and regulations promulgated thereunder and shall mean such Law as amended, modified, codified, reenacted, supplemented or superseded in whole or in part, and in effect from time to time, except that, for purposes of any representations and warranties in this Agreement that are made as a specific date, references to any specific Law or License will be deemed to refer to such Law (and all rules and regulations promulgated thereunder) or License as of such date.

(c) All references to any Contract, other agreement, document or instrument (excluding this Agreement) mean such Contract, other agreement, document or instrument as amended or otherwise modified from time to time in accordance with the terms thereof and, unless otherwise specified therein, include all schedules, annexes, addendums, exhibits and any other documents attached thereto or incorporated therein by reference.

(d) Currency amounts referenced herein are in U.S. Dollars.

(e) Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. Whenever any action must be taken hereunder on or by a day that is not a Business Day, then such action may be validly taken on or by the next day that is a Business Day.

(f) All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP and SAP.

(g) The Parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

(h) References to any information or document being “made available,” “provided” or “furnished” (other than to the SEC) and words of similar import shall include such information or document having been posted to the online data room referred to as (x) “APEX” hosted on behalf of Corebridge by SmartRoom and (y) “Project Apex” hosted on behalf of Equitable by DFSVenue, in each case, at least twenty-four (24) hours prior to the execution and delivery of this Agreement by the Parties.

10.14 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, legal representatives and permitted assigns. No Party may assign any of its rights or delegate any of its obligations under this Agreement, in whole or in part, by operation of Law or otherwise, directly or indirectly, without the prior written consent of the other Parties, except that HoldCo may cause Equitable Merger Sub and Corebridge Merger Sub, as applicable, to assign any and all of its rights under this Agreement, by written notice to Equitable and Corebridge, as applicable, to another wholly owned direct or indirect Subsidiary of HoldCo with substantially identical ownership, capitalization and Organizational Documents to be a Party in lieu of Equitable Merger Sub and Corebridge Merger Sub, as applicable, in which event all references to Equitable Merger Sub and Corebridge Merger Sub, as applicable in this Agreement shall be deemed references to such other Subsidiary, except that all representations and warranties made in this Agreement with respect to Equitable Merger Sub and Corebridge Merger Sub as of the date of this Agreement shall be deemed representations and warranties made with respect to such other Subsidiary as of the date of such designation; provided that any such designation shall not prevent or materially impair or impede or delay the consummation of the Transactions or otherwise materially impair or impede the rights of the stockholders of Equitable or Corebridge, as applicable, under this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties to this Agreement as of the date first written above.

EQUITABLE HOLDINGS, INC.

By:	/s/ Mark Pearson
Name: Mark Pearson
Title: President and Chief Executive Officer

COREBRIDGE FINANCIAL, INC.

By:	/s/ Marc Costantini
Name: Marc Costantini
Title: President and Chief Executive Officer

MOUNTAIN HOLDING, INC.

By	/s/ Polly Klane
Name: Polly Klane
Title: President

MARCY HOLDING, INC.

By	/s/ Polly Klane
Name: Polly Klane
Title: President

PALISADE HOLDING, INC.

By	/s/ Polly Klane
Name: Polly Klane
Title: President

[Signature Page to Merger Agreement]

Annex B

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

EQUITABLE HOLDINGS, INC.

EQUITABLE HOLDINGS, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware, as amended from time to time (the “DGCL”), certifies as follows:

FIRST: The present name of the corporation is MOUNTAIN HOLDING, INC. (the “Corporation”). The Corporation was incorporated under the name “MOUNTAIN HOLDING, INC.” by the filing of its original Certificate of Incorporation with the Office of the Secretary of State of the State of Delaware on March 24, 2026 (the “Original Certificate of Incorporation”).

SECOND: This Amended and Restated Certificate of Incorporation (this “Certificate of Incorporation”), which restates and integrates and also further amends the provisions of the Original Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 242 and 245 of the DGCL and by the written consent of its stockholders in accordance with Section 228 of the DGCL.

THIRD: The Original Certificate of Incorporation, as heretofore amended, is hereby amended, integrated and restated to read in its entirety as follows:

ARTICLE ONE

NAME

The name of the Corporation is Equitable Holdings, Inc.

ARTICLE TWO

REGISTERED OFFICE AND REGISTERED AGENT

The address of the registered office of the Corporation is 251 Little Falls Drive, Wilmington, DE 19808, County of New Castle. The name of the registered agent of the Corporation in the State of Delaware at such address is Corporation Service Company.

ARTICLE THREE

CORPORATE PURPOSES AND POWERS

The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

ARTICLE FOUR

CAPITAL STOCK

The total number of shares of all classes of stock which the Corporation shall have authority to issue is 5,000,000,000, of which 500,000,000 shares are to be preferred stock, par value $1.00 per share (hereinafter called the “Preferred Stock”), and 4,500,000,000 shares are to be common stock, par value $0.01 per share (hereinafter called the “Common Stock”). The number of authorized shares of any class or classes of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote with respect to such matter irrespective of any class vote that would otherwise be required by Section 242(b) of the DGCL.

The voting powers, designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof, of the Preferred Stock and the Common Stock, in addition to those set forth elsewhere herein, are as follows:

Section 1. The Preferred Stock may be issued from time to time by the board of directors of the Corporation (hereinafter called the “Board of Directors”), as shares of one or more series of Preferred Stock, and, subject to Section 2 through Section 6 of this Article Four, the Board of Directors or a duly authorized committee thereof is expressly authorized, prior to issuance, in the resolution or resolutions providing for the issue of shares of each particular series, to fix the relative designation, powers, rights, preferences or limitations of the shares of the series, including but not limited to the following:

(a) The distinctive serial designation of such series which shall distinguish it from other series;

(b) The number of shares included in such series, which number may be increased or decreased from time to time unless otherwise provided in the resolutions creating the series;

(c) The dividend rate or rates (or method of determining such rate or rates) for shares of such series and the date or dates (or the method of determining such date or dates) upon which such dividends shall be payable;

(d) Whether dividends on the shares of such series shall be cumulative, and, in the case of shares of any series having cumulative dividend rights, the date or dates or method of determining the date or dates from which dividends on the shares of such series shall be cumulative;

(e) The amount or amounts which shall be paid out of the assets of the Corporation to the holders of the shares of such series upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

(f) The price or prices at which, the period or periods within which and the terms and conditions upon which the shares of such series may be redeemed or exchanged, in whole or in part;

(g) The obligation, if any, of the Corporation to purchase or redeem shares of such series pursuant to a sinking fund or otherwise and the price or prices at which, the period or periods within which and the terms and conditions upon which the shares of such series shall be redeemed, in whole or in part, pursuant to such obligation;

(h) The period or periods within which and the terms and conditions, if any, including the price or prices or the rate or rates of conversion and the terms and conditions of any adjustments thereof, upon which the shares of such series shall be convertible at the option of the holder into shares of any other class of stock or into shares of any other series of Preferred Stock, except into shares of a class having rights or preferences as to dividends or distribution of assets upon liquidation which are prior or superior in rank to those of the shares being converted;

(i) The voting rights, if any, of the shares of such series in addition to those required by law, including the number of votes per share and any requirement for the approval by the holders of more than 50.1% of all Preferred Stock, or of the shares of one or more series, or of both, as a condition to specified corporate action or amendments to this Certificate of Incorporation;

(j) The relative preference or priority as to the right to receive dividends and the right to receive payments out of the assets of the Corporation upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation; and

(k) Any other relative rights, preferences or limitations of the shares of the series not inconsistent herewith or with applicable law.

Section 2. All Preferred Stock shall rank senior to the Common Stock in respect of the right to receive dividends and the right to receive payments out of the assets of the Corporation upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

Section 3. Unless otherwise provided in the resolutions of the Board of Directors or a duly authorized committee thereof establishing the terms of a series of Preferred Stock, no holder of any share or shares of Preferred Stock shall be entitled as of right to vote on any amendment or alteration of the Certificate of Incorporation to authorize or create, or increase the authorized amount of, any class or series of Preferred Stock or any alteration, amendment or repeal of any provision of any other series of Preferred Stock.

Section 4. Except as provided in the resolutions of the Board of Directors or a duly authorized committee thereof in establishing the terms of a series of Preferred Stock, so long as any series of Preferred Stock shall be outstanding, in no event shall any dividend, whether in cash or property, be paid or declared, nor shall any distribution be made, on any junior stock, nor shall any shares of any junior stock be purchased, redeemed or otherwise acquired for value by the Corporation, unless all dividends on any series of Preferred Stock for all past dividend periods and for the then current period shall have been paid or declared and a sum sufficient for the payment thereof set apart, and unless the Corporation shall not be in default with respect to any of its obligations with respect to any past period with respect to any sinking fund for any Preferred Stock. If such payment shall have been made in full to the holders of any series of Preferred Stock, dividends may then be paid on junior stock, according to their respective rights and preferences.

Section 5. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, then, before any distribution or payment shall be made to the holders of any junior stock, the holders of any series of Preferred Stock shall be entitled to be paid in full the respective amounts of the liquidation preferences thereof. If such payment shall have been made in full to the holders of Preferred Stock, the remaining assets and funds of the Corporation shall be distributed among the holders of the junior stock, according to their respective rights and preferences and in each case according to their respective shares. If, upon any liquidation, dissolution or winding up of the affairs of the Corporation, the amounts so payable are not paid in full to the holders of all outstanding shares of any series of Preferred Stock, the holders of any series of Preferred Stock shall share ratably in any distribution of assets in proportion to the full amounts to which they would otherwise be respectively entitled. Neither the consolidation or merger of the Corporation, nor the sale, lease or conveyance of all or a part of its assets, shall be deemed a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of the foregoing provisions of this Section 5 of this Article Four).

Section 6. No holder of Preferred Stock shall be entitled as a matter of right to subscribe for or purchase, or have any preemptive right with respect to, any part of any new or additional issue of stock of any class whatsoever, or of securities convertible into any stock of any class whatsoever, whether now or hereafter authorized and whether issued for cash or other consideration or by way of dividend.

Section 7. As used herein with respect to the Preferred Stock or in any resolution adopted by the Board of Directors or a duly authorized committee thereof providing for the issue of any particular series of the Preferred Stock as authorized by Section 1 of this Article Four, the following terms shall have the following meanings:

(a) The term “junior stock” shall mean the Common Stock and any other class of stock of the Corporation hereafter authorized over which the Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

(b) The term “sinking fund” shall mean any fund or requirement for the periodic retirement of shares.

(c) The term “accrued dividends”, with respect to any share of any series, shall mean an amount computed at the annual dividend rate for the series of which the particular share is a part, from the date on which dividends on such share became cumulative to and including the date to which such dividends are to be accrued, less the aggregate amount of all dividends theretofore paid thereon.

Section 8. No holder of any share or shares of stock of the Corporation shall be entitled as a matter of right to subscribe for, purchase or receive any shares of stock of any class or any other securities which the Corporation may issue, whether now or hereafter authorized, and whether such stock or securities be issued for money or for a consideration other than money or by way of a dividend and all such shares of stock or other securities may be issued or disposed of by the Board of Directors to such persons, firms, corporations, and associations and on such terms as it, in its absolute discretion, may deem advisable, without offering to stockholders then of record or any class of stockholders any thereof upon the same terms or upon any terms.

Section 9. The holders of the shares of Common Stock will be entitled to one vote per share of such stock on all matters except as herein or by statute otherwise provided; provided, however, that, except as otherwise required by law or this Article Four, holders of Common Stock will not be entitled to vote on any amendment to this Certificate of Incorporation (including any certificate filed with the Office of the Secretary of State of the State of Delaware establishing the terms of a series of Preferred Stock (such certificate, a “Preferred Stock Designation”) that relates solely to the terms, number of shares, powers, designations, preferences, or relative participating, optional or other special rights (including, without limitation, voting rights), or to qualifications, limitations or restrictions thereon, of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one more other such series, to vote thereon pursuant to this Certificate of Incorporation (including, without limitation, any Preferred Stock Designation relating to any series of Preferred Stock) or pursuant to the DGCL.

ARTICLE FIVE

POWERS OF BOARD OF DIRECTORS; MEETINGS; CORPORATE BOOKS; STOCKHOLDER ACTION BY CONSENT; ETC.

The following provisions are inserted for the management of the business, and for the conduct of the affairs, of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

Section 1. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

Section 2. Subject to the provisions of Section 1 of Article Four hereof, the number of directors of the Corporation shall be such as from time to time shall be fixed by, or in the manner provided in, the by-laws of the Corporation (as the same may be amended and/or restated, the “By-Laws”). Election of directors need not be by ballot unless the By-Laws so provide.

Section 3. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to make, amend and repeal the By-Laws by the affirmative vote of a majority of the Board of Directors.

Section 4. The stockholders and directors shall have power to hold their meetings as the By-Laws so provide and (except as the laws of the State of Delaware shall otherwise provide) keep the books, documents and papers of the Corporation, outside of the State of Delaware, and to have one or more offices within or without the State of Delaware, at such places as may be from time to time designated by the By-Laws or by resolution of the directors, except as otherwise required by the laws of Delaware.

Section 5. In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this Certificate of Incorporation, and to the By-Laws; provided, however, that no By-Laws hereafter adopted, amended or repealed by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been so adopted, amended or repealed.

Section 6. Any action required or permitted to be taken at any annual or special meeting of stockholders must be effected at a duly called annual or special meeting of the stockholders and may not be taken by written consent of the stockholders. Notwithstanding the foregoing, holders of one or more classes or series of Preferred Stock may, to the extent permitted by and pursuant to the terms of such class or series of Preferred Stock adopted by resolution or resolutions of the Board of Directors, act by written consent.

Section 7. Voting at meetings of stockholders need not be by written ballot unless the Board of Directors, in its discretion, or the chair of a meeting of the stockholders, in his or her discretion, shall so determine.

ARTICLE SIX

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Corporation shall indemnify to the full extent permitted by law, as now or hereafter in effect, any person made, or threatened to be made, a party to an action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that he, his testator or intestate is or was a director or officer of the Corporation or serves or served any other enterprise at the request of the Corporation; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director or officer in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors.

ARTICLE SEVEN

RESERVATION OF RIGHT TO AMEND CERTIFICATE OF INCORPORATION

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power. Without limiting the generality of the foregoing, except to the extent otherwise required by the DGCL or the terms of any Preferred Stock Designation, the Board of Directors of the Corporation may amend, alter, change or repeal any provision contained in this Certificate of Incorporation by an affirmative vote of a majority of the Board of Directors, followed by the affirmative vote of a majority of the shares of the Common Stock then entitled to vote at any annual or special meeting of stockholders.

ARTICLE EIGHT

ELIMINATION OF CERTAIN LIABILITY OF DIRECTORS AND OFFICERS

No director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, as applicable, except to the extent such an exemption from liability or limitation thereof is not permitted under the DGCL as presently in effect or as the same may hereafter be amended; provided, for the avoidance of doubt, that, if the DGCL is hereafter amended to authorize the further elimination or limitation of the personal liability of directors or officers, then the personal liability of a director or officer, as applicable, shall be eliminated or limited to the fullest extent authorized by the DGCL, as so amended. No amendment to or repeal of these provisions shall apply to or have any effect on the liability or alleged liability of any director or officer of the Corporation for or with respect to any acts or omissions of such director or officer occurring prior to such amendment or repeal.

IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by its undersigned duly authorized officer this [●] day of [●].

EQUITABLE HOLDINGS, INC.

By:
Name:[●]
Title: [●]

Annex C

AMENDED AND RESTATED BY-LAWS OF EQUITABLE HOLDINGS, INC.

Effective [●], [●]

EQUITABLE HOLDINGS, INC.

AMENDED AND RESTATED BY-LAWS

C-i

C-ii

EQUITABLE HOLDINGS, INC.

AMENDED AND RESTATED BY-LAWS

Effective [●], [●]

ARTICLE  I

STOCKHOLDERS

Section 1.1 Annual Meetings. An annual meeting of stockholders shall be held for the election of directors at such date, time and place either (a) within or without the State of Delaware or (b) by means of remote communication in the manner authorized by Section 211 of the General Corporation Law of the State of Delaware (as amended, the “DGCL”) (a “Virtual Meeting”), in each case as may be determined by the board of directors of the Corporation (the “Board of Directors”) from time to time. Any other proper business may be transacted at the annual meeting.

Section 1.2 Special Meetings. Special meetings of stockholders for any purpose or purposes may be called at any time by the Chairperson if any, the Chief Executive Officer, if any, the Secretary or the Board of Directors, to be held at such date, time and place either within or without the State of Delaware, or as a Virtual Meeting, as may be stated in the notice of the meeting. A special meeting of stockholders shall be called by the Secretary upon the written request of one or more stockholders (the “Requesting Stockholders”) who together own of record twenty-five (25) percent of the outstanding shares of each class of stock entitled to vote at such meeting (the “Requisite Percentage”) and who have complied with this Section 1.2. Such written request shall state the purpose of the meeting and be received in accordance with an Acceptable Delivery Method (as defined in Section 6.3 of these By-Laws).

(a) To be in proper form, any request or requests for a special meeting by Requesting Stockholders (each, a “Special Meeting Request” and, collectively, the “Special Meeting Requests”):

(1) must be delivered in accordance with Section 1.2 by one or more Requesting Stockholders who: (i) at the time each Special Meeting Request is delivered own the Requisite Percentage; (ii) shall not revoke such Special Meeting Request prior to the date of the special meeting; and (iii) shall continue to own not less than the Requisite Percentage through the date of the special meeting;

(2) must provide a statement of the specific purpose or purposes of the special meeting, the matter(s) proposed to be acted on at the special meeting, the reasons for conducting such business at the special meeting and any material interest in such business of each Requesting Stockholder;

(3) must contain (i) such information and representations required by these By-laws as though such Requesting Stockholders are intending to nominate a candidate for director or propose other business to be brought before an annual meeting of stockholders pursuant to this Section 1.12, and (ii) without limitation of the foregoing clause (i), the text of any resolutions proposed to be considered and, in the event that such business includes a proposal to amend the By-laws or the Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”), the language of the proposed amendment;

(4) must contain (i) an agreement by the Requesting Stockholders to notify the Corporation promptly in the event of any disposition following the date of the Special Meeting Request of any common stock of the Corporation owned by the Requesting Stockholders and (ii) an acknowledgement that any such disposition prior to the date of the special meeting shall be deemed to be a revocation of such Special Meeting Request with respect to such disposed shares entitled to vote at such special meeting and that such shares will no longer be included in determining whether the Requisite Percentage has been satisfied; and

(5) must provide documentary evidence that, at the time the Special Meeting Request is delivered to the Secretary in accordance with these By-laws, the Requesting Stockholders own the Requisite Percentage and have owned the Requisite Percentage continuously for at least one year as of such date.

(b) In addition, each Requesting Stockholder shall (i) further update and supplement the information provided in the Special Meeting Request, if necessary, so that it is true and correct as of the record date for the special meeting as set by the Board, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five (5) business days following the later of the record date for such meeting or the date notice of the record date is first publicly disclosed and (ii) promptly provide any other information reasonably requested by the Corporation. In determining whether a request for a special meeting has been properly made in accordance with Section 1.2, multiple Special Meeting Requests delivered to the Secretary with respect to achieving the Required Percentage will be considered together only if (x) each Special Meeting Request identifies the same purpose or purposes of the special meeting and the same matters proposed to be acted on at such meeting (in each case, as determined in good faith by the Board) (which, if such purpose is the removal of directors, will mean that the identical person or persons are proposed for removal in each relevant Special Meeting Request), and (y) such Special Meeting Requests have been delivered by hand or by registered U.S. mail, postage prepaid, return receipt requested or nationally recognized courier service, postage prepaid, to the attention of the Secretary of the Corporation at the Corporation’s principal executive offices within 60 days of the earliest dated Special Meeting Request.

(c) Any Requesting Stockholder may revoke his, her or its Special Meeting Request at any time prior to the date of the special meeting by written revocation to the Secretary of the Corporation delivered by hand or by registered U.S. mail, postage prepaid, return receipt requested or nationally recognized courier service, postage prepaid, to the attention of the Secretary of the Corporation at the Corporation’s principal executive offices. If, following such revocation, there are unrevoked requests from other Requesting Stockholders holding in the aggregate less than the Requisite Percentage, the Board, in its discretion, may cancel the special meeting. If none of the Requesting Stockholders who submitted a Special Meeting Request appears or sends a duly authorized representative to present the business proposed to be conducted at the special meeting, the Corporation need not present such business for a vote at such special meeting, notwithstanding that proxies in respect of such matter may have been received by the Corporation.

(d) The Corporation shall not be required to call a special meeting on behalf of the Requesting Stockholders if, in the good faith determination of the Board, which determination shall be conclusive and binding on the Corporation and its stockholders:

(1) the Special Meeting Request does not fully comply with these By-laws;

(2) the matter(s) set forth in the Special Meeting Request, relates to an item of business that is not a proper matter for stockholder action under the DGCL;

(3) the Special Meeting Request is received by the Secretary during the period commencing 120 days prior to the first anniversary of the date of the immediately preceding annual meeting of stockholders and ending on the earlier of (x) the date of the next annual meeting and (y) 30 days after the first anniversary of the date of the previous meeting;

(4) an identical or substantially similar item of business, as determined in good faith by the Board in its sole and absolute discretion, which determination shall be conclusive and binding on the Corporation and its stockholders (a “Similar Item”), other than the nomination, election or removal of directors, was presented at a meeting of stockholders held not more than 12 months before the Special Meeting Request is received by the Secretary;

(5) a Similar Item involving the nomination, election or removal of directors was presented at a meeting of stockholders held not more than 120 days before the Special Meeting Request is received by the Secretary and, for purposes of this clause (5), the nomination, election or removal of directors shall be deemed to be a Similar Item with respect to all actions involving the nomination, election or removal of directors, changing the size of the Board and/or filling of vacancies and/or newly created directorships resulting from any increase in the authorized number of directors;

(6) a Similar Item is included in the Corporation’s notice of meeting as an item of business to be brought before an annual meeting or special meeting that has been called but not yet held or that is called for 120 days after the Special Meeting Request is received by the Secretary; or

(7) the Special Meeting Request was made in a manner that involved a violation of Regulation 14A under the Exchange Act, or other applicable law.

(e) A special meeting called on behalf of a Requesting Stockholder shall be held at such date, time and place, if any, as may be fixed by the Board in accordance with these By-laws, provided, however, that the special meeting shall not be held more than 120 days after receipt by the Corporation of a valid Special Meeting Request. In fixing a date and time for any Stockholder Requested Special Meeting, the Board may consider any factors as it deems relevant, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for such meeting and any plan of the Board to call an annual meeting or a special meeting.

(f) Each Requesting Stockholder is required to (i) update and supplement the notice delivered pursuant to this Section 1.2, if necessary, so that it is true and correct as of the record date for the special meeting, not later than 10 days following the later of the record date for such meeting day or the date notice of such record date is first publicly disclosed to provide any material changes in the foregoing information as of such record date and updated in accordance with the requirements pursuant to Section 1.2 of this Article I and (ii) promptly provide any other information reasonably requested by the Corporation. For the avoidance of doubt, the obligation to update and supplement as set forth in this Section shall not limit the Corporation’s rights with respect to any deficiencies in any request provided by a stockholder.

(g) To be properly brought before a special meeting pursuant to Section 1. 2, business must be (i) specified in the notice of the meeting (or any supplement thereto) given in accordance with this Section 1.2 or (ii) otherwise properly brought before the meeting by or at the direction of the Board. Business transacted at any special meeting as a result of a valid Special Meeting Request shall be limited to (x) the purpose(s) stated in the Special Meeting Request(s) received from the Requesting Stockholders holding the Requisite Percentage and (y) any additional matters the Board determines to include in the Corporation’s notice of the special meeting. Except as otherwise provided by the DGCL, the Certificate of Incorporation or these By-laws, the chairperson of the special meeting shall have the power and authority to determine whether any business proposed to be brought before a special meeting was proposed in accordance with the foregoing procedures. No business shall be conducted at a special meeting of stockholders called pursuant to Section 1.2 except in accordance with Section 1.2 or as required by the DGCL.

(h) For purposes of calculating the Requisite Percentage, a stockholder’s ownership of outstanding shares of the Corporation shall be determined in accordance with Section 1.13(c)(4), Section 1.13(c)(5) and Section 1.13(c)(6) of this Article I. The determination as to whether a stockholder owns any shares of common stock for these purposes shall be made at the sole discretion of, and in good faith by, the Board, which determination shall be conclusive and binding on the Corporation and its stockholders.

Section 1.3 Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given that shall state the place, date and time of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at such meeting, if such date is different from the record date for determining stockholders entitled to notice of such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the written notice of any meeting shall be given in accordance with Section 6.3 and not less than ten (10) nor more than sixty (60) days before the date of such meeting to each stockholder entitled to vote at such meeting. Notice shall be deemed to have been given to all stockholders of record who share an address if notice is given in accordance with the “householding” rules set forth in the rules of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 233 of the DGCL. No business other than that stated in the notice (or any supplement thereto) shall be transacted at any special meeting.

Section 1.4 Adjournments, Postponements, Rescheduling and Cancellation. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken or otherwise given in compliance with Section 222 of the DGCL; provided that if the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At the adjourned meeting the Corporation may transact any business that might have been transacted at the original meeting. To the fullest extent permitted by law, the Board may postpone, reschedule or cancel any previously scheduled annual or special meeting of stockholders.

Section 1.5 Quorum. At each meeting of stockholders, except where otherwise provided by law or the Certificate of Incorporation or these By-laws, the holders of a majority of the outstanding shares of each class of stock entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum. Shares of its own capital stock belonging on the record date for the meeting to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation to vote stock, including, but not limited to, its own stock, held by it in a fiduciary capacity. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, in the manner provided in Section 1.4, until a quorum shall be present or represented.

Section 1.6 Organization.

(a) Meetings of stockholders shall be presided over by the Chairperson, or in the absence of the Chairperson by the Lead Independent Director (if any), or in the absence of the Lead Independent Director, by the Chief Executive Officer, or in the absence of the Chief Executive Officer by the Chairperson of the Nominating and Corporate Governance Committee, or in the absence of the foregoing persons by a chairperson designated by the Board of Directors, or in the absence of such designation by a chairperson chosen at the meeting. The Secretary shall act as secretary of the meeting, or in the absence of the Secretary an Assistant Secretary shall so act, or in their absence the chairperson of the meeting may appoint any person to act as secretary of the meeting.

(b) The Board of Directors of the Corporation may adopt by resolution such rules and regulations for the conduct of any meeting of the stockholders as it shall deem appropriate. The order of business at each such meeting shall be as determined by the chairperson of the meeting. The chairperson of the meeting shall have the right and authority to adjourn a meeting of stockholders without a vote of stockholders for any reason (including for purposes of allowing a quorum to attend) and, except to the extent inconsistent with any rules and regulations adopted by the Board of Directors, to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation: (i) the establishment of procedures for the maintenance of order and safety; (ii) limitations on the time allotted to questions or comments on the affairs of the Corporation; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairperson of the meeting shall determine; (iv) restrictions on entry to such meeting after the time prescribed for the commencement thereof; (v) the opening and closing of the voting polls, for each item on which a vote is to be taken; (vi) determining and declaring that a matter, business or nomination was not properly brought before the meeting; (vii) removing any stockholder or any other individual who refuses to comply with meeting rules, regulations and procedures as set forth by the chairperson of the meeting; and (viii) restricting the use of audio/video recording devices and cell phones at the meeting.

Section 1.7 Inspectors. Prior to any meeting of stockholders, the Board of Directors, the Chairperson or the Chief Executive Officer shall appoint one or more inspectors to act at such meeting and make a written report thereof and may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at the meeting of stockholders, the chairperson of the meeting shall appoint one or more inspectors to act at the meeting. The inspectors shall ascertain the number of shares outstanding and the voting power of each, determine the shares represented at the meeting and the validity of proxies and ballots, count all votes and ballots, determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons to assist them in the performance of their duties. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting. No ballot, proxy or vote, nor any revocation thereof or change thereto, shall be accepted by the inspectors after the closing of the polls. In determining the validity and counting of proxies and ballots, the inspectors shall be limited to an examination of the proxies, any envelopes submitted therewith, any information provided by a stockholder who submits a proxy by electronic transmission from which it can be determined that the proxy was authorized by the stockholder, ballots and the regular books and records of the Corporation, and they may also consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons that represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the stockholder holds of record. If the inspectors consider other reliable information for such purpose, they shall, at the time they make their certification, specify the precise information considered by them, including the person or persons from whom they obtained the information, when the information was obtained, the means by which the information was obtained and the basis for the inspectors’ belief that such information is accurate and reliable. Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability.

Section 1.8 Classes or Series of Stock; Voting Proxies; Voting. For purposes of this Article I, two or more classes or series of stock shall be considered a single class if and to the extent that the holders thereof are entitled to vote together as a single class at the meeting. Unless otherwise provided in the Certificate of Incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by such stockholder who has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, including in accordance with Section 212(c) of the DGCL, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation. Voting at meetings of stockholders need not be by written ballot unless the Board of Directors, in its discretion, or the chairperson of a meeting of the stockholders, in his or her discretion, shall so determine. At all meetings for the election of directors, directors shall be elected as provided in Section 2.2 of these By-laws. In all other matters, unless otherwise provided by law or by the Certificate of Incorporation or these By-laws, or permitted by the rules and regulations of any securities exchange or quotation system on which the securities of the Corporation are listed or quoted for trading, the affirmative vote of the holders of a majority of the shares of all classes of stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter, voting as a single class, shall be the act of the stockholders; provided, that abstentions, broker non-votes and withheld votes shall not be counted as votes cast. Where a separate vote by class is required, the affirmative vote of the holders of a majority of the shares of each class present in person or represented by proxy at the meeting shall be the act of such class, except as otherwise provided by law or by the certificate of incorporation or these by-laws; provided, that abstentions, broker non-votes and withheld votes shall not be counted as votes cast.

Section 1.9 Fixing Date for Determination of Stockholders of Record.

(a) In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day immediately preceding the day on which notice is given, or, if notice is waived, at the close of business on the day immediately preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the foregoing provisions of this Section 1.9(a) at the adjourned meeting.

(b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 1.10 List of Stockholders Entitled to Vote; Stock Ledger. The Corporation shall prepare, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting. Such list shall be arranged in alphabetical order, and show the address of each stockholder and the number of shares registered in the name of each stockholder; provided, however, that nothing in this Section 1.10 shall require the Corporation to include electronic mail addresses or other electronic content information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten (10) days ending on the day prior to the meeting, either (i) on a reasonably accessible electronic network; provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 1.10 or the books and records of the Corporation, or to vote in person or by proxy at any meeting of stockholders. As used herein, the stock ledger of the Corporation shall refer to one (1) or more records administered by or on behalf of the Corporation in which the names of all of the Corporation’s stockholders of record, the address and number of shares registered in the name of each such stockholder, and all issuances and transfers of stock of the Corporation are recorded in accordance with Section 224 of the DGCL.

Section 1.11 No Stockholder Action by Written Consent. Any action required or permitted to be taken at any annual or special meeting of stockholders must be effected at a duly called annual or special meeting of the stockholders and may not be taken by written consent of the stockholders. Notwithstanding the foregoing, holders of one or more classes or series of Preferred Stock may, to the extent permitted by and pursuant to the terms of such class or series of Preferred Stock adopted by resolution or resolutions of the Board of Directors, act by written consent.

Section 1.12 Advance Notice of Stockholder Nominees for Director and Other Stockholder Proposals.

(a)

(1) The matters to be considered and brought before any annual or special meeting of stockholders of the Corporation shall be limited to only such matters, including the nomination and election of directors, as shall be brought properly before such meeting in compliance with the procedures set forth in this Section 1.12 and Section 1.13 of these By-laws and, in the case of the nomination of directors, in compliance with the requirements of Rule 14a-19 under the Exchange Act.

(2) For any matter to be properly brought before any annual meeting of stockholders, the matter must be (i) specified in the notice of annual meeting given by or at the direction of the Board of Directors, (ii) otherwise brought before the annual meeting by or at the direction of the Board of Directors, (iii) brought before the annual meeting in the manner specified in this Section 1.12(a) by a stockholder that holds of record stock of the Corporation entitled to vote at the annual meeting on such matter (including any election of a director) or (iv) brought before the annual meeting in accordance with Section 1.13 of these By-laws.

(3) In addition to any other requirements under applicable law, the Certificate of Incorporation and these By-laws, persons nominated by stockholders for election as directors of the Corporation pursuant to Section 1.12(a)(2)(iii) of these By-laws and any other proposals by stockholders brought pursuant to Section 1.12(a)(2)(iii) of these By-laws shall be properly brought before an annual meeting of stockholders only if notice of any such matter to be presented by a stockholder at such meeting (a “Stockholder Notice”) shall be delivered by Acceptable Delivery Method not less than ninety (90) nor more than one hundred and twenty (120) days prior to the first anniversary date of the annual meeting for the preceding year, [which for [•] will be deemed to have taken place on [●], [●]]1; provided, however, that if and only if the annual meeting is not scheduled to be held within a period that commences thirty (30) days before and ends thirty (30) days after such anniversary date (an annual meeting date outside such period being referred to herein as an “Other Meeting Date”), such Stockholder Notice shall be given in the manner provided herein by the later of (i) the close of business on the date ninety (90) days prior to such Other Meeting Date or (ii) the close of business on the tenth (10th) day following the date on which such Other Meeting Date is first publicly announced or disclosed.

(4) Any stockholder desiring to nominate any person or persons (as the case may be) for election as a director or directors of the Corporation at an annual meeting of stockholders pursuant to Section 1.12(a)(2)(iii) of these By-laws shall deliver by Acceptable Delivery Method, as part of such Stockholder Notice, (i) as to each person whom the stockholder proposes to nominate for election as a director (A) a statement in writing setting forth the name of the person or persons to be nominated, (B) the number and class of all shares of each class of stock of the Corporation owned of record and beneficially by each such person, as reported to such stockholder by such person, (C) the information regarding each such person required by paragraphs (a), (e) and (f) of Item 401 of Regulation S-K adopted by the Securities and Exchange Commission, (D) each such person’s signed consent to being named in any proxy statement relating to annual or special meeting, as applicable, and to serve as a director of the Corporation if elected and (ii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (A) such stockholder’s name and address, as they appear on the Corporation’s books, and of such beneficial owner, (B) the number and class of all shares of each class of stock of the Corporation owned of record and beneficially by such stockholder and of such beneficial owner, (C) a representation that the stockholder is a holder of record of the stock of the Corporation at the time of giving the notice, will be entitled to vote at such meeting and will appear in person or by proxy at the meeting to propose such business or nomination, (D) a representation whether the stockholder or the beneficial owner, if any, will be or is part of a group which will (x) file a definitive proxy statement with the Securities and Exchange Commission by the later of (1) twenty five (25) calendar days prior to the date of such meeting and (2) five (5) calendar days after the filing by the Corporation of its definitive proxy statement for such meeting, (y) solicit proxies from the holders of shares representing at least sixty seven

[1]	Note to Draft: To include and populate, if applicable.

percent (67%) of the voting power of shares entitled to vote on the election of directors (and include a statement to such effect in its definitive proxy statement) and (z) comply with all other applicable requirements of the Exchange Act with respect to the matters set forth herein and (E) a certification regarding whether such stockholder and beneficial owner, if any, have complied with all applicable federal, state and other legal requirements in connection with the stockholder’s and/or beneficial owner’s acquisition of shares of capital stock or other securities of the Corporation and/or the stockholder’s and/or beneficial owner’s acts or omissions as a stockholder of the Corporation. Notice of a stockholder nomination or proposal shall also set forth, as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made: (A) a description of any agreement, arrangement or understanding with respect to the nomination or proposal and/or the voting of shares of any class or series of stock of the Corporation between or among the stockholder giving notice, beneficial owner, if any, on whose behalf the nomination or proposal is made, any of their respective affiliates or associates and/or other person or persons (including their names) acting in concert with any of the foregoing (collectively, the “proponent persons”); (B) a description of any agreement, arrangement or understanding (including, without limitation, regardless of the form of settlement, any derivative, long or short positions, profit interests, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions and borrowed or loaned shares) to which any proponent person is a party, the effect or intent of which is to transfer to or from any proponent person, in whole or in part, any of the economic consequences of ownership of any security of the Corporation, to increase or decrease the voting power of any proponent person with respect to shares of any class or series of stock of the Corporation and/or to provide any proponent person, directly or indirectly, with the opportunity to profit or share in any profit derived from, or to otherwise benefit economically from, any increase or decrease in the value of any security of the Corporation (a “Derivative Instrument”); (C) to the extent not disclosed pursuant to the immediately preceding clause (B), the principal amount of any indebtedness of the Corporation or any of its subsidiaries beneficially owned by such stockholder or by a beneficial owner, if any, together with the title of the instrument under which such indebtedness was issued and a description of any Derivative Instrument entered into by or on behalf of such stockholder or such beneficial owner relating to the value or payment of any indebtedness of the Corporation or any such subsidiary; (D) any other information relating to such stockholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder; (E) a copy of a fully completed and executed director questionnaire and a duly executed written representation and agreement by each person whom the stockholder proposes to nominate for election as a director, both in the forms required by the Corporation (which shall be provided upon written request made by a stockholder of record at the time of such request); and (F) the information required to be provided pursuant to Rule 14a-19 under the Exchange Act with respect to each person whom the stockholder proposes to nominate for election as a director. The proposed nominee shall also provide such other information as the Corporation may reasonably request within ten (10) business days of such request, including, but not limited to, (i) information to determine whether the nominee would be considered “independent” under the various rules and standards applicable to the Corporation, (ii) information to determine whether the nominee complies with applicable law, including insurance law, and (iii) information relating to compliance with any Corporation policies and guidelines applicable to directors. The proposed nominee shall provide such other information as the Corporation may reasonably request within ten (10) business days of such request. Any stockholder who gives a Stockholder Notice of any matter (other than a nomination for director) proposed to be brought before an annual meeting of stockholders shall deliver by Acceptable Delivery Method, as part of such Stockholder Notice, the text of the proposal to be presented and a brief written statement of the reasons why such stockholder favors the proposal and setting forth such stockholder’s name and address, the number and class of all shares of each class of stock of the Corporation owned of record and beneficially by such stockholder, any material interest of such stockholder in the matter proposed (other than as a stockholder), if applicable. Any stockholder who gives a Stockholder Notice relating to a nomination for election as a director shall provide, by Acceptable Delivery Method, evidence that the stockholder has solicited proxies from holders representing at least 67% of the voting power of the shares entitled to vote in the election of directors not later than five (5) business days after the stockholder files a definitive proxy statement in connection with the annual or special meeting, as applicable.

(5) As used in these By-laws (other than for purposes of Section 1.13 of these By-laws), shares “beneficially owned” shall mean all shares that such person is deemed to beneficially own pursuant to Rules 13d-3 and 13d-5 under the Exchange Act. If a stockholder is entitled to vote only for a specific class or category of directors at a meeting (annual or special), such stockholder’s right to nominate one or more individuals for election as a director at the meeting shall be limited to such class or category of directors.

(6) Notwithstanding any provision of this Section 1.12 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation at the next annual meeting of stockholders is increased by virtue of an increase in the size of the Board of Directors and either all of the nominees for director at the next annual meeting of stockholders or the size of the increased Board of Directors is not publicly announced or disclosed by the Corporation at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a Stockholder Notice shall also be considered timely hereunder, but only with respect to nominees to stand for election at the next annual meeting as the result of any new positions created by such increase, if it shall be delivered by Acceptable Delivery Method not later than the close of business on the tenth (10th) day following the first day on which all such nominees or the size of the increased Board of Directors shall have been publicly announced or disclosed.

(b) Except as provided in the immediately following sentence, no matter shall be properly brought before a special meeting of stockholders unless such matter shall have been brought before the meeting pursuant to the Corporation’s notice of such meeting. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, (i) the Corporation shall comply with any applicable obligations under any contract between or among the Corporation, on the one hand, and one or more of its stockholders, on the other hand, as contemplated by Section 122(18) of the DGCL (each, a “Stockholders’ Agreement,” and collectively, the “Stockholders’ Agreements”) and (ii) any stockholder entitled to vote for the election of such director(s) at such meeting may nominate a person or persons (as the case may be) for election to such position(s) as are specified in the Corporation’s notice of such meeting, but only if the Stockholder Notice required by Section 1.12(a) of these By-laws shall be delivered by Acceptable Delivery Method not later than the close of business on the tenth (10th) day following the first day on which the date of the special meeting and either the names of all nominees proposed by the Board of Directors to be elected at such meeting or the number of directors to be elected shall have been publicly announced or disclosed.

(c) For purposes of this Section 1.12, a matter shall be deemed to have been “publicly announced or disclosed” if such matter is disclosed in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission.

(d) In no event shall the adjournment of an annual meeting or a special meeting, or any announcement thereof, commence a new period for the giving of notice as provided in this Section 1.12. This Section 1.12 sets forth the exclusive means for a stockholder to nominate persons for election to the Board at a meeting of stockholders or to propose business to be considered at a meeting of stockholders, except that this Section 1.12 shall not (x) apply to (1) any stockholder proposal made pursuant to Rule 14a-8 under the Exchange Act, (2) any nomination of a director in an election in which only the holders of one or more series of Preferred Stock of the Corporation issued pursuant to Article Four of the Certificate of Incorporation are entitled to vote (unless otherwise provided in the terms of such stock) or (3) any director nomination in accordance with Section 1.13 of these By-laws or (y) limit the rights of any stockholder under any Stockholders’ Agreement, as applicable.

(e) The chair of any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power and duty to determine whether notice of nominees and other matters proposed to be brought before a meeting has been duly given in the manner provided in this Section 1.12 or Section 1.13 of these By-laws and in addition, in the case of nominations, whether the solicitation in support of those nominees was conducted in compliance with Rule 14a-19 under the Exchange Act and, if not so given or not so conducted, shall direct and declare at the meeting that such nominees and other matters shall not be considered.

Section 1.13 Stockholder Nominations Included in the Corporation’s Proxy Materials.

(a) Inclusion of Proxy Access Nominees in Proxy Statement. Subject to the provisions of this Section 1.13, if expressly requested in the relevant Nomination Notice (as defined below), the Corporation shall include in its proxy statement for any annual meeting of stockholders (but not at any special meeting of stockholders):

(1) the name of any person(s) nominated for election (the “Proxy Access Nominee(s)”), which shall also be included on the Corporation’s form of proxy and ballot, by any Eligible Holder (as defined below) or group of up to twenty Eligible Holders that has (individually and collectively, in the case of a group) satisfied, as determined by the Board of Directors, all applicable conditions and complied with all applicable procedures set forth in this Section 1.13 (such Eligible Holder or group of Eligible Holders being a “Nominating Stockholder”);

(2) disclosure about the Proxy Access Nominee(s) and the Nominating Stockholder required under the rules of the Securities and Exchange Commission or other applicable law to be included in the proxy statement;

(3) for each Proxy Access Nominee, any statement in support of such Proxy Access Nominee’s election to the Board of Directors included by the Nominating Stockholder in the Nomination Notice for inclusion in the proxy statement (subject, without limitation, to Section 1.13(e)(2) of these By-laws); provided that such statement does not exceed five hundred (500) words and fully complies with Section 14 of the Exchange Act and the rules and regulations thereunder, including Rule 14a-9 (the “Statement”); and

(4) any other information that the Corporation or the Board of Directors determines, in their discretion, to include in the proxy statement relating to the nomination of the Proxy Access Nominee(s), including, without limitation, (i) any statement in opposition to the nomination, (ii) any of the information provided pursuant to this Section 1.13 and (iii) any solicitation materials or related information with respect to the Proxy Access Nominee.

For purposes of this Section 1.13, any determination to be made by the Board of Directors may be made by the Board of Directors, a committee of the Board or any officer of the Corporation designated by the Board of Directors or a committee of the Board, and any such determination shall be final and binding on the Corporation, any Eligible Holder, any Nominating Stockholder, any Proxy Access Nominee and any other person so long as made in good faith (without any further requirements). The chairperson of any annual meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power and duty to determine whether a Proxy Access Nominee has been nominated in accordance with the requirements of this Section 1.13 and, if not so nominated, shall direct and declare at the meeting that such Proxy Access Nominee shall not be considered.

(b) Maximum Number of Proxy Access Nominees.

(1) The Corporation shall not be required to include in the proxy statement for an annual meeting of stockholders more Proxy Access Nominees than that number of directors constituting the greater of (i) two (2) or (ii) twenty (20) percent of the total number of directors of the Corporation on the last day on which a Nomination Notice may be submitted pursuant to this Section 1.13 (rounded down to the nearest whole number) (the “Maximum Number”). The Maximum Number for a particular annual meeting shall be reduced by: (i) the number of Proxy Access Nominees that the Board of Directors itself decides to nominate for election at such annual meeting; and (ii) the number of incumbent directors who had been Proxy Access Nominees with respect to any of the preceding two annual meetings of stockholders and whose reelection at the upcoming annual meeting is being recommended by the Board of Directors. In the event that one or more vacancies for any reason occurs on the Board of Directors after the deadline for submitting a Nomination Notice as set forth in Section 1.13(d) of these By-laws but before the date of the annual meeting, and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the Maximum Number shall be calculated based on the number of directors in office as so reduced.

(2) If the number of Proxy Access Nominees pursuant to this Section 1.13 for any annual meeting of stockholders exceeds the Maximum Number then the highest ranking individual from the list prepared by each Nominating Shareholder, going in order of the amount (largest to smallest) of the ownership position as disclosed in each Nominating Stockholder’s Nomination Notice, will be selected for inclusion in the Corporation’s proxy materials until the Maximum Number is reached, with the process repeated if the Maximum Number is not reached after each Nominating Stockholder has selected one Proxy Access Nominee. If, after the deadline for submitting a Nomination Notice as set forth in Section 1.13(d) of these By-laws, a Nominating Stockholder becomes ineligible or withdraws its nomination or a Proxy Access Nominee becomes ineligible or becomes unwilling to serve on the Board of Directors, whether before or after the mailing of the definitive proxy statement, then the nomination shall be disregarded, and the Corporation: (i) shall not be required to include in its proxy statement or on any ballot or form of proxy the disregarded Proxy Access Nominee or any successor or replacement nominee proposed by the Nominating Stockholder or by any other Nominating Stockholder and (ii) may otherwise communicate to its stockholders, including, without limitation, by amending or supplementing its proxy statement or ballot or form of proxy, that the Proxy Access Nominee will not be included as a Proxy Access Nominee in the proxy statement or on any ballot or form of proxy and will not be voted on at the annual meeting.

(c) Eligibility of Nominating Stockholder.

(1) An “Eligible Holder” is a person who has either (i) been a record holder of the shares of common stock used to satisfy the eligibility requirements in this Section 1.13(c) continuously for the three-year period specified in Section 1.13(c)(2) of these By-laws or (ii) provides to the Secretary of the Corporation, within the time period referred to in Section 1.13(d) of these By-laws, evidence of continuous ownership of such shares for such three-year period from one or more securities intermediaries in a form that the Board of Directors determines would be deemed acceptable for purposes of a stockholder proposal under Rule 14a-8(b)(2) under the Exchange Act.

(2) An Eligible Holder or group of up to twenty (20) Eligible Holders may submit a nomination in accordance with this Section 1.13 only if the person or group (in the aggregate) has continuously owned at least the Minimum Number (as defined below) of shares of the Corporation’s common stock throughout the three-year period preceding and including the date of submission of the Nomination Notice, and continues to own at least the Minimum Number through the date of the annual meeting. Two or more funds that are (i) under common management and investment control, (ii) under common management and funded primarily by the same employer (or by a group of related employers that are under common control), or (iii) a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended, shall be treated as one Eligible Holder if such Eligible Holder shall provide together with the Nomination Notice documentation reasonably satisfactory to the Corporation that demonstrates any of the foregoing criteria. For the avoidance of doubt, in the event of a nomination by a group of Eligible Holders, any and all requirements and obligations for an individual Eligible Holder that are set forth in this Section 1.13, including the minimum holding period, shall apply to each member of such group; provided, however, that the Minimum Number shall apply to the ownership of the group in the aggregate. Should any stockholder withdraw from a group of Eligible Holders at any time prior to the annual meeting of stockholders, the group of Eligible Holders shall only be deemed to own the shares held by the remaining members of the group.

(3) The “Minimum Number” of shares of the Corporation’s common stock means three percent of the number of outstanding shares of common stock as of the most recent date for which such amount is given in any filing by the Corporation with the Securities and Exchange Commission prior to the submission of the Nomination Notice.

(4) For purposes of this Section 1.13, an Eligible Holder “owns” only those outstanding shares of the Corporation as to which the Eligible Holder possesses both: (i) the full voting and investment rights pertaining to the shares; and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares: (A) purchased or sold by such Eligible Holder or any of its affiliates in any transaction that has not been settled or closed, (B) borrowed by such Eligible Holder or any of its affiliates for any purpose or purchased by such Eligible Holder or any of its affiliates pursuant to an agreement to resell or subject to any other obligation to resell to another person, or (C) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such Eligible Holder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of the Corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of: (x) reducing in any manner, to any extent or at any time in the future, such Eligible Holder’s or any of its affiliates’ full right to vote or direct the voting of any such shares, and/or (y) hedging, offsetting, or altering to any degree, gain or loss arising from the full economic ownership of such shares by such Eligible Holder or any of its affiliates.

(5) An Eligible Holder “owns” shares held in the name of a nominee or other intermediary so long as the Eligible Holder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. An Eligible Holder’s ownership of shares shall be deemed to continue during any period in which the Eligible Holder has delegated any voting power by means of a proxy, power of attorney, or other similar instrument or arrangement that is revocable at any time by the Eligible Holder. An Eligible Holder’s ownership of shares shall be deemed to continue during any period in which the Eligible Holder has loaned such shares provided that the Eligible Holder has the power to recall such loaned shares on five (5) business days’ notice and has recalled such loaned shares as of the date of the Nomination Notice and holds such shares through the date of the annual meeting. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the Corporation are “owned” for these purposes shall be determined by the Board of Directors.

(6) No Eligible Holder shall be permitted to be in more than one group constituting a Nominating Stockholder, and if any Eligible Holder appears as a member of more than one group, it shall be deemed to be a member of the group that has the largest ownership position as reflected in the Nomination Notice.

(d) Nomination Notice. To nominate a Proxy Access Nominee (or Proxy Access Nominees), the Nominating Stockholder must, no earlier than one hundred and fifty (150) calendar days and no later than one hundred and twenty (120) calendar days before the anniversary of the date that the Corporation mailed its proxy statement for the prior year’s annual meeting of stockholders which for [[●] shall be deemed to have taken place on [●], [●]]2, submit by Acceptable Delivery Method, all of the following information and documents (collectively, the “Nomination Notice”); provided, however, that if (and only if) the annual meeting is not scheduled to be held within a period that commences thirty (30) days before the anniversary of the prior year’s annual meeting and ends thirty (30) days after such anniversary date (an annual meeting date outside such period being referred to herein as an “Outside Meeting Date”), the Nomination Notice shall be given as provided herein by the later of the close of business on the date that is one hundred and sixty (160) days prior to such Outside Meeting Date or the tenth (10th) day following the date such Outside Meeting Date is first publicly announced or disclosed:

(1) A Schedule 14N (or any successor form) relating to the Proxy Access Nominee(s), completed and filed with the Securities and Exchange Commission by the Nominating Stockholder as applicable, in accordance with Securities and Exchange Commission rules;

[2]	Note to Draft: To include and populate, if applicable.

(2) A written notice of the nomination of such Proxy Access Nominee(s) that includes the following additional information, agreements, representations and warranties by the Nominating Stockholder (including each group member):

(i) the details of any relationship that existed within the past three years and that would have been described pursuant to Item 6(e) of Schedule 14N (or any successor item) if it existed on the date of submission of the Schedule 14N;

(ii) a representation and warranty that the Nominating Stockholder acquired the common stock of the Corporation in the ordinary course of business and did not acquire, and is not holding, securities of the Corporation for the purpose or with the effect of influencing or changing control of the Corporation;

(iii) a representation and warranty that the Nominating Stockholder has not nominated and will not nominate for election to the Board of Directors at the annual meeting any person other than the Proxy Access Nominee(s) being nominated pursuant to this Section 1.13;

(iv) a representation and warranty that each Proxy Access Nominee’s candidacy or, if elected, Board membership would not violate applicable state or federal law or the rules of the primary stock exchange on which the Corporation’s common stock is traded;

(v) a representation and warranty that each Proxy Access Nominee (A) is not aware of any direct or indirect relationship that the Proxy Access Nominee has with the Corporation that will cause the Proxy Access Nominee to be deemed not independent pursuant to the Corporation’s Corporate Governance Guidelines as most recently published on its website and otherwise qualifies as independent under the bright line rules of the primary stock exchange on which the Corporation’s common stock is traded; (B) is not aware of any information that would make the Proxy Access Nominee fail to meet the audit committee independence requirements under the rules of the primary stock exchange on which the Corporation’s common stock is traded; (C) is not aware of any information that would make the Proxy Access Nominee fail to be a “non-employee director” for the purposes of Rule 16b-3 under the Exchange Act (or any successor rule); (D) is not aware of any information that would make the Proxy Access Nominee fail to be an “outside director” for the purposes of Section 162(m) of the Internal Revenue Code (or any successor provision); and (E) is not and has not been subject to any event specified in Rule 506(d)(1) of Regulation D (or any successor rule) under the Securities Act of 1933, as amended (the “Securities Act”), or Item 401(f) of Regulation S-K (or any successor rule) under the Exchange Act, without reference to whether the event is material to an evaluation of the ability or integrity of the applicable Proxy Access Nominee;

(vi) a representation and warranty that the Nominating Stockholder satisfies the eligibility requirements set forth in Section 1.13(c) of these By-laws and has provided evidence of ownership to the extent required by Section 1.13(c)(1) of these By-laws;

(vii) a representation and warranty that the Nominating Stockholder intends to continue to satisfy the eligibility requirements described in Section 1.13(c) of these By-laws through the date of the annual meeting;

(viii) a statement by the Nominating Stockholder regarding its intent with respect to continued ownership of shares of common stock of the Corporation for at least one year following the annual meeting;

(ix) details of any position of any Proxy Access Nominee as an officer or director of any competitor (that is, any entity that produces products or provides services that compete with or are alternatives to the principal products produced or services provided by the Corporation or its affiliates) of the Corporation, within the three years preceding the submission of the Nomination Notice;

(x) a representation and warranty that the Nominating Stockholder will not engage in a “solicitation” within the meaning of Rule 14a-1(l) (without reference to the exception in

Section 14a-(l)(2)(iv)) (or any successor rules) with respect to the annual meeting, other than with respect to the Proxy Access Nominee(s) or any nominee of the Board of Directors;

(xi) a representation and warranty that the Nominating Stockholder will not use any proxy card other than the Corporation’s proxy card in soliciting stockholders in connection with the election of a Proxy Access Nominee at the annual meeting;

(xii) for each Proxy Access Nominee, if desired, a Statement; and

(xiii) in the case of a nomination by a group, the designation by all group members of one group member (the “Designated Lead Group Member”) that is authorized to act on behalf of all group members with respect to matters relating to the nomination, including withdrawal of the nomination;

(3) An executed agreement, in a form deemed satisfactory by the Board of Directors, pursuant to which the Nominating Stockholder (including each group member) agrees:

(i) to comply with all applicable laws, rules and regulations in connection with the nomination, solicitation and election;

(ii) to file any written solicitation or other communication with the Corporation’s stockholders relating to one or more of the Corporation’s directors or director nominees or any Proxy Access Nominee with the Securities and Exchange Commission, regardless of whether any such filing is required under rule or regulation or whether any exemption from filing is available for such materials under any rule or regulation;

(iii) to assume all liability stemming from an action, suit or proceeding concerning any actual or alleged legal or regulatory violation arising out of any communication by the Nominating Stockholder or any of its Proxy Access Nominees with the Corporation, its stockholders or any other person in connection with the nomination or election of directors, including, without limitation, the Nomination Notice;

(iv) to indemnify and hold harmless the Corporation and each of its directors, officers and employees individually against any liability, loss, damages, expenses or other costs (including attorneys’ fees) incurred in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of or relating to a failure or alleged failure of the Nominating Stockholder or any of its Proxy Access Nominees to comply with, or any breach or alleged breach of, its respective obligations, agreements or representations under this Section 1.13; and

(v) in the event that any information included in the Nomination Notice, or in any other communication by the Nominating Stockholder (including with respect to any group member or any of its Proxy Access Nominees), with the Corporation, its stockholders or any other person in connection with the nomination or election ceases to be true and accurate in all material respects (or due to a subsequent development omits a material fact necessary to make the statements made not misleading), or that the Nominating Stockholder (including any group member) has failed to continue to satisfy the eligibility requirements described in Section 1.13(c) of these By-laws, to promptly (and in any event within forty-eight (48) hours of discovering such misstatement or omission) notify the Corporation and any other recipient of such communication of the misstatement or omission in such previously provided information and of the information that is required to correct the misstatement or omission; and

(4) An executed agreement, in a form deemed satisfactory by the Board of Directors, by each Proxy Access Nominee:

(i) to provide to the Corporation such other information, including completion of the Corporation’s director questionnaire, as it may reasonably request;

(ii) at the reasonable request of the Nominating and Corporate Governance Committee, to meet with the Nominating and Corporate Governance Committee to discuss matters relating to the nomination of such Proxy Access Nominee to the Board of Directors, including the information provided by such Proxy Access Nominee to the Corporation in connection with his or her nomination and such Proxy Access Nominee’s eligibility to serve as a member of the Board of Directors;

(iii) that the Proxy Access Nominee has read and agrees if elected to serve as a member of the Board of Directors, to adhere to the Corporation’s Corporate Governance Guidelines, Director, Executive Officer and Senior Financial Officer Code of Business Conduct and Ethics, Related Party Transactions Approval Policy and any other Corporation policies and guidelines applicable to directors, each of which shall be made available to the Proxy Access Nominee upon request; and

(iv) that the Proxy Access Nominee is not and will not become a party to (A) any compensatory, payment or other financial agreement, arrangement or understanding with any person or entity in connection with his or her nomination, service or action as a director of the Corporation that has not been disclosed to the Corporation, (B) any agreement, arrangement or understanding with any person or entity as to how the Proxy Access Nominee would vote or act on any issue or question as a director (a “Voting Commitment”) that has not been disclosed to the Corporation or (C) any Voting Commitment that could limit or interfere with the Proxy Access Nominee’s ability to comply, if elected as a director of the Corporation, with its fiduciary duties under applicable law.

The information and documents required by this Section 1.13(d) shall be: (x) provided with respect to and executed by each group member, in the case of information applicable to group members; and (y) provided with respect to the persons specified in Instruction 1 to Items 6(c) and (d) of Schedule 14N (or any successor item) in the case of a Nominating Stockholder or group member that is an entity. The Nomination Notice shall be deemed submitted on the date on which all the information and documents referred to in this Section 1.13(d) (other than such information and documents contemplated to be provided after the date the Nomination Notice is provided) have been delivered to or, if sent by mail, received by the Secretary of the Corporation.

(e) Exceptions.

(1) Notwithstanding anything to the contrary contained in this Section 1.13, the Corporation may omit from its proxy statement any Proxy Access Nominee and any information concerning such Proxy Access Nominee (including a Nominating Stockholder’s statement in support) and no vote on such Proxy Access Nominee will occur (notwithstanding that proxies in respect of such vote may have been received by the Corporation), and the Nominating Stockholder may not, after the last day on which a Nomination Notice would be timely, cure in any way any defect preventing the nomination of such Proxy Access Nominee, if:

(i) the Corporation receives a notice pursuant to Section 1.12 of these by-laws that a stockholder intends to nominate a candidate for director at the annual meeting;

(ii) the Nominating Stockholder is engaging in a “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the applicable annual meeting of stockholders other than a nominee of the Board of Directors and other than as permitted by this Section 1.13;

(iii) the Nominating Stockholder or the Designated Lead Group Member, as applicable, or any qualified representative thereof, does not appear at the meeting of stockholders to present the nomination submitted pursuant to this Section 1.13 or the Nominating Stockholder withdraws its nomination or the chairperson of the meeting declares that such nomination shall be disregarded pursuant to Section 1.12(e) of these By-laws;

(iv) the Board of Directors determines that such Proxy Access Nominee’s nomination or election to the Board of Directors would result in the Corporation violating or failing to be in compliance with the Corporation’s By-laws or Certificate of Incorporation or any applicable law, rule or regulation to which the Corporation is subject, including any rules or regulations of any primary stock exchange on which the Corporation’s common stock is traded;

(v) the Proxy Access Nominee is or has been, within the past three years, an officer or director of a competitor, as defined for purposes of Section 8 of the Clayton Antitrust Act of 1914, as amended;

(vi) the Proxy Access Nominee is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in a criminal proceeding within the past ten (10) years; or

(vii) the Corporation is notified, or the Board of Directors determines, that a Nominating Stockholder has failed to continue to satisfy the eligibility requirements described in Section 1.13(c) of these By-laws, any of the representations and warranties made in the Nomination Notice ceases to be true and accurate in all material respects (or omits a material fact necessary to make the statement not misleading), the Proxy Access Nominee becomes unwilling or unable to serve on the Board of Directors or any material violation or breach occurs of the obligations, agreements, representations or warranties of the Nominating Stockholder or the Proxy Access Nominee made pursuant to this Section 1.13;

(2) Notwithstanding anything to the contrary contained in this Section 1.13, the Corporation may omit from its proxy statement, or may supplement or correct, any information, including all or any portion of the statement in support of a Proxy Access Nominee included in the Nomination Notice, if the Board of Directors determines that:

(i) such information is not true in all material respects or omits a material statement necessary to make the statements made not misleading; or

(ii) the inclusion of such information in the proxy statement would otherwise violate the Securities and Exchange Commission proxy rules or any other applicable law, rule or regulation.

(3) The Corporation may solicit against, and include in the proxy statement its own statement relating to, any Proxy Access Nominee.

ARTICLE II

BOARD OF DIRECTORS

Section 2.1 Powers: Number: Qualifications. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which may exercise all such powers of the Corporation except as may be otherwise provided by law, the Certificate of Incorporation or these By-laws, or required by the rules and regulations of any securities exchange or quotation system on which the securities of the Corporation are listed or quoted for trading. The Board shall consist of at least seven (7) members and not more than twenty-one (21) members, the number thereof to be determined from time to time by the Board; provided, however, that in determining the number of directors no account shall be taken of any non-voting director, including any advisory or honorary director, that may be elected from time to time by a majority of the Board of Directors. Subject to the terms of the Stockholders’ Agreements, the number of directors may be increased or decreased by amendment of these By-laws by the affirmative vote of a majority of the directors then in office, although less than a quorum.

Section 2.2 Election; Term of Office; Resignation; Removal; Vacancies.

(a) Each director shall hold office until the annual meeting of stockholders next succeeding his or her election and until his or her successor is elected and qualified or until his or her earlier death, resignation or removal.

(b) Any director may resign at any time upon written notice to the Board of Directors or to the Chairperson or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein, and no acceptance of such resignation shall be necessary to make it effective.

(c) Any director or the entire Board of Directors may be removed, with or without cause, by the affirmative vote of holders of a majority of the voting power of all outstanding shares of stock then entitled to vote at an election of directors; and, subject to the terms of the Stockholders’ Agreements, any vacancy so created may only be filled by the affirmative vote of holders of a majority of the voting power of all outstanding shares of stock then entitled to vote at an election of directors. Whenever the holders of any class or series of stock are entitled to elect one or more directors by the provisions of the Certificate of Incorporation, the provisions of the preceding sentence shall apply, with respect to the removal without cause of a director or directors so elected, solely to the vote of the holders of the voting power of all outstanding shares of that class or series, and not to the voting power of all outstanding shares of stock as a whole.

(d) Unless otherwise provided in the Certificate of Incorporation or these By-laws and subject to the rights of any stockholder under any Stockholders’ Agreement, as applicable, vacancies on the Board of Directors resulting from the death, resignation or removal of a director (other than any vacancy created by removal of a director by stockholder vote) and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class or from any other cause may be filled by a majority of the directors then in office, although less than a quorum, or by the sole remaining director.

(e) Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the Certificate of Incorporation, vacancies (other than any vacancy created by removal of a director by stockholder vote) and newly created directorships of such class or classes or series may, unless otherwise provided in the Certificate of Incorporation, be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by the sole remaining director so elected.

(f) Except as may be otherwise required by the Certificate of Incorporation or these By-laws, each director shall be elected by the vote of the majority of the votes cast (meaning the number of shares voted “for” a nominee must exceed the number of shares voted “against” such nominee) at any meeting for the election of directors at which a quorum is present; provided that the directors shall be elected by a plurality of the votes cast (instead of by votes for or against a nominee) at any meeting involving a contested election for one or more directors (meaning more directors have been nominated for election than directorship positions available). Abstentions and broker non-votes will not be deemed a vote “for” or “against” a director. The Corporation’s Corporate Governance Guidelines contain the Corporation’s policy regarding the director resignation process.

Section 2.3 Regular Meetings. The Board shall meet from time to time as determined by the Board to discuss such business and affairs of the Corporation as the Board shall determine. Regular meetings of the Board of Directors may be held at such places within or without the State of Delaware or by means of remote communication and at such times, in each case as the Board may from time to time determine (and in any case at least quarterly), and if so determined notice thereof need not be given.

Section 2.4 Special Meetings. Special meetings of the Board of Directors may be held at any time or place within or without the State of Delaware or by means of remote communication whenever called by the Chairperson, by the Lead Independent Director (if any) or by the Chief Executive Officer on the written request of any two directors. Notice of any special meeting stating the place, date and hour of the meeting shall be given to each director not less than twenty-four hours before the date of the meeting, by telephone, or in the form of a writing or electronic transmission, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.

Section 2.5 Participation in Meetings by Electronic Means Permitted. Unless otherwise restricted by the Certificate of Incorporation or these By-laws, members of the Board of Directors, or any committee designated by the Board, may participate in a meeting of the Board or of such committee, as the case may be, by electronic means (including telephone conference or video conference) or similar remote communications equipment by means of which all persons participating in the meeting can hear and speak to one another, and participation in a meeting pursuant to this Section 2.5 shall constitute presence in person at such meeting.

Section 2.6 Quorum: Vote Required for Action. At all meetings of the Board of Directors, a majority of the entire Board shall constitute a quorum for the transaction of business. Except as otherwise required by law, the Certificate of Incorporation, these By-laws or the rules and regulations of any securities exchange or quotation system on which the securities of the Corporation are listed or quoted for trading, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board. In case at any meeting of the Board a quorum shall not be present, a majority of the members of the Board present may adjourn the meeting from time to time until a quorum shall attend, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which adjournment is taken.

Section 2.7 Chairperson. The Board of Directors shall annually select a Chairperson, who shall have and perform such duties as provided herein or as may be from time to time assigned by the Board of Directors. The Board of Directors shall fill any vacancy in the position of Chairperson at such time and in such manner as the Board of Directors shall determine. The Chairperson may, in the Board’s discretion, be an “Executive Chairperson.” The Executive Chairperson shall have such powers and perform such other duties as the Board of Directors may prescribe or as may be prescribed for the Chairperson in these By-laws. The Executive Chairperson need not be independent and shall be deemed to be an officer of the Corporation.

Section 2.8 Lead Independent Director. The Board of Directors shall at any time at which there is an Executive Chairperson of the Corporation or the Chairperson serves as the Chief Executive Officer of the Corporation, appoint a member of the Board of Directors who is an independent director to serve as Lead Independent Director. The Lead Independent Director shall have and perform such duties as provided herein or as may be from time to time assigned by the Board of Directors. For purposes of this Section 2.8, “independent director” shall mean a director who is determined by the Board to be “independent” under applicable law and the rules of any securities exchange or quotation system on which, at the time of such determination, the securities of the Corporation are listed or quoted for trading.

Section 2.9 Organization. Meetings of the Board of Directors shall be presided over by the Chairperson or, in the absence of the Chairperson, by the Lead Independent Director (if any), or, in the absence of the Lead Independent Director by a chairperson so chosen at the meeting. The Secretary, or in the absence of the Secretary an Assistant Secretary, shall act as secretary of the meeting, but in the absence of the Secretary and any Assistant Secretary, the chairperson of the meeting may appoint any person to act as secretary of the meeting.

Section 2.10 Action by Directors Without a Meeting. Unless otherwise restricted by the Certificate of Incorporation or these By-laws, (i) any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or of such committee, as the case may be, consent thereto in writing, or by electronic transmission, and (ii) a consent may be documented, signed and delivered in any manner permitted by Section 116 of the DGCL. After an action is taken, the consent or consents relating thereto shall be filed with the minutes of proceedings of the Board of Directors, or the applicable committee thereof, in the same paper or electronic form as the minutes are maintained.

Section 2.11 Compensation of Directors. The Board of Directors shall have the authority to fix the compensation of directors.

Section 2.12 Approval or Ratification of Chief Executive Officer Compensation. Any determination of a committee of the Board of Directors with respect to the compensation of the Chief Executive Officer shall be subject to the approval or ratification of the Board. Any director who is also an employee of the Corporation or any of its subsidiaries shall recuse himself or herself from the deliberations and vote of the Board to approve or ratify the compensation of the Chief Executive Officer.

ARTICLE III

COMMITTEES

Section 3.1 Committees. The Board of Directors may, by resolution passed by a majority of the whole Board and subject to the terms of the Stockholders’ Agreements, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee, subject to the terms of the Stockholders’ Agreements. Subject to the rules and regulations of any securities exchange or quotation system on which the securities of the Corporation are listed or quoted for trading, in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of any such absent or disqualified member. Each member of a committee must meet the requirements for membership, if any, imposed by applicable law and the rules and regulations of any securities exchange or quotation system on which the securities of the Corporation are listed or quoted for trading. Any such committee, subject to the terms of the Stockholders’ Agreements and to the extent permitted by applicable law and provided in the resolution of the Board establishing such committee or in these By-laws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers that may require it, but no such committee shall have the power or authority in reference to the following matter: (i) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval or (ii) adopting, amending or repealing any By-law of the Corporation. The standing committees of the Board of Directors shall be (x) the Audit Committee, (y) to the extent required by the New York Stock Exchange listing standards or other law, a Nominating and Corporate Governance Committee, a Compensation Committee and such additional committees as may be so required and (z) such additional committees as the Board of Directors may designate pursuant to this Section 3.1, in each case with such name or names as may be stated in these By-laws or as may be determined from time to time by resolution adopted by the Board of Directors. The committees shall keep regular minutes of their proceedings and report the same to the Board of Directors when required.

Section 3.2 Committee Rules. Unless the Board of Directors otherwise provides, each committee designated by the Board may adopt, amend and repeal rules for the conduct of its business. In the absence of a provision by the Board or a provision in the rules of such committee to the contrary and subject to the terms of the Stockholders’ Agreements, a majority of the members of such committee shall constitute a quorum for the transaction of business, the vote of a majority of the members present at a meeting at the time of such vote if a quorum is then present shall be the act of such committee, and in other respects each committee shall conduct its business in the same manner as the Board conducts its business pursuant to Article II of these By-laws.

ARTICLE IV

Officers

Section 4.1 Officers; Election. The Board of Directors shall elect a Chief Executive Officer and a Secretary, and it may, if it so determines, elect a President, one or more Vice Presidents, one or more Assistant Vice Presidents, one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers and such other officers as the Board of Directors may deem desirable or appropriate and may give any of them such further designations or alternate titles as it considers desirable. Any number of offices may be held by the same person. The election of an officer shall not of itself create any contractual rights between such officer and the Corporation. No officer need be a director of the Corporation.

Section 4.2 Term of Office; Resignation; Removal; Vacancies. Except as otherwise provided in the resolution of the Board of Directors electing any officer, each officer shall serve at the pleasure of the Board of Directors and shall hold office until his or her successor has been elected and qualified or until his or her earlier death, resignation or removal. Any officer may resign at any time upon written notice to the Board of Directors, the Chairperson, the Lead Independent Director, if there is one, the Chief Executive Officer or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein, and no acceptance of such resignation shall be necessary to make it effective. The Board may remove any officer with or without cause at any time. Any such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board at any regular or special meeting.

Section 4.3 Chief Executive Officer. The Chief Executive Officer shall have general charge and supervision of the business of the Corporation and shall perform all duties incident to the office of a Chief Executive Officer of a corporation and such other duties as may, from time to time, be assigned to him or her by the Board.

Section 4.4 President. The President, if any, shall have and may exercise such powers as may, from time to time, be assigned to him or her by the Board or the Chief Executive Officer.

Section 4.5 Vice Presidents. Vice Presidents include all Executive Vice Presidents and Senior Vice Presidents. The Vice President or Vice Presidents shall have such powers and shall perform such other duties as may, from time to time, be assigned to him or her or them by the Board or the Chief Executive Officer or as may be provided by law.

Section 4.6 Secretary. The Secretary shall have the duty to record or cause to be recorded the proceedings of the meetings of the stockholders, the Board of Directors and any committees in a book to be kept for that purpose, shall see that all notices are duly given in accordance with the provisions of these By-laws or as required by law, shall be custodian of the records of the Corporation, may affix the corporate seal to any document the execution of which, on behalf of the Corporation, is duly authorized, and when so affixed may attest the same, and, in general, shall perform all duties incident to the office of secretary of a corporation and such other duties as may, from time to time, be assigned to him or her by the Board or the Chief Executive Officer or as may be provided by law.

Section 4.7 Treasurer. The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation and shall deposit or cause to be deposited, in the name of the Corporation, all moneys or other valuable effects in such banks, trust companies or other depositories as shall, from time to time, be selected by or under authority of the Board of Directors. If required by the Board, the Treasurer shall give a bond for the faithful discharge of his or her duties, with such surety or sureties as the Board may determine. The Treasurer shall keep or cause to be kept full and accurate records of all receipts and disbursements in books of the Corporation, shall render to the Chief Executive Officer and to the Board, whenever requested, an account of the financial condition of the Corporation, and, in general, shall perform all the duties incident to the office of treasurer of a corporation and such other duties as may, from time to time, be assigned to him or her by the Board or the Chief Executive Officer or as may be provided by law.

Section 4.8 Other Officers. The other officers, if any, of the Corporation, including any Assistant Vice Presidents, Assistant Treasurers and Assistant Secretaries, shall have such powers and duties in the management of the Corporation as shall be stated in a resolution of the Board of Directors that is not inconsistent with these By-laws and, to the extent not so stated, as generally pertain to their respective offices, subject to the control of the Board. The Board may require any officer, agent or employee to give security for the faithful performance of his or her duties.

ARTICLE V

STOCK

Section 5.1 Certificates. Except as otherwise determined by the Board of Directors, the shares of the Corporation’s capital stock shall be uncertificated and shall be evidenced by registration in the holder’s name in uncertificated, book-entry form on the books of the Corporation. To the extent any shares are represented by a certificate, the certificate shall be signed by or in the name of the Corporation by the Chairperson, the Lead Independent Director, if there be one, if any, or the Chief Executive Officer, if any, or the President or a Vice President, if any, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the Corporation, certifying the number of shares owned by such holder in the Corporation and represented by such certificate. The signatures of the officers upon a certificate may be a facsimile. If such certificate is manually signed by one officer or manually countersigned by a transfer agent or by a registrar, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

Section 5.2 Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed, and the Corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

ARTICLE VI

MISCELLANEOUS

Section 6.1 Fiscal Year. The fiscal year of the Corporation shall be the calendar year.

Section 6.2 Seal. The Corporation may have a corporate seal that shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors or Secretary. The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

Section 6.3 Notice; Acceptable Delivery Method.

(a) Whenever written notice is required by law, the Certificate of Incorporation or these By-laws to be given to any director or stockholder, such notice may be given in writing directed to such director’s or stockholder’s mailing address (or by electronic transmission directed to such director’s or stockholder’ electronic mail address, as applicable) as it appears on the records of the Corporation (subject to this Section 6.3 and applicable law) and shall be given: (a) if mailed, when the notice is deposited in the United States mail, postage prepaid, (b) if delivered by courier service, the earlier of when the notice is received or left at such director’s or stockholder’s address or (c) if given by electronic mail, when directed to such director’s or stockholder’s electronic mail address unless such director or stockholder has notified the Corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail or such notice is prohibited under applicable law, the Certificate of Incorporation or these By-laws. A notice by electronic mail must include a prominent legend that the communication is an important notice regarding the Corporation. Without limiting the manner by which notice otherwise may be given effectively to stockholders, but subject to Section 232(e) of the DGCL, any notice to stockholders given by the Corporation under applicable law, the Certificate of Incorporation or these By-laws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice or electronic transmission to the Corporation. The Corporation may give notice by electronic mail in accordance with the first sentence of this Section 6.3 without obtaining the consent required by the third sentence of this Section 6.3. Notice given by electronic transmission, as described above, shall be deemed given: (i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (ii) if by a posting on an electronic network, together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (iii) if by any other form of electronic transmission, when directed to the stockholder. Notwithstanding the foregoing, a notice may not be given by an electronic transmission from and after the time that (i) the Corporation is unable to deliver by such electronic transmission two consecutive notices given by the Corporation and (ii) such inability becomes known to the Secretary or an Assistant Secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice, provided, however, the inadvertent failure to discover such inability shall not invalidate any meeting or other action.

(b) Whenever a stockholder is required to give notice or deliver or provide a consent or other document to the Corporation by law or under any provision of the Certificate of Incorporation or these By-laws, such notice shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation by hand during normal business hours or by certified or registered mail, return receipt requested (an “Acceptable Delivery Method”). If such notice, consent or document is solely given, delivered or provided electronically, it shall not be valid.

Section 6.4 Waiver of Notice of Meetings of Stockholders, Directors and Committees. Whenever notice is required to be given by law or under any provision of the Certificate of Incorporation or these By-laws, a written waiver thereof, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by law, the Certificate of Incorporation or these By-laws.

Section 6.5 Indemnification of Directors and Officers.

(a) General.

(1) Except as limited by this Section 6.5, the Corporation shall indemnify the Indemnitees (as defined below) to the full extent permitted by Delaware law.

(2) For the purposes of this Section 6.5, the term “Indemnitee” shall mean any person made or threatened to be made a party to any civil, criminal, administrative or investigative action, suit or proceeding by reason of the fact that such person is or was a director or officer of the Corporation or serves or served at the request of the Corporation for any other enterprise as a director or officer.

(3) For purposes of this Section 6.5: (i) the term “Corporation” shall include any predecessor of the Corporation and any constituent corporation (including any constituent of a constituent) absorbed by the Corporation in a consolidation or merger; (ii) the term “other enterprise” shall include any corporation, partnership, joint venture, trust or employee benefit plan; (iii) service “at the request of the Corporation” shall include service as a director or officer of the Corporation that imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; (iv) any excise taxes assessed on a person with respect to an employee benefit plan shall be deemed to be an Expense; and (v) action by a person with respect to an employee benefit plan that such person reasonably believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action not opposed to the best interests of the Corporation.

(b) Expenses.

(1) Expenses reasonably incurred by Indemnitee in defending any such action, suit or proceeding, as described in Section 6.5(b)(2), shall be paid or reimbursed by the Corporation promptly upon demand and receipt by the Corporation of an undertaking of Indemnitee to repay such expenses if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation; provided that such Indemnitee shall cooperate in good faith with any request by the Corporation that common counsel be utilized by the parties to an action or proceeding that are similarly situated unless actual or potential conflicts of interests, as determined by the Corporation, preclude such joint representation.

(2) For the purposes of this Section 6.5, the term “Expenses” shall include all reasonable out of pocket fees, costs and expenses, including, without limitation, attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with defending, preparing to defend, or investigating an action, suit or proceeding, whether civil, criminal, administrative or investigative but shall exclude the costs of acquiring and maintaining an appeal or supersedeas bond or similar instrument. For the avoidance of doubt, except for proceedings to enforce rights as provided for in Section 6.5(b)(3), the Corporation shall not be obligated to provide any indemnification or any payment or reimbursement of expenses to any person in connection with (i) an action, suit or proceeding in which Indemnitee is a plaintiff, and (ii) any amounts incurred in connection with any non-compulsory counterclaim or cross-claim initiated by the Indemnitee other than, in each case, for proceedings to enforce an Indemnitee’s rights under this Article VI.

(3) If a claim pursuant to this Section 6.5 is not paid in full by the Corporation within ninety (90) days after a written claim has been received by the Corporation (and, if later, delivery of an undertaking in accordance with Section 6.5(b)(1) of these By-laws), the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Indemnitee shall, in addition, be entitled to be paid the expense of prosecuting or defending such suit.

(4) In any suit brought by the Indemnitee to enforce a right to indemnification or to an advancement of Expenses hereunder or by the Corporation to recover an advancement of Expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Section 6.5 or otherwise shall be on the Corporation.

(c) Enforceability. The rights provided to any person by this Section 6.5 shall be enforceable against the Corporation by the Indemnitee, who shall be presumed to have relied upon it in serving or continuing to serve in such capacity. In addition, the rights provided to the Indemnitee shall survive the termination of such person as any director, officer or employee. Any repeal or modification of this Article VI or any such law shall not affect any rights or obligations then existing with respect to any state of facts or proceeding then existing.

(d) Authorization of Indemnification. The Board of Directors may authorize the Corporation, by adopting a resolution (including a resolution authorizing officers of the Corporation to grant such rights), the authority to provide to any one or more persons, including, without limitation, any employee or other agent of the Corporation, or any director, officer, employee, agent, trustee, member, stockholder, partner, incorporator or liquidator of any subsidiary of the Corporation or any other enterprise, rights of indemnification and/or to receive payment or reimbursement of expenses, including attorneys’ fees, with any such rights subject to the terms, conditions and limitations established pursuant to the Board resolution. Nothing in this Section 6.5 shall limit the power of the Corporation or the Board of Directors to provide rights of indemnification and to make payment and reimbursement of expenses, including attorneys’ fees, to any person otherwise than pursuant to this Section 6.5.

(e) Limitations. The Corporation shall not indemnify Indemnitee or advance Indemnitee’s Expenses if the action, suit or proceeding alleges (1) claims under Section 16 of the Exchange Act or (2) violations of federal or state insider trading laws, unless, in the case of this clause (2), Indemnitee has been successful on the merits or settled the case with the written consent of the Corporation, in which case the Corporation shall indemnify and reimburse Indemnitee.

(f) Standard of Conduct. Other than is mandatory under Delaware law, no claim for indemnification shall be paid by the Corporation unless the Corporation has determined that Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. Unless ordered by a court of competent jurisdiction, such determinations shall be made, with respect to an Indemnitee who is a director or officer of the Corporation, by (1) a majority vote of the directors who are not parties to the action, suit or proceeding for which indemnification is sought, even though less than a quorum, or (2) by a committee of such directors designated by a majority vote of directors, even though less than a quorum, or (3) if there are no such directors, or if such directors direct, by independent legal counsel in a written opinion, or (4) by stockholders. Neither the failure of the Corporation (including its directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its directors, independent legal counsel or stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to the action.

(g) Period of Indemnity. No claim for indemnification or the reimbursement of Expenses shall be made by Indemnitee or paid by the Corporation unless the Indemnitee gives notice of such claim for indemnification within one year after the Indemnitee received notice of the claim, action, suit or proceeding.

(h) Non-Exclusivity of Rights. The right to indemnification and to the advancement of expenses conferred in this Section 6.5 shall not be exclusive of any other right that any person may have or hereafter acquire pursuant to law, the Certificate of Incorporation, these By-laws, contractual agreement, vote of the stockholders or disinterested directors, or otherwise. The Corporation acknowledges that one or more of the directors and officers of the Corporation may have certain rights to indemnification, advancement of expenses and/or insurance provided by affiliates with respect to such directors’ and officers’ association with the Corporation and its subsidiaries. Notwithstanding the existence of any such other rights with respect to any such directors or officers, the Corporation hereby agrees that, with respect to any such directors or officers, (i) the Corporation is and shall be, relative to each affiliate, the indemnitor of first resort (i.e., its obligations to the applicable director or officer under these By-laws are primary and any duplicative, overlapping or corresponding obligations of an affiliate to advance expenses or provide indemnification for the same expenses or liabilities are secondary); (ii) the Corporation shall be required to advance the full amount of expenses incurred by such a director or officer and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement to the greatest extent permitted by this Article VI, without regard to any rights such director or officer may have against any affiliate; and (iii) the Corporation irrevocably waives, relinquishes and releases any such affiliate from any and all claims against such affiliate for contribution, subrogation or any other recovery of any kind in respect thereof. The Corporation further agrees that no advancement or payment by any affiliate on behalf of any director or officer with respect to any claim for which such director or officer has sought indemnification from the Corporation shall affect any of the provisions of this Article VI, and any such affiliate shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of any such applicable director or officer against the Corporation.

(i) Insurance. The Corporation shall purchase and maintain, from financially sound and reputable insurers, directors and officers liability insurance, in an amount and on terms and conditions satisfactory to the Board, for the benefit of all directors on equivalent terms, and will use reasonable best efforts to cause such insurance policy to be maintained.

(j) Confidentiality. Except as required by law or as otherwise becomes public through no action by the Indemnitee or as necessary to assert Indemnitee’s rights under this Section 6.5, Indemnitee will keep confidential any information that arises in connection with this Section 6.5, including, but not limited to, claims for indemnification or reimbursement of Expenses, amounts paid or payable under this Section 6.5 and any communications between the parties.

(k) Subrogation. In the event of payment under this Section 6.5, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee (under any insurance policy or otherwise), who shall execute all papers required and shall do everything necessary to secure such rights, including the execution of such documents necessary to enable the Corporation to effectively bring suit to enforce such rights.

(l) Notice by Indemnitee. Indemnitee shall promptly notify the Corporation in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any matter that may be subject to indemnification or reimbursement of Expenses covered by this Section 6.5. As a condition to indemnification or reimbursement of expenses, any demand for payment by Indemnitee hereunder shall be in writing and shall provide an accounting of the amounts to be paid by Corporation (which shall include detailed invoices and other relevant documentation).

(m) Amendment. No amendment of this Section 6.5 shall impair the rights of any Indemnitee arising at any time with respect to events occurring prior to such amendment.

Section 6.6 Form of Records. Any records administered by or on behalf of the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on, or by means of, or be in the form of, any information storage device, method, or one or more electronic networks or databases (including one or more distributed electronic networks or databases); provided that the records so kept can be converted into clearly legible paper form within a reasonable time and, with respect to the stock ledger, satisfy the additional requirements of Section 224 of the DGCL. The Corporation shall so convert any records so kept into clearly legible paper form upon the request of any person entitled to inspect the same.

Section 6.7 Dividends. Subject to the provisions of the Certificate of Incorporation and the requirements of the DGCL, the Board of Directors may, out of funds legally available therefor at any regular or special meeting, declare dividends upon the capital stock of the Corporation. Dividends may be paid in cash, in property, or in shares of the Corporation’s capital stock. Before declaring any dividend, the Board of Directors may cause to be set apart out of any funds of the Corporation available for dividends, such sum or sums as the directors from time to time in their discretion deem proper as a reserve or reserves for any proper purpose, and the Board of Directors may abolish any such reserve.

Section 6.8 Amendment of By-Laws. Subject to the terms of the Stockholders’ Agreements, these By-laws may be altered, amended or repealed, in whole or in part, and new By-laws adopted, by the affirmative vote of a majority of the Board of Directors, or by the affirmative vote of a majority of the shares of common stock then entitled to vote at any annual or special meeting of stockholders.

Section 6.9 Exclusive Forum.

(a) Subject to Section 6.9(b), unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a duty (including any fiduciary duty) owed by any current or former director, officer, employee, agent or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation or any current or former director, officer, employee, agent or stockholder of the Corporation arising pursuant to any provision of the DGCL or the Corporation’s Certificate of Incorporation or these By-laws, including any suit or proceeding regarding indemnification or advancement or reimbursement of Expenses pursuant to Section 6.5 of these By-laws or otherwise and (iv) any action asserting a claim against the Corporation or any current or former director, officer, employee, agent or stockholder of the Corporation governed by the internal affairs doctrine shall, in each case of clauses (i) through (iv), be the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware lacks jurisdiction over such action or proceeding, then another court of the State of Delaware or, if no court of the State of Delaware has jurisdiction, then the United States District Court for the District of Delaware).

(b) Unless the Corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the sole and exclusive forum for any action asserting a cause of action arising under the Securities Act or any rule or regulation promulgated thereunder (in each case, as amended) shall be the federal district courts of the United States; provided, however, that if the foregoing provisions of this Section 6.9 are, or the application of such provisions to any person or entity or any circumstance is, illegal, invalid or unenforceable, the sole and exclusive forum for any action asserting a cause of action arising under the Securities Act or any rule or regulation promulgated thereunder (in each case, as amended) shall be the Court of Chancery of the State of Delaware.

(c) Failure to enforce the foregoing provisions would cause the Corporation irreparable harm and the Corporation shall be entitled to equitable relief, including injunctive relief and specific performance, to enforce the foregoing provisions.

(d) To the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 6.9.

Section 6.10 Execution of Instruments. Except as otherwise required by law or the Certificate of Incorporation, any of the Chief Executive Officer, the Chief Financial Officer, the President, the Secretary or any Vice President, or any officer or agent of the Corporation authorized by the Board or by the Chief Executive Officer may enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation, and such execution or signature shall be binding upon the Corporation. Any such authorization must be in writing or by electronic transmission and may be general or limited to specific contracts or instruments.

* * *

Annex D

CERTIFICATE OF DESIGNATIONS

OF

5.250% FIXED RATE NONCUMULATIVE PERPETUAL PREFERRED STOCK, SERIES 1-A

OF

EQUITABLE HOLDINGS, INC.

Equitable Holdings, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), in accordance with the provisions of Sections 103 and 151 thereof, does hereby certify:

That pursuant to the authority conferred upon the Board of Directors of the Corporation (the “Board”), by the Amended and Restated Certificate of Incorporation and the Amended and Restated By-laws of the Corporation and applicable law, the Board authorized the issuance by the Corporation of shares of its preferred stock [pursuant to an action by [unanimous] consent, dated [●], [●]], creating a series of 33,350 shares of preferred stock of the Corporation designated as “5.250% Fixed Rate Noncumulative Perpetual Preferred Stock, Series 1-A.”

RESOLVED, that pursuant to the provisions of the Amended and Restated Certificate of Incorporation and the Amended and Restated By-laws of the Corporation and applicable law, a series of preferred stock, par value $1.00 per share, of the Corporation be and hereby is created, and that the designation and number of shares of such series, and the voting and other powers, preferences, and relative participating, optional, or other rights, and the qualifications, limitations, and restrictions thereof, of the shares of such series, are as follows:

Section 1. Designation. There is hereby created out of the authorized and unissued shares of preferred stock of the Corporation a series of preferred stock designated as the “5.250% Fixed Rate Noncumulative Perpetual Preferred Stock, Series 1-A” (the “Series 1-A Preferred Stock”). Each share of Series 1-A Preferred Stock shall be identical in all respects to every other share of Series 1-A Preferred Stock.

Section 2. Number of Shares. The authorized number of shares of Series 1-A Preferred Stock shall be 33,350. Shares of Series 1-A Preferred Stock that are purchased or otherwise acquired by the Corporation shall not be reissued as shares of such series and shall become authorized but unissued shares of preferred stock.

Section 3. Definitions. As used herein with respect to Series 1-A Preferred Stock:

(a) “Agent Members” has the meaning set forth in Section 11(b).

(b) “Business Day” means any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed.

(c) “By-laws” means the Amended and Restated By-laws of the Corporation, effective [●], [●], as the same may be amended or restated from time to time.

(d) “Certificate of Designations” means this Certificate of Designations relating to the Series 1-A Preferred Stock, as it may be amended from time to time.

(e) “Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of the Corporation, as the same may be amended or restated from time to time, and shall include this Certificate of Designations.

(f) “Certificated Series 1-A Preferred Stock” has the meaning set forth in Section 10(a).

(g) “Commission” means the United States Securities and Exchange Commission.

(h) “Common Stock” means the common stock, par value $0.01 per share (or such other par value, or no par value, as such common stock may have from time to time), of the Corporation.

(i) “Depositary Shares” means the depositary shares, each representing a one-thousandth (1/1,000th) interest in a share of the Series 1-A Preferred Stock, evidenced by depositary receipts.

(j) “Dividend Disbursement Agent” means [Broadridge Corporate Issuer Solutions, LLC] (or any successor thereto), in its capacity as dividend disbursement agent.

(k) “Dividend Parity Stock” means any other class or series of stock of the Corporation (other than Series 1-A Preferred Stock), including both the 4.300% Fixed Rate Noncumulative Perpetual Preferred Stock, Series 1-C, and the 6.875% Fixed Rate Reset Non-Cumulative Preferred Stock, Series 2, that ranks on parity with the Series 1-A Preferred Stock in the payment of dividends and in the distribution of assets upon any liquidation, dissolution, or winding-up of the business and affairs of the Corporation.

(l) “Dividend Payment Date” has the meaning set forth in Section 5(b).

(m) “Dividend Period” means each period from and including a Dividend Payment Date, to, but excluding, the next successive Dividend Payment Date; provided that for any share of Series 1-A Preferred Stock issued after the date of original issue of the Series 1-A Preferred Stock, the first Dividend Period for such shares may commence on and include such other date as the Board or a duly authorized committee of the Board shall determine and publicly disclose.

(n) “Dividend Rate” has the meaning set forth in Section 5(a).

(o) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(p) “Global Depositary” has the meaning set forth in Section 10(b).

(q) “Global Legend” has the meaning set forth in Section 10(b).

(r) “Global Series 1-A Preferred Stock” has the meaning set forth in Section 10(b).

(s) “Holder” and “Holder of Series 1-A Preferred Stock” each mean a Person in whose name one or more shares of the Series 1-A Preferred Stock are registered.

(t) “Junior Stock” means the Common Stock and any other class or series of stock of the Corporation hereafter authorized over which the Series 1-A Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution, or winding-up of the business and affairs of the Corporation.

(u) “Liquidation Preference Amount” means $25,000 per share of Series 1-A Preferred Stock.

(v) “Nonpayment Event” has the meaning specified in Section 9(b).

(w) “Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

(x) “Preferred Stock” means any and all series of preferred stock of the Corporation, including the Series 1-A Preferred Stock.

(y) “Preferred Stock Directors” has the meaning specified in Section 9(b).

(z) “Rating Agency” means any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act that then publishes a rating for the Company.

(aa) “Rating Agency Event” means that any Rating Agency amends, clarifies or changes the criteria it uses to assign equity credit to securities such as the Series 1-A Preferred Stock, which amendment, clarification or change results in (a) the shortening of the length of time the Series 1-A Preferred Stock is assigned a particular level of equity credit by that Rating Agency as compared to the length of time the Series 1-A Preferred Stock would have been assigned that level of equity credit by that Rating Agency or its predecessor on the initial issuance of the Series 1-A Preferred Stock; or (b) the lowering of the equity credit (including up to a lesser amount) assigned to the Series 1-A Preferred Stock by that Rating Agency compared to the equity credit assigned by that Rating Agency or its predecessor on the initial issuance of the Series 1-A Preferred Stock.

(bb) “Redemption Date” means any date fixed for redemption in accordance with Section 7.

(cc) “Registrar” means [Broadridge Corporate Issuer Solutions, LLC] (or any successor thereto), in its capacity as registrar.

(dd) “Regulatory Capital Event” means the Corporation’s good faith determination that, as a result of:

(i) any amendment to, or change in, the laws, rules or regulations of the United States or any political subdivision of or in the United States or any other governmental agency or instrumentality as may then have group-wide oversight of the Corporation’s regulatory capital that is enacted or becomes effective after the initial issuance of the Series 1-A Preferred Stock,

(ii) any proposed amendment to, or change in, those laws, rules or regulations that is announced or becomes effective after the initial issuance of the Series 1-A Preferred Stock, or

(iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws, rules or regulations that is announced after the initial issuance of the Series 1-A Preferred Stock, there is more than an insubstantial risk that the liquidation preference per share of the Series 1-A Preferred Stock outstanding from time to time would not qualify as capital (or a substantially similar concept) for purposes of any group capital standard to which the Corporation is or will be subject.

(ee) “Series 1-A Preferred Stock” has the meaning set forth in Section 1.

(ff) “Senior Stock” means any other class or series of stock of the Corporation ranking senior to the Series 1-A Preferred Stock with respect to the payment of dividends or the distribution of assets upon any liquidation, dissolution, or winding-up of the business and affairs of the Corporation.

(gg) “Transfer Agent” means [Broadridge Corporate Issuer Solutions, LLC] (or any successor thereto), in its capacity as transfer agent.

(hh) “Voting Parity Stock” means, with regard to any election or removal of a Preferred Stock Director or any other matter as to which the holders of Series 1-A Preferred Stock are entitled to vote as specified in Section 9, any and all series of Preferred Stock (other than the Series 1-A Preferred Stock) that rank equally with the Series 1-A Preferred Stock as to the payment of dividends, whether bearing dividends on a non-cumulative or cumulative basis, including, but not limited to, any Dividend Parity Stock, and having voting rights equivalent to those described in Section 9(b).

Section 4. Ranking. The Series 1-A Preferred Stock will rank senior to the Common Stock and all other Junior Stock, senior to or on a parity with each other series of Preferred Stock (except for any Senior Stock that may be issued upon the requisite vote or consent of the holders of at least a two-thirds of the shares of the Series 1-A Preferred Stock at the time outstanding and entitled to vote and the requisite vote or consent of all other series of Preferred Stock), with respect to the payment of dividends and distributions of assets upon liquidation, dissolution or winding-up of the business and affairs of the Corporation, and junior to all existing and future indebtedness and other non-equity claims on the Corporation.

Section 5. Dividends.

(a) Holders of Series 1-A Preferred Stock shall be entitled to receive, when, as and if declared by the Board or a duly authorized committee of the Board, out of funds or property legally available therefor under the General Corporation Law of the State of Delaware, noncumulative cash dividends on the Liquidation Preference Amount at an annual rate equal to 5.25% (the “Dividend Rate”) on each Dividend Payment Date for each Dividend Period. Holders of the Series 1-A Preferred Stock shall not be entitled to any dividends, whether payable in cash, securities or other property, other than dividends (if any) declared and payable on the Series 1-A Preferred Stock as specified in this Section 5 (subject to the other provisions herein).

(b) If declared by the Board or a duly authorized committee of the Board, the Corporation shall pay dividends on the Series 1-A Preferred Stock on a noncumulative basis quarterly, in arrears, on March 15, June 15, September 15 and December 15 of each year (each a “Dividend Payment Date”). If any date on which dividends would otherwise be payable is not a Business Day, then the Dividend Payment Date shall be the next succeeding Business Day without any adjustment to the amount of dividends paid. Dividends payable on the Series 1-A Preferred Stock shall be computed by the Dividend Disbursement Agent on the basis of a 360-day year consisting of twelve 30-day months. Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upward. Dividends on the Series 1-A Preferred Stock shall cease to accrue on the Redemption Date, if any, unless the Corporation defaults in the payment of the redemption price of the shares of the Series 1-A Preferred Stock called for redemption in accordance with Section 7.

(c) Dividends on the Series 1-A Preferred Stock will not be cumulative and will not be mandatory. If the Board or a duly authorized committee of the Board does not declare a dividend on the Series 1-A Preferred Stock in respect of a Dividend Period, then no dividend will be deemed to have accrued for such Dividend Period, be payable on the related Dividend Payment Date, or accumulate, and the Corporation shall have no obligation to pay any dividend accrued for such Dividend Period, whether or not the Board or a duly authorized committee of the Board declares a dividend on the Series 1-A Preferred Stock or any other series of Preferred Stock or on the Common Stock for any future Dividend Period.

(d) Dividends that are payable on any Dividend Payment Date will be payable to Holders on the applicable record date, which shall be the 15th calendar day before the applicable Dividend Payment Date, or such other record date as shall be fixed by the Board or a duly authorized committee of the Board that shall not be more than sixty (60) nor less than ten (10) days before the applicable Dividend Payment Date.

(e) During a Dividend Period, so long as any share of Series 1-A Preferred Stock remains outstanding:

(i) no dividend shall be declared or paid or set aside for payment, and no distribution shall be declared or made or set aside for payment, on any Junior Stock, other than (x) a dividend payable solely in Junior Stock or (y) any dividend in connection with the implementation of a stockholders’ rights plan, or the redemption or repurchase of any rights under such plan;

(ii) no shares of Junior Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly, other than (v) as a result of a reclassification of Junior Stock for or into other Junior Stock, (w) the exchange or conversion of one share of Junior Stock for or into another share of Junior Stock, (x) purchases, redemptions or other acquisitions of shares of Junior

Stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, (y) the purchase of fractional interests in shares of Junior Stock pursuant to the conversion or exchange provisions of such securities or the security being converted or exchanged and (z) through the use of the proceeds of a substantially contemporaneous sale of other shares of Junior Stock, nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by the Corporation; and

(iii) no shares of Dividend Parity Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation other than pursuant to pro rata offers to purchase all, or a pro rata portion, of Series 1-A Preferred Stock and such Dividend Parity Stock (other than the exchange or conversion of such Dividend Parity Stock for or into shares of Junior Stock);

unless, in each case, the full dividends for the preceding Dividend Period on all outstanding shares of Series 1-A Preferred Stock have been declared and paid or declared and a sum sufficient for the payment thereof has been set aside and any declared but unpaid dividends for any prior Dividend Period have been paid.

(f) When dividends are not paid in full upon the shares of Series 1-A Preferred Stock and any Dividend Parity Stock, all dividends declared upon shares of Series 1-A Preferred Stock and any Dividend Parity Stock will be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that accrued dividends for the then-current Dividend Period and any prior Dividend Periods for which dividends were declared but not paid, per share on the Series 1-A Preferred Stock, and accrued dividends, including any accumulations, on any Dividend Parity Stock, bear to each other.

(g) Subject to the considerations described in this Section 5, and not otherwise, dividends (payable in cash, stock, or otherwise), as may be determined by the Board or a duly authorized committee of the Board, may be declared and paid on any securities, including Common Stock, any other Junior Stock and any Dividend Parity Stock from time to time out of any assets legally available for such payment, and the Holders of Series 1-A Preferred Stock shall not be entitled to participate in any such dividend.

Section 6. Liquidation Rights.

(a) Voluntary or Involuntary Liquidation. In the event of a liquidation, dissolution, or winding-up of the business and affairs of the Corporation, whether voluntary or involuntary, Holders of Series 1-A Preferred Stock are entitled to receive in full a liquidating distribution of the Liquidation Preference Amount, plus dividends that have been declared but not paid prior to the date of payment of distributions to stockholders, without regard to any undeclared dividends, before the Corporation makes or sets aside any distribution of assets to the holders of Common Stock or any other Junior Stock. Holders of Series 1-A Preferred Stock shall not be entitled to any other amounts from the Corporation after they have received their full liquidating distribution.

(b) Partial Payment. In the event of a liquidation, dissolution, or winding-up of the business and affairs of the Corporation, whether voluntary or involuntary, if the assets of the Corporation are not sufficient to pay the Liquidation Preference Amount plus any dividends that have been declared but not paid prior to the date of payment of distributions to stockholders, without regard to any undeclared dividends, in full to all Holders of Series 1-A Preferred Stock and all holders of Dividend Parity Stock as to such distribution with the Series 1-A Preferred Stock, the amounts paid to the Holders of Series 1-A Preferred Stock and any holders of Dividend Parity Stock shall be paid pro rata in accordance with the respective aggregate liquidating distribution owed to those holders, plus any dividends that have been declared but not paid prior to the date of payment of distributions to stockholders, without regard to any undeclared dividends.

(c) Residual Distributions. In the event of any liquidation, dissolution, or winding-up of the business and affairs of the Corporation, whether voluntary or involuntary, if the Liquidation Preference Amount plus any dividends that have been declared but not paid prior to the date of payment of distributions to stockholders, without regard to any undeclared dividends, has been paid in full to all Holders of Series 1-A Preferred Stock and any Dividend Parity Stock, the holders of Junior Stock shall be entitled to receive all remaining assets of the Corporation according to their respective rights and preferences.

(d) Merger, Consolidation, and Sale of Assets Not Liquidation. For purposes of this Section 6, the merger or consolidation of the Corporation with any other entity, including a merger or consolidation in which the Holders of Series 1-A Preferred Stock receive cash, securities, or property for their shares, or the sale, conveyance, exchange or transfer of all or substantially all of the property or assets of the Corporation, shall not constitute a liquidation, dissolution, or winding-up of the business and affairs of the Corporation.

Section 7. Redemption. The Series 1-A Preferred Stock is not subject to any mandatory redemption, sinking fund, or other similar provisions. Holders of Series 1-A Preferred Stock shall have no right to require the redemption or repurchase of any shares of Series 1-A Preferred Stock.

(a) Optional Redemption. The Corporation, at its option, may, upon notice given as provided in Section 7(b), redeem the Series 1-A Preferred Stock in whole or in part, from time to time, on any Dividend Payment Date, at a redemption price equal to $25,000 per share, plus any declared and unpaid dividends, without regard to any undeclared dividends, to but excluding the Redemption Date.

If the Corporation becomes subject to capital regulation and the Preferred Stock is included in the Corporation’s regulatory capital, the redemption of the Preferred Stock and the Depositary Shares may be subject to the Corporation’s receipt of any required prior approval from a capital regulator and to the satisfaction of any conditions set forth in applicable capital rules and any other regulations of such capital regulator.

Dividends will cease to accrue on the shares of the Series 1-A Preferred Stock called for redemption from and including the Redemption Date. No Holders of Series 1-A Preferred Stock shall have the right to require the redemption or repurchase of the Series 1-A Preferred Stock.

(b) Redemption Procedures. If shares of the Series 1-A Preferred Stock are to be redeemed, the notice of redemption shall be given by first class mail, postage prepaid, addressed to the Holders of Series 1-A Preferred Stock to be redeemed at their respective last addresses appearing on the books of the Corporation, mailed not less than thirty (30) days nor more than sixty (60) days prior to the date fixed for redemption thereof (provided that if the Series 1-A Preferred Stock or any depositary shares representing interests in the Series 1-A Preferred Stock are held in book-entry form through the Global Depositary, the Corporation may give such notice in any manner permitted by such facility). Any notice mailed or otherwise given as provided in this paragraph will be conclusively presumed to have been duly given, whether or not the Holder receives the notice, and failure to duly give the notice by mail or otherwise, or any defect in the notice or in the mailing or provision of the notice, to any Holder of the Series 1-A Preferred Stock designated for redemption will not affect the validity of the redemption of any other shares of the Series 1-A Preferred Stock. Each notice of redemption shall include a statement setting forth: (i) the Redemption Date; (ii) the number of shares of the Series 1-A Preferred Stock to be redeemed and, if less than all the shares held by the Holder of Series 1-A Preferred Stock are to be redeemed, the number of shares of Series 1-A Preferred Stock to be redeemed from the Holder; (iii) the redemption price or the manner of its calculation; and (iv) the place or places where the certificate evidencing shares of Series 1-A Preferred Stock are to be surrendered for payment of the redemption price.

(c) Effectiveness of Redemption. If notice of redemption of any shares of Series 1-A Preferred Stock has been duly given and if, on or before the redemption date specified in the notice, the funds necessary for such redemption have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the Holders of any shares of Series 1-A Preferred Stock so called for redemption, so as to be and continue to be available therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the Redemption Date, dividends will cease to accrue on such shares of Series 1-A Preferred Stock, such shares of Series 1-A Preferred Stock shall no longer be deemed outstanding, and all rights of the Holders of such shares (including the right to receive any dividends) shall terminate, except the right to receive the redemption price.

(d) Partial Redemption. In case of any redemption of only part of the shares of the Series 1-A Preferred Stock at the time outstanding, the shares to be redeemed shall be selected either pro rata or by lot. Subject to the provisions hereof, the Board or a duly authorized committee of the Board shall have full power and authority to prescribe the terms and conditions upon which shares of Series 1-A Preferred Stock shall be redeemed from time to time.

Section 8. Maturity. The Series 1-A Preferred Stock shall be perpetual unless redeemed by the Corporation in accordance with Section 7.

Section 9. Voting Rights.

(a) General. The Holders of Series 1-A Preferred Stock shall not have any voting rights except as set forth below or as otherwise from time to time required by law.

(b) Right to Elect Two Directors Upon Nonpayment. If and whenever the dividends on the Series 1-A Preferred Stock and any other class or series of Voting Parity Stock have not been declared and paid (i) in the case of the Series 1-A Preferred Stock and any other class or series of Voting Parity Stock bearing non-cumulative dividends, in full for at least six (6) quarterly dividend periods or their equivalent (whether or not consecutive) or (ii) in the case of any class or series of Voting Parity Stock bearing cumulative dividends, in an aggregate amount equal to full dividends for at least six (6) quarterly dividend periods or their equivalent (whether or not consecutive) (a “Nonpayment Event”), the number of directors then constituting the Board shall automatically be increased by two and the Holders of Series 1-A Preferred Stock, together with the Holders of any outstanding shares of Voting Parity Stock, voting together as a single class, shall be entitled to elect the two additional directors (the “Preferred Stock Directors”), at any annual or special meeting of stockholders at which directors are to be elected or any special meeting of the holders of the Series 1-A Preferred Stock and any Voting Parity Stock for which dividends have not been paid, called as provided below; provided that it shall be a qualification for election for any such Preferred Stock Director that the election of such director shall not cause the Corporation to violate the corporate governance requirement of the New York Stock Exchange (or any other securities exchange or other trading facility on which securities of the Corporation may then be listed or traded) that listed or traded companies must have a majority of independent directors; provided, further, that the Board shall at no time include more than two Preferred Stock Directors (including, for purposes of this limitation, all directors that the holders of any series of Voting Parity Stock are entitled to elect pursuant to like voting rights).

In the event that the Holders of Series 1-A Preferred Stock and such other holders of Voting Parity Stock shall be entitled to vote for the election of the Preferred Stock Directors following a Nonpayment Event, the Secretary of the Corporation may, and upon the written request of holders of record of at least twenty percent (20%) of the outstanding shares of the Series 1-A Preferred Stock and Voting Parity Stock (addressed to the Secretary at the Corporation’s principal office) must, call a special meeting of the holders of the Series 1-A Preferred Stock and Voting Parity Stock for the election of the Preferred Stock Directors; provided that if any such written request for a special meeting is received less than ninety (90) days before the date fixed for the next annual or special meeting of the stockholders of the Corporation, such election shall be held only at such next annual or special meeting of stockholders. Such request to call a special meeting for the initial election of the Preferred Stock Directors after a Nonpayment Event shall be made by written notice, signed by the requisite holders of Series 1-A Preferred Stock or Voting Parity Stock, and delivered to the Secretary of the Corporation in such manner as provided for in Section 12 below, or as may otherwise be required by applicable law. If the Secretary of the Corporation fails to call a special meeting for the election of the Preferred Stock Directors within twenty (20) days of receiving proper notice, any holder of Series 1-A Preferred Stock may call such a meeting at the Corporation’s expense solely for the election of the Preferred Stock Directors, and for this purpose only such Series 1-A Preferred Stock Holder shall have access to the Corporation’s stock ledger.

When dividends have been paid in full on the Series 1-A Preferred Stock and any and all series of non-cumulative Voting Parity Stock (other than the Series 1-A Preferred Stock) for at least one (1) year after a Nonpayment Event and all dividends on any cumulative Voting Parity Stock have been paid in full, then the right of the holders of Series 1-A Preferred Stock to elect the Preferred Stock Directors shall cease (but subject always to revesting of such voting rights in the case of any future Nonpayment Event, which, for the avoidance of doubt, will not be based on the failure to declare or pay dividends for any quarter period on which a prior Nonpayment Event was based), and, if and when any rights of holders of Series 1-A Preferred Stock and Voting Parity Stock to elect the Preferred Stock Directors shall have ceased, the terms of office of all the Preferred Stock Directors shall forthwith terminate and the number of directors constituting the Board shall automatically be reduced accordingly.

Any Preferred Stock Director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of Series 1-A Preferred Stock and Voting Parity Stock, when they have the voting rights described above (voting together as a single class). The Preferred Stock Directors elected at any such special meeting shall hold office until the next annual meeting of the stockholders if such office shall not have previously terminated as above provided. In case any vacancy shall occur among the Preferred Stock Directors, a successor shall be elected by the Board to serve until the next annual meeting of the stockholders upon the nomination of the then remaining Preferred Stock Director or, if no Preferred Stock Director remains in office, by the vote of the holders of record of a majority of the outstanding shares of Series 1-A Preferred Stock and such Voting Parity Stock for which dividends have not been paid, voting as a single class. The Preferred Stock Directors shall each be entitled to one (1) vote per director on any matter that shall come before the Board for a vote.

(c) Other Voting Rights. So long as any shares of Series 1-A Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by the Certificate of Incorporation, the vote or consent of the holders of at least 66 2/3% of the outstanding shares of Series 1-A Preferred Stock, voting separately as a class, at the time outstanding and entitled to vote thereon, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary to:

(i) authorize or increase the authorized amount of, or issue shares of any class or series of Senior Stock, or issue any obligation or security convertible into or evidencing the right to purchase any such shares;

(ii) amend the provisions of the Certificate of Incorporation so as to adversely affect the powers, preferences, privileges, or rights of the Series 1-A Preferred Stock, taken as a whole; provided, however, that any increase in the amount of the authorized or issued Series 1-A Preferred Stock or authorized Common Stock or preferred stock or the creation and issuance, or an increase in the authorized or issued amount, of other series of Preferred Stock ranking equally with or junior to the Series 1-A Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) or the distribution of assets upon liquidation, dissolution, or winding-up of the business and affairs of the Corporation shall not be deemed to adversely affect the powers, preferences, privileges, or rights of the Series 1-A Preferred Stock, and each Holder, by its acceptance of any shares of Series 1-A Preferred Stock, is, to the fullest extent permitted by law, deemed to consent and authorizes the Corporation, the Board, and any committee of the Board to take any action to effect any such increase, creation, or issuance; or

(iii) consolidate with or merge into any other corporation unless the shares of Series 1-A Preferred Stock outstanding at the time of such consolidation or merger or sale are converted into or exchanged for preference securities having such rights, preferences, privileges, and voting powers, taken as a whole, as are not materially less favorable to the Holders than the rights, preferences, privileges, and voting powers of the Series 1-A Preferred Stock, taken as a whole.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series 1-A Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been set aside by the Corporation for the benefit of the Holders of Series 1-A Preferred Stock to effect such redemption as provided in Section 7(c).

(d) Changes for Clarification. Without the consent of the Holders of Series 1-A Preferred Stock, so long as such action does not adversely affect the special rights, preferences, privileges, voting powers, limitations, or restrictions of the Series 1-A Preferred Stock, taken as a whole, the Corporation may, to the fullest extent permitted by law, amend, alter, supplement, or repeal any term of the Series 1-A Preferred Stock:

(i) to cure any ambiguity, or to cure, correct, or supplement any provision contained in this Certificate of Designations that may be defective or inconsistent; or

(ii) to make any provision with respect to matters or questions arising with respect to the Series 1-A Preferred Stock that is not inconsistent with the provisions of this Certificate of Designations.

(e) Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the Holders of Series 1-A Preferred Stock (including, without limitation, the fixing of a record date in connection therewith), soliciting and using proxies at such a meeting, obtaining written consents, and any other aspect or matter with regard to such a meeting or such consents shall be those adopted by the Board or a duly authorized committee of the Board, in its discretion, from time to time, and shall conform to the requirements of the Certificate of Incorporation, the By-laws, applicable law, and any national securities exchange or other trading facility on which the Series 1-A Preferred Stock is listed or traded at the time. Whether the vote or consent of the holders of a plurality, majority, or other portion of the shares of Series 1-A Preferred Stock and any Voting Parity Stock has been cast or given on any matter on which the Holders of shares of Series 1-A Preferred Stock are entitled to vote shall be determined by the Corporation by reference to the specified liquidation preference amounts of the shares voted or covered by the consent.

Section 10. Form.

(a) Certificated Series 1-A Preferred Stock. The Series 1-A Preferred Stock shall initially be issued in the form of one or more definitive shares in fully registered form in substantially the form attached to this Certificate of Designations as Exhibit A (“Certificated Series 1-A Preferred Stock”), which is incorporated in and expressly made a part of this Certificate of Designations. Each Certificated Series 1-A Preferred Stock shall reflect the number of shares of Series 1-A Preferred Stock represented thereby, and may have notations, legends, or endorsements required by law, stock exchange rules, agreements to which the Corporation is subject, if any, or usage (provided that any such notation, legend, or endorsement is in a form acceptable to the Corporation). Each Certificated Series 1-A Preferred Stock shall be registered in the name or names of the Person or Persons specified by the Corporation in a written instrument to the Registrar.

(b) Global Series 1-A Preferred Stock. If The Depository Trust Company or another depositary reasonably acceptable to the Corporation (the “Global Depositary”) is willing to act as depositary for the Global Series 1-A Preferred Stock, a Holder who is an Agent Member may request the Corporation to issue one or more shares of Series 1-A Preferred Stock in global form with the global legend (the “Global Legend”) as set forth on the form of Series 1-A Preferred Stock certificate attached to this Certificate of Designations as Exhibit A (“Global Series 1-A Preferred Stock”), in exchange for the Certificated Series 1-A Preferred Stock held by such Holder, with the same terms and of equal aggregate Liquidation Preference Amount. The Global Series 1-A Preferred Stock may have notations, legends, or endorsements required by law, stock exchange rules, agreements to which the Corporation is subject, if any, or usage (provided that any such notation, legend, or endorsement is in a form acceptable to the Corporation). Any Global Series 1-A Preferred Stock shall be deposited on behalf of the Holders of the Series 1-A Preferred Stock represented thereby with the Registrar, at the principal office of the Registrar at which at any particular time its registrar business is administered, which is currently located at [●], as custodian for the Global Depositary, and registered in the name of the Global Depositary or a nominee of the Global Depositary, duly executed by the Corporation and countersigned and registered by the Registrar as hereinafter provided. The aggregate number of shares represented by each Global Series 1-A Preferred Stock may from time to time be increased or decreased by adjustments made on the records of the Registrar and the Global Depositary or its nominee as hereinafter provided. This Section 10(b) shall apply only to Global Series 1-A Preferred Stock deposited with or on behalf of the Global Depositary. The Corporation shall execute and the Registrar shall, in accordance with this Section 10(b), countersign and deliver any Global Series 1-A Preferred Stock that (i) shall be registered in the name of Cede & Co. or other nominee of the Global Depositary and (ii) shall be delivered by the Registrar to Cede & Co. or pursuant to instructions received from Cede & Co. or held by the Registrar as custodian for the Global Depositary pursuant to an agreement between the Global Depositary and the Registrar. Members of, or participants in, the Global Depositary (“Agent Members”) shall have no rights under this Certificate of Designations, with respect to any Global Series 1-A Preferred Stock held on their behalf by the Global Depositary or by the Registrar as the custodian for the Global Depositary, or under such Global Series 1-A Preferred Stock, and the Global Depositary may be treated by the Corporation, the Registrar, and any agent of the Corporation or the Registrar as the absolute owner of such Global Series 1-A Preferred Stock for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Corporation, the Registrar, or any agent of the Corporation or the Registrar from giving effect to any written certification, proxy, or other authorization furnished by the Global Depositary or impair, as between the Global Depositary and its Agent Members, the operation of customary practices of the Global Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Series 1-A Preferred Stock. The Holder of the Global Series 1-A Preferred Stock may grant proxies or otherwise authorize any Person to take any action that a Holder is entitled to take pursuant to the Global Series 1-A Preferred Stock, this Certificate of Designations, or the Certificate of Incorporation. Owners of beneficial interests in Global Series 1-A Preferred Stock shall not be entitled to receive physical delivery of Certificated Series 1-A Preferred Stock, unless (x) the Global Depositary notifies the Corporation that it is unwilling or unable to continue as Global Depositary for the Global Series 1-A Preferred Stock and the Corporation does not appoint a qualified replacement for the Global Depositary within ninety (90) days or (y) the Global Depositary ceases to be a “clearing agency” registered under the Exchange Act and the Corporation does not appoint a qualified replacement for the Global Depositary within ninety (90) days. In any such case, the Global Series 1-A Preferred Stock shall be exchanged in whole for Certificated Series 1-A Preferred Stock, with the same terms and of an equal aggregate Liquidation Preference Amount, and such Certificated Series 1-A Preferred Stock shall be registered in the name or names of the Person or Persons specified by the Global Depositary in a written instrument to the Registrar.

Section 11. Record Holders. To the fullest extent permitted by applicable law, the Corporation and the Transfer Agent for the Series 1-A Preferred Stock may deem and treat the record holder of any share of Series 1-A Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor such Transfer Agent shall be affected by any notice to the contrary.

Section 12. Notices. All notices or communications in respect of Series 1-A Preferred Stock shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Certificate of Designations, in the Certificate of Incorporation or By-laws, or by applicable law.

Section 13. No Preemptive Rights. No share of Series 1-A Preferred Stock shall have any rights of preemption whatsoever as to any securities of the Corporation, or any warrants, rights, or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights, or options, may be designated, issued, or granted.

Section 14. Other Rights. The shares of Series 1-A Preferred Stock shall not have any voting powers, preferences, or relative participating, optional, or other special rights, or qualifications, limitations, or restrictions thereof, other than as set forth herein or in the Certificate of Incorporation or as provided by applicable law.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, Equitable Holdings, Inc. has caused this certificate to be signed by [●], its [●], this [●], [●].

EQUITABLE HOLDINGS, INC.

By
Name: [●]
Title: [●]

[Signature Page to Series 1-A Preferred Stock Certificate of Designations]

Exhibit A

[Include for Global Series 1-A Preferred Stock:

FORM OF FACE OF SERIES 1-A PREFERRED STOCK

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF [THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION] (“[DTC]”), TO EQUITABLE HOLDINGS, INC. OR [BROADRIDGE CORPORATE ISSUER SOLUTIONS, LLC], AS TRANSFER AGENT (THE “TRANSFER AGENT”), AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF [CEDE & CO.] OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF [DTC] (AND ANY PAYMENT IS MADE TO [CEDE & CO.], OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF [DTC]), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, [CEDE & CO.], HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SERIES 1-A PREFERRED STOCK SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF [DTC] OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SERIES 1-A PREFERRED STOCK SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE RELATED CERTIFICATE OF DESIGNATIONS. IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.]

A-1

Equitable Holdings, Inc.

Incorporated under the laws of the State of Delaware

CUSIP: [●] ISIN: [●]	5.250% Fixed Rate Noncumulative Perpetual Preferred Stock, Series 1-A
Certificate Number:

THIS CERTIFICATE IS TRANSFERRABLE IN

NEW YORK, NY

This is to certify that is the registered owner of fully paid and non-assessable shares of 5.250% Fixed Rate Noncumulative Perpetual Preferred Stock, Series 1-A, $1.00 par value per share, $25,000 liquidation preference per share, of Equitable Holdings, Inc., a Delaware corporation (the “Corporation”), transferable on the books of the Corporation by the holder hereof, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed.

[Signature Page Follows]

A-2

Witness the signatures of the Corporation’s duly authorized officers.

Dated:

Equitable Holdings, Inc.

By:
Name: [●]
Title: [●]

By:
Name: [●]
Title: [●]

A-3

[REVERSE OF CERTIFICATE]

Equitable Holdings, Inc.

The Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or special rights of the class of stock or series thereof of the Corporation and the qualifications, limitations or restrictions of such preferences and/or rights. Such request should be addressed to the Corporation or [Broadridge Corporate Issuer Solutions, LLC], the Transfer Agent.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common

TEN ENT - as tenants by the entireties

JT TEN - as joint tenants with rights of survivorship and not as tenants in common

UNIF GIFT MIN ACT - Custodian

(Cust) (Minor)

under Uniform Gift to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

A-4

For Value Received, the undersigned hereby sells, assigns and transfers unto

(PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE)

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS,

INCLUDING ZIP CODE OF ASSIGNEE)

Shares

of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated:

NOTICE: THE SIGNATURE TO THE ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO RULE 17Ad-15 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

A-5

Annex E

CERTIFICATE OF DESIGNATIONS

OF

4.300% FIXED RATE NONCUMULATIVE PERPETUAL PREFERRED STOCK,

SERIES 1-C

OF

EQUITABLE HOLDINGS, INC.

Equitable Holdings, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), in accordance with the provisions of Sections 103 and 151 thereof, does hereby certify:

That pursuant to the authority conferred upon the Board of Directors of the Corporation (the “Board”), by the Amended and Restated Certificate of Incorporation and the Amended and Restated By-laws of the Corporation and applicable law, the Board authorized the issuance by the Corporation of shares of its preferred stock [pursuant to an action by [unanimous] consent, dated [●], [●]], creating a series of 12,000 shares of preferred stock of the Corporation designated as “4.300% Fixed Rate Noncumulative Perpetual Preferred Stock, Series 1-C.”

RESOLVED, that pursuant to the provisions of the Amended and Restated Certificate of Incorporation and the Amended and Restated By-laws of the Corporation and applicable law, a series of preferred stock, par value $1.00 per share, of the Corporation be and hereby is created, and that the designation and number of shares of such series, and the voting and other powers, preferences, and relative participating, optional, or other rights, and the qualifications, limitations, and restrictions thereof, of the shares of such series, are as follows:

Section 1. Designation. There is hereby created out of the authorized and unissued shares of preferred stock of the Corporation a series of preferred stock designated as the “4.300% Fixed Rate Noncumulative Perpetual Preferred Stock, Series 1-C” (the “Series 1-C Preferred Stock”). Each share of Series 1-C Preferred Stock shall be identical in all respects to every other share of Series 1-C Preferred Stock.

Section 2. Number of Shares. The authorized number of shares of Series 1-C Preferred Stock shall be 12,000. Shares of Series 1-C Preferred Stock that are purchased or otherwise acquired by the Corporation shall not be reissued as shares of such series and shall become authorized but unissued shares of preferred stock.

Section 3. Definitions. As used herein with respect to Series 1-C Preferred Stock:

(a) “Agent Members” has the meaning set forth in Section 11(b).

(b) “Business Day” means any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed.

(c) “By-laws” means the Amended and Restated By-laws of the Corporation, effective [●], [●], as the same may be amended or restated from time to time.

(d) “Certificate of Designations” means this Certificate of Designations relating to the Series 1-C Preferred Stock, as it may be amended from time to time.

(e) “Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of the Corporation, as the same may be amended or restated from time to time, and shall include this Certificate of Designations.

(f) “Certificated Series 1-C Preferred Stock” has the meaning set forth in Section 10(a).

(g) “Commission” means the United States Securities and Exchange Commission.

(h) “Common Stock” means the common stock, par value $0.01 per share (or such other par value, or no par value, as such common stock may have from time to time), of the Corporation.

(i) “Depositary Shares” means the depositary shares, each representing a one-thousandth (1/1,000th) interest in a share of the Series 1-C Preferred Stock, evidenced by depositary receipts.

(j) “Dividend Disbursement Agent” means [Broadridge Corporate Issuer Solutions, LLC] (or any successor thereto), in its capacity as dividend disbursement agent.

(k) “Dividend Parity Stock” means any other class or series of stock of the Corporation (other than Series 1-C Preferred Stock), including both the 5.250% Fixed Rate Noncumulative Perpetual Preferred Stock, Series 1-A, and the 6.875% Fixed Rate Reset Non-Cumulative Preferred Stock, Series 2, that ranks on parity with the Series 1-C Preferred Stock in the payment of dividends and in the distribution of assets upon any liquidation, dissolution, or winding-up of the business and affairs of the Corporation.

(l) “Dividend Payment Date” has the meaning set forth in Section 5(b).

(m) “Dividend Period” means each period from and including a Dividend Payment Date, to, but excluding, the next successive Dividend Payment Date; provided that for any share of Series 1-C Preferred Stock issued after the date of original issue of the Series 1-C Preferred Stock, the first Dividend Period for such shares may commence on and include such other date as the Board or a duly authorized committee of the Board shall determine and publicly disclose.

(n) “Dividend Rate” has the meaning set forth in Section 5(a).

(o) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(p) “Global Depositary” has the meaning set forth in Section 10(b).

(q) “Global Legend” has the meaning set forth in Section 10(b).

(r) “Global Series 1-C Preferred Stock” has the meaning set forth in Section 10(b).

(s) “Holder” and “Holder of Series 1-C Preferred Stock” each mean a Person in whose name one or more shares of the Series 1-C Preferred Stock are registered.

(t) “Junior Stock” means the Common Stock and any other class or series of stock of the Corporation hereafter authorized over which the Series 1-C Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution, or winding-up of the business and affairs of the Corporation.

(u) “Liquidation Preference Amount” means $25,000 per share of Series 1-C Preferred Stock.

(v) “Nonpayment Event” has the meaning specified in Section 9(b).

(w) “Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

(x) “Preferred Stock” means any and all series of preferred stock of the Corporation, including the Series 1-C Preferred Stock.

(y) “Preferred Stock Directors” has the meaning specified in Section 9(b).

(z) “Rating Agency” means any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act that then publishes a rating for the Company.

(aa) “Rating Agency Event” means that any Rating Agency amends, clarifies or changes the criteria it uses to assign equity credit to securities such as the Series 1-C Preferred Stock, which amendment, clarification or change results in (a) the shortening of the length of time the Series 1-C Preferred Stock is assigned a particular level of equity credit by that Rating Agency as compared to the length of time the Series 1-C Preferred Stock would have been assigned that level of equity credit by that Rating Agency or its predecessor on the initial issuance of the Series 1-C Preferred Stock; or (b) the lowering of the equity credit (including up to a lesser amount) assigned to the Series 1-C Preferred Stock by that Rating Agency compared to the equity credit assigned by that Rating Agency or its predecessor on the initial issuance of the Series 1-C Preferred Stock.

(bb) “Redemption Date” means any date fixed for redemption in accordance with Section 7.

(cc) “Registrar” means [Broadridge Corporate Issuer Solutions, LLC] (or any successor thereto), in its capacity as registrar.

(dd) “Regulatory Capital Event” means the Corporation’s good faith determination that, as a result of:

(i) any amendment to, or change in, the laws, rules or regulations of the United States or any political subdivision of or in the United States or any other governmental agency or instrumentality as may then have group-wide oversight of the Corporation’s regulatory capital that is enacted or becomes effective after the initial issuance of the Series 1-C Preferred Stock,

(ii) any proposed amendment to, or change in, those laws, rules or regulations that is announced or becomes effective after the initial issuance of the Series 1-C Preferred Stock, or

(iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws, rules or regulations that is announced after the initial issuance of the Series 1-C Preferred Stock, there is more than an insubstantial risk that the liquidation preference per share of the Series 1-C Preferred Stock outstanding from time to time would not qualify as capital (or a substantially similar concept) for purposes of any group capital standard to which the Corporation is or will be subject.

(ee) “Series 1-C Preferred Stock” has the meaning set forth in Section 1.

(ff) “Senior Stock” means any other class or series of stock of the Corporation ranking senior to the Series 1-C Preferred Stock with respect to the payment of dividends or the distribution of assets upon any liquidation, dissolution, or winding-up of the business and affairs of the Corporation.

(gg) “Transfer Agent” means [Broadridge Corporate Issuer Solutions, LLC] (or any successor thereto), in its capacity as transfer agent.

(hh) “Voting Parity Stock” means, with regard to any election or removal of a Preferred Stock Director or any other matter as to which the holders of Series 1-C Preferred Stock are entitled to vote as specified in Section 9, any and all series of Preferred Stock (other than the Series 1-C Preferred Stock) that rank equally with the Series 1-C Preferred Stock as to the payment of dividends, whether bearing dividends on a non-cumulative or cumulative basis, including, but not limited to, any Dividend Parity Stock, and having voting rights equivalent to those described in Section 9(b).

Section 4. Ranking . The Series 1-C Preferred Stock will rank senior to the Common Stock and all other Junior Stock, senior to or on a parity with each other series of Preferred Stock (except for any Senior Stock that may be issued upon the requisite vote or consent of the holders of at least a two-thirds of the shares of the Series 1-C Preferred Stock at the time outstanding and entitled to vote and the requisite vote or consent of all other series of Preferred Stock), with respect to the payment of dividends and distributions of assets upon liquidation, dissolution or winding-up of the business and affairs of the Corporation, and junior to all existing and future indebtedness and other non-equity claims on the Corporation.

Section 5. Dividends.

(a) Holders of Series 1-C Preferred Stock shall be entitled to receive, when, as and if declared by the Board or a duly authorized committee of the Board, out of funds or property legally available therefor under the General Corporation Law of the State of Delaware, noncumulative cash dividends on the Liquidation Preference Amount at an annual rate equal to 4.300% (the “Dividend Rate”) on each Dividend Payment Date for each Dividend Period. Holders of the Series 1-C Preferred Stock shall not be entitled to any dividends, whether payable in cash, securities or other property, other than dividends (if any) declared and payable on the Series 1-C Preferred Stock as specified in this Section 5 (subject to the other provisions herein).

(b) If declared by the Board or a duly authorized committee of the Board, the Corporation shall pay dividends on the Series 1-C Preferred Stock on a noncumulative basis quarterly, in arrears, on March 15, June 15, September 15 and December 15 of each year (each a “Dividend Payment Date”). If any date on which dividends would otherwise be payable is not a Business Day, then the Dividend Payment Date shall be the next succeeding Business Day without any adjustment to the amount of dividends paid. Dividends payable on the Series 1-C Preferred Stock shall be computed by the Dividend Disbursement Agent on the basis of a 360-day year consisting of twelve 30-day months. Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upward. Dividends on the Series 1-C Preferred Stock shall cease to accrue on the Redemption Date, if any, unless the Corporation defaults in the payment of the redemption price of the shares of the Series 1-C Preferred Stock called for redemption in accordance with Section 7.

(c) Dividends on the Series 1-C Preferred Stock will not be cumulative and will not be mandatory. If the Board or a duly authorized committee of the Board does not declare a dividend on the Series 1-C Preferred Stock in respect of a Dividend Period, then no dividend will be deemed to have accrued for such Dividend Period, be payable on the related Dividend Payment Date, or accumulate, and the Corporation shall have no obligation to pay any dividend accrued for such Dividend Period, whether or not the Board or a duly authorized committee of the Board declares a dividend on the Series 1-C Preferred Stock or any other series of Preferred Stock or on the Common Stock for any future Dividend Period.

(d) Dividends that are payable on any Dividend Payment Date will be payable to Holders on the applicable record date, which shall be the 15th calendar day before the applicable Dividend Payment Date, or such other record date as shall be fixed by the Board or a duly authorized committee of the Board that shall not be more than sixty (60) nor less than ten (10) days before the applicable Dividend Payment Date.

(e) During a Dividend Period, so long as any share of Series 1-C Preferred Stock remains outstanding:

(i) no dividend shall be declared or paid or set aside for payment, and no distribution shall be declared or made or set aside for payment, on any Junior Stock, other than (x) a dividend payable solely in Junior Stock or (y) any dividend in connection with the implementation of a stockholders’ rights plan, or the redemption or repurchase of any rights under such plan;

(ii) no shares of Junior Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly, other than (v) as a result of a reclassification of Junior Stock for or into other Junior Stock, (w) the exchange or conversion of one share of Junior Stock for or into another share of Junior Stock, (x) purchases, redemptions or other acquisitions of shares of

Junior Stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, (y) the purchase of fractional interests in shares of Junior Stock pursuant to the conversion or exchange provisions of such securities or the security being converted or exchanged and (z) through the use of the proceeds of a substantially contemporaneous sale of other shares of Junior Stock, nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by the Corporation; and

(iii) no shares of Dividend Parity Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation other than pursuant to pro rata offers to purchase all, or a pro rata portion, of Series 1-C Preferred Stock and such Dividend Parity Stock (other than the exchange or conversion of such Dividend Parity Stock for or into shares of Junior Stock);

unless, in each case, the full dividends for the preceding Dividend Period on all outstanding shares of Series 1-C Preferred Stock have been declared and paid or declared and a sum sufficient for the payment thereof has been set aside and any declared but unpaid dividends for any prior Dividend Period have been paid.

(f) When dividends are not paid in full upon the shares of Series 1-C Preferred Stock and any Dividend Parity Stock, all dividends declared upon shares of Series 1-C Preferred Stock and any Dividend Parity Stock will be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that accrued dividends for the then-current Dividend Period and any prior Dividend Periods for which dividends were declared but not paid, per share on the Series 1-C Preferred Stock, and accrued dividends, including any accumulations, on any Dividend Parity Stock, bear to each other.

(g) Subject to the considerations described in this Section 5, and not otherwise, dividends (payable in cash, stock, or otherwise), as may be determined by the Board or a duly authorized committee of the Board, may be declared and paid on any securities, including Common Stock, any other Junior Stock and any Dividend Parity Stock from time to time out of any assets legally available for such payment, and the Holders of Series 1-C Preferred Stock shall not be entitled to participate in any such dividend.

Section 6. Liquidation Rights.

(a) Voluntary or Involuntary Liquidation. In the event of a liquidation, dissolution, or winding-up of the business and affairs of the Corporation, whether voluntary or involuntary, Holders of Series 1-C Preferred Stock are entitled to receive in full a liquidating distribution of the Liquidation Preference Amount, plus dividends that have been declared but not paid prior to the date of payment of distributions to stockholders, without regard to any undeclared dividends, before the Corporation makes or sets aside any distribution of assets to the holders of Common Stock or any other Junior Stock. Holders of Series 1-C Preferred Stock shall not be entitled to any other amounts from the Corporation after they have received their full liquidating distribution.

(b) Partial Payment. In the event of a liquidation, dissolution, or winding-up of the business and affairs of the Corporation, whether voluntary or involuntary, if the assets of the Corporation are not sufficient to pay the Liquidation Preference Amount plus any dividends that have been declared but not paid prior to the date of payment of distributions to stockholders, without regard to any undeclared dividends, in full to all Holders of Series 1-C Preferred Stock and all holders of Dividend Parity Stock as to such distribution with the Series 1-C Preferred Stock, the amounts paid to the Holders of Series 1-C Preferred Stock and any holders of Dividend Parity Stock shall be paid pro rata in accordance with the respective aggregate liquidating distribution owed to those holders, plus any dividends that have been declared but not paid prior to the date of payment of distributions to stockholders, without regard to any undeclared dividends.

(c) Residual Distributions. In the event of any liquidation, dissolution, or winding-up of the business and affairs of the Corporation, whether voluntary or involuntary, if the Liquidation Preference Amount plus any dividends that have been declared but not paid prior to the date of payment of distributions to stockholders, without regard to any undeclared dividends, has been paid in full to all Holders of Series 1-C Preferred Stock and any Dividend Parity Stock, the holders of Junior Stock shall be entitled to receive all remaining assets of the Corporation according to their respective rights and preferences.

(d) Merger, Consolidation, and Sale of Assets Not Liquidation. For purposes of this Section 6, the merger or consolidation of the Corporation with any other entity, including a merger or consolidation in which the Holders of Series 1-C Preferred Stock receive cash, securities, or property for their shares, or the sale, conveyance, exchange or transfer of all or substantially all of the property or assets of the Corporation, shall not constitute a liquidation, dissolution, or winding-up of the business and affairs of the Corporation.

Section 7. Redemption. The Series 1-C Preferred Stock is not subject to any mandatory redemption, sinking fund, or other similar provisions. Holders of Series 1-C Preferred Stock shall have no right to require the redemption or repurchase of any shares of Series 1-C Preferred Stock.

(a) Optional Redemption. The Corporation, at its option, may, upon notice given as provided in Section 7(b), redeem the Series 1-C Preferred Stock in whole or in part, from time to time, on any Dividend Payment Date, at a redemption price equal to $25,000 per share, plus any declared and unpaid dividends, without regard to any undeclared dividends, to but excluding the Redemption Date.

If the Corporation becomes subject to capital regulation and the Preferred Stock is included in the Corporation’s regulatory capital, the redemption of the Preferred Stock and the Depositary Shares may be subject to the Corporation’s receipt of any required prior approval from a capital regulator and to the satisfaction of any conditions set forth in applicable capital rules and any other regulations of such capital regulator.

Dividends will cease to accrue on the shares of the Series 1-C Preferred Stock called for redemption from and including the Redemption Date. No Holders of Series 1-C Preferred Stock shall have the right to require the redemption or repurchase of the Series 1-C Preferred Stock.

(b) Redemption Procedures. If shares of the Series 1-C Preferred Stock are to be redeemed, the notice of redemption shall be given by first class mail, postage prepaid, addressed to the Holders of Series 1-C Preferred Stock to be redeemed at their respective last addresses appearing on the books of the Corporation, mailed not less than thirty (30) days nor more than sixty (60) days prior to the date fixed for redemption thereof (provided that if the Series 1-C Preferred Stock or any depositary shares representing interests in the Series 1-C Preferred Stock are held in book-entry form through the Global Depositary, the Corporation may give such notice in any manner permitted by such facility). Any notice mailed or otherwise given as provided in this paragraph will be conclusively presumed to have been duly given, whether or not the Holder receives the notice, and failure to duly give the notice by mail or otherwise, or any defect in the notice or in the mailing or provision of the notice, to any Holder of the Series 1-C Preferred Stock designated for redemption will not affect the validity of the redemption of any other shares of the Series 1-C Preferred Stock. Each notice of redemption shall include a statement setting forth: (i) the Redemption Date; (ii) the number of shares of the Series 1-C Preferred Stock to be redeemed and, if less than all the shares held by the Holder of Series 1-C Preferred Stock are to be redeemed, the number of shares of Series 1-C Preferred Stock to be redeemed from the Holder; (iii) the redemption price or the manner of its calculation; and (iv) the place or places where the certificate evidencing shares of Series 1-C Preferred Stock are to be surrendered for payment of the redemption price.

(c) Effectiveness of Redemption. If notice of redemption of any shares of Series 1-C Preferred Stock has been duly given and if, on or before the redemption date specified in the notice, the funds necessary for such redemption have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the Holders of any shares of Series 1-C Preferred Stock so called for redemption, so as to be and continue to be available therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the Redemption Date, dividends will cease to accrue on such shares of Series 1-C Preferred Stock, such shares of Series 1-C Preferred Stock shall no longer be deemed outstanding, and all rights of the Holders of such shares (including the right to receive any dividends) shall terminate, except the right to receive the redemption price.

(d) Partial Redemption. In case of any redemption of only part of the shares of the Series 1-C Preferred Stock at the time outstanding, the shares to be redeemed shall be selected either pro rata or by lot. Subject to the provisions hereof, the Board or a duly authorized committee of the Board shall have full power and authority to prescribe the terms and conditions upon which shares of Series 1-C Preferred Stock shall be redeemed from time to time.

Section 8. Maturity. The Series 1-C Preferred Stock shall be perpetual unless redeemed by the Corporation in accordance with Section 7.

Section 9. Voting Rights.

(a) General. The Holders of Series 1-C Preferred Stock shall not have any voting rights except as set forth below or as otherwise from time to time required by law.

(b) Right to Elect Two Directors Upon Nonpayment. If and whenever the dividends on the Series 1-C Preferred Stock and any other class or series of Voting Parity Stock have not been declared and paid (i) in the case of the Series 1-C Preferred Stock and any other class or series of Voting Parity Stock bearing non-cumulative dividends, in full for at least six (6) quarterly dividend periods or their equivalent (whether or not consecutive) or (ii) in the case of any class or series of Voting Parity Stock bearing cumulative dividends, in an aggregate amount equal to full dividends for at least six (6) quarterly dividend periods or their equivalent (whether or not consecutive) (a “Nonpayment Event”), the number of directors then constituting the Board shall automatically be increased by two and the Holders of Series 1-C Preferred Stock, together with the Holders of any outstanding shares of Voting Parity Stock, voting together as a single class, shall be entitled to elect the two additional directors (the “Preferred Stock Directors”), at any annual or special meeting of stockholders at which directors are to be elected or any special meeting of the holders of the Series 1-C Preferred Stock and any Voting Parity Stock for which dividends have not been paid, called as provided below; provided that it shall be a qualification for election for any such Preferred Stock Director that the election of such director shall not cause the Corporation to violate the corporate governance requirement of the New York Stock Exchange (or any other securities exchange or other trading facility on which securities of the Corporation may then be listed or traded) that listed or traded companies must have a majority of independent directors; provided, further, that the Board shall at no time include more than two Preferred Stock Directors (including, for purposes of this limitation, all directors that the holders of any series of Voting Parity Stock are entitled to elect pursuant to like voting rights).

In the event that the Holders of Series 1-C Preferred Stock and such other holders of Voting Parity Stock shall be entitled to vote for the election of the Preferred Stock Directors following a Nonpayment Event, the Secretary of the Corporation may, and upon the written request of holders of record of at least twenty percent (20%) of the outstanding shares of the Series 1-C Preferred Stock and Voting Parity Stock (addressed to the Secretary at the Corporation’s principal office) must, call a special meeting of the holders of the Series 1-C Preferred Stock and Voting Parity Stock for the election of the Preferred Stock Directors; provided that if any such written request for a special meeting is received less than ninety (90) days before the date fixed for the next annual or special meeting of the stockholders of the Corporation, such election shall be held only at such next annual or special meeting of stockholders. Such request to call a special meeting for the initial election of the Preferred Stock Directors after a Nonpayment Event shall be made by written notice, signed by the requisite holders of Series 1-C Preferred Stock or Voting Parity Stock, and delivered to the Secretary of the Corporation in such manner as provided for in Section 12 below, or as may otherwise be required by applicable law. If the Secretary of the Corporation fails to call a special meeting for the election of the Preferred Stock Directors within twenty (20) days of receiving proper notice, any holder of Series 1-C Preferred Stock may call such a meeting at the Corporation’s expense solely for the election of the Preferred Stock Directors, and for this purpose only such Series 1-C Preferred Stock Holder shall have access to the Corporation’s stock ledger.

When dividends have been paid in full on the Series 1-C Preferred Stock and any and all series of non-cumulative Voting Parity Stock (other than the Series 1-C Preferred Stock) for at least one (1) year after a Nonpayment Event and all dividends on any cumulative Voting Parity Stock have been paid in full, then the right of the holders of Series 1-C Preferred Stock to elect the Preferred Stock Directors shall cease (but subject always to revesting of such voting rights in the case of any future Nonpayment Event, which, for the avoidance of doubt, will not be based on the failure to declare or pay dividends for any quarter period on which a prior Nonpayment Event was based), and, if and when any rights of holders of Series 1-C Preferred Stock and Voting Parity Stock to elect the Preferred Stock Directors shall have ceased, the terms of office of all the Preferred Stock Directors shall forthwith terminate and the number of directors constituting the Board shall automatically be reduced accordingly.

Any Preferred Stock Director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of Series 1-C Preferred Stock and Voting Parity Stock, when they have the voting rights described above (voting together as a single class). The Preferred Stock Directors elected at any such special meeting shall hold office until the next annual meeting of the stockholders if such office shall not have previously terminated as above provided. In case any vacancy shall occur among the Preferred Stock Directors, a successor shall be elected by the Board to serve until the next annual meeting of the stockholders upon the nomination of the then remaining Preferred Stock Director or, if no Preferred Stock Director remains in office, by the vote of the holders of record of a majority of the outstanding shares of Series 1-C Preferred Stock and such Voting Parity Stock for which dividends have not been paid, voting as a single class. The Preferred Stock Directors shall each be entitled to one (1) vote per director on any matter that shall come before the Board for a vote.

(c) Other Voting Rights. So long as any shares of Series 1-C Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by the Certificate of Incorporation, the vote or consent of the holders of at least 66 2/3% of the outstanding shares of Series 1-C Preferred Stock, voting separately as a class, at the time outstanding and entitled to vote thereon, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary to:

(i) authorize or increase the authorized amount of, or issue shares of any class or series of Senior Stock, or issue any obligation or security convertible into or evidencing the right to purchase any such shares;

(ii) amend the provisions of the Certificate of Incorporation so as to adversely affect the powers, preferences, privileges, or rights of the Series 1-C Preferred Stock, taken as a whole; provided, however, that any increase in the amount of the authorized or issued Series 1-C Preferred Stock or authorized Common Stock or preferred stock or the creation and issuance, or an increase in the authorized or issued amount, of other series of Preferred Stock ranking equally with or junior to the Series 1-C Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) or the distribution of assets upon liquidation, dissolution, or winding-up of the business and affairs of the Corporation shall not be deemed to adversely affect the powers, preferences, privileges, or rights of the Series 1-C Preferred Stock, and each Holder, by its acceptance of any shares of Series 1-C Preferred Stock, is, to the fullest extent permitted by law, deemed to consent and authorizes the Corporation, the Board, and any committee of the Board to take any action to effect any such increase, creation, or issuance; or

(iii) consolidate with or merge into any other corporation unless the shares of Series 1-C Preferred Stock outstanding at the time of such consolidation or merger or sale are converted into or exchanged for preference securities having such rights, preferences, privileges, and voting powers, taken as a whole, as are not materially less favorable to the Holders than the rights, preferences, privileges, and voting powers of the Series 1-C Preferred Stock, taken as a whole.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series 1-C Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been set aside by the Corporation for the benefit of the Holders of Series 1-C Preferred Stock to effect such redemption as provided in Section 7(c).

(d) Changes for Clarification. Without the consent of the Holders of Series 1-C Preferred Stock, so long as such action does not adversely affect the special rights, preferences, privileges, voting powers, limitations, or restrictions of the Series 1-C Preferred Stock, taken as a whole, the Corporation may, to the fullest extent permitted by law, amend, alter, supplement, or repeal any term of the Series 1-C Preferred Stock:

(i) to cure any ambiguity, or to cure, correct, or supplement any provision contained in this Certificate of Designations that may be defective or inconsistent; or

(ii) to make any provision with respect to matters or questions arising with respect to the Series 1-C Preferred Stock that is not inconsistent with the provisions of this Certificate of Designations.

(e) Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the Holders of Series 1-C Preferred Stock (including, without limitation, the fixing of a record date in connection therewith), soliciting and using proxies at such a meeting, obtaining written consents, and any other aspect or matter with regard to such a meeting or such consents shall be those adopted by the Board or a duly authorized committee of the Board, in its discretion, from time to time, and shall conform to the requirements of the Certificate of Incorporation, the By-laws, applicable law, and any national securities exchange or other trading facility on which the Series 1-C Preferred Stock is listed or traded at the time. Whether the vote or consent of the holders of a plurality, majority, or other portion of the shares of Series 1-C Preferred Stock and any Voting Parity Stock has been cast or given on any matter on which the Holders of shares of Series 1-C Preferred Stock are entitled to vote shall be determined by the Corporation by reference to the specified liquidation preference amounts of the shares voted or covered by the consent.

Section 10. Form.

(a) Certificated Series 1-C Preferred Stock. The Series 1-C Preferred Stock shall initially be issued in the form of one or more definitive shares in fully registered form in substantially the form attached to this Certificate of Designations as Exhibit A (“Certificated Series 1-C Preferred Stock”), which is incorporated in and expressly made a part of this Certificate of Designations. Each Certificated Series 1-C Preferred Stock shall reflect the number of shares of Series 1-C Preferred Stock represented thereby, and may have notations, legends, or endorsements required by law, stock exchange rules, agreements to which the Corporation is subject, if any, or usage (provided that any such notation, legend, or endorsement is in a form acceptable to the Corporation). Each Certificated Series 1-C Preferred Stock shall be registered in the name or names of the Person or Persons specified by the Corporation in a written instrument to the Registrar.

(b) Global Series 1-C Preferred Stock. If The Depository Trust Company or another depositary reasonably acceptable to the Corporation (the “Global Depositary”) is willing to act as depositary for the Global Series 1-C Preferred Stock, a Holder who is an Agent Member may request the Corporation to issue one or more shares of Series 1-C Preferred Stock in global form with the global legend (the “Global Legend”) as set forth on the form of Series 1-C Preferred Stock certificate attached to this Certificate of Designations as Exhibit A (“Global Series 1-C Preferred Stock”), in exchange for the Certificated Series 1-C Preferred Stock held by such Holder, with the same terms and of equal aggregate Liquidation Preference Amount. The Global Series 1-C Preferred Stock may have notations, legends, or endorsements required by law, stock exchange rules, agreements to which the Corporation is subject, if any, or usage (provided that any such notation, legend, or endorsement is in a form acceptable to the Corporation). Any Global Series 1-C Preferred Stock shall be deposited on behalf of the Holders of the Series 1-C Preferred Stock represented thereby with the Registrar, at the principal office of the Registrar at which at any particular time its registrar business is administered, which is currently located at [●], as custodian for the Global Depositary, and registered in the name of the Global Depositary or a nominee of the Global Depositary, duly executed by the Corporation and countersigned and registered by the Registrar as hereinafter provided. The aggregate number of shares represented by each Global Series 1-C Preferred Stock may from time to time be increased or decreased by adjustments made on the records of the Registrar and the Global Depositary or its nominee as hereinafter provided. This Section 10(b) shall apply only to Global Series 1-C Preferred Stock deposited with or on behalf of the Global Depositary. The Corporation shall execute and the

Registrar shall, in accordance with this Section 10(b), countersign and deliver any Global Series 1-C Preferred Stock that (i) shall be registered in the name of Cede & Co. or other nominee of the Global Depositary and (ii) shall be delivered by the Registrar to Cede & Co. or pursuant to instructions received from Cede & Co. or held by the Registrar as custodian for the Global Depositary pursuant to an agreement between the Global Depositary and the Registrar. Members of, or participants in, the Global Depositary (“Agent Members”) shall have no rights under this Certificate of Designations, with respect to any Global Series 1-C Preferred Stock held on their behalf by the Global Depositary or by the Registrar as the custodian for the Global Depositary, or under such Global Series 1-C Preferred Stock, and the Global Depositary may be treated by the Corporation, the Registrar, and any agent of the Corporation or the Registrar as the absolute owner of such Global Series 1-C Preferred Stock for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Corporation, the Registrar, or any agent of the Corporation or the Registrar from giving effect to any written certification, proxy, or other authorization furnished by the Global Depositary or impair, as between the Global Depositary and its Agent Members, the operation of customary practices of the Global Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Series 1-C Preferred Stock. The Holder of the Global Series 1-C Preferred Stock may grant proxies or otherwise authorize any Person to take any action that a Holder is entitled to take pursuant to the Global Series 1-C Preferred Stock, this Certificate of Designations, or the Certificate of Incorporation. Owners of beneficial interests in Global Series 1-C Preferred Stock shall not be entitled to receive physical delivery of Certificated Series 1-C Preferred Stock, unless (x) the Global Depositary notifies the Corporation that it is unwilling or unable to continue as Global Depositary for the Global Series 1-C Preferred Stock and the Corporation does not appoint a qualified replacement for the Global Depositary within ninety (90) days or (y) the Global Depositary ceases to be a “clearing agency” registered under the Exchange Act and the Corporation does not appoint a qualified replacement for the Global Depositary within ninety (90) days. In any such case, the Global Series 1-C Preferred Stock shall be exchanged in whole for Certificated Series 1-C Preferred Stock, with the same terms and of an equal aggregate Liquidation Preference Amount, and such Certificated Series 1-C Preferred Stock shall be registered in the name or names of the Person or Persons specified by the Global Depositary in a written instrument to the Registrar.

Section 11. Record Holders . To the fullest extent permitted by applicable law, the Corporation and the Transfer Agent for the Series 1-C Preferred Stock may deem and treat the record holder of any share of Series 1-C Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor such Transfer Agent shall be affected by any notice to the contrary.

Section 12. Notices . All notices or communications in respect of Series 1-C Preferred Stock shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Certificate of Designations, in the Certificate of Incorporation or By-laws, or by applicable law.

Section 13. No Preemptive Rights . No share of Series 1-C Preferred Stock shall have any rights of preemption whatsoever as to any securities of the Corporation, or any warrants, rights, or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights, or options, may be designated, issued, or granted.

Section 14. Other Rights . The shares of Series 1-C Preferred Stock shall not have any voting powers, preferences, or relative participating, optional, or other special rights, or qualifications, limitations, or restrictions thereof, other than as set forth herein or in the Certificate of Incorporation or as provided by applicable law.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, Equitable Holdings, Inc. has caused this certificate to be signed by [●], its [●], this [●], [●].

EQUITABLE HOLDINGS, INC.

By
Name: [●]
Title: [●]

[Signature Page to Series 1-C Preferred Stock Certificate of Designations]

Exhibit A

[Include for Global Series 1-C Preferred Stock:

FORM OF FACE OF SERIES 1-C PREFERRED STOCK

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF [THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION] (“[DTC]”), TO EQUITABLE HOLDINGS, INC. OR [BROADRIDGE CORPORATE ISSUER SOLUTIONS, LLC], AS TRANSFER AGENT (THE “TRANSFER AGENT”), AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF [CEDE & CO.] OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF [DTC] (AND ANY PAYMENT IS MADE TO [CEDE & CO.], OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF [DTC]), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, [CEDE & CO.], HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SERIES 1-C PREFERRED STOCK SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF [DTC] OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SERIES 1-C PREFERRED STOCK SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE RELATED CERTIFICATE OF DESIGNATIONS. IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.]

Equitable Holdings, Inc.

CUSIP: [●] ISIN: [●]	Incorporated under the laws of the State of Delaware 4.300% Fixed Rate Noncumulative Perpetual Preferred Stock, Series 1-C
Certificate Number:

THIS CERTIFICATE IS TRANSFERRABLE IN

NEW YORK, NY

This is to certify that is the registered owner of fully paid and non-assessable shares of 4.300% Fixed Rate Noncumulative Perpetual Preferred Stock, Series 1-C, $1.00 par value per share, $25,000 liquidation preference per share, of Equitable Holdings, Inc., a Delaware corporation (the “Corporation”), transferable on the books of the Corporation by the holder hereof, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed.

[Signature Page Follows]

A-13

Witness the signatures of the Corporation’s duly authorized officers.

Dated:

Equitable Holdings, Inc.

By:
Name: [●]
Title: [●]

By:
Name: [●]
Title: [●]

[REVERSE OF CERTIFICATE]

Equitable Holdings, Inc.

The Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or special rights of the class of stock or series thereof of the Corporation and the qualifications, limitations or restrictions of such preferences and/or rights. Such request should be addressed to the Corporation or [Broadridge Corporate Issuer Solutions, LLC], the Transfer Agent.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common

TEN ENT - as tenants by the entireties

JT TEN - as joint tenants with rights of survivorship and not as tenants in common

UNIF GIFT MIN ACT - Custodian

(Cust) (Minor)

under Uniform Gift to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

For Value Received, the undersigned hereby sells, assigns and transfers unto

(PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE)

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS,

INCLUDING ZIP CODE OF ASSIGNEE)

Shares

of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated:

NOTICE: THE SIGNATURE TO THE ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO RULE 17Ad-15 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

Annex F

CERTIFICATE OF DESIGNATIONS

OF

6.875% FIXED RATE RESET NON-CUMULATIVE PREFERRED STOCK, SERIES 2

OF

EQUITABLE HOLDINGS, INC.

Equitable Holdings, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), in accordance with the provisions of Sections 103 and 151 thereof, does hereby certify:

The board of directors of the Corporation (the “Board of Directors”), in accordance with the Certificate of Incorporation and By-laws of the Corporation and applicable law, authorized the issuance by the Corporation of shares of its Preferred Stock [pursuant to an action by [unanimous] consent, dated [●], [●]], creating and authorizing a series of Preferred Stock of the Corporation designated as the “6.875% Fixed Rate Reset Non-Cumulative Preferred Stock, Series 2,” and the designation, powers (including the voting powers), preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions of the 6.875% Fixed Rate Reset Non-Cumulative Preferred Stock, Series 2 were fixed as follows:

Section 1. Designation. The distinctive serial designation of such series of Preferred Stock is “6.875% Fixed Rate Reset Non-Cumulative Preferred Stock, Series 2” (the “Series 2 Preferred Stock”). Each share of Series 2 Preferred Stock shall be identical in all respects to every other share of Series 2 Preferred Stock, except as to the respective dates from which dividends thereon shall accrue, to the extent such dates may differ as permitted pursuant to Section 4(a) below.

Section 2. Number of Shares. The authorized number of shares of Series 2 Preferred Stock shall be 500,000. Shares of Series 2 Preferred Stock that are redeemed, purchased or otherwise acquired by the Corporation, or converted into another series of Preferred Stock, shall be cancelled and shall revert to authorized but unissued shares of Series 2 Preferred Stock.

Section 3. Definitions. As used herein with respect to Series 2 Preferred Stock:

(a) “Board of Directors” has the meaning specified in the preamble hereto.

(b) “Business Day” means any day other than a Saturday or Sunday, legal holiday or a day on which federal or state banking institutions in the Borough of Manhattan, The City of New York, are authorized or obligated by law, executive order or regulation to close.

(c) “By-laws” means the Amended and Restated By-laws of the Corporation, effective [●], [●], as the same may be amended or restated from time to time.

(d) “Calculation Agent” means the person appointed by the Corporation to determine the Five-year Treasury Rate in accordance with Section 4(a). Unless the Series 2 Preferred Stock has previously been validly called for redemption, the Corporation shall appoint the Calculation Agent prior to the First Reset Date and may appoint itself or any affiliate as Calculation Agent and may replace the Calculation Agent from time to time.

(e) “Certificate of Designations” means this Certificate of Designations relating to the Series 2 Preferred Stock, as it may be amended from time to time.

(f) “Certificate of Incorporation” shall mean the Amended and Restated Certificate of Incorporation of the Corporation, effective[●], [●], as the same may be amended or restated from time to time, and shall include this Certificate of Designations.

(g) “Committee” has the meaning specified in the preamble hereto.

(h) “Common Stock” means the common stock, par value $0.01 per share, of the Corporation.

(i) “Corporation” has the meaning specified in the preamble hereto.

(j) “Dividend Payment Date” has the meaning specified in Section 4(a).

(k) “Dividend Period” has the meaning specified in Section 4(a).

(l) “Dividend Record Date” has the meaning specified in Section 4(a).

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(n) “First Reset Date” means December 1, 2030.

(o) “Five-year Treasury Rate” means, as of any Reset Dividend Determination Date, the average of the yields on actively traded U.S. Treasury securities adjusted to constant maturity, for five-year maturities, for the most recent five (5) Business Days appearing under the caption “Treasury Constant Maturities” in the Most Recent H.15.

(p) “H.15” means the statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) under the caption “U.S. government securities-Treasury constant maturities-Nominal” (or any successor caption or heading).

(q) “Junior Capital Stock” means the Common Stock, and any other class or series of capital stock of the Corporation that ranks junior to the Series 2 Preferred Stock either as to the payment of dividends (whether such dividends are cumulative or non-cumulative) or as to the distribution of assets upon any liquidation, dissolution or winding-up of the Corporation.

(r) “Liquidation Preference” means $1,000 per share of Series 2 Preferred Stock and, in respect of any other series of capital stock, the liquidation preference per share specified in the Certificate of Incorporation or applicable certificate of designations.

(s) “Liquidation Preference Amount” has the meaning specified in Section 5(b).

(t) “Most Recent H.15” means the H.15 published closest in time but prior to the close of business on the applicable Reset Dividend Determination Date.

(u) “Parity Stock” means any class or series of stock of the Corporation (other than Series 2 Preferred Stock), including both the 5.250% Fixed Rate Noncumulative Perpetual Preferred Stock, Series 1-A, and the 4.300% Fixed Rate Noncumulative Perpetual Preferred Stock, Series 1-C, that ranks equally with the Series 2 Preferred Stock in the payment of dividends (whether such dividends are cumulative or non-cumulative) and in the distribution of assets on any liquidation, dissolution or winding-up of the Corporation.

(v) “Person” means a legal person, including any individual, corporation, estate, partnership (whether limited or general), joint venture, association, joint stock company, company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

(w) “Preferred Stock” means any and all series of preferred stock, having a par value of $1.00 per share, of the Corporation, including the Series 2 Preferred Stock.

(x) “Rating Agency Event” means that any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) under the Exchange Act, that then publishes a rating for the Corporation (a “Rating Agency”) amends, clarifies or changes the criteria it uses to assign equity credit to securities such as the Series 2 Preferred Stock, which amendment, clarification or change results in:

(i) the shortening of the length of time the Series 2 Preferred Stock are assigned a particular level of equity credit by that Rating Agency compared to the length of time they would have been assigned that level of equity credit by that Rating Agency or its predecessor on the initial issuance of the Series 2 Preferred Stock; or

(ii) the lowering of the equity credit (including up to a lesser amount) assigned to the Series 2 Preferred Stock by that Rating Agency compared to the equity credit assigned by that Rating Agency or its predecessor on the initial issuance of the Series 2 Preferred Stock.

(y) “Registrar” means [Broadridge Corporate Issuer Solutions, LLC] (or any successor thereto), in its capacity as registrar for the Series 2 Preferred Stock.

(z) “Regulatory Capital Event” means that the Corporation becomes subject to capital adequacy supervision by a capital regulator and the capital adequacy guidelines that apply to the Corporation as a result of being so subject set forth criteria pursuant to which the full aggregate Liquidation Preference of the Series 2 Preferred Stock would not qualify as capital under such capital adequacy guidelines, as the Corporation may determine at any time, in its sole discretion.

(aa) “Reset Date” means the First Reset Date and each date falling on the fifth anniversary of the preceding Reset Date.

(bb) “Reset Dividend Determination Date” means, in respect of any Reset Period, the day falling two (2) Business Days prior to the beginning of such Reset Period.

(cc) “Reset Period” means the period from, and including, a Reset Date to, but excluding, the next following Reset Date.

(dd) “Series 2 Preferred Stock” has the meaning specified in Section 1.

(ee) “Series 2 Preferred Stock Certificate” has the meaning specified in Section 12(b).

(ff) “Stock Exchange” means the New York Stock Exchange, or any other securities exchange or other trading facility on which securities of the Corporation may then be listed or traded.

(gg) “Transfer Agent” means [Broadridge Corporate Issuer Solutions, LLC] (or any successor thereto), in its capacity as transfer agent for the Series 2 Preferred Stock.

(hh) “Voting Preferred Stock” means, with regard to any matter as to which the holders of Series 2 Preferred Stock are entitled to vote as specified in Section 7 of this Certificate of Designations, any and all series of Preferred Stock (other than Series 2 Preferred Stock) that rank equally with Series 2 Preferred Stock either as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding-up of the Corporation and upon which like voting rights have been conferred and are exercisable with respect to such matter.

Section 4. Dividends.

(a) Rate. Holders of Series 2 Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors or a duly authorized committee of the Board of Directors, out of funds legally available for the payment of dividends under Delaware law, non-cumulative cash dividends on the Liquidation Preference of $1,000 per share at the rate determined as set forth below in this Section 4. Such dividends shall be payable in arrears (as provided below in this Section 4(a)), but only when, as and if declared by the Board of Directors or a duly authorized committee of the Board of Directors, on the 1st day of June and the 1st day of December of each year (each such date, a “Dividend Payment Date”); provided that if any such Dividend Payment Date is a day that is not a Business Day, then the dividend with respect to such Dividend Payment Date shall be paid on the next succeeding Business Day, without interest or other payment in respect of such delayed payment. Dividends on Series 2 Preferred Stock shall not be cumulative. Accordingly, if the Board of Directors (or a duly authorized committee of the Board of Directors), does not declare a dividend on the Series 2 Preferred Stock payable in respect of any Dividend Period, then the Corporation shall have no obligation to pay a dividend for that Dividend Period and no interest, or sum of money in lieu of interest, shall be payable in respect of any dividend not so declared.

Dividends that are payable on Series 2 Preferred Stock on any Dividend Payment Date shall be payable to holders of record of Series 2 Preferred Stock as they appear on the stock register of the Corporation on the applicable record date, which shall be the 15th calendar day before such Dividend Payment Date or such other record date fixed by the Board of Directors or a duly authorized committee of the Board of Directors that is not more than sixty (60) nor less than ten (10) days prior to such Dividend Payment Date (each, a “Dividend Record Date”). Any such day that is a Dividend Record Date shall be a Dividend Record Date whether or not such day is a Business Day.

Each dividend period (a “Dividend Period”) shall commence on and include a Dividend Payment Date (other than the initial Dividend Period, which shall commence on and include the original issue date of the Series 2 Preferred Stock) and shall end on, but exclude, the next Dividend Payment Date. Dividends payable on the Series 2 Preferred Stock shall be calculated on the basis of a 360-day year consisting of twelve 30-day months. Dividends payable in respect of a Dividend Period shall be payable in arrears-i.e., on the Dividend Payment Date on which such Dividend Period ends, but excludes, the next following Dividend Payment Date and thereafter each period from, and including, each Dividend Payment Date to, but excluding, the next following Dividend Payment Date.

From, and including, the original issue date of the Series 2 Preferred Stock, but excluding, the First Reset Date, dividends on the Series 2 Preferred Stock shall accrue on a non-cumulative basis at a fixed rate per annum of 6.875%. From, and including, the First Reset Date, during each Reset Period, dividends shall accrue at a rate per annum equal to the Five-year Treasury Rate as of the most recent Reset Dividend Determination Date plus 3.181%. For each Reset Period commencing on or after the First Reset Date, the Five-year Treasury Rate shall be determined by the Calculation Agent on the applicable Reset Dividend Determination Date. The Corporation shall give written notice of the applicable Five-year Treasury Rate as soon as practicable to the holders of shares of the Series 2 Preferred Stock.

If the Five-year Treasury Rate for any Reset Period cannot be determined as described herein, it shall be 3.694% for the first Reset Period, and for subsequent Reset Periods, the same rate that was determined on the prior Reset Dividend Determination Date.

Promptly upon the Calculation Agent’s determination of the dividend rate for the related Reset Period, the Calculation Agent shall notify the Corporation, and the Corporation shall notify the Transfer Agent, of such dividend rate, and the Calculation Agent’s determinations shall be final and binding in the absence of manifest error.

(b) Priority of Dividends. So long as any shares of Series 2 Preferred Stock remain outstanding, unless the full dividends for the latest completed Dividend Period on all outstanding shares of Series 2 Preferred Stock and Parity Stock have been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside); then the Corporation shall not, nor shall the Corporation permit its subsidiaries to (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of the Common Stock or other Junior Capital Stock; or (ii) make any guarantee payments regarding any guarantee issued by the Corporation of securities of any of the Corporation’s subsidiaries if the guarantee ranks upon the Corporation’s liquidation on parity with or junior to the Series 2 Preferred Stock.

The restrictions listed above do not apply to (i) any purchase, redemption or other acquisition of shares of the Corporation’s capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors, consultants or independent contractors; the satisfaction of the Corporation’s obligations pursuant to any contract entered into prior to the beginning of the applicable Dividend Period; a dividend reinvestment or stockholder purchase plan; or the issuance of the Corporation’s capital stock, or securities convertible into or exercisable for such capital stock, as consideration in an acquisition transaction, the definitive agreement for which is entered into prior to the applicable Dividend Period; (ii) any exchange, redemption or conversion of any class or series of the Corporation’s capital stock, or the capital stock of one of the Corporation’s subsidiaries, for any other class or series of the Corporation’s capital stock, or of any class or series of the Corporation’s indebtedness for any class or series of the Corporation’s capital stock; (iii) any purchase of fractional interests in shares of the Corporation’s capital stock pursuant to the conversion or exchange provisions of such capital stock or the securities being converted or exchanged; (iv) any declaration of a dividend in connection with any stockholder rights plan, or the issuance of rights, stock or other property under any stockholder rights plan, or the redemption or purchase of rights pursuant thereto; (v) any dividend in the form of stock, warrants, options or other rights where the dividend stock or stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equally with or junior to such stock; or (vi) any payment of current or deferred dividends on Parity Stock that is made pro rata to the amounts due on such Parity Stock and the Series 2 Preferred Stock and any payment of Liquidation Preference or current or deferred dividends on Parity Stock that, if not made, would cause the Corporation to breach the terms of the instrument governing such Parity Stock.

When dividends are not paid (or declared and a sum sufficient for payment thereof set aside) in full on any Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) upon the Series 2 Preferred Stock or any shares of Parity Stock, if any dividends are declared on the Series 2 Preferred Stock and all such Parity Stock and payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) shall be declared pro rata so that the respective amounts of such dividends shall bear the same ratio to each other as all accrued but unpaid dividends per share on the Series 2 Preferred Stock and all Parity Stock payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) bear to each other.

Subject to the foregoing, dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors or a duly authorized committee of the Board of Directors may be declared and paid on the Common Stock or any other shares of Junior Capital Stock from time to time out of any funds legally available for such payment, and the Series 2 Preferred Stock shall not be entitled to participate in any such dividend.

Dividends on the Series 2 Preferred Stock shall not be declared, paid or set aside for payment if the Corporation fails to comply, or if such act would cause the Corporation to fail to comply, with applicable laws, rules and regulations (including, to the extent the Corporation becomes subject to regulation by a capital regulator, any applicable capital adequacy guidelines).

Section 5. Liquidation Rights.

(a) Voluntary or Involuntary Liquidation. In the event of any liquidation, dissolution or winding-up of the affairs of the Corporation, whether voluntary or involuntary, holders of Series 2 Preferred Stock and all holders of any Parity Stock shall be entitled to receive, out of the assets of the Corporation or proceeds thereof (whether capital or surplus) available for distribution to stockholders of the Corporation, and after satisfaction of liabilities and obligations to creditors of the Corporation, before any distribution of such assets or payment out of the assets of the Corporation may be made or set aside for the holders of Common Stock and any other Junior Capital Stock, a liquidating distribution in the amount of $1,000 per share of Series 2 Preferred Stock, plus declared and unpaid dividends, without accumulation of any undeclared dividends. Holders of the Series 2 Preferred Stock shall not be entitled to any other amounts from the Corporation after they have received their full Liquidation Preference.

(b) Partial Payment. If in any distribution described in Section 5(a) above the assets of the Corporation or proceeds thereof are not sufficient to pay the Liquidation Preferences (as defined below) in full to all holders of Series 2 Preferred Stock and all holders of any Parity Stock, the amounts paid to the holders of Series 2 Preferred Stock and to the holders of all such Parity Stock shall be paid pro rata in accordance with the respective aggregate Liquidation Preferences of the holders of Series 2 Preferred Stock and the holders of all such Parity Stock. In any such distribution, the “Liquidation Preference Amount” of any holder of Preferred Stock of the Corporation shall mean the amount payable to such holder in such distribution (assuming no limitation on the assets of the Corporation available for such distribution), including an amount equal to any declared but unpaid dividends (and, in the case of any holder of stock (other than Series 2 Preferred Stock) on which dividends accrue on a cumulative basis, an amount equal to any unpaid, accrued cumulative dividends, whether or not declared, as applicable).

(c) Residual Distributions. If the Liquidation Preference Amount has been paid in full to all holders of Series 2 Preferred Stock and any Parity Stock, the holders of other stock of the Corporation shall be entitled to receive all remaining assets of the Corporation (or proceeds thereof) according to their respective rights and preferences.

(d) Merger, Consolidation and Sale of Assets not Liquidation. For purposes of this Section 5, the merger or consolidation of the Corporation with any other corporation or other entity, including a merger or consolidation in which the holders of Series 2 Preferred Stock receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or other property) of all or substantially all of the assets of the Corporation, shall not constitute a liquidation, dissolution or winding-up of the Corporation.

Section 6. Redemption.

(a) Optional Redemption. The Series 2 Preferred Stock is perpetual and has no maturity date. The Corporation may redeem the shares of Series 2 Preferred Stock at its option,

(i) in whole, but not in part, at any time, within ninety (90) days after the occurrence of a Rating Agency Event, at a redemption price equal to $1,020 per share of Series 2 Preferred Stock, plus an amount equal to any dividends per share that have accrued but not been declared and paid for the then-current Dividend Period to, but excluding, such redemption date, and

(ii) (A) in whole, but not in part, at any time, within ninety (90) days after the occurrence of a Regulatory Capital Event, or (B) in whole or in part, on any Dividend Payment Date on or after the First Reset Date, in each case, at a redemption price equal to $1,000 per share of Series 2 Preferred Stock, plus an amount equal to any dividends per share that have accrued but not been declared and paid for the then-current Dividend Period to, but excluding, such redemption date.

The redemption price for any shares of the Series 2 Preferred Stock shall be payable on the date of redemption to the holder of any shares of the Series 2 Preferred Stock represented by certificates only upon surrender of the certificate(s) evidencing such shares to the Corporation or its agent. Any declared but unpaid dividends payable on a date of redemption that occurs subsequent to the Dividend Record Date for a Dividend Period shall not constitute a part of or be paid to the holder entitled to receive the redemption price as of the date of redemption, but rather shall be paid to the holder of record of the redeemed shares as of the Dividend Record Date on the applicable Dividend Payment Date as provided in Section 4 above.

(b) No Sinking Fund. The Series 2 Preferred Stock shall not be subject to any mandatory redemption, sinking fund, retirement fund or purchase fund or other similar provisions. Holders of Series 2 Preferred Stock shall have no right to require redemption, repurchase or retirement of any shares of Series 2 Preferred Stock.

(c) Notice of Redemption. Notice of every redemption of shares of Series 2 Preferred Stock shall be given by first class mail to the holders of record of the shares to be redeemed at their respective last addresses appearing on the books of the Corporation. Such mailing shall be at least five (5) days and not more than ninety (90) days before the date fixed for redemption. Any notice mailed as provided in this subsection shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Series 2 Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series 2 Preferred Stock. Notwithstanding anything herein to the contrary, if the Series 2 Preferred Stock are issued in book-entry form through The Depository Trust Company or any other similar facility, notice of redemption may be given to the holders of Series 2 Preferred Stock at such time and in any manner permitted by such facility. Each such notice given to a holder of shares of Series 2 Preferred Stock shall state: (1) the date of redemption; (2) the number of shares of Series 2 Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; and (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price.

(d) Partial Redemption. In case of any redemption of only part of the shares of Series 2 Preferred Stock at the time outstanding, the shares to be redeemed shall be selected either pro rata or by lot (or, in the event the Series 2 Preferred Stock is in the form of global Series 2 Preferred Stock in accordance with the applicable procedures of The Depository Trust Company in compliance with the then-applicable rules of the Stock Exchange). Subject to the provisions hereof, the Board of Directors shall have full power and authority to prescribe the terms and conditions upon which shares of Series 2 Preferred Stock shall be redeemed from time to time. If fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without charge to the holder thereof in accordance with the terms and conditions of this Section 6.

(e) Effectiveness of Redemption. If notice of redemption of any Series 2 Preferred Stock has been given, and if the funds necessary for such redemption have been set aside by the Corporation for the benefit of the holders of any Series 2 Preferred Stock so called for redemption, then, from and after the redemption date, dividends shall cease to accrue on such Series 2 Preferred Stock, and such Series 2 Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such Series 2 Preferred Stock shall terminate, except the right to receive the redemption price. Any funds unclaimed at the end of two years from the redemption date, to the extent permitted by law, shall be released from the trust so established and may be commingled with the Corporation’s other funds, and after that time the holders of shares of the Series 2 Preferred Stock so called for redemption shall look only to the Corporation for payment of the redemption price of such shares.

Section 7. Voting Rights.

(a) General. The holders of Series 2 Preferred Stock shall not have any voting rights except as set forth below or as otherwise from time to time required by law.

(b) Voting Rights. So long as any shares of Series 2 Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by the Certificate of Incorporation, the vote or consent of the holders of at least 66 2/3% of the shares of Series 2 Preferred Stock and any Voting Preferred Stock at the

time outstanding and entitled to vote thereon, voting together as a single class (in proportion to their respective Liquidation Preferences), given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

(i) Authorization of Senior Stock. Any amendment or alteration of the Certificate of Incorporation or this Certificate of Designations to authorize or create, or increase the authorized number of any shares of, any class or series or any securities convertible into shares of any class or series of capital stock of the Corporation ranking senior to the Series 2 Preferred Stock with respect to either or both the payment of dividends and/or the distribution of assets on any liquidation, dissolution or winding-up of the Corporation;

(ii) Amendment of Series 2 Preferred Stock. Any amendment, alteration or repeal of any provision of the Certificate of Incorporation or this Certificate of Designations or the By-laws so as to materially and adversely affect the special rights, preferences or voting powers of the Series 2 Preferred Stock, taken as a whole; or

(iii) Share Exchanges, Reclassifications, Mergers and Consolidations. Any consummation of (x) a binding share exchange or reclassification involving the Series 2 Preferred Stock, (y) a merger or consolidation of the Corporation with another corporation or other entity or (z) a sale, conveyance, lease or transfer of all or substantially all of the Corporation’s assets substantially as an entirety to another entity, unless in each case (1) the shares of Series 2 Preferred Stock remain outstanding following the consummation of such binding share exchange, reclassification or merger or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, or any such sale, conveyance, lease or transfer of all or substantially all of the Corporation’s assets substantially as an entirety to another entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent and such surviving or resulting entity or ultimate parent, as the case may be, is a corporation, limited liability company, partnership or trust, organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia, Bermuda, the Cayman Islands or any country or state that is a member of the Organization of Economic Cooperation and Development, and (2) such shares of Series 2 Preferred Stock remaining outstanding or such preference securities, as the case may be, have such rights, preferences, and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, and voting powers of the Series 2 Preferred Stock immediately prior to such consummation, taken as a whole;

provided, however, that for all purposes of this Section 7(b), any increase in the number of authorized or issued shares of Series 2 Preferred Stock or the authorized number of shares of Preferred Stock, or the creation and issuance, or an increase in the authorized or issued number of shares of, any other series of Preferred Stock that does not rank senior to the Series 2 Preferred Stock with respect to either the payment of dividends (whether such dividends are cumulative or non-cumulative) or the distribution of assets upon liquidation, dissolution or winding-up of the Corporation shall not be deemed to materially and adversely affect the special rights, preferences or voting powers, or the qualifications, limitations, or restrictions thereof, of the Series 2 Preferred Stock.

If any amendment, alteration, repeal, share exchange, reclassification, merger, consolidation, conversion, transfer, domestication or continuance specified in this Section 7(b) would materially and adversely affect the rights, preferences or voting powers of the Series 2 Preferred Stock and the rights, preferences or voting powers of one or more but not all other series of Voting Preferred Stock, then only the Series 2 Preferred Stock and such series of Voting Preferred Stock the rights, preferences and voting powers of which are materially and adversely affected by and entitled to vote on the matter shall vote on the matter together as a single class (in lieu of all other series of Preferred Stock).

(c) Resolution and Amendment. Without the consent of the holders of the Series 2 Preferred Stock, so long as such action does not materially and adversely affect the special rights, preferences, privileges and voting powers of the Series 2 Preferred Stock, taken as a whole, the Board of Directors may, by resolution, amend, alter, supplement or repeal any terms of the Series 2 Preferred Stock:

(i) to cure any ambiguity, or to cure, correct or supplement any provision contained in this Certificate of Designations for the Series 2 Preferred Stock that may be defective or inconsistent; or

(ii) to make any provision with respect to matters or questions arising with respect to the Series 2 Preferred Stock that is not inconsistent with the provisions of this Certificate of Designations;

provided that any such amendment, alteration, supplement or repeal of any terms of the Series 2 Preferred Stock effected in order to conform the terms thereof to the description of the terms of the Series 2 Preferred Stock set forth in this Certificate of Designations shall be deemed not to materially and adversely affect the special rights, preferences, privileges and voting powers of the Series 2 Preferred Stock, taken as a whole.

(d) Changes after Provision for Redemption. No vote or consent of the holders of Series 2 Preferred Stock shall be required pursuant to Section 7(b) or (c) above if, at or prior to the time when any such vote or consent would otherwise be required pursuant to such subsections, all outstanding shares of Series 2 Preferred Stock shall have been redeemed, or shall have been called for redemption upon proper notice and sufficient funds shall have been set aside for the benefit of the holders of the Series 2 Preferred Stock to effect such redemption, in each case pursuant to Section 6 above.

(e) Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the holders of Series 2 Preferred Stock (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board of Directors or a duly authorized committee of the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Certificate of Incorporation, the By-laws, applicable law and any national securities exchange or other trading facility on which the Series 2 Preferred Stock is listed or traded at the time.

Section 8. Record Holders. To the fullest extent permitted by applicable law, the Corporation and the Transfer Agent for the Series 2 Preferred Stock may deem and treat the record holder of any share of Series 2 Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor such Transfer Agent shall be affected by any notice to the contrary.

Section 9. Notices. All notices or communications in respect of Series 2 Preferred Stock shall be sufficiently given if given in writing and delivered in person or by first class mail or if given in such other manner as may be permitted in this Certificate of Designations, in the Certificate of Incorporation or By-laws or by applicable law.

Section 10. No Preemptive Rights. No share of Series 2 Preferred Stock shall have any rights of preemption whatsoever as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted.

Section 11. Other Rights. The shares of Series 2 Preferred Stock shall not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Certificate of Incorporation or as provided by applicable law.

Section 12. Form.

(a) Uncertificated Series 2 Preferred Stock. The shares of the Series 2 Preferred Stock shall be uncertificated.

(b) Certificated Series 2 Preferred Stock. If the Board of Directors (or a duly authorized committee of the Board of Directors) shall determine that shares of the Series 2 Preferred Stock shall be represented by certificates, such certificates may be issued in the form of one or more definitive shares in fully registered form represented by certificates in substantially the form attached to this Certificate of Designations as Exhibit A (the “Series 2 Preferred Stock Certificate”), which is incorporated in and expressly made a part of this Certificate of

Designations. Each Series 2 Preferred Stock Certificate shall reflect the number of shares of Series 2 Preferred Stock represented thereby, and may have notations, legends, or endorsements required by law, Stock Exchange rules, agreements to which the Corporation is subject, if any, or usage (provided that any such notation, legend, or endorsement is in a form acceptable to the Corporation). Each Series 2 Preferred Stock Certificate shall be registered in the name or names of the Person or Persons specified by the Corporation in a written instrument to the Registrar.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by [●], its authorized officer, this [●] day of [●], [●].

EQUITABLE HOLDINGS, INC.

By:
Name: [●]
Title: [●]

[Signature Page to Series 2 Preferred Stock Certificate of Designations]

Exhibit A

[FORM OF FACE OF CERTIFICATE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF    TO EQUITABLE HOLDINGS, INC. OR [BROADRIDGE CORPORATE ISSUER SOLUTIONS, LLC], AS TRANSFER AGENT (THE “TRANSFER AGENT”), AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF    OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF     (AND ANY PAYMENT IS MADE TO, OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF,     HAS AN INTEREST HEREIN.

TRANSFERS OF THIS [GLOBAL] SERIES 2 PREFERRED STOCK SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS [GLOBAL] SERIES 2 PREFERRED STOCK SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE RELATED CERTIFICATE OF DESIGNATIONS. IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.]

EQUITABLE HOLDINGS, INC.

Incorporated under the laws of the State of Delaware

CUSIP: [●]

ISIN: [●]

6.875% FIXED RATE RESET NON-CUMULATIVE

PREFERRED STOCK, SERIES 2

THIS CERTIFICATE IS TRANSFERRABLE IN

NEW YORK, NY:

This is to certify that     is the registered owner of     shares of fully paid and non-assessable 6.875% Fixed Rate Reset Non-Cumulative Preferred Stock, Series 2, $1.00 par value and a liquidation preference of $1,000 per share of Equitable Holdings, Inc., a Delaware corporation (the “Corporation”), transferable on the books of the Corporation by the holder hereof, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

Equitable Holdings, Inc.

By:
Name: [●]
Title: [●]

By:
Name: [●]
Title: [●]

[Impression of Corporation Seal]

Countersigned and registered

[BROADRIDGE CORPORATE ISSUER SOLUTIONS, LLC]

By:
Authorized Officer

[FORM OF REVERSE OF CERTIFICATE]

EQUITABLE HOLDINGS, INC.

The Corporation shall furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or special rights of each class of stock or series thereof of the Corporation and the qualifications, limitations or restrictions of such preferences and/or rights. Such request should be addressed to the Corporation or the Transfer Agent.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common

TEN ENT - as tenants by the entireties

JT TEN - as joint tenants with rights of survivorship and not as tenants in common

UNIF GIFT MIN ACT - Custodian

(Cust) (Minor)

under Uniform Gift to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

For Value Received, the undersigned hereby sells, assigns and transfers unto

(PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE)

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS,

INCLUDING ZIP CODE OF ASSIGNEE)

Shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated:

NOTICE: THE SIGNATURE TO THE ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO RULE 17Ad-15 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

Annex G

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS (i) NOT MATERIAL AND (ii) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. REDACTED INFORMATION IS MARKED WITH A [***]. CERTAIN SCHEDULES OR SIMILAR ATTACHMENTS HAVE BEEN OMITTED FROM THIS EXHIBIT IN ACCORDANCE WITH ITEM 601(a)(5) of REGULATION S-K.

VOTING AND SUPPORT AGREEMENT

This VOTING AND SUPPORT AGREEMENT (hereinafter called this “Agreement”), dated as of April 8, 2026, is entered into by and among Equitable Holdings, Inc., a Delaware corporation (“Equitable”), Corebridge Financial, Inc., a Delaware corporation (“Corebridge”) and Nippon Life Insurance Company, a mutual company (sougogaisha) organized under the laws of Japan (the “Stockholder”). Each of Equitable, Corebridge and the Stockholder are sometimes referred to herein as a “Party.”

WHEREAS, on March 26, 2026 (the “Merger Agreement Signing Date”), Equitable, Corebridge, Mountain Holding, Inc., a Delaware corporation and wholly-owned Subsidiary of Corebridge (“HoldCo”), Marcy Holding, Inc., a newly formed Delaware corporation and a wholly-owned Subsidiary of HoldCo (“Equitable Merger Sub”) and Palisade Holding, Inc., a newly formed Delaware corporation and a wholly-owned Subsidiary of HoldCo (“Corebridge Merger Sub”), are entering into an Agreement and Plan of Merger (as it may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”) that, among other things and subject to the terms and conditions set forth therein, provides for (a) the merger of Corebridge Merger Sub with and into Corebridge (the “Corebridge Merger”), with Corebridge surviving the Corebridge Merger (the “Corebridge Surviving Corporation”) and the Corebridge Surviving Corporation becoming a wholly-owned Subsidiary of HoldCo, pursuant to and in accordance with the provisions of the General Corporation Law of the State of Delaware and (b) immediately following consummation of the Corebridge Merger, the merger of Equitable Merger Sub with and into Equitable, with Equitable surviving the Equitable Merger (the “Equitable Surviving Corporation”) and the Equitable Surviving Corporation becoming a wholly-owned Subsidiary of HoldCo, pursuant to and in accordance with the provisions of the DGCL;

WHEREAS, as of the date of this Agreement, the Stockholder is the record and/or “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of the number of shares of Corebridge Stock set forth next to the Stockholder’s name on Schedule A hereto, with such stock being all of the Corebridge Stock owned of record or beneficially by the Stockholder as of the date of this Agreement (the “Owned Stock”); and

WHEREAS, in connection with the Merger Agreement, the Stockholder has agreed to enter into this Agreement with respect to the Stockholder’s Covered Stock (as defined below).

NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements set forth in this Agreement, the Parties agree as follows:

ARTICLE I

AGREEMENT TO VOTE THE COVERED STOCK

1.1 Voting Agreement. At every meeting of stockholders of Corebridge Common Stock (“Corebridge Common Stockholders”) (whether annual, special or otherwise) at which any of the following matters are to be voted on (and at every adjournment or postponement thereof), and on any action or approval of Corebridge’s stockholders by written consent with respect to any of the following matters, the Stockholder shall vote

(including via proxy) all of the Stockholder’s Covered Stock and when a written consent is proposed, respond to each request by Corebridge for written consent and consent:

(a) in favor of the proposal to adopt the Merger Agreement and any other matters necessary (A) to secure the Requisite Corebridge Vote or (B) for the consummation of the Transactions in accordance with the terms of the Merger Agreement;

(b) in favor of any proposal to postpone or adjourn the Corebridge Stockholders Meeting if there are insufficient shares of Corebridge Common Stock represented (either in person or by proxy) and voting to adopt the Merger Agreement or to constitute a quorum necessary to conduct the business of the Corebridge Stockholders Meeting; and

(c) against (A) any Acquisition Proposal or (B) approval of any proposal, transaction, agreement or action that would reasonably be expected to prevent, materially delay or materially impede the consummation of the Transactions

(clauses (a), (b) and (c), the “Covered Proposals”).

1.2 Quorum. At every meeting of the Corebridge Common Stockholders (and at every adjournment or postponement thereof), the Stockholder shall be represented in person or by proxy at such meeting (or cause the holders of record on any applicable record date to be represented in person or by proxy at such meeting) in order for the Stockholder’s Covered Stock to be counted as present for purposes of establishing a quorum.

1.3 Proxy. The Stockholder shall promptly (and in no event later than ten (10) Business Days after the mailing of any definitive proxy statement relating to such matters) execute and deliver (or cause the holders of record to execute and deliver), any proxy card or voting instructions it receives that is sent to Corebridge Common Stockholders soliciting proxies with respect to any matter described in Section 1.1, which shall be voted in the manner described in Section 1.1 (with Equitable to be promptly notified by Corebridge (and provided reasonable evidence) of such execution and delivery of such proxy card or voting instructions).

1.4 Transfer of Stock. The Stockholder covenants and agrees that the Stockholder will not (a) offer for sale, offer, sell (including short sales), transfer, tender, pledge, encumber, assign, exchange, hypothecate, convey any legal or beneficial ownership interest in or otherwise dispose of (including by gift, by merger or amalgamation (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by testamentary disposition, by operation of Law, or otherwise) (collectively, a “Transfer”), or enter into any contract, option, derivative, hedging or other agreement or arrangement or understanding (including any profit- or loss-sharing arrangement) with respect to, or related to, any or all of the Covered Stock or the Stockholder’s voting or economic interest therein, (b) deposit any of the Stockholder’s Covered Stock into a voting trust or enter into a voting agreement or arrangement with respect to such Covered Stock or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement, (c) enter into any contract, option or other arrangement or undertaking with respect to the Transfer of any of its Covered Stock or (d) enter into any swap (including a total return swap) or similar derivative transaction with respect to any of its Covered Stock. Any attempted Transfer of the Covered Stock or any interest therein in violation of this Section 1.4 shall be null and void. Notwithstanding the foregoing, (i) the transfer restrictions set forth in this Section 1.4 shall expire on the earlier of the date in which (x) the Requisite Corebridge Vote is obtained or (y) this Agreement is terminated in accordance with Section 6.1 hereof and (ii) the Stockholder shall be allowed to transfer some or all of the Stockholder’s Covered Stock to its Affiliates, provided that the transferee of the Transfer shall have, prior to any such Transfer, executed and delivered a joinder to this Agreement pursuant to which such transferee shall be bound by all of the terms and provisions of this Agreement and agree and acknowledge that such Person shall constitute a “Stockholder” for all purposes of this Agreement.

1.5 No Solicitation.

(a) Subject to Section 1.5(b), the Stockholder shall not, and shall cause its Subsidiaries and its and their respective Subsidiaries’ directors and officers not to, and shall direct and use its reasonable best efforts to cause its and its Subsidiaries’ employees, investment bankers, attorneys, accountants and other advisors and representatives (such Persons, collectively, “Representatives”) not to, in each case directly or indirectly:

(i) initiate, solicit, propose, knowingly encourage (including by way of furnishing information) or knowingly take any action designed to facilitate any inquiry regarding, or the making of any inquiry, proposal or offer that constitutes or would reasonably be expected to lead to, an Acquisition Proposal (other than discussions solely to clarify whether such inquiry, proposal or offer constitutes an Acquisition Proposal or informing such Person of the provisions contained in this Section 1.5(a));

(ii) engage in, continue or otherwise participate in any discussions with or negotiations relating to, or otherwise cooperate in any way with, any Acquisition Proposal or any inquiry, proposal or offer that would reasonably be expected to lead to an Acquisition Proposal (other than discussions solely to clarify whether such inquiry, proposal or offer constitutes an Acquisition Proposal or informing such Person of the provisions contained in this Section 1.5(a));

(iii) provide any nonpublic information to any Person in connection with any Acquisition Proposal or any inquiry, proposal or offer that constitutes or would reasonably be expected to lead to an Acquisition Proposal; or

(iv) otherwise knowingly facilitate any effort or attempt to make an Acquisition Proposal or any inquiry, proposal or offer that constitutes or would reasonably be expected to lead to an Acquisition Proposal.

(b) Notwithstanding anything in Section 1.5(a) to the contrary, the Stockholder may provide information to, and/or participate in discussions or negotiations with, any Person in response to an unsolicited, bona fide written Acquisition Proposal to the extent that Corebridge is permitted to take such actions in accordance with Section 7.2(b) of the Merger Agreement.

1.6 No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in HoldCo, Equitable or Corebridge any direct or indirect ownership or incidence of ownership of or with respect to the Owned Stock. All rights, ownership and economic benefits of and relating to the Owned Stock shall remain vested in and belong to the Stockholder, and none of HoldCo, Equitable or Corebridge shall have any authority to direct the Stockholder in the voting or disposition of any of the Owned Stock, except as otherwise provided herein.

1.7 Certain Adjustments. In the event of any change in the Corebridge Common Stock by reason of any split-up, reverse share split, recapitalization, combination, reclassification, exchange of shares or the like, the terms “Owned Stock” and “Corebridge Common Stock” shall be deemed to refer to and include such shares as well as any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

ARTICLE II

OTHER AGREEMENTS

2.1 Regulatory Efforts.

(a) Subject to the terms and conditions of the Merger Agreement, the Stockholder shall use its reasonable best efforts to (i) prepare and file as promptly as reasonably practicable with any Governmental Entity all documentation to effect all filings, notices, petitions, statements, registrations, submissions of information, applications and other documents necessary to consummate the Transactions, and (ii) obtain and maintain all approvals, consents, registrations, permits, authorizations and other confirmations required to be obtained from any Governmental Entity that are necessary, proper or advisable to consummate the Transactions.

(b) In furtherance and not in limitation of the foregoing, as promptly as reasonably practicable from the Merger Agreement Signing Date (and, in the case of any filing required (i) under the HSR Act or (ii) with any applicable Insurance Regulator, in no event more than forty-five (45) Business Days following the Merger Agreement Signing Date), the Stockholder shall, and shall cause its Affiliates to, in consultation and cooperation with Equitable and Corebridge, make the appropriate filings with the applicable Governmental Entities in connection with the Approvals. The Stockholder shall as promptly as reasonably practicable, and in any case, within the timeframes required or reasonably requested by the applicable Governmental Entity, provide, or cause to be provided, all agreements, documents, instruments, affidavits, statements or information that may be required or reasonably requested by any Governmental Entity in connection with their review of the Transactions.

(c) In furtherance and not in limitation of the foregoing:

(i) the Parties shall, as promptly as reasonably practicable, and in any case within forty-five (45) Business Days after the Merger Agreement Signing Date, submit to CFIUS a draft joint voluntary notice of the transactions contemplated by the Merger Agreement (the “CFIUS Notice”); and

(ii) each of the Parties shall use its reasonable best efforts to provide any requested supplemental information and other related information pursuant to Section 721 of Title VII of the Defense Production Act of 1950, as amended, including all regulations promulgated thereunder (the “DPA”), and submit a final CFIUS Notice and other related information pursuant to the DPA as promptly as reasonably practicable after receiving any comments to the draft CFIUS Notice during the pre-notice consultation process; provided that without limiting their respective obligations under this Section 2.1(c), each Party may, in good faith, seek to limit the scope or content of any such request. Each of the Parties shall as promptly as reasonably practicable, and in any case, within the timeframes set forth in the DPA, provide, or cause to be provided, all agreements, documents, instruments, affidavits or information that may be required or requested by CFIUS relating to such Party or its Affiliates or its or their structure, ownership, businesses, operations, regulatory and legal compliance, assets, liabilities, financing, financial condition or results of operations, or any of its or their directors, officers, employees, partners, members or shareholders; provided that without limiting their respective obligations under this Section 2.1(c), each Party may, in good faith, seek to limit the scope or content of any such request.

(d) In furtherance and not in limitation of the foregoing, the Stockholder shall use its reasonable best efforts to keep Corebridge and Equitable informed in all material respects and on a reasonably timely basis of:

(i) any substantive communications received by the Stockholder from, or given by the Stockholder to, any other Governmental Entity, in each case regarding any of the Transactions; and

(ii) the status of any request, inquiry, investigation, action or legal proceeding from, by or before any Governmental Entity with respect to the Transactions, in each case, including by promptly furnishing Corebridge and Equitable with copies of any written or electronic communications with any such Governmental Entities. Subject to applicable Law relating to the exchange of information, Corebridge and Equitable shall each have the reasonable opportunity to review in advance, and the Stockholder will consult each of Corebridge and Equitable on and consider in good faith the views of Corebridge and Equitable in connection with, and comments to, any filing, analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted to any Governmental Entity in connection with the Transactions, and shall provide Corebridge and Equitable with copies of all such materials made or submitted to a Governmental Entity. In addition, except as may be prohibited by any Governmental Entity or by any applicable Law, in connection with any request, inquiry, investigation, action or legal proceeding by or from any Governmental Entity with respect to the Transactions, the Stockholder will permit authorized Representatives of each of Corebridge and Equitable to be present at each substantive meeting or conference with a Governmental Entity relating to such request, inquiry, investigation, action or legal proceeding and to have access to and be consulted in connection with any document, opinion or proposal made or submitted to any Governmental Entity in connection with such request, inquiry, investigation, action or legal proceeding.

(e) Corebridge and the Stockholder shall each be responsible for one half of the cost of any and all filing fees incurred in connection with the Approvals and any other regulatory filings made by the Stockholder with a Governmental Entity in connection with the Transactions.

2.2 Stockholder’s Agreement. At the Closing, (a) the Stockholder shall cause to be delivered to HoldCo a duly executed counterpart of the Stockholder to the Stockholder’s Agreement, dated as of the Closing, by and between the Stockholder and HoldCo in substantially the form set forth in Schedule B hereto (the “Stockholder’s Agreement”) and (b) Corebridge shall cause to be delivered to the Stockholder a duly executed counterpart of HoldCo to the Stockholder’s Agreement. For the avoidance of doubt, the Parties acknowledge that the Stockholder’s Agreement, dated as of December 9, 2024, by and between the Stockholder and Corebridge shall automatically terminate on the Closing in accordance with its terms.

2.3 Registration Rights Agreement. At the Closing, (a) the Stockholder shall cause to be delivered to HoldCo a duly executed counterpart of the Stockholder to the Registration Rights Agreement, dated as of the Closing, by and between the Stockholder and HoldCo in substantially the form set forth in Schedule C hereto (the “Registration Rights Agreement”) and (b) Corebridge shall cause to be delivered to the Stockholder of HoldCo a duly executed counterpart to the Registration Rights Agreement. For the avoidance of doubt, the Parties acknowledge that the Registration Rights Assignment Agreement, dated as of December 9, 2024, by and between the Stockholder, Corebridge and other parties thereto shall automatically terminate on the Closing in accordance with its terms.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER

The Stockholder represents and warrants to Corebridge and Equitable that:

3.1 Organization and Good Standing. The Stockholder is a legal entity duly organized, validly existing and, where applicable, in good standing under the Laws of its jurisdiction of organization.

3.2 Corporate Authority; Approval. The Stockholder has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby, and the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by the Stockholder have been duly authorized by all necessary corporate action on the part of the Stockholder. This Agreement has been duly authorized, executed and delivered by the Stockholder and, assuming the due authorization, execution and delivery by the other Parties, constitutes a valid and binding agreement of the Stockholder enforceable against the Stockholder in accordance with its terms, subject to the Bankruptcy and Equity Exception.

3.3 Ownership of the Covered Stock. (a) The Stockholder is the beneficial or record owner of, and has good and marketable title to, the Owned Stock, free and clear of any and all security interests, liens, charges, encumbrances, equities, claims, options or limitations of whatever nature and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Owned Stock), other than any of the foregoing created by this Agreement or the Stockholder’s Agreement or that would not prevent, impede or delay in any material respect the Stockholder’s ability to perform its obligations hereunder or as created by this Agreement and (b) the Stockholder has sole voting power over all of such Owned Stock beneficially owned by the Stockholder. The Stockholder does not own, beneficially or of record, any Corebridge Stock or other voting stock of Corebridge (or any securities convertible, exercisable or exchangeable for, or rights to purchase or acquire, any Corebridge Stock or other voting stock of Corebridge) other than the Owned Stock. There are no agreements or arrangements of any kind, contingent or otherwise, obligating the Stockholder to Transfer, or cause to be Transferred, any of the Owned Stock and no Person has any contractual or other right or obligation to purchase or otherwise acquire any of such Owned Stock. None of the Owned Stock is subject to any agreement, arrangement or restriction with respect to the voting of such Owned Stock that would prevent or materially delay the Stockholder’s ability to perform its obligations hereunder.

3.4 Governmental Filings; No Violations; Certain Contracts.

(a) Other than the filings, notices, reports, consents, registrations, approvals, permits, expirations of waiting periods or authorizations required pursuant to Exhibit G of the Merger Agreement (collectively, the “Approvals”), no filings, notices, reports, consents, registrations, approvals, permits or authorizations are required to be made or obtained by the Stockholder with, nor are any required to be obtained by the Stockholder with or from, any Governmental Entity, in connection with the execution, delivery and performance of this Agreement by the Stockholder and the consummation of the transactions contemplated by this Agreement except as would not, individually or in the aggregate, reasonably be expected to prevent the consummation of, or materially impair the Stockholder’s ability to consummate, the transactions contemplated hereby.

(b) The execution, delivery and performance of this Agreement by the Stockholder does not, and the consummation by the Stockholder of the transactions contemplated hereby will not constitute or result in (i) a breach or violation of, or a default under, the Organizational Documents of the Stockholder or any of its Subsidiaries, (ii) with or without notice, lapse of time or both, a breach or violation of, a termination (or rights of termination) of or default under, the creation or acceleration of any obligations under or the creation of an Encumbrance on any of the assets of the Stockholder or any of its Subsidiaries pursuant to, any Contract binding upon the Stockholder or any of its Subsidiaries or, assuming (solely with respect to performance of this Agreement and consummation of the transactions contemplated by this Agreement) compliance with the matters referred to in Section 5.4(a) of the Merger Agreement, under any Law to which the Stockholder or any of its Subsidiaries is subject or (iii) any change in the rights or obligations of any party under any Contract binding upon the Stockholder or any of its Subsidiaries, except, in the case of clause (ii) or (iii) above, as would not, individually or in the aggregate, reasonably be expected to prevent the consummation of, or materially impair the Stockholder’s ability to consummate, the transactions contemplated hereby.

3.5 Litigation. As of the date hereof, there are no Proceedings before any Governmental Entity pending or, to the knowledge of the Stockholder, threatened in writing against the Stockholder or any of its Subsidiaries that questions the beneficial or record ownership of the Owned Stock, the validity of this Agreement or any action taken or to be taken by the Stockholder in connection with this Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF COREBRIDGE

Corebridge represents and warrants to the Stockholder and Equitable that:

4.1 Organization and Good Standing. Corebridge is a legal entity duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization.

4.2 Corporate Authority; Approval. Corebridge has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby, and the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Corebridge have been duly authorized by all necessary corporate action on the part of Corebridge. This Agreement has been duly authorized, executed and delivered by Corebridge and, assuming the due authorization, execution and delivery by the other Parties, constitutes a valid and binding agreement of Corebridge enforceable against Corebridge in accordance with its terms, subject to the Bankruptcy and Equity Exception.

4.3 Governmental Filings; No Violations; Certain Contracts.

(a) Other than the Approvals, no filings, notices, reports, consents, registrations, approvals, permits or authorizations are required to be made or obtained by Corebridge with, nor are any required to be obtained by Corebridge with or from, any Governmental Entity, in connection with the execution, delivery and performance of this Agreement by Corebridge and the consummation of the transactions contemplated by this Agreement except as would not, individually or in the aggregate, reasonably be expected to prevent the consummation of, or materially impair Corebridge’s ability to consummate, the transactions contemplated hereby.

(b) The execution, delivery and performance of this Agreement by Corebridge does not, and the consummation by Corebridge of the transactions contemplated hereby will not constitute or result in (i) a breach or violation of, or a default under, the Organizational Documents of Corebridge or any of its Subsidiaries, (ii) with or without notice, lapse of time or both, a breach or violation of, a termination (or rights of termination) of or default under, the creation or acceleration of any obligations under or the creation of an Encumbrance on any of the assets of Corebridge or any of its Subsidiaries pursuant to, any Contract binding upon Corebridge or any of its Subsidiaries or, assuming (solely with respect to performance of this Agreement and consummation of the Transactions) compliance with the matters referred to in Section 5.4(a) of the Merger Agreement, under any Law to which Corebridge or any of its Subsidiaries is subject or (iii) any change in the rights or obligations of any party under any Contract binding upon Corebridge or any of its Subsidiaries, except, in the case of clause (ii) or (iii) above, as would not, individually or in the aggregate, reasonably be expected to prevent the consummation of, or materially impair Corebridge’s ability to consummate, the transactions contemplated hereby.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF EQUITABLE

Equitable represents and warrants to Corebridge and the Stockholder that:

5.1 Organization and Good Standing. Equitable is a legal entity duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization.

5.2 Corporate Authority; Approval. Equitable has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby, and the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Equitable have been duly authorized by all necessary corporate action on the part of Equitable. This Agreement has been duly authorized, executed and delivered by Equitable and, assuming the due authorization, execution and delivery by the other Parties, constitutes a valid and binding agreement of Equitable enforceable against Equitable in accordance with its terms, subject to the Bankruptcy and Equity Exception.

5.3 Governmental Filings; No Violations; Certain Contracts.

(a) Other than the Approvals, no filings, notices, reports, consents, registrations, approvals, permits or authorizations are required to be made or obtained by Equitable with, nor are any required to be obtained by Equitable with or from, any Governmental Entity, in connection with the execution, delivery and performance of this Agreement by Equitable and the consummation of the transactions contemplated by this Agreement except as would not, individually or in the aggregate, reasonably be expected to prevent the consummation of, or materially impair Equitable’s ability to consummate, the transactions contemplated hereby.

(b) The execution, delivery and performance of this Agreement by Equitable does not, and the consummation by Equitable of the transactions contemplated hereby will not constitute or result in (i) a breach or violation of, or a default under, the Organizational Documents of Equitable or any of its Subsidiaries, (ii) with or without notice, lapse of time or both, a breach or violation of, a termination (or rights of termination) of or default under, the creation or acceleration of any obligations under or the creation of an Encumbrance on any of the assets of Equitable or any of its Subsidiaries pursuant to, any Contract binding upon Equitable or any of its

Subsidiaries or, assuming (solely with respect to performance of this Agreement and consummation of the Transactions) compliance with the matters referred to in Section 5.4(a) of the Merger Agreement, under any Law to which Equitable or any of its Subsidiaries is subject or (iii) any change in the rights or obligations of any party under any Contract binding upon Equitable or any of its Subsidiaries, except, in the case of clause (ii) or (iii) above, as would not, individually or in the aggregate, reasonably be expected to prevent the consummation of, or materially impair Equitable’ ability to consummate, the transactions contemplated hereby.

ARTICLE VI

TERMINATION

6.1 Termination. This Agreement shall terminate upon the earliest to occur of:

(a) the Effective Time;

(b) the date on which the Merger Agreement is terminated in accordance with its terms;

(c) the termination of this Agreement by mutual written consent of the Parties; and

(d) the approval of any amendment to the Merger Agreement or the taking of any action that would reasonably be expected to result in the amendment, waiver or modification of a provision of the Merger Agreement, in any such case, in a manner that (i) decreases the Merger Consideration or changes the form of the Merger Consideration, (ii) imposes any material restrictions or additional material conditions on the consummation of the Transactions, (iii) extends the Outside Date beyond the last date to which the Merger Agreement (as it exists on the date of this Agreement) contemplates extension of the Outside Date or (iv) otherwise materially and adversely impacts the rights of the Stockholder.

6.2 Change in Recommendation. Upon a Change of Recommendation by Corebridge, the covenants and agreements set forth in Article I shall terminate and shall become void and of no effect. For the avoidance of doubt, this Agreement shall otherwise remain in full force and effect.

6.3 Effect of Termination. In the event of termination of this Agreement pursuant to Section 6.1, this Agreement shall become void and of no effect with no liability to any Person on the part of any Party (or any of its Representatives or Affiliates); provided, however, and notwithstanding anything in this Agreement to the contrary, (a) no such termination shall relieve any Party of any liability or damages to any other Party resulting from any Willful Breach of this Agreement and (b) the provisions set forth (i) in Section 2.2 and 2.3 (to the extent that the Merger Agreement has not been terminated), (ii) in Article VII and (iii) this Section 6.3 shall survive the termination of this Agreement.

ARTICLE VII

MISCELLANEOUS

7.1 No Survival of Representations and Warranties. All representations and warranties in this Agreement or in any instrument or other document delivered pursuant to this Agreement shall not survive the termination of this Agreement.

7.2 Amendment; Waiver. At any time prior to the Effective Time, this Agreement may be amended, modified or waived if, and only if, such amendment, modification or waiver is in writing and signed, in the case of an amendment, modification or waiver, by the Parties, or in the case of a waiver, by the Party against whom the waiver is to be effective. The conditions to each of the respective Parties’ obligations to consummate the transactions contemplated hereby are for the sole benefit of such Party and may be waived by such Party in whole or in part to the extent permitted by applicable Law; provided that any such waiver shall only be effective if made in writing and executed by the Party against whom the waiver is to be effective. No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

7.3 Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement. A signed copy of this Agreement delivered by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

7.4 Governing Law and Venue; Submission to Jurisdiction; Selection of Forum; Waiver of Trial by Jury.

(a) This Agreement shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with the Law of the State of Delaware without regard to the conflict of law principles thereof (or any other jurisdiction) to the extent that such principles would result in the application of the Law of another jurisdiction.

(b) Each of the Parties agrees that it shall bring any action or Proceeding in respect of any claim arising under or relating to this Agreement or the transactions contemplated hereby exclusively in the Court of Chancery for the State of Delaware in and for New Castle County, Delaware (or, in the event that such court does not have subject matter jurisdiction over such action or Proceeding, the United States District Court for the District of Delaware) (the “Chosen Court”) and, solely in connection with such claims, (i) irrevocably submits to the exclusive jurisdiction of the Chosen Court, (ii) waives any objection to the laying of venue in any such action or Proceeding in the Chosen Court, (iii) waives any objection that the Chosen Court is an inconvenient forum or does not have jurisdiction over any Party and (iv) agrees that mailing of process or other papers in connection with any such action or Proceeding in the manner provided in Section 7.6 or in such other manner as may be permitted by Law shall be valid and sufficient service thereof.

(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY BE IN CONNECTION WITH, ARISE OUT OF OR OTHERWISE RELATE TO THIS AGREEMENT, ANY INSTRUMENT OR OTHER DOCUMENT DELIVERED PURSUANT TO THIS AGREEMENT OR OTHER DOCUMENT DELIVERED PURSUANT TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION OR PROCEEDING DIRECTLY OR INDIRECTLY IN CONNECTION WITH, ARISING OUT OF OR OTHERWISE RELATING TO THIS AGREEMENT, ANY INSTRUMENT OR OTHER DOCUMENT DELIVERED PURSUANT TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HEREBY ACKNOWLEDGES AND CERTIFIES (I) THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) IT MAKES THIS WAIVER VOLUNTARILY AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, AMONG OTHER THINGS, THE MUTUAL WAIVERS, ACKNOWLEDGMENTS AND CERTIFICATIONS CONTAINED IN THIS SECTION 7.4(c).

7.5 Specific Performance. Each of the Parties acknowledges and agrees that the rights of each Party to consummate the transactions contemplated hereby are special, unique and of extraordinary character and that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or damage would be caused for which money damages would not be an adequate remedy. Accordingly, each Party agrees that, in addition to any other available remedies a Party may have in equity or at Law, each Party shall be entitled to enforce specifically the terms and provisions of this Agreement and to obtain an injunction restraining any breach or violation or threatened breach or violation of the provisions of this Agreement in the Chosen Court without necessity of posting a bond or other form of security. In the event that any action or Proceeding should be brought in equity to enforce the provisions of this Agreement, no Party shall allege, and each Party hereby waives the defense, that there is an adequate remedy at Law.

7.6 Notices. All notices, requests, instructions or other communications or documents to be given or made hereunder by any Party to the other Parties shall be in writing and shall be deemed to have been duly given when (a) served by personal delivery or by an internationally recognized overnight courier service upon the Party or Parties for whom it is intended, (b) delivered by registered or certified mail, return receipt requested or (c) sent by e-mail (to the extent that no “bounce back” or similar message indicating non-delivery is received with respect thereto); provided that the transmission of the email is promptly confirmed by telephone or response email:

If to the Stockholder:
Nippon Life Insurance Company 1-6-6 Marunouchi, Chiyoda-ku
Tokyo, Japan 100-8288
Attention:	Kohei Sano
E-mail:	[***]

With a copy (which shall not constitute notice) to:
Latham & Watkins Gaikokuho Joint Enterprise
Marunouchi Building, 32nd Floor 2-4-1 Marunouchi, Chiyoda-ku
Tokyo, Japan 100-6332
Attention:	Hiroaki Takagi
Yohei Nakagawa
Email:	hiroaki.takagi@lw.com
yohei.nakagawa@lw.com
and

Latham & Watkins LLP 330 North Wabash, Suite 2800
Chicago, IL 60611
Attention:	Bradley Faris
Email:	bradley.faris@lw.com

If to Equitable:

Equitable Holdings, Inc. 1345 Avenue of the Americas
New York, NY 10105
Attention:	Mark Pearson
Kurt Meyers
E-mail:	[***]
[***]

With a copy (which shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP 1285 Avenue of the Americas

New York, NY 10019
Attention:	Andrew D. Krause
Adam M. Givertz
Scott A. Barshay
E-mail:	akrause@paulweiss.com
agivertz@paulweiss.com sbarshay@paulweiss.com

If to Corebridge:

Corebridge Financial, Inc. 30 Hudson Street, 17th Floor
Jersey City, NJ 07302
Attention:	Marc Costantini
Polly N. Klane
E-mail:	[***]
[***]

With a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West
New York, New York 10001
Attention:	Todd E. Freed
Patrick J. Lewis
Elena M. Coyle
Email:	todd.freed@skadden.com
patrick.lewis@skadden.com elena.coyle@skadden.com

or to such other Person or addressees as has been designated in writing by the party to receive such notice provided above.

7.7 Certain Definitions. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement. For purposes of this Agreement, the following terms (including, with correlative meaning, their singular and plural variations) shall have the following meanings:

“CFIUS” means the Committee on Foreign Investment in the United States and each member agency thereof acting in such capacity.

“CFIUS Approval” means:

(a) the 45-day CFIUS Notice review period under the DPA shall have expired and the Parties shall have received notice from CFIUS that such review has been concluded and that either the transactions contemplated hereby do not constitute a “covered transaction” under the DPA or there are no unresolved national security concerns, and all action under the DPA is concluded with respect to the transactions contemplated by the Merger Agreement;

(b) an investigation shall have been commenced after such 45-day CFIUS Notice review period and CFIUS shall have determined to conclude all action under the DPA without sending a report to the President of the United States, and the Parties shall have received notice from CFIUS that there are no unresolved national security concerns, and all action under the DPA is concluded with respect to the transactions contemplated by the Merger Agreement; or

(c) CFIUS shall have sent a report to the President of the United States requesting the President’s decision and either (i) the President shall have announced a decision not to take any action to suspend, prohibit or place any limitations on the transactions contemplated by the Merger Agreement, (ii) the President has not taken any such action within 15 days from the date the President received the report from CFIUS or (iii) the time permitted by law for such action shall have lapsed.

“Covered Stock” means the number of Corebridge Stock that the Stockholder owns of record and/or beneficially (within the meaning of Rule 13d-3 under the Exchange Act) on the record date of the Corebridge Stockholders Meeting and that the Stockholder has the right and ability to vote (or to direct the vote of) on the Covered Proposals on the record date of the Corebridge Stockholders Meeting; provided that, the Stockholder agrees that (a) all Owned Stock and (b) all Corebridge Stock that the Stockholder purchases, acquires the right to vote, or otherwise acquires beneficial ownership of after the execution and delivery of this Agreement and until the termination of Article I pursuant to Section 6.1 or Section 6.2 shall be subject to the terms and conditions of this Agreement and shall constitute Covered Stock for all purposes of this Agreement.

7.8 Entire Agreement. This Agreement (including any schedules hereto), the Merger Agreement, the Equitable Disclosure Letter, the Corebridge Disclosure Letter and the Confidentiality Agreement constitute the entire agreement among the Parties with respect to the subject matter of this Agreement and supersedes all prior and contemporaneous agreements, negotiations, understandings and representations and warranties, whether oral or written, with respect to such matters, except for the Confidentiality Agreement, which shall remain in full force and effect until the Closing.

7.9 Third-Party Beneficiaries. Each Party agrees that (a) their respective representations, warranties, covenants and agreements set forth herein are solely for the benefit of the other Parties, in accordance with and subject to the terms of this Agreement, and (b) this Agreement is not intended to, and does not, confer upon any Person other than the Parties, any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein.

7.10 Non-Parties. Unless expressly agreed to otherwise by the Parties in writing, this Agreement may only be enforced against, and any Proceeding in connection with, arising out of or otherwise resulting from this Agreement, any instrument or other document delivered pursuant to this Agreement or the transactions contemplated hereby may only be brought against a Party and then only with respect to the specific obligations set forth herein with respect to such Party. No past, present or future director, Employee (including any officer), incorporator, manager, member, partner, stockholder, other equity holder or Persons in a similar capacity, controlling person, Affiliate or other Representative of any Party or of any Affiliate of any Party, or any of their respective successors, Representatives and permitted assigns, shall have any liability or other obligation for any obligation of any Party under this Agreement or for any Proceeding in connection with, arising out of or otherwise resulting from this Agreement, any instrument or other document delivered pursuant to this Agreement or the transactions contemplated hereby.

7.11 Severability. The provisions of this Agreement shall be deemed severable and the illegality, invalidity or unenforceability of any provision shall not affect the legality, validity or enforceability of the other provisions of this Agreement. If any provision of this Agreement, or the application of such provision to any Person or any circumstance, is illegal, invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, insofar as may be legal, valid and enforceable, the intent and purpose of such illegal, invalid or unenforceable provision, and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such illegality, invalidity or unenforceability, nor shall such illegality, invalidity or unenforceability affect the legality, validity or enforceability of such provision, or the application of such provision, in any other jurisdiction.

7.12 Interpretation.

(a) The headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. All article, section, subsection and schedule references used in this Agreement are to articles, sections, subsections and schedules to this Agreement unless otherwise specified. The exhibits, schedules and annexes attached to this Agreement constitute a part of this Agreement and are incorporated herein for all purposes.

(b) If a term is defined as one part of speech (such as a noun), it shall have a corresponding meaning when used as another part of speech (such as a verb). Unless the context of this Agreement clearly requires otherwise, words importing the masculine gender shall include the feminine and neutral genders and vice versa. The words “includes” or “including” shall mean “including without limitation,” the words “hereof,” “hereby,” “herein,” “hereunder” and similar terms in this Agreement shall refer to this Agreement as a whole and not any particular section or article in which such words appear. Any reference to a Law shall include any rules and regulations promulgated thereunder and shall mean such Law as amended, modified, codified, reenacted, supplemented or superseded in whole or in part, and in effect from time to time, except that, for purposes of any representations and warranties in this Agreement that are made as a specific date, references to any specific Law will be deemed to refer to such Law (and all rules and regulations promulgated thereunder) as of such date.

(c) All references to any Contract, other agreement, document or instrument (excluding this Agreement) mean such Contract, other agreement, document or instrument as amended or otherwise modified from time to time in accordance with the terms thereof and, unless otherwise specified therein, include all schedules, annexes, addendums, exhibits and any other documents attached thereto or incorporated therein by reference.

(d) Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. Whenever any action must be taken hereunder on or by a day that is not a Business Day, then such action may be validly taken on or by the next day that is a Business Day.

(e) The Parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

7.13 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, legal representatives and permitted assigns. No Party may assign any of its rights or delegate any of its obligations under this Agreement, in whole or in part, by operation of Law or otherwise, directly or indirectly, without the prior written consent of the other Parties.

7.14 Expenses.

(a) Subject to Section 2.1(e), Corebridge shall reimburse, or cause to be reimbursed all third-party reasonable and documented out-of-pocket costs and expenses incurred by the Stockholder in connection with this Agreement, the Transaction and the transactions contemplated by this Agreement, including the reasonable and documented fees, disbursements and expenses of the Stockholder’s legal counsel, and any filing fees incident to this Agreement; provided, that the Stockholder has provided Corebridge with reasonable supporting detail with respect to such amounts.

(b) Except as otherwise provided herein (including pursuant to Section 2.1(e) and clause (a) of this Section 7.14 above), all costs and expenses incurred in connection with this Agreement, the Transaction and the transactions contemplated by this Agreement shall be paid by the Party incurring such cost, fee or expense.

7.15 Fiduciary Duties. Nothing in this Agreement shall in any way impede or prevent any Representative of the Stockholder that is a member of the board of directors of Corebridge from exercising or performing his duties or taking any action in his capacity as a director of Corebridge, including complying with or exercising his fiduciary duties to Corebridge and its stockholders, and any action taken in such capacity or any such inaction shall not constitute a breach of this Agreement.

7.16 Controlling Language of this Agreement. This Agreement has been negotiated and executed in the English language, and this English language execution version shall govern in all respects and prevail over any translation of the same, including for the purposes of enforcing this Agreement in any court or other tribunal.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered on the date and year first above written.

EQUITABLE HOLDINGS, INC.

By:	/s/ Kurt Meyers
Name: Kurt Meyers
Title: Chief Legal Officer, Secretary

[Signature Page to Voting and Support Agreement]

COREBRIDGE FINANCIAL, INC.

By:	/s/ Polly Klane
Name: Polly Klane
Title: Executive Vice President and General Counsel

[Signature Page to Voting and Support Agreement]

NIPPON LIFE INSURANCE COMPANY

By:	/s/ Tomohiro Yao
Name: Tomohiro Yao
Title: Managing Executive Officer

[Signature Page to Voting and Support Agreement]

SCHEDULE A

COMMON STOCK

Name	Owned Stock
Nippon Life Insurance Company	Common Stock: 121,992,454

SCHEDULE B

STOCKHOLDER’S AGREEMENT

BY AND BETWEEN

EQUITABLE HOLDINGS, INC.

AND

NIPPON LIFE INSURANCE COMPANY

DATED AS OF [●], 202[●]

Page
Section 5.13	Counterparts	G-40
Section 5.14	No Recourse	G-40

Schedules

Schedule A	NLI Competitors
Schedule B	Joinder to the Stockholder’s Agreement
Schedule C	Confidentiality Agreement

STOCKHOLDER’S AGREEMENT

This Stockholder’s Agreement dated as of [●], 202[●], by and between Equitable Holdings, Inc., a Delaware corporation formerly known as Mountain Holding, Inc. (the “Company”), and Nippon Life Insurance Company, a mutual company (sougogaisha) organized under the laws of Japan (“NLI”).

BACKGROUND

WHEREAS, NLI, American International Group, Inc. (“AIG”) and Corebridge Financial, Inc. (“Corebridge”) entered into that certain Stock Purchase Agreement, dated as of May 16, 2024 (the “Stock Purchase Agreement”), pursuant to which, among other things, NLI agreed to purchase from AIG, and AIG agreed to sell to NLI, shares of Corebridge common stock, subject to the terms and conditions set forth in the Stock Purchase Agreement;

WHEREAS, in connection with the Stock Purchase Agreement, NLI and Corebridge entered into that certain Stockholder’s Agreement, dated as of December 9, 2024 (the “Corebridge Stockholder’s Agreement”);

WHEREAS, concurrently with the execution of the Corebridge Stockholder’s Agreement, NLI entered into that certain Registration Rights Assignment Agreement providing for the assignment of AIG’s registration rights with respect to the Shares (as defined in the Stock Purchase Agreement) to NLI;

WHEREAS, Mountain Holding, Inc., Corebridge, Equitable Holdings, Inc., Marcy Holding, Inc. and Palisade Holding, Inc. entered into that certain Agreement and Plan of Merger, dated March 26, 2026 (the “Merger Agreement”), pursuant to which, among other things, at the closing of the transactions set forth therein, Mountain Holding, Inc. will change its name to “Equitable Holdings, Inc.” and NLI (or certain of its Affiliates) will receive shares of Common Stock, subject to the terms and conditions set forth in the Merger Agreement;

WHEREAS, Corebridge and NLI acknowledge that the Corebridge Stockholder’s Agreement shall automatically terminate on the date hereof in accordance with its terms; and

WHEREAS, in connection with the transactions contemplated by the Merger Agreement, the Company and NLI wish to set forth certain understandings between such parties, including with respect to certain governance matters.

NOW, THEREFORE, in consideration of the foregoing, and the representations, warranties, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I

INTRODUCTORY MATTERS

Section 1.1 Defined Terms. In addition to the terms defined elsewhere herein, the following terms have the following meanings when used herein with initial capital letters:

“Additional Acquisition” means any acquisition by NLI or its Controlled Affiliates of any economic interest in, any right to direct the voting or disposition of, or any other right with respect to, any securities (including Common Stock) of the Company following the Closing that (a) would result in the NLI Parties having a Share Ownership Percentage of 25% or more or (b) would, together with any other arrangements between the Company and the NLI Parties (including this Agreement), result in an ability of the NLI Parties to designate or otherwise determine 25% or more of the Total Number of Directors at any time following the Closing.

“Additional Acquisition Notice” has the meaning set forth in Section 3.1(c)(i).

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person. As used in this definition, the term “control” (including the terms “controlled by” and “under common control with”) means the power to direct the management or policies of a Person, directly or indirectly, through the ownership of voting securities, by contract or otherwise; provided that no party to this Agreement shall be considered an Affiliate of any other party to this Agreement for the purposes of this Agreement.

“Agreement” means this Stockholder’s Agreement, as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms hereof.

“AIG” has the meaning set forth in the Recitals.

“Applicable Law” means, with respect to any Person, any federal, state, provincial, local or foreign law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling, writ, stipulation or other similar requirement enacted, adopted, promulgated or applied by a Governmental Authority that is binding upon or applicable to such Person, as amended unless expressly specified otherwise.

“Audit Committee” means the Audit Committee of the Board.

“Beneficially Own” (including its correlative meanings, “Beneficial Owner” and “Beneficial Ownership”) has the meaning set forth in Rule 13d-3 promulgated under the Exchange Act.

“Board” means the board of directors of the Company.

“Board Materials” has the meaning set forth in Section 2.3(a).

“Board Observer” has the meaning set forth in Section 2.3.

“Business Day” means a day other than a Saturday, Sunday, holiday or other day on which commercial banks in New York, New York, or Tokyo, Japan are authorized or required by Applicable Law to close.

“Cause Event” means, with respect to any Secondee:

(a) the Secondee’s:

(i) conviction, whether following trial or by plea of guilty or nolo contendere (or similar plea), in a criminal proceeding:

(A) on a misdemeanor charge involving fraud, false statements or misleading omissions, wrongful taking, embezzlement, bribery, forgery, counterfeiting or extortion;

(B) on a felony charge; or

(C) on an equivalent charge to those in clauses (i) and (ii) in jurisdictions which do not use those designations;

(ii) engagement in any conduct which constitutes an employment disqualification under applicable law (including statutory disqualification as defined under the Exchange Act);

(iii) violation of any securities or commodities laws, any rules or regulations issued pursuant to such laws, or the rules and regulations of any securities or commodities exchange or association of which the Company or any of its subsidiaries is a member; or

(iv) material uncured (to the extent curable) violation of the Company’s codes of conduct or any other Company policy as in effect from time to time; or

(b) any determination or finding that the Secondee is untrustworthy by any Governmental Authority.

“Closing” has the meaning set forth in the Merger Agreement.

“Common Stock” means the shares of common stock, $0.01 par value per share, of the Company, and any other capital stock of the Company into which such common stock is reclassified or reconstituted and any other common stock of the Company.

“Company” has the meaning set forth in the Preamble.

“Company Charter” means the Amended and Restated Certificate of Incorporation of the Company, as amended.

“Compensation Committee” means the Compensation Committee of the Board.

“Confidentiality Agreement” has the meaning set forth in Section 2.1(k)(i).

“Controlled Affiliate” means, with respect to NLI, any Affiliate of NLI that is controlled by NLI, including any direct or indirect Subsidiary of NLI.

“Corebridge” has the meaning set forth in the Recitals.

“Corebridge Stockholder’s Agreement” has the meaning set forth in the Recitals.

“Designation Right” has the meaning set forth in Section 2.1(a).

“Director” means any director serving on the Board.

“Equity Securities” means any and all:

(a) shares, interests, participations or other equivalents (however designated) of capital stock or other Voting Securities of a corporation, and any and all equivalent or analogous ownership (or profit) or voting interests in a Person (other than a corporation);

(b) securities convertible into or exchangeable for shares, interests, participations or other equivalents (however designated) of capital stock or Voting Securities of (or other ownership or profit or voting interests in) such Person; and

(c) any and all warrants, rights or options to purchase any of the foregoing, whether voting or nonvoting, and, in each case, whether or not such shares, interests, participations, equivalents, securities, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination.

“Exchange” shall mean the New York Stock Exchange or any other national securities exchange on which the Common Stock is listed.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“Exempt Transfer” means a Transfer pursuant to any merger, business combination, tender offer business consolidation, recapitalization or exchange offer or similar transaction involving shares of Common Stock whereby the stockholders of the Company (together with their Affiliates) as of immediately prior to such transaction do not own at least 50% of the outstanding Common Stock of the Company immediately following such transaction, in each case, that has been approved by and recommended by the board of directors of the Company.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Governmental Authority” means any nation, government, or supra-national body of competent jurisdiction, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any arbitrator or arbitral body or panel of competent jurisdiction or other entity with quasi-governmental authority.

“Identified Person” has the meaning set forth in Section 3.4(a).

“Initial Period” has the meaning set forth in Section 2.1(a)(i).

“Merger Agreement” has the meaning set forth in the Recitals.

“Necessary Action” means, with respect to the Company and any specified result, actions within its and its Subsidiaries’ reasonable control (to the extent such actions are permitted by Applicable Law and would not cause a violation of the Company’s organizational documents or this Agreement and to the extent such actions are required to achieve such specified result) as commercially reasonable and practicable to achieve such result, including executing agreements, consents, waivers and other instruments and not knowingly causing or encouraging any Person to agree to or take any action which is reasonably likely to have the effect of impairing the occurrence of such result.

“NLI” has the meaning set forth in the Preamble.

“NLI Competitor” means the Persons set forth on Schedule A or any Subsidiary or successor by operation of law of such Persons.

“NLI Designee” has the meaning set forth in Section 2.1(c)(ii).

“NLI Parties” means:

(a) NLI;

(b) any Affiliates of NLI; and

(c) any NLI Permitted Transferees that become a party to this Agreement by executing a joinder agreement substantially in the form attached as Schedule B to this Agreement.

“NLI Permitted Transferee” means a Person who receives Common Stock via a Permitted Transfer in accordance with this Agreement.

“Nominating and Governance Committee” means the nominating and corporate governance committee of the Board, or another committee performing the functions of nominating or selecting Persons for election or appointment to the Board.

“Non-Employee Directors” has the meaning set forth in Section 3.4(a).

“Permitted Transfer” means a Transfer:

(a) that has been approved in advance by a majority of the disinterested members of the Board or a duly authorized committee thereof; or

(b) to or among NLI and its Affiliates.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, a cooperative, an unincorporated organization, or other form of business organization, whether or not regarded as a legal entity under Applicable Law, or any Governmental Authority or any department, agency or political subdivision thereof.

“Representatives” mean, with respect to any party, such party’s directors, officers, employees, Affiliates, subsidiaries, advisors (including, without limitation, financial advisors, attorneys, accountants, actuaries and consultants) and agents.

“Required Authorizations” means all material authorizations, consents, approvals, non-disapprovals or non-objections of, or filings, declarations or registrations with, or notifications to, (i) a Governmental Authority, (ii) the board of directors or shareholders of a Company fund registered as an “investment company” under the Investment Company Act of 1940, as amended, or (iii) advisory clients of any Affiliate of the Company that is an investment adviser registered under the Investment Advisers Act of 1940, as amended, in each case, reasonably necessary, proper or advisable pursuant to Applicable Law in connection with the consummation of an Additional Acquisition.

“Secondee” has the meaning set forth in Section 3.5.

“Secondment Agreement” has the meaning set forth in Section 3.5.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“Share Ownership Percentage” means, as of any applicable date hereunder, and with respect to any Person, a percentage equal to the quotient of:

(a) the total number of shares of Common Stock Beneficially Owned by such Person, divided by

(b) the total number of issued and outstanding shares of Common Stock.

“Stock Purchase Agreement” has the meaning set forth in the Recitals.

“Subsidiary” means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at any time directly or indirectly owned by such Person.

“Sunset Date” has the meaning set forth in Section 2.1(a).

“Total Number of Directors” means the total number of authorized Directors comprising the entire Board.

“Transfer” (including its correlative meaning, “Transferred”) shall mean, with respect to any Equity Security, directly or indirectly, by operation of Applicable Law, contract or otherwise, to sell, contract to sell, give, assign, hypothecate, pledge, encumber, grant a security interest in, offer, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any economic, voting or other rights in or to such Equity Security. When used as a noun, “Transfer” shall have such correlative meaning as the context may require.

“Voting Securities” means shares of Common Stock and any other securities of the Company entitled to vote generally in the election of Directors.

Section 1.2 Construction.

(a) The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

(b) The word “or” shall be inclusive and not exclusive.

(c) The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

(d) References to Articles, Sections, Exhibits, Annexes and Schedules are to Articles, Sections, Exhibits, Annexes and Schedules of this Agreement unless otherwise specified.

(e) All Exhibits, Annexes and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein.

(f) Any capitalized terms used in any Exhibit, Annex or Schedule or in any certificate or other document made or delivered pursuant hereto but not otherwise defined therein, shall have the meaning as defined in this Agreement.

(g) Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular.

(h) As context requires, any masculine gender shall include the feminine and neuter genders; any feminine gender shall include the masculine and neuter genders; and any neuter gender shall include masculine and feminine genders.

(i) Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import.

(j) “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form.

(k) References to any statute shall be deemed to refer to such statute as amended from time to time and to any rules or regulations promulgated thereunder.

(l) References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

(m) References to any Person include the successors and permitted assigns of that Person.

(n) References from or through any date mean, unless otherwise specified, from and including or through and including, respectively.

(o) References to “law”, “laws” or to a particular statute or law shall be deemed also to include any Applicable Law.

(p) The symbol “$” refers to United States Dollars, the lawful currency of the United States of America.

(q) The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends and such phrase shall not mean simply “if.”

(r) References to “day” shall mean a calendar day unless otherwise indicated as a “Business Day.”

(s) Each party has participated in the drafting of this Agreement, which each party acknowledges is the result of extensive negotiations between the parties. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision.

Section 1.3 Termination of Corebridge Stockholder’s Agreement. Each of Corebridge and NLI acknowledges and agrees that the Corebridge Stockholder’s Agreement is hereby terminated and shall hereafter be of no force and effect.

ARTICLE II

CORPORATE GOVERNANCE MATTERS

Section 2.1 Composition of the Board.

(a) Subject to the terms and conditions of this Article II, from and after the Closing, until the date that the Share Ownership Percentage of the NLI Parties is less than 5% (the “Sunset Date”), NLI shall have the right (but not the obligation) to designate (and the individuals nominated for election as Directors by or at the direction of the Board or a duly authorized committee thereof shall include):

(i) for a period of six (6) months following the Closing (the “Initial Period”), two individuals to serve as Directors; and

(ii) following the Initial Period, a number of individuals to serve as Directors equal to the product of the Total Number of Directors multiplied by the Share Ownership Percentage of the NLI Parties, with such number of Directors rounded down to the nearest whole number (the “Designation Right”).

(b) In the event that the Board determines in good faith, after consultation with outside counsel, that the nomination of any such individual designated by NLI would be inconsistent with the Board’s fiduciary duty under Applicable Law or with the rules and regulations of the Exchange, NLI shall have the right (but not the obligation) to designate any other individual that would not result in such determination.

(c) If at any time NLI has designated fewer than the total number of individuals that NLI is then entitled to designate pursuant to Section 2.1(a), NLI shall have the right (but not the obligation) to designate such number of additional individuals that NLI is entitled to so designate, in which case, any individuals nominated by or at the direction of the Board or any duly authorized committee thereof for election as Directors to fill any vacancy or newly created directorships on the Board shall include such designees, and the Company shall, unless the Board determines in good faith, after consultation with outside counsel, that such recommendation, support, or other action would be inconsistent with the Board’s fiduciary duty under Applicable Law, take all Necessary Action to:

(i) effect the election or appointment of such additional designees, whether by increasing the size of the Board or otherwise; and

(ii) cause the election or appointment of such additional designees to fill any such newly created vacancies or to fill any other existing vacancies.

Each such individual whom NLI shall actually designate pursuant to this Section 2.1 and who qualifies to serve and is thereafter elected or appointed as a Director shall be referred to herein as a “NLI Designee”.

(d) If at any time the number of NLI Designees is greater than permitted by NLI’s Share Ownership Percentage pursuant to Section 2.1(a), NLI shall cause one or more of its NLI Designees to resign from the Board within 60 days of (i) the end of the Initial Period in the case of Section 2.1(a)(i) or (ii) the date on which its Share Ownership Percentage decreased below the level necessary to maintain such NLI Designees in the case of Section 2.1(a)(ii).

(e) Each of the NLI Designees shall be entitled to receive compensation as Directors from the Company, but only if he/she (i) is not an employee of NLI or otherwise compensated by NLI in connection with his/her position as NLI Designee and (ii) is determined by the Board to be independent under Applicable Law and the rules and regulations of the Exchange.

(f) The Company may terminate the Designation Right by written notice to NLI within 30 Business Days if (i) the parties to this Agreement agree in writing to terminate the Designation Right, (ii) the exercise of the Designation Right by NLI or participation by the NLI Designee on the Board is prohibited by Applicable Law or (iii) NLI commits a willful and material breach of this Agreement, which willful and material breach is not cured within 60 days after NLI’s receipt of a written notice in respect thereof from the Company; provided that prior to any termination of the Designation Right pursuant to this Section 2.1(f), an executive officer of the Company shall discuss such termination of the Designation Right with an executive officer of NLI and consider in good faith whether there are available alternatives or remedies to avoid terminating the Designation Right.

(g) In the event that a vacancy is created at any time by the death, disability, retirement, removal or resignation of any NLI Designee, any individual nominated or appointed by or at the direction of the Board or any duly authorized committee thereof to fill such vacancy shall be a new designee of NLI, and the Company and the Board shall take, to the fullest extent permitted by Applicable Law and the rules and regulations of the Exchange, at any time and from time to time, all Necessary Action to cause such vacancy to be filled by such designee of NLI, as promptly as practicable following such designation, unless the Board determines in good faith, after consultation with outside counsel, that such determination to fill such vacancy would be inconsistent with the Board’s fiduciary duty under Applicable Law.

(h) The Company and the Board shall take, to the fullest extent permitted by Applicable Law and the rules and regulations of the Exchange, all Necessary Action to cause the individuals designated by NLI pursuant to the Designation Right to be appointed to the Board immediately after the Closing; provided that if the Board determines in good faith, after consultation with outside counsel, that the appointment of any such designee would be inconsistent with the Board’s fiduciary duty under Applicable Law or with the rules and regulations of the Exchange, the Board shall not be required to appoint such designee but NLI shall have the right (but not the obligation) to designate any other individual that would not result in such determination.

(i) For any designation pursuant to this Section 2.1 that occurs in connection with an election of Directors by the stockholders of the Company, NLI shall identify its designees by written notice to the Company no less than 120 days prior to the date of the meeting of stockholders of the Company called for the purpose of electing Directors and such NLI Designees shall complete a customary director and officer questionnaire, in the same form provided to all other Directors, by the date required of all other Directors. The Company shall, to the fullest extent permitted by Applicable Law and the rules and regulations of the Exchange, include such individual in the slate of nominees recommended by the Board at any meeting of stockholders called for the purpose of electing Directors, and use its commercially reasonable efforts to cause the election of such individual to the Board, including recommending such individual’s election, soliciting proxies or consents in favor thereof, in each case, unless the Board determines in good faith, after consultation with outside counsel, that such recommendation and support would be inconsistent with the Board’s fiduciary duty under Applicable Law. To the fullest extent permitted by Applicable Law, each NLI Designee shall be required to recuse himself or herself from the deliberations and vote on any matter on which NLI or such NLI Designee has a material conflict of interest or as otherwise required by Applicable Law or the rules and regulations of the Exchange, as determined after consultation with NLI and upon the advice of outside counsel to the Company or the Board.

(j) The NLI Designee shall be entitled to indemnification, advancement of expenses and exculpation from the Company and to be insured under the director and officer insurance policy of the Company, to the same extent as the other members of the Board (in their capacities as Directors) pursuant to the Company Charter and bylaws of the Company.

(k) As a condition to the Company’s obligations under this Section 2.1 with respect to persons designated for nomination, appointment, or election by NLI, each NLI Designee will agree in writing:

(i) during the term of any service as a Director to comply with all policies, procedures, processes, codes, rules, standards and guidelines applicable to all non-employee members of the Company, including, without limitation, the Company’s code of conduct, insider trading policy, Regulation FD policy, related person transactions policy and corporate governance guidelines, in each case as previously approved by the Board and as amended from time to time; and

(ii) to keep confidential and not publicly disclose discussions and matters considered in meetings of the Board and its committees or other confidential information of the Company that the NLI Designee receives from the Company, in accordance with and subject to the terms of a confidentiality agreement in the form attached hereto as Schedule C (the “Confidentiality Agreement”).

The Confidentiality Agreement shall be executed by NLI, the Company and the applicable NLI Designees and delivered concurrently with the Closing.

Section 2.2 Committees.

(a) Subject to Sections 2.2(b) and 2.2(c), for so long as a NLI Designee is serving as a Director on the Board, at least one NLI Designee shall be entitled to serve on each of:

(i) the Compensation Committee; and

(ii) the Nominating and Governance Committee,

in each case, as a full member with the same voting and other privileges as other members of such committee, but in each case (A) only to the extent that such NLI Designee elects to serve on such committee and subject to such NLI Designee meeting the applicable eligibility requirements for membership on such committee mandated by Applicable Law the rules of the Exchange and the charter of such committee, and (B) unless the Board determines in good faith, after consultation with outside counsel, that the appointment of any such individual designated by NLI to the particular committee would be inconsistent with the Board’s fiduciary duty under Applicable Law.

(b) To the extent prohibited under Applicable Law or the rules and regulations of the Exchange, no NLI Designee shall be entitled to serve on the Compensation Committee or the Nominating and Governance Committee unless and until the Board has determined, acting in good faith, based on its review of the information provided by such NLI Designees, which information must be provided within 10 (ten) Business Days of the Company’s reasonable request made in writing, and such other reasonable inquires as the Company deems necessary or appropriate, that the NLI Designees are independent under Applicable Law and the rules and regulations of the Exchange.

(c) The committee(s) on which any NLI Designee serves shall be determined by the Nominating and Governance Committee, after consultation with NLI and the NLI Designees.

Section 2.3 Board Observer.

(a) In addition to the rights set forth in Section 2.1 and Section 2.2, prior to the Sunset Date, NLI shall also have the right to appoint one representative, which shall not be a Secondee (the “Board Observer”), to attend each meeting of the Board and each meeting of any committee on which a NLI Designee serves, whether such meeting is conducted in person or by teleconference or video conference; provided that, without the prior approval of the chairman of the Board or the applicable chairman of the committee thereof, the Board Observer shall not be permitted to attend, or receive any Board Materials related to, drafted for or presented at, any executive sessions of the Board or any committee of the Board on which a NLI Designee is not serving; provided, further, that, once during any 12-month period, in the event that a Board Observer is unable to attend a meeting of the Board or any committee on which a NLI Designee serves due to illness, injury, or other extraordinary circumstances, NLI may designate, with three business days advance written notice, an alternative Person to attend such meeting on behalf of the Board Observer, which Person shall not be a Secondee. The Company shall (a) provide to such Board Observer all communications and materials that are provided by the Company or the Company’s Representatives to the members of the Board generally, at the same time and in the same manner that such communications and materials are provided to such other Board members, including all notices, Board packages, reports, presentations, minutes and consents (the “Board Materials”) and (b) not unreasonably prevent the Board Observer from observing, or delay the arrangement for observation of, such meetings; provided, however, that if the Company reasonably determines that the exclusion of the Board Observer from any portion of a meeting of the Board or omission of any portion of the Board Materials is necessary to preserve the Company’s attorney-client privilege or as a result of material conflict of interest of such Board Observer (such determination to be based on the advice of counsel to the Company), then the Company will have the right to exclude the Board Observer from such portions of meetings of the Board or the committees thereof in which such information is discussed, and omit to provide the Board Observer with such information.

(b) As a condition to the Company’s obligations under Section 2.3(a) with respect to a person designated to act as a Board Observer, each Board Observer will agree in writing:

(i) during the term of any service as a Board Observer to comply with all policies, procedures, processes, codes, rules, standards and guidelines applicable to all non-employee members of the Company, including, without limitation, the Company’s code of conduct, insider trading policy, Regulation FD policy, related person transactions policy and corporate governance guidelines, in each case as previously approved by the Board and as amended from time to time; and

(ii) to keep confidential and not publicly disclose discussions and matters considered in meetings of the Board and its committees or other confidential information of the Company that the Board Observer receives from the Company, in accordance with and subject to the terms of the Confidentiality Agreement.

Section 2.4 Matters Requiring Certain Approval.

(a) Notwithstanding anything herein to the contrary, prior to the Sunset Date, the prior written consent of NLI shall be required for the Company to take any of the following actions:

(i) amend the certificate of incorporation, bylaws or any other organizational documents of the Company, or the charter or other governing documents of any committee of the Board, in any manner that would materially and adversely affect NLI’s enumerated rights under this Agreement; provided that any amendments required by Applicable Law or any Governmental Authority shall not require the prior written consent of NLI;

(ii) commence any voluntary dissolution, liquidation or winding up of the Company; provided that, notwithstanding that NLI has refused to provide its written consent, if the Board determines in good faith, after consultation with outside counsel, that not commencing voluntary dissolution, liquidation or winding up of the Company would be inconsistent with the Board’s fiduciary duty under Applicable Law, it may commence voluntary dissolution, liquidation or winding up of the Company;

(iii) other than in connection with an Exempt Transfer, commence any voluntary deregistration or voluntary delisting of the Common Stock;

(iv) issue any new Common Stock to any NLI Competitor; or

(v) agree to take any of the foregoing actions.

(b) If, within thirty (30) Business Days of receipt of a notice from the Company requesting written consent pursuant to Section 2.4(a) of this Agreement, NLI has not provided its written consent or has not refused to provide its consent, NLI shall be deemed to have consented to the action for which written consent has been requested by the Company.

ARTICLE III

ADDITIONAL COVENANTS

Section 3.1 Standstill; Cooperation and Notice.

(a) Without the prior written approval of the Board, beginning on the date hereof and ending on the Sunset Date, NLI shall not, and shall cause each of its Controlled Affiliates not to, directly or indirectly:

(i) commence or propose to commence any tender or exchange offer for securities of the Company or any of its Subsidiaries, enter into or propose to enter any merger, consolidation, business combination or acquisition or disposition of assets of the Company or any of its Subsidiaries;

(ii) nominate for election, or seek to elect, any individual as a Director of the Company, other than as contemplated by Section 2.1 of this Agreement, for any such individual nominated by the Board or the applicable committee thereof;

(iii) propose any recapitalization, restructuring, liquidation, dissolution or other similar extraordinary transaction with respect to the Company or any of its Subsidiaries;

(iv) acquire or propose to acquire, or otherwise obtain any economic interest in, any right to direct the voting or disposition of, or any other right with respect to, any securities (including Common Stock) of the Company that would result in the NLI Parties having a Share Ownership Percentage of more than 30%;

(v) form, join or in any way participate in a “partnership, limited partnership, syndicate, or other group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) for purposes of acquiring, holding, voting or disposing of any securities of the Company;

(vi) dispose of Common Stock in response to an unsolicited tender offer for securities of the Company or other proposed business combination, except pursuant to an Exempt Transfer;

(vii) take any action or make any proposal for additional representation on the Board, not otherwise permitted under Section 2.1;

(viii) take any action (including any public announcement or communication with or to the Company) that would reasonably be expected to require the Company to make a public announcement regarding any of the types of matters set forth in this Section 3.1; or

(ix) act alone or in concert with any Person, including through entry into any agreements with any third party, with respect to taking any of the actions set forth in the foregoing clauses (i) through (viii);

provided that, notwithstanding the foregoing, nothing in this Section 3.1 shall restrict or prohibit:

(A) any NLI Designee from taking any action, or refraining from taking any action, which he or she determines is necessary or appropriate in light of his or her fiduciary duties as a Director;

(B) compliance by NLI with, or the exercise by the NLI of any of its rights under, this Agreement; or

(C) any Exempt Transfer.

(b) Notwithstanding anything to the contrary in this Section 3.1, on and after the date hereof, no NLI Party shall be prohibited or restricted from initiating and engaging in private discussions with the Company or the Board in relation to, or making and submitting to the Company or the Board, non-public, confidential proposals regarding the matters addressed by this Section 3.1 so long as such communications would not, after consultation with external counsel to NLI, reasonably be expected to require NLI, the Company or any other Person to make a public announcement regarding such proposal.

(c) Notwithstanding anything to the contrary in this Section 3.1, in the event that NLI or any of its Controlled Affiliates desires to pursue an Additional Acquisition:

(i) NLI shall first deliver to the Company a written notice of its intention to pursue such Additional Acquisition setting forth the intended purchaser(s) and the NLI Parties’ expected Share Ownership Percentage following the completion of such Additional Acquisition (the “Additional Acquisition Notice”);

(ii) Following the delivery of an Additional Acquisition Notice to the Company, each of the Company and NLI shall use its respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary under Applicable Law to obtain all Required Authorizations, including making all necessary, proper or advisable registrations, filings and notices with, and taking all steps as may be necessary to obtain such Required Authorizations (including, but not limited to, any such Required Authorizations from FINRA), to the extent not previously obtained and not in full force and effect at such time. In furtherance of the foregoing, NLI and the Company shall consult with one another with respect to obtaining all Required Authorizations not already obtained and in full force and effect at such time; and

(iii) In no event shall any Additional Acquisition be consummated until such time as all Required Authorizations with respect to such Additional Acquisition have been either obtained in form and substance reasonably satisfactory to the Company or waived by the Company.

Section 3.2 Information and Access Rights.

(a) Until the date that the Share Ownership Percentage of the NLI Parties is less than 10%, the Company shall make the books and records of the Company available for inspection by the NLI Parties at the principal place of business of the Company. The Company shall, and shall cause its Subsidiaries to afford the NLI Parties and their respective agents reasonable access, during usual business hours, to the Company’s personnel, data and systems, in each case to the extent that such information, data or access is required for NLI to meet its legal, financial or regulatory obligations or requirements (as determined by NLI in its reasonable judgment).

(b) NLI hereby acknowledges and agrees that, notwithstanding any other provision of this Agreement to the contrary, NLI and its Affiliates shall be provided confidential information, which may constitute material nonpublic information, pursuant to Section 3.2(a) in accordance with and subject to the terms of the Confidentiality Agreement, which such Confidentiality Agreement shall be executed and delivered concurrently with the Closing. NLI acknowledges its awareness that United States securities laws prohibit any person who has received from an issuer material non-public information from purchasing or selling securities of such issuer while in possession of any material nonpublic information, or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell securities. NLI agrees that it will not trade in the securities of the Company except in a manner that complies with applicable securities laws.

(c) Within a reasonable period after receipt of a written request from NLI, and unless prohibited by Applicable Law, the Company shall deliver to NLI a duly executed statement, dated not more than thirty (30) days prior to the requested date, in accordance with Treasury Regulations Section 1.897-2(h) certifying that the Company is not, and has not been, a “United States real property holding corporation” for purposes of Sections 897 of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code, along with the notification to the Internal Revenue Service described in Treasury Regulation Section 1.897-2(h)(2) regarding delivery of such statement, signed by a responsible corporate officer of the Company.

(d) So long as this Agreement remains in effect, NLI shall make the books and records of the NLI Parties available for inspection by the Company at the principal place of business of NLI to the extent that such inspection is required for the Company to meet its legal, financial or regulatory obligations or requirements (as determined by the Company in its reasonable judgment). NLI shall, and shall cause the NLI Parties to, afford the Company and its respective agents reasonable access, during usual business hours, to the NLI Parties’ personnel, data and systems, in each case to the extent that such information, data or access is required for the Company to meet its legal, financial or regulatory obligations or requirements (as determined by the Company in its reasonable judgment).

Section 3.3 Cooperation. Following the Closing, the Company and NLI shall, from time to time, engage in good faith discussions between each party’s management team, as may be reasonably requested by the other party with respect to potential collaborative opportunities.

Section 3.4 Corporate Opportunities.

(a) In recognition and anticipation of the fact that (i) certain directors, principals, officers, employees and/or other representatives of NLI and it respective Affiliates may serve as a director of the Company, (ii) NLI and its respective Affiliates may now engage and may continue to engage in the same or similar activities or related lines of business as those in which the Company, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Company, directly or indirectly, may engage or proposes to engage, and (iii) directors who are not employees of the Company or the subsidiaries of the Company (such directors the “Non-Employee Directors”) and their respective Affiliates may now engage and may continue to engage in the same or similar activities or related lines of business as those in which the Company, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Company, directly or indirectly, may engage or proposes to engage, the provisions of this Section 3.4 are set forth to regulate and define the conduct and certain affairs of the Company with respect to certain classes or categories of business opportunities as they may involve NLI, the Non-Employee Directors or their respective Affiliates, as applicable, and the powers, rights, duties and liabilities of the Company and its directors and stockholders in connection therewith. The Company hereby agrees that none of (A) NLI or any of its Affiliates or (B) the Non-Employee Directors or his or her Affiliates (the persons identified in clauses (A) and (B) above being referred to, collectively, as “Identified Persons” and, individually, as an “Identified Person”) shall, to the fullest extent permitted by (but otherwise subject to) applicable law, have any duty to refrain from, directly or indirectly, (1) engaging in the same or similar business activities or lines of business in which the Company or any of its Affiliates now engages or proposes to engage or (2) otherwise competing with the Company or any of its Affiliates, and, to the fullest extent permitted by law, no Identified Person shall be liable to the Company or its stockholders or to any Affiliate of the Company for breach of any fiduciary duty solely by reason of the fact that such Identified Person engages in any such activities. To the fullest extent permitted by law, the Company hereby renounces any interest or expectancy in, or right to be offered an opportunity to participate in, any business opportunity that may be a corporate opportunity for an

Identified Person and the Company or any of its Affiliates, except as provided in Section 3.4(b). Subject to Section 3.4(b), in the event that any Identified Person acquires knowledge of a potential transaction or other business opportunity that may be a corporate opportunity for itself, herself or himself and the Company or any of its Affiliates, such Identified Person shall, to the fullest extent permitted by law, have no duty to communicate or offer such transaction or other business opportunity to the Company or any of its Affiliates and, to the fullest extent permitted by law, shall not be liable to the Company or its stockholders or to any Affiliate of the Company for breach of any fiduciary duty as a stockholder or director of the Company solely by reason of the fact that such Identified Person pursues or acquires such corporate opportunity for itself, herself or himself, or offers or directs such corporate opportunity to another person or does not communicate information regarding such corporate opportunity to the Company.

(b) Notwithstanding anything to the contrary contained in this Section 3.4, the Company does not renounce its interest in any corporate opportunity offered to any Non-Employee Director (including any Non-Employee Director who serves as an officer of the Company) if such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of the Company, and the provisions of Section 3.4(a) shall not apply to any such corporate opportunity.

(c) For purposes of this Section 3.4, (i) each of the NLI Designee, Secondee and Board Observer shall be a “Non-Employee Director”, (ii) NLI and its Affiliates shall each be an “Identified Person” and (iii) for the avoidance of doubt, neither the Company nor any of its subsidiaries shall be deemed to be an “Affiliate” of NLI.

Section 3.5 Secondment Rights. Until the later of (x) the end of the Initial Period and (y) the first date that the Share Ownership Percentage of the NLI Parties is less than 15%, NLI shall have the right to second three employees (each, a “Secondee”) to the Company from time to time to non-executive positions or roles at the Company, pursuant to a secondment agreement entered into between NLI and the Company (the “Secondment Agreement”); provided that each Secondee and the terms of each secondment shall be mutually acceptable to the Company and NLI. If for immigration status reasons a Secondee is unable to be seconded to the Company, such Secondee shall remain an employee of NLI and NLI, the Company and applicable Secondee shall enter into a service agreement whereby such Secondee will provide services to the Company on terms similar to the Secondment Agreement. The secondment of any Secondee may be terminated by (a) the Company and NLI, as may be mutually agreed from time to time and (b) the Company, at any time upon the occurrence of a Cause Event. The Secondees will not have any decision-making authority or voting rights. At least one Secondee, as mutually agreed by NLI and the Company, shall have the right to observe Quarterly Business Review meetings of the Company and such other meetings mutually agreed by NLI and the Company. The Company will not unreasonably prevent the Secondee from observing, or delay the arrangement for the observation of, such meetings.

Section 3.6 Certain Board Approvals. The Board shall take all Necessary Action so that the restrictions on “business combinations” contained in Section 203 of the General Corporation Law of the State of Delaware (the “DGCL”) shall not apply to NLI or any of its “affiliates” or “associates” (as defined in Section 203(c)(1) and Section 203(c)(2) of the DGCL) as of the date hereof. In addition to the extent requested by NLI, the Board shall take all Necessary Action so that the restrictions on “business combinations” contained in Section 203 of the DGCL shall not apply to any person who becomes an “affiliate” or “associate” of NLI following the time at which the Company becomes governed by Section 203 of the DGCL, unless the Board determines in good faith, after consultation with outside counsel, that such exemption would be inconsistent with the Board’s fiduciary duty under Applicable Law or with the rules and regulations of the Exchange. Notwithstanding the foregoing, if at any time NLI ceases to “own” (as defined in Section 203(c)(9) of the DGCL) at least 15% of the outstanding “voting stock” (as defined in Section 203(c)(8) of the DGCL) of the Company (other than as a result of action taken solely by the Company), the Board shall not be required to take any action that will result in the restrictions on “business combinations” not applying NLI or its “affiliates” or “associates” under this Section 3.6.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.1 Representations and Warranties of the Company. The Company hereby represents and warrants to NLI as follows as of the Closing:

(a) The Company is a corporation duly organized, validly existing and in good standing under the Applicable Laws of the State of Delaware. The Company has all corporate (or other organizational) power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement.

(b) The execution and delivery by the Company of this Agreement and the performance of the obligations of the Company under this Agreement do not and will not conflict with or violate any provision of, or require the consent or approval of any person (except for any such consents or approvals which have been obtained) under, (i) Applicable Law, except for such violations as would not have a material adverse effect on the ability of the Company to perform its obligations under this Agreement, (ii) the organizational documents of the Company, or (iii) any contract or agreement to which the Company is a party, except for such violations as would not have a material adverse effect on the ability of the Company to perform its obligations under this Agreement.

(c) The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby are within the organizational powers of the Company and have been duly authorized by all necessary corporate (or other organizational) action on the part of the Company. This Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery by NLI, constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 4.2 Representations and Warranties of NLI. NLI hereby represents and warrants to the Company as follows as of the Closing:

(a) NLI is duly organized, validly existing and, where applicable, in good standing under the Applicable Laws of Japan. NLI has all corporate or other organizational powers and all authority necessary to execute and deliver this Agreement and to perform its obligations under this Agreement.

(b) The execution and delivery by NLI of this Agreement and the performance by NLI of its obligations under this Agreement do not and will not conflict with or violate any provision of, or require the consent or approval of any person (except for any such consents or approvals which have been obtained) under, (i) Applicable Law, except for such violations as would not have a material adverse effect on the ability of NLI to perform its obligations under this Agreement, (ii) its organizational documents, or (iii) any contract or agreement to which it is a party, except for such violations as would not have a material adverse effect on the ability of NLI to perform its obligations under this Agreement.

(c) The execution, delivery and performance of this Agreement by NLI and the consummation by NLI of the transactions contemplated hereby are within the organizational powers of NLI and have been duly authorized by all necessary corporate or other organizational action on the part of NLI. This Agreement has been duly executed and delivered by NLI and, assuming due authorization, execution and delivery by the Company, constitutes a legal, valid and binding agreement of NLI, enforceable against NLI in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity).

Section 4.3 No Other Representations or Warranties. Each of NLI and the Company hereby acknowledges and agrees that:

(a) except for the express representations and warranties set forth in this Article IV neither party hereto nor any Person acting on its behalf is making any representation or warranty of any kind, express or implied, in connection with the negotiation, execution or performance of this Agreement or the transactions contemplated hereby; and

(b) neither party hereto has relied on the accuracy or completeness of any information furnished by the other party hereto or any Person acting on its behalf in connection with the negotiation, execution or performance of this Agreement or the transactions contemplated hereby.

ARTICLE V

GENERAL PROVISIONS

Section 5.1 Termination.

(a) Unless otherwise specified herein, this Agreement shall automatically terminate on the earlier to occur of:

(i) the date on which the Share Ownership Percentage of the NLI Parties is less than 5%; and

(ii) the mutual written agreement of NLI and the Company.

(b) The Company may terminate this Agreement following written notice in accordance with Section 5.2 if the Company or any of its Affiliates becomes subject to direct regulation by, or sanctions of, the Financial Services Agency of Japan that it would not be subject to in the absence of this Agreement and the transactions contemplated hereby and thereby provided that prior to any termination of this Agreement pursuant to this Section 5.1(b), an executive officer of the Company shall discuss such termination of this Agreement with an executive officer of NLI and consider in good faith whether there are available alternatives or remedies to avoid terminating this Agreement.

(c) Either of the parties to this Agreement may terminate this Agreement if there shall be a material breach of this Agreement or the transactions contemplated hereby by the other party to this Agreement, which breach is not cured within 30 days after the breaching party’s receipt of a written notice in respect thereof from the other party; provided that prior to any termination of this Agreement pursuant to this Section 5.1(c), an executive officer of the terminating party shall discuss such termination of this Agreement with an executive officer of the non-terminating party and consider in good faith whether there are available alternatives or remedies to avoid terminating the this Agreement.

Section 5.2 Notices. All notices, requests and other communications to any party shall be in writing and shall be deemed given (a) when delivered personally, (b) on the date sent by electronic mail transmission if sent during normal business hours of the recipient and on the next Business Day if sent after normal business hours of the recipient (with confirmation of receipt of such electronic mail received by return electronic mail), or (c) when received by the addressee if sent by international or national overnight courier (providing proof of delivery), to the parties at the addresses set forth below.

if to the Company:

[●]

[●]

with a copy (not constituting notice) to:

[●]

[●]

if to NLI:

Nippon Life Insurance Company

1-6-6 Marunouchi, Chiyoda-ku

Tokyo, Japan 100-8288

Attention: Kohei Sano

Email: [***]

with a copy (not constituting notice) to:

Latham & Watkins Gaikokuho Joint Enterprise

Marunouchi Building, 32nd Floor

2-4-1 Marunouchi, Chiyoda-ku

Tokyo, Japan 100-6332

Attention: Hiroaki Takagi; Yohei Nakagawa

Email: hiroaki.takagi@lw.com; yohei.nakagawa@lw.com

and

Latham & Watkins LLP

330 North Wabash, Suite 2800

Chicago, IL 60611

Attention: Bradley Faris

Email: bradley.faris@lw.com

or to such other address or electronic mail address as such party may hereafter specify for the purpose by notice to the other party. All such notices, requests and other communications shall be deemed received on the date of receipt in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding Business Day in the place of receipt.

Section 5.3 Amendment; Waiver.

(a) Any provision of this Agreement may be amended, supplemented or waived in any and all respects, if, but only if, such amendment, supplement or waiver is in writing and is signed, in the case of an amendment or supplement, by each party or, in the case of a waiver, by each party against whom the waiver is to be effective.

(b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law.

Section 5.4 Further Assurances. Each party hereto shall sign such further documents and do and perform and cause to be done such further acts and things as any other party hereto may reasonably request to the extent necessary to carry out the intent and accomplish the purposes of this Agreement.

Section 5.5 Assignment.

(a) The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns. No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties and their successors and permitted assigns.

(b) No party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party, except by any NLI party to any NLI Permitted Transferee that has executed a joinder agreement substantially in the form attached as Schedule B to this Agreement; provided that no such assignment or delegation shall relieve the transferring NLI party of its obligations hereunder. Any purported assignment, delegation or transfer not permitted by this Section 5.5 is null and void.

(c) This Agreement will inure to the benefit of and be binding on the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned without the express prior written consent of the other parties hereto, and any attempted assignment, without such consent, will be null and void.

Section 5.6 Third Parties. This Agreement does not create any rights, claims or benefits inuring to any person that is not a party hereto nor create or establish any third-party beneficiary hereto.

Section 5.7 Governing Law. This Agreement shall be governed by and construed in accordance with the Applicable Laws of the State of Delaware, without regard to principles of conflicts of Applicable Laws thereof, to the extent such principles are not mandatorily applicable by statute and would permit or require the application of the laws of another jurisdiction.

Section 5.8 Jurisdiction.

(a) The parties agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby, shall be brought exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery shall not have or declines to accept jurisdiction over a particular matter, any federal court located in the State of Delaware or other Delaware state court) (the “Chosen Courts”), and each of the parties hereby irrevocably consents to the sole and exclusive jurisdiction of the Chosen Courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such Chosen Court or that any such suit, action or proceeding brought in any such Chosen Court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any Chosen Court. NLI irrevocably designates its Subsidiary, Nippon Life Americas, Inc., located at 101 Park Avenue, New York, NY 10178, as its authorized agent and attorney-in-fact for the acceptance of service of process and making an appearance on its behalf in any such action and for the taking of all such acts as may be necessary or appropriate in order to confer jurisdiction over it in the Chosen Courts and NLI stipulates that such consent and appointment is irrevocable and coupled with an interest. Without limiting the foregoing, each party also irrevocably and unconditionally agrees that service of process may be made on such party as provided in Section 5.2 and that service made in such manner shall be deemed effective service of process on such party and shall have the same legal force and effect as if served upon such party personally within the State of Delaware. Nothing herein shall be deemed to limit or prohibit service of process by any other manner as may be permitted by applicable law.

(b) EACH PARTY HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO OTHER PARTY OR REPRESENTATIVE, AGENT OR ATTORNEY THEREOF HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) IT UNDERSTANDS AND

HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (III) IT MAKES SUCH WAIVER VOLUNTARILY AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.8.

Section 5.9 Specific Performance. The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specified terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof to which such party is entitled at law or in equity. Each party agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that (a) the other party has an adequate remedy at law or (b) an award of specific performance is not an appropriate remedy for any reason at law or equity. Neither party shall be required to provide any bond or other security in connection with any such order or injunction.

Section 5.10 Entire Agreement.

(a) This Agreement (including any Schedule or Exhibit hereto) constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all other prior agreements and undertakings, both written and oral, between the parties with respect to the subject matter hereof.

(b) No provision of this Agreement, express or implied, is intended to or shall confer upon any other Person other than the parties any rights or remedies hereunder. The representations and warranties in this Agreement are the product of negotiations between the parties and are for the sole benefit of the parties. In some instances, the representations and warranties in this Agreement may represent an allocation between the parties of risks associated with particular matters regardless of the knowledge of either party. Consequently, Persons other than the parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

Section 5.11 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable by any rule of law or public policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon such a determination that any term or other provision is invalid, illegal, void or unenforceable, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by Applicable Law and in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 5.12 Table of Contents, Headings and Captions. The table of contents, headings, subheadings and captions contained in this Agreement are included for convenience of reference only, and in no way define, limit or describe the scope of this Agreement or the intent of any provision hereof.

Section 5.13 Counterparts. This Agreement and any amendment hereto may be signed in any number of separate counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one Agreement (or amendment, as applicable); provided that a .pdf signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original.

Section 5.14 No Recourse. Notwithstanding anything to the contrary contained herein or otherwise, this Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement or the transactions contemplated hereby, may only be made against, the Persons that are expressly identified as parties to this Agreement (in the preamble and signature pages hereto) in their capacities as parties to this Agreement and no former, current or future equity holders, controlling persons, directors, officers, employees, agents, Affiliates, members, managers or general or limited partners of any of the Persons that are not expressly identified herein as parties to this Agreement or any former, current or future stockholder, controlling person, director, officer, employee, general or limited partner, member, manager, Affiliate or agent of any of the foregoing, or any other non-party, shall have any liability for any obligations or liabilities of the parties or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any representations, warranties or statements made or alleged to be made in connection herewith. Without limiting the rights of either party against the other party, in no event shall either party or any of its Affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages for breach of this Agreement from, any non-party, whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute, regulation or Applicable Law, or otherwise. The non-parties shall be express third-party beneficiaries with respect to this Section 5.14, entitled to enforce this Section 5.14 as though each such non-party were a party to this Agreement.

[Remainder Of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

EQUITABLE HOLDINGS, INC.

By:
Name:
Title:

NIPPON LIFE INSURANCE COMPANY

By:
Name:
Title:

SCHEDULE C

REGISTRATION RIGHTS AGREEMENT

by and between

EQUITABLE HOLDINGS, INC.

AND

NIPPON LIFE INSURANCE COMPANY

Dated as of [●], 202[●]

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of [●], 202[●], is entered into by and between Equitable Holdings, Inc., a Delaware corporation formerly known as Mountain Holding, Inc. (the “Company”), and Nippon Life Insurance Company, a mutual company (sougogaisha) organized under the laws of Japan (“NLI”).

BACKGROUND

WHEREAS, Corebridge Financial, Inc., a Delaware corporation (“Corebridge”) and American International Group, Inc., a Delaware corporation (“AIG”) entered into that certain Registration Rights Agreement, dated as of September 14, 2022 (the “Corebridge Registration Rights Agreement”), by and between Corebridge and AIG;

WHEREAS, on December 9, 2024, NLI entered into that certain Registration Rights Agreement (the “Assignment and Registration Rights Agreement”) pursuant to which AIG assigned and transferred its rights and obligations under the Corebridge Registration Rights Agreement to NLI with respect to shares acquired by NLI in connection with that certain Stock Purchase Agreement, by and among AIG, Corebridge and NLI, dated as of May 16, 2024 (the “Purchase Agreement”);

WHEREAS, in connection with the transactions contemplated by the Purchase Agreement (the “Sale”) and as contemplated by the Assignment and Registration Rights Agreement, Corebridge agreed to provide NLI with registration rights for any additional shares of Corebridge common stock that NLI acquired after the Sale, with such additional shares treated as Registrable Securities (as defined in the Corebridge Registration Rights Agreement);

WHEREAS, Mountain Holding, Inc., Corebridge, Equitable Holdings, Inc., Palisade Holding, Inc. and Marcy Holding, Inc. entered into that certain Merger Agreement, dated March 26, 2026 (the “Merger Agreement”), pursuant to which, among other things, at the closing of the transactions set forth therein, Mountain Holding, Inc. will change its name to “Equitable Holdings, Inc.” and NLI (or certain of its Affiliates) will receive shares of Company Common Stock, subject to the terms and conditions set forth in the Merger Agreement; and

WHEREAS, in connection with the transactions contemplated by the Merger Agreement, the Company and NLI wish to set forth certain understandings between such parties with respect to registration rights of Company Common Stock.

NOW, THEREFORE, in consideration of the foregoing, and the representations, warranties, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I

INTRODUCTORY MATTERS

1.1	Defined Terms. In addition to the terms defined elsewhere herein, the following terms have the following meanings when used herein with initial capital letters:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person. As used in this definition, the term “control” (including the terms “controlled by” and “under common control with”) means the power to direct the management or policies of a Person, directly or indirectly, through the ownership of voting securities, by contract or otherwise; provided that no party to this Agreement shall be considered an Affiliate of any other party to this Agreement for the purposes of this Agreement.

“Agreement” has the meaning set forth in the Preamble.

“AIG” has the meaning set forth in the Preamble.

“Applicable Law” means any domestic or foreign statute, law (including the common law), ordinance, rule, regulation, published regulatory policy or guideline, order, judgment, injunction, decree, award or writ of any court, tribunal or other regulatory authority, arbitrator, governmental authority, or other Person having jurisdiction, or any consent, exemption, approval or license of any governmental authority that applies in whole or in part to a party and, with respect to the Company, includes the Exchange Act, the Securities Act, the General Corporation Law of the State of Delaware, the rules of the SEC, insurance company laws and all related regulations, guidelines and instructions and the rules of the New York Stock Exchange and any other exchange or quotation system on which the securities of the Company are listed or traded from time to time.

“Argon” means Argon Holdco LLC, a wholly owned subsidiary of Blackstone Inc.

“Assignment and Registration Rights Agreement” has the meaning set forth in the Preamble.

“Beneficially Own,” “Beneficially Owned” or “Beneficial Ownership” has the meaning set forth in Rule 13d-3 of the rules and regulations promulgated under the Exchange Act.

“Blackout Period” means (a) the Company’s regularly quarterly restricted trading period during which directors and executive officers of the Company are not permitted to trade under the insider trading policy of the Company then in effect or (b) a reasonable period not in excess of the applicable limits specified below in the event that the Board determines in good faith that any registration or sale pursuant to any registration statement would reasonably be expected to interfere with any bona fide financing of, or material transaction under consideration by, the Company, require disclosure of material information that has not been disclosed to the public, the premature disclosure of which would materially adversely affect the Company, or otherwise materially adversely affect the Company. Notwithstanding anything otherwise to the contrary, with respect to any Blackout Periods described in clause (b) above, in any twelve (12)-month period, (i) there shall not be more than one (1) such Blackout Period and (ii) the length of such Blackout Period shall not exceed thirty (30) days.

“Board” means the board of directors of the Company.

“Business Day” means any day other than a Saturday, a Sunday or any other day on which banking institutions in New York, New York are required or authorized by Applicable Law to be closed.

“Company” has the meaning set forth in the Preamble.

“Company Common Stock” means the common stock, par value $0.01 per share, of the Company (it being understood that, if the Company Common Stock, as a class, shall be reclassified, exchanged or converted into another security (including as a result of a merger, consolidation or otherwise) or the right to receive such security, each reference to Company Common Stock in this Agreement shall refer to such other security into which the Company Common Stock was reclassified, exchanged or converted).

“Contract” means any contract, agreement, indenture, note, bond, loan, instrument, license or other enforceable arrangement or agreement.

“Corebridge” has the meaning set forth in the Preamble.

“Corebridge Registration Rights Agreement” has the meaning set forth in the Preamble.

“Demand Registrations” has the meaning set forth in Section 2.1(a).

“Exchange Act” means the Securities Exchange Act of 1934.

“Governmental Entity” means any domestic or foreign court, tribunal, commission or governmental authority, instrumentality (including any legislature, commission, regulatory or administrative agency, governmental branch, bureau or department) or agency or any self-regulatory body.

“Indemnified Party” has the meaning set forth in Section 4.3.

“Indemnifying Party” has the meaning set forth in Section 4.3.

“Long-Form Registrations” has the meaning set forth in Section 2.1(a).

“Merger Agreement” has the meaning set forth in the Preamble.

“NLI” has the meaning set forth in the Preamble.

“Person” means an individual, corporation, partnership, joint venture, limited liability company, association, trust, unincorporated organization, Governmental Entity or other entity.

“Piggyback Registration” has the meaning set forth in Section 2.2(a).

“Purchase Agreement” has the meaning set forth in the Preamble.

“Registrable Securities” means (a) the Company Common Stock held by NLI and (b) any other securities issued in respect of the securities described in clause (a) of this definition, including by way of a dividend, distribution or equity split or in connection with an exchange or a combination of shares, recapitalization, or reclassification. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities at the earliest date when they have been (i) distributed to the public pursuant to an offering registered under the Securities Act, (ii) sold to the public in compliance with Rule 144 (or any similar or successor rule then in force) or (iii) repurchased by the Company or any Subsidiary.

“Registration Expenses” has the meaning set forth in Section 3.1.

“Rule 144” has the meaning set forth in Section 5.1.

“Sale” has the meaning set forth in the Preamble.

“SEC” means the U.S. Securities and Exchange Commission or any successor agency.

“Securities Act” means the Securities Act of 1933.

“Shelf Registration” has the meaning set forth in Section 2.1(a).

“Shelf Take-down” has the meaning set forth in Section 2.1(d).

“Stockholders Agreement” means the Stockholders Agreement, dated as of November 2, 2021, by and between the AIG, SAFG Retirement Services, Inc. and Argon.

“Subsidiary” of any Person at the time in question means another Person more than 50% of the total combined voting power of all classes of capital stock or other voting interests of which, or more than 50% of the equity securities of which, is at such time owned directly or indirectly by such first Person.

1.2

Interpretation. When reference is made in this Agreement to an Article or a Section, such reference shall be to an Article or a Section of this Agreement unless otherwise indicated. All references herein to any agreement, instrument, statute, rule or regulation are to the agreement, instrument, statute, rule or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under said statutes) and to any section of any statute, rule or regulation including any successor to said section. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” Whenever the words “hereof,” “hereto,” “hereby,” “herein” and “hereunder” and words of similar import are used in this Agreement, they shall be deemed to refer to this Agreement as a whole and not to any particular provision of this Agreement. Whenever the word “or” is used in this Agreement, it shall not be exclusive. Whenever the word “extent” in the phrase “to the extent” is used in this Agreement, it shall be deemed to mean the degree to which a subject or other thing extends and shall not mean simply “if.” Whenever the singular is used herein, the same shall include the plural, and whenever the plural is used herein, the same shall include the singular, where appropriate. Whenever the word “Dollars” or the “$” sign appear in this Agreement, they shall be construed to mean United States Dollars, and all transactions under this Agreement shall be in United States Dollars. This Agreement has been fully negotiated by both parties and shall not be construed by any Governmental Entity against either party by virtue of the fact that such party was the drafting party.

ARTICLE II

REGISTRATION RIGHTS

2.1	Demand Registrations.

(a)	Subject to the provisions of this Article II, at any time,

(i)

NLI may request registration under the Securities Act of all or any portion of its Registrable Securities on Form S-1 (excluding a Shelf Registration) or any successor long-form registration statement (“Long-Form Registrations”) subject to and in accordance with Section 2.1(b); and

(ii)

NLI may, if available, request registration under the Securities Act of all or any portion of its Registrable Securities on a shelf registration statement on Form S-3 or any successor short-form registration statement (a “Shelf Registration”), subject to and in accordance with Section 2.1(b);

provided, that the Company shall not be obligated to effect more than four (4) Demand Registrations (as defined below) in any twelve (12)-month period. All registrations requested pursuant to this Section 2.1(a) by NLI are referred to herein as “Demand Registrations.” Each request for a Demand Registration shall specify the approximate number of shares requested to be registered and the intended method of distribution.

(b)

If a Demand Registration is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such offering exceeds the number of Registrable Securities and other securities, if any, that can be sold in an orderly manner in such offering, then the Company shall include:

(i)

first, all Registrable Securities requested to be sold by NLI, if any, in such Demand Registration up to that number of securities that in the opinion of such underwriters can be sold in such offering without adversely affecting the marketability of the offering; and

(ii)	second, any other securities requested to be included.

(c)

Notwithstanding anything to the contrary in this Agreement, (i) the Company shall not be obligated to effect any Demand Registration during any period in which the Company is restricted from effecting a registration, offering or sale of shares of Company Common Stock pursuant to a lock-up or similar agreement entered into in connection with any offering or sale of Company Common Stock registered with the SEC; provided, that the restriction period thereunder shall not exceed sixty (60) days after the effective date of any other public offering (unless the managing underwriter advises otherwise), and (ii) the Company may postpone the filing or the effectiveness of a registration statement for a Demand Registration or suspend the use of a prospectus that is part of a Shelf Registration (and therefore suspend sales of Registrable Securities thereunder in accordance with Section 2.1(a)) during any Blackout Period; provided that only in such event, NLI shall be entitled to withdraw such request for a Demand Registration and, if so withdrawn, such Demand Registration shall not count against the total number of Demand Registrations provided for in Section 2.1(a).

(d)

If any Demand Registration, including any take-downs off a Shelf Registration (each, a “Shelf Take-down”), is an underwritten offering, then NLI shall have the right to select the managing underwriters to administer such offering.

(e)

For so long as NLI holds any Registrable Securities, the Company and its Affiliates shall not, without NLI’s prior written consent, enter into any Contract providing another Person with registration rights that would conflict with the provisions of this Article II.

(f)

NLI agrees that it shall enter into any customary lock-up or similar agreement with the managing underwriters in connection with any Demand Registration if requested by the Company (and subject to entry into the same form lock-up or similar agreement by the Company).

2.2	Piggyback Registrations.

(a)

Subject to the terms and conditions of this Agreement, whenever the Company proposes to register any of its securities for sale for cash under the Securities Act, whether proposed to be offered for sale by the Company or by any other Person (other than (i) pursuant to a Demand Registration, (ii) in connection with any registration on Form S-4, S-8 or any successor or similar form, (iii) in connection with a registration relating to a merger, acquisition, business combination transaction or reorganization of the Company or other transaction under Rule 145 of the Securities Act or (iv) a registration in which the only securities being registered are common stock issuable upon conversion of debt securities that are also being registered) and the registration form to be used may be used for the registration of Registrable Securities (a “Piggyback Registration”), the Company shall give prompt written notice to NLI of its intention to effect such a registration and, subject to Section 2.2(b) and Section 2.2(c), shall use reasonable best efforts to include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein from NLI within five (5) Business Days after the delivery of the Company’s notice.

(b)

If the Piggyback Registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise NLI as a part of the written notice given. In such event, the right of NLI to registration pursuant to this Section 2.2(b) shall be conditioned upon NLI’s participation in such underwriting and the inclusion of NLI’s Registrable Securities in the underwriting to the extent provided herein. If NLI exercises its Piggyback Registration rights it shall enter into an underwriting agreement in customary form with the representative of the managing underwriters selected by the Company. Notwithstanding any other provision of this Section 2.2, if the underwriters advise the Company that marketing factors require a limitation on the number of shares to be underwritten, the underwriters may (subject to the limitations set forth below) limit the number of Registrable Securities to be included in the registration and underwriting. The Company shall so advise NLI, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated as follows:

(i)	first, to the Company for securities being sold for its own account;

(ii)	second, to Argon, to the extent Argon is permitted to include securities at such time, and is entitled to priority with respect thereto, under the terms of the Stockholders Agreement;

(iii)	third, to NLI; and

(iv)	fourth, to any other holders of the Company’s securities.

(c)	The Company shall have the right to terminate or withdraw any registration prior to the effectiveness of such registration whether or not NLI has elected to include securities in such registration.

2.3

Registration Limitations. Subject to Section 3.2, the Company will use reasonable efforts to prepare such supplements or amendments (including a post-effective amendment), if required by Applicable Law, to each applicable registration statement and file any other required document so that such registration statement will be available at all times during the period for which such registration statement is required pursuant to this Agreement to be effective; provided, that no such supplement, amendment or filing will be required during a Blackout Period. Notwithstanding anything to the contrary contained in this Agreement, the Company shall be entitled, from time to time, by providing written notice to NLI, to postpone the filing of any registration statement for any Long-Form Registration or Shelf Registration and to require the holders of Registrable Securities to suspend the use of the prospectus for sales of Registrable Securities in connection with any Long-Form Registration, Shelf Registration or Shelf Take-down during any Blackout Period. No sales may be made by NLI under any registration statement during any Blackout Period of which the Company has provided notice to NLI. In the event of a Blackout Period under clause (b) of the definition thereof, the Company shall notify NLI promptly upon each of the commencement and the termination of each Blackout Period. In connection with the expiration of any Blackout Period, the Company, to the extent necessary and as required by Applicable Law, shall as promptly as reasonably practicable prepare supplements or amendments, including a post-effective amendment, to the registration statement or the prospectus, or any document incorporated therein by reference, or file any other required document, so that the applicable registration statement will be available for registration of registrable securities as contemplated hereby. A Blackout Period described in clause (b) of the definition thereof shall be deemed to have expired when the Company has notified NLI that the Blackout Period has so expired and the registration statement is available. Upon expiration of a Blackout Period described in clause (a) of the definition thereof, any additional duration of a Blackout Period will be deemed to be a Blackout Period described in clause (b) of the definition thereof and subject to the limitations therein.

ARTICLE III

REGISTRATION EXPENSES AND PROCEDURES

3.1

Registration Expenses. All expenses incurred in connection with any registration statement or registration under the Securities Act (including a Long-Form Registration, Shelf Registration or Shelf Take-down) covering shares held by seller of securities pursuant to a registration under this Agreement, including all registration, qualification and filing fees, fees and expenses of compliance with securities or blue sky laws, filing expenses, printing expenses, messenger and delivery expenses, fees and disbursements of custodians and fees and disbursements of counsel for the Company (including the fees and disbursements of one, but not more than one, outside legal counsel for sellers of securities pursuant to a registration under this Agreement) and all independent certified public accountants, underwriters (excluding discounts and commissions) and other Persons retained by the Company (all such expenses being herein called “Registration Expenses”), shall be borne by the Company, and the Company also shall pay all of its internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed. Notwithstanding anything to the contrary contained herein, each seller of securities pursuant to a registration under this Agreement shall bear and pay (a) all underwriting discounts and commissions and (b) any stock transfer taxes applicable to the securities sold for such seller’s account.

3.2	Registration Procedures. With respect to a registration of Registrable Securities, subject to Section 2.2(c) and Section 2.3, the Company shall use its reasonable best efforts to:

(a)

(i) except in the case of a Shelf Registration, keep such registration effective for a period ending on the earlier of the date that is one-hundred and twenty (120) days from the effective date of the registration statement or such time as NLI has completed the distribution described in the registration statement relating thereto and (ii) in the case of a Shelf Registration, keep such registration effective for a period ending on the date that is twenty-four (24) months from the effective date of the registration statement;

(b)

prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in (a) above;

(c)

furnish such number of prospectuses, including any preliminary prospectuses, and other documents incident thereto, including any amendment of or supplement to the prospectus, as NLI may from time to time reasonably request;

(d)

notify NLI (to the extent selling Registrable Securities covered by such registration statement) at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing, and following such notification promptly prepare and furnish to NLI a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing;

(e)	comply with all applicable rules and regulations of the SEC;

(f)

cause all such Registrable Securities registered pursuant to this Agreement to be listed on the national securities exchange on which securities of the same class as such Registrable Securities are then listed, if any;

(g)

cooperate and assist in any filings required to be made with the Financial Industry Regulatory Authority, Inc. and in the performance of any due diligence investigation by any underwriter in an underwritten offering;

(h)

take such actions as shall be reasonably requested by NLI or the lead managing underwriter of an underwritten offering to facilitate such offering, including without limitation, making customary road show presentations, making senior management of the Company available to assist, and, in a customary manner, holding meetings with and making calls to potential investors; and

(i)

enter into customary agreements (including, in the case of an underwritten offering, one or more underwriting agreements in customary form, and including provisions with respect to indemnification and contribution in customary form) and in connection therewith:

(i)	make such representations and warranties to the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in similar underwritten offerings;

(ii)	obtain opinions of counsel to the Company addressed to the underwriters, if any, covering the matters customarily covered in opinions requested in sales of securities or underwritten offerings;

(iii)

obtain “cold comfort” letters and updates thereof from the Company’s independent certified public accountants addressed to the underwriters, if any, which letters shall be customary in form and shall cover matters of the type customarily covered in “cold comfort” letters to underwriters in connection with primary underwritten offerings;

(iv)

deliver such documents and certificates as the sole underwriter or managing underwriter, if any, or its counsel, shall reasonably request to evidence the continued validity of the representations and warranties made in accordance with Section 3.2(i)(i) above and to evidence compliance with any customary conditions contained in the underwriting agreement;

(v)

facilitate the settlement of such Registrable Securities through the facilities of The Depository Trust Company (the above, as set forth in Section 3.2(c) through Section 3.2(h), shall be done at such times as customarily occur in similar offerings); and

(vi)	cause its Affiliates (including any registered investment companies, registered investment advisers and management investment companies) to, upon request of NLI either:

(A)

obtain a no-action letter, interpretive guidance, exemptive order or other relief from the SEC to the effect that sales of securities by NLI do not constitute an “assignment” (as defined in the Investment Company Act of 1940, as amended or the Investment Advisers Act of 1940, as amended) of any investment advisory contract to which the Company or its Affiliates is party; or

(B)

if such sales would constitute an assignment, to obtain the requisite client consents to such assignments (including, for this purpose, the approval of the board of directors and shareholders of any client that is a registered investment company, or a new investment advisory contract and, if applicable, a new sub-advisory contract with any sub-adviser whose contract would terminate as a result of such assignment), and in connection with the foregoing, the Company shall, and shall cause its Affiliates to, take all steps necessary to obtain such relief or consents, including, (x) in the case of clause (A), through the preparation and submission of a request for no-action relief or exemptive application, and (y) in the case of clause (B), preparing and filing with the SEC a proxy statement, promptly responding to any comments from the SEC on any proxy statement, hiring a proxy solicitation firm, distributing a proxy statement to relevant parties and holding a shareholder meeting and preparing and delivering such other documents as may be necessary to solicit the consent of client that are not registered investment companies. NLI shall furnish to the Company such information regarding NLI and the distribution proposed by NLI as shall be reasonably required in connection with any registration, qualification or compliance referred to in Article II.

ARTICLE IV

INDEMNIFICATION

4.1

Indemnification by the Company. To the extent permitted by law, the Company will indemnify and hold harmless NLI, each of its Affiliates and its and their officers, directors and managers, and each person controlling NLI within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages, and liabilities (or actions, proceedings, or settlements in respect thereof) arising out of or based on:

(a)

any untrue statement (or alleged untrue statement) of a material fact contained or incorporated by reference in any prospectus or other document incident to any such registration, qualification, or compliance;

(b)	any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or

(c)

any violation (or alleged violation) by the Company of the Securities Act, any state securities laws or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any offering covered by such registration, qualification or compliance, and the Company will reimburse NLI, each of its Affiliates and its and their officers, directors and managers, and each person controlling NLI as provided above, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability, or action; provided, however, that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability, or action arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by NLI specifically for use therein; and provided further that the indemnity agreement contained in this Section 4.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed).

4.2

Indemnification by NLI. To the extent permitted by law, NLI will, if Registrable Securities held by NLI are included in the securities as to which any registration, qualification, or compliance is being effected, indemnify and hold harmless the Company, each of its directors, officers, managers, legal counsel and accountants, and each underwriter, if any, of the Company’s securities covered by such a registration statement, and each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on:

(a)	any untrue statement (or alleged untrue statement) of a material fact contained or incorporated by reference in any such registration statement, prospectus or other document; or

(b)

any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and the Company’s officers, directors and managers, legal counsel, and accountants, persons, underwriters, or control persons as provided above, for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus or other document in reliance upon and in conformity with written information furnished to the Company by NLI and stated by NLI to be specifically for use therein; provided, however, that the obligations of NLI hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages, or liabilities (or actions in respect thereof) if such settlement is effected without the consent of NLI (which consent shall not be unreasonably withheld, conditioned or delayed); provided further that the obligations of NLI hereunder shall be limited to the net proceeds received by NLI from the sale of securities under any such registration statement or offering hereunder.

4.3

Notices of Claims. Each party entitled to indemnification under this Section 4.3 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of such claim or any litigation resulting therefrom; provided, however, that the Indemnified Party may participate in such defense at such party’s expense; and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 4.3 to the extent such failure is not prejudicial. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

4.4	Contribution.

(a)

If the indemnification provided for in this Article IV is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. Notwithstanding anything in this Section 4.4 to the contrary, NLI shall not be required to contribute any amount pursuant to this Section 4.4 in excess of the amount by which (i) the net proceeds received by NLI from the sale of Registrable Securities in the offering to which the misstatement or omission relates exceeds (ii) the amount of any damages that NLI has otherwise been required to pay by reason of such misstatement or omission.

(b)

Notwithstanding the foregoing provisions of this Section 4.4, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

ARTICLE V

RULE 144

5.1

Rule 144 Reporting. With a view to making available to NLI the benefits of Rule 144 promulgated under the Securities Act (“Rule 144”) that may permit the sale of the Registrable Securities to the public without registration, the Company, agrees to use its reasonable best efforts to:

(a)	make and keep current public information available, within the meaning of Rule 144, at all times after it has become subject to the reporting requirements of the Exchange Act;

(b)

file with the SEC, in a timely manner, all reports and other documents required of the Company under the Securities Act and Exchange Act (after it has become subject to such reporting requirements); and

(c)

so long as NLI Beneficially Owns any Registrable Securities, furnish to NLI forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time commencing ninety (90) days after the effective date of the first registration filed by the Company for an offering of its securities to the general public), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as NLI may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration (in each case to the extent not readily publicly available).

ARTICLE VI

GENERAL PROVISIONS

6.1

Notices. All notices, requests and other communications to any party shall be in writing and shall be deemed given (a) when delivered personally, (b) on the date sent by electronic mail transmission if sent during normal business hours of the recipient and on the next Business Day if sent after normal business hours of the recipient (with confirmation of receipt of such electronic mail received by return electronic mail), or (c) when received by the addressee if sent by international or national overnight courier (providing proof of delivery), to the parties at the addresses set forth below:

if to the Company:

[●]

[●]

with a copy (not constituting notice) to:

[●]

[●]

if to NLI:

Nippon Life Insurance Company

1-6-6 Marunouchi, Chiyoda-ku

Tokyo, Japan 100-8288

Attention: Kohei Sano

Email: [***]

with a copy (not constituting notice) to:

Latham & Watkins Gaikokuho Joint Enterprise

Marunouchi Building, 32nd Floor

2-4-1 Marunouchi, Chiyoda-ku

Tokyo, Japan 100-6332

Attention: Hiroaki Takagi; Yohei Nakagawa

Email: hiroaki.takagi@lw.com; yohei.nakagawa@lw.com

and

Latham & Watkins LLP

330 North Wabash, Suite 2800

Chicago, IL 60611

Attention: Bradley Faris

Email: bradley.faris@lw.com

or to such other address or electronic mail address as such party may hereafter specify for the purpose by notice to the other party. All such notices, requests and other communications shall be deemed received on the date of receipt in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding Business Day in the place of receipt.

6.2	Amendment; Waiver.

(a)

Any provision of this Agreement may be amended, supplemented or waived in any and all respects, if, but only if, such amendment, supplement or waiver is in writing and is signed, in the case of an amendment or supplement, by each party or, in the case of a waiver, by each party against whom the waiver is to be effective.

(b)

No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law.

6.3	Assignment.

(a)

The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns. No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties and their successors and permitted assigns.

(b)

No party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party, except that NLI may, without the prior written consent of the Company, assign its rights and interests, and delegate its obligations, under this

Agreement, in each case in whole or in part, to an Affiliate of NLI to which NLI transfers shares of Company Common Stock Beneficially Owned by NLI; provided that no such assignment or delegation shall relieve NLI of its obligations hereunder. Any purported assignment, delegation or transfer not permitted by this Section 6.3 is null and void.

(c)

This Agreement will inure to the benefit of and be binding on the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned without the express prior written consent of the other parties hereto, and any attempted assignment, without such consent, will be null and void.

6.4	Third Parties. This Agreement does not create any rights, claims or benefits inuring to any person that is not a party hereto nor create or establish any third-party beneficiary hereto.

6.5

Governing Law. This Agreement shall be governed by and construed in accordance with the Applicable Laws of the State of Delaware, without regard to principles of conflicts of Applicable Laws thereof, to the extent such principles are not mandatorily applicable by statute and would permit or require the application of the laws of another jurisdiction.

6.6	Jurisdiction.

(a)

The parties agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby, shall be brought exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery shall not have or declines to accept jurisdiction over a particular matter, any federal court located in the State of Delaware or other Delaware state court) (the “Chosen Courts”), and each of the parties hereby irrevocably consents to the sole and exclusive jurisdiction of the Chosen Courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such Chosen Court or that any such suit, action or proceeding brought in any such Chosen Court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any Chosen Court. NLI irrevocably designates its Subsidiary, Nippon Life Americas, Inc., located at 101 Park Avenue, New York, NY 10178, as its authorized agent and attorney-in-fact for the acceptance of service of process and making an appearance on its behalf in any such action and for the taking of all such acts as may be necessary or appropriate in order to confer jurisdiction over it in the Chosen Courts and NLI stipulates that such consent and appointment is irrevocable and coupled with an interest. Without limiting the foregoing, each party also irrevocably and unconditionally agrees that service of process may be made on such party as provided in Section 6.1 and that service made in such manner shall be deemed effective service of process on such party and shall have the same legal force and effect as if served upon such party personally within the State of Delaware. Nothing herein shall be deemed to limit or prohibit service of process by any other manner as may be permitted by applicable law.

(b)

EACH PARTY HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO OTHER PARTY OR REPRESENTATIVE, AGENT OR ATTORNEY THEREOF HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (III) IT MAKES SUCH WAIVER VOLUNTARILY AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.6.

6.7

Specific Performance. The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specified terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof to which such party is entitled at law or in equity. Each party agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that (a) the other party has an adequate remedy at law or (b) an award of specific performance is not an appropriate remedy for any reason at law or equity. Neither party shall be required to provide any bond or other security in connection with any such order or injunction.

6.8

Entire Agreement. This Agreement (including any Schedule or Exhibit hereto) constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all other prior agreements and undertakings, both written and oral, between the parties with respect to the subject matter hereof.

6.9

Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable by any rule of law or public policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon such a determination that any term or other provision is invalid, illegal, void or unenforceable, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by Applicable Law and in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

6.10

Table of Contents, Headings and Captions. The table of contents, headings, subheadings and captions contained in this Agreement are included for convenience of reference only, and in no way define, limit or describe the scope of this Agreement or the intent of any provision hereof.

6.11

Counterparts. This Agreement and any amendment hereto may be signed in any number of separate counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one Agreement (or amendment, as applicable); provided that a .pdf signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original.

6.12

Certain Adjustments. In the event of any stock split, stock dividend, reverse stock split, any stock combination or similar event, any references to a number of shares of Company Common Stock shall be appropriately adjusted to give effect to such stock split, stock dividend, reverse stock split, any stock combination or similar event.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement on the day and year first above written.

EQUITABLE HOLDINGS, INC.

By:
Name:
Title:

NIPPON LIFE INSURANCE COMPANY

By:
Name:
Title:

Annex H

COREBRIDGE FINANCIAL, INC.

2026 EMPLOYEE STOCK PURCHASE PLAN

1. GENERAL; PURPOSE; EFFECTIVE DATE.

(a) The Corebridge Financial, Inc. 2026 Employee Stock Purchase Plan (the “Plan”) provides a means by which Eligible Employees of the Company and of certain Designated Companies may be given an opportunity to purchase shares of Common Stock. The Company, by means of the Plan, seeks to retain the services of Eligible Employees, to secure and retain the services of new Employees and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Related Corporations.

(b) The Plan includes two components: a 423 Component and a Non-423 Component. The Company intends (but makes no undertaking or representation to maintain) the 423 Component to qualify as an Employee Stock Purchase Plan under Section 423 of the Code. The provisions of the 423 Component, accordingly, will be construed in a manner that is consistent with the requirements of Section 423 of the Code. In addition, this Plan authorizes grants of Purchase Rights under the Non-423 Component that do not meet the requirements of Section 423 of the Code. Except as otherwise provided in the Plan or as determined by the Administrator, the Non-423 Component will operate and be administered in the same manner as the 423 Component. In addition, the Company may make separate Offerings which might vary in their terms (provided that such terms are not inconsistent with the provisions of the Plan or the requirements of Section 423 of the Code to the extent the Offering is made under the 423 Component), and the Company will designate which Designated Company is participating in each separate Offering.

(c) The Plan will become effective on the date of the annual meeting of stockholders of the Company held in 2026, provided that this Plan is approved by the Company’s stockholders at such meeting and has previously or concurrently been approved by the Board. No Purchase Rights will be exercised unless and until the Plan has been approved by the stockholders of the Company, which approval must be within 12 months before or after the date the Plan is adopted (or, if required under Section 12(a) below, materially amended) by the Board.

2. DEFINITIONS.

As used in the Plan, the following definitions will apply to the capitalized terms indicated below:

(a) “423 Component” means the part of the Plan, which excludes the Non-423 Component, pursuant to which Purchase Rights that are intended to satisfy the requirements of Section 423 of the Code may be granted to Eligible Employees.

(b) “Administrator” means the Committee and the person or persons designated by the Committee to administer the Plan from time to time; provided, however, that at any point the Board may act as the Administrator and the Board may designate one or more persons as the Administrator.

(c) “Affiliate” means any entity, other than a Related Corporation, whether now or subsequently established, which is at the time of determination a “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 promulgated under the Securities Act. The Administrator may determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

(d) “Applicable Law” means the Code and any applicable securities, federal, state, foreign, material local or municipal or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, listing rule, regulation, judicial decision, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (or under the authority of the New York Stock Exchange, Nasdaq Stock Market or the Financial Industry Regulatory Authority, as applicable).

(e) “Board” means the Board of Directors of the Company.

(f) “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Purchase Right after the date the Plan is adopted by the Board without the receipt of consideration from the Eligible Employee by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other similar equity restructuring transaction (including the consummation of a Corporate Transaction), as that term is used in Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

(g) “Code” means the U.S. Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(h) “Committee” means the Compensation and Management Development Committee of the Board or such equivalent committee as in effect from time to time. In the event that no such committee has been established by the Board or is then constituted, then the term “Committee,” as used herein, will mean the Board.

(i) “Common Stock” means the common stock, $0.01 par value, of the Company.

(j) “Company” means Corebridge Financial, Inc., a Delaware corporation.

(k) “Compensation” means, unless otherwise determined by the Administrator, an Eligible Employee’s base pay, prior to salary reduction (such as pursuant to Sections 125, 132(f), 401(k) or 409A of the Code), plus bonus and commissions, not including payments for overtime, shift premium, long-term incentive compensation, vacation pay and other compensation received from the Company or its Affiliates and excluding relocation, expense reimbursements, tuition, taxable fringe benefits or other reimbursements and income realized as a result of participation in any plan of the Company or its Affiliates.

(l) “Contributions” means the after-tax payroll deductions and other additional payments specifically provided for in the Offering that a Participant contributes to fund the exercise of a Purchase Right. A Participant may make additional after-tax payments into his or her account if specifically provided for in the Offering, and then only if the Participant has not already had the maximum permitted amount withheld during the Offering through payroll deductions and, with respect to the 423 Component, only to the extent permitted by Section 423 of the Code.

(m) “Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) a sale or other disposition of all or substantially all, as determined by the Administrator in its sole discretion, of the consolidated assets of the Company and its subsidiaries;

(ii) a sale or other disposition of more than 50% of the outstanding securities of the Company;

(iii) a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv) a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(n) “Designated 423 Company” means the Company and any Related Corporation selected by the Administrator as participating in the 423 Component.

(o) “Designated Company” means any Designated Non-423 Company or Designated 423 Company; provided, however, that with respect to a particular Offering, a Related Corporation participating in the 423 Component shall not be a Related Corporation participating in the Non-423 Component and vice-versa.

(p) “Designated Non-423 Company” means any Related Corporation or Affiliate selected by the Administrator as participating in the Non-423 Component.

(q) “Eligible Employee” means an Employee who meets the requirements set forth in the document(s) governing a particular Offering for eligibility to participate in that Offering, provided that such Employee also meets the requirements for eligibility to participate set forth in the Plan.

(r) “Employee” means any person, including an Officer, who is “employed” for purposes of Section 423(b)(4) of the Code by the Company or a Related Corporation or solely with respect to the Non-423 Component, an Affiliate.

(s) “Employee Stock Purchase Plan” means a plan that grants Purchase Rights intended to be options issued under an “employee stock purchase plan,” as that term is defined in Section 423(b) of the Code.

(t) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(u) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange, the Fair Market Value of a share of Common Stock will be, unless otherwise determined by the Administrator, the closing sales price for such stock as quoted on such exchange (or the exchange with the greatest volume of trading in the Common Stock) on the date of determination, as reported in such source as the Administrator deems reliable. Unless otherwise provided by the Administrator, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing sales price on the last preceding date for which such quotation exists.

(ii) If the Common Stock is not traded on any established stock exchange but is quoted on a national market or other quotation system, the Fair Market Value of a share of Common Stock will be the closing sales price on such date or, if no sales occurred on such date, then on the last date preceding such date during which a sale occurred, as reported in such source as the Administrator deems reliable.

(iii) In the absence of such markets for the Common Stock, the Fair Market Value of a share of Common Stock will be determined by the Administrator in good faith in compliance with Applicable Laws and regulations and, to the extent applicable as determined in the sole discretion of the Administrator, in a manner that complies with Section 409A of the Code and, to the extent applicable, Treasury Regulation Section 1.423-2(g)(2).

(v) “Governmental Body” means any (i) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (ii) federal, state, local, municipal, foreign or other government; (iii) governmental or regulatory body, or quasi-governmental body of any nature (including any governmental division, department, administrative agency or bureau, commission, authority, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or entity and any court or other tribunal, and for the avoidance of doubt, any tax authority) or other body exercising similar powers or authority; or (iv) self-regulatory organization (including the New York Stock Exchange, the Nasdaq Stock Market and the Financial Industry Regulatory Authority).

(w) “Non-423 Component” means the part of the Plan, which excludes the 423 Component, pursuant to which Purchase Rights that are not intended to satisfy the requirements for an Employee Stock Purchase Plan under Section 423 of the Code may be granted to Eligible Employees.

(x) “Offering” means the grant to Eligible Employees of Purchase Rights, with the exercise of those Purchase Rights automatically occurring at the end of one or more Purchase Periods.

(y) “Offering Date” means a date selected by the Administrator for an Offering to commence.

(z) “Offering Document” means the document approved by the Administrator that sets forth the terms and conditions of an Offering will generally be set forth in an Offering.

(aa) “Officer” means a person who is an officer of the Company or a Related Corporation within the meaning of Section 16 of the Exchange Act.

(bb) “Participant” means an Eligible Employee who holds an outstanding Purchase Right.

(cc) “Plan” means this Corebridge Financial, Inc. 2026 Employee Stock Purchase Plan, as amended from time to time, including both its 423 Component and its Non-423 Component.

(dd) “Purchase Date” means one or more dates during an Offering, as selected by the Administrator, on which Purchase Rights will be exercised and on which purchases of shares of Common Stock will be carried out in accordance with such Offering.

(ee) “Purchase Period” means one or more periods within an Offering as designated in the applicable Offering Document. An Offering may consist of one or more Purchase Periods, which are intended to be consecutive but not overlapping.

(ff) “Purchase Right” means an option to purchase shares of Common Stock granted pursuant to the Plan.

(gg) “Related Corporation” means any “parent corporation” or “subsidiary corporation” of the Company, as those terms are defined in Sections 424(e) and (f), respectively, of the Code, whether now in existence or subsequently established.

(hh) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(ii) “Senior Compensation Executive” means the Company’s Head of Total Rewards; provided, however, if no individual holds such position or an equivalent position with responsibility to oversee the Company’s compensation function, the “Senior Compensation Executive” means the Company’s Chief Human Resources Officer.

(jj) “Senior HR Attorney” means the Company’s Head of Labor & Employment; provided, however, if no individual holds such position or an equivalent position within the legal and compliance department overseeing human resources and employment matters, the “Senior HR Attorney” means the Company’s General Counsel.

(kk) “Tax-Related Items” means any income tax, social insurance, payroll tax, fringe benefit tax, payment on account or other tax-related items arising out of or in relation to a Participant’s participation in the Plan including, but not limited to, the exercise of a Purchase Right and the receipt of shares of Common Stock or the sale or other disposition of shares of Common Stock acquired under the Plan.

(ll)

3. ADMINISTRATION.

(a) The Plan will be administered by the Administrator in accordance with this Section 3. Except as otherwise noted in this Section, the acts of a majority of the members present at any meeting and acts approved by unanimous written consent in lieu of a meeting, shall be deemed the acts of the Administrator. Each member of the Administrator is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Designated Company, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

(b) The Administrator will have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine how and when Purchase Rights will be granted and the provisions of each Offering (which need not be identical).

(ii) To designate from time to time (A) which Related Corporations of the Company will be eligible to participate in the Plan as Designated 423 Companies, (B) which Related Corporations or Affiliates will be eligible to participate in the Plan as Designated Non-423 Companies, (C) which Affiliates or Related Corporations may be excluded from participation in the Plan, and (D) which Designated Companies will participate in each separate Offering (to the extent that the Company makes separate Offerings).

(iii) To construe and interpret the Plan and Purchase Rights, and to establish, amend and revoke rules and regulations for its administration. The Administrator, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it deems necessary or expedient to make the Plan fully effective.

(iv) To settle all controversies regarding the Plan and Purchase Rights granted under the Plan.

(v) Generally, to exercise such powers and to perform such acts as it deems necessary or expedient to promote the best interests of the Company and its Related Corporations and to carry out the intent that the Plan be treated as an Employee Stock Purchase Plan under Section 423 of the Code with respect to the 423 Component.

(vi) To adopt such rules, procedures and sub-plans as are necessary or appropriate to permit or facilitate participation in the Plan by Employees who are foreign nationals or employed or located outside the United States. Without limiting the generality of, and consistent with, the foregoing, the Administrator specifically is authorized to adopt rules, procedures, and sub-plans regarding, without limitation, eligibility to participate in the Plan, the definition of eligible “earnings,” handling and making of Contributions, establishment of bank or trust accounts to hold Contributions, payment of interest, conversion of local currency, obligations to pay payroll tax, determination of beneficiary designation requirements, withholding procedures and handling of share issuances, any of which may vary according to applicable requirements, and which, if applicable to a Designated Non-423 Company, do not have to comply with the requirements of Section 423 of the Code.

(c) To the extent not prohibited by Applicable Law, the Administrator may, from time to time, delegate (i) to a subcommittee of the Committee or to one of its members, and (ii) to one or more officers of the Company (but only with respect to matters not specific to the compensation of Officers) some or all of its authority under the Plan as it deems necessary, appropriate or advisable under conditions or limitations that it may set at or after the time of the delegation. The Administrator may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated. The Committee will have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

(d) All determinations, interpretations and constructions made by the Administrator in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons, unless otherwise determined by the Committee.

4. SHARES OF COMMON STOCK SUBJECT TO THE PLAN.

(a) Subject to the provisions of Section 11(a) relating to Capitalization Adjustments, the maximum number of shares of Common Stock that may be issued under the Plan will not exceed 7,500,000 shares of Common Stock. For the avoidance of doubt, up to the maximum number of shares of Common Stock reserved under this Section 4(a) may be used to satisfy purchases of Common Stock under the 423 Component and any remaining portion of such maximum number of shares may be used to satisfy purchases of Common Stock under the Non-423 Component.

(b) If any Purchase Right granted under the Plan terminates without having been exercised in full, the shares of Common Stock not purchased under such Purchase Right will again become available for issuance under the Plan.

(c) The stock purchasable under the Plan may, in the discretion of the Committee, be either authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or by public tender offer.

5. GRANT OF PURCHASE RIGHTS; OFFERING.

The Administrator may from time to time grant or provide for the grant of Purchase Rights to Eligible Employees under an Offering (consisting of one or more Purchase Periods) on an Offering Date or Offering Dates selected by the Administrator. Each Offering will be in such form and will contain such terms and conditions as the Administrator will deem appropriate, and with respect to the 423 Component, will comply with the requirement of Section 423(b)(5) of the Code that all Employees granted Purchase Rights under a particular Offering will have the same rights and privileges. The terms and conditions of an Offering shall be incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offerings need not be identical, but each Offering will include (through incorporation of the provisions of this Plan by reference in the document comprising the Offering or otherwise) the period during which the Offering will be effective, which period will not exceed 27 months beginning with the Offering Date, and the substance of the provisions contained in Sections 5 through 8, inclusive.

6. ELIGIBILITY.

(a) Purchase Rights may be granted only to Employees of the Company or, as the Administrator may designate in accordance with Section 3(b), to Employees of a Related Corporation or an Affiliate. Except as required by Applicable Law, an Employee will not be eligible to be granted Purchase Rights unless, on the Offering Date, the Employee has been in the employ of the Company, the Related Corporation or the Affiliate, as the case may be, for such continuous period preceding such Offering Date as the Administrator may (unless prohibited by Applicable Law) require, but in no event will the required period of continuous employment be equal to or greater than two years. In addition, the Administrator may provide that no Employee will be eligible to be granted Purchase Rights under the Plan unless, on the Offering Date, such Employee’s customary employment with the Company, the Related Corporation or the Affiliate is more than 20 hours per week and more than five (5) months per calendar year or such other criteria as the Administrator may determine consistent with Section 423 of the Code with respect to the 423 Component. The Administrator may also exclude from participation in the Plan, or in any Offering, (i) Employees who are “highly compensated employees” (within the meaning of Section 414(q) of the Code) of the Company or a Related Corporation or a subset of such highly compensated employees, or (ii) Employees who are citizens or residents of a foreign jurisdiction and who meet the requirements of Treasury Regulation 1.423-2(e)(3).

(b) No Employee will be eligible for the grant of any Purchase Rights under the 423 Component if, immediately after any such Purchase Rights are granted, such Employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Related

Corporation. For purposes of this Section 6(b), the rules of Section 424(d) of the Code will apply in determining the stock ownership of any Employee, and stock which such Employee may purchase under all outstanding Purchase Rights and options will be treated as stock owned by such Employee.

(c) As specified by Section 423(b)(8) of the Code, an Eligible Employee may be granted Purchase Rights under the 423 Component only if such Purchase Rights, together with any other rights granted under all Employee Stock Purchase Plans of the Company and any Related Corporations, do not permit such Eligible Employee’s rights to purchase stock of the Company or any Related Corporation to accrue at a rate which, when aggregated, exceeds $25,000 of Fair Market Value of such stock (determined at the time such rights are granted, and which, with respect to the Plan, will be determined as of their respective Offering Dates) for each calendar year in which such rights are outstanding at any time.

(d) Subject to Section 6(a), Officers of the Company or of any Designated Company, if they are otherwise Eligible Employees, will be eligible to participate in Offerings under the Plan.

(e) Any exclusion under this Section 6 will be applied in an identical manner to all Employees with respect to any Offering under the 423 Component, in accordance with Treasury Regulation Section 1.423-2(e). Notwithstanding anything in this Section 6 to the contrary, in the case of an Offering under the Non-423 Component, an Eligible Employee (or group of Eligible Employees) may be excluded from participation in the Plan or an Offering if the Administrator has determined, in its sole discretion, that participation of such Eligible Employee(s) is not advisable or practical for any reason.

7. PURCHASE RIGHTS; PURCHASE PRICE.

(a) On each Offering Date, each Eligible Employee, pursuant to an Offering made under the Plan, will be granted a Purchase Right to purchase up to that number of shares of Common Stock as designated by the Administrator during the period that begins on the Offering Date (or such later date as the Administrator determines for a particular Offering) and ends on the Purchase Date(s) stated in the Offering, which date(s) will be no later than the end of the Offering.

(b) The Administrator will establish one or more Purchase Dates during an Offering on which Purchase Rights granted for that Offering will be exercised and shares of Common Stock will be purchased in accordance with such Offering.

(c) In connection with each Offering made under the Plan, the Administrator may specify (i) a maximum number of shares of Common Stock that may be purchased by any Participant on any Purchase Date during such Offering; (ii) a maximum aggregate number of shares of Common Stock that may be purchased by all Participants pursuant to such Offering; and/or (iii) a maximum aggregate number of shares of Common Stock that may be purchased by all Participants on any Purchase Date under the Offering. If the aggregate purchase of shares of Common Stock issuable upon exercise of Purchase Rights granted under the Offering would exceed any such maximum aggregate number, then, in the absence of any Administrator action otherwise, a pro rata (based on each Participant’s accumulated Contributions) allocation of the shares of Common Stock (rounded down to the nearest whole share) available will be made in as nearly a uniform manner as will be practicable and equitable.

(d) The purchase price of shares of Common Stock acquired pursuant to Purchase Rights will be specified by the Administrator prior to commencement of an Offering and, in the case of an Offering under the 423 Component, will not be less than the lesser of:

(i) 85% of the Fair Market Value of the shares of Common Stock on the Offering Date; or

(ii) 85% of the Fair Market Value of the shares of Common Stock on the applicable Purchase Date.

8. PARTICIPATION; WITHDRAWAL; TERMINATION.

(a) An Eligible Employee may elect to participate in an Offering and authorize payroll deductions as the means of making Contributions by completing and delivering to the Administrator or a third party designated by the Administrator (each, an “Approved Designee”), within the time specified in the Offering, an enrollment form provided by the Company or the Approved Designee. The enrollment form will specify the amount of Contributions not to exceed the maximum amount specified by the Administrator or the maximum percentage of the Participant’s Compensation specified by the Administrator. Each Participant’s Contributions will be credited to a bookkeeping account for such Participant under the Plan and will be deposited with the general funds of the Company except where Applicable Law requires that Contributions be deposited with a third party. If permitted in the Offering, a Participant may begin such Contributions with the first payroll occurring on or after the Offering Date (or, in the case of a payroll that occurs after the end of the prior Offering but before the Offering Date of the next new Offering, Contributions (if any) from such payroll will be included in the new Offering). If permitted in the Offering, a Participant may thereafter reduce (including to zero) or increase his or her Contributions. If required under Applicable Law or if specifically provided in the Offering and to the extent permitted by Section 423 of the Code with respect to the 423 Component, in addition to or instead of making Contributions by payroll deductions, a Participant may make Contributions through payment by cash, check or wire transfer prior to a Purchase Date.

(b) During an Offering, a Participant may cease making Contributions and withdraw from the Offering by delivering to the Company or the Approved Designee a withdrawal form provided by the Company or the Approved Designee. The Company may impose a deadline before a Purchase Date for a withdrawal. Upon such withdrawal, such Participant’s Purchase Right in the applicable Purchase Period of that Offering will immediately terminate and the Company will distribute as soon as practicable to such Participant all of his or her accumulated but unused Contributions and such Participant’s Purchase Right in that Offering shall thereupon terminate. A Participant’s withdrawal from that Offering will have no effect upon his or her eligibility to participate in any other Offerings under the Plan, but such Participant will be required to deliver a new enrollment form to participate in subsequent Offerings.

(c) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 6(a) with respect to the 423 Component or the other limitations set forth in this Plan, a Participant’s Contributions may be suspended by the Administrator at any time during an Offering. The balance of the amount credited to the account of each Participant that has not been applied to the purchase of shares of Common Stock by reason of Section 423(b)(8) of the Code, Section 6(a) or the other limitations set forth in this Plan shall be paid to such Participant in one lump sum in cash as soon as reasonably practicable after the Purchase Date.

(d) Except as otherwise required by Applicable Law or the terms of any Offering, Purchase Rights granted pursuant to any Offering under the Plan will terminate immediately if the Participant either (i) is no longer an Employee for any reason or for no reason (subject to any post-employment participation period permitted by Applicable Law and specified in the Offering) or (ii) is otherwise no longer eligible to participate. Upon such a termination (subject to any applicable post-employment participation period), the Company or the Approved Designee will distribute as soon as practicable to such individual all of his or her accumulated but unused Contributions.

(e) Unless otherwise determined by the Administrator, a Participant whose employment transfers or whose employment terminates with an immediate rehire (with no break in service) by or between the Company and a Designated Company or between Designated Companies will not be treated as having terminated employment for purposes of participating in the Plan or an Offering; however, if a Participant transfers from an Offering under the 423 Component to an Offering under the Non-423 Component, the exercise of the Participant’s Purchase Right will be considered to occur under the 423 Component only to the extent such exercise complies with Section 423 of the Code. If a Participant transfers from an Offering under the Non-423 Component to an Offering under the 423 Component, the exercise of the Purchase Right will be considered to remain under the

Non-423 Component. Subject to applicable requirements under Section 423 of the Code, the Administrator may establish different and additional rules governing transfers between separate Offerings within the 423 Component and between Offerings under the 423 Component and Offerings under the Non-423 Component.

(f) During Company-approved leaves of absence, whether paid or unpaid, meeting the requirements of Treasury Regulation Section 1.421-1(h)(2), a Participant may continue participation in the Plan by making cash payments to the Company on his or her normal payday equal to his or her authorized payroll deduction.

(g) In order to facilitate participation in the Plan, the Administrator may provide for such special terms applicable to Participants who are citizens or residents of a foreign jurisdiction, or who are employed by a Designated Company outside of the United States, as the Administrator may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Such special terms may not be more favorable than the terms of rights granted under the Plan to Eligible Employees who are residents of the United States. Moreover, the Administrator may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of this Plan as in effect for any other purpose. No such special terms, supplements, amendments or restatements shall include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company.

(h) Unless otherwise specified in the Offering or as required by Applicable Law, the Company will have no obligation to pay interest on Contributions.

9. EXERCISE OF PURCHASE RIGHTS.

(a) On each Purchase Date, each Participant’s accumulated Contributions will be applied to the purchase of shares of Common Stock, up to the maximum number of shares of Common Stock permitted by the Plan and the applicable Offering, at the purchase price specified in the Offering. As soon as administratively practicable after a Purchase Date, the Participant’s shares of Common Stock acquired upon exercise of Purchase Rights will be recorded in the books of the Company (or its transfer agent). No fractional shares may be issued unless specifically permitted in the Offering.

(b) Unless otherwise provided in the Offering, if any amount of accumulated Contributions remains in a Participant’s account after the purchase of shares of Common Stock on a Purchase Date other than the final Purchase Date of an Offering, then such remaining amount will be held in such Participant’s account for the purchase of shares of Common Stock under the next Purchase Period of that Offering, unless such Participant withdraws from or is not eligible to participate in such next Purchase Period, in which case such amount will promptly be distributed to such Participant without interest (unless the payment of interest is otherwise required by Applicable Law). If the amount of Contributions remaining in a Participant’s account after the purchase of shares of Common Stock on the final Purchase Date of an Offering is at least equal to the amount required to purchase one (1) whole share of Common Stock on the final Purchase Date of an Offering, then such remaining amount will be distributed in full to such Participant after the final Purchase Date of such Offering without interest (unless otherwise required by Applicable Law).

(c) No Purchase Rights may be exercised to any extent unless the shares of Common Stock to be issued upon such exercise under the Plan are covered by an effective registration statement pursuant to the Securities Act and the Plan is in material compliance with all applicable U.S. federal and state, foreign and other securities, exchange control and other laws applicable to the Plan. If, on a Purchase Date, the shares of Common Stock are not so registered or the Plan is not in such compliance, no Purchase Rights will be exercised on such Purchase Date, and, subject to Section 423 of the Code with respect to the 423 Component, the Purchase Date will be delayed until the shares of Common Stock are subject to such an effective registration statement and the Plan is in material compliance, except that the Purchase Date will in no event be more than 27 months from the Offering

Date. If, on the Purchase Date of an Offering, as delayed to the maximum extent permissible, the shares of Common Stock are not registered and the Plan is not in material compliance with all Applicable Laws, as determined by the Company in its sole discretion, no Purchase Rights under that Offering will be exercised and all accumulated but unused Contributions with respect to that Offering will be distributed to the Participants without interest (unless the payment of interest is otherwise required by Applicable Law).

10. DESIGNATION OF BENEFICIARY.

(a) The Administrator may, but is not obligated to, permit a Participant to file a written designation of a beneficiary who will receive any shares of Common Stock and/or refunded Contributions (e.g., in cash) from the Participant’s account under the Plan if the Participant dies before such shares and/or Contributions are delivered to the Participant. The Administrator may, but is not obligated to, permit the Participant to change such designation of beneficiary. Any such designation and/or change must be on a form (including, in the Administrator’s discretion, in an electronic form) approved by the Administrator. If the Participant is married and resides in a community property state, a designation of a person other than the Participant’s spouse as his or her beneficiary shall not be effective without the prior written consent of the Participant’s spouse.

(b) If a Participant dies, and in the absence of a valid beneficiary designation (including where the Administrator exercises its discretion not to permit Participants to file a written designation of a beneficiary), the Company will deliver any shares of Common Stock and/or Contributions to the executor or administrator of the estate of the Participant. If no executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such shares of Common Stock and/or Contributions, without interest (unless the payment of interest is otherwise required by Applicable Law), to the Participant’s spouse or if no spouse is known to the Company, then to the estate of the Participants.

11. ADJUSTMENTS UPON CHANGES IN COMMON STOCK; CORPORATE TRANSACTIONS.

(a) In the event of a Capitalization Adjustment, the Administrator will appropriately and proportionately adjust (i) the maximum number of securities subject to the Plan pursuant to Section 4(a), (ii) the classes and number of securities subject to, and the purchase price applicable to, outstanding Offerings and Purchase Rights, and (iii) the classes and number of securities that are the subject of the purchase limits under each ongoing Offering.

(b) In the event of any of the transactions or events described in Section 11(a) or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate (including without limitation any Corporate Transaction), or of changes in Applicable Law or accounting principles, the Administrator, in its discretion, and on such terms and conditions as it deems appropriate, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent the dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any right under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(i) To provide for either (A) termination of any outstanding Purchase Right in exchange for an amount of cash, if any, equal to the amount that would have been obtained upon the exercise of such Purchase Right had such right been currently exercisable or (B) the replacement of such outstanding right with other rights or property selected by the Administrator in its sole discretion;

(ii) To provide that the outstanding Purchase Rights under the Plan shall be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar rights covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(iii) To make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding rights under the Plan and/or in the terms and conditions of outstanding rights and rights that may be granted in the future;

(iv) To provide that Participants’ accumulated Contributions may be used to purchase shares of Common Stock prior to the next occurring Purchase Date on such date as the Administrator determines in its sole discretion and the Participants’ rights under the ongoing Offering(s) shall be terminated; and

(v) To provide that all outstanding Purchase Rights shall terminate without being exercised.

(c) In the event of a Corporate Transaction, then (i) any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue outstanding Purchase Rights or may substitute similar rights (including a right to acquire the same consideration paid to the stockholders in the Corporate Transaction) for outstanding Purchase Rights, or (ii) if any surviving or acquiring corporation (or its parent company) does not assume or continue such Purchase Rights or does not substitute similar rights for such Purchase Rights, then the Participants’ accumulated Contributions will be used to purchase shares of Common Stock (rounded down to the nearest whole share) within ten business days (or such other period specified by the Administrator) prior to the Corporate Transaction under the outstanding Purchase Rights, and the Purchase Rights will terminate immediately after such purchase. If Purchase Rights are assumed, continued or substituted for, the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) shall determine whether it is intended that the replacement for Purchase Rights under the 423 Component of the Plan will satisfy the requirements under Section 423 of the Code.

(d) With respect to the 423 Component, the Administrator will make all adjustments pursuant to this Section 11 in accordance with Section 423 of the Code unless it determines to cease compliance with Section 423 of the Code, and its determination(s) and adjustments will be final, binding and conclusive.

(e) Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Administrator under the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to outstanding Purchase Rights under the Plan or the purchase price with respect to any outstanding rights.

12. AMENDMENT, TERMINATION OR SUSPENSION OF THE PLAN.

(a) The Committee may amend, modify or revise the Plan at any time in any respect the Committee deems necessary or advisable. However, stockholder approval will be required for any amendment of the Plan for which stockholder approval is required by Applicable Law and has not already been provided consistent therewith. Notwithstanding the foregoing, the Committee’s rights and powers to amend the Plan shall be delegated to the Senior Compensation Executive who shall have the right to amend the Plan with respect to (i) amendments required by relevant law, regulation or ruling, (ii) amendments that are not expected to have a material financial impact on the Company, (iii) amendments that can reasonably be characterized as technical or ministerial in nature, or (iv) amendments that have previously been approved in concept by the Committee; provided, however, the Senior Compensation Executive shall not have the power to make an amendment to the Plan that would require stockholder approval, or could reasonably be expected to result in a termination of the Plan or a change in the structure or the powers, duties or responsibilities of the Committee.

(b) The Committee may suspend or terminate the Plan at any time. No Purchase Rights may be granted under the Plan while the Plan is suspended or after it is terminated. The balance in each Participant’s account will be refunded as soon as administratively practicable after the termination of the Plan (without any interest thereon).

(c) Any benefits, privileges, entitlements and obligations under any outstanding Purchase Rights granted before an amendment, suspension or termination of the Plan will not be materially impaired by any such amendment, suspension or termination except (i) with the consent of the person to whom such Purchase Rights were granted; (ii) as the Committee deems necessary or advisable to facilitate compliance with any laws, listing requirements, or governmental regulations (including, without limitation, the provisions of Section 423 of the Code and the regulations and other interpretive guidance issued thereunder relating to Employee Stock Purchase Plans) including, without limitation, any such regulations or other guidance that may be issued or amended after the date the Plan is adopted; or (iii) as the Committee deems necessary or advisable to obtain or maintain favorable tax, listing, or regulatory treatment. To be clear, the Committee may amend outstanding Purchase Rights without a Participant’s consent if the Committee deems that such amendment is necessary to ensure that the Purchase Right and/or the Plan complies with the requirements of Section 423 of the Code with respect to the 423 Component or with respect to other Applicable Laws. Notwithstanding anything in the Plan or any Offering Document to the contrary, the Committee will be entitled to (i) establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars; (ii) permit Contributions in excess of the amount designated by a Participant in order to adjust for mistakes in the Company’s processing of properly completed Contribution elections; (iii) establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant’s Compensation; (iv) amend any outstanding Purchase Rights or clarify any ambiguities regarding the terms of any Offering as the Committee deems necessary or advisable to enable the Purchase Rights to qualify under and/or comply with Section 423 of the Code with respect to the 423 Component; and (v) establish other limitations or procedures as the Committee determines in its sole discretion to be advisable that are consistent with the Plan. The actions of the Committee pursuant to this paragraph will not be considered to alter or impair any Purchase Rights granted under an Offering as they are part of the initial terms of each Offering and the Purchase Rights granted under each Offering.

(d) In the event the Committee determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Committee may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequences including, but not limited to (i) altering the purchase price for any Offering including an Offering underway at the time of the change in purchase price; (ii) shortening any Offering so that the Offering ends on a new Purchase Date, including an Offering underway at the time of the Committee action; and (iii) allocating shares of Common Stock. Such modifications or amendments shall not require stockholder approval or the consent of any Participant and with respect to the 423 Component the Committee may, but is not required to, make such modifications or adjustments in compliance with Section 423 of the Code.

13. TAX QUALIFICATION; TAX WITHHOLDING.

(a) Although the Company may endeavor to (i) qualify a Purchase Right for special tax treatment under the laws of the United States or jurisdictions outside of the United States or (ii) avoid adverse tax treatment, the Company makes no representation to that effect and expressly disavows any covenant to maintain special, or to avoid unfavorable, tax treatment, notwithstanding anything to the contrary in this Plan. The Company will be unconstrained in its corporate activities without regard to the potential negative tax impact on Participants.

(b) Each Participant will make arrangements, satisfactory to the Company and any applicable Related Corporation, to enable the Company or the Related Corporation to fulfill any withholding obligation for Tax-Related Items. Without limitation to the foregoing, in the Administrator’s sole discretion and subject to Applicable Law, such withholding obligation may be satisfied in whole or in part by any combination of the following, as determined by the Administrator, (i) withholding from the Participant’s salary or any other cash payment due to the Participant from the Company or a Related Corporation, (ii) withholding from the proceeds of the sale of shares of Common Stock acquired under the Plan, either through a voluntary sale or a mandatory sale arranged by the Company, (iii) payment by cash, check or wire transfer from the Participant on or prior to a Purchase Date, or (iv) any other method deemed acceptable by the Administrator. The Administrator shall not be required to issue any shares of Common Stock under the Plan until such withholding obligations are satisfied.

(c) The 423 Component is exempt from the application of Section 409A of the Code, and any ambiguities herein shall be interpreted to permit the 423 Component to be so exempt from Section 409A of the Code. Notwithstanding the foregoing, the Company, the Administrator, the Board, the Committee and the members thereof shall have no liability to a Participant or any other person if the option under the Plan that is intended to be compliant with Section 423 of the Code is not so compliant or for any action taken by the Administrator, Board or Committee with respect thereto.

(d) The Non-423 Component is intended to be exempt from the application of Section 409A of the Code under the short-term deferral exception and any ambiguities shall be construed and interpreted in accordance with such intent. In furtherance of the foregoing and notwithstanding any provision in the Plan to the contrary, if the Administrator determines that an option granted under Non-423 Component of the Plan may be subject to Section 409A of the Code or that any provision in the Plan would cause an option under the Non-423 Component of the Plan to be subject to Section 409A, the Committee may amend the terms of the Plan and/or of an outstanding option granted under the Plan, or the Administrator may take such other action the Administrator determines is necessary or appropriate, in each case, without the Participant’s consent, to exempt any outstanding option or future option that may be granted under Non-423 Component of the Plan from, or to allow any such options to comply with, Section 409A of the Code, but only to the extent any such amendments or action by the Administrator would not violate Section 409A of the Code. Notwithstanding the foregoing, the Company, the Administrator, the Board, the Committee and the members thereof shall have no liability to a Participant or any other person if the option under the Plan that is intended to be exempt from or compliant with Section 409A of the Code is not so exempt or compliant or for any action taken by the Administrator, Board or Committee with respect thereto.

14. MISCELLANEOUS PROVISIONS.

(a) A right granted under the Plan shall not be transferable other than by will or the Applicable Laws of descent and distribution, and is exercisable during the Participant’s lifetime only by the Participant. Except as provided in Section 10, a right under the Plan may not be exercised to any extent except by the Participant. Neither the Company nor the Administrator shall recognize, or be under any duty to recognize, any assignment or alienation of the Participant’s interest in the Plan, the Participant’s rights under the Plan or any rights thereunder.

(b) All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions. Proceeds from the sale of shares of Common Stock pursuant to Purchase Rights will constitute general funds of the Company.

(c) A Participant will not be deemed to be the holder of, or to have any of the rights of a holder with respect to, shares of Common Stock subject to Purchase Rights unless and until the Participant’s shares of Common Stock acquired upon exercise of Purchase Rights are recorded in the books of the Company (or its transfer agent).

(d) All notices or other communications by a Participant to the Administrator under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Administrator at the location, or by the person, designated by the Administrator for the receipt thereof.

(e) Statements of account shall be given to Participants at least annually, which statements shall set forth the amounts of Contributions, the purchase price, the number of shares of Common Stock purchased and the remaining cash balance, if any.

(f) To the extent permitted by Applicable Law and in the discretion of the Administrator, an Eligible Employee may submit any form or notice as set forth herein by means of an electronic form approved by the Administrator. Before the commencement of an Offering, the Administrator shall prescribe the time limits within which any such electronic form shall be submitted to the Administrator with respect to such Offering in order to be a valid election.

(g) The Plan and Offering do not constitute an employment contract. Nothing in the Plan or in any Offering will in any way alter the at-will nature of a Participant’s employment or amend a Participant’s employment contract, if applicable, or be deemed to create in any way whatsoever any obligation on the part of any Participant to continue in the employ of the Company or a Related Corporation or an Affiliate, or on the part of the Company, a Related Corporation or an Affiliate to continue the employment of a Participant.

(h) Except to the extent that U.S. federal law applies, the provisions of the Plan will be governed by the laws of the State of Delaware without regard to that state’s conflicts of laws rules. The Plan shall also be subject to all non-U.S. Applicable Laws with respect to Participants located outside of the United States. In the event that any provision of this Plan is not permitted by the local laws of a country or jurisdiction in which a Participant performs services, such local law shall supersede that provision of this Plan with respect to that Participant. The benefits to which a Participant would otherwise be entitled under this Plan may be adjusted or limited to the extent that the Senior HR Attorney and the Senior Compensation Executive or their designee(s) determine is necessary or appropriate in light of Applicable Law or local practice.

(i) Except as otherwise provided herein, any dispute, controversy or claim between the Company and a Participant (and any beneficiary thereof), arising out of or relating to or concerning this Plan, will be finally settled by arbitration. Participants who are subject to an Employment Dispute Resolution Program (“EDR Program”) maintained by Company or any Affiliate, will resolve such dispute, controversy or claim in accordance with the operative terms and conditions of such EDR Program, and to the extent applicable, the employment arbitration rules of the American Arbitration Association (“AAA”). Participants who are not subject to an EDR Program shall arbitrate their dispute, controversy or claim in New York City before, and in accordance with the employment arbitration rules of the AAA, without reference to the operative terms and conditions of any EDR Program. Prior to arbitration, all claims maintained by a Participant must first be submitted to the Committee in accordance with claims procedures determined by the Committee. Either the Company or a Participant may seek injunctive relief from the arbitrator. Notwithstanding any other provision in this Plan, the Company or a Participant may apply to a court with jurisdiction over them for temporary, preliminary or emergency injunctive relief that, under the legal and equitable standards applicable to the granting of such relief, is necessary to preserve the rights of that party pending the arbitrator’s modification of any such injunction or determination of the merits of the dispute, controversy or claim.

(j) Any action or litigation arising out of or relating to the Plan or an Offering that is not otherwise arbitrated or resolved according to Section 14(i) must be commenced and prosecuted in a Delaware state court or a federal court in the state of Delaware. A Participant (and any beneficiary thereof) is deemed to have consented and submitted to the personal jurisdiction over them of any such federal or state court in respect of any such action or litigation, and also to have consented to service of process upon them with respect to any such action or litigation by registered mail, return receipt requested, and by any other means permitted by rule or law.

(k) Notwithstanding anything to the contrary herein, shares of Common Stock acquired upon exercise of Purchase Rights under this Plan will be subject to forfeiture and/or repayment to the extent provided in (i) any clawback policy of the Company or an Affiliate, as in effect from time to time, and (ii) other agreements executed by a Participant.

(l) If any particular provision of the Plan is found to be invalid or otherwise unenforceable, such provision will not affect the other provisions of the Plan, but the Plan will be construed in all respects as if such invalid provision were omitted.

(m) If any provision of the Plan does not comply with Applicable Law, such provision shall be construed in such a manner as to comply with Applicable Law.

(n) Subject to special terms applicable to Participants who are citizens or residents of a foreign jurisdiction or who are employed by a Designated Company outside of the United States (in each case, as established pursuant to Section 8(g)), all Eligible Employees who are granted rights under the 423 Component of the Plan will have equal rights and privileges under a particular Offering so that the Plan qualifies as an “employee stock purchase plan” under Section 423 of the Code. Subject to any such special terms, any provision of the 423 Component of the Plan that is inconsistent with Section 423 of the Code will, without further act or amendment by the Company, the Board or the Committee, be reformed to comply with the equal rights and privileges requirement of Section 423 of the Code.

(o) Each Participant shall, if requested by the Company, give prompt notice to the Company of any disposition or other transfer of any shares of Common Stock purchased upon exercise of a right under the 423 Component of the Plan if such disposition or transfer is made (i) within two years from the enrollment date of the Offering in which the shares were purchased or (ii) within one year after the Purchase Date on which such shares were purchased. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the Participant in such disposition or other transfer.

(p) To the extent permitted by Applicable Law and in the discretion of the Administrator, an Eligible Employee may submit any designation, subscription agreement, form or notice as set forth herein by means of an electronic form approved by the Administrator. Before the commencement of an Offering, the Administrator shall prescribe the time limits within which any such electronic form shall be submitted to the Administrator with respect to such Offering in order to be a valid election.

(q) The titles and headings in the Plan are for convenience of reference only and, if any conflict, the Plan’s text, rather than such titles or headings, will control. Wherever used in the Plan, the masculine will be deemed to include the feminine and the neuter and the singular will be deemed to include the plural, unless the context clearly indicates otherwise.

(r) By electing to participate in an Offering, a Participant acknowledges that the Plan is intended to conform to the extent necessary with Applicable Laws. Notwithstanding anything herein to the contrary, the Plan and any agreements hereunder will be administered only in conformance with Applicable Laws. To the extent Applicable Laws permit, the Plan and any agreements hereunder will be deemed amended as necessary to conform to Applicable Laws.

Annex I

March 25, 2026

Board of Directors

Corebridge Financial, Inc.

2919 Allen Parkway,

Woodson Tower,

Houston, Texas

Members of the Board:

We understand that Corebridge Financial, Inc. (“Corebridge”), Equitable Holdings, Inc. (“Equitable”), Mountain Holding, Inc., a newly formed Delaware corporation and wholly-owned subsidiary of Corebridge (“HoldCo”), Marcy Holding, Inc. , a newly formed Delaware corporation and wholly-owned subsidiary of HoldCo (“Equitable Merger Sub”), and Palisade Holding, Inc., a newly formed Delaware corporation and wholly-owned subsidiary of HoldCo (“Corebridge Merger Sub”), propose to enter into an Agreement and Plan of Merger, substantially in the form of the draft dated March 24, 2026 (the “Merger Agreement”), which provides, among other things, for (i) the merger (the “Corebridge Merger”) of Corebridge Merger Sub with and into Corebridge, and (ii) immediately following the Corebridge Merger, the merger (the “Equitable Merger” and, together with the Corebridge Merger, the “Mergers”) of Marcy Merger Sub with and into Equitable. Pursuant to the Mergers, (a) Corebridge and Equitable will become wholly owned subsidiaries of HoldCo, (b) each outstanding share of common stock, par value $0.01 per share, of Corebridge (the “Corebridge Common Stock”), other than Corebridge Excluded Shares, will be converted into the right to receive one share (the “Corebridge Exchange Ratio”) of common stock, par value $0.01 per share, of HoldCo (the “HoldCo Common Stock”), and (c) each outstanding share of common stock, par value $0.01 per share, of Equitable (the “Equitable Common Stock”), other than Equitable Excluded Shares and Equitable Performance Shares, will be converted into the right to receive 1.55516 shares (the “Equitable Exchange Ratio”) of HoldCo Common Stock. The terms and conditions of the Mergers are more fully set forth in the Merger Agreement and capitalized terms used in this letter and not defined herein have the meanings specified in the Merger Agreement.

You have asked for our opinion as to whether the Corebridge Exchange Ratio pursuant to the Merger Agreement is fair from a financial point of view to the holders of shares of Corebridge Common Stock other than Equitable and its affiliates.

For purposes of the opinion set forth herein, we have:

1)

Reviewed certain publicly available financial statements and other business and financial information of Corebridge and Equitable, respectively, and for AllianceBernstein Holding L.P., a publicly-traded subsidiary of Equitable (“AllianceBernstein”);

2)	Reviewed certain internal financial statements and other financial and operating data concerning Corebridge and Equitable, respectively;

3)

Reviewed certain financial projections prepared by the managements of Corebridge and Equitable for years 2026 through 2029, respectively and approved for our use by Corebridge management (the “Forecasts”);

4)

Reviewed information relating to certain strategic, financial and operational benefits anticipated from the Mergers prepared by the managements of Corebridge and Equitable and approved for our use by Corebridge management (the “Projected Synergies”);

5)

Discussed the past and current operations and financial condition and the prospects of Corebridge, Equitable and AllianceBernstein, including information relating to the Projected Synergies, with senior executives of Corebridge and Equitable;

6)	Reviewed the pro forma impact of the Mergers on the combined company’s earnings per share, cash flow, consolidated capitalization and certain financial ratios;

7)

Reviewed the reported prices and trading activity for the Corebridge Common Stock, the Equitable Common Stock and the Units Representing Assignments of Beneficial Ownership of Limited Partnership Interests in AB Holding (the “AllianceBernstein Units”);

8)

Compared the financial performance of Corebridge, Equitable and AllianceBernstein and the prices and trading activity of the Corebridge Common Stock, the Equitable Common Stock and the AllianceBernstein Units with that of certain other publicly-traded companies comparable with Corebridge, Equitable and AllianceBernstein, respectively, and their securities;

9)	Participated in certain discussions and negotiations among representatives of Corebridge and Equitable and their financial and legal advisors;

10)	Reviewed the Merger Agreement and certain related documents; and

11)	Performed such other analyses, reviewed such other information and considered such other factors as we have deemed appropriate.

We have assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to us by Corebridge and Equitable, and formed a substantial basis for this opinion. We have been advised by Corebridge, and have assumed, with Corebridge’s consent, that the Forecasts are a reasonable basis upon which to evaluate the business and financial prospects of Corebridge and Equitable. We express no view as to the Forecasts or the assumptions on which they were based. With respect to the Projected Synergies, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective managements of Corebridge and Equitable and that the Projected Synergies will be achieved in the amounts and at the times projected therein. We express no view as to the Projected Synergies or the assumptions on which they were based. In addition, we have assumed that the Mergers will be consummated in accordance with the terms set forth in the Merger Agreement without any waiver, amendment or delay of any terms or conditions thereof the effect of which would be material to our analysis or this opinion, including, among other things, that the Mergers, taken together, shall qualify as a transaction described in Section 351 of the Internal Revenue Code of 1986, as amended, and that the definitive Merger Agreement will not differ from the draft thereof furnished to us in any respect material to our analysis or this opinion. Morgan Stanley has assumed that in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed Mergers, no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed Mergers. We are not legal, tax, regulatory or actuarial advisors. We are financial advisors only and have relied upon, without independent verification, the assessment of Corebridge and Equitable and their legal, tax, regulatory and actuarial advisors with respect to legal, tax, regulatory and actuarial matters. We have relied upon, without independent verification, the assessment by the managements of Corebridge and Equitable of: (i) the strategic, financial and other benefits expected to result from the Mergers; (ii) the timing and risks associated with the integration of Corebridge and Equitable; (iii) their ability to retain key employees of Corebridge, Equitable and AllianceBernstein, respectively and (iv) the validity of, and risks associated with, Corebridge’s, Equitable’s and AllianceBernstein’s existing and future technologies, intellectual property, products, services and business models. We express no opinion with respect to the fairness of the amount or nature of the compensation to any of the officers, directors or employees of Corebridge or Equitable, or any class of such persons, whether relative to the Corebridge Exchange Ratio or otherwise. We have not made any independent valuation or appraisal of the assets or liabilities of Corebridge, Equitable, AllianceBernstein or HoldCo, nor have we been furnished with any such valuations or appraisals. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof may affect this opinion and the assumptions used in preparing it, and we do not assume any obligation to update, revise or reaffirm this opinion.

We were not authorized to solicit, and did not solicit, interest from any party with respect to the acquisition, business combination or other extraordinary transaction, involving Corebridge, nor did we negotiate with any party, other than Equitable, with respect to an extraordinary transaction involving Corebridge. This opinion does not address the relative merits of the transactions contemplated by the Merger Agreement as compared to other business or financial strategies that might be available to Corebridge, nor does it address the underlying business decision of Corebridge to enter into the Merger Agreement or proceed with any other transaction contemplated by the Merger Agreement. This opinion is limited to and addresses only the fairness, from a financial point of view, as of the date hereof, of the Corebridge Exchange Ratio pursuant to the Merger Agreement to the holders of shares of Corebridge Common Stock other than Equitable and its affiliates. We do not express any view on, and this opinion does not address, any other term or aspect of the Merger Agreement or the transactions contemplated thereby or any term or aspect of any other agreement or instrument contemplated by the Merger Agreement or entered into or amended in connection therewith.

We have acted as financial advisor to the Board of Directors of Corebridge in connection with this transaction and will receive a fee for our services, a portion of which became payable upon the rendering of this financial opinion and a substantial portion of which is contingent upon the closing of the Mergers. In the two years prior to the date hereof, we and/or our affiliates: (i) have provided financial advisory and financing services unrelated to the Mergers for Corebridge and have received fees in connection with such services; (ii) have provided financing services unrelated to the Mergers for Equitable and have received fees in connection with such services; (iii) have provided financial advisory and financing services unrelated to the Mergers for AllianceBernstein and have received fees in connection with such services, (iv) have provided financial advisory and/or financing services unrelated to the Mergers for American International Group, Inc., a stockholder of Corebridge (“AIG”), Nippon Life Insurance Company, a stockholder of Corebridge (“Nippon Life”), and Blackstone Inc., a stockholder of Corebridge (“Blackstone”), and its affiliates and portfolio companies. In addition, Morgan Stanley or an affiliate thereof is a lender to each of Corebridge, Equitable, AllianceBernstein, AIG and Blackstone and certain of its affiliates and portfolio companies, in each case, with respect to one or more revolving credit facilities. Morgan Stanley may also seek to provide financial advisory and/or financing services to Corebridge, Equitable, AllianceBernstein, HoldCo, AIG, Nippon, Blackstone and their respective affiliates and portfolio companies in the future and would expect to receive fees for the rendering of these services. In addition, Morgan Stanley, its affiliates, directors or officers, including individuals working with Corebridge in connection with this transaction, may have committed and may commit in the future to invest in private equity funds managed by affiliates of Blackstone.

Please note that Morgan Stanley is a global financial services firm engaged in the securities, investment management and individual wealth management businesses. Our securities business is engaged in securities underwriting, trading and brokerage activities, foreign exchange, commodities and derivatives trading, prime brokerage, as well as providing investment banking, financing and financial advisory services. Morgan Stanley, its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions, finance positions, and may trade or otherwise structure and effect transactions, for their own account or the accounts of its customers, in debt or equity securities or loans of Corebridge, Equitable,

AllianceBernstein, HoldCo, AIG, Nippon, Blackstone or any other company, or any currency or commodity, that may be involved in this transaction, or any related derivative instrument.

This opinion has been approved by a committee of Morgan Stanley investment banking and other professionals in accordance with our customary practice. This opinion is for the information of the Board of Directors of Corebridge and may not be used for any other purpose or disclosed without our prior written consent, except that a copy of this opinion may be included in its entirety in any filing Corebridge or HoldCo is required to make with the Securities and Exchange Commission in connection with this transaction if such inclusion is required by applicable law. In addition, this opinion does not in any manner address the prices at which the HoldCo Common Stock will trade following consummation of the Merger, or the prices at which the Corebridge Common Stock, Equitable Common Stock or AllianceBernstein Units will trade at any time. Morgan Stanley expresses no opinion or recommendation as to how the stockholders of Corebridge and Equitable should vote at the stockholders’ meetings to be held in connection with the Mergers.

Based on and subject to the foregoing, we are of the opinion on the date hereof that the Corebridge Exchange Ratio pursuant to the Merger Agreement is fair from a financial point of view to the holders of shares of Corebridge Common Stock other than Equitable and its affiliates.

Very truly yours,

MORGAN STANLEY & CO. LLC

By:	/s/ Israel Martinez

Name: Israel Martinez
Title: Managing Director

Annex J

March 26, 2026

Board of Directors

Equitable Holdings, Inc.

1345 Avenue of the Americas

New York, NY 10105

Ladies and Gentlemen:

You have requested our opinion as to the fairness from a financial point of view to the holders (other than Corebridge Financial, Inc. (“Corebridge”) and its affiliates) of the outstanding shares of common stock, par value $0.01 per share (the “Shares”), of Equitable Holdings, Inc. (the “Company”), taking into account the Corebridge Merger (as defined below), of the Company Exchange Ratio (as defined below) pursuant to the Agreement and Plan of Merger, dated as of March 26, 2026 (the “Agreement”), by and among Mountain Holding, Inc., a newly formed Delaware corporation and wholly-owned subsidiary of Corebridge (“HoldCo”), Corebridge, Palisade Holding, Inc., a newly formed Delaware corporation and wholly-owned subsidiary of HoldCo (“Corebridge Merger Sub”), the Company, and Marcy Holding, Inc., a newly formed Delaware corporation and wholly-owned subsidiary of HoldCo (“Company Merger Sub”). The Agreement provides, among other things, that Corebridge Merger Sub will be merged with and into Corebridge (the “Corebridge Merger”), with Corebridge surviving the Corebridge Merger, and that Company Merger Sub will be merged with and into the Company (the “Company Merger”), with the Company surviving the Company Merger. As a result of the Company Merger, each issued and outstanding Share (other than Equitable Excluded Shares and Equitable Performance Shares (each, as defined in the Agreement)) will be converted into, and become exchangeable for, 1.55516 shares of common stock, par value $0.01 per share (each, a “HoldCo Share”), of HoldCo (the “Company Exchange Ratio”). As a result of the Corebridge Merger, each issued and outstanding share of common stock, par value $0.01 per share (the “Corebridge Shares”) (other than Corebridge Excluded Shares (as defined in the Agreement)), of Corebridge will be converted into, and become exchangeable for, 1.00000 HoldCo Share.

Goldman Sachs & Co. LLC and its affiliates are engaged in advisory, underwriting, lending, and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman Sachs & Co. LLC and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of the Company, Corebridge, any of their respective affiliates and third parties, including Nippon Life Insurance Co. (“Nippon”) and Blackstone Inc. (“Blackstone”), each a significant shareholder of Corebridge (the “Significant Shareholders”), and any of their respective affiliates and, as applicable, portfolio companies or any currency or commodity that may be involved in the transactions contemplated by the Agreement (the “Transaction”). Goldman Sachs Investment Banking has an existing lending relationship with the Company and Alliance Bernstein LP, a majority-owned subsidiary of the Company. Goldman Sachs Investment Banking also has an existing lending relationship with Corebridge and Blackstone, or majority owned subsidiaries (excluding, if applicable, portfolio companies) or funds thereof. We have acted as financial advisor to the Company in connection with, and have participated in certain of the negotiations leading to, the Transaction. We expect to receive fees for our services in connection with the Transaction, the principal portion of which is contingent upon consummation of the Transaction, and the Company has agreed to reimburse certain of our expenses arising, and indemnify us against certain liabilities that may arise, out of our engagement. Goldman Sachs & Co. LLC and/or its affiliates have provided certain financial advisory and/or underwriting services to the Company and/or its affiliates and portfolio companies from time to time for which Goldman Sachs Investment Banking has received,

J-1

and may receive, compensation, including having acted as bookrunner to Equitable Financial Life Insurance Company, an affiliate of the Company, with respect to an investment-grade bond offering in March 2025 and having acted as bookrunner with respect to an investment-grade bond offering for the Company in June 2024. Goldman Sachs & Co. LLC and/or its affiliates also have provided certain financial advisory and/or underwriting services to Corebridge and/or its affiliates from time to time for which Goldman Sachs Investment Banking has received, and may receive, compensation, including having acted as bookrunner with respect to an investment-grade bond offering for Corebridge in June 2024, September 2024, November 2024, June 2025, September 2025 and November 2025. Goldman Sachs & Co. LLC and/or its affiliates also have provided certain financial advisory and/or underwriting services to Nippon and/or its affiliates from time to time for which Goldman Sachs Investment Banking has received, and may receive, compensation, including having acted as financial advisor to Nippon with respect to its acquisition of Nichii Gakkan in June 2024 and as co-manager with respect to an investment-grade bond offering for Nippon in May 2024, May 2025 and September 2025. Goldman Sachs & Co. LLC and/or its affiliates also have provided certain financial advisory and/or underwriting services to Blackstone and/or its affiliates and portfolio companies from time to time for which Goldman Sachs Investment Banking has received, and may receive, compensation, including having acted as financial advisor to Blackstone Infrastructure Partners L.P., an affiliate of Blackstone, with respect to its acquisition of Safe Harbor Marinas in April 2025; as bookrunner with respect to the initial public offering of Medline Industries Inc., a portfolio company of Blackstone, in December 2025; as financial advisor to Amicus Therapeutics Inc., a portfolio company of Blackstone, with respect to its sale in December 2025; as financial advisor to BTIG LLC, a portfolio company of Blackstone, with respect to its sale in January 2026; as bookrunner with respect to an investment-grade bond offering for Blackstone Property Partners Europe, an affiliate of Blackstone, in January 2026; as bookrunner with respect to a bank loan to Ellucian Inc., a portfolio company of Blackstone, in January 2026; and as financial advisor to Wiz.io, a portfolio company of Blackstone, with respect to its sale, in March 2026. Goldman Sachs & Co. LLC and/or its affiliates may also in the future provide financial advisory and/or underwriting services to the Company, Corebridge, HoldCo, the Significant Shareholders and their respective affiliates and, as applicable, portfolio companies, for which Goldman Sachs Investment Banking may receive compensation. Funds managed by affiliates of Goldman Sachs Investment Banking are not co-invested with Corebridge and/or its affiliates and have invested in equity interests of funds managed by affiliates of Corebridge. Funds managed by affiliates of Goldman Sachs Investment Banking are not co-invested with Nippon and/or its affiliates and are not invested in equity interests of funds managed by affiliates of Nippon. Funds managed by affiliates of Goldman Sachs Investment Banking are not co-invested with the Company and/or its affiliates and have invested in equity interests of funds managed by affiliates of the Company. Funds managed by affiliates of Goldman Sachs Investment Banking are co-invested with Blackstone and/or its affiliates and have invested in equity interests of funds managed by affiliates of Blackstone. Such funds managed by affiliates of Goldman Sachs Investment Banking may co-invest with, and invest in equity interests of, the Company, Corebridge, Nippon and Blackstone and/or their respective affiliates or funds managed thereby in the future.

In connection with this opinion, we have reviewed, among other things, the Agreement; annual reports to stockholders and Annual Reports on Form 10-K of the Company for the five years ended December 31, 2025 and of Corebridge for the four years ended December 31, 2025; the Registration Statement on Form S-1 of Corebridge, including the prospectus contained therein, as amended, declared effective by the Securities and Exchange Commission on September 14, 2022, relating to the initial public offering of the Corebridge Shares; certain other communications from the Company and Corebridge to their respective stockholders; certain publicly available research analyst reports for the Company and Corebridge; and certain internal financial analyses and forecasts for the Company, certain financial analyses and forecasts for Corebridge and certain financial analyses and forecasts for HoldCo pro forma for the Transaction, in each case, as prepared by the management of the Company and approved for our use by the Company (the “Forecasts”) and certain operating synergies projected by the management of the Company to result from the Transaction, as approved for our use by the Company (the “Synergies”). We have also held discussions with members of the senior managements of the Company and Corebridge regarding their assessment of the strategic rationale for, and the potential benefits

J-2

of, the Transaction and the past and current business operations, financial condition and future prospects of the Company and Corebridge; reviewed the reported price and trading activity for the Shares and the Corebridge Shares; compared certain financial and stock market information for the Company and Corebridge with similar information for certain other companies the securities of which are publicly traded; and performed such other studies and analyses, and considered such other factors, as we deemed appropriate.

For purposes of rendering this opinion, we have, with your consent, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting, actuarial and other information provided to, discussed with or reviewed by, us, without assuming any responsibility for independent verification thereof. In that regard, we have assumed with your consent that the Forecasts and the Synergies have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company. We have not made an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of the Company, Corebridge or HoldCo or any of their respective subsidiaries and we have not been furnished with any such evaluation or appraisal. We are not actuaries and our services did not include any actuarial determination or evaluation by us or any attempt to evaluate actuarial assumptions and we have relied on your actuaries with respect to reserve adequacy. In that regard, we have made no analysis of, and express no opinion as to, the adequacy of the reserves or the embedded value of the Company, Corebridge or HoldCo. We have assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the Company, Corebridge or HoldCo or on the expected benefits of the Transaction in any way meaningful to our analysis. We have assumed that the Transaction will be consummated on the terms set forth in the Agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to our analysis.

Our opinion does not address the underlying business decision of the Company to engage in the Transaction, or the relative merits of the Transaction as compared to any strategic alternatives that may be available to the Company; nor does it address any legal, regulatory, tax or accounting matters. We were not requested to solicit, and did not solicit, interest from other parties with respect to an acquisition of, or other business combination with, the Company or any other alternative transaction. This opinion addresses only the fairness from a financial point of view to the holders (other than Corebridge and its affiliates) of Shares, as of the date hereof and taking into account the Corebridge Merger, of the Company Exchange Ratio pursuant to the Agreement. We do not express any view on, and our opinion does not address, any other term or aspect of the Agreement or Transaction or any term or aspect of any other agreement or instrument contemplated by the Agreement or entered into or amended in connection with the Transaction, including, the fairness of the Transaction to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors, or other constituencies of the Company; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company, Corebridge or HoldCo, or class of such persons, in connection with the Transaction, whether relative to the Company Exchange Ratio pursuant to the Agreement or otherwise. We are not expressing any opinion as to the prices at which the Corebridge Shares, the Shares or the Holdco Shares will trade at any time or, as to the potential effects of volatility in the credit, financial and stock markets on the Company, Corebridge or HoldCo or the Transaction, or as to the impact of the Transaction on the solvency or viability of the Company, Corebridge or HoldCo or the ability of the Company, Corebridge or HoldCo to pay their respective obligations when they come due. Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof and we assume no responsibility for updating, revising or reaffirming this opinion based on circumstances, developments or events occurring after the date hereof. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the Transaction and such opinion does not constitute a recommendation as to how any holder of Shares should vote with respect to such Transaction or any other matter. This opinion has been approved by a fairness committee of Goldman Sachs & Co. LLC.

J-3

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof and taking into account the Corebridge Merger, the Company Exchange Ratio pursuant to the Agreement is fair from a financial point of view to the holders (other than Corebridge and its affiliates) of Shares.

Very truly yours, /s/ Goldman Sachs & Co. LLC
(GOLDMAN SACHS & CO. LLC)

J-4

Part II.

Information Not Required in Prospectus

Item 20. Indemnification of Directors and Officers.

Section 145(a) of the Delaware General Corporation Law provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director or officer, of corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Section 145(b) of the Delaware General Corporation Law provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director or officer of the corporation, against any expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the Court of Chancery or such other court shall deem proper.

Under Section 145(c) of the Delaware General Corporation Law, present and former directors, and certain present and former officers, that have been successful on the merits or otherwise in defense of any action, suit or proceeding referenced in Section 145(a) or 145(b) of the Delaware General Corporation Law, or in defense of any claim, issue or matter therein, are entitled to mandatory indemnification against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Expenses (including attorneys’ fees) incurred by an officer or director of the corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section.

Section 145(e) of the Delaware General Corporation Law permits a corporation pay expenses (including attorneys’ fees) incurred by an officer or director of the corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation.

Section 145(g) of the Delaware General Corporation Law provides, in general, that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against the person in any such capacity, or arising out of the person’s status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of the law. Our certificate of incorporation will provide that, to the fullest extent permitted by applicable law, a director will not be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. In addition, our certificate of incorporation will also provide that we will indemnify each director and officer and may indemnify employees and agents, as determined by our board, to the fullest extent provided by the laws of the State of Delaware. Furthermore, our certificate of incorporation will obligate us to advance expenses (including legal fees and expenses) incurred by our directors and officers in appearing at, participating in or defending any indemnifiable claim, demand, action, suit or proceeding pursuant prior to a final and non-appealable determination that such indemnitee is not entitled to be indemnified upon receipt an undertaking by or on behalf of such indemnitee to repay such amount if it ultimately shall be determined that the indemnitee is not entitled to be indemnified (except that we shall not be obligated to advance any such expenses to an indemnitee in connection with any action, suit or proceeding or part thereof commenced by such indemnitee unless the commencement thereof by such indemnitee was authorized by our board of directors).

The foregoing statements are subject to the detailed provisions of Sections 102 and 145 of the Delaware General Corporation Law and our certificate of incorporation and by-laws.

Section 102(b)(7) of the DGCL allows a corporation to provide in its certificate of incorporation that a director or executive officer of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director or officer breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit or the executive officer in any action by or in the right of the corporation. New Equitable’s certificate of incorporation will provide for this limitation of liability.

Reference is made to Item 22 for our undertakings with respect to indemnification for liabilities arising under the Securities Act.

We currently maintain insurance policies which, within the limits and subject to the terms and conditions thereof, cover certain expenses and liabilities that may be incurred by directors and officers in connection with proceedings that may be brought against them as a result of an act or omission committed or suffered while acting as a director or officer of the registrant.

We are parties to an indemnification agreement with each of our executive officers and directors that provides, in general, that we will indemnify them to the fullest extent permitted by law in connection with their service to us or on our behalf and advance expenses incurred by them in appearing at, participating in or defending any indemnifiable claim, demand, action, suit or proceeding in a manner consistent with the advancement rights provided under our certificate of incorporation.

The registrant has agreed to indemnify and hold harmless, to the fullest extent permitted under applicable law, each present and former director and officer of Corebridge, Equitable or any of their respective subsidiaries or any person who prior to the Effective Time (as defined in the joint proxy statement/prospectus accompanying this registration statement) served at the request of Corebridge or Equitable, as applicable, or any of their respective subsidiaries, as a director or officer of another person in which Corebridge or Equitable or any of its subsidiaries has an equity investment, in each case, when acting in such capacity, against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with, arising out of or otherwise related to any proceeding, in connection with, arising out of or otherwise related to matters existing or occurring at or prior to the Effective Time (as defined in the joint proxy statement/prospectus accompanying this registration statement), whether asserted or claimed prior to, at or after the Effective Time, including in connection with (a) the transactions contemplated by the Merger Agreement and (b) actions to enforce any indemnification or advancement right of any such person. New Equitable and the surviving corporations in the transactions contemplated by the Merger Agreement will advance expenses to each indemnified party as incurred to the fullest extent permitted under applicable law, so long as any person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined by final adjudication that such person is not entitled to indemnification.

In addition, for the six-year period commencing immediately after the Effective Time, all rights to indemnification and exculpation from liabilities for acts, omissions or other matters occurring at or prior to the Effective Time and rights to advancement of related expenses existing at the time of the Merger Agreement in favor of any party eligible for indemnification, exculpation or insurance as provided in the organizational documents of Corebridge or Equitable and their respective subsidiaries, as applicable, and its subsidiaries or any indemnification agreement between such person and Corebridge or Equitable, as applicable, or any of their respective subsidiaries, as applicable, in each case, as in effect on the date of the Merger Agreement, will survive the transactions contemplated by the Merger Agreement unchanged and will not be amended, restated, repealed or otherwise modified in any manner that would adversely affect any right thereunder of any such person, except to the extent required by applicable law. The terms, scope and amount of such insurance coverage will be no less favorable to such individuals than Corebridge and Equitable’s directors’ and officers’ liability insurance policies as in effect on the date of the Merger Agreement.

Item 21. Exhibits and Financial Statement Schedules.

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of March 26, 2026, by and among Equitable Holdings, Inc., Corebridge Financial, Inc., Mountain Holding, Inc., Marcy Holding, Inc. and Palisade Holding, Inc. (attached as Annex A to the joint proxy statement/prospectus forming a part of this registration statement on Form S-4)

3.1**	Certificate of Incorporation of Mountain Holding, Inc.

3.2**	By-laws of Mountain Holding, Inc.

3.3	Form of Amended and Restated Certificate of Incorporation of Mountain Holding, Inc. (attached as Annex B to the joint proxy statement/prospectus forming a part of this registration statement on Form S-4)

3.4	Form of Amended and Restated By-Laws of Mountain Holding, Inc. (attached as Annex C to the joint proxy statement/prospectus forming a part of this registration statement on Form S-4)

3.5**	Second Amended and Restated Certificate of Incorporation of Corebridge Financial, Inc., incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed by Corebridge Financial, Inc. on July 9, 2025

3.6**	Second Amended and Restated By-laws of Corebridge Financial, Inc., incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-8 filed by Corebridge Financial, Inc. on September 15, 2022

3.7**	Third Amended and Restated Certificate of Incorporation of Equitable Holdings, Inc., incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed by Equitable Holdings, Inc. on May 28, 2025

3.8**	Seventh Amended and Restated By-laws of Equitable Holdings, Inc., incorporated by reference to Exhibit 3.3 to the Current Report on Form 8-K filed by Equitable Holdings, Inc. on May 28, 2025

3.9	Form of Certificate of Designations with respect to the Series 1-A Preferred Stock of Mountain Holding, Inc. (attached as Annex D to the joint proxy statement/prospectus forming a part of this registration statement on Form S-4)

3.10	Form of Certificate of Designations with respect to the Series 1-C Preferred Stock of Mountain Holding, Inc. (attached as Annex E to the joint proxy statement/prospectus forming a part of this registration statement on Form S-4)

3.11	Form of Certificate of Designations with respect to the Series 2 Preferred Stock of Mountain Holding, Inc. (attached as Annex F to the joint proxy statement/prospectus forming a part of this registration statement on Form S-4)

Exhibit No.	Description

3.12**	Certificate of Designations with respect to Corebridge Financial, Inc.’s 6.875% Fixed Rate Reset Non-Cumulative Preferred Stock, Series A, dated November 18, 2025, incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed by Corebridge Financial, Inc. on November 18, 2025

3.13**	Certificate of Designations with respect to the Series A Preferred Stock of Equitable Holdings, Inc., dated November 21, 2019, incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed by Equitable Holdings, Inc. on November 21, 2019

3.14**	Certificate of Designations with respect to the Series C Preferred Stock of Equitable Holdings, Inc., dated January 6, 2021, incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed by Equitable Holdings, Inc. on January 6, 2021

4.1**	Indenture, dated April 5, 2022, between Corebridge Financial, Inc. and The Bank of New York Mellon, as Trustee, incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-1 filed by Corebridge Financial, Inc. on May 3, 2022 (File No. 333-263898)

4.2**	Second Supplemental Indenture, dated April 5, 2022, between Corebridge Financial, Inc. and The Bank of New York Mellon, as Trustee, relating to the 2027 Notes, incorporated by reference to Exhibit 4.4 to the Registration Statement on Form S-1 filed by Corebridge Financial, Inc. on May 3, 2022 (File No. 333-263898)

4.3**	Third Supplemental Indenture, dated April 5, 2022, between Corebridge Financial, Inc. and The Bank of New York Mellon, as Trustee, relating to the 2029 Notes, incorporated by reference to Exhibit 4.5 to the Registration Statement on Form S-1 filed by Corebridge Financial, Inc. on May 3, 2022 (File No. 333-263898)

4.4**	Fourth Supplemental Indenture, dated April 5, 2022, between Corebridge Financial, Inc. and The Bank of New York Mellon, as Trustee, relating to the 2032 Notes, incorporated by reference to Exhibit 4.6 to the Registration Statement on Form S-1 filed by Corebridge Financial, Inc. on May 3, 2022 (File No. 333-263898)

4.5**	Fifth Supplemental Indenture, dated April 5, 2022, between Corebridge Financial, Inc. and The Bank of New York Mellon, as Trustee, relating to the 2042 Notes, incorporated by reference to Exhibit 4.7 to the Registration Statement on Form S-1 filed by Corebridge Financial, Inc. on May 3, 2022 (File No. 333-263898)

4.6**	Sixth Supplemental Indenture, dated April 5, 2022, between Corebridge Financial, Inc. and The Bank of New York Mellon, as Trustee, relating to the 2052 Notes, incorporated by reference to Exhibit 4.8 to the Registration Statement on Form S-1 filed by Corebridge Financial, Inc. on May 3, 2022 (File No. 333-263898)

4.7**	Seventh Supplemental Indenture, dated September 15, 2023, between Corebridge Financial, Inc. and The Bank of New York Mellon, as Trustee, relating to the 2033 Notes, incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K filed by Corebridge Financial, Inc. on September 15, 2023

4.8**	Eighth Supplemental Indenture, dated December 8, 2023, between Corebridge Financial, Inc. and The Bank of New York Mellon, as Trustee, relating to the 2034 Notes, incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K filed by Corebridge Financial, Inc. on December 8, 2023

4.9**	Subordinated Indenture, dated August 23, 2022, between Corebridge Financial, Inc. and The Bank of New York Mellon, as Trustee, incorporated by reference to Exhibit 4.8 to the Registration Statement on Form S-1, as amended, filed by Corebridge Financial, Inc. on September 6, 2022 (File No. 333-263898)

Exhibit No.	Description

4.10**

First Supplemental Indenture, dated August 23, 2022, between Corebridge Financial, Inc. and The Bank of New York Mellon, as Trustee, relating to the Hybrid Notes, incorporated by reference to Exhibit 4.9 to the Registration Statement on Form S-1, as amended, filed by Corebridge Financial, Inc. on September 6, 2022 (File No. 333-263898)

4.11**

Second Supplemental Indenture, dated September 12, 2024, between Corebridge Financial, Inc. and The Bank of New York Mellon, as Trustee, incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K filed by Corebridge Financial, Inc. on September 12, 2024

4.12**

Third Supplemental Indenture, dated November 22, 2024, between Corebridge Financial, Inc. and The Bank of New York Mellon, as Trustee, incorporated by reference to Exhibit 4.2 to Corebridge Financial, Inc.’s Current Report on Form 8-K, filed on November 22, 2024

4.13**

Indenture, dated as of December  1, 1993 from AXA Financial, Inc. to The Bank of NY Mellon Trust Company, N.A. (formerly known as Chemical Bank), as Trustee, incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-1 filed by Equitable Holdings, Inc. on April 6, 2018

4.14**

Fourth Supplemental Indenture, dated April  1, 1998, from AXA Financial, Inc. to The Chase Manhattan Bank (formerly known as Chemical Bank), as Trustee, together with forms of global Senior Note and global Senior Indenture, incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-1 filed by Equitable Holdings, Inc. on April 6, 2018

4.15**

Fifth Supplemental Indenture, dated October  1, 2018, among AXA Equitable Holdings, Inc. AXA Financial, Inc. and The Bank of NY Mellon Trust Company, N.A., as Trustee, incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed by Equitable Holdings, Inc. on October 1, 2018

4.16**

Indenture, dated as of April  20, 2018, among AXA Equitable Holdings, Inc., as issuer, Wilmington Saving Fund Society, FSB, as trustee, and Citibank, N.A., as security registrar and paying agent, incorporated by reference to Exhibit 4.4 to the Registration Statement on Form S-1 filed by Equitable Holdings, Inc. on April 23, 2018

4.17**

First Supplemental Indenture, dated as of April 20, 2018, among AXA Equitable Holdings, Inc., as issuer, Wilmington Saving Fund Society, FSB, as trustee, and Citibank, N.A., as security registrar and paying agent, incorporated by reference to Exhibit 4.5 to the Registration Statement on Form S-1 filed by Equitable Holdings, Inc. on April 23, 2018

4.18**

Second Supplemental Indenture, dated as of April 20, 2018, among AXA Equitable Holdings, Inc., as issuer, Wilmington Saving Fund Society, FSB, as trustee, and Citibank, N.A., as security registrar and paying agent, incorporated by reference to Exhibit 4.6 to the Registration Statement on Form S-1 filed by Equitable Holdings, Inc. on April 23, 2018

4.19**

Third Supplemental Indenture, dated as of April 20, 2018, among AXA Equitable Holdings, Inc., as issuer, Wilmington Saving Fund Society, FSB, as trustee, and Citibank, N.A., as security registrar and paying agent, incorporated by reference to Exhibit 4.7 to the Registration Statement on Form S-1 filed by Equitable Holdings, Inc. on April 23, 2018

4.20**

Indenture, dated as of April  5, 2019, between Equitable Holdings, Inc., as issuer, and The Bank of New York Mellon, as trustee, incorporated by reference to Exhibit 4.4 to the Registration Statement on Form S-3ASR filed by Equitable Holdings, Inc. on November 20, 2019

4.21**

Third Supplemental Indenture, dated January  11, 2023, between Equitable Holdings, Inc., as issuer, and The Bank of New York Trust Company, N.A., as trustee, incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed by Equitable Holdings, Inc. on January 11, 2023

Exhibit No.	Description

4.22**	Junior Subordinated Indenture, dated as of September 18, 2024, between Equitable Holdings, Inc. and The Bank of New York Mellon, as trustee, incorporated by reference to Exhibit 4.8 to the Registration Statement on Form S-3 filed by Equitable Holdings, Inc. on September 19, 2024

4.23**	First Supplemental Indenture, dated as of March 26, 2025, by and between Equitable Holdings, Inc., as issuer, and The Bank of New York Mellon, as trustee, incorporated by reference to Exhibit 4.1 of the Current Report on Form 8-K filed by Equitable Holdings Inc. on March 26, 2025

4.24	Form of Registration Rights Agreement by and between Mountain Holding, Inc. and Nippon Life Insurance Company (attached as Schedule C to Annex G to the joint proxy statement/prospectus forming a part of this registration statement on Form S-4)

5.1	Legality Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

8.1	Form of Tax Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

8.2	Form of Tax Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP

10.1**	Revolving Credit Agreement, dated as of March 26, 2025, among Corebridge Financial, Inc., the Subsidiary Borrowers party thereto, the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the Several L/C Agent party thereto, incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by Corebridge Financial, Inc. on March 27, 2025

10.2**	Revolving Credit Agreement, dated as of July 29, 2025, by and between Equitable Holdings, Inc., the Subsidiary Account Parties thereto, the banks party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent, incorporated by reference to Exhibit 1.1 of the Current Report on Form 8-K filed by Equitable Holdings, Inc. on July 30, 2025

10.3**	Reimbursement Agreement, dated as of August 25, 2025, by and between Equitable Holdings, Inc. and Commerzbank AG, New York Branch, incorporated by reference to Exhibit 10.1 of the Quarterly Report on Form 10-Q filed by Equitable Holdings, Inc. on November 7, 2025

10.4**	Reimbursement Agreement, dated as of August 25, 2025, by and between Equitable Holdings, Inc. and MUFG Bank, Ltd., incorporated by reference to Exhibit 10.2 of the Quarterly Report on Form 10-Q filed by Equitable Holdings, Inc. on November 7, 2025

10.5*	Voting and Support Agreement, dated April 8, 2026, by and among Corebridge Financial, Inc., Equitable Holdings, Inc. and Nippon Life Insurance Company (attached as Annex G to the joint proxy statement/prospectus forming a part of this registration statement on Form S-4)

10.6*	Form of Stockholder’s Agreement by and between Mountain Holding, Inc. and Nippon Life Insurance Company (included as Schedule B to Exhibit 10.5 hereto)

21.1**	Subsidiaries of Mountain Holding, Inc.

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)

23.2	Form of Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 8.1)

23.3	Form of Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibit 8.2)

23.4	Consent of PricewaterhouseCoopers, LLP, independent registered public accounting firm of Corebridge Financial, Inc.

23.5	Consent of PricewaterhouseCoopers, LLP, independent registered public accounting firm of Equitable Holdings, Inc.

99.1	Consent of Morgan Stanley & Co. LLC

99.2	Consent of Goldman Sachs & Co. LLC

Exhibit No.	Description

99.3	Form of Proxy Card for Corebridge Special Meeting

99.4	Form of Proxy Card for Equitable Special Meeting

107**	Filing Fee Table

*

Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Item 601(a)(5) or Item 601(b)(2) of Regulation S-K. The registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

**	Previously filed.

Item 22. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

•	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

•

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

•

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

•	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

•	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

•

the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

•	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)

The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(8)

The registrant undertakes that every prospectus (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(9)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(10)	The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(11)

The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, State of Texas, on June 15, 2026.

MOUNTAIN HOLDING, INC.

By:	/s/ Polly Klane
Name:	Polly Klane
Title:	President and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Polly Klane Polly Klane	President and Director (Principal Executive Officer)	June 15, 2026

/s/ Chrisopher Filiaggi Christopher Filiaggi	Treasurer (Principal Financial and Accounting Officer)	June 15, 2026

/s/ Marc Costantini Marc Costantini	Director	June 15, 2026